Exhibit 10.18

MASTER SERVICES AGREEMENT

BETWEEN

THE GAP, INC.

AND

INTERNATIONAL BUSINESS MACHINES CORPORATION

DATED: JANUARY 13, 2006

This document contains confidential and proprietary information of The Gap, Inc. Except with the express prior written permission of The Gap, Inc., this document and the information contained herein may not be published, disclosed, or used for any other purpose.

1.	Definitions		2
	1.1	“Acceptance Test” and “Acceptance Tests”	2
	1.2	“Additional Resource Charge” or “ARC”	2
	1.3	“Affected Employees”	2
	1.4	“Affiliate”	2
	1.5	“Aggregated Service(s)”	2
	1.6	“Aggregate Withhold Amount”	3
	1.7	“Agreement”	3
	1.8	“Annual Services Charge”	3
	1.9	“Applications”	3
	1.10	“Approve” or “Approval”	3
	1.11	“Approved Reassignments”	3
	1.12	“Authorized Users”	3
	1.13	“Benchmark”	4
	1.14	“Benchmarker”	4
	1.15	“Benchmarking”	4
	1.16	“Best Practices”	4
	1.17	“Business Day(s)”	4
	1.18	“Business Objectives”	4
	1.19	“CAS”	4
	1.20	“Change”	4
	1.21	“Change Control Procedures”	4
	1.22	“Charges”	5
	1.23	“Consents”	5
	1.24	“Contract Year”	5
	1.25	“Damage Limit”	5
	1.26	“Data Center”	5
	1.27	“Days”	5
	1.28	“Deficiencies”	5
	1.29	“Deliverable”	5
	1.30	“Disabling Device(s)”	6
	1.31	“Disclosing Party”	6
	1.32	“Documentation”	6
	1.33	“Egregious Act Damage”	6
	1.34	“Egregious Acts”	6
	1.35	“Embedded Supplier Proprietary Documentation”	6
	1.36	“Embedded Supplier Proprietary Intellectual Property”	6
	1.37	“Embedded Supplier Proprietary Software”	7
	1.38	“Embedded Supplier Third Party Documentation”	7
	1.39	“Embedded Supplier Third Party Intellectual Property”	7
	1.40	“Embedded Supplier Third Party Software”	7
	1.41	“Employment Claim(s)”	7

Gap Confidential and Proprietary Information

i

1.42	“Equipment”	7
1.43	“Excluded Fields”	8
1.44	“Extended Term”	8
1.45	“Extraordinary Event”	8
1.46	“Finally Determined”	8
1.47	“Full-Time”	8
1.48	“Functional Service Area”	8
1.49	“Functional Service Area Statement(s) of Work”	8
1.50	“Gap”	9
1.51	“Gap Base Case”	9
1.52	“Gap Custom Documentation”	9
1.53	“Gap Custom Intellectual Property”	9
1.54	“Gap Custom Software”	9
1.55	“Gap Data”	9
1.56	“Gap Data Center”	10
1.57	“Gap Delay Claim”	10
1.58	“Gap Documentation”	10
1.59	“Gap Equipment”	10
1.60	“Gap Infrastructure Partnership Executive”	10
1.61	“Gap Infringement Claim(s)”	10
1.62	“Gap Infringement Exclusions”	10
1.63	“Gap Infringement Trigger”	10
1.64	“Gap Initiated Policy Change”	11
1.65	“Gap Intellectual Property”	11
1.66	“Gap IT Environment”	11
1.67	“Gap Licensed Property”	11
1.68	“Gap Modified Documentation”	11
1.69	“Gap Modified Intellectual Property”	11
1.70	“Gap Modified Software”	11
1.71	“Gap Owned Intellectual Capital”	11
1.72	“Gap Policies and Procedures”	12
1.73	“Gap Proprietary Documentation”	12
1.74	“Gap Proprietary Intellectual Property”	12
1.75	“Gap Proprietary Software”	12
1.76	“Gap Regulatory Requirements”	12
1.77	“Gap Service Locations”	12
1.78	“Gap Sites”	12
1.79	“Gap Software”	13
1.80	“Gap Systems”	13
1.81	“Gap Third Party Claim(s)”	13
1.82	“Gap Third Party Documentation”	13
1.83	“Gap Third Party Intellectual Property”	13
1.84	“Gap Third Party Software”	13
1.85	“Gap Third Party Vendor”	13

Gap Confidential and Proprietary Information

1.86	“Generally Available”	13
1.87	“GID”	14
1.88	“HIPAA”	14
1.89	“HVAC”	14
1.90	“Implementation Agreement(s)”	14
1.91	“Including”	14
1.92	“Income Tax”	14
1.93	“Initial Term”	14
1.94	“Initiation Date”	14
1.95	“insource”	15
1.96	“Intellectual Property”	15
1.97	“Interface(s)”	15
1.98	“*”	15
1.99	“Managed Strategic Supplier”	15
1.100	“Material Move”	15
1.101	“Migrated Service(s)”	16
1.102	“Monthly Baseline”	16
1.103	“Monthly Performance Review”	16
1.104	“Moral Rights”	16
1.105	“New Services”	16
1.106	“New Sourcing Line(s)”	16
1.107	“Non-Recurring Initiatives”	16
1.108	“Non-Referral Quarter”	16
1.109	“Notice of Failure”	17
1.110	“Object Code”	17
1.111	“Open Source Software”	17
1.112	“Parties” or “Party”	17
1.113	“Permitted Auditors”	17
1.114	“PHI”	17
1.115	“Primary Event”	17
1.116	“Procedures Manual”	17
1.117	“Project”	18
1.118	“Proprietary or Confidential Information”	18
1.119	“Provisioned”	18
1.120	“Quarterly Executive Meetings”	18
1.121	“Receiving Party”	18
1.122	“Reduced Resource Credit” or “RRC”	18
1.123	“Reference Date”	18
1.124	“Refresh”	18
1.125	“Release”	19
1.126	“Residual Knowledge”	19
1.127	“Resource Baseline”	19
1.128	“Resource Charge”	19
1.129	“Resource Unit”	19

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

1.130	“Revisions”	19
1.131	“Sarbanes-Oxley Reporting Requirements and Process”	19
1.132	“Service Levels”	19
1.133	“Service Level Agreement(s)”	19
1.134	“Service Locations”	20
1.135	“Service Taxes”	20
1.136	“Services”	20
1.137	“Shared Subcontractors”	21
1.138	“Software”	21
1.139	“Source Materials”	21
1.140	“Specifications”	21
1.141	“Statement(s) of Work”	21
1.142	“Stranded Costs”	21
1.143	“Subcontractor”	22
1.144	“Supplier”	22
1.145	“Supplier Assumed”	22
1.146	“Supplier Data Center”	22
1.147	“Supplier Documentation”	22
1.148	“Supplier Embedded Items”	23
1.149	“Supplier Equipment”	23
1.150	“Supplier Infringement Claims”	23
1.151	“Supplier Infringement Exclusions”	23
1.152	“Supplier Infringement Trigger”	23
1.153	“Supplier Intellectual Property”	23
1.154	“Supplier Key Employee”	23
1.155	“Supplier Modified Documentation”	23
1.156	“Supplier Modified Intellectual Property”	24
1.157	“Supplier Modified Items”	24
1.158	“Supplier Modified Software”	24
1.159	“Supplier’s Outsourcing Relationship Executive”	25
1.160	“Supplier Personnel”	25
1.161	“Supplier Proprietary Documentation”	25
1.162	“Supplier Proprietary Intellectual Property”	25
1.163	“Supplier Proprietary Software”	25
1.164	“Supplier Reference Intellectual Property”	25
1.165	“Supplier Regulatory Requirements”	26
1.166	“Supplier Service Locations”	26
1.167	“Supplier Shared Service Center”	26
1.168	“Supplier Software”	26
1.169	“Supplier Systems”	26
1.170	“Supplier Third Party Claim(s)”	26
1.171	“Supplier’s Remedial Acts”	26
1.172	“Supplier Third Party Documentation”	26
1.173	“Supplier Third Party Intellectual Property”	27

Gap Confidential and Proprietary Information

	1.174	“Supplier Third Party Software”	27
	1.175	“Supplier Tools”	27
	1.176	“Technology Change”	27
	1.177	“Term”	27
	1.178	“Termination Assistance Services”	27
	1.179	“Termination Transition Period”	27
	1.180	“Termination Transition Plan”	28
	1.181	“Third Party Service(s)”	28
	1.182	“Third Party Vendor”	28
	1.183	“third source”	28
	1.184	“Transition”	28
	1.185	“Transition Period”	28
	1.186	“Transitioned Employees”	28
	1.187	“Transition-In Plan” or “Transition Plan”	28
	1.188	“UPS”	29
	1.189	“Update”	29
	1.190	“VAT Taxes”	29
	1.191	“Version”	29
	1.192	“Virus(es)”	29

2.	Term		29
	2.1	Initial Term	29
	2.2	Options to Extend	30
	2.3	Fees During Extended Term	30

3.	Services		30
	3.1	Services	30
	3.2	Changes in Policies and Procedures	30
	3.3	Documentation	31
	3.4	Managed Network Services	31
	3.5	Cross Functional Services	31
	3.6	End User Support Services	32
	3.7	RESERVED	32
	3.8	Server Services	32
	3.9	Store Services	32
	3.10	Transition-In	32
	3.11	Equipment	33
	3.12	Replacement Services	33
	3.13	Technology Refresh Services	33
	3.14	Software Services	34
	3.15	Licenses and Permits	34
	3.16	Knowledge Transfer and Best Practices	34
	3.17	Strategic / Business Planning and Process Implementation	35
	3.18	Budgeting Services	35

Gap Confidential and Proprietary Information

v

	3.19	Reporting Services	35
	3.20	Data Protection and Privacy	36
	3.21	New Services	36

4.	Single Relationship Agreement		37

5.	Implementation Agreements		37
	5.1	Execution	37
	5.2	Order of Precedence	38
	5.3	Terms and Conditions	38
	5.4	Parental Guarantee	39
6.	Unapproved Work		39
	6.1	Gap Approval	39
	6.2	Right to Reject	40
	6.3	Failure to Obtain Approval	40
7.	Service Levels		41
	7.1	Service Level Agreements	41
	7.2	Reports	41
	7.3	Root-Cause Analysis and Resolution	41
	7.4	Cost and Efficiency Reviews	41
8.	Benchmarking		42
	8.1	Benchmarking Process	42
	8.2	Benchmark Adjustments	44

9.	Strategic Relationship Management		45
	9.1	Definitions	45
	9.2	Managed Strategic Supplier Services	45
	9.3	Appointment as Limited Agent	47
	9.4	Lease Management	47

10.	Service Locations		48
	10.1	Service Locations	48
	10.2	Shared Environment	48
	10.3	Safety Procedures	49
	10.4	Security Procedures	49
	10.5	Access To Gap Sites	51
	10.6	Furniture, Fixtures and Equipment	51
	10.7	Gap’s Responsibilities Regarding Utilities	51
	10.8	Supplier’s Responsibilities Regarding Facilities	52
	10.9	Physical Security	52
	10.10	Employee Services	52
	10.11	Use of Gap Sites	52

Gap Confidential and Proprietary Information

	10.12	Damage to Gap Facilities, Buildings, or Grounds	53
	10.13	Use of Supplier Service Locations	53

11.	Data Backup and Disaster Plan		54
	11.1	Data Backup	54
	11.2	Disaster Plan	54
	11.3	Disaster Avoidance	54
	11.4	Disaster Recovery	55
	11.5	Public Telecommunications Facilities	55

12.	Communications Systems and Access to Information		55

13.	Non-Exclusive Relationship		56
	13.1	Non-Exclusivity	56
	13.2	Multi-Vendor Environment	57

14.	Human Resources		57

15.	Statements of Work		57

16.	Gap Authorized User Satisfaction		57
	16.1	Baseline Gap Authorized User Satisfaction Survey	57
	16.2	Gap Authorized User Satisfaction Survey	58

17.	Gap Responsibilities		58
	17.1	Obligations	58
	17.2	Interfering Acts	58
	17.3	Strategic Control	59

18.	Services Team		59
	18.1	Supplier Outsourcing Relationship Executive	59
	18.2	Supplier Key Employees	60
	18.3	Conduct of Supplier Personnel	60
	18.4	Substance Abuse	61
	18.5	Union Agreements and WARN Act	62

19.	Management And Control		62
	19.1	Governance	62
	19.2	Meetings	62
	19.3	Gap Policies and Procedures	63
	19.4	Change Control Procedures	63
	19.5	Gap Infrastructure Partnership Executive	64
	19.6	Gap Personnel	64

20.	Data and Reports		65
	20.1	Provision of Data	65

Gap Confidential and Proprietary Information

	20.2	Ownership of Gap Data	65
	20.3	Correction of Errors	65
	20.4	Return of Data	65
	20.5	Reports	65
	20.6	Safeguarding Client Data	66
	20.7	Data Retention	66

21.	Consents		66
	21.1	Obtaining Consents	66
	21.2	Consent Remedy	66
	21.3	Assignment of Existing Agreements	67

22.	Software, Documentation and Intellectual Property		67
	22.1	Gap Licenses to Supplier	67
	22.2	Gap Owned Intellectual Capital	68
	22.3	Joint Patent and Patent License Rights	70
	22.4	Supplier Embedded Items and Supplier Modified Items	71
	22.5	Supplier Proprietary Software and Supplier Third Party Software	72
	22.6	Supplier Proprietary Documentation and Supplier Third Party Documentation	72
	22.7	Supplier Proprietary Intellectual Property and Supplier Third Party Intellectual Property	73
	22.8	Supplier Reference Intellectual Property	73
	22.9	License Restriction	73
	22.10	Works Made For Hire	73

23.	Authority to License, Quiet Enjoyment, Proprietary Rights and Indemnity		74
	23.1	Authority to License and Non-Infringement	74
	23.2	Quiet Enjoyment	75
	23.3	Supplier’s Proprietary Rights Indemnity	75
	23.4	Gap’s Proprietary Rights Indemnity	78
	23.5	Conditions to Indemnity Obligations	80
	23.6	*	80

24.	Documentation		81

25.	Installation and Acceptance Tests		81
	25.1	General	81
	25.2	Installation Tests	81
	25.3	Additional Testing	82
	25.4	Failed Acceptance Testing	82

26.	Pricing		83
	26.1	General	83
	26.2	Non-Recurring Initiative Pricing	83

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

	26.3	Cost of Living Adjustment	83
	26.4	All Fees Stated	84
	26.5	Taxes	84
	26.6	Payment Does Not Imply Approval	87
	26.7	Withhold Remedy	87
	26.8	Technology Changes	88

27.	Invoices and Payments		88
	27.1	General	88
	27.2	Invoice Summary	89
	27.3	Billing Adjustments	90
	27.4	Billing Disputes And Reports	90

28.	Limitations of Liability and Damages		91
	28.1	Damage Recovery Exclusion	91
	28.2	Limitation of Liability Amount	91
	28.3	Exclusions	91
	28.4	Egregious Acts	92
	28.5	Direct Damages	93

29.	Representations, Warranties, and Covenants		94
	29.1	General	94
	29.2	Performance Warranty	94
	29.3	Service	94
	29.4	Litigation Warranty	94
	29.5	Licensed Users and Rights to Use Software	94
	29.6	Support Not to be Withheld	95
	29.7	Assignment of Warranties	95
	29.8	Viruses	95
	29.9	Disabling Devices	96
	29.10	Insurance Premiums	96
	29.11	Compliance with Laws	96
	29.12	Changes in Law and Regulations	97
	29.13	Inducements	97
	29.14	Technical Architecture and Product Standards	97
	29.15	Open Source Warranty	97
	29.16	Representations and Warranties Throughout Agreement	98
	29.17	Warranty Disclaimer	98

30.	Remedy Waiver		98

31.	Internal Dispute Resolution		99
	31.1	Intent	99
	31.2	Informal Resolution	99
	31.3	Fact Finding Report	99

Gap Confidential and Proprietary Information

	31.4	Dispute Resolution Mandatory	100
	31.5	Applicability To Disputes With Suppliers Other than Supplier	100

32.	[Reserved]		100

33.	Termination		100
	33.1	Change of Control	100
	33.2	Termination for Cause by Gap	101
	33.3	Termination for Cause by Supplier	101
	33.4	Termination for Insolvency	101
	33.5	Termination for Failure to Implement Benchmark Adjustments	102
	33.6	Termination for Convenience	102
	33.7	Termination Assistance	102
	33.8	Payment of Fees	102
	33.9	Cumulative Remedies	103

34.	Termination/Expiration Assistance Services		103
	34.1	Termination/Expiration Transition Plan	103
	34.2	Performance of Services	103
	34.3	Termination Transition Period	104
	34.4	Transition Services	105

35.	Insurance and Indemnity		107
	35.1	Required Insurance Coverage	107
	35.2	Claims Made Coverages	108
	35.3	Certificates Of Insurance	108
	35.4	Subcontractors To Be Insured	109
	35.5	Cancellation Or Lapse Of Insurance	109
	35.6	Other Insurance Requirements	110
	35.7	General Indemnity	110
	35.8	Damage to Gap Facilities, Buildings, or Grounds	112
	35.9	Indemnities Throughout Agreement	113

36.	Confidentiality		113
	36.1	Definition of Proprietary or Confidential Information	113
	36.2	Exclusions	113
	36.3	Non-Disclosure and Non-Use	114
	36.4	Treatment of Gap Data	115
	36.5	Compelled Disclosures	115
	36.6	Return of Proprietary or Confidential Information	116
	36.7	Solicitation of Gap Customers	116
	36.8	Nonexclusive Equitable Remedy	116
	36.9	Residual Knowledge	117

Gap Confidential and Proprietary Information

x

37.	Audit, Inspection, and Examination of Records		117
	37.1	Maintenance of Books and Records	117
	37.2	Audits Authorized by Gap	117
	37.3	Audit Settlements	118
	37.4	Internal Audits	119

38.	Bankruptcy and Liquidation		120

39.	Assignment and Merger		121
	39.1	Assignment	121
	39.2	Separation	121
	39.3	Acquisitions and Mergers by Gap	122

40.	Extraordinary Events		122
	40.1	Defined	122
	40.2	Extraordinary Event Pricing	123

41.	Use of Reduced Resource Credits		123
	41.1	Business Impacts	123
	41.2	Third Source and Insource Limits on RRCs	123
	41.3	RRCs To Include IT Tower Pricing	124

42.	Amendment of Agreement		124

43.	Waiver		124

44.	Independent Contractor		124

45.	Subcontractors		125
	45.1	Approval Required	125
	45.2	Request for Approval	125
	45.3	Review of Request	126
	45.4	Supplier Obligations Remain Unchanged	126
	45.5	Approval of Subcontractor Personnel/Termination	126

46.	Interpretation of Agreement		126
	46.1	Conflict Between Agreement and Exhibits	126
	46.2	Choice of Law	127
	46.3	Venue and Jurisdiction	127
	46.4	Agreement Drafted by All Parties	128
	46.5	Terminology	128
	46.6	Section Headings	128
	46.7	Counterparts	128
	46.8	Appointment of Agent for Service of Process	128

Gap Confidential and Proprietary Information

47.	Notices		129

48.	Entire Agreement		130

49.	Severability		130

50.	Electronic Transfer of Intellectual Property		130

51.	Force Majeure		130

52.	Liens		131

53.	Demonstrations and Promotions		131
	53.1	Promotions Referring to Gap	131
	53.2	Demonstration and Promotions Not Warranties	131
	53.3	*	132

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

MASTER SERVICES AGREEMENT

This Master Services Agreement, dated for reference purposes as of January 13, 2006 (“Reference Date”), is entered into between The Gap, Inc., a Delaware corporation, and International Business Machines Corporation, a New York corporation.

RECITALS

A.	Gap desires to contract with Supplier, and Supplier desires to contract with Gap, to provide the Services (as defined below) in accordance with the Service Levels (as defined below), the Business Objectives (as defined below), and the other requirements of this Agreement.

B.	Gap’s strategic and business objectives, to be accomplished through this Agreement, include: (1) implementing the standardized, strategic architecture as quickly as possible without major disruption to Gap’s business; (2) obtaining a dramatic reduction in Gap’s overall operating expense to reduce Gap’s total cost of ownership; (3) improving deployment of new Authorized User (as defined below) equipment; (4) reducing downtime to Authorized Users; (5) supporting the old and new Gap IT infrastructures during migration; (6) receiving reliable & flexible Services from Supplier; (7) obtaining an end state that results in a best-in-class solution for all aspects of Gap’s IT infrastructure; (8) dramatically reducing complexity as compared to Gap’s current IT infrastructure; (9) improving overall management of Gap’s IT infrastructure; (10) achieving flexibility to quickly expand and contract the Services and the Gap IT infrastructure to meet Gap’s business requirements, address changes in the global marketplace, and/or facilitate moving toward a strategic architecture; (11) creating an IT infrastructure which allows Gap IT to instantly react to business requests for functionality without requiring the time and expense of implementing a totally new IT environment for each request (e.g., functionality, capacity, or reduction on demand); (12) defining and implementing key statistics, metrics, and monitoring for the Gap IT infrastructure to facilitate proactive IT management rather than reactive IT management; (13) Gap retention of overall strategic responsibility for the IT infrastructure; (14) Supplier’s compliance with Gap’s Policies and Procedures (as defined below), including Gap’s IT delivery model; (15) obtaining highly-motivated Supplier Personnel (as defined below) that will provide high-quality services at a competitive cost; (16) utilizing Gap strategic business partner’s products within the Gap IT infrastructure; (17) increasing the level of customer service and satisfaction; (18) compliance with the Sarbanes-Oxley Corporate Reform Act and Gap’s Sarbanes-Oxley Reporting Requirements and Process (as defined in Section 1.131 below); and (19) proactive management of the Services to improve overall business value, performance, availability, and reliability ((1) – (19) are collectively referred to herein as the “Business Objectives”).

C.	Both Parties acknowledge that a principal objective of Gap in entering into this Agreement is to insure that the Services enable Gap to achieve the Business Objectives stated above.

D.	The Parties also intend for this Agreement to provide a contractual infrastructure to facilitate the acquisition of new sourcing service lines by Gap from Supplier such as logistics and supply chain management, supply chain applications, and human resources support; it being understood that Gap’s decisions to introduce such services and which supplier it will utilize are in its sole discretion.

AGREEMENT

In consideration of the foregoing Recitals (which are incorporated herein) and the mutual covenants and agreements contained herein, the Parties hereto agree as follows:

1.	Definitions

The following terms, when used in this Agreement, shall have the following meanings:

1.1	“Acceptance Test” and “Acceptance Tests”

“Acceptance Test” and “Acceptance Tests” shall have the meaning specified in Section 25.3 (Additional Testing).

1.2	“Additional Resource Charge” or “ARC”

“Additional Resource Charge” or “ARC” shall have the meaning specified in Exhibit C (Fees and Resource Baselines).

1.3	“Affected Employees”

“Affected Employees” shall have the meaning specified in Exhibit H (Human Resources).

1.4	“Affiliate”

“Affiliate” as to Supplier or Gap, shall mean any corporation, partnership, limited liability company, or other domestic or foreign entity (a) of which a controlling interest is owned directly or indirectly by a Party, or (b) controlled by, or under common control with, a Party.

1.5	“Aggregated Service(s)”

“Aggregated Service(s)” shall have the meaning specified in Section 8.1A (Benchmarking Process).

Gap Confidential and Proprietary Information

1.6	“Aggregate Withhold Amount”

“Aggregate Withhold Amount” shall have the meaning specified in Section 26.7 (Withhold Remedy).

1.7	“Agreement”

“Agreement” shall mean this Master Services Agreement, together with the Exhibits, Schedules, Documentation, future Gap-Approved Statements of Work, and all other materials incorporated herein by reference.

1.8	“Annual Services Charge”

“Annual Services Charge” shall have the meaning specified in Exhibit C (Fees and Resource Baselines).

1.9	“Applications”

“Applications” shall mean those items of Software owned, licensed, leased, or otherwise obtained by Gap as are identified in Exhibit D.8 (Existing Agreements) as amended from time to time by Gap in its sole discretion. All Applications shall be implemented in accordance with Section 19.4 (Change Control Procedures) of the Agreement.

1.10	“Approve” or “Approval”

“Approve” or “Approval” shall mean (1) the written authorization by Gap’s Chief Information Officer (or his or her designee) or the Gap Infrastructure Partnership Executive (or his or her designee) for any consent, authorization, amendment, and/or other approval required from Gap under this Agreement, and (2) with respect to any consent, authorization, amendment, and/or approval requiring the authorization of payment, or imposing an obligation on Gap for any fees, costs, or other expenses, the written authorization of the applicable Gap Infrastructure Partnership Executive.

1.11	“Approved Reassignments”

“Approved Reassignments” shall have the meaning specified in Section 18.1 (Supplier Outsourcing Relationship Executive).

1.12	“Authorized Users”

“Authorized Users” shall mean any individual or entity authorized by Gap to use the Services under this Agreement, whether on-site or accessing remotely.

Gap Confidential and Proprietary Information

1.13	“Benchmark”

“Benchmark” shall have the meaning specified in Section 8.1D (Benchmarking Process).

1.14	“Benchmarker”

“Benchmarker” shall have the meaning specified in Section 8.1A (Benchmarking Process).

1.15	“Benchmarking”

“Benchmarking” shall have the meaning specified in Section 8.1D (Benchmarking Process).

1.16	“Best Practices”

“Best Practices” shall mean (whether or not capitalized) established procedures or processes developed or used by Supplier, utilizing its accumulated knowledge as a world class technology service provider, to deliver Services in a high quality, effective and efficient manner.

1.17	“Business Day(s)”

“Business Day(s)” shall mean Gap’s designated business days for Gap or the Gap Affiliate in the specific country in which the Services are being provided by Supplier.

1.18	“Business Objectives”

“Business Objectives” shall have the meaning specified in the Recitals.

1.19	“CAS”

“CAS” shall have the meaning specified in Section 10.4G (Security Procedures).

1.20	“Change”

“Change” shall have the meaning specified in Exhibit A.1 (Glossary).

1.21	“Change Control Procedures”

“Change Control Procedures” shall have the meaning specified in Section 19.4 (Change Control Procedures).

Gap Confidential and Proprietary Information

1.22	“Charges”

“Charges” shall have the meaning specified in Exhibit C (Fees and Resource Baselines)

1.23	“Consents”

“Consents” shall have the meaning specified in Section 21.1 (Obtaining Consents).

1.24	“Contract Year”

“Contract Year” shall have the meaning specified in Exhibit C (Fees and Resource Baselines).

1.25	“Damage Limit”

“Damage Limit” shall have the meaning specified in Section 28.2 (Limitation of Liability Amount).

1.26	“Data Center”

“Data Center” shall mean Supplier Data Center(s) and the Gap Data Center(s).

1.27	“Days”

“Days” shall mean (whether or not capitalized) calendar days.

1.28	“Deficiencies”

“Deficiencies” or “Deficiency” shall mean and include: (1) defect(s) in design, materials, services, or workmanship; (2) Incidents (as defined in Exhibit A.1 (Glossary to the Statements of Work)) and Problems (as defined in Exhibit A.1 (Glossary to the Statements of Work)); and (3) error(s), omission(s),or deviation(s) from any of the Specifications which result in the Services not performing, or the Services not being performed, in accordance with the provisions of this Agreement.

1.29	“Deliverable”

“Deliverable” shall mean (whether or not capitalized) an item and/or a service to be provided by Supplier under this Agreement identified as a deliverable in a Statement of Work, Exhibit, or Schedule.

Gap Confidential and Proprietary Information

1.30	“Disabling Device(s)”

“Disabling Device(s)” shall have the meaning specified in Section 29.9 (Disabling Devices).

1.31	“Disclosing Party”

“Disclosing Party” shall have the meaning specified in Section 36.2 (Exclusions).

1.32	“Documentation”

“Documentation” shall mean all written or electronic policies and procedures relating to Services, training course materials (including computer-based training programs or modules), technical manuals, logical and physical designs, application overviews, functional diagrams, data models, production job run documents, specifications, reports, or other written materials used to provide Services under this Agreement or developed under this Agreement (as to each, whether in hard or soft copy).

1.33	“Egregious Act Damage”

“Egregious Act Damage” shall have the meaning specified in Section 28.4 (Egregious Acts).

1.34	“Egregious Acts”

“Egregious Acts” shall have the meaning specified in Section 28.4 (Egregious Acts).

1.35	“Embedded Supplier Proprietary Documentation”

“Embedded Supplier Proprietary Documentation” shall mean all Documentation: (1) developed or otherwise acquired and owned by Supplier, or (2) developed by a third party for, and owned by Supplier, to the extent embedded or incorporated by Supplier into a Deliverable, the Gap Intellectual Property, the Gap Software, or the Gap Documentation during the Term pursuant to performance of the Services.

1.36	“Embedded Supplier Proprietary Intellectual Property”

“Embedded Supplier Proprietary Intellectual Property” shall mean all Intellectual Property: (1) developed or otherwise acquired and owned by Supplier, or (2) developed by a third party for, and owned by Supplier, to the extent embedded or incorporated by Supplier into a Deliverable, the Gap Intellectual Property, the Gap Software, or the Gap Documentation during the Term pursuant to performance of the Services.

Gap Confidential and Proprietary Information

1.37	“Embedded Supplier Proprietary Software”

“Embedded Supplier Proprietary Software” shall mean Software and related Documentation: (1) developed or otherwise acquired and owned by Supplier, or (2) developed by a third party for, and owned by Supplier, to the extent embedded or incorporated by Supplier into a Deliverable, the Gap Intellectual Property, the Gap Software, or the Gap Documentation during the Term pursuant to performance of the Services.

1.38	“Embedded Supplier Third Party Documentation”

“Embedded Supplier Third Party Documentation” shall mean all Documentation (excluding any and all such Documentation that is Generally Available and/or provided with Software that is Generally Available) licensed, leased, or otherwise obtained (unless it is otherwise Provisioned by Supplier for Gap, in which case it will be deemed Gap Documentation) from a Third Party Vendor by Supplier to the extent embedded or incorporated by Supplier into a Deliverable, the Gap Intellectual Property, the Gap Software, or the Gap Documentation during the Term pursuant to performance of the Services.

1.39	“Embedded Supplier Third Party Intellectual Property”

“Embedded Supplier Third Party Intellectual Property” shall mean Intellectual Property (excluding any and all such Intellectual Property that is Generally Available) licensed, leased, or otherwise obtained (unless it is otherwise Provisioned by Supplier for Gap, in which case it will be deemed Gap Intellectual Property) from a Third Party Vendor by Supplier to the extent embedded or incorporated by Supplier into a Deliverable, the Gap Intellectual Property, the Gap Software, or the Gap Documentation during the Term pursuant to performance of the Services.

1.40	“Embedded Supplier Third Party Software”

“Embedded Supplier Third Party Software” shall mean all Software (excluding any and all such Software that is Generally Available) licensed, leased, or otherwise obtained (unless it is otherwise Provisioned by Supplier for Gap, in which case it will be deemed Gap Software) from a Third Party Vendor by Supplier to the extent embedded or incorporated by Supplier into a Deliverable, the Gap Intellectual Property, the Gap Software, or the Gap Documentation during the Term pursuant to performance of the Services.

1.41	“Employment Claim(s)”

“Employment Claim(s)” shall have the meaning specified in Section 44 (Independent Contractor).

1.42	“Equipment”

“Equipment” shall mean the Gap Equipment and Supplier Equipment.

Gap Confidential and Proprietary Information

1.43	“Excluded Fields”

“Excluded Fields” shall have the meaning specified in Section 22.3C (Joint Patent and Patent License Rights).

1.44	“Extended Term”

“Extended Term” shall have the meaning specified in Section 2.2 (Options to Extend).

1.45	“Extraordinary Event”

“Extraordinary Event” shall have the meaning specified in Section 40.1 (Defined).

1.46	“Finally Determined”

“Finally Determined” shall mean when a claim or dispute has been finally determined by a court of competent jurisdiction, arbitration, mediation, or other agreed-upon governing party.

1.47	“Full-Time”

“Full-Time” shall mean a forty (40) hour work week providing services solely and exclusively for Gap.

1.48	“Functional Service Area”

“Functional Service Area” shall mean a reference to the aggregation of Services and Deliverables to be performed pursuant to a Functional Service Area Statement of Work.

1.49	“Functional Service Area Statement(s) of Work”

“Functional Service Area Statement(s) of Work” shall mean the following statements of work: Cross Functional Services Statement of Work attached hereto as Exhibit A.2 (as amended from time to time in accordance with this Agreement); Store Services Statement of Work attached hereto as Exhibit A.3 (as amended from time to time in accordance with this Agreement); End User Support Services Statement of Work attached hereto as Exhibit A.4 (as amended from time to time in accordance with this Agreement); Managed Network Services Statement of Work attached hereto as Exhibit A.5 (as amended from time to time in accordance with this Agreement); and Server Services Statement of Work attached hereto as Exhibit A.6 (as amended from time to time in accordance with this Agreement). Whether provided in a Statement of Work or not, the Glossary to the Statements of Work attached hereto as Exhibit A.1 shall be incorporated into the above-mentioned Statements of Work.

Gap Confidential and Proprietary Information

1.50	“Gap”

“Gap” shall mean The Gap, Inc., a Delaware corporation, and its Affiliates and all Gap facilities and departments receiving Services under this Agreement.

1.51	“Gap Base Case”

“Gap Base Case” shall mean that information set forth in Exhibit C (Fees and Resource Baselines).

1.52	“Gap Custom Documentation”

“Gap Custom Documentation” shall mean any Documentation developed specifically for Gap by, or on behalf of, Supplier (or jointly with others) as part of the Services (i) in accordance with Gap’s requirements, and (ii) which is specific to Gap’s business operations. Gap Custom Documentation does not include any Supplier Documentation or Supplier Modified Documentation. Gap Custom Documentation shall be identified as a Deliverable.

1.53	“Gap Custom Intellectual Property”

“Gap Custom Intellectual Property” shall mean any Intellectual Property developed specifically for Gap by, or on behalf of, Supplier (or jointly with others) as part of the Services (i) in accordance with Gap’s requirements, and (ii) which is specific to Gap’s business operations. Gap Custom Intellectual Property does not include any Supplier Intellectual Property or Supplier Modified Intellectual Property. Gap Custom Intellectual Property shall be identified as a Deliverable.

1.54	“Gap Custom Software”

“Gap Custom Software” shall mean any Software developed specifically for Gap by, or on behalf of, Supplier (or jointly with others) as part of the Services (i) in accordance with Gap’s requirements, and (ii) which is specific to Gap’s business operations. Gap Custom Software does not include any Supplier Software or Supplier Modified Software. For purposes of clarity, Software developed by Supplier to facilitate the efficient delivery of Services, including software interfaces, shall be Supplier Proprietary Software. Gap Custom Software shall be identified as a Deliverable.

1.55	“Gap Data”

“Gap Data” shall mean all of the Gap data, records, and information to which Supplier has access, or otherwise is provided to Supplier, that is entered into, is transmitted by, or is transmitted through the Gap IT Environment (including, but not limited to, any modifications to any such data, records and information, and any derivative works created therefrom,) under this Agreement in connection with providing the Services. Gap Data shall

Gap Confidential and Proprietary Information

exclude Supplier Confidential Information, Supplier Documentation, Supplier Software, Supplier Modified Documentation, Supplier Modified Software, Supplier Modified Intellectual Property or other Supplier Intellectual Property.

1.56	“Gap Data Center”

“Gap Data Center” shall mean Gap’s data centers specified in Exhibit D.22 (Gap Data Centers) or as otherwise agreed in writing by the Parties.

1.57	“Gap Delay Claim”

“Gap” Delay Claim” shall have the meaning specified in Section 3.10.B (Failure to Comply with the Transition-In Plan).

1.58	“Gap Documentation”

“Gap Documentation” shall mean all the Gap Proprietary Documentation, Gap Modified Documentation and Gap Third Party Documentation.

1.59	“Gap Equipment”

“Gap Equipment” shall mean the hardware, machines, and other equipment owned, leased or otherwise obtained by Gap as of the Reference Date and utilized by Supplier to provide the Services.

1.60	“Gap Infrastructure Partnership Executive”

“Gap Infrastructure Partnership Executive” shall have the meaning specified in Section 19.5 (Gap Infrastructure Partnership Executive).

1.61	“Gap Infringement Claim(s)”

“Gap Infringement Claim(s)” shall have the meaning specified in Section 23.4A (Gap’s Proprietary Rights Indemnity).

1.62	“Gap Infringement Exclusions”

“Gap Infringement Exclusions” shall have the meaning specified in Section 23.4D (Gap’s Proprietary Rights Indemnity; Gap Infringement Exclusions).

1.63	“Gap Infringement Trigger”

“Gap Infringement Trigger” shall have the meaning specified in Section 23.4A (Gap’s Proprietary Rights Indemnity; Indemnification).

Gap Confidential and Proprietary Information

1.64	“Gap Initiated Policy Change”

“Gap Initiated Policy Change” shall have the meaning specified in Section 3.2 (Changes in Policies and Procedures).

1.65	“Gap Intellectual Property”

“Gap Intellectual Property” shall mean *.

1.66	“Gap IT Environment”

“Gap IT Environment” shall mean Supplier Systems used to deliver the Services and Gap Systems.

1.67	“Gap Licensed Property”

“Gap Licensed Property” shall have the meaning specified in Section 22.1A (Gap Licenses to Supplier).

1.68	“Gap Modified Documentation”

“Gap Modified Documentation” shall mean any item of Gap Documentation that has been modified, enhanced, or otherwise altered by Supplier, after the Reference Date, pursuant to the performance of the Services.

1.69	“Gap Modified Intellectual Property”

“Gap Modified Intellectual Property” shall mean any item of Gap Intellectual Property that has been modified, enhanced, or otherwise altered by Supplier, after the Reference Date, pursuant to the performance of the Services.

1.70	“Gap Modified Software”

“Gap Modified Software” shall mean any item of Gap Software that has been modified, enhanced, or otherwise altered by Supplier, after the Reference Date, pursuant to the performance of the Services.

1.71	“Gap Owned Intellectual Capital”

“Gap Owned Intellectual Capital” shall mean *.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

1.72	“Gap Policies and Procedures”

“Gap Policies and Procedures” shall mean the Gap Documentation, policies, procedures, and guidelines as set forth in Exhibit D.1 (Gap Policies and Procedures), and as such Documentation, policies, procedures, and guidelines are amended, modified, and/or replaced by Gap from time to time and made available to Supplier during the Term of this Agreement.

1.73	“Gap Proprietary Documentation”

“Gap Proprietary Documentation” shall mean Documentation (1) developed and owned by Gap, or (2) developed by a third party for, and owned by, Gap, and which is used by Supplier in connection with providing the Services.

1.74	“Gap Proprietary Intellectual Property”

“Gap Proprietary Intellectual Property” shall mean Intellectual Property (1) developed and owned by Gap, or (2) developed by a third party for, and owned by, Gap, and which is used by Supplier in connection with providing the Services.

1.75	“Gap Proprietary Software”

“Gap Proprietary Software” shall mean Software (1) developed and owned by Gap, or (2) developed by a third party for, and owned by, Gap, and which is used by Supplier in connection with providing the Services, excluding, the Applications.

1.76	“Gap Regulatory Requirements”

“Gap Regulatory Requirements” shall have the meaning specified in Section 29.11 (Compliance with Laws).

1.77	“Gap Service Locations”

“Gap Service Locations” shall mean the premises that are occupied, owned, operated, or leased by Gap from which Supplier is authorized to provide Services.

1.78	“Gap Sites”

“Gap Sites” shall mean the premises occupied, owned, operated or leased by Gap from which Supplier may provide Services, and/or to which Supplier provides the Services, as set forth in Exhibit D.17 (Gap Sites), as such Exhibit may be amended from time to time by Gap.

Gap Confidential and Proprietary Information

1.79	“Gap Software”

“Gap Software” shall mean the Gap Proprietary Software, Gap Modified Software, Gap Third Party Software, and the Applications.

1.80	“Gap Systems”

“Gap Systems” shall mean the Gap Equipment, Gap Software, Gap Intellectual Property, and Gap Owned Intellectual Capital.

1.81	“Gap Third Party Claim(s)”

“Gap Third Party Claim(s)” shall have the meaning specified in Section 35.7B (General Indemnity; Gap’s Indemnity).

1.82	“Gap Third Party Documentation”

“Gap Third Party Documentation” shall mean any Documentation licensed, leased, or otherwise obtained from a Third Party Vendor by Gap and used by Supplier in connection with providing the Services.

1.83	“Gap Third Party Intellectual Property”

“Gap Third Party Intellectual Property” shall mean all Intellectual Property licensed, leased, or otherwise obtained from a Third Party Vendor by Gap and which is used by Supplier in connection with providing the Services.

1.84	“Gap Third Party Software”

“Gap Third Party Software” shall mean all Software licensed, leased, or otherwise obtained from a Third Party Vendor by Gap and which is used by Supplier in connection with providing the Services, excluding, the Applications.

1.85	“Gap Third Party Vendor”

“Gap Third Party Vendor” shall mean any Third Party Vendor (other than Supplier or any Supplier Third Party Vendor) contracting directly or indirectly with Gap to provide any products or services.

1.86	“Generally Available”

“Generally Available” shall mean available as a non-development product, licensed, or available for purchase, in the general commercial marketplace (e.g., Microsoft Word, SAP, OS/390, DB2).

Gap Confidential and Proprietary Information

1.87	“GID”

“GID” shall mean Gap Inc. Direct.

1.88	“HIPAA”

“HIPAA” shall have the meaning specified in Section 0 (Treatment of Gap Data).

1.89	“HVAC”

“HVAC” shall have the meaning specified in Section 10.7 (Gap’s Responsibilities Regarding Utilities).

1.90	“Implementation Agreement(s)”

“Implementation Agreement(s)” shall mean agreements to be executed by Gap or Gap Affiliates and Supplier or Supplier Affiliates in various countries other than the United States, that (1) incorporate by reference this Agreement in its entirety; (2) include modifications to this Agreement required to comply with specific foreign national, provincial, state, and local laws, rules, directives, and regulations; and (3) address identified tax and related issues as directed by Gap.

1.91	“Including”

“Including,” and its derivatives (such as “include” and “includes”), shall mean “including without limitation.” This term is as defined, whether or not capitalized in the Agreement.

1.92	“Income Tax”

“Income Tax” shall have the meaning specified in Section 26.5A (Taxes; Definitions).

1.93	“Initial Term”

“Initial Term” shall have the meaning specified in Section 2.1 (Initial Term).

1.94	“Initiation Date”

“Initiation Date” shall mean the hire date by Supplier of the Transitioned Employees and shall be the date on which Supplier is responsible for provision of all Services.

Gap Confidential and Proprietary Information

1.95	“insource”

“insource” shall have the meaning specified in Section 41.2 (Third Source and Insource Limits on RRCs).

1.96	“Intellectual Property”

“Intellectual Property” shall mean all inventions (whether or not subject to protection under patent laws) works of authorship and other expressions fixed in any tangible or electronic medium (whether or not subject to protection under copyright laws), Moral Rights, trademarks, trade names, trade dress, trade secrets, publicity rights, know-how, ideas (whether or not subject to protection under trade secret laws), and all other subject matter subject to protection under patent, copyright, Moral Right, trademark, trade secret or other laws, including, all new or useful art, configurations, Documentation, methodologies, best practices, operations, routines, combinations, discoveries, formulae, manufacturing techniques, technical developments, artwork, Software, programming, applets, scripts, designs, or other business processes.

1.97	“Interface(s)”

“Interface(s)” when used as a noun, shall mean either a computer program developed by, or licensed to, Gap or Supplier to (1) translate or convert data from a Gap or Supplier format into another format used by Supplier at Gap as a standard format, or (2) translate or convert data in a format used by Supplier or a Third Party Vendor to a format supported by Supplier at Gap or vice versa. “Interface” when used as a verb, shall mean to operate as described above.

1.98	“*”

“*” shall have the meaning specified in Section 23.6 (*).

1.99	“Managed Strategic Supplier”

“Managed Strategic Supplier” shall have the meaning specified in Section 9.1 (Definitions).

1.100	“Material Move”

“Material Move” shall have the meaning specified in Section 10.11 (Use of Gap Sites).

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

1.101	“Migrated Service(s)”

“Migrated Service(s)” shall have the meaning specified in Section 13 (Non-Exclusive Relationship).

1.102	“Monthly Baseline”

“Monthly Baseline” shall have the meaning specified in Section 3 (Definitions) of Exhibit C (Fees and Resource Baselines).

1.103	“Monthly Performance Review”

“Monthly Performance Review” shall have the meaning specified in Section 19.2B (Meetings; Monthly Performance Reviews).

1.104	“Moral Rights”

“Moral Rights” shall mean any personal or non-economic right to a work, including rights of attribution, integrity of the work, any right to object to any distortion or other modification of a work, and any similar right existing under the law of any country in the world or under any treaty.

1.105	“New Services”

“New Services” shall mean those services that are materially different in purpose from, and in addition to, the Services. All New Services require Gap Approval.

1.106	“New Sourcing Line(s)”

“New Sourcing Line(s)” shall have the meaning specified in Section 3.21C (New Services; New Sourcing Lines).

1.107	“Non-Recurring Initiatives”

“Non-Recurring Initiatives” shall mean a discrete unit of non-recurring work that is not (1) an inherent, necessary, or customary part of the day-to-day Services in any Functional Service Area, and (2) required to be performed by Supplier to meet the existing Service Levels (other than Service Levels related to Non-Recurring Initiative performance). All Non-Recurring Initiatives require Gap Approval.

1.108	“Non-Referral Quarter”

“Non-Referral Quarter” shall have the meaning specified in Section 0 (Mandatory References).

Gap Confidential and Proprietary Information

1.109	“Notice of Failure”

“Notice of Failure” shall have the meaning specified in Section 25.4 (Failed Acceptance Testing).

1.110	“Object Code”

“Object Code” shall mean the form of computer software resulting from the compiling, assembly, or other translation or processing of the Source Materials of such software by a computer into machine language or intermediate code, which is not convenient to human understanding of the program logic, but which is appropriate for execution or interpretation by a computer.

1.111	“Open Source Software”

“Open Source Software” shall mean any Intellectual Property that is subject to the GNU General Public License, GNU Library General Public License, Artistic License, BSD License, Mozilla Public License, or any similar license, including, those licenses listed at www.opensource.org/licenses.

1.112	“Parties” or “Party”

“Parties” or “Party” shall mean Gap and Supplier in the plural and Gap or Supplier, as the case may be, in the singular.

1.113	“Permitted Auditors”

“Permitted Auditors” shall have the meaning as specified in Section 37.2 (Audits Authorized by Gap).

1.114	“PHI”

“PHI” shall have the meaning as specified in Section 0 (Treatment of Gap Data)

1.115	“Primary Event”

“Primary Event” shall mean (whether or not capitalized) an event upon which a cause of action, claim or other liability can be based.

1.116	“Procedures Manual”

“Procedures Manual” shall mean the procedures manual set forth in Exhibit D.1 (Gap’s Policies and Procedures).

Gap Confidential and Proprietary Information

1.117	“Project”

“Project” shall mean any Services provided pursuant to Gap or, as applicable, Supplier project management methodology then in place, including those Services provided in connection with a Non-Recurring Initiative. For the avoidance of doubt, for purposes of this Agreement, the use of the term Project alone shall not be deemed to be a Non-Recurring Initiative.

1.118	“Proprietary or Confidential Information”

“Proprietary or Confidential Information” shall have the meaning set forth in Section 36.1 (Definition of Proprietary or Confidential Information).

1.119	“Provisioned”

“Provisioned” shall mean items licensed, leased, or otherwise obtained by Supplier at the request of and on behalf of Gap for which Gap is financially responsible as set forth on the Financial Responsibility Matrix (Exhibit C.7).

1.120	“Quarterly Executive Meetings”

“Quarterly Executive Meetings” shall have the meaning specified in Section 19.2C (Meetings; Quarterly Executive Meetings).

1.121	“Receiving Party”

“Receiving Party” shall have the meaning specified in Section 36.2 (Exclusions).

1.122	“Reduced Resource Credit” or “RRC”

“Reduced Resource Credit” or “RRC” shall have the meaning specified in Exhibit C (Fees and Resource Baselines).

1.123	“Reference Date”

“Reference Date” shall have the meaning set forth in the introductory paragraph.

1.124	“Refresh”

“Refresh” shall have the meaning specified in Section 3.13 (Technology Refresh Services).

Gap Confidential and Proprietary Information

1.125	“Release”

“Release” shall mean a redistribution of Software that contains new features, new functionality, and/or performance improvements.

1.126	“Residual Knowledge”

“Residual Knowledge” shall have the meaning specified in Section 36.9 (Residual Knowledge).

1.127	“Resource Baseline”

“Resource Baseline” shall have the meaning specified in Exhibit C (Fees and Resource Baselines).

1.128	“Resource Charge”

“Resource Charge” shall have the meaning specified in Exhibit C (Fees and Resource Baselines).

1.129	“Resource Unit”

“Resource Unit” shall have the meaning specified in Exhibit C (Fees and Resource Baselines).

1.130	“Revisions”

“Revisions” shall mean Updates, Releases, and Versions.

1.131	“Sarbanes-Oxley Reporting Requirements and Process”

“Sarbanes-Oxley Reporting Requirements and Process” shall be as attached hereto as Exhibit O (Sarbanes-Oxley Reporting Requirements and Process).

1.132	“Service Levels”

“Service Levels” shall mean those Supplier performance criteria as set forth in the Service Level Agreement.

1.133	“Service Level Agreement(s)”

“Service Level Agreement(s)” shall mean the service level agreement(s) attached hereto as Exhibit B (Service Level Agreements).

Gap Confidential and Proprietary Information

1.134	“Service Locations”

“Service Locations” shall have the meaning specified in Section 10.1 (Service Locations).

1.135	“Service Taxes”

“Service Taxes” shall have the meaning specified in Section 26.5 (Taxes; Definitions).

1.136	“Services”

“Services” shall mean all functions, responsibilities, tasks, subtasks, Deliverables, goods, and other services: (1) identified in the Statements of Work, or Specifications; (2) identified in this Agreement as being part of the required services; (3) identified in the Transition-In Plan; (4) routinely performed during the thirteen (13) month period prior to the Reference Date by the Gap personnel and third party contractors transitioned to Supplier, displaced, or whose functions were displaced, as a result of this Agreement, even if not specifically described in the Agreement, provided, however, such services, functions or responsibilities (i) shall not include services, functions or responsibilities that were discontinued (such as through reorganizations) by Gap prior to the Reference Date, or were discontinued in accordance with the delivery solution of the Services and (ii) shall relate to information technology and business processes performed by such Gap personnel and third party contractors; (5) of a nature and type, consistent with Supplier’s best practices, that would generally be performed by the information technology department/group of a multinational Fortune 200 company, even if not specifically described in the Agreement to support the Resource Baselines; (6) necessary to keep pace with technological advances and advances in the methods of delivering services, to enable Gap to stay competitive in the field of corporate information technology delivery; (7) to support the Monthly Baselines and reflected in Supplier Assumed component of Gap’s Base Case even if not specifically described in the Agreement, identified within fifteen (15) months after the Reference Date; and (8) otherwise necessary to comply with the terms of this Agreement. Without increasing the scope of the Services, if any component task, subtask, service, or function is; (A) an inherent or necessary part of the Services defined in subparts (1), (2), (3), (4), (5), (6), (7) or (8) of this Section; or (B) a customary part of the Services defined in subparts (1), (2), (3), (4), (5), (6), (7) or (8) of this Section, and not in conflict with Supplier’s established methods of providing services; and, as to a service(s) within either subpart (A) or (B) of this sentence above, is not specifically described in this Agreement, then such service or function shall be deemed to be part of the Services. Any hardware and/or software provided to Gap by Supplier pursuant to this Agreement shall be deemed part of the Services.

Gap Confidential and Proprietary Information

1.137	“Shared Subcontractors”

“Shared Subcontractors” shall have the meaning specified in Section 45.1 (Approval Required).

1.138	“Software”

“Software” shall mean individually each, and collectively all, of the computer programs and/or software, licensed by Gap or Supplier from a Third Party Vendor, or otherwise provided by Supplier or Gap under this Agreement, including any: (1) embedded and/or re-marketed Third Party Vendor software and/or computer programs, (2) Interfaces, (3) Source Materials, and/or (4) Object Code. Software shall include any and all Revisions thereto, and any and all programs provided by a Third Party Vendor, Supplier, or Gap in the future under this Agreement. Notwithstanding anything in this Agreement to the contrary, Supplier shall have no obligation to provide Gap any Software that is Source Materials other than where the Source Material is Gap Custom Software and/or Gap Modified Software.

1.139	“Source Materials”

“Source Materials” shall mean, with respect to Software, the source code of such Software and all related compiler command files, build scripts, scripts relating to the operation and maintenance of such Software, application programming interface (API), graphical user interface (GUI), object libraries, all relevant instructions on building the Object Code of such Software, and all Documentation relating to the foregoing.

1.140	“Specifications”

“Specifications” shall mean (1) the Statements of Work, as attached and as modified and appended, including all documents incorporated therein; (2) all other performance requirements included or incorporated by reference into this Agreement, including: Gap’s Policies and Procedures (Exhibit D.1) and the Service Level Agreement (Exhibit B); and (3) to the extent it is not inconsistent with the above, the Documentation.

1.141	“Statement(s) of Work”

“Statement(s) of Work” shall mean the Functional Service Area Statement(s) of Work and such other statements of work that Gap and Supplier may enter into from time to time to document and authorize additional Services (including Non-Recurring Initiatives) and/or New Services.

1.142	“Stranded Costs”

“Stranded Costs” shall mean (i) all substantiated fees payable to third parties for Approved non-cancelable contracts entered into, or as to those portions of existing agreements amended by Supplier with Approval on or after the Reference Date, to provide the

Gap Confidential and Proprietary Information

Services, including leases and service contracts, and all reasonable termination or assignment fees payable in connection with the termination or assignment to Gap of any such contracts (“Stranded Contracts”), (ii) the substantiated cost of any assets, less depreciation, purchased by or placed into service by Supplier after the Reference Date solely for use in the performance of the Services (“Stranded Assets”), (iii) actual and substantiated salary, redeployment and severance costs paid, not to exceed * compensation (salary and benefits), for Supplier Personnel during the period they are not re-deployed as a result of termination under this Agreement, and (iv) those Transition Fees and Unrecovered Transition Costs (as defined in Exhibit C (Fees and Resource Baselines)) incurred through the effective date of termination, but not yet billed by Supplier and paid by Gap. For the avoidance of doubt, as to the Affected Employees, for a of period * (*) * from the Reference Date, the following shall be deemed included in Unrecovered Transition Costs: (a) severance costs (as defined in Exhibit H (Human Resources)) and (b) as to term employees (as defined in Exhibit H (Human Resources)), salary and benefits for the balance of the Affected Employee’s term commitment (as set forth in Exhibit H (Human Resources)) remaining at the time of the termination.

1.143	“Subcontractor”

“Subcontractor(s)” shall mean any person, entity, or organization to which Supplier proposes to delegate or has delegated any of its obligations hereunder in accordance with Section 45 (Subcontractors).

1.144	“Supplier”

“Supplier” shall mean International Business Machines Corporation, a New York corporation (“IBM”), and any Affiliates, Subcontractors, employees, consultants, agents, contractors, or other third parties providing services on behalf of Supplier under this Agreement.

1.145	“Supplier Assumed”

“Supplier Assumed” shall mean those expenses designated as Supplier’s responsibility in Exhibit C (Fees and Resource Baselines).

1.146	“Supplier Data Center”

“Supplier Data Center” shall mean Supplier’s operations monitoring and data centers specified in Exhibit D.20 (Supplier Locations) or as otherwise agreed in writing by the Parties.

1.147	“Supplier Documentation”

“Supplier Documentation” shall mean Supplier Proprietary Documentation, Supplier Modified Documentation, Embedded Supplier Proprietary

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

Documentation, Supplier Third Party Documentation, and Embedded Supplier Third Party Documentation.

1.148	“Supplier Embedded Items”

“Supplier Embedded Items” shall have the meaning specified in Section 22.4 (Supplier Embedded Items and Supplier Modified Items).

1.149	“Supplier Equipment”

“Supplier Equipment” shall mean the hardware, machines, and other equipment owned or leased by Supplier after the Reference Date and used by Supplier to perform the Services.

1.150	“Supplier Infringement Claims”

“Supplier Infringement Claims” shall have the meaning specified in Section 23.3A (Supplier’s Proprietary Rights Indemnity).

1.151	“Supplier Infringement Exclusions”

“Supplier Infringement Exclusions” shall have the meaning specified in Section 23.3D (Supplier Infringement Exclusions).

1.152	“Supplier Infringement Trigger”

“Supplier Infringement Trigger” shall have the meaning specified in Section 23.3A (Supplier’s Proprietary Rights Indemnity).

1.153	“Supplier Intellectual Property”

“Supplier Intellectual Property” shall mean *.

1.154	“Supplier Key Employee”

“Supplier Key Employee” shall have the meaning specified in Section 18.2 (Supplier Key Employees).

1.155	“Supplier Modified Documentation”

“Supplier Modified Documentation” shall mean any item of Supplier Documentation (other than any Supplier Documentation that constitutes Supplier Reference Intellectual Property) that has been modified, enhanced, or otherwise altered by Supplier, after

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

the Reference Date, pursuant to the performance of the Services. Supplier Modified Documentation shall not include any such Supplier Documentation that is modified, enhanced or otherwise altered by Supplier: (1) specifically for any of its other customers concurrently with, or prior to, the same modification, enhancement, or other alteration of any such Supplier Documentation for Gap, or (2) for general use in connection with the performance by Supplier of services for customers receiving services similar to the Services (to the extent such modification, enhancement or other alteration is not first made for Gap pursuant to the performance of the Services), such Documentation identified in (1) and (2) shall be Supplier Documentation. The rights of Gap to Supplier Modified Documentation do not expand or alter the rights of Gap to the underlying Supplier Documentation as set forth in this Agreement.

1.156	“Supplier Modified Intellectual Property”

“Supplier Modified Intellectual Property” shall mean any item of Supplier Intellectual Property (other than any Supplier Intellectual Property that constitutes Supplier Reference Intellectual Property) that has been modified, enhanced, or otherwise altered by Supplier, after the Reference Date, pursuant to the performance of the Services. Supplier Modified Intellectual Property shall not include any such Supplier Intellectual Property that is modified, enhanced or otherwise altered by Supplier: (1) specifically for any of its other customers concurrently with, or prior to, the same modification, enhancement, or other alteration of any such Supplier Intellectual Property for Gap, or (2) for general use in connection with the performance by Supplier of services for customers receiving services similar to the Services (to the extent such modification, enhancement or other alteration is not first made for Gap pursuant to the performance of the Services), such Intellectual Property identified in (1) and (2) shall be Supplier Intellectual Property. The rights of Gap to Supplier Modified Intellectual Property do not expand or alter the rights of Gap to the underlying Supplier Intellectual Property as set forth in this Agreement.

1.157	“Supplier Modified Items”

“Supplier Modified Items” shall have the meaning specified in Section 22.4 (Supplier Embedded Items and Supplier Modified Items).

1.158	“Supplier Modified Software”

“Supplier Modified Software” shall mean any item of Supplier Software (other than any Supplier Software that constitutes Supplier Reference Intellectual Property) that has been modified, enhanced, or otherwise altered by Supplier, after the Reference Date, pursuant to the performance of the Services. Supplier Modified Software shall not include any such Supplier Software that is modified, enhanced or otherwise altered by Supplier: (1) specifically for any of its other customers concurrently with, or prior to, the same modification, enhancement, or other alteration of any such Supplier Software for Gap, or (2) for general use in connection with the performance by Supplier of services for customers receiving services similar to the Services (to the extent such modification, enhancement or other alteration is not first made

Gap Confidential and Proprietary Information

for Gap pursuant to the performance Services), such Software identified in (1) and (2) shall be Supplier Software. The rights of Gap to Supplier Modified Software do not expand or alter the rights of Gap to the underlying Supplier Software as set forth in this Agreement.

1.159	“Supplier’s Outsourcing Relationship Executive”

“Supplier’s Outsourcing Relationship Executive” shall have the meaning specified in Section 18.1 (Supplier Outsourcing Relationship Executive).

1.160	“Supplier Personnel”

“Supplier Personnel” shall mean the employees, agents, contractors, subcontractors, or representatives of Supplier, Supplier Subcontractors, and Supplier Affiliates who perform any Services under this Agreement.

1.161	“Supplier Proprietary Documentation”

“Supplier Proprietary Documentation” shall mean all Documentation: (1) developed and owned by Supplier, or (2) developed by a third party for, and owned by Supplier, which is used for the performance of the Services, excluding the Embedded Supplier Proprietary Documentation.

1.162	“Supplier Proprietary Intellectual Property”

“Supplier Proprietary Intellectual Property” shall mean all Intellectual Property: (1) developed and owned by Supplier, or (2) developed by a third party for, and owned by Supplier, which is used in the performance of the Services, excluding, the Embedded Supplier Proprietary Intellectual Property.

1.163	“Supplier Proprietary Software”

“Supplier Proprietary Software” shall mean Software and related Documentation: (1) developed and owned by Supplier, or (2) developed by a third party for, and owned by Supplier, which is used for the performance of the Services, excluding, the Embedded Supplier Proprietary Software.

1.164	“Supplier Reference Intellectual Property”

“Supplier Reference Intellectual Property” shall mean Supplier Documentation, Supplier Software and Supplier Intellectual Property (a) which is used by Supplier to assist in the delivery or development of the Services, (b) which is generally used by Supplier in connection with the performance of services for, and/or provision of tangible property to, customers, and (c) which is not embedded or otherwise incorporated into a Deliverable.

Gap Confidential and Proprietary Information

1.165	“Supplier Regulatory Requirements”

“Supplier Regulatory Requirements” shall have the meaning specified in Section 29.11 (Compliance with Laws).

1.166	“Supplier Service Locations”

“Supplier Service Locations” shall mean the premises occupied, owned, operated, or leased by Supplier to provide the Services.

1.167	“Supplier Shared Service Center”

“Supplier Shared Service Center” shall mean a Supplier Service Location from which Supplier performs, for other customers, services similar to the Services.

1.168	“Supplier Software”

“Supplier Software” shall mean Supplier Proprietary Software, Supplier Modified Software, Embedded Supplier Proprietary Software, Supplier Third Party Software, and Embedded Supplier Third Party Software.

1.169	“Supplier Systems”

“Supplier Systems” shall mean Supplier Equipment, Supplier Intellectual Property, Supplier Modified Software, Supplier Modified Intellectual Property, and Supplier Software.

1.170	“Supplier Third Party Claim(s)”

“Supplier Third Party Claim(s)” shall have the meaning specified in Section 35.7A (General Indemnity; Supplier’s Indemnity).

1.171	“Supplier’s Remedial Acts”

“Supplier’s Remedial Acts” shall have the meaning specified in Section 23.4C (Gap’s Proprietary Rights Indemnity; Remedial Acts).

1.172	“Supplier Third Party Documentation”

“Supplier Third Party Documentation” shall mean all Documentation (excluding any and all such Documentation that is Generally Available and/or provided with Software that is Generally Available) licensed, leased, or otherwise obtained (unless it is otherwise Provisioned by Supplier for Gap, in which case it will be deemed Gap Documentation) from a Third Party Vendor by Supplier which is used for the performance of the Services, excluding, the Embedded Supplier Third Party Documentation.

Gap Confidential and Proprietary Information

1.173	“Supplier Third Party Intellectual Property”

“Supplier Third Party Intellectual Property” shall mean Intellectual Property (excluding any and all such Intellectual Property that is Generally Available) licensed, leased, or otherwise obtained (unless it is otherwise Provisioned by Supplier for Gap, in which case it will be deemed Gap Intellectual Property) from a Third Party Vendor by Supplier which is used in the performance of the Services, excluding, the Embedded Supplier Third Party Intellectual Property.

1.174	“Supplier Third Party Software”

“Supplier Third Party Software” shall mean all Software (excluding any and all such Software that is Generally Available) licensed, leased, or otherwise obtained (unless it is otherwise Provisioned by Supplier for Gap, in which case it will be deemed Gap Software) from a Third Party Vendor by Supplier which is used for the performance of the Services, excluding, the Embedded Supplier Third Party Software.

1.175	“Supplier Tools”

“Supplier Tools” shall have the meaning specified in Section 22.9 (License Restriction).

1.176	“Technology Change”

“Technology Change” shall have the meaning specified in Section 26.8 (Technology Changes).

1.177	“Term”

“Term” shall mean the Initial Term and the Extended Term, if any.

1.178	“Termination Assistance Services”

“Termination Assistance Services” shall mean those transition, information technology, and related services provided by Supplier to Gap upon the termination or expiration of this Agreement for any reason as set forth in the Termination Transition Plan or in Section 34 (Termination/Expiration Assistance Services) of this Agreement (as applicable). The Termination Assistance Services shall be deemed part of the Services.

1.179	“Termination Transition Period”

“Termination Transition Period” shall have the meaning specified in Section 34.3 (Termination Transition Period).

Gap Confidential and Proprietary Information

1.180	“Termination Transition Plan”

“Termination Transition Plan” shall mean an integrated plan developed by Gap and Supplier to effectuate a seamless transition of the Services, from Supplier to Gap (or another vendor) in the event of termination or expiration of this Agreement for any reason and as further set forth in Section 34.1 (Termination/Expiration Transition Plan).

1.181	“Third Party Service(s)”

“Third Party Service(s)” shall have the meaning specified in Section 13 (Non-Exclusive Relationship).

1.182	“Third Party Vendor”

“Third Party Vendor” shall mean any person or entity (excluding Gap or Supplier) contracting directly or indirectly with Gap or Supplier to provide Equipment, Intellectual Property, Services or other products or services that are used or provided under this Agreement.

1.183	“third source”

“third source” shall have the meaning specified in Section 41.2 (Third Source and Insource Limits on RRCs).

1.184	“Transition”

“Transition” means the transition described in Section 3.10 (Transition-In) and in Exhibit D.15 (Transition-In Plan).

1.185	“Transition Period”

“Transition Period” means the period of time commencing on the Reference Date and ending one hundred and eighty (180) Days thereafter, unless otherwise agreed by the Parties in writing.

1.186	“Transitioned Employees”

“Transitioned Employees” shall have the meaning specified in Exhibit H (Human Resources).

1.187	“Transition-In Plan” or “Transition Plan”

“Transition-In Plan” or “Transition Plan” shall mean the timeline and services relating to the transition of responsibility for the Services from Gap or Gap’s current third party vendors to Supplier as set forth in Exhibit D.15 (Transition-In Plan). The Transition-In Plan and all reports or other Documentation developed by Supplier pursuant to the Transition-

Gap Confidential and Proprietary Information

In Plan shall automatically become a part of this Agreement immediately upon their creation or delivery, as the case may be. The Transition-In Plan shall include, at a minimum: (a) all of the transition tasks required to be performed by Supplier, (b) all of the tasks required to be performed by Gap (any responsibility not explicitly allocated to Gap is deemed to be a transition task to be performed by Supplier), (c) the specific resources to be provided by Gap, (d) the completion date for each transition task, (e) the acceptance criteria (and, if appropriate, testing) to be applied by Gap in evaluating transition deliverables, (f) a complete description of any one-time or other charges to Gap which are associated with the Transition-In Plan, including deliverable criteria and timing for payment(s), other than the Charges, (g) Supplier’s proposed migration strategy for Transitioned Employees and the Gap IT Environment, and (h) all other pertinent details.

1.188	“UPS”

“UPS” shall have the meaning specified in Section 10.7 (Gap’s Responsibilities Regarding Utilities).

1.189	“Update”

“Update” shall mean a redistribution of Software that corrects an error as well as addressing common functional and performance issues.

1.190	“VAT Taxes”

“VAT Taxes” shall have the meaning specified in Section 26.5 (Taxes; Cooperation; Invoices).

1.191	“Version”

“Version” shall mean any delivery of Software that is a Release and/or a collection of Updates.

1.192	“Virus(es)”

“Virus(es)” shall have the meaning specified in Section 29.8 (Viruses).

2.	Term

2.1	Initial Term

This Agreement shall be effective as of the Reference Date and shall continue in effect for ten (10) years after the Initiation Date (the “Initial Term”), unless earlier terminated as provided herein.

Gap Confidential and Proprietary Information

2.2	Options to Extend

Gap may elect to extend the term of this Agreement for up to three (3) additional terms each of which, at Gap’s sole discretion, may range in length from thirty (30) days to one (1) year (“Extended Term”). If Gap does not exercise its option to extend at the end of the Initial Term, the extension option shall automatically lapse. Gap shall exercise its extension option by providing Supplier written notice no later than one hundred twenty (120) days prior to the expiration of the Initial Term. Such notice shall include the length of the Extended Term.

2.3	Fees During Extended Term

The fees to be paid by Gap during the Extended Term(s) of this Agreement shall be the applicable fees set forth in Section 26 (Pricing), adjusted for COLA in accordance with Exhibit C (Fees and Resource Baselines), and pursuant to the benchmarking process set forth in Section 8 (Benchmarking).

3.	Services

3.1	Services

As of the Reference Date, Supplier shall provide Transition Services, and as of the Initiation Date and continuing throughout the Term, Supplier shall provide the Services to Gap and the Authorized Users as such Services may evolve or are otherwise supplemented, enhanced, modified or replaced in accordance with this Agreement. Except as specifically set forth in this Agreement, Supplier shall provide all Supplier Equipment, Supplier Intellectual Property, Supplier Third Party Intellectual Property, Supplier Personnel, and other resources necessary to provide the Services in accordance with the Service Levels and other performance requirements of this Agreement. Supplier shall provide the Services to Gap as an integrated service offering in accordance with this Agreement and without regard to the lines of business, intra-Affiliate relationships, or geographic locations within Supplier’s organization from which such Services are offered, or the internal profit center within Supplier’s organization to which the financial accounting for a Service is ultimately attributed. To the extent specific Equipment, Intellectual Property, tools, policies, procedures, and/or guidelines are identified, referenced, or referred to in the Agreement or any Exhibits, such Equipment, Intellectual Property, tools, policies, procedures, and/or guidelines shall include any amendments, modifications, updates, and/or replacements to such Equipment, Intellectual Property, tools, policies, procedures, and/or guidelines by Gap from time to time during the Term of this Agreement.

3.2	Changes in Policies and Procedures

If Supplier determines that its compliance with (i) a Gap Initiated Policy Change, (ii) an additional reporting requirement pursuant to Section 3.19 (Reporting Services) or (iii) complying with architectural or technical standards as provided in Section 17.3 (Strategic Control), will increase Supplier’s actual cost of delivering the Services by an amount equal to or

Gap Confidential and Proprietary Information

greater than $* during the remainder of the Term, Supplier shall notify Gap in writing within three (3) months of implementing such change, and shall provide Gap with supporting documentation and data necessary to substantiate Supplier’s estimated actual cost increase. Upon validation by Gap of Supplier supporting documentation and data, Gap shall have the option of either (a) rescinding the particular Gap Initiated Policy Change or additional reporting request; or (b) (i) in the event there is no Resource Charge applicable to the increase in Supplier’s actual cost and such actual cost increase is between $* and $*, by adjusting the fees to be paid hereunder to Supplier to offset the demonstrated increased cost to Supplier, (ii) in the event there is no Resource Charge applicable to the increase in Supplier’s actual cost and such actual cost increase exceeds $*, as agreed by the parties through Change Control Procedures or (iii) in the event there is a Resource Charge applicable to the increase in Supplier’s actual cost, through an ARC. In the event Supplier is required to implement multiple changes as a result of a single Gap Initiated Policy Change or an additional reporting requirement, such multiple changes may be aggregated by Supplier for purposes of calculating the increase in Supplier’s actual cost of delivering the Services under this Section (Changes to Policies and Procedures).

“Gap Initiated Policy Change” shall mean a change to Gap Policies and Procedures that is initiated by Gap, but shall not include changes made to address regulatory compliance issues (which changes are addressed in Section 29.12 (Changes in Law and Regulations)) or changes made to address a Supplier failure to provide Services in accordance with this Agreement.

3.3	Documentation

Supplier shall provide the Services required with respect to all Documentation in accordance with Section 0 (Documentation) and the Functional Service Area Statements of Work and as otherwise provided under this Agreement. In addition, at no additional charge to Gap, Supplier shall provide Gap with at least three (3) copies of Documentation developed for Gap under this Agreement (or otherwise required to be provided to Gap under this Agreement and which Supplier is authorized to provide) to enable Gap to fully utilize as permitted under this Agreement the Services, Equipment, and Software.

3.4	Managed Network Services

Supplier shall provide the managed network services set forth in Exhibit A.5 (Managed Network Services), and as otherwise provided under this Agreement.

3.5	Cross Functional Services

Supplier shall provide the cross functional services set forth in Exhibit A.2 (Cross Functional Services), and as otherwise provided under this Agreement.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

3.6	End User Support Services

Supplier shall provide the end user support services set forth in Exhibit A.4 (End User Support Services), and as otherwise provided under this Agreement.

3.7	RESERVED

3.8	Server Services

Supplier shall provide the mainframe services and application and utility server services set forth in Exhibit A.6 (Server Services), and as otherwise provided under this Agreement.

3.9	Store Services

Supplier shall provide the store services set forth in Exhibit A.3 (Store Services), and as otherwise provided under this Agreement.

3.10	Transition-In

A. Transition-In Plan

Supplier shall provide to Gap the transition-in services described in Exhibit D.15 (Transition-In Plan) and in accordance with the transition schedule set forth in Exhibit D.15 (Transition-In Plan). Supplier shall provide the transition-in services without materially (i) disrupting or adversely impacting the business or operations of Gap or Gap Authorized Users, (ii) degrading the Services being provided, or (iii) interfering with the ability of Gap or Gap Authorized Users to obtain the benefit of the Services, except as may be otherwise provided in the Transition-In Plan. Unless otherwise stated in the Agreement, the transition-in services shall not defer any obligations or liabilities of Supplier under this Agreement.

B. Failure to Comply with the Transition-In Plan

In the event Supplier fails to meet the Transition Complete date as set forth in Exhibit D.15 (Transition-In Plan), unless modified or extended by the written agreement of the Parties, Gap may elect to terminate this Agreement for convenience pursuant to Section 33.6 (Termination for Convenience) and without payment of the Termination for Convenience charges scheduled therein. Notwithstanding the preceding sentence, Gap shall be responsible for Stranded Costs pursuant to Section 34.4(D) (Transition Services).

Supplier shall, upon the occurrence of acts or omissions by Gap which have been determined by Supplier to, or are likely to, adversely impact its ability to deliver or meet a Transition-In Plan Critical Deliverable by the date set forth in the Transition-In Plan (“Gap Delay Claim”), advise Gap’s Infrastructure Partnership Executive of such Gap Delay Claim in writing promptly, but in no event longer than five (5) business days, of Supplier having

Gap Confidential and Proprietary Information

knowledge of such occurrence, of the facts surrounding such claim and time impact, and Gap shall provide a response and/or resolution plan to Supplier within two (2) days thereafter. If Gap determines that the Gap Delay Claim was a primary cause for a delay of Supplier in delivering a Transition-In Plan Critical Deliverable, the time for Supplier to meet that Transition-In Plan Critical Deliverable shall be extended to adjust for the impact of such occurrence as well as those Transition-In Plan Critical Deliverables directly dependant upon the extended Transition-In Plan Critical Deliverable. If Supplier does not agree with Gap’s decision, Supplier shall submit the Gap Delay Claim to the Dispute Resolution Process described in Section 31 (Internal Dispute Resolution). If, at the conclusion of the Dispute Resolution Process, it is determined that the delay was caused by Gap’s acts or omissions, the time for Supplier to meet the Transition-In Plan Critical Deliverable will be extended to account for the Gap delay. Supplier’s failure to advise Gap of a Gap Delay Claim as provided above shall preclude it from raising such acts or omissions as a basis for avoiding a credit under this Section.

3.11	Equipment

Supplier shall provide the Services using, or through access to, the Equipment that is either (1) Supplier Equipment, or (2) Gap Equipment. The Parties financial responsibilities with respect to Equipment (including any updates or refresh of such Equipment) are set forth in Exhibit C.7 (Financial Responsibility Matrix). Gap shall be responsible for the risk of loss of, and damage to, Gap Equipment (unless such Gap Equipment is in Supplier’s custody). Supplier shall be responsible for the risk of loss of, and damage to, Supplier Equipment unless such Supplier Equipment is located in a Gap Store or in a Gap location at which there are no Supplier Personnel assigned full time and the loss or damage is not caused by Supplier.

3.12	Replacement Services

As more specifically described in the Statements of Work, Supplier shall, upon Gap’s Approval, and at no additional cost to Gap other than any applicable ARCs and the terms of any New Services, replace, upgrade, and provide additional Supplier Equipment as may be necessary for Supplier to perform the Services in accordance with the Service Levels and as provided in this Agreement.

3.13	Technology Refresh Services

A. Supplier shall provide all Services required to implement this Section 3.13 at no additional charge to Gap except to the extent included in Exhibit C (Fees and Resource Baseline) or as otherwise Approved in a Statement of Work. Supplier will upgrade and replace the Equipment and Software in accordance with the technical architecture and standards required pursuant to any Functional Service Area Statement of Work and timeframes in accordance with Exhibit D.18 (Refresh Schedule). The Services provided pursuant to this Section 3.13 are collectively referred to as “Refresh” and require Gap’s Approval prior to

Gap Confidential and Proprietary Information

implementation. Supplier will implement the Refresh requirements in accordance with the schedule set forth in Exhibit D.18 (Refresh Schedule).

B. In performing all Refresh Services and unless otherwise required pursuant to a Functional Service Area Statement of Work or otherwise agreed to by the Parties in writing, Supplier shall first replace the oldest Equipment and Software based on the in-service date or age of each such item. The Refresh schedule for each Functional Service Area shall be determined in accordance with the timeframe and/or events specified in the applicable Functional Service Area Statement of Work, or as otherwise Approved by Gap. All Refresh Services shall be performed in accordance with the schedule, technical architecture standards and product catalogs required pursuant to the Functional Service Area Statements of Work. Gap reserves the right to Approve and modify the Refresh schedule based on its business requirements, subject to the Change Control Procedures set forth in Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services).

C. The financial responsibility of the Parties for Equipment and Software used in conjunction with the Services, including Refresh, shall be as set forth in Exhibit C.7 (Financial Responsibility Matrix).

D. Supplier shall perform the Refresh in accordance with Exhibit D.18 (Refresh Schedule).

3.14	Software Services

Supplier shall procure any additional software required by Supplier to provide the Services, meet Service Levels, or otherwise comply with this Agreement (the “New Software”), subject to ARCs, RRCs, and, as applicable, New Services.

3.15	Licenses and Permits

Supplier is responsible for obtaining all licenses, approvals, permits and authorizations required by applicable federal, state, or local laws or regulations that Supplier is required to have in order to perform the Services and, except as otherwise agreed to in writing by the Parties or as otherwise provided in this Agreement, Supplier is financially responsible for all fees, costs and taxes associated with such licenses, approvals, permits and authorizations. Supplier shall provide to Gap all such licenses, approvals, permits and authorizations within three (3) Business Days after Supplier’s receipt of Gap’s request.

3.16	Knowledge Transfer and Best Practices

Supplier shall implement the knowledge transfer process set forth in this Agreement to ensure that Supplier Personnel share the knowledge they have gained while performing the Services with Gap and the Gap Authorized Users. The knowledge transfer process shall ensure that important knowledge, information, and practices pass from Supplier and Supplier Personnel to Gap and Gap Authorized Users. At a minimum, such knowledge transfer

Gap Confidential and Proprietary Information

processes will include Supplier meeting with Gap and designated Gap Authorized Users at least once every twelve (12) months, or more frequently as Gap may request, to (a) explain how the Gap IT Environment operates in connection with the provision of the Services; (b) explain how the Services are provided; and (c) provide such training, Documentation and other materials as Gap may require for Gap to understand and operate the Gap IT Environment and understand and provide the Services after the expiration or termination of the Agreement.

As part of the Monthly Performance Reviews, Supplier shall report to the Gap Infrastructure Partnership Executive on Supplier observed opportunities for the introduction of best practices into Gap’s information technology processes. Beginning in the second year of the Agreement, and annually thereafter, Supplier shall work with Gap’s Infrastructure Partnership Executive to develop and present a yearly forum/briefing to Gap (1) to recommend best practice improvements to the Services, (2) to assist Gap in understanding how the use of such best practices is intended to align Gap’s technology investments with its Business Objectives, and (3) to assist Gap in analyzing return on its technology investments related to the Services.

3.17	Strategic / Business Planning and Process Implementation

Supplier shall provide the strategic and other business planning and process implementation services as required pursuant to the applicable Functional Service Area Statements of Work.

Supplier will provide business and technology intelligence and recommendations to support Gap’s optimization of its Equipment and Software refresh strategy. Supplier shall provide Gap with prioritized availability and knowledge of Supplier’s new technology developments that have been discussed publicly at no additional cost (for avoidance of doubt, the reference to ‘no additional cost’ refers only to the prioritized availability and knowledge, not provision of the actual technology) to the extent Supplier has made such developments Generally Available.

3.18	Budgeting Services

Supplier shall provide the budgeting services as required pursuant to applicable the Functional Service Area Statements of Work.

3.19	Reporting Services

In order to monitor the status, performance, and quality of the Services provided to Gap, Supplier shall provide Gap with various written reports described in Exhibit D.13 (Management Reports), as such reports may be amended from time to time by Gap. The nature and time frame of the reports shall be determined by Gap.

Unless stated otherwise in a Statement of Work or as directed by Gap, each of such reports shall be comprised of three (3) hard copies and (1) electronic copy to be

Gap Confidential and Proprietary Information

delivered to each of Gap’s Infrastructure Partnership Executive and the applicable Program Manager, together with a formal transmittal letter executed by Supplier’s Outsourcing Relationship Executive and the applicable Program Manager. If no time period is designated by Gap, after the reports have been defined and Approved by Gap, reports are due five (5) days from the end of the reporting period, or issue occurring.

3.20	Data Protection and Privacy

Supplier shall comply with Gap’s Data Protection and Privacy Procedures as set forth in the Exhibit D.1 (Gap Policies and Procedures). In addition, subject to mandatory compliance with applicable law, Supplier shall perform a reference and criminal background investigation on all Supplier Personnel with access to Gap Data and/or the Gap IT Environment. Notwithstanding the foregoing, *. Within five (5) days of any investigation, Supplier shall notify Gap of adverse results of any such reference and criminal background investigation to the extent permitted by law. Supplier shall not permit any Supplier Personnel who Supplier knows has been convicted of a crime of dishonesty, breach of trust, or money laundering to provide Services under this Agreement, or to have access to any Gap Proprietary or Confidential Information or Gap Data.

3.21	New Services

A. New Services Proposal

If Gap requests that Supplier perform any New Services, Supplier shall promptly prepare a New Services proposal for Gap’s consideration. Supplier shall prepare New Services proposals at no additional charge to Gap and shall deliver such proposal to Gap within a timeframe that is reasonable based on the nature and scope of the proposed New Services and, in event the proposed New Services are being competitively bid, in compliance with the competitive bidding requirements. A New Services proposal shall include, among other things, (i) a reasonably detailed project plan and a price estimate for the New Service; (ii) a reasonably detailed breakdown of such price or estimate, (iii) a reasonably detailed description of the service levels to be associated with such New Service; (iv) a schedule for commencing and completing the New Service; (v) a description of the new hardware or software to be provided by Supplier in connection with the New Service; (vi) a description of the software, hardware and other resources, including Resource Unit utilization, necessary to provide the New Service; and (vii) additional facilities, hardware, software or labor resources to be provided by Gap in connection with the proposed New Services. If Gap accepts Supplier’s proposal, the Parties will negotiate a mutually agreed to Statement of Work. Upon execution of the applicable Statement of Work, the scope of the Services included in the Charges will be expanded and this Agreement will be modified to include such New Services. Notwithstanding any provision to the contrary, the

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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pricing proposed by Supplier shall be reasonable and shall be no less favorable to Gap than the pricing and labor rates set forth herein for the same or substantially similar resources in the same country and shall take into account the existing and future volume of business between Gap and Supplier. All New Services must be Approved by Gap’s Chief Information Officer in accordance with Section 6.1 (Gap Approval).

B. Competing Bids

Gap may elect to solicit and receive bids from third parties to perform any New Services; provided, however, that Gap shall not disclose any Confidential and Proprietary Information provided by Supplier to Gap in any proposal for New Services. If Gap elects to use third parties to perform New Services, (i) such New Services shall not be deemed “Services” under the provisions of this Agreement and (ii) Supplier shall cooperate with such third parties as provided in Section 9 (Strategic Relationship Management).

C. New Sourcing Lines

In the event Gap elects to utilize Supplier to provide a new line of sourcing services (e.g., logistics and supply chain management, supply chain applications, and human resources support) (individually and collectively referred to as “New Sourcing Line(s)”), such services will be treated as New Services under this Agreement, provided that each New Sourcing Line will include in the proposal a unique Exhibit C (Fees and Resource Baselines); Statement(s) of Work; Service Level Agreement attachments, and as applicable, supporting exhibits. To the extent any provisions of this Agreement are deemed by the Parties to be inapplicable to such New Sourcing Line(s) or it is agreed that new provisions are required, such modifications will be addressed through an amendment to this Agreement, unless the Parties otherwise agree that a stand alone agreement that leverages the terms agreed to herein as applicable will facilitate the provision or management of the services.

4.	Single Relationship Agreement

All Services provided by Supplier shall be governed by this Agreement, and to the extent separate Implementation Agreements are approved in writing by Gap, such Implementation Agreements shall not change, alter, or modify any term of this Agreement, except as required by the law of the country in which Services are to be provided under such Implementation Agreement or as set forth in Section 5.3 (Terms and Conditions).

5.	Implementation Agreements

5.1	Execution

In each country in which Services shall be provided, Supplier Affiliate shall, before commencement of the Services, sign an Implementation Agreement. In the event Supplier Affiliate refuses to execute an Implementation Agreement, Supplier shall be responsible for (a) contracting with a third party as a Subcontractor under this Agreement to provide the

Gap Confidential and Proprietary Information

Services required under such Implementation Agreement, and (b) all costs (i) related to obtaining the services from such Subcontractor in excess of those costs that would have been charged by Supplier Affiliate and (ii) related to integrating such Subcontractor services into the Services.

5.2	Order of Precedence

Except for those country-specific terms and conditions set forth in Section 5.3 (Terms and Conditions) below, all the terms and conditions of this Agreement shall be incorporated in full and remain in full force and effect in all Implementation Agreements. Except for those country specific terms and conditions set forth in Section 5.3 (Terms and Conditions) below, in the event of any conflict or inconsistency between the terms and conditions of this Agreement, and the terms and conditions of an Implementation Agreement, the terms and conditions of this Agreement shall prevail.

5.3	Terms and Conditions

Each Implementation Agreement shall contain only the following country specific terms and conditions. There shall be no additional terms and conditions included in any Implementation Agreement except as set forth in this Section 5.3 (Terms and Conditions).

A. Any requirements specifically mandated by the laws, rules, regulations, directives, and/or statutes of the country of Supplier Affiliate and Gap Affiliate, including: (i) any country specific human resource requirements in relation to the Transitioned Employees, and (ii) any data protection requirements.

B. Those provisions necessary to allow both parties to operate within their respective tax structures and implement their respective internal payment processes. In the event the two structures are in conflict, Gap’s tax structure and payment processes shall take precedence, provided, however, in the event Supplier demonstrates that compliance with the above precedence requirement will create a material adverse impact as to Supplier, the Parties shall work cooperatively to reach a commercially reasonable and mutually beneficial resolution. Notwithstanding the foregoing, nothing in this paragraph B is intended to alter the agreement of the Parties as to the allocation of taxes set forth in Section 26.5 (Taxes).

C. Any provision necessary to establish jurisdiction and venue as to Supplier Affiliate as provided in Section 46.3 (Venue and Jurisdiction).

D. To the extent there are additional provisions not addressed above which are proposed to be included in an Implementation Agreement, such proposed provisions must be approved by Gap Corporate Counsel and Supplier Corporate Counsel. In the event the Parties are unable to agree upon such proposed additional provisions, such proposed additional provisions shall not be incorporated into the Implementation Agreement.

Gap Confidential and Proprietary Information

5.4	Parental Guarantee

Each Party shall provide a parental guarantee simultaneously with the execution of an Implementation Agreement. Each Party’s provision of a parental guarantee for any Affiliate executing an Implementation Agreement under this Agreement shall be made in the same or substantially similar form as that of Exhibit N.1 (Supplier Guarantee) and Exhibit N.2 (Gap Guarantee), as applicable.

6.	Unapproved Work

6.1	Gap Approval

A. When Gap’s consent, authorization, amendment, and/or other approval is expressly required under this Agreement, such consent, authorization, amendment, and/or other approval must be obtained by Supplier in writing from Gap’s Chief Information Officer or Gap’s Infrastructure Partnership Executive. Notwithstanding the foregoing, any consent, authorization, amendment, and/or other approval requiring the authorization of payment, or imposing an obligation on Gap for any fees, cost, or other expenses, must be obtained by Supplier in writing from Gap’s Chief Information Officer subject to the following exceptions:

(1) any consent, authorization, amendment, and/or other approval in an amount less than * per entire Statement of Work or authorized activity) can be approved by Gap’s Infrastructure Partnership Executive; and

(2) any consent, authorization, amendment, and/or other approval in an amount less than * per entire Statement of Work or authorized activity) can be approved by a Gap Program Manager.

B. After Supplier has obtained the consent, authorization, amendment, and/or other approval as set forth in this Section, Supplier is not required to obtain a consent, authorization, amendment, and/or other approval for the tasks related to the day to day execution of the applicable matter, unless additional consents, authorizations, amendments, and/or other approvals are specifically provided for in the Agreement.

C. For purposes of this Agreement, the writings constituting any consent, authorization, amendment, and/or other approval shall be (i) as to New Services, a signed and numbered Service Request, Change Request, or Statement of Work, as applicable; and (ii) as to Non-Recurring Initiatives, a signed and numbered Statement of Work. Supplier’s monthly invoices shall detail separately Charges for New Services, with reference to the specific numbered Service Request, Change Request, or Statement of Work constituting the consent, authorization, amendment, and/or other approval. Each calendar month, Gap’s Infrastructure

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Partnership Executive (or his or her designee) and Supplier’s Outsourcing Relationship Executive shall meet to review the Services invoiced to Gap in the previous calendar month, including the status of issues, if any, relating to Charges for New Services. Gap will make a good faith attempt to raise any disputes relating to any consent, authorization, amendment, and/or other approval of the Services performed promptly upon discovery of such dispute; provided that in no event shall Gap be permitted to dispute such consent, authorization, amendment, and/or other approval of the Services performed (and invoiced as provided in this Section) more than * (*) days after the date of the original invoice for such Service(s) and, thereafter, any such Charges shall be deemed to have Gap’s consent, authorization, amendment, and/or other approval.

6.2	Right to Reject

Gap reserves the right to reject any Services not Approved by Gap pursuant to Section 6.3 (Failure to Obtain Approval) or other provisions of this Agreement. Gap Approval is not required for those Services, other than Non-Recurring Initiatives, included in the Charges, including any ARCs or RRCs as to such Services.

6.3	Failure to Obtain Approval

A. Unless otherwise specified in Section 6.1 (Gap Approval) or otherwise specifically set forth in this Agreement, any consents, authorizations, amendments, or other approvals required under this Agreement must be obtained from Gap’s Chief Information Officer or Gap’s Infrastructure Partnership Executive.

B. If Supplier provides Services (or services other than those specified in this Agreement) to Gap without obtaining Gap Approvals in writing, as set forth in this Section, such Services (or other services) shall be deemed to be a gratuitous effort on the part of Supplier and Supplier shall have no claim whatsoever against Gap therefor (it being understood by the Parties that Supplier shall have no obligation to continue to provide such gratuitous Services (or other services) unless Approved by Gap in which case Gap shall compensate Supplier in accordance with this Agreement). Any services other than those specified under this Agreement that are Approved by Gap under the preceding sentence shall become a part of the Services and shall be subject to the terms and conditions of this Agreement.

C. If Supplier provides Services (or services other than those specified in this Agreement) that are deemed to be a gratuitous effort pursuant to subparagraph B above, constituting Equipment, Supplier Proprietary Software or commercially available off-the-shelf Supplier Third Party Software (e.g., Microsoft NT, Sun Solaris, HP Open View) and unless otherwise Approved, Gap shall permit Supplier to remove such Equipment, Supplier Proprietary Software or commercially available off-the-shelf Supplier Third Party Software at Supplier’s sole cost and expense and at Gap’s reasonable convenience.

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Gap Confidential and Proprietary Information

D. If Supplier provides Services (or services other than those specified in this Agreement) that are deemed to be a gratuitous effort pursuant to subparagraph B. above, constituting Gap Custom Software, Gap shall be entitled to retain and use such Gap Custom Software free of Charge, except that such Gap Custom Software shall not be deemed to be part of the Services subject to this Agreement and shall be provided to Gap by Supplier on an “AS IS” basis.

E. Gap shall provide Supplier with notice of any such gratuitous effort to the extent such gratuitous effort is known by Gap’s Governance Team as detailed in Section 19.1 (Governance).

7.	Service Levels

7.1	Service Level Agreements

Supplier shall provide all Services in accordance with the Service Levels.

7.2	Reports

Supplier shall collect all data and maintain all records and documentation required by this Agreement, the Statements of Work and to comply with the Service Levels. Supplier shall provide regular performance reports to Gap in accordance with Section 3.16 (Reporting Services) and Section 19.1 (Governance).

7.3	Root-Cause Analysis and Resolution

Within ten (10) days (or as otherwise agreed to by the Parties in writing) of receipt of a notice from Gap of Supplier’s failure to provide the Services in accordance with the Service Levels, Supplier shall (a) provide such services necessary to identify the cause of such failure, (b) provide Gap with a written report detailing the cause of, and procedures for correcting, such failure, and (c) provide Gap with reasonable evidence that applicable corrective steps have been taken. The foregoing does not limit other remedies available to Gap under this Agreement for such Service Level failures.

7.4	Cost and Efficiency Reviews

Supplier shall perform, on an annual basis, cost and efficiency reviews of the Services it provides and make recommendations to Gap for reducing the cost to Gap of the Services. Supplier’s recommendations shall include methods to efficiently utilize resources chargeable to Gap under the Agreement, including, but not limited to:

(1) Tuning or optimizing the Gap IT Environment used to perform the Services;

Gap Confidential and Proprietary Information

(2) Use and analysis of the results of predictive modeling, trend analysis, and monitoring tools;

(3) Analysis and isolation of Application and infrastructure design, configuration, and implementation flaws;

(4) Recommendations for aligning technology processes, tools, skills and organizational changes with Gap’s business requirements; and

(5) Employing new technologies in general use by Supplier to replace existing technologies used by Supplier to provide the Services, even if the use of such new technologies will result in a reduction in monthly revenues to Supplier under the Agreement. For example, in a circumstance in which manual tape mounts were a Resource Unit, it is required that Supplier would recommend use of automated tape mounts, if appropriate, even if implementation of such solution would result in a RRC under the Agreement.

In the event Supplier fails to include in its annual recommendations employment of new technologies (made Generally Available by Supplier to other customers for at least six (6) months) to replace existing technologies used by Supplier to provide the Services, and (1) Gap demonstrates through the Internal Dispute Resolution process that employment of such new technologies would result in a reduction to Gap of the Charges of the Services, and (2) if Gap elects to implement a subject new technology in accordance with this Agreement, it shall receive a $50,000.00 credit off of any Charge associated with the implementation of any such new technology by Supplier.

8.	Benchmarking

8.1	Benchmarking Process

A. After the * anniversaries of the Reference Date, Gap may initiate a benchmark analysis of (1) *, (2) *, (3) *, and/or (4) * (individually each, and collectively all, referred to as “Aggregated Service(s)”). For purposes of this Section 8 (Benchmarking), *. Supplier will provide, as reasonably requested by Gap in order to facilitate a meaningful and effective benchmark analysis, a detailed charge(s) breakdown of the Aggregated Services subject to the benchmark

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analysis into the elements of *. Additionally, as may be required to normalize the benchmark analysis, the fixed price component of the Annual Services Charge set forth in Table C-1 (Annual Services Charge) shall be allocated on a prorated basis to each of the Aggregated Service(s). Such allocation will be accomplished by dividing the then current Contract Year Charges for the applicable Aggregated Service(s) subject to the benchmark analysis by the total Annual Services Charge for the then current Contract Year to obtain the percentage of the fixed price Annual Services Charge to add to the Aggregated Service(s) in order to establish the then current total price for the Aggregated Service(s) subject to the benchmark analysis. Gap agrees not to duplicate a benchmarking for Aggregated Services within any * period. Gap will select and contract with an independent third party that routinely provides benchmarking as identified on Exhibit D.21 (Approved Benchmarkers) or as otherwise mutually agreed to in writing by the Parties (the “Benchmarker”) to objectively perform such benchmarking.

B. Each Party shall have the right to review the benchmarking procedures to be utilized by the Benchmarker. If and to the extent Gap and Supplier agree on specific directions, processes or methodologies to be provided to or applied by the Benchmarker, the Benchmarker shall be provided such directions and instructed to apply such processes or methodologies. Otherwise, the Benchmarker shall be instructed to use its professional judgment as to the appropriate processes and methodologies to be applied.

C. The Benchmarker shall execute an appropriately protective confidentiality agreement consistent with the terms of this Agreement that contains standard non-disclosure agreement protections, provided that Supplier shall have no obligation hereunder to (i) provide the Benchmarker any proprietary information or data relating to Supplier’s agreements with other customers or (ii) disclose to the Benchmarker Supplier’s cost of delivering the Services under this Agreement.

D. The Benchmarker shall have no financial incentive in the outcome of its analysis. The Benchmarker shall compare (using data from a representative sampling of contracts) the quality, resource utilization, and charges of the Aggregated Service(s) against the quality, resource utilization and charges of information technology service providers performing similar services to ensure that Gap is obtaining pricing and levels of service that are competitive with market prices and service levels, given the nature, volume, performance standards and type of Aggregated Service(s) provided by Supplier hereunder (“Benchmarking”). The prices established as a result of the Benchmarking shall be the “Benchmark”. In making this comparison, the Benchmarker shall insure its comparison accounts for vendor financing and other factors including: (i) whether vendor transition-in charges are paid by the customer as incurred or amortized over the term of the agreement; (ii) the extent to which vendor pricing includes the purchase of customer’s existing assets and on what basis; and (iii) the extent to which vendor pricing includes the cost of acquiring future assets. The Benchmarker shall identify such factors considered and the methodology used to account for such factors in its comparison.

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8.2	Benchmark Adjustments

A. The Benchmarker shall issue a preliminary written report reflecting its findings. The Parties will review the preliminary benchmark analysis report and provide any comments in writing to the Benchmarker and the other Party within fifteen (15) days of receipt of the analysis. The Benchmarker will be instructed to consider any such comments received within such fifteen (15) day period and, after such consideration and making any appropriate adjustments, to issue a final written report. The Benchmarker may accept or reject the comments of either Party in its sole discretion.

B. In the event that the Parties agree to the Benchmark result and Supplier’s prices for the Aggregated Service(s) is priced higher than the Benchmark, then Supplier shall either:

(1) in the event Supplier’s prices for the Aggregated Service(s) exceed the Benchmark by * or less, then Supplier shall reduce its prices for the Aggregated Service(s) down to the * in the next billing cycle. “*” shall mean the amount equal to * over Supplier’s prices for the Aggregated Service(s). For example, if the Benchmark for the Aggregated Services exceeds the then current Supplier Charges for the Aggregated Services by *, then Supplier shall reduce its prices for the Aggregated Services down by *; or

(2) in the event Supplier’s prices for the Aggregated Service(s) exceed the Benchmark by more than *, Supplier shall reduce its prices for the Aggregated Service(s) (i) down by * in the next billing cycle (ii) *. Within * of receiving the Benchmarking with a Benchmark triggering the pricing discussion requirement, Supplier shall provide Gap with a written proposal on *. The proposal shall *. Supplier’s proposal must be accompanied with sufficient detail to demonstrate to Gap what specific pricing metrics will be affected and how and may include discussion of technology architecture issues. The Parties shall structure and support the pricing discussions to proceed rapidly with the objective of completing such discussions within * of the date of receiving the Benchmarking. Failure of the Parties to agree on all pricing adjustments to be implemented within * of the date of receiving the Benchmarking, shall be deemed a rejection of Supplier’s proposal to reduce prices by Gap, unless the Parties otherwise agree in writing.

C. Should the Parties agree to adjust pricing as provided herein, such adjustments shall be *.

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D. If (1) Supplier fails to adjust its pricing as required under subpart B above, or (2) Gap (in its sole discretion) does not accept Supplier’s proposal to reduce its prices to the Benchmark as set forth in subpart B(2) above, Gap may terminate this Agreement in accordance with Section 33.5 (Termination for Failure to Implement Benchmark Adjustments).

E. All third party costs of the benchmarking shall be shared equally by the Parties.

9.	Strategic Relationship Management

9.1	Definitions

For purposes of this Section 9 (Strategic Relationship Management), the term “Managed Strategic Supplier” shall mean those Third Party Vendors identified by Gap as having responsibility under a separate agreement with Gap for the delivery of a critical service segment that must integrate with the Services. As of the Reference Date, Exhibit D.12 (Managed Strategic Suppliers) lists the Managed Strategic Suppliers. The listing of Managed Strategic Suppliers contained in Exhibit D.12 (Managed Strategic Suppliers) shall be updated from time to time by the written agreement of the Parties either through the Change Control Procedures or by a signed amendment to the Agreement.

9.2	Managed Strategic Supplier Services

A. Supplier’s obligations with regard to Managed Strategic Suppliers shall be as set forth in the applicable Statements of Work and include the following:

(1) work with Gap to plan the scope, requirements and specifications as to all Managed Strategic Suppliers for any particular project or engagement; provided, however, Gap will provide Supplier with a copy of the applicable agreements with its Managed Strategic Suppliers as needed to identify Supplier’s obligations under this Section;

(2) assume primary responsibility for properly fulfilling Gap’s operational, management, and administrative obligations under any agreement with a Managed Strategic Supplier; provided, however, nothing under this subpart obligates Supplier to accept financial or other liability as between it and the Managed Strategic Supplier;

(3) working with Gap to identify its business needs and assuming primary responsibility for incorporating those business needs in the design and development of specifications for the Managed Strategic Supplier’s services;

(4) act as Gap’s limited agent and coordinate the implementation of all projects and performance;

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(5) assume responsibility for managing the relationship and monitoring the Managed Strategic Supplier’s continuing performance under the terms of the agreement with the Managed Strategic Supplier and bring all performance issues under the applicable service levels to resolution in accordance with the terms of the agreement with the Managed Strategic Supplier, including but not limited to managing the Managed Strategic Supplier’s development and implementation of corrective action plans;

(6) monitor the Managed Strategic Supplier’s continuing timeliness under the terms of the agreement with the Managed Strategic Supplier, including, but not limited to managing the Managed Strategic Supplier’s development and implementation of corrective action plans;

(7) monitor and assess the Managed Strategic Supplier’s ability to efficiently and effectively deliver the agreed services under the terms of the agreement with the Managed Strategic Supplier; and

(8) review and verify the accuracy and compliance with the terms of the agreement with the Managed Strategic Supplier, including applicable statements of work and project agreements, of all invoices received by Gap from Managed Strategic Supplier and pursue all credits to which Gap may be entitled.

B. In the event of any failure of a Managed Strategic Supplier to achieve the service levels under the applicable service level agreement, Supplier shall promptly advise Gap’s Infrastructure Partnership Executive and the appropriate Program Manager of any performance or other issues. In addition to providing the Services set forth in Section 9.2A.(5), within ten (10) days of receipt of a corrective action plan and/or a root cause analysis of a service level failure from the Managed Strategic Supplier, Supplier shall provide Gap with a written analysis of the Managed Strategic Supplier’s corrective action plan and root cause analysis and an identification of mitigation measures that are determined by Supplier to minimize the likelihood of a recurrence of the failure. If further investigation into the root cause of the failure is required, then Supplier shall, as applicable, manage the Managed Strategic Supplier’s efforts with regard to such further investigation and/or perform such investigation. Supplier shall provide a report to Gap of relevant information discovered in the further investigation and such other information regarding the failure as Gap may reasonably request. Upon becoming aware of acts or omissions of a Managed Strategic Supplier that Supplier reasonably believes are likely to cause a failure to achieve a service level under the applicable Service Levels, Supplier will provide Gap with prompt written notice of such acts or omissions.

C. Gap shall be responsible for the payment of all invoices issued by the Managed Strategic Supplier for services rendered.

D. Supplier has to the right to approve any changes to any agreement with a Managed Strategic Supplier which would materially change or increase the level of Services provided by Supplier under this Section 9 (Strategic Relationship Management).

Gap Confidential and Proprietary Information

9.3	Appointment as Limited Agent

Gap hereby appoints Supplier as Gap’s limited agent for managing any agreements covering services or systems provided to Gap by a Managed Strategic Supplier. Gap agrees promptly to notify all appropriate third parties in writing of the nature and scope of such appointment of Supplier. Supplier’s appointment as Gap’s limited agent shall not include the authority to obligate Gap to pay any fees, costs or other expenses without obtaining in advance a Gap Approval. Supplier’s appointment as Gap’s limited agent as to a Managed Strategic Supplier or as to a specific applicable agreement between Gap and a Managed Strategic Supplier may be terminated by Gap. Any change by Gap to an existing Managed Strategic Supplier relationship or termination of Supplier’s status as limited agent as to such Managed Strategic Supplier shall be subject to an appropriate modification to Supplier’s rights and obligations under this Agreement. Gap agrees to cooperate with Supplier in its role as Gap’s limited agent with respect to a Managed Strategic Supplier. As of the Reference Date, Gap is not aware of any material breach under any Managed Strategic Supplier agreement nor are there any disputes pending in dispute resolution.

9.4	Lease Management

A. Definitions

For purposes of this Section 9.4 (Lease Management), the term “Gap Selected Lease Supplier” shall mean those third parties selected and identified by Gap as having responsibility under a separate agreement with Gap for the leasing of certain Gap Equipment. As of the Reference Date, Exhibit D.11 (Gap Selected Lease Agreements) lists the Gap Selected Lease Suppliers and the applicable agreements. The listing of Gap Selected Lease Agreements contained in Exhibit D.11 (Gap Selected Lease Agreements) shall be updated from time to time by the written agreement of the Parties either through the Change Control Procedures or by a signed amendment to the Agreement.

B. Lease Management Supplier Services

(1) Supplier’s obligations with regard to a Gap Selected Lease Supplier shall be as set forth below:

(a) work with Gap to plan the scope, requirements and specifications as to all Gap Equipment; provided, however, Gap will provide Supplier with a copy of the applicable agreements with its Gap Selected Lease Suppliers as needed to identify Supplier’s obligations under this Section;

(b) assume primary responsibility for properly fulfilling Gap’s operational, management, and administrative obligations under any agreement with a Gap Selected Lease Supplier; provided, however,

Gap Confidential and Proprietary Information

nothing under this subpart obligates Supplier to accept financial or other liability as between it and the Gap Selected Lease Supplier;

(c) working with Gap to identify its business needs and assuming primary responsibility for incorporating those business needs in the design and development of specifications for the Gap Equipment;

(d) act as Gap’s limited agent and coordinate the implementation of all Gap Equipment;

(e) assume responsibility for managing the relationship and monitoring the Gap Selected Lease Supplier’s performance under the terms of the agreement with the Gap Selected Lease Supplier; and

(f) review and verify the accuracy and compliance of all invoices received by Gap from a Gap Selected Lease Supplier with the terms of the agreement with the Gap Selected Lease Supplier, and pursue all credits to which Gap may be entitled.

C. Upon becoming aware of acts or omissions of a Gap Selected Lease Supplier that Supplier reasonably believes are likely to cause a failure to achieve a service level under the applicable Service Levels, Supplier will provide Gap with prompt written notice of such acts or omissions.

D. Gap shall be responsible for the payment of all invoices issued by the Gap Selected Lease Supplier for services rendered.

10.	Service Locations

10.1	Service Locations

The Services shall be provided from (1) the Gap Sites, (2) Supplier Service Locations, and (3) any other data center or location designated by Gap or Supplier; provided, however, that any such other data center or location must be Approved by Gap in writing and in advance ((1), (2), and (3) collectively, the “Service Locations”).

10.2	Shared Environment

Prior to migrating or relocating any of the Services to a Supplier Shared Service Center (other than those contemplated as of the Reference Date), Supplier shall provide to Gap, for Gap’s Approval, a proposal for the migration or relocation of such Services, including benefits, savings, or risks to Gap during the Term and upon the expiration or termination of this Agreement. Gap agrees to evaluate such migration or relocation proposals in good faith, acknowledging the potential that such relocation, while achieved at no additional cost

Gap Confidential and Proprietary Information

or savings to Gap, may enable Supplier to optimize its financial and delivery commitments under this Agreement.

10.3	Safety Procedures

A. Supplier shall maintain and enforce at Supplier Service Locations safety procedures that are at least (1) equal to industry standards for such Supplier Service Locations and (2) as rigorous as those procedures in effect at Supplier Service Locations as of the Reference Date.

B. At all Gap Service Locations, Supplier shall comply with Gap’s safety procedures provided in writing to Supplier or generally posted at a Gap Service Location. Supplier shall observe and comply with all Gap rules (disclosed to Supplier or Supplier Personnel in writing or by other means generally used by Gap to disseminate such information to employees or contractors) with respect to safety, health, facility security, and the environment and shall take all action necessary to avoid injury, property damage, spills or emissions of hazardous substances, materials or waste, and other dangers to persons, property or the environment. To the extent required by Gap, Supplier Personnel shall receive prescribed training from Gap without charge prior to entering certain Gap Sites or Gap Service Locations.

10.4	Security Procedures

As more specifically required pursuant to Section 2 (Security) of Exhibit A.2 (Cross Functional Services), Supplier shall adopt security measures for itself and its employees which shall include, but not be limited to:

A. Prohibition of the disclosure of Proprietary or Confidential Information within Supplier’s organization except to individuals requiring access to such information to perform Supplier’s obligations or exercise its rights under this Agreement;

B. Precluding access to Proprietary and Confidential Information by any Supplier employee, representative, agent or Subcontractor until such individual has been trained with regard to the handling of the Proprietary or Confidential Information, use of security measures identified herein, and (1) with respect to Supplier’s employees, has completed Supplier’s applicable * (or its successors) (provided, however, for purposes of this Agreement and with respect to Supplier’s employees providing Services under this Agreement, * (or its successors) shall be deemed to apply to and include all of the Gap Systems), and (2) with respect to Supplier’s representatives, agents, or Subcontractors, Supplier has included provisions comparable to *;

C. Requiring all (1) new employees to complete Supplier’s applicable *

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* (or its successors) (provided, however, for purposes of this Agreement and with respect to Supplier’s employees providing Services under this Agreement, * (or its successors) shall be deemed to apply to and include all of the Gap Systems), and (2) representatives, agents, or Subcontractors, to execute Subcontractor, agent, or other agreements with provisions comparable to *;

D. Providing each individual authorized to electronically access Proprietary or Confidential Information with a unique access code and notifying such individual that disclosure of any password, access code, or security device shall result in disciplinary action, including termination;

E. Promptly canceling any password or security access code when an individual is terminated, transferred, or on a leave of absence and providing prompt notice of such event to Gap as agreed in the Gap Policies and Procedures and consistent with Gap System security requirements;

F. In the event employment is terminated involuntarily, ensuring that the individual’s access to Proprietary or Confidential Information is blocked prior to notifying the individual of the involuntary termination;

G. Requiring that Gap procedures (provided in writing to Supplier or generally posted at the Gap Service Locations) are followed by Supplier Personnel to physically safeguard all telecommunication switches, computer rooms, and tape libraries, as well as restricting access to such sites to authorized personnel through card access system (“CAS”) badges where such systems are utilized;

H. Requiring that audit trails are established and maintained with regard to Trusted Identifications created by Supplier and provide such audit trails to Gap upon Gap’s request. Without limitation, *; and

I. Requiring, to the extent consistent with Gap Polices and Procedures (Exhibit D.1), that the Equipment and the Gap IT Environment have the firewalls, segmentation, encryption, or other safeguards designed to (1) protect the transmission of Gap Data and Proprietary or Confidential Information, (2) properly authenticate users, and (3) prohibit the unauthorized access to Gap Data or Confidential or Proprietary Information or the

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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Gap IT Environment, all as set forth in Section 2 (Security) of Exhibit A.2 (Cross Functional Services).

10.5	Access To Gap Sites

Gap shall provide Supplier with access to and use of the Gap Sites (or equivalent space) as necessary for Supplier to comply with the terms of this Agreement. All Gap owned or leased assets provided for the use of Supplier under this Agreement shall remain in Gap Sites unless Gap otherwise agrees in writing. Supplier shall have no tenancy, or any other property or other rights, in Gap Sites. In addition, all leasehold improvements made by or for Supplier during the Term shall be and remain part of the Gap Site. All such improvements shall be made: (i) only with Gap’s prior written Approval; and (ii) at Supplier’s sole cost and expense. Supplier acknowledges and agrees that, as of the Reference Date, the Gap Sites are sufficient, together with Supplier Service Locations, to enable Supplier to provide the Services as required by this Agreement. All Gap Sites are provided hereunder on an “as is, where is” basis.

10.6	Furniture, Fixtures and Equipment

The facilities provided by Gap for the use of Supplier will be generally comparable to the standard space then occupied by similarly-situated Gap employees. Gap shall provide, for the use of Supplier Personnel occupying space at Gap Sites, office furniture and fixtures generally comparable to the furniture and fixtures provided to similarly-situated Gap employees. Supplier Personnel using the facilities provided by Gap will be accorded reasonable access to the communications wiring in such facilities (including fiber, copper, and wall jacks) and the use of, certain shared office equipment and services such as photocopiers, local and long distance telephone service for Gap-related calls, mail service, office support service (e.g., janitorial), heat, light, and air conditioning. Supplier shall be responsible for providing all other office, data processing and computing equipment, and services needed by Supplier or Supplier Personnel to provide the Services, and for upgrades, improvements, replacements, and additions to such equipment or services provided that those affected Gap employees may continue to utilize their current workstations until such time that the workstation is scheduled for refresh or otherwise requires replacement. At that time, Supplier shall replace such workstation with Supplier Equipment.

10.7	Gap’s Responsibilities Regarding Utilities

Gap shall provide, or shall cause Supplier to be provided with, site maintenance, site management, site administration and similar services for Gap Sites used by Supplier or Supplier Personnel to provide the Services and maintain at historical levels the building and property electrical systems; water, sewer, lights, heating, ventilation, and air conditioning (“HVAC”) systems; physical security services; general custodial/landscape services, including monitoring and maintaining the uninterruptible power supply (“UPS”) system; and air handlers and water chillers; and shall pay for electrical power, water, natural gas

Gap Confidential and Proprietary Information

used or consumed by Supplier or Supplier Personnel at such Gap Sites. Gap shall maintain the account relationship with power utility, the water utility, and the natural gas utility companies.

10.8	Supplier’s Responsibilities Regarding Facilities

Except as provided in Sections 10.5 (Access to Gap Sites), 10.6 (Furniture Fixtures and Equipment), and 10.7 (Gap’s Responsibilities Regarding Utilities), Supplier shall be responsible for providing all furniture, fixtures, equipment, space, tools, vehicles and other facilities required to perform the Services and all upgrades, improvements, replacements and additions to such furniture, fixtures, equipment, space, tools, and facilities. Without limiting the foregoing, Supplier shall: (i) provide all site maintenance, site management, site administration and similar services at Supplier Service Locations, other than Gap Sites; and (ii) provide all necessary emergency power supply and uninterrupted power supply services at Supplier Service Locations, other than Gap Sites; and (iii) provide such other services as required pursuant to Gap’s Policies and Procedures. To the extent Supplier identifies methods of optimizing use of Gap facilities with regard to Supplier’s use of such facilities for delivering the Services (e.g., more efficient use of floor space, more efficient usage of power and air conditioning) it will advise Gap of such recommendations.

10.9	Physical Security

Gap is responsible for the physical security of the Gap Sites; provided, that Supplier will be responsible for access and control of the areas that Supplier is using in performance of this Agreement and as more specifically required pursuant to the Gap Policies and Procedures. Supplier shall not authorize any person to have access to, or control of, any such area unless such access or control is permitted in accordance with control procedures Approved by Gap.

10.10	Employee Services

Subject to applicable security requirements that are provided in writing to Supplier or posted at a Gap Site, Gap will permit Supplier Personnel to use all employee facilities (e.g., parking, cafeteria, and common facilities) at the Gap Sites that are generally made available to the employees of Gap or Gap Authorized Users. Supplier Personnel will not be permitted to use such employee facilities designated by Gap for the exclusive use of certain Gap or Gap Authorized User employees.

10.11	Use of Gap Sites

Unless Supplier obtains Gap’s prior written agreement, which may be withheld by Gap in its sole discretion, Supplier shall use the Gap Sites, and the Gap Equipment and Software located therein, only to provide the Services to Gap and the Authorized Users. Gap reserves the right in its sole discretion to relocate a Gap Site (or the space within a Gap Site) from which the Services are then being provided by Supplier to another location; provided that, in such event, Gap will provide Supplier with ninety (90) days advance written notice and with

Gap Confidential and Proprietary Information

comparable space in the new location. In advance of a Material Move, Supplier and Gap shall identify one-time or recurring additional or reduced costs or expense associated with such relocation, and agree upon methods of mitigating and equitable allocation of such cost and/or expenses. The Parties agree that a “Material Move” for purposes of this Section 10.11 (Use of Gap Sites) is one that creates an additional commute for Supplier Personnel of * or more miles. When the Gap Sites are no longer required for the performance of the Services, Supplier shall return such Gap Sites to Gap in substantially the same conditions as when Supplier began use of the Gap Sites, subject to reasonable wear and tear. Nothing in this Section 10.11 (Use of Gap Sites) is intended to pre-determine whether Supplier services relating to a Material Move constitute a Non-Recurring Initiative or are included within the Services.

Gap also reserves the right to direct Supplier to cease using all or part of the space in a Gap Site from which the Services are then being provided by Supplier and to thereafter use such space for its own purposes. In such event, Gap shall reimburse Supplier for any reasonable incremental costs incurred by Supplier as a result of such direction; provided that such direction is not expressly contemplated in this Agreement and that Supplier notifies Gap of such additional incremental costs and uses commercially reasonable efforts to minimize such costs.

10.12	Damage to Gap Facilities, Buildings, or Grounds

Supplier shall repair, or cause to be repaired, at its own cost, any and all damage to Gap Sites caused by Supplier or Supplier Personnel. Such repairs shall be made immediately after Supplier has become aware of such damage, but in no event later than thirty (30) days after the occurrence. If Supplier fails to make timely repairs, Gap may make any necessary repairs. All costs incurred by Gap, as determined by Gap, for such repairs shall be repaid by Supplier by cash payment upon demand, or without limitation of all Gap’s other rights and remedies provided by law or under this Agreement, Gap may deduct such costs from any amounts due to Supplier from Gap under this Agreement.

10.13	Use of Supplier Service Locations

During the Term, Supplier will provide to Gap at no charge (i) temporary access to and reasonable use of Supplier Service Locations, and (ii) temporary access to reasonable work/conference space at Supplier Service Locations for Gap to exercise its rights under this Agreement, subject to Gap’s compliance with Supplier’s posted security policies and procedures while at such facilities. The facilities provided by Supplier for the use of Gap will be generally comparable to the standard space then occupied by similarly-situated Supplier employees.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

11.	Data Backup and Disaster Plan

11.1	Data Backup

Supplier shall back-up all Gap Data as provided in the applicable Functional Service Area Statements of Work.

11.2	Disaster Plan

Supplier shall maintain and implement disaster avoidance procedures as required pursuant to Section 3 (Disaster Recovery Services) of Exhibit A.2 (Cross Functional Services). The Disaster and Recovery Plan for Supplier Service Locations shall be reviewed and updated during the Term to conform with ISO 9000 standards. Supplier shall notify Gap of the completion of the ISO 9000 annual compliance certification or audit, and make such certification or audit available to Gap or its designee for review. Recommendations of new technology by Supplier’s or Gap’s communications, equipment, and uninterruptible power supply vendors shall also be reviewed on a regular basis and be included in Supplier’s planning process as appropriate.

11.3	Disaster Avoidance

As to those Supplier Service Locations (other than Gap Sites), Supplier shall maintain disaster avoidance procedures designed to safeguard the Gap Data and the availability of the Services, throughout the Term. Such disaster avoidance procedures include, but are not limited to, the following:

A. Physical Security

Access to Supplier Service Locations shall be strictly controlled by Supplier. An electronic badge system or other appropriate systems will be maintained and utilized by Supplier to control access to Supplier Service Locations. *. In addition, Supplier shall, on a twenty-four (24) hours a day, seven (7) days a week basis, monitor Supplier Service Locations access. Supplier shall also (to the extent such acts do not violate any union agreement) maintain, to the extent Supplier deems necessary, operational video cameras to monitor the main entrance, parking facilities, and critical areas within Supplier Service Locations twenty-four (24) hours a day, seven (7) days a week.

B. Fire Protection

As to Supplier Data Center(s), fire detection, containment, and fire suppression systems and processes shall meet Supplier, Industrial Risk Insurers (IRI), and National Fire Protection Association (NFPA) requirements and shall be regularly reviewed and updated.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

C. Power Supply

As to Supplier Data Center(s), Supplier shall maintain two levels of power backup designed to provide uninterrupted operation of Supplier Data Center(s) and equipment located in such Supplier Data Center(s) in the event of a loss of power. Supplier Data Center(s) will also have EPS generation as a second source of backup power.

D. Equipment/Air Conditioning

As to Supplier Data Center(s), Supplier shall maintain two (2) levels of protection against loss of cooling, including a primary backup system and a secondary backup system that shall be capable of providing continuous cooling during a power outage.

E. Hardware and Software Changes

Supplier shall strictly comply with the Change Management procedures as set forth in Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services), and shall ensure that Supplier Personnel are familiar with such procedures and that such procedures are used for both hardware and software Changes.

As to the Gap Data Centers occupied by Supplier, Supplier shall be vigilant of the Disaster avoidance services and systems provided by Gap or third party suppliers on behalf of Gap; and report in writing to Gap issues known by Supplier to create a physical risk to the Data Center of the personnel working therein.

11.4	Disaster Recovery

Supplier shall maintain disaster recovery plans to be used in the event of any unplanned interruption of the operations of, or accessibility to, the Gap IT Environment throughout the Term in accordance with Section 3 (Disaster Recovery Services) of Exhibit A.2 (Cross Functional Services).

11.5	Public Telecommunications Facilities

Except as to the obligations of Supplier contained in this Agreement, Supplier shall not be responsible for corruption, damage, loss or mistransmission of data during transmission via a network transport carrier, nor shall it be responsible for the security of data during transmissions via a network transport carrier.

12.	Communications Systems and Access to Information

Supplier understands that Supplier may receive access to Gap’s computers and electronic communications systems, including voicemail, email, customer databases, and internet and intranet systems (for purposes of this paragraph, “systems”). Such systems are intended for legitimate business use related to Gap’s business. Supplier acknowledges that Supplier does not

Gap Confidential and Proprietary Information

have any expectation of privacy as between Supplier and Gap in the use of or access to Gap’s systems and that all communications made with such systems by or on behalf of Supplier are subject to Gap’s scrutiny, use and disclosure (subject to the protections of Proprietary or Confidential Information herein), in Gap’s sole discretion. Gap reserves the right, for business purposes, to monitor, review, audit, interpret, access, archive and/or disclose (subject to the protections of Proprietary or Confidential Information herein) materials sent over, received by or from, or stored in any of its systems. This includes, without limitation, email communications sent by users across the internet and intranet from and to any and all domain names maintained by Gap. Gap reserves the right to override any security passwords to obtain access to Gap’s Systems. Subject to the Policy and Procedures Manual provisions regarding coordination of investigations set forth in Exhibit D.1 (Gap Policies and Procedures), Supplier also acknowledges that Gap reserves the right, for legitimate business purposes related to investigations of wrongful use of Gap’s systems, to search all work areas at Gap Sites (for example, offices, cubicles, desks, drawers, cabinets, computers, computer disks and files), or in cooperation with Supplier and subject to Supplier’s consent, at Supplier’s sites, and all personal items brought onto Gap property.

13.	Non-Exclusive Relationship

13.1	Non-Exclusivity

Notwithstanding anything else to the contrary, this Agreement shall be non-exclusive in nature, and Gap shall at all times have the right to perform any of the Services itself or to contract with a third party to perform any service included in the Services or other obligations of Supplier in this Agreement (“Migrated Service(s)”). In the event Gap contracts with a third party to perform any Migrated Service or performs such Migrated Service itself, Supplier shall reasonably cooperate with Gap and any such third party, including providing: (1) the necessary information related to the Migrated Services that Gap reasonably requests to enable Gap to draft a request for proposal(s) relating to the Migrated Services and to provide existing information to support due diligence for recipients of such request for proposal; (2) access to Supplier Service Locations being used by Supplier to provide the Services as necessary for Gap or a third party to survey the current environment being used to deliver the Migrated Service(s); (3) existing written requirements, standards, and policies for systems operations so that any developments of such third party may be operated by Supplier; (4) assistance and support services to Gap or such third party to the extent related to the Services; (5) to the extent permitted by the applicable third party agreements, access to the Gap IT Environment in connection with such Migrated Service; and (6) such information regarding the operating environment, system constraints and other operating parameters related to the Services as a person with reasonable commercial skills and expertise would find reasonably necessary for Gap or a third party to perform the Migrated Service. Gap shall require any such third party to comply with Supplier’s reasonable requirements regarding operations, confidentiality, and security and Supplier shall not be required to disclose any confidential information other than as necessary to comply with the obligations of this Section, but in no event shall Supplier be

Gap Confidential and Proprietary Information

required to disclose information of a Supplier customer (other than Gap) or any Supplier cost data.

13.2	Multi-Vendor Environment

Supplier acknowledges that it will be delivering the Services in a multi-vendor environment, with Gap and the Gap Third Party Vendor(s) providing services relating to the Gap IT Environment. Effective operation of such an environment requires not only the cooperation among all service providers, including Supplier, but also collaboration in addressing service-related issues that may cross over from one service area or provider to another and related to the Services (“Cross-Over Issues”). As part of the Services, Supplier will actively provide and support tasks associated with operating and maintaining a collaborative approach to Cross-Over Issues in the same manner as if the Supplier Service relevant to the Cross-Over Issue was being provided in-house by Gap rather than by Supplier.

Supplier shall use commercially reasonable efforts to identify all work efforts and deliverables of which Supplier has knowledge, whether performed by Supplier, Subcontractors, Supplier Third Party Vendors, Gap, or the Gap Third Party Vendor(s) that may impact the delivery of the Services (the “Service Interdependency”).

14.	Human Resources

As to the United States and Canada, the terms and conditions relating to human resources and transitioned employees are as set forth in Exhibit H (Human Resources). For all other countries, the terms and conditions relating to human resources and transitioned employees shall be as set forth in that country’s Implementation Agreement.

15.	Statements of Work

Supplier and Gap shall execute a Statement of Work containing, at a minimum, the information set forth on Exhibit I (Form of Project Statement of Work) for any Project.

16.	Gap Authorized User Satisfaction

16.1	Baseline Gap Authorized User Satisfaction Survey

In the time frames set forth in Exhibit B.2 (Critical Deliverables), an independent third party selected by Gap shall conduct a baseline Gap Authorized User satisfaction survey for affected users at each Gap Service Location and/or Gap Site Approved by Gap measuring their satisfaction with their receipt of the Services. This Gap Authorized User Satisfaction Survey shall be mutually agreed upon by the Parties, and shall be administered as determined by the selected organization and shall be the initial baseline for measurement of user satisfaction improvement described in Section 16.2 (Gap Authorized User Satisfaction Survey).

Gap Confidential and Proprietary Information

16.2	Gap Authorized User Satisfaction Survey

Every six (6) months during the first four (4) years of the Term and annually thereafter (unless otherwise agreed in writing by the Parties), an independent third party selected by Gap shall conduct a Gap Authorized User Satisfaction Survey for each Gap Service Location and/or Gap Site. The survey shall, at a minimum, cover at least the following classes of users: (1) sample of end users of the Services and (2) all senior management of Gap. The content, scope, and method of the survey shall be consistent with the baseline Gap Authorized User Satisfaction Survey conducted pursuant to Section 16.1 (Baseline Gap Authorized User Satisfaction Survey) and the timing of the above surveys are subject to Gap’s Approval. It is the goal of Supplier to increase Gap Authorized User satisfaction for each class of Gap Authorized Users. The baseline for determining the initial gap shall be the results of the surveys conducted pursuant to Section 16.1 (Baseline Gap Authorized User Satisfaction Survey). The baseline for determining subsequent gaps will be the results of the Gap Authorized User Satisfaction Survey compared to the immediately prior Gap Authorized User Satisfaction Survey. Supplier agrees that increasing measured Gap Authorized User satisfaction shall be a key performance incentive for compensation for key executives assigned to Gap’s account. The costs for all Gap Authorized User Satisfaction Surveys shall be borne solely by Gap. Notwithstanding the foregoing, in the event that any Gap Authorized User Satisfaction Survey fails to meet the applicable Service Level, the cost of all surveys following such failure shall be borne solely by Supplier until the Service Level failure has been remedied by Supplier (after a survey Service Level failure is remedied Gap again shall bear the costs of the subsequent survey); provided, however, that the first Gap Authorized User Satisfaction Survey immediately following any Service Level failure shall be conducted no earlier than six (6) months, and no later than seven (7) months, after such failure.

17.	Gap Responsibilities

17.1	Obligations

During the Term, Gap shall on a timely basis and at no charge to Supplier:

A. Maintain the Gap Infrastructure Partnership Executive in accordance with Section 19.5 (Gap Infrastructure Partnership Executive).

B. Cooperate with Supplier to the extent reasonably necessary in the performance by Supplier of Supplier’s obligations to offer employment to and hire the Transitioned Employees.

17.2	Interfering Acts

Supplier shall be excused from its responsibility to perform a specific obligation under this Agreement if and only to the extent such non-performance of the specific obligation is caused by Gap’s breach of its performance obligation(s) under the Agreement; provided that upon the occurrence of acts or omissions by Gap in breach of Gap’s performance

Gap Confidential and Proprietary Information

obligation(s) under the Agreement which have been determined by Supplier to be likely to adversely impact its ability to deliver or meet such specific obligation, Supplier shall advise Gap’s Infrastructure Partnership Executive of such occurrence in writing promptly and identify the reason for Supplier’s inability to perform its obligation as a result of Gap’s failure to perform its obligation(s) under this Agreement. Nothing in the forgoing shall (1) relieve Supplier of any portion of liability Finally Determined by a court to be Supplier’s arising from a breach of contract claim as to such failure to perform (2) preclude Gap from asserting such failure by Supplier to perform an obligation under this Agreement as a basis for Gap to terminate the Agreement for cause if subsequently discovered facts demonstrate the failure was not caused by Gap’s failure to perform its obligations under this Agreement; or (3) preclude Gap from asserting such failure by Supplier to perform an obligation under this Agreement as a basis for Gap to terminate the Agreement for cause if Supplier conduct, not caused by Gap’s failure to perform its obligation(s) under this Agreement, contributing to the failure is determined to be one of numerous breaches of its duties or obligations under the Agreement which in the aggregate are material as provided in Section 33.2(iii) (Termination For Cause By Gap).

17.3	Strategic Control

Gap shall retain strategic control of all aspects of the services, products and processes used in Gap’s business, including decisions concerning the Services, Gap IT Environment, architecture, and technical standards. In connection with implementing such strategic control, Gap shall: (i) establish processes and designate decision-makers to exercise strategic control over the Services; and (ii) establish procedures to consult with Supplier and other suppliers when and to the extent Gap determines it to be appropriate. As part of the Services, Supplier shall provide business intelligence and analysis to Gap in connection with strategy development, assessment, and implementation strategy. All final decisions on matters relating to strategic control over the Services shall be made by Gap.

18.	Services Team

18.1	Supplier Outsourcing Relationship Executive

Supplier shall (1) present three (3) candidates from which Gap will select an individual who (from the Reference Date) shall be in charge of implementing the Services on a Full-Time basis and (2) replace this individual when required or permitted pursuant to this Section 18.1 (Supplier Outsourcing Relationship Executive) or Section 18.3 (Conduct of Supplier Personnel). Supplier’s appointment of any Supplier Outsourcing Relationship Executive shall be subject to Gap’s written consent. The initial Supplier Outsourcing Relationship Executive shall be *. Unless otherwise agreed by the Parties, Supplier Outsourcing Relationship Executive shall be located at 850 Cherry Avenue, San Bruno, CA 96066. Supplier shall not reassign or replace any Supplier Outsourcing Relationship Executive or Supplier Key Employees, during the * of his or her assignment unless, but in no event sooner than * from the Reference Date: (1) Supplier obtains Gap’s consent in writing (with respect to Supplier Key Employees which such consent shall not be unreasonably

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

withheld) to such reassignment or replacement; or (2) the individual (a) voluntarily resigns from Supplier, or (b) is dismissed by Supplier for (i) misconduct (e.g., fraud, drug abuse, theft) or (ii) unsatisfactory performance in respect of his or her duties and responsibilities to Gap or Supplier, or (c) is removed from Supplier Personnel pursuant to Section 18.3 (Conduct of Supplier Personnel), or (d) is unable to work due to his or her death or disability, or (e) as to Supplier Key Employees (excluding Supplier Outsourcing Relationship Executive) the individual requests reassignment under compassionate circumstances (e.g. relocation of a spouse) (subparts (1) and (2) are collectively referred to as “Approved Reassignments”); provided, however, that even for Approved Reassignments, Supplier shall not reassign or replace any Supplier Technology executive or Supplier Key Employee if such reassignment or replacement would materially disrupt Gap’s operation, until the completion or Gap Approved transition of any Projects to which Supplier Outsourcing Relationship Executive or Supplier Key Employee is assigned. No Approved reassignment shall occur without at least thirty (30) days (or reasonably practical under the circumstances) prior written notice to Gap.

18.2	Supplier Key Employees

As of the Initiation Date and from time to time as Gap and Supplier may agree during the Term, but no less frequently than annually, Gap and Supplier shall designate certain employees of Supplier as key employees (collectively, the “Supplier Key Employees,” and individually, each a “Supplier Key Employee”). Supplier Key Employees shall be dedicated to the Gap account Full-Time. The initial Supplier Key Employees are those individuals listed in Exhibit H.2 (Critical Support Personnel) and Exhibit M (Key Employees). Except for a replacement or reassignment of Supplier Key Employees due to the occurrence of an Approved Reassignment, Supplier shall not reassign or replace any Supplier Key Employee, if such reassignment or replacement would materially disrupt Gap’s operations, until the completion of any Projects to which Supplier Key Employee is assigned. No Approved Reassignment of a Supplier Key Employee shall occur without at least thirty (30) days (or as reasonably practical under the circumstances) prior written notice to Gap. *.

18.3	Conduct of Supplier Personnel

While at the Gap Service Locations, Supplier Personnel shall (1) comply with reasonable requests, standard rules, and regulations of Gap communicated to Supplier regarding personal and professional conduct (including the wearing of a particular uniform or identification badge and adhering to Gap regulations and general safety practices or procedures) generally applicable to such Gap Service Locations, and (2) otherwise conduct themselves in a businesslike manner.

Gap’s Chief Information Officer or the Gap Infrastructure Partnership Executive shall have the right to Approve or request the removal of any member of Supplier’s

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

Personnel at a Gap Service Location (including, but not limited to, Supplier Outsourcing Relationship Executive, Supplier HR Representative, Supplier Key Employees, and Project Staff) assigned to perform under this Agreement. Should Gap, in its sole discretion, be dissatisfied with the performance, competence, responsiveness, capabilities, cooperativeness, or fitness for a particular task of any person assigned by Supplier to perform Services at a Gap Service Location under this Agreement (including, but not limited to, Supplier Outsourcing Relationship Executive, Supplier HR Representative, Supplier Key Employees, and Project Staff) Gap may request the replacement of that person; provided, however, before Supplier shall be required to remove such individual, Supplier shall have a reasonable opportunity to remedy such situation with Gap’s Chief Information Officer or the Gap Infrastructure Partnership Executive. Supplier shall make reasonable efforts to furnish a qualified replacement within fifteen (15) business days. In the event Supplier should ever need to remove any member of Supplier’s Personnel from performing services under this Agreement at a Gap Service Location, Supplier shall provide Gap with adequate notice, except in circumstances in which such notice is not possible, and shall work with Gap on a mutually agreeable transition plan so as to provide an acceptable replacement and ensure project continuity.

Supplier agrees that all Supplier Personnel assigned to performing this Agreement must have experience or suitable training and skills in the areas in which they are responsible for performing the tasks to which they will be assigned under this Agreement. In the event that the actions or inactions of Supplier Personnel create additional work in connection with the performance of the Services that would have otherwise been unnecessary in the absence of such action or inaction, Supplier shall perform all such additional work at no additional charge to Gap, unless such action or inaction is demonstrated by Supplier to be at the direction of Gap. In addition, Supplier agrees that it will take all commercially reasonable steps to assure continuity over time of the membership of the group constituting Supplier Personnel. Supplier shall promptly fill any vacancy on a Non-Recurring Initiative for which Gap is paying on a time and materials basis with personnel having qualifications comparable in the area of the Non-Recurring Initiative to those of Supplier Personnel being replaced.

18.4	Substance Abuse

Supplier agrees to immediately remove any Supplier Personnel who engage in substance abuse while on Gap Service Locations, in a Gap vehicle, or while performing Services. Substance abuse includes the sale, attempted sale, possession or use of illegal drugs, drug paraphernalia, or alcohol, or the misuse of prescription or non-prescription drugs. Supplier shall adhere strictly to its own substance abuse policy in the event of any suspected substance abuse by any Supplier Personnel. Supplier represents and warrants that Supplier and Supplier Affiliates have and will maintain a substance abuse policy and that such policy will be applicable to all Supplier or Supplier Affiliate Personnel performing Services under this Agreement. Supplier also represents and warrants that each of its Subcontractors has and will maintain a substance abuse policy and that such policy will be applicable to all employees of such Subcontractor performing Services under this Agreement.

Gap Confidential and Proprietary Information

18.5	Union Agreements and WARN Act

Supplier shall provide Gap not less than ninety (90) days written notice of the expiration of any collective bargaining agreement with unionized Supplier Personnel if the expiration of such agreement or any resulting labor dispute could potentially interfere with or disrupt the business or operations of Gap or an Authorized User or impact Supplier’s ability to timely perform its duties and obligations under this Agreement, and shall meet with Gap on a weekly basis (or such other timeframe as designated by Gap) thereafter to jointly develop an appropriate contingency/risk mitigation plan.

Supplier shall not, for a period of * after the Initiation Date, cause any of the Transitioned Employees to suffer “*” as that term is construed pursuant to the WARN Act, if * could create any liability for Gap or the Gap Authorized Users, unless Supplier delivers notices under the WARN Act in a manner and at a time such that Gap or the Gap Authorized Users bear no liability with respect thereto.

* shall be responsible for any liability, cost, claim, expense, obligation or sanction attributable to any breach by * of this Section that results in * being in violation of the WARN Act or the regulations promulgated thereunder.

19.	Management And Control

19.1	Governance

Supplier shall comply with Gap’s governance model as set forth on Exhibit D.2 (Governance).

19.2	Meetings

A.	Weekly Operational Meeting

Every week, Gap’s Infrastructure Partnership Executive and Supplier’s Outsourcing Relationship Executive shall meet to discuss ongoing operational issues, including, any Service Level issues.

B.	Monthly Performance Reviews

Every month, Gap and Supplier shall meet to discuss the status of the Agreement (the “Monthly Performance Reviews”). All Monthly Performance Reviews shall, at a minimum, address the issues set forth in the Monthly Performance Review Agenda attached hereto as Exhibit L (Monthly Performance Review - Standing Agenda). Gap and Supplier shall be entitled to designate specific members of its staff to attend the Monthly Performance Reviews; provided, however, the Gap Infrastructure Partnership Executive and Supplier’s Outsourcing Relationship Executive shall be required to attend all Monthly Performance Reviews in person at the Gap Site designated by Gap prior to such meeting. Supplier shall

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

prepare a written report addressing the standing agenda issues and be prepared to discuss the reports and the variances, if any, from the Gap view of the same issues.

C.	Quarterly Executive Meetings

One (1) time every calendar quarter, Gap’s Chief Information Officer, Infrastructure Partnership Executive and invited executives and subject matter experts and Supplier’s Industry Vice President, Outsourcing Relationship Executive, and invited executives and subject matter executives shall meet at a time and place designated by Gap (the “Quarterly Executive Meetings”). The agenda for all Quarterly Executive Meetings shall include, at a minimum, the following information: (1) a summary report of the Monthly Performance Reviews occurring since the last Quarterly Executive Meeting, (2) key items for discussion and major issues for resolution, and (3) relationship “next steps” (i.e., specific items relating to relationship management and proposed methods to derive new and/or additional value out of Supplier’s and Gap’s relationship).

D.	Meetings Cumulative

The meetings set forth in this Section 19.2 (Meetings) are in addition to, and cumulative with, all other meetings set forth in a Statement of Work or otherwise requested by Gap from time to time.

19.3	Gap Policies and Procedures

Supplier shall provide all Services under this Agreement in accordance with Gap’s Policies and Procedures, and to the extent it is not inconsistent with Gap’s Policies and Procedures, Supplier’s best practices.

19.4	Change Control Procedures

Within ninety (90) days after the Reference Date, Supplier shall deliver to Gap, for Gap’s Approval, a written description of the change control procedures required pursuant to Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services) (the “Change Control Procedures”).

All Changes to the Gap IT Environment that would materially alter the functionality or technical environment of the Gap IT Environment shall be made pursuant to the Change Control Procedures. No Change shall be implemented without Gap’s Approval except as may be necessary on a temporary basis to maintain the continuity of the Services. Supplier shall (1) schedule all Non-Recurring Initiatives and Changes so as not to unreasonably interrupt Gap’s business operations, (2) prepare and deliver to Gap each month a rolling schedule for ongoing and planned Changes for the next three (3) month period, (3) monitor the status of Changes against the applicable schedule, and (4) document and provide to Gap notification (which may be given orally provided that such oral notice is confirmed in writing to Gap within

Gap Confidential and Proprietary Information

two (2) business days) of all Changes performed on a temporary basis to maintain the continuity of the Services no later than the next business day after the Change is made.

In the event information contained in any Documentation developed by Supplier under this Agreement is no longer accurate or current due to the implementation of a Change, Supplier shall, within one (1) month of the Change, revise the impacted Documentation and provide revised Documentation to Gap. The Change Control Procedures shall be included in the Procedures Manual.

19.5	Gap Infrastructure Partnership Executive

A. Gap’s Infrastructure Partnership Executive for this Agreement shall be as set forth below (or his or her designee):

*

B. Gap shall notify Supplier in writing of any change in the name or address of Gap’s Infrastructure Partnership Executive.

C. Gap’s Infrastructure Partnership Executive shall be responsible for Gap’s performance of its tasks under the Statements of Work.

D. Gap’s Infrastructure Partnership Executive shall meet or confer with Supplier Outsourcing Relationship Executive on a regular basis.

E. Gap Infrastructure Partnership Executive shall have the right to inspect any and all Services provided by or on behalf of Supplier.

19.6	Gap Personnel

Unless otherwise stated in this Agreement, all Gap personnel assigned to this Agreement shall be under the exclusive supervision of Gap. Except as otherwise provided in this Agreement, Supplier understands and agrees that all such Gap personnel are assigned only for the convenience of Gap. Supplier hereby represents that its price and performance hereunder are based solely on the work of Supplier’s personnel, except as otherwise expressly provided by this Agreement; provided, however, that nothing in this Section 19.6 (Gap Personnel) shall relieve Supplier of its obligations under this Agreement.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

20.	Data and Reports

20.1	Provision of Data

Gap shall supply to Supplier, in connection with the Services required, data in the form and on such time schedules as may be agreed upon by Gap and Supplier from time to time in order to permit Supplier to perform the Services in accordance with the Service Levels and perform all critical services.

20.2	Ownership of Gap Data

As between Gap and Supplier, all of the Gap Data is and shall remain the property of Gap and Gap shall retain exclusive rights and ownership of the Gap Data. In addition to any other rights and obligations set forth in Section 36 (Confidentiality), the Gap Data or any part of such data shall not be (1) used by Supplier for any purpose other than as required under this Agreement in connection with providing the Services, (2) disclosed, sold, assigned, leased or otherwise provided to third parties by Supplier, or (3) commercially exploited or otherwise used by or on behalf of Supplier, its officers, directors, employees, or agents, other than in accordance with this Agreement. In the event that Supplier becomes legally compelled to disclose any of the Gap Data to a court, administrative agency, or other governmental body, Supplier shall provide Gap with written notice thereof within five (5) calendar days of such event so that Gap may seek a protective order or other appropriate remedy. If such protective order or other remedy is not obtained, Supplier agrees to furnish only that portion of the Gap Data which is legally required to be furnished, and to exercise commercially reasonable efforts to obtain assurance that confidential treatment will be accorded such data.

20.3	Correction of Errors

Supplier shall (1) promptly correct any errors or inaccuracies in the Gap Data and the Reports caused by Supplier, its agents or subcontractors and (2) identify Service Level issues caused by any errors or inaccuracies in the Gap Data.

20.4	Return of Data

Upon request by Gap, Supplier shall, as identified by Gap, (1) promptly return to Gap, in the format and on the media as reasonably requested by Gap, Gap Data and (2) erase or destroy Gap Data in Supplier’s possession. Any archival tapes containing Gap Data shall be used solely for back-up purposes or as otherwise required to provide the Services.

20.5	Reports

Supplier shall provide to Gap those management and production reports described in Exhibit D.13 (Management Reports) as may be modified in writing by Supplier and Gap from time to time.

Gap Confidential and Proprietary Information

20.6	Safeguarding Client Data

Supplier shall develop security policies and procedures as provided in Sections 10.3 (Safety Procedures), 10.4 (Security Procedures), and 0 (Data Backup and Disaster Plan) and as required pursuant to Section 2 (Security) of Exhibit A.2 (Cross Functional Services) designed to protect Gap against the destruction, loss, or alteration of Gap Data which shall be no less rigorous than those maintained by Supplier for its own data and shall incorporate Gap’s existing policies. Notwithstanding anything in this Agreement to the contrary, provided Supplier has performed its back-up responsibilities for Gap Data as described in Section 11.1 (Data Backup), Supplier’s sole obligation shall be to restore such data or information to the most recently available electronic back-up copy.

20.7	Data Retention

Supplier shall adhere to all established Gap Data retention policies provided to Supplier by Gap. The Gap Data retention policies applicable as of the Reference Date are attached as Exhibit D.5 (Gap Record Retention Policy). Supplier shall not destroy any Gap Data in violation of a Gap Record Retention Policy without Gap’s prior written authorization.

21.	Consents

21.1	Obtaining Consents

Supplier shall obtain all consents, assignments, amendments, modifications, and/or approvals necessary (1) to effectuate the proper use and/or transfer of the Intellectual Property, Equipment, Services, or any other documents, technology assets, or instruments contemplated under this Agreement by Supplier or Gap (as appropriate) and (2) to ensure the transactions contemplated by this Agreement shall not result in any default with respect to any law, rule, regulation, order, decree, license, agreement, contract, commitment or instrument to which Gap or Supplier is a party or by which Gap or Supplier is bound ((1) and (2) collectively the “Consents”). Gap will use commercially reasonable efforts to cooperate with Supplier in obtaining required Consents. Supplier shall perform all administrative activities associated with obtaining such Consents as part of the Services. Supplier shall pay the first $* of all transfer, licensing, termination, and/or other fees or expenses associated with obtaining any Consents, or terminating any licenses or agreements from Third Party Vendors as to which Supplier is unable to obtain such Consents, and Supplier and Gap shall share equally any such fees and expenses in excess of $*. Nothing in this Section 21.1 (Consents) is intended to alter the indemnity obligations of the Parties under Sections 23.3 (Supplier’s Proprietary Rights Indemnity) or 23.4 (Gap’s Proprietary Rights Indemnity).

21.2	Consent Remedy

If, despite documented commercially reasonable efforts, either Party is unable to obtain a Consent, then, unless and until such Consent is obtained, Supplier shall use

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

commercially reasonable efforts to identify and implement, subject to Gap Approval, such alternative approaches as are necessary and sufficient to provide the Services without such Consent. If such alternative approaches are required for a period longer than ninety (90) days following the Reference Date, the Parties will reduce the charges (1) by any additional expenses incurred by Gap to a third party in connection with Consent issues arising from such failure and (2) to reflect any Services not being received by Gap or the impact of such Service being provided by Supplier in an alternative fashion. In addition, for that Software for which Supplier is responsible as set forth in Exhibit C.7 (Financial Responsibility Matrix), if Supplier fails to obtain a Consent within ninety (90) days of the Reference Date and such failure has a material adverse impact on the Services, whether as a whole or as to any part thereof, by Gap or the Authorized Users, Gap may terminate the Agreement or any affected portion thereof without any cost or other penalty subject to the payment of Stranded Costs. Except as otherwise expressly provided herein, failure to obtain any Consent shall not relieve Supplier of its obligations under this Agreement.

21.3	Assignment of Existing Agreements

Agreements identified in Exhibit D.8 (Existing Agreements) shall be assigned to Supplier. Supplier and Gap shall enter into an Assignment and Assumption Agreement in the form attached hereto as Exhibit D.10 (Form of Assignment and Assumption Agreement) evidencing Gap’s assignment and Supplier’s assumption of such agreements.

22.	Software, Documentation and Intellectual Property

22.1	Gap Licenses to Supplier

A. Subject to Section 36 (Confidentiality), Gap hereby grants to Supplier, solely to provide the Services, a * of (1) the *, (2) the *, and (3) the * (the “Gap Licensed Property”). The Gap Licensed Property shall be and will remain the exclusive property of Gap (or the applicable Third Party Vendor) as appropriate.

B. Supplier shall be entitled to grant to Supplier Affiliates and Subcontractors and their respective agents, solely to assist Supplier in the provision of, or to provide, the Services, a *.

C. Upon the later of: (a) expiration of this Agreement or termination of this Agreement for any reason or (b) the completion of all Termination Assistance Services as described in Section 34 (Termination/Expiration Assistance Services), (i) the license rights granted to Supplier, Supplier Affiliates, Subcontractors and their respective agents in this Section

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

shall immediately terminate, and (ii) Supplier shall (a) deliver to Gap, at no cost to Gap, a current copy of all of the Gap Licensed Property in the form in use as of the date of such termination and (b) destroy or erase all other copies of the Gap Licensed Property in Supplier’s or its Affiliates’ or Subcontractors’ or their respective agents’ possession, provided that Supplier may retain one (1) archival copy solely as a record of its services or for use as evidence in the event of a dispute between the Parties.

22.2	Gap Owned Intellectual Capital

A. The Gap Owned Intellectual Capital shall be and will remain the exclusive property of Gap (or the applicable Third Party Vendor) as appropriate and subject to Section 22.3 (Joint Patent and Patent License Rights) below. In consideration of the payments made pursuant to Section 27 (Invoices and Payments) and in addition to Gap’s rights under Section 22.10 (Works Made for Hire), Supplier hereby assigns and agrees to assign, and Gap accepts and agrees to accept, all *. Notwithstanding the two proceeding sentences or any other provision(s) in this Agreement, Gap acknowledges and agrees that the Gap Owned Intellectual Capital may include *, all of the preceding which will be or remain the exclusive property of Supplier, and the sole rights of Gap to such items will be the applicable licenses from Supplier to Gap set forth in Section 22.4 (Supplier Embedded Items and Supplier Modified Items) below.

B. At Gap’s expense, Supplier further agrees to provide, and agrees to cause its employees, Affiliates, Subcontractors and agents to provide, to Gap, assistance to enable Gap to perfect, for the benefit of Gap, * that is granted in the second sentence of this Section 22.2 and in Section 22.10 (Works Made for Hire). Such assistance shall include, but not be limited to:

(1) signing patent and copyright applications, oaths or declarations, grants, assignments, and acknowledgments, in favor of Gap, as well as such ancillary and confirmatory documents as may be required or appropriate, to enable title in the Gap Owned Intellectual Capital to be clearly and, subject to Supplier’s ownership rights in Supplier Embedded Items, exclusively vested in Gap, within the United States and any and all foreign countries; provided, however, Gap is responsible for preparing such documentation, and

(2) upon the request of Gap, furnishing all relevant information and documentation in the possession of Supplier and not otherwise reasonably available to Gap, including information and documentation

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

required by Gap for submission to the United States Patent and Trademark Office and/or to the United States Copyright Office.

C. Upon adequate notice by Gap and at Gap’s expense, Supplier also shall make commercially reasonable efforts to make available to Gap at reasonable times and places for interviewing purposes, necessary employees or agents of Supplier, in order that Gap might obtain information relating to the application for and prosecution of such right, title and interest in Gap Owned Intellectual Capital. Supplier also agrees to secure from each of its employees, Affiliates, Subcontractors or agents, to the extent necessary and upon the request of Gap, the assignment of the above-mentioned right, title and interests in Gap Owned Intellectual Capital, as well as the execution of all papers submitted relating to the application for and prosecution of such rights.

D. During the Term, Gap hereby grants to Supplier, solely to perform the Services (and * in Deliverables, Gap Intellectual Property, Gap Software, and/or Gap Documentation), a *. Supplier shall be entitled to grant to Supplier Affiliates and Subcontractors and their respective agents, solely to assist Supplier in the provision of, or to provide, the Services, a *. Unless a separate agreement relating to Supplier’s use of the Gap Owned Intellectual Capital is entered into between the Parties, upon expiration of this Agreement or termination of this Agreement for any reason, the rights granted to Supplier in this Section 22.2 (Gap Owned Intellectual Capital) shall terminate, subject to Section 34 (Termination/Expiration Assistance Services) and subject to Supplier’s rights in Gap Customer Intellectual Property, Gap Customer Documentation, and Gap Customer Software, and Supplier shall (i) deliver to Gap, at no cost to Gap, a current copy of all such Gap Owned Intellectual Capital in the form in use by Supplier in connection with the performance of the Services as of the date of such expiration or termination and (ii) destroy or erase all other copies of the Gap Owned Intellectual Capital which is and will remain the exclusive property of Gap and any related documentation in Supplier’s possession; provided that Supplier may retain one (1) archival copy solely as a record of its services or for use as evidence in the event of a dispute between the Parties. Supplier’s obligations herein shall survive termination or expiration of this Agreement for any reason.

Gap hereby grants to Supplier for its internal use only, a *.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

E. In the event any rights, title or interests of Gap to Gap Owned Intellectual Capital granted by Supplier to Gap pursuant to this Section 22.2 (Gap Owned Intellectual Capital) are Finally Determined to be invalid, Supplier grants to Gap, during the Term and upon termination or expiration of this Agreement for any reason, a *, provided, however, nothing in this Section requires Supplier to grant a license to Gap to which it does not have the underlying rights to grant such license.

22.3	Joint Patent and Patent License Rights

A. Any inventions and patents in such inventions developed pursuant to the * will be jointly owned by the Parties without the need for accounting and without any Excluded Field (defined below) restriction. For purposes of this Agreement, “invention” (whether or not capitalized) shall mean any idea, design, concept, technique or improvement that constitutes patentable subject matter and is first conceived and reduced to practice in the course of performance under this Agreement.

B. Except as to the Excluded Field (defined below), as to * in which Supplier has a *, Gap and Supplier shall jointly own such *.

C. As to the Excluded Field, unless otherwise agreed by the Parties in a separate written agreement, Supplier is * as to any inventions and patents in such inventions under this Section, but will * provided herein. “Excluded Field” shall mean *.

D. As to * (i) in which Supplier has a *, and (2) for which the *, Gap grants Supplier, subject to Supplier’s compliance with the terms of this license:

(1) for its internal use only, a nonexclusive, nontransferable, worldwide, perpetual, irrevocable, paid-up, license to use, have used, make, have made, import, export, and to practice and have practiced methods on all such * and the right to grant sublicenses of the same scope to Supplier Affiliates;

(2) the license granted in subsection D(1) above shall be modified by eliminating the “internal use only” restriction with respect to Suppliers right to use a separate function of such * for which the * of

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

that separate function is *, and the right to grant sublicenses of the same scope to Supplier Affiliates.

E. The Parties agree that in the event * becomes strategic to Gap, each will, in good faith, discuss the prospective expansion of the Excluded Field to include the *.

F. As to any jointly owned patents, separate exploitation of such jointly owned patents by either Party shall be subject to each parties indemnity obligations as set forth in Sections 23.3 (Supplier’s Proprietary Rights Indemnity) and 23.4 (Gap’s Proprietary Rights Indemnity).

G. Nothing in this Section requires Gap to grant a license to Supplier to which it does not have the underlying rights to grant such license.

H. The Parties acknowledge and agree that, subject to (i) all applicable patents, copyrights, trademarks, or service marks and (ii) the intellectual property rights of the Parties as expressly provided in this Agreement, any idea, design, concept, technique, discovery or improvement developed in the course of performance under this Agreement may be freely used by either Party. For the avoidance of doubt, nothing in this Section 22.3(H) waives, limits, or otherwise modifies the Parties respective rights and obligations under Section 36 (Confidentiality) of this Agreement.

22.4	Supplier Embedded Items and Supplier Modified Items

As to (1) Embedded Supplier Proprietary Software, Embedded Supplier Third Party Software, Embedded Supplier Proprietary Documentation, Embedded Supplier Third Party Documentation, Embedded Supplier Third Party Intellectual Property, and/or Embedded Supplier Proprietary Intellectual Property (individually each, and collectively all, the “Supplier Embedded Items”), or (2) Supplier Modified Software, Supplier Modified Documentation, and/or Supplier Modified Intellectual Property (individually each, and collectively all, the “Supplier Modified Items”), Supplier hereby grants to Gap, during the Term and upon termination or expiration of this Agreement for any reason, a *, provided Supplier Embedded Items and/or Supplier Modified Items are not * and (1) as to Supplier Modified Items, the use of and right to such items shall (i) be consistent with the * (ii) be used to the extent necessary to perform of have performed on its behalf, *, and (iii) to the extent such Supplier Modified Items are used by a third party to provide the services comparable to the Services, the right to use such Supplier Modified Items shall expire, as to such third party’s use, * following conclusion of the Termination Assistance Services, and (2) as to Supplier Embedded Items, such items *

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

*. Except as provided for in this Section, Supplier grants no other license rights to Supplier Embedded Items and/or Supplier Modified Items. In addition, with regard to any derivative works of the Gap Owned Intellectual Capital, any Deliverable, Gap Intellectual Property, Gap Software, and/or Gap Documentation created by Gap, or with regard to any functional module thereof, Gap’s rights with regard to Supplier Embedded Items and/or Supplier Modified Items shall be limited to the license grant in this Section 22.4 (Supplier Embedded Items and Supplier Modified Items). Supplier Embedded Items and/or Supplier Modified Items shall remain the sole and exclusive property of Supplier or its Subcontractors.

22.5	Supplier Proprietary Software and Supplier Third Party Software

Supplier Proprietary Software shall be and shall remain the exclusive property of Supplier, and Supplier Third Party Software shall be and remain the exclusive property of licensors to Supplier. Supplier hereby grants to Gap during the Term and for a period of * after the transition period set as forth in Section 34.3 (Termination Transition Period), solely to receive and use the Services, a * to Supplier Proprietary Software and Supplier Third Party Software used in connection with the Services. Notwithstanding the foregoing, Supplier shall transfer the Generally Available Supplier Proprietary Software (and related Documentation) then being used at the end of the Term, and Generally Available Supplier Third Party Software (and related Documentation) then being used at the end of the Term, to Gap subject to the standard license terms and conditions associated with such Generally Available Supplier Proprietary Software and Generally Available Supplier Third Party Software (as applicable) and at no additional cost (including any transfer, assignment or license fees); provided, however, Gap will be required to pay the ongoing license fees associated with licenses that are not one-time charge or perpetual licenses and, with respect to any Gap-requested ongoing maintenance and support, will also pay all fees in accordance with the standard licensing terms. Gap agrees to use commercially reasonable efforts to complete its transition from Supplier Proprietary Software during the Termination Transition Period.

22.6	Supplier Proprietary Documentation and Supplier Third Party Documentation

Supplier Proprietary Documentation shall be and shall remain the exclusive property of Supplier, and Supplier Third Party Documentation shall be and remain, the exclusive property of licensors to Supplier. Supplier hereby grants to Gap during the Term and for a period of * after the transition period set as forth in Section 34.3 (Termination Transition Period), solely to receive and use the Services, a * to Supplier Proprietary Documentation and Supplier Third Party Documentation used in connection with the Services. Gap agrees to use commercially

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

reasonable efforts to complete its transition from Supplier Proprietary Documentation during the Termination Transition Period.

22.7	Supplier Proprietary Intellectual Property and Supplier Third Party Intellectual Property

Supplier Proprietary Intellectual Property shall be and shall remain the exclusive property of Supplier, and Supplier Third Party Intellectual Property shall be and remain the exclusive property of licensors to Supplier. Supplier hereby grants to Gap during the Term and for a period of * after the transition period set as forth in Section 34.3 (Termination Transition Period), solely to receive and use the Services, a * to Supplier Proprietary Intellectual Property and Supplier Third Party Intellectual Property. Gap agrees to use commercially reasonable efforts to complete its transition from Supplier Proprietary Intellectual Property during the Termination Transition Period.

22.8	Supplier Reference Intellectual Property

Supplier Reference Intellectual Property shall be and shall remain the exclusive property of Supplier. Supplier hereby grants to Gap during the Term, solely to receive and use the Services, a * to Supplier Reference Intellectual Property.

22.9	License Restriction

The licenses granted by Supplier to Gap pursuant to each of Sections 22.5 (Supplier Proprietary Software and Supplier Third Party Software), 22.6 (Supplier Proprietary Documentation and Supplier Third Party Documentation), and 22.7 (Supplier Proprietary Intellectual Property and Supplier Third Party Intellectual Property) with respect to Supplier Software, Supplier Documentation and Supplier Intellectual Property (collectively, “Supplier Tools”) do not include the right of Gap to modify, alter or create derivative works thereof. Supplier does not grant to Gap any license or other rights in any “*” other than the licenses or other rights granted in this Section 21.3 (Software, Documentation and Intellectual Property).

22.10	Works Made For Hire

In addition to rights granted by Supplier to Gap elsewhere in this Agreement, and subject to the license rights granted to Supplier herein, the following interests in copyright shall vest in Gap with respect to the Gap Owned Intellectual Capital:

A. All Gap Owned Intellectual Capital that is first created and prepared by Supplier under this Agreement that are covered by the definition of a “work made

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

for hire” under 17 U.S.C. § 101 of the U.S. Copyright Act of 1976 will be considered a “work made for hire,” and Gap will be deemed the sole author and owner of all copyrights in any such works.

B. With respect to all Gap Owned Intellectual Capital that is first created and prepared by Supplier under this Agreement that are not covered by the definition of a “work made for hire” under 17 U.S.C. § 101 of the U.S. Copyright Act of 1976, such that Supplier would be regarded as the copyright author and owner, Supplier hereby assigns and agrees to assign to Gap, and Gap accepts and agrees to accept, Supplier’s entire right, title, and interest in and to such works, including all copyrights therein.

C. Supplier further agrees to execute, or cause to be executed by its employees, Affiliates, Subcontractors or agents, whatever assignments of copyright and ancillary and confirmatory documents that may be prepared by Gap and required or appropriate so that title to any Gap Owned Intellectual Capital under subparagraphs (A) and (B) above and to the copyright therein will be clearly and exclusively held by Gap or any nominee thereof.

23.	Authority to License, Quiet Enjoyment, Proprietary Rights and Indemnity

23.1	Authority to License and Non-Infringement

A. Each Party warrants that it has full power and authority to grant the rights granted by this Agreement to the other Party, and that no consent of any other person or entity is required by either Party to grant such rights (other than consents that have been or will be timely obtained and are valid and in effect).

B. Each Party further warrants that neither its performance of this Agreement, nor its grant of a license to, or the use by, the other Party of (i) in the case of Supplier and except as expressly provided in subpart B of this Section 23.1 (Authority to License and Non-Infringement), the Services, Supplier Equipment, Supplier Software, Supplier Documentation, Supplier Intellectual Property, Supplier Modified Documentation, Supplier Modified Software, Supplier Modified Intellectual Property, and the Gap Owned Intellectual Capital, and (ii) in the case of Gap, the Gap Software, the Gap Equipment, the Gap Documentation, and the Gap Intellectual Property, will in any way violate any non-disclosure and/or non-use agreement, nor constitute an infringement or other violation of any copyright, trade secret, trademark, service mark, patent, invention, proprietary information, or other rights of any third party; provided, however, the warranty obligations set forth in this subpart B of this Section 23.1 (Authority to License and Non-Infringement) shall: (1) as to Supplier, be subject to Supplier Infringement Exclusions set forth in Section 23.3D (Supplier Infringement Exclusions) and, (2) as to Gap, be subject to the Gap Infringement Exclusions set forth in Section 23.4D (Gap Infringement Exclusions).

C. Neither Party’s warranty obligations set forth in subpart B of this Section 23.1 (Authority to License and Non-Infringement) nor its infringement indemnity

Gap Confidential and Proprietary Information

obligations set forth in Sections 23.3 (Supplier’s Proprietary Rights Indemnity) and 23.4 (Gap’s Proprietary Rights Indemnity) shall apply to Generally Available Software (and accompanying Documentation) purchased from a third party and subject to a separate license agreement (e.g., Microsoft NT, Sun Solaris, HP Open View) or Generally Available Equipment purchased from a third party pursuant to a separate purchase agreement, but only to the extent a similar non-infringement warranty or, if such a warranty cannot be obtained through commercially reasonable efforts on the part of Supplier, a warranty that is standard in the industry for the same or similar software or equipment, is made in such license or purchase agreement and such warranty can be applied and/or assigned to Gap or Supplier (as applicable).

23.2	Quiet Enjoyment

Supplier represents and warrants that this Agreement is neither subject nor subordinate to any right or claim of any third party, including, without limitation, Supplier’s creditors. Further, Supplier represents and warrants that during the Term (including in connection with any assignment permitted under Section 39.1 (Assignment)), it will not subordinate this Agreement or any rights hereunder to any third party without the prior written consent of Gap, and without providing in such subordination instrument for non-disturbance of Gap’s use of the Services, Supplier Equipment, and Supplier Software in accordance with this Agreement.

23.3	Supplier’s Proprietary Rights Indemnity

A.	Indemnification

(1) At Supplier’s expense and as described herein, Supplier agrees to defend and indemnify (as set forth in (2) below) Gap, its Affiliates, and its subcontractors (and their respective directors, officers, agents, and employees) from and against any third party claims, actions, or proceedings and liability, damages, costs, or expenses, arising under such third party claims, actions, or proceedings, that the (i) Services, (ii) Supplier Software (subject to Section 23.1C above, (iii) Supplier Documentation (subject to Section 23.1C above), (iv) Supplier Intellectual Property (including jointly owned patents under this Agreement to the extent any such third party claims, actions, or proceedings and liability, damages, costs, or expenses arising from the separate exploitation by Supplier), (v) Supplier Modified Intellectual Property, (vi) Supplier Modified Documentation, (vii) Supplier Modified Software, (viii) Supplier Equipment (subject to Section 23.1C above), (ix) Gap Owned Intellectual Capital, or (x) the modifications made by Supplier to the Applications (to the extent such modifications caused such infringement) (individually each, and collectively all, of the items listed in (i) through (x) above are referred to in this Section as the, or a, “Supplier Infringement Trigger”): (i) infringes upon or otherwise violates any copyright, trademark, service mark, patent or misappropriates the trade secrets of any third party; or (ii) that Gap’s use (as permitted by this Agreement) of Supplier Infringement Trigger otherwise violates or misappropriates any copyright, trade secret, trademark, service mark, or patent of any third party (collectively referred to for purposes of this

Gap Confidential and Proprietary Information

Section 23 (Authority to License, Quiet Enjoyment, Proprietary Rights and Indemnity) as “Supplier Infringement Claim(s)”).

(2) Supplier shall pay all amounts that a court finally awards to such third party, or that Supplier, as provided in Section 23.5 (Conditions to Indemnity Obligations), agrees to in settlement with such third party of any such Supplier Infringement Claim(s), as well as any and all reasonable attorneys’ fees and costs of investigation arising from such Supplier Infringement Claim(s) incurred by Gap or any other party indemnified under this Section 23.3 (Supplier’s Proprietary Rights Indemnity) associated with such Supplier Infringement Claim and incurred prior to Supplier’s assumption of the defense against any Supplier Infringement Claim. After Supplier assumes the defense against any Supplier Infringement Claim in accordance with this Section, Supplier shall not be responsible for the payment of expenses or charges incurred by Gap in connection with such Supplier Infringement Claim, except

(a) to the extent Supplier pre-approves any such charge or expense after Supplier assumes control of the defense of such Supplier Infringement Claim, provided such approval by Supplier is not to be unreasonably withheld; or

(b) charges or expenses incurred by Gap in connection with the cooperation by any Gap employee with Supplier’s defense to the extent such cooperation materially disrupts or interferes with the performance of such employee’s job, in which case Supplier shall reimburse Gap for the employee’s actual expenses and time at a rate to be agreed to by the Parties in advance.

B.	Continued Right to Use

Gap also agrees that, if its use of Supplier Infringement Trigger, or any part thereof becomes, or in Supplier’s opinion is likely to become, the subject of a Supplier Infringement Claim(s), Gap will permit Supplier, at Supplier’s option and expense for all associated costs, either to timely procure the right for Gap to continue to use Supplier Infringement Trigger, or part thereof, or to timely replace or modify Supplier Infringement Trigger with another item of comparable quality and performance capabilities to become non-infringing, provided such replacement or modification allows Supplier to provide the Services in accordance with this Agreement, including the Service Levels. If such replacement causes an increase in Gap’s expenditure of time or resources in connection with the Services, the Charges will be equitably adjusted. If Supplier is unable, after exercising diligent efforts, to procure the above referenced rights, or modify or replace the Infringement Trigger, Supplier may discontinue use of the Infringement Trigger but shall not be excused from any of its obligations under this Agreement.

Gap Confidential and Proprietary Information

C.	Remedial Acts

In the event (i) Gap’s ongoing use of Supplier Infringement Trigger, or any part thereof, is the subject of any action by a third party arising from a Supplier Infringement Claim that would preclude or impair Gap’s use of Supplier Infringement Trigger as provided for under this Agreement, or any part thereof, (e.g., an injunction prohibiting or limiting use), or (ii) if Gap’s continued use of Supplier Infringement Trigger as provided for under this Agreement, or any part thereof, may subject it to damages or statutory penalties, Gap shall give prompt written notice to Supplier of such fact(s). Upon notice of such facts, Supplier shall use commercially reasonable efforts to: (i) procure the right for Gap to continue to use Supplier Infringement Trigger, or part thereof, or (ii) replace or modify Supplier Infringement Trigger, with another system or components of comparable quality and performance capabilities to become non-infringing. If Supplier fails to complete the remedial acts set forth above within sixty (60) days of the date of the written notice from Gap and Gap’s ongoing use of Supplier Infringement Trigger remains impaired, Gap shall have the right to take such remedial acts that are commercially reasonable to mitigate any impairment of its use of Supplier Infringement Trigger (hereafter referred to as “Gap’s Remedial Acts”). Supplier shall credit Gap for all documented commercially reasonable amounts paid by Gap to implement Gap’s Remedial Acts. All such amounts shall be credited to Gap on the monthly invoice immediately following Gap’s demand for such credit. Failure by Supplier to credit such amounts as set forth above shall, in addition to, and cumulative to all other remedies available to Gap under this Agreement, entitle Gap to immediately withhold payments due to Supplier under this Agreement up to the amount to be credited under this Section. In the case where there will be no further invoices, Supplier will pay the amount of the credits to Gap within forty-five (45) days after (1) the end of the last month of the Term or (2) the effective date of termination or expiration of this Agreement for any reason.

D.	Supplier Infringement Exclusions

Supplier shall have no obligation under this Section 23 (Authority to License, Quiet Enjoyment, Proprietary Rights and Indemnity) with respect to any Supplier Infringement Claim to the extent such Supplier Infringement Claim is Finally Determined to be caused by: (i) modifications to Supplier Infringement Trigger, or any part thereof, made by Gap, its Affiliates, or their respective agents (except as directed, authorized, or approved by Supplier); (ii) combination or use of Supplier Infringement Trigger, or any part thereof, with products, data, equipment or software not provided by Supplier; (iii) Supplier’s compliance with Specifications or written direction provided by Gap, including Gap’s business processes that Supplier utilizes in connection with the performance of the Services; (iv) use by Gap of Supplier Infringement Trigger, or any part thereof, after Supplier has provided modifications to Gap (at no cost to Gap) that would have avoided the allegedly infringing activity, or (v) the Gap Owned Intellectual Capital, Gap Software, Gap Documentation, or Gap Intellectual Property in which the basis of Supplier Infringement Claim(s) existed prior to the Reference Date ((i), (ii), (iii), (iv) and (v) above are collectively referred to herein as the “Supplier Infringement Exclusions”).

Gap Confidential and Proprietary Information

23.4	Gap’s Proprietary Rights Indemnity

A.	Indemnification

(1) At Gap’s expense and as described herein, Gap agrees to defend and indemnify (as set forth in (2) below) Supplier, its Affiliates, and its Subcontractors (and their respective directors, officers, agents, and employees) from and against any third party claims, actions, or proceedings and liability, damages, costs, or expenses, arising under such third party claims, actions, or proceedings, that the (i) Gap Software (subject to Section 23.1C above), (ii) Gap Documentation (subject to Section 23.1C above), (iii) Gap Intellectual Property (including jointly owned patents under this Agreement to the extent any such third party claims, actions, or proceedings and liability, damages, costs, or expenses arising from the separate exploitation by Gap), or (iv) Gap Equipment (subject to Section 23.1C above) (individually each, and collectively all, of the items listed in (i) through (iv) above are referred to in this Section as the, or a, “Gap Infringement Trigger”): (i) infringes upon or otherwise violates any copyright, trademark, service mark, patent or misappropriates the trade secrets of any third party; or (ii) that Supplier’s use (as permitted by this Agreement) of the Gap Infringement Trigger otherwise violates or misappropriates any copyright, trade secret, trademark, service mark, or patent of any third party (collectively referred to for purposes of this Section 23 (Authority to License, Quiet Enjoyment, Proprietary Rights and Indemnity) as “Gap Infringement Claim(s)”).

(2) Gap shall pay all amounts that a court finally awards to such third party or that Gap, or as provided herein Supplier, agrees to in settlement with such third party of any such Gap Infringement Claim(s), as well as any and all reasonable attorneys’ fees and costs of investigation arising from such Gap Infringement Claim(s) incurred by Supplier or any other party indemnified under this Section 23.4 (Gap’s Proprietary Rights Indemnity) associated with such Gap Infringement Claim and incurred prior to Gap’s assumption of the defense against any Gap Infringement Claim. After Gap assumes the defense against any Gap Infringement Claim in accordance with this Section, Gap shall not be responsible for the payment of expenses or charges incurred by Supplier in connection with such Gap Infringement Claim, except

(a) to the extent Gap pre-approves any such charge or expense after Gap assumes control of the defense of such Gap Infringement Claim, provided such approval by Gap is not to be unreasonably withheld; or

(b) charges or expenses incurred by Supplier in connection with the cooperation by any Supplier employee with Gap’s defense to the extent such cooperation materially disrupts or interferes with the performance of such employee’s job, in which case Gap shall reimburse Supplier for the employee’s actual expenses and time at a rate to be agreed to by the Parties in advance.

Gap Confidential and Proprietary Information

B.	Continued Right to Use

Supplier also agrees that, if its use of the Gap Infringement Trigger, or any part thereof becomes, or in Gap’s opinion is likely to become, the subject of an Gap Infringement Claim(s), Supplier will permit Gap, at Gap’s option and expense for all associated costs, either to timely procure the right for Supplier to continue to use the Gap Infringement Trigger, or part thereof, or to timely replace or modify the Gap Infringement Trigger with another item of comparable quality and performance capabilities to become non-infringing, provided such replacement or modification allows Gap to continue meeting its obligations under this Agreement. If such replacement causes an increase in Supplier’s expenditure of time or resources to deliver the Services, the Charges will be equitably adjusted. If Gap is unable, after exercising diligent efforts, to procure the above referenced rights, or modify or replace the Infringement Trigger, Gap may discontinue use of the Infringement Trigger but shall not be excused from any of its obligations under this Agreement.

C.	Remedial Acts

In the event (i) Supplier’s ongoing use of the Gap Infringement Trigger, or any part thereof, is the subject of any action by a third party arising from a Gap Infringement Claim that would preclude or impair Supplier’s use of the Gap Infringement Trigger as provided for under this Agreement, or any part thereof, (e.g., an injunction prohibiting or limiting use), or (ii) if Supplier’s continued use of the Gap Infringement Trigger as provided for under this Agreement, or any part thereof, may subject it to damages or statutory penalties, Supplier shall give prompt written notice to Gap of such fact(s). Upon notice of such facts, Gap shall use commercially reasonable efforts to: (i) procure the right for Supplier to continue to use the Gap Infringement Trigger, or part thereof, or (ii) replace or modify the Gap Infringement Trigger, with another system or components of comparable quality and performance capabilities to become non-infringing. If Gap fails to complete the remedial acts set forth above within sixty (60) days of the date of the written notice from Supplier, and Supplier’s ongoing use of the Gap Infringement Trigger remains impaired, Supplier shall have the right to take such remedial acts that are commercially reasonable to mitigate any impairment of its use of the Gap Infringement Trigger (hereafter referred to as “Supplier’s Remedial Acts”). Gap shall pay Supplier for all documented commercially reasonable amounts paid by Supplier to implement Supplier’s Remedial Acts. Failure by Gap to pay such amounts within forty-five (45) days of invoice by Supplier shall, in addition to, and cumulative to all other remedies available to Supplier under this Agreement, entitle Supplier to exercise the payment escalation rights under Section 27.1 (Invoices and Payments – General).

D.	Gap Infringement Exclusions

Gap shall have no obligation under this Section 23 (Authority to License, Quiet Enjoyment, Proprietary Rights and Indemnity) with respect to any Gap Infringement Claim to the extent such Gap Infringement Claim is Finally Determined to be caused by: (i) modifications to the Gap Infringement Trigger, or any part thereof, made by Supplier, its

Gap Confidential and Proprietary Information

Affiliates, or their respective agents (except as directed, authorized, or approved by Gap); (ii) combination or use of the Gap Infringement Trigger, or any part thereof, with products, data, equipment or software not provided by Gap; (iii) Gap’s compliance with Specifications or written direction provided by Supplier, including Supplier’s business processes; or (iv) use by Supplier of the Gap Infringement Trigger, or any part thereof, after Gap has provided modifications to Supplier (at no cost to Supplier) that would have avoided the allegedly infringing activity ((i), (ii), (iii), and (iv) above are collectively referred to herein as the “Gap Infringement Exclusions”).

23.5	Conditions to Indemnity Obligations

The indemnitor’s obligation to defend and indemnify the indemnitee, as applicable, pursuant to this Agreement shall be subject to indemnitee having given the indemnitor prompt written notice of the claim or of the commencement of the related action, as the case may be, and information and reasonable assistance, at the indemnitor expense, for the defense or settlement thereof. The indemnitor shall have sole control of the defense and settlement of such claim or related action, provided that the indemnitor shall not settle such claim or related action in a manner which imposes any obligation on the indemnitee without the prior written consent of the indemnitee. The indemnitee shall be entitled to engage counsel at its sole expense to consult with the indemnitor with respect to the defense of the claim and related action.

23.6	*

Supplier has obtained a license authorizing its use of the * (defined below) as of the Reference Date in support of its delivery of the Services following completion of transition as set forth in Exhibit D.15 (Transition-In Plan). In the event the manner of the delivery of the Services is modified after the Reference Date the foregoing representation may not apply. Notwithstanding anything in the Agreement to the contrary, * and its * shall not be liable to * or its * or be required to indemnify *, its Affiliates, and their respective officers, directors, employees, agents, successors, and assigns for any claims of * or by his or its successors or assigns (collectively, the “*”); provided, that the foregoing shall not apply to Services provided by Supplier which meet the following three criteria: (i) *; (ii) such Services must be provided solely from facilities *; and (iii) with respect to *. Neither * nor * shall be responsible in any manner, including financially responsible, for: (i) determining whether * require a *; (ii) obtaining any such *; or (iii) paying any fees relating to any such *.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

24.	Documentation

Supplier will have access to all existing Gap Documentation on the Gap Systems, all of which shall be deemed to be Proprietary or Confidential Information of Gap. On an ongoing basis, as of the Reference Date, Supplier must document the Services it provides consistent with its best practices in sufficient detail that a qualified third party could understand the nature and scope of the Services. Subject to the licenses set forth in Section 21.3 (Software, Documentation and Intellectual Property), as requested by Gap from time to time, and at no additional charge to Gap, Supplier shall provide Gap with at least three (3) copies of all Documentation developed for Gap under this Agreement or required to enable Gap to fully utilize as permitted under this Agreement, the Services, Equipment, Supplier Intellectual Property, Gap Custom Intellectual Property, and Supplier Third Party Intellectual Property at least one (1) copy of which shall be in a Gap standard electronic form. Gap’s standard electronic form shall utilize generally available commercial software products. Supplier shall update and maintain all Documentation on a regular basis as appropriate to the item of Documentation. When such Documentation is revised or supplemented, Supplier shall deliver a copy of such revised or supplemental Documentation to Gap within ten (10) days of its general availability, at no cost to Gap. Gap may, at any time, reproduce copies of all Documentation provided by Supplier under this Section, distribute such copies to the Authorized Users (subject to the confidentiality and non-use provisions contained herein), and incorporate such copies into its own technical manuals and subject to Section 21.3 (Intellectual Property) and Section 36 (Confidentiality), provided that such reproduction, use and incorporation relates solely to Gap’s use of the Services or the Gap IT Environment, and copyright notices of Supplier and its licensors, if any, are reproduced thereon. Gap will be responsible for the failure of any Authorized User to comply with the confidentiality and non-use provisions contained herein with respect to any such Documentation.

25.	Installation and Acceptance Tests

25.1	General

For purposes of this Section 25 (Installation and Acceptance Tests) the reference to Statements of Work shall apply only to the Deliverables pursuant to Projects.

As to Projects and Non-Recurring Initiatives, unless otherwise agreed pursuant to a Statement of Work, Supplier shall comply with the following installation and acceptance test criteria for all Statements of Work in order to confirm that the Statement of Work components satisfy the specifications set forth in a Statement of Work in all material respects. Each component of the installation and acceptance tests may not apply in all circumstances.

25.2	Installation Tests

Supplier will confirm that the installation tests have been completed.

Gap Confidential and Proprietary Information

25.3	Additional Testing

After Supplier delivers a notice of completion of the installation test to Gap, (1) Gap shall, with Supplier’s assistance, perform those acceptance tests as set forth in a Statement of Work or (2) if no such tests are set forth in a Statement of Work, then Gap shall, with Supplier’s assistance, perform such test as are reasonable, timely, and appropriate, including, as applicable, the following tests (individually, an “Acceptance Test” and collectively, the “Acceptance Tests”):

A. “Initial Component Testing” to determine whether the Statement of Work components have been properly installed and are operating in accordance with applicable Specifications;

B. “Integrated Test” to determine whether the Statement of Work components interface and integrate with the Gap IT Environment, and whether each such Statement of Work components operate in the approved operating configuration and in accordance with applicable specifications; and

C. “Final Test” to test the same functionality as the Integrated Test using actual data from Gap’s day-to-day operations.

To the extent set forth in a Statement of Work, Supplier shall assist Gap in the performance of acceptance testing.

25.4	Failed Acceptance Testing

As to an individual Statement of Work, if Gap makes a good faith determination that a tested component and/or module has not successfully completed an Acceptance Test, Gap shall promptly notify Supplier in writing of such failure (hereinafter “Notice of Failure”), specifying with as much detail as possible the manner in which the component and/or module failed to pass an applicable Acceptance Test. Supplier shall immediately commence all reasonable efforts to complete, as quickly as possible, such necessary corrections, repairs and modifications to the applicable component and/or module as will permit the component and/or module to be ready for retesting. Supplier shall notify Gap when such corrections have been completed, and the Acceptance Tests shall begin again. If, after applicable Acceptance Tests are completed for a third time, Gap makes a good faith determination that the tested component and/or module again fails to pass the applicable Acceptance Test, Gap shall promptly notify Supplier in writing specifying in the Notice of Failure its election either to: (1) afford Supplier the opportunity to repeat the correction and modification process as set forth above, or (2) depending on the nature and extent of the failure, and the parts of the Statement of Work impacted by such failure, in Gap’s sole judgment, (a) terminate that portion of the tested component and/or module associated with the Statement of Work in accordance with Section 33.2 (Termination for Cause by Gap) as a non-curable default, or (b) if the failure to pass the applicable Acceptance Test materially impacts the function to Gap of the Statement of Work as a

Gap Confidential and Proprietary Information

whole, terminate the entire Statement of Work. The foregoing correct and modify procedure shall be repeated until Supplier, based on Gap’s good faith determination, passes the applicable Acceptance Test, Gap elects to terminate the tested component and/or module or Statement of Work as set forth above, or the Parties agree otherwise. In the event of a termination under this Section 25.4 (Failed Acceptance Testing), Supplier shall credit to Gap, within * of written notice of termination, *. In the event Gap retains any portion of a tested component and/or module associated with the Statement of Work, Gap shall pay Supplier for such retained tested component and/or module. In the event Gap exercises its remedies under this Section 25.4 (Failed Acceptance Tests), such remedy shall be Gap’s sole and exclusive remedy for termination and damages for the failure to meet the Acceptance Tests as to such terminated tested component and/or module and/or Statement of Work (as applicable).

26.	Pricing

26.1	General

During the Term of this Agreement, Gap shall pay Supplier the fees and charges as set forth in Exhibit C (Fees and Resource Baselines) for the Services.

26.2	Non-Recurring Initiative Pricing

All Non-Recurring Initiatives require Gap Approval in accordance with Section 6 (Unapproved Work). As part of its Charges, Supplier shall perform all Non-Recurring Initiatives scoped in a Statement of Work that require * or less of billable Supplier resources as calculated on a Non-Recurring Initiative by Non-Recurring Initiative basis (provided, however, the aggregate total of all such individual Non-Recurring Initiatives shall not exceed * of billable Supplier resources during any calendar year). For individual Non-Recurring Initiatives scoped in a Statement of Work that require more than * of billable Supplier resources (or in the event the aggregate total of all such individual Non-Recurring Initiatives exceeds * of billable Supplier resources during any calendar year), Gap shall pay Supplier the Gap Approved amounts set forth in the Statement of Work at the rates specified in Exhibit C (Fees and Resource Baselines). All costs and fees related to Projects that are not Non-Recurring Initiatives are included in the Charges.

26.3	Cost of Living Adjustment

Cost of living adjustments (“COLA”) shall be as provided in Exhibit C (Fees and Resource Baseline).

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

26.4	All Fees Stated

Except as provided in this Section 26 (Pricing) and Exhibit C (Fees and Resource Baselines) or as otherwise Approved in advance by Gap, there are no other rates or charges applicable to the Services provided under this Agreement.

26.5	Taxes

A.	Definitions

(1) “Income Tax” means any (i) tax on or measured by the net income of a Party (including, without limitation, franchise taxes, gross receipts taxes, taxes on capital or net worth that are imposed as an alternative to a tax based on net or gross income and the Michigan Single Business Tax), or (ii) taxes which are of the nature of excess profits tax, minimum tax on tax preferences, alternative minimum tax, accumulated earnings tax, personal holding company tax, capital gains tax, withholding tax or franchise tax for the privilege of doing business, to the extent such taxes as set forth in (i) and/or (ii) above are imposed on such Party by any federal, state, or local government of or in the United States, any taxing authority of any possession of the United States, or any government of a foreign country, including subdivisions thereof.

(2) “Service Taxes” means all sales, lease, service, value-added, use, personal property, excise, consumption, goods and services, provincial sales, retail sales and other taxes or duties that are assessed on the provision of the Services to Gap as a whole, or on any particular Service received by Gap from Supplier; excluding, however, state and local business and occupation tax, Income Tax and other similar taxes.

B.	Taxes

The Parties’ respective responsibilities for taxes arising under or in connection with this Agreement shall be as follows:

(1) Income Tax.

(a) Each Party shall be responsible for its Income Taxes.

(b) As between Supplier and Gap under this Agreement, (i) Gap shall be responsible for the employment tax withholding, employer payroll taxes, and related reporting responsibilities with respect to its employees and Gap Affiliate employees, and (ii) Supplier shall be responsible for the employment tax withholding, employer payroll taxes, and related reporting responsibilities with respect to its employees, Supplier Affiliate employees, and Supplier Subcontractors.

Gap Confidential and Proprietary Information

(2)	Service Taxes.

(a) Except as set forth in Sections 26.5B(2)(b) and 26.5B(2)(d) below, Gap shall be responsible for the payment of all Service Taxes and new Service Taxes. In the event there is a new Service Tax that is not clearly allocated to Gap or Supplier under this Section 26.5B(2), Gap and Supplier shall work together, in good faith, to reach agreement regarding the responsibility for such new Service Tax. If Gap and Supplier are unable to reach agreement with respect to such new Service Tax, Supplier shall be responsible for and pay the amount of such tax. Supplier shall correctly invoice all applicable taxes at the time of purchase and if necessary, shall reissue any invoice, along with the appropriate tax, if it is determined, subsequent to the actual purchase date, that tax should have applied. Except as provided in Section 26.5B(2)(c)(vi), Supplier shall not provide tax-only invoices.

(b) Supplier shall be responsible for any Service Taxes and new Service Taxes on (i) Equipment or Software, or (ii) real property and/or other tangible or intangible property, in each case as to (i) and (ii), (a) it owns (or leases or rents from a third party) or (b) for which it is financially responsible under the Financial Responsibility Matrix attached as Exhibit C.7 (Financial Responsibility Matrix).

(c) Prior to agreeing to any Service Tax assessment, Supplier shall work with the Gap Tax Department in order to ensure that the proposed tax assessment is fairly and accurately determined. Supplier shall also ensure that all taxable and nontaxable components are separately stated at the time of purchase, with an adequate description for tax purposes as to the taxable nature of the items purchased. In the event that a Service Tax is assessed on the receipt of any of the Services, the Parties shall work together to segregate the payments under this Agreement into five (5) payment streams on the invoice:

i)	those for taxable Services;

ii)	those for other nontaxable Services;

iii)	those for exempt Services;

iv)	in respect of goods, Services, or supplies where Service Tax has already been paid by Gap or Supplier;

v)	those for which Supplier functions merely as a payment agent for Gap in receiving goods, supplies, or services (including leasing and licensing arrangements); or

Gap Confidential and Proprietary Information

vi)	To the extent that the number of taxable transactions subject to a Service Tax assessment exceeds three transactions, Supplier will provide Gap with a detailed electronic summary of any related tax-only invoices based on Gap Tax Department specifications. Such electronic summary shall be in the format set forth in Exhibit C.8.5 (Tax-Only Invoice).

(d) Supplier shall be responsible for all current and any new Service Taxes payable by Supplier on any goods or third party services acquired, used, or consumed by Supplier in providing the Services where such tax is imposed on Supplier’s acquisition or use of such goods or services.

(e) Supplier shall make purchases of goods and services that are delivered or provisioned to Gap on a sale for resale basis, when applicable, so that double taxation of goods and services does not occur.

(f) Except for Federal Universal Service Fund (“USF”) charges, which are included in the Charges, Gap shall be responsible for telecommunication surcharges or user fees imposed by government authorities and mandated by law or regulation that are applicable to end users; provided that in no event shall the cumulative total of such taxes (excepting USF) exceed, in any Contract Year, the following amounts:

i) as to long distance minutes, * of the Charges invoiced for long distance minutes, net of all taxes for such Services; and

ii) as to data circuits, * of the Charges invoiced for data circuits, net of all taxes for such Services.

In addition, in the event any such fee or surcharge for which Gap is responsible is or may be subsequently reduced or vacated by the appropriate government authority or court of competent jurisdiction, Supplier shall use commercially reasonable efforts to obtain on behalf of Gap a refund of any overpayment of such fee or surcharge by Gap.

C.	Cooperation; Invoices

The Parties agree to reasonably cooperate with each other to enable each to more accurately determine its own tax liability and to minimize such liability to the

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

extent legally permissible. Supplier invoices shall separately state the amounts of any taxes (by taxing jurisdiction) Supplier is properly collecting from Gap pursuant to the terms hereof. Each Party will make available to the other Party any resale certificates, information regarding out-of-state or out-of-country sales or use of equipment, materials, or services, and other exemption certificates or information reasonably requested by the other Party. Specifically, Gap requires the following:

The total amount invoiced for Services will include any and all freight, duty, and taxes, with the exception of the following items, which, if applicable, must be identified and listed separately on Supplier invoice (i) any U.S. state or local sales or use tax imposed on the transaction; and (ii) any value-added taxes, whether based on gross receipts, income, or consumption and regardless of what such value-added taxes might be called, imposed by taxing authorities outside the United States of America (“VAT Taxes”). In the event that VAT Taxes are imposed, Supplier shall reasonably cooperate with Gap to minimize any adverse effect of such VAT Taxes, including separating the Charges into taxable and non-taxable components. For purposes of VAT invoices, Supplier shall invoice the appropriate Gap entity (such as Gap (Canada) Inc. for Canadian purposes), and shall also include the appropriate vendor registration number on each invoice as required by law.

26.6	Payment Does Not Imply Approval

The making of any payment or payments by Gap, or the receipt thereof by Supplier, shall not imply Approval by Gap of any Services or the waiver of any warranties or requirements of this Agreement.

26.7	Withhold Remedy

A. In addition to, and cumulative of all other remedies in law, at equity and provided under this Agreement or this Section 26.7 (Withhold Remedy), in the event Supplier is in default of a material duty or obligation under this Agreement and it fails to cure the default within fifteen (15) days after receipt of written notice of default from Gap setting forth with specificity the nature of the default of a material duty or obligation and the requested remedy or cure, Gap may, without waiving any other rights under this Agreement, elect to withhold from the payments due to Supplier under this Agreement during the period beginning with the 16th day after Supplier’s receipt of notice of default, and ending on the date that the default has been cured to the reasonable satisfaction of Gap, but in no event shall the amount of such withhold be greater than the Charges associated with the specific Services which Gap alleged are in default or the Services that Supplier is not providing. Upon curing of the default by Supplier, Gap will cause the withheld payments to be paid to Supplier, without interest. Notwithstanding the forgoing, the amount Gap may withhold at any one time shall not in the aggregate for all disputes exceed an amount equal to Supplier’s fees and charges for the * immediately preceding such withhold (the “Aggregate Withhold Amount”). Gap shall pay to Supplier any disputed fees and charges in excess of the Aggregate Withhold Amount,

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

provided that Gap shall retain any and all rights to contest its obligation to pay to Supplier such fee or charge.

B. If a dispute regarding billing is not resolved in accordance with Section 27.4 (Billing Disputes And Reports) within thirty (30) calendar days and Gap has elected not to pay the disputed amount in accordance with this Section 26.7 (Withhold Remedy), no late payment charges will apply to the disputed amount pending resolution of the claim through the procedures set forth in Section 31 (Internal Dispute Resolution). Upon resolution of the claim, Supplier shall issue to Gap any applicable credit or reinstitute the disputed amount as an amount due within thirty (30) days from the final resolution of the dispute.

26.8	Technology Changes

If a Technology Change (defined below) occurs, Gap and Supplier will identify the efficiencies, economies, and net savings resulting from such Technology Change and will, in good faith, * as to the affected Service(s). “Technology Change” shall mean a * resulting from * of (1) *; (2) *; or (3) *. For purposes of this Section 26.8 (Technology Changes), an increase in Supplier Personnel providing Services off shore or near shore by * or more shall be deemed a * change. The Parties agree that delivery by Supplier of the technology solutions detailed in *, including * shall not be deemed a Technology Change under this Section.

27.	Invoices and Payments

27.1	General

A. Supplier shall invoice Gap monthly in two separate invoices, one for the baseline Services and the second for the appropriate variable adjustments for the Services that have been provided by Supplier pursuant to the terms of this Agreement. Supplier shall not invoice Gap, and Gap shall not be obligated to pay, any charges or other invoiced amounts (including pass through expenses) that are not properly invoiced within * after the end of the period in which such charges were incurred (or, in the case of amounts charged by any Transport Services Provider, after the date of Supplier’s receipt of the invoice from the Transport Services Provider), unless a request for an extension is approved in writing by the Gap Infrastructure Partnership Executive within the * window. Invoices shall be due upon receipt and payable by electronic funds transfer within forty-five (45) days of receipt by Gap. Supplier shall be permitted to invoice Gap for the baseline Services forty-five (45) days in

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

advance of the payment date for such invoice. In no event shall Supplier invoicing result in baseline Service amounts being payable prior to the end of the month Services are actually delivered. Supplier shall invoice for the variable charges in the billing period following the billing period in which the actual charges are incurred. If any undisputed amount due Supplier under this Agreement remains unpaid for more than * after the date Gap receives the invoice, then within * of written notice by Supplier, Supplier’s Technical Executive and Gap’s Infrastructure Partnership Executive shall meet regarding the payment of such undisputed amount; if the undisputed amount is not paid within * of Supplier’s initial notice; then Supplier’s Industry Vice President shall meet with Gap’s Chief Information Officer regarding the payment of such undisputed amount within * of Supplier’s initial notice; if the undisputed amount is not paid within * of Supplier’s initial notice; then *. Gap will have the right to set off against amounts owed by Gap under the Agreement any amount Supplier is obligated to pay or credit Gap under the Agreement (included but not limited to Service Level Credits).

B. Unless otherwise stated in an Implementation Agreement, all invoices under this Agreement shall be submitted to the following address:

*

27.2	Invoice Summary

Supplier shall render, by means of an electronic file, a single consolidated invoice for all charges incurred each month. If Gap Affiliates are the recipients of the Services, Supplier shall first send an informational invoice to Gap world headquarters for Gap Approval. After such Gap Approval, a separate invoice shall be sent to each Affiliate directly for payment. Such informational invoice shall be conspicuously marked “Information Invoice-Do Not Pay.” For purposes of calculating the payment due date, the forty five (45) day period shall commence upon receipt of the Information Invoice. Except as otherwise directed by Gap in writing, each invoice submitted by Supplier shall be substantially similar to the invoice attached hereto as Exhibit C.8 (Monthly Invoice and Invoice Sample), and shall include a summary section that includes, at minimum, the following information:

(1)	Period of time covered by the invoice;

(2)	Total invoice amount for Gap and Gap department according to Service type;

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

(3)	Current month payments;

(4)	Balance due;

(5)	Calculations utilized to establish the charges;

(6)	Identification of all pass-through expenses for the month to which the invoice corresponds;

(7)	Global activity summary, including a country-by-country breakdown that enables Gap to Approve the Charges in each individual country for the Services, including, a breakdown of chargeable units for Services, taxes, and VAT (where applicable);

(8)	Individual country invoices that enable each Gap Affiliate to pay for the Services on an country-by-county basis, including a breakdown of chargeable units for Services, taxes, and VAT (where applicable);

(9)	Identification of the amounts of any taxes Supplier is collecting from Gap in accordance with Section 26.5 (Taxes); and

(10)	Such other details and billing information as is necessary to satisfy Gap’s internal accounting or as specified by Gap to meet its Sarbanes-Oxley requirements, including as necessary to allow Gap to accurately allocate charges by legal entity, business unit, department, Gap Site, Statement of Work, and/or any client.

27.3	Billing Adjustments

Supplier shall provide Gap’s Infrastructure Partnership Executive with a monthly summary of credit and debit billing adjustments. The summary shall include, but not be limited to, the number and types of billing adjustments identified, the number of billing adjustments resolved, and the number and types of billing adjustments that are outstanding. Supplier shall insure that all billing debits and credits, including associated taxes, are distributed on the billing reports and the invoice and are shown at the proper hierarchy level. If a billing adjustment is found to exceed *, then Supplier shall notify Gap’s Infrastructure Partnership Executive before processing the billing adjustment to the billing report and the invoice. Supplier shall process all billing adjustments on the reports and invoice. In no event shall a billing adjustment result in a net increase to any Charge invoiced more than * days after the original invoice date for that Charge.

27.4	Billing Disputes And Reports

Supplier and Gap shall exercise good faith efforts to resolve all billing disputes to their mutual satisfaction within thirty (30) calendar days; provided, however, that in the event the billing dispute relates to Services provided to Supplier by a Subcontractor and the obligation to pay for such Service is passed through by Supplier directly to Gap, the

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

aforementioned thirty (30) day period shall commence on the date Gap receives the invoice at issue from Supplier. Gap shall be entitled to withhold amounts in dispute under this Section 27.4 (Billing Disputes and Reports) in accordance with Section 26.7 (Withhold Remedy) without Supplier claiming a default of a material duty or obligation by Gap. A “billing dispute number” will be assigned by Supplier to all billing disputes. The billing dispute number will be used by Supplier and Gap on all correspondence and reports to identify the dispute. Supplier shall provide Gap’s Infrastructure Partnership Executive and agency department(s) with a monthly report of the status of pending billing disputes.

28.	Limitations of Liability and Damages

28.1	Damage Recovery Exclusion

IN NO EVENT SHALL EITHER PARTY (OR A PARTY’S AFFILIATES, SUBCONTRACTORS, EMPLOYEES, OFFICERS OR DIRECTORS) BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, COLLATERAL, PUNITIVE, CONSEQUENTIAL OR SPECIAL DAMAGES, INCLUDING LOST PROFITS, REGARDLESS OF THE FORM OF THE ACTION OR THE THEORY OF RECOVERY, WHETHER IN CONTRACT OR IN TORT (INCLUDING BREACH OF WARRANTY, NEGLIGENCE AND STRICT LIABILITY IN TORT) EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

28.2	Limitation of Liability Amount

Supplier’s and Gap’s (and their respective Affiliates, subcontractors, employees, officers or directors) aggregate liability for all direct damages whatsoever, arising out of this Agreement including all costs of cover, regardless of the form of the action or the theory of recovery whether in contract or tort (including breach of warranty, negligence and strict liability in tort) shall be limited, for all claims under this Agreement, to an aggregate amount equal to the total Charges paid to Supplier pursuant to this Agreement for *; provided that if the event giving rise to liability occurs during the *, liability shall be limited to an amount equal to the * (the “Damage Limit”).

28.3	Exclusions

The limitations of liability and exclusions of certain damages set forth in this Section 28 (Limitations of Liability and Damages) shall not apply to claims or liability arising from:

A.	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

*;

B.	*;

C.	*;

D.	*;

E.	*;

F.	*;

G.	*; and

H.	*.

28.4	Egregious Acts

For purposes of this Agreement, “Egregious Acts” shall mean *, or other similar *. As to Egregious Acts, the limitation of liability amount set forth in Section 28.2 (Limitation of Liability Amount) shall be modified as follows: Supplier’s and Gap’s (and their respective Affiliates, subcontractors, employees, officers or directors) aggregate liability for all direct damages whatsoever, arising out of this Agreement including all costs of cover, regardless of the form of the action or the theory of recovery whether in contract or tort (including breach of warranty, negligence and strict liability in tort) shall be limited, for all claims under this Agreement, to an aggregate amount equal to the total Charges paid to Supplier pursuant to this Agreement for the * prior to the month in which the first Primary Event giving rise to liability occurred; provided that if the event giving rise to liability occurs during the first * after the Reference Date of this Agreement, liability shall be limited to an amount equal to the total Charges to be paid to Supplier in * pursuant to this Agreement (the “Egregious Act Damage Limit”). For purposes of clarity, the Egregious Act Damage Limit is inclusive of the

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

Damage Limit set forth in Section 28.2 (Limitation of Liability Amount) above (as opposed to in addition to such Damage Limit).

In the event that at any time during the Term, the Egregious Act Damage Limit has been depleted such that the remaining Egregious Act Damage Limit as to a Party falls below an amount that is * or less of the Egregious Act Damage Limit then either (1) that Party shall agree, upon request by the other Party, by Amendment to this Agreement to reset the Egregious Act Damage Limit to an amount equal to the total Charges paid to Supplier pursuant to this Agreement for the * prior to the month in which the first Primary Event giving rise to liability occurred; or (2) in the event the Party does not agree to reset the Egregious Act Damage Limit, the other Party shall have the option to terminate this Agreement without termination fees and (i) as to Gap, the payment to Supplier of Stranded Costs and (ii) as to Supplier, the payment to Gap of an amount that would be equal to the Stranded Cost amount Supplier would receive from Gap, if Gap was terminating the Agreement for convenience as of that date.

28.5	Direct Damages

The Parties agree that the following costs and damages, if incurred by either Party, shall be deemed direct damages and neither Party shall assert, and each is estopped from asserting, that they are special, indirect, incidental, consequential or exemplary damages, lost profits or other damages for which recovery is limited or excluded:

A.	Costs of reloading data from last available back-up;

B.	Costs of performing work-arounds regarding a service failure;

C.	Costs of replacing lost, stolen or damaged goods or materials for which a Party is liable;

D.	Costs payable to an alternate source to procure replacement services from that alternate source as a result of a failure to perform, to the extent in excess of the applicable charges; and

E.	Overtime, straight time and related expenses and allocated overhead (including travel, lodging and wages) as a result of a failure to perform or provide all or a portion of the Services incurred in connection with (A) through (D) above.

The Parties acknowledge that by defining the foregoing as direct damages, they are not precluding the recovery of other damages that may be determined by a court to be direct.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

29	Representations, Warranties, and Covenants

29.1	General

A. Each Party represents and warrants to the other Party that the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the requisite corporate action on the part of such Party.

B. Each Party represents and warrants to the other Party that the execution, delivery, and performance of this Agreement by it will not constitute (i) a violation of any of its respective Regulatory Requirements; (ii) a violation of any judgment, order, or decree; (iii) a material default under any material contract by which it or any of its material assets are bound; or (iv) an event that would, with notice or lapse of time, or both, constitute such a default.

29.2	Performance Warranty

Supplier represents, warrants and agrees that during the Term of this Agreement, Supplier will provide the Services in accordance with the Service Levels and the Specifications.

29.3	Service

Supplier represents, warrants and agrees that all Services to be provided under this Agreement shall be performed in a professional, competent, and timely manner by appropriately qualified Supplier Personnel in accordance with this Agreement and consistent with Supplier’s best practices.

29.4	Litigation Warranty

Supplier represents, warrants and agrees that as of the Reference Date there are no existing or threatened legal proceedings against Supplier that would have a material adverse effect upon its ability to perform its obligations under this Agreement or its financial condition or operations. Gap represents, warrants and agrees that as of the Reference Date there are no existing or threatened legal proceedings against Gap that would have a material adverse effect upon its ability to perform its obligations under this Agreement or its financial condition or operations.

29.5	Licensed Users and Rights to Use Software

Supplier represents and warrants that it shall acquire, maintain, and continuously update (as applicable) the type and number of license(s) required to grant Gap and the Gap Authorized Users the right to use the Software provided by Supplier in order to utilize the Services, and otherwise comply with the terms of this Agreement. All third party license fees

Gap Confidential and Proprietary Information

for such Software provided by Supplier shall be at no additional cost to Gap, provided following the Termination Transition Period, Gap will be required to pay the third party licensor maintenance and support fees to the same extent Supplier would be bound to do so under Supplier’s license with such third party licensor. To the extent that a third party license imposes a limit or restriction on Gap’s right to use the Software provided by Supplier as permitted in this Agreement and such limit or restriction has not been identified in this Agreement, Supplier shall take commercially reasonable actions and pay the license fees required to provide Gap with all the rights to use and modify the Software provided by Supplier afforded by this Agreement to the extent permitted.

29.6	Support Not to be Withheld

Subject to Section 26.7 (Withhold Remedy), each Party agrees to continue performing its obligations under this Agreement while any dispute between the Parties is being resolved except only to the extent the issue in dispute directly precludes such performance (dispute over payment shall not be deemed to preclude performance) unless and until such obligations are terminated by the termination or expiration of this Agreement.

29.7	Assignment of Warranties

Supplier represents, warrants and agrees that it shall assign and deliver, and agrees to assign and deliver, to Gap all representations and warranties received by Supplier from Third Party Vendors, to the extent such warranties are assignable and relate to the Services, including rights to recovery. Supplier shall, upon Gap’s request and at Gap’s cost, enforce such warranties that are not assignable, and track and notify Gap of each warranty, and deliver to Gap any documentation issued by a warrantor evidencing such warranty. Nothing in this Section 29.7 (Assignment of Warranties) shall require Supplier to initiate litigation against any such Third Party Vendors.

29.8	Viruses

Supplier represents, warrants and agrees that it shall use its best practices to ensure that no forms of harmful or surreptitious code, including, Malware (as defined in the Glossary to the Statement of Work), Trojan horses, system monitors/keyloggers, dialers, adware, and adware cookies (collectively, “Virus(es)”) are introduced into the Gap IT Environment. If a Virus is found to have been introduced into the Gap IT Environment by Supplier, Supplier shall promptly notify Gap in writing in accordance with Gap’s security incident response procedures and, at no additional charge to Gap, shall provide commercially reasonable assistance to Gap in reducing the effects of, and mitigating the losses and restoring any Deficiencies resulting from, the Virus. Notwithstanding the foregoing, if a Virus is found to have been introduced into the Gap IT Environment, whether or not by Supplier, Supplier shall upon learning of any such Virus promptly notify Gap in writing in accordance with Gap’s security incident response procedures and shall provide commercially reasonable assistance to Gap in reducing the effects of, and mitigating the losses from, the Virus to the extent it can do so with its resources then currently

Gap Confidential and Proprietary Information

dedicated to the delivery of the Services and without impacting its ability to deliver the Services in accordance with this Agreement.

29.9	Disabling Devices

Supplier represents, warrants and agrees that it shall not knowingly cause any unplanned interruption of the operations of, or accessibility to the Gap IT Environment through any device, method or means including, the use of any “virus,” “lockup,” “time bomb,” “key lock” device program, or disabling code, for which a purpose is to: (1) cause any unplanned interruption of the operations of (other than devices that are necessary to safeguard the device or the Gap IT Environment) or prevent the accessibility of the Gap IT Environment to Gap or any Authorized User, (2) alter, destroy, or inhibit the use of the Gap IT Environment, or (3) block access to, or prevent the use/accessibility of, the Gap IT Environment by Gap or Authorized Users (collectively referred to for purposes of this Section as “Disabling Device(s)”). Supplier agrees that it has not, and will not, place any Disabling Device in the Gap IT Environment (other than licensing limitation controls (e.g., keys) that are incorporated into commercially available Software), nor shall it invoke any Disabling Devices contained on the Gap IT Environment at any time (including upon expiration or termination of this Agreement for any reason). In the event of a breach of this Section (Disabling Devices) by Supplier, Supplier shall remove the Disabling Device and restore such data or information to the most recently available electronic back-up copy and supporting transaction logs at no cost to Gap.

29.10	Insurance Premiums

Supplier represents, warrants and agrees that it will pay all premiums, deductible amounts, and other costs required to maintain all insurance policies in accordance with Section 35 (Insurance and Indemnity) herein.

29.11	Compliance with Laws

Supplier represents, warrants and agrees that it shall comply, and shall require its Subcontractors to comply, as applicable, with all foreign and U.S., national, provincial, state, and local laws, rules, directives, and regulations relating to Supplier’s capacity as an information technology service provider and/or data processor, including, OSHA regulations, environmental laws, HIPAA, those directives such as the European Union Data Protection Directive and regulations/directives relating to EU Works Councils (collectively “Supplier Regulatory Requirements”). Supplier shall identify, obtain and pay for permits, certificates, approvals, and inspections required under such Supplier Regulatory Requirements. Supplier agrees to provide the information regarding the Services, and the Charges relating to the Services, that Gap identifies as necessary for Gap to comply with the Sarbanes-Oxley Corporate Reform Act. For the avoidance of doubt, unless specifically otherwise mandated by the Sarbanes-Oxley Corporate Reform Act, the above does not include Supplier’s cost data or confidential or proprietary information of any of Supplier’s other customers. Gap shall comply, and shall require its subcontractors to comply, as applicable, with all foreign and U.S., national,

Gap Confidential and Proprietary Information

provincial, state, and local laws, rules, directives, and regulations relating to Gap business, including, OSHA regulations, environmental laws, HIPAA, those directives such as the European Union Data Protection Directive and regulations/directives relating to EU Works Councils (collectively “Gap Regulatory Requirements”).

29.12	Changes in Law and Regulations

Supplier represents, warrants and agrees that it shall identify the impact of changes in Supplier Regulatory Requirements on its ability to deliver the Services and perform its obligations under the Agreement. Supplier shall notify Gap of such Supplier Regulatory Requirements within ten (10) days after it learns of the enactment of any such Supplier Regulatory Requirements and shall work with Gap to identify the impact of such changes on how Gap uses the Services or on how Supplier delivers the Services. Gap and Supplier shall promptly make any resulting modifications to the Services as reasonably necessary as a result of changes in such Supplier Regulatory Requirements. Supplier shall comply with changes to all Supplier Regulatory Requirements and shall implement any necessary modifications to the Services prior to the deadline imposed, or extensions authorized by, the regulatory or other governmental body having jurisdiction for such Supplier Regulatory Requirements. All costs associated with identification and compliance with Supplier Regulatory Requirements shall be borne by Supplier. Upon Approval by Gap of an applicable change request pursuant to the Change Control Procedures, Supplier shall (i) implement Gap Regulatory Requirements, and (ii) shall implement any necessary modifications to the Services, in accordance with Gap’s Policies and Procedures and/or an applicable Statement of Work, as applicable. Except as provided in this Section, Supplier shall have no obligation to identify regulatory changes.

29.13	Inducements

Supplier represents, warrants and agrees that it has not and will not violate foreign and U.S., national, provincial, state, and local laws, rules, directives, and regulations, or any Gap policies of which Supplier has been given advance notice, regarding the offering or receiving of unlawful inducements in connection with the Agreement.

29.14	Technical Architecture and Product Standards

Supplier represents, warrants and agrees that it shall (1) comply with Gap’s Policies and Procedures and (2) obtain Gap’s written approval for any material deviation from Gap’s Policies and Procedures.

29.15	Open Source Warranty

Supplier represents, warrants, and agrees that it will not introduce any Open Source Software into the Gap Systems without Gap’s prior written consent. In the event of a breach of this Section 29.15 (Open Source Warranty), Supplier shall provide a replacement to such Open Source Software product at no extra cost and expense to Gap, and fully install and

Gap Confidential and Proprietary Information

implement such replacement Software product into the Gap Systems without interference to Gap’s information technology environment and operations.

29.16	Representations and Warranties Throughout Agreement

It is understood and agreed by the Parties that Supplier’s representations and warranties are set forth throughout this Agreement and are not confined to this Section 0 (Representations, Warranties, and Covenants).

29.17	Warranty Disclaimer

THE WARRANTIES SET FORTH IN THIS AGREEMENT (AND IN ANY IMPLEMENTATION DOCUMENTS ISSUED HEREUNDER) ARE MADE TO, AND FOR THE BENEFIT OF, GAP AND SUPPLIER EXCLUSIVELY AND ARE IN LIEU OF ALL OTHER WARRANTIES. EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, SUPPLIER MAKES AND GAP RECEIVES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Unless otherwise expressly agreed to in a writing executed by the Parties after the Reference Date, Supplier does not warrant uninterrupted or error-free operations of a Service or that Supplier will find or correct all defects. For the avoidance of doubt, the Parties acknowledge that nothing in the foregoing sentence is intended to waive or restrict Supplier’s express representations, warranties or obligations set forth in this Agreement.

30.	Remedy Waiver

This Agreement utilizes a number of “interim remedies” (including service level remedies, dispute resolution processes, payment withholds, and credit assessment mechanisms) to assist the Parties in effectively addressing performance issues that may arise during the Term. Gap deems the various remedies as essential tools to its management of this Agreement. Nevertheless, Supplier’s effective ongoing performance is the critical behavior such remedies are designed to achieve.

Consequently, recognizing that circumstances may arise in which the imposition of the interim remedies as structured may not fairly reflect corrective and other efforts made by Supplier, subject to Section 43 (Waiver), Gap’s Chief Information Officer, may, in such individual’s sole discretion waive, in an individual occurrence, Gap’s right to use, or collect a credit resulting from, such interim remedies. Factors that will be considered by Gap’s Chief Information Officer in assessing whether to waive an interim remedy include: (1) Supplier’s proactive involvement in identifying a problem before operational impacts are manifested; (2) the timing, quality, and accuracy of communications from Supplier relating to a problem; (3) the speed with which corrective actions are taken and the problem is fixed; (4) the quality of Supplier’s root cause analysis and the likelihood that appropriate steps have been taken to prevent a reoccurrence of the problem; (5) the quality of Supplier’s overall performance at the

Gap Confidential and Proprietary Information

time the remedy right accrues and during the Term; and (6) the impact of other causal factors, including Gap’s actions or inaction relating to the problem.

Any waiver under this Section must be in writing, expressly state that it is a waiver under this Section, and be signed by Gap’s Chief Information Officer and the Gap Infrastructure Partnership Executive.

31.	Internal Dispute Resolution

31.1	Intent

The Parties shall resolve their disputes informally to the maximum extent possible. The Parties shall negotiate all matters of joint concern in good faith, with the intention of resolving issues between them in a mutually satisfactory manner. Only disputes within the scope of this Agreement are subject to this Section. However, nothing in this Section shall preclude the Parties from exercising their termination rights pursuant to Section 33 (Termination) following the period specified in Section 31.2 (Informal Resolution). Each Party shall bear its own attorney’s fees and costs in connection with the internal dispute resolution process; except, to the extent the Parties otherwise agree in writing to incur certain costs to support the internal dispute resolution process, such costs shall be shared equally by the Parties. The Parties agree all statements made in connection with internal dispute resolution efforts shall not be considered admissions or statements against interest by either Party. The Parties further agree that they will not attempt to introduce such statements at any later trial, arbitration, or mediation between the Parties.

31.2	Informal Resolution

If a dispute arises under this Agreement, then within seven (7) Business Days after a written request by either Party, Gap’s Infrastructure Partnership Executive and Supplier Outsourcing Relationship Executive shall promptly confer to resolve the dispute. If these representatives cannot resolve the dispute or either of them determines they are not making progress toward the resolution of the dispute within seven (7) Business Days after their initial conference, then the dispute shall be submitted to the Gap Chief Information Officer and Supplier Industry Vice President, who shall promptly confer to resolve the dispute.

31.3	Fact Finding Report

The Gap Outsourcing Relationship Executive and Supplier Outsourcing Relationship Executive shall provide the Gap Chief Information Officer and Supplier Industry Vice President with a written description of the dispute, including the particular issues on which the Parties seek recommendations.

A.	Fact Finding

Gap Confidential and Proprietary Information

The Gap Chief Information Officer and Supplier Industry Vice President shall engage in fact finding as required by the dispute and recommend how best to resolve the dispute. The Gap Chief Information Officer and Supplier Industry Vice President may submit written questions to the Parties, may request oral statements, and may review relevant documents.

B.	Report

Within thirty (30) days after the Gap Chief Information Officer and Supplier Industry Vice President have convened to resolve the dispute, the Gap Chief Information Officer and Supplier Industry Vice President shall cause a joint written report to be prepared, including their findings of fact and recommendations for resolution. Upon conclusion of the dispute resolution process by the Gap Chief Information Officer and Supplier Industry Vice President, any documentation created by a Party for such dispute resolution process shall be returned to the Party submitting such documentation and copies shall either be returned or destroyed.

31.4	Dispute Resolution Mandatory

The dispute resolution process provided in this Section 31 (Internal Dispute Resolution) is a prerequisite to the exercise of any judicial remedies available to the Parties (including, any claim for breach of contract pursuant to Section 33.2 (Termination for Cause by Gap) or Section 33.3 (Termination for Cause by Supplier)), except in cases where a Party is seeking injunctive or other equitable relief.

31.5	Applicability To Disputes With Suppliers Other than Supplier

At no Charge to Gap, Supplier agrees that on Gap’s written request, it will reasonably participate in dispute resolution in accordance with this Section 31 (Internal Dispute Resolution) with Gap and Gap’s Third Party Vendors to resolve any disputes between and/or among such vendors, including Supplier and Gap, as to responsibility by any particular vendor for issues arising from warranty and other information system performance obligations to the extent related to the Services. Neither Party shall be required to submit Proprietary or Confidential Information to such Third Party Vendor(s) unless the Third Party Vendor(s) has executed an appropriate confidentiality or non-disclosure agreement as to the information that will be disclosed to it in connection with the dispute resolution process.

32.	[Reserved]

33.	Termination

33.1	Change of Control

Gap may terminate this Agreement on one hundred eighty (180) days written notice in the event of the acquisition of all or substantially all of Supplier’s assets, or any

Gap Confidential and Proprietary Information

merger by or with Supplier in which Supplier is not the surviving entity or in which Supplier’s principals do not remain in control of the surviving entity; provided, however, that Gap must deliver any notice of termination pursuant to this Section 33.1 (Change of Control) within twelve (12) months of the effective date of any such transaction. Notwithstanding the foregoing, Gap shall be responsible for the Termination Charges for Change of Control as detailed in Exhibit C.6 (Termination for Convenience Fees), and in the event the surviving entity is a Gap Competitor, Gap shall be responsible for Stranded Costs only.

33.2	Termination for Cause by Gap

Gap may terminate this Agreement, in whole or in part, if Supplier: (i) breaches a (1) material obligation, or (2) warranty or representation under this Agreement; and fails to cure such breach within thirty (30) days after written notice from Gap, (ii) breaches a (1) material obligation, or (2) warranty or representation under the Agreement which is not capable of being cured within thirty (30) days and for which an acceptable plan of correction has not been submitted within that time; or (iii) commits numerous breaches of its duties or obligations under the Agreement which in the aggregate are material and fails to cure such numerous breaches within thirty (30) days after written notice. Gap notice shall specify the acts, omissions or events alleged to constitute such material breach and shall state that the notice is being provided in accordance with this Section 33.2 (Termination for Cause by Gap). In the event of Supplier’s failure to cure such breach, or, as applicable, submit an acceptable plan of correction, within the applicable cure period, Gap may terminate this Agreement as of the date set forth in such written notice, which date of termination shall in no event be less than thirty (30) days from the date of the notice of termination.

33.3	Termination for Cause by Supplier

In the event of a material breach by Gap of its obligations under this Agreement, Supplier shall promptly provide Gap with written notice specifying in detail the acts, omissions or events alleged to constitute such material breach and Gap shall have thirty (30) days within which to cure such breach or propose a reasonable plan to cure such breach. In the event of Gap’s failure within such thirty (30) day period as the case may be to cure such breach or to propose a reasonable plan for the cure thereof, Supplier may terminate this Agreement upon written notice to Gap.

33.4	Termination for Insolvency

In addition to Gap’s rights under Section 38 (Bankruptcy and Liquidation), in the event Supplier becomes or is declared insolvent, becomes subject to a voluntary or involuntary bankruptcy or similar proceeding, or makes an assignment for the benefit of all or substantially of all of its creditors, then in such event Gap may terminate this Agreement on ten (10) days written notice to Supplier.

Gap Confidential and Proprietary Information

33.5	Termination for Failure to Implement Benchmark Adjustments

If (1) Supplier fails to adjust its pricing as required under Section 0B (Benchmark Adjustments), or (2) Gap (in its sole discretion) does not accept Supplier’s proposal to reduce its prices to the Benchmark as set forth in Section 0B(2) (Benchmark Adjustments), Gap may, upon sixty (60) days notice to Supplier, (a) terminate this Agreement, at no fee to Gap, as to the Aggregated Service or Aggregated Services that were not reduced to the Benchmark, or (b) at Gap’s option, the Agreement as a whole. Notwithstanding the preceding sentence, Gap shall be responsible for Stranded Costs. Gap’s election to terminate under this Section shall be made within one hundred and eighty (180) days of either (1) Supplier fails to adjust its pricing as required under Section 0B (Benchmark Adjustments), or (2) Gap (in its sole discretion) does not accept Supplier’s proposal to reduce its prices to the Benchmark as set forth in Section 0B(2) (Benchmark Adjustments).

33.6	Termination for Convenience

Gap may at any time, elect to terminate this Agreement or a Statement of Work as to New Services at its convenience provided it shall, at the time of such election, provide Supplier with one-hundred eighty (180) days notice. In the event of termination of this Agreement and/or a Statement of Work as to New Services, other than payments for non-cancelable leases and service contracts, Gap shall pay the termination for convenience charges specified in Exhibit C.6 (Termination for Convenience Fees).

Gap may terminate any Non-Recurring Initiative for convenience upon providing Supplier with three (3) business days prior written notice. Upon any such termination, Gap shall only be liable for any Charges incurred though the effective date of termination and applicable Stranded Contracts and Stranded Assets.

33.7	Termination Assistance

After the effective date of any termination pursuant to this Section 33 (Termination), Supplier shall continue to provide Services in accordance with Section 34 (Termination/Expiration Assistance Services) for which it shall be compensated by Gap as provided in Section 34.2 (Performance of Services).

33.8	Payment of Fees

In the event of termination under this Section 33 (Termination), Gap agrees to pay to Supplier the Charges for the Services satisfactorily performed by Supplier under this Agreement through the date of actual termination, but shall not pay other charges or fees related to such termination, unless specifically described in this Section 33 (Termination).

Gap Confidential and Proprietary Information

33.9	Cumulative Remedies

The Parties understand and agree that the rights and remedies available to either Party at law, in equity and/or under this Agreement shall be cumulative and nonexclusive in nature.

34.	Termination/Expiration Assistance Services

34.1	Termination/Expiration Transition Plan

Supplier understands and agrees that Gap’s business operations are dependent on the Services, and that Gap’s inability to receive the Services would result in irreparable damages to Gap. Therefore, upon the expiration of this Agreement or its termination by either Party for any reason, including the breach of this Agreement by the other Party, Termination Assistance Services shall be provided as set forth in this Section 34 (Termination/Expiration Assistance Services). If no Termination Transition Plan has yet been agreed to at the time of termination, the rights of Gap upon any expiration or termination of this Agreement shall be as set forth in this Section 34 (Termination/Expiration Assistance Services). If a Termination Transition Plan has been agreed to, then the rights of Gap upon any expiration or termination of this Agreement shall be as set forth in the most recent approved Termination Transition Plan, and also as set forth in this Section 34 (Termination/Expiration Assistance Services). In the event of any inconsistency between this Section 34 (Termination/Expiration Assistance Services) and the applicable Termination Transition Plan, this Section shall govern. If no Termination Transition Plan has been agreed to by the Parties at the time of any termination of this Agreement, then Supplier shall provide the professional services staff necessary to provide (1) the Services (as requested by Gap in accordance with Section 34.3 (Termination Transition Period) at performance standards and Service Levels in effect at the time of termination or expiration, and (2) the Termination Assistance Services.

34.2	Performance of Services

Supplier and Gap acknowledge and agree that their mutual cooperation is important to an effective transition of technology services provided by Supplier to Gap or its designated provider(s). As requested by Gap in accordance with Section 34.3 (Termination Transition Period), Supplier shall provide Gap with all of the Services, including all of the Termination Assistance Services set forth in this Section 34 (Termination/Expiration Assistance Services) and in the then most recent version of the Termination Transition Plan. Supplier shall have no right to withhold or limit any of the Services (including the Termination Assistance Services) on the basis of any alleged breach of this Agreement by Gap, other than a failure by Gap to timely pay the amounts due for the Services (including Termination Assistance Services) rendered during the Termination Transition Period (as set forth in Section 34.3 (Termination Transition Period). Gap shall have the right to seek specific performance of this Section 34 (Termination/Expiration Assistance Services). In addition to the Services as set forth in this Agreement, the Termination Assistance Services shall include, at a minimum, (i) converting

Gap Confidential and Proprietary Information

data; (ii) providing parallel services until transition to a new system, (iii) providing on-site technical support, (iv) cooperating with Gap or its designated vendor in developing required interfaces, (v) meeting with Gap as soon as practicable after a notice of termination or notice of a decision to not extend this Agreement has been given, to discuss any potential modifications to the then most current Termination Transition Plan; (vi) using all commercially reasonable efforts to assist Gap in effecting a transition of the Services, in accordance with best practices, to Gap or another vendor chosen by Gap; (vii) providing the number and types of resources necessary to complete the transition in accordance with the Termination Transition Plan; and (viii) such other services as shall be necessary or appropriate to facilitate, without interruption to the Services, the orderly transition of the Services to Gap or its new provider of services in accordance with best practices. If Supplier is providing any Services hereunder at the time of such transition utilizing any software license from a Third Party Vendor, the responsibility for obtaining and paying for the transfer of such licenses shall be in accordance with Section 21 (Consents). Notwithstanding anything in this Agreement to the contrary, Gap shall be entitled to increase and/or decrease the scope of the Services and Termination Assistance Services in its sole discretion during any Termination Transition Period. Supplier shall be compensated on a time and material basis or fixed fee basis (as agreed by the Parties) for all Termination Assistance Services by payment by Gap, with respect to time and materials charges, in accordance with the rates set forth in this Agreement or, if applicable rates for time and materials charges are not contained in this Agreement, and for all fixed fee charges, at commercially reasonable rates, it being understood that the charges for the Termination Assistance Services are not included in the Charges.

34.3	Termination Transition Period

Unless otherwise directed by Gap, commencing: (i) six (6) months prior to the expiration of the Agreement; (ii) upon any notice of termination or non-renewal of the Agreement; or (iii) six (6) months prior to any other ceasing of Service under the Agreement, and continuing for a period defined in the Termination Transition Plan but in no event less than twelve (12) months following the expiration or termination of this Agreement (unless a shorter time period is requested by Gap), Supplier will continue to provide the Services (including the Termination Assistance Services) as requested by Gap. After such twelve (12) month period (or such shorter time period as requested by Gap), unless otherwise directed by Gap, Supplier shall provide extensions of the Services (including the Termination Assistance Services) as requested by Gap in serial thirty (30) day extension terms for up to an additional six (6) months (such period, the “Termination Transition Period”). The total Termination Transition Period shall not exceed eighteen (18) months.

In addition to the Services as set forth in this Agreement, the Termination Assistance Services shall include, at a minimum, converting data, providing parallel services until transition to a new system, providing on-site technical support, cooperating with Gap or its designated vendor in developing required interfaces, and such other services as shall be necessary or appropriate to facilitate, without material or extended interruption to the Services, the orderly transition of the Services to Gap or its new provider of services in accordance with Supplier’s best practices. Gap shall have the same rights to Software and such other intellectual

Gap Confidential and Proprietary Information

property rights as provided in Section 21.3 (Software, Documentation, and Intellectual Property) during the transition period as it does during the Term.

34.4	Transition Services

Supplier will provide the following Termination Assistance Services at Gap’s request:

A. Supplier shall (i) assist Gap in developing a written transition plan for the transition of the Services to Gap or Gap’s designee, which plan shall include capacity planning, facilities planning, human resources planning, and data transport/telecommunications planning necessary to effect the transition, (ii) perform programming and consulting services as requested to assist in implementing the transition plan, (iii) train personnel designated by Gap in the use of any Equipment, Software, materials or processes to be transferred, (iv) catalog all Software, Gap Data and Equipment used to provide the Services, provide machine readable and printed listings of source code for Software in accordance with Section 21.3 (Software, Documentation and Intellectual Property) to the extent such source code is generally made available for such Software and assist in its reconfiguration, (v) analyze and report on the space required for the Gap Data and the Software needed to provide the Services, (vi) assist in the execution of a parallel operation, data migration and testing process until the transition to Gap or Gap’s designee has been successfully completed, (vii) create and provide copies of the Gap Data in the format and on the media reasonably requested by Gap and, when directed by Gap to do so, delete (and certify in writing such deletion) all Gap Data in Supplier’s possession or control from any tapes or other data storage media, including written records, in Supplier’s possession or control except archival records as necessary for documentation of Supplier’s engagement with Gap, (viii) provide a complete and up-to-date, electronic copy of the Policy and Procedures Manual, in the format and on the media reasonably requested by Gap, (ix) identify, and assist Gap in Provisioning, a suitable functionally equivalent replacement for any shared hardware or software then used by Supplier to provide the Services, and (x) provide other technical assistance as requested by Gap.

B. Gap or Gap’s designee shall be permitted to undertake, without interference from Supplier or Supplier Affiliates (including counter-offers), to hire, effective after the later of the termination of the Term or completion of any Termination Assistance Services, any employees of Supplier or Supplier Affiliates primarily assigned to the performance of Services within the twelve (12) month period prior to the expiration or termination date by providing Supplier with written notice of its intent to hire any such employees no later than the latter of (i) forty-five (45) days prior to the expiration of the Term or (ii) forty-five (45) days prior to the completion of any Termination Assistance Period. Supplier shall waive, and shall cause its Affiliates to waive, their rights, if any, under contracts with such personnel restricting the ability of such personnel to be recruited or hired by Gap or its designee. Gap or its designee shall have reasonable access to such employees of Supplier or Supplier Affiliates for interviews, evaluations and recruitment. Gap shall conduct the above-described hiring activity in a manner

Gap Confidential and Proprietary Information

that is not unnecessarily disruptive of the performance by Supplier of its obligations under this Agreement or any of the Implementation Agreements.

C. To the extent Gap or its designee is entitled under Section 21.3 (Software, Documentation and Intellectual Property) to a license, sublicense or other right to use any Software or other Intellectual Property utilized in performing the Services, Supplier shall provide Gap or its designee with such license, sublicense or other right, including, Source Materials (where Gap has the right to such Source Materials), Object Code and Documentation related to Software (where Gap has the right to such Documentation), in Supplier’s possession or control in a form reasonably requested by Gap. Notwithstanding anything in this Agreement to the contrary, Supplier shall have no obligation to provide Gap any Software that is Source Materials other than where the Source Material is Gap Custom Software and/or Gap Modified Software.

D. Gap or its designee shall have the right (but not the obligation, except as set forth in Sections 3.10B (Failure to Comply with the Transition-In Plan), 33.1 (Change of Control), 33.4 (Termination for Insolvency), 33.6 (Termination for Convenience), or 33.5 (Termination for Failure to Implement Benchmark Adjustments) upon reasonable notice to purchase any Equipment owned by Supplier and which, on the date of expiration or termination of this Agreement, Supplier is using on a dedicated basis to perform the Services. In addition, at Gap’s request, Supplier shall use commercially reasonable efforts to provide Gap with the right to either (i) lease directly from the applicable third party lessor (other than a Supplier Affiliate) any leased Equipment that on the date of expiration or termination of this Agreement Supplier is using on a dedicated basis to perform the Services, or (ii) assume Supplier’s lease for any such Equipment (other than as to Equipment provided by a Supplier Affiliate); provided that Supplier shall use commercially reasonable efforts to minimize any costs associated with the exercise of any such right by Gap and any transfer, assumption or termination fees or expenses associated with the exercise of any such right shall be the responsibility of, and paid for by, Gap. Gap shall assume such lease obligations (or pay for the applicable lease buy-out) if obligated to do so in accordance with Exhibit C.7 (Financial Responsibility Matrix). Gap shall execute such documents as necessary for Supplier to be relieved of Supplier’s obligations under such assumed leases after the transfer date. In the case of leases entered into specifically to provide the Services, Supplier shall use commercially reasonable efforts to obtain such rights in advance and shall not enter into any such lease not offering such rights without Gap’s prior written consent, which shall not be unreasonably withheld or delayed (provided that the withholding of consent shall not preclude Supplier from then using a lease not entered into specifically for this engagement to acquire such Equipment). In all cases, such owned or leased Equipment shall be transferred in good working condition, reasonable wear and tear excepted, as of the expiration or termination date or the completion of any Services associated with such Equipment requested by Gap under this Agreement, whichever is later. In the case of Supplier-owned equipment, Supplier shall grant to Gap a warranty of title and a warranty that such Equipment is free and clear of all liens and encumbrances. Such conveyance by Supplier to Gap shall be at net book value (not to exceed fair market value at the time placed in service) calculated in accordance with generally accepted accounting principles using the depreciation schedule customarily used

Gap Confidential and Proprietary Information

by Supplier for the applicable type of equipment (including equipment dedicated to Supplier internal use, used at shared Supplier service facilities and dedicated to specific Supplier customers). In the case of leased Equipment, Supplier shall represent and warrant that the lease is not in default and that all payments thereunder have been made through the date of transfer.

E. Supplier shall return to Gap, if not previously returned, all Gap Equipment, in condition at least as good as the condition thereof on the Reference Date, ordinary wear and tear excepted. Such Equipment shall be returned at the expiration or termination date or the completion of any Services or Termination Assistance Services associated with such Equipment requested by Gap under this Agreement, whichever is later.

F. Supplier shall inform Gap of Subcontracts or Third Party Vendor contracts primarily dedicated by Supplier, Supplier Subcontractors or Supplier Affiliates to perform the Services. Gap shall retain the right to contract directly with any such Subcontractor or Third Party Vendor. In addition, Supplier shall use commercially reasonable efforts to provide Gap with the right to contract directly with any Subcontractor or Third Party Vendor previously utilized by Supplier to perform any Services or to assume Supplier’s contract with such Subcontractor or Third Party Vendor.

G. In the event that Supplier is able to obtain the right for Gap to assume such Subcontracts and Third Party Vendor contracts in accordance with the Subsection (F) above, Supplier shall assign the designated Subcontracts and Third Party Vendor contracts to Gap or its designee as of the expiration or termination date or the completion of any Services associated with such Subcontracts or Third Party Vendor contracts, whichever is later. There shall be no charge or fee imposed by Supplier on Gap related to such assignment and Supplier shall use commercially reasonable efforts to minimize or eliminate any such charges or fees imposed by any Subcontractors or Third Party Vendor. To the extent charges or fees are imposed by any Subcontractors or Third Party Vendor, such costs shall be paid by Gap. Supplier shall (i) represent and warrant that it is not in default of such Subcontracts and Third Party Vendor contracts; (ii) represent and warrant that all payments have been made thereunder through the date of assignment; and (iii) notify Gap of any defaults by Subcontractors or Third Party Vendor contractors with respect to such Subcontracts and Third Party Vendor contracts of which Supplier is then aware. Subject to Supplier’s compliance with the requirements of this subsection, Gap shall represent and warrant to Supplier that, from the date of assumption, it will assume all contractual responsibilities and liability associated with such Subcontracts and Third Party Vendor contract assigned to Gap hereunder.

35.	Insurance and Indemnity

35.1	Required Insurance Coverage

Supplier shall obtain, pay for, and maintain in full force and effect during the term of this Agreement insurance as follows:

Gap Confidential and Proprietary Information

A. Workers’ compensation and employers’ liability insurance with limits as required by law or * for each accident, including occupational disease coverage, with a limit of * per person subject to an aggregate limit of * per annum. These policies will contain waivers of the insurer’s subrogation rights against Gap where permitted by law;

B. Commercial general liability insurance, and excess liability insurance coverage, with limits of * combined single limit for bodily injury, death, and property damage, including personal injury, contractual liability, independent contractors, broad-form property damage, and products and completed operations coverage;

C. Commercial automobile liability insurance with limits of not less than * for each occurrence combined single limit of liability for bodily injury, death, and property damage, including owned and non-owned and hired automobile coverages, as applicable;

D. Professional Liability Insurance (Errors and Omissions) with limits of * annual aggregate for all claims each policy year for technology errors and omissions. This coverage should not exclude Virus Liability, Intellectual Property Liability, Denial of Electronic Access Liability, Electronic Information Damage Liability, liabilities assumed under contract, and direct damages;

E. All Risk Property Liability Insurance with limits not less than the full replacement cost value of Supplier’s Equipment situated at a Gap Site during the Term of the Agreement; and

F. Employee Dishonesty and Computer Fraud Insurance with limits not less than * per occurrence.

35.2	Claims Made Coverages

To the extent any insurance coverage required under this Section 35 (Insurance and Indemnity) is purchased on a “claims-made” basis, such insurance shall cover all prior acts of Supplier during the Term of this Agreement and for at least two (2) years after the Term of the Agreement.

35.3	Certificates Of Insurance

Certificates of insurance evidencing all coverages described in this Section 35 (Insurance and Indemnity) shall be furnished to the Gap within two (2) weeks of the Reference Date with the following endorsements:

A. In the name of The Gap, Inc., its officers, directors and employees, and its Affiliates as additional insureds limited to coverage B (Commercial General Liability

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

Insurance) and C (Commercial Automobile Liability Insurance) in Section 35.1 (Required Insurance Coverage) above where allowable by country law;

B. To provide that each of the policies is primary insurance, not contributing, with respect to any other insurance available to Gap as to any claim for which coverage is afforded under the policy, except for coverage D (Professional Liability Insurance) and F (Employee Dishonesty and Computer Fraud Insurance) in Section 35.1 (Required Insurance Coverage) above and will be limited in other areas of coverage to the acts omissions of Supplier in the performance of this agreement;

C. To provide that the policy shall apply separately to each insured against whom a claim is made or suit is brought (required for Comprehensive General Liability, and Automobile Liability only where allowable by country law); and

D. The Gap, Inc., its officers, directors, employees, or its Affiliates shall be named as a “Loss Payee” under All Risk Property Insurance, as respects their interest in the property insured.

None of the requirements contained herein as to types, limits and approval of insurance coverage to be maintained by Supplier are intended to and shall not in any manner limit or qualify the liabilities and obligations assumed by Supplier under this Agreement. Receipt of any certificate showing less coverage than requested is not a waiver of Supplier’s obligation to fulfill its requirements. Supplier may utilize reasonable deductibles given its size and financial stability. Supplier will be responsible to pay any loss amount that lie within its deductible, up to the maximum amount of the deductible.

35.4	Subcontractors To Be Insured

Supplier shall require all of its Subcontractors to carry insurance coverages and limits as agreed to and approved in writing by Gap, and shall require all such insurance policies to name Gap, its officers and employees as additional insureds limited to coverage B and C in Section 35.1 (Required Insurance Coverage) above where allowable by country law.

35.5	Cancellation Or Lapse Of Insurance

Supplier shall give thirty (30) days prior written notice to Gap of cancellation, non-renewal, or material change in coverage, scope, or amount of any policy, except it shall provide timely written notice of cancellation, non-renewal, or material change in coverage, scope, or amount of any policy for Professional Liability and Crime insurance policies referenced above.

Gap Confidential and Proprietary Information

35.6	Other Insurance Requirements

Whenever commercially reasonable or possible, insurance policies required hereunder shall be issued by insurance companies: (i) authorized to do business in the State of California; and (ii) with a financial rating of at least an A10 status as rated in the most recent edition of Best’s Insurance Reports except for “All-Risk” property insurance above which supplier can self insure; provided that Gap shall be afforded protection in the same manner and to the same extent it would have been covered had Supplier obtained such coverage through a third party insurer. Should Supplier decide to purchase coverage that is at the time self insured by Supplier, it is agreed that this Agreement shall be considered an insured contract under such policy.

35.7	General Indemnity

A.	Supplier’s Indemnity

(1) At Supplier’s expense and as described herein, Supplier agrees to defend and indemnify (as set forth in (2) below) Gap, its Affiliates, and its subcontractors (and their respective directors, officers, agents, and employees) from and against any third party claims, actions, or proceedings (and liability, damages, costs, or expenses arising under such third party claims, actions, or proceedings) arising out of, or in connection with, any alleged act or failure to act by Supplier or its directors, officers, agents, or employees which has caused, or which is alleged to have caused (including, without limitation, negligent or willful misconduct): (i) any injury to any person or persons or damage or loss to tangible property, (ii) a breach the provisions of Sections 36.3 (Non-Disclosure and Non-Use), 0 (Treatment of Gap Data), 36.6 (Return of Proprietary or Confidential Information), 36.7 (Solicitation of Gap Customers) and 36.9 (Residual Knowledge) relating to Supplier’s use of confidential information owned or controlled by Gap, or (iii) Supplier’s breach of a Supplier Regulatory Requirement set forth in Section 29.11 (Compliance with Laws) ((i), (ii), and (iii) above are individually each, and collectively all, referred to for purposes of this Section 35.7A (Supplier’s Indemnity) as “Supplier Third Party Claim(s)”). For avoidance of doubt, if a Gap employee suffers personal injury because of Supplier and brings a claim in his or her individual capacity, then such claims shall be deemed a third party claim.

(2) Supplier shall pay all amounts that a court finally awards to a third party or that Supplier agrees to in settlement with a third party of any such Supplier Third Party Claim(s), as well as any and all reasonable attorneys’ fees and costs of investigation arising from such Supplier Third Party Claim(s) incurred by Gap or any other party indemnified under this Section 35.7A (Supplier’s Indemnity) associated with such Supplier Third Party Claim and incurred prior to Supplier’s assumption of the defense against any Supplier Third Party Claim. After Supplier assumes the defense against any Supplier Third Party Claim in accordance with this Section, Supplier shall not be responsible for the payment of expenses or charges incurred by Gap in connection with such Supplier Third Party Claim, except:

(a) to the extent Supplier pre-approves any such charge or expense after Supplier assumes control of the defense of such Supplier Third Party Claim, provided such approval by Supplier is not to be unreasonably withheld; or

Gap Confidential and Proprietary Information

(b) charges or expenses incurred by Gap in connection with the cooperation by any Gap employee with Supplier’s defense to the extent such cooperation materially disrupts or interferes with the performance of such employee’s job, in which case Supplier shall reimburse Gap for the employee’s actual expenses and time at a rate to be agreed to by the Parties in advance.

(3) Supplier’s obligation to defend and indemnify Gap, as applicable, pursuant to this Agreement shall be subject to Gap having given Supplier prompt written notice of the claim or of the commencement of the related action, as the case may be, and information and reasonable assistance, at Supplier’s expense, for the defense or settlement thereof. Supplier shall have sole control of the defense and settlement of such claim or related action, provided that Supplier shall not settle such claim or related action in a manner which imposes any obligation on Gap without the prior written consent of Gap. Gap shall be entitled to engage counsel at its sole expense to consult with Supplier with respect to the defense of the claim and related action.

B.	Gap’s Indemnity

(1) At Gap’s expense and as described herein, Gap agrees to defend and indemnify (as set forth in (2) below) Supplier, its Affiliates, and its Subcontractors (and their respective directors, officers, agents, and employees) from and against any third party claims, actions, or proceedings (and liability, damages, costs, or expenses arising under such third party claims, actions, or proceedings) arising out of, or in connection with, any alleged act or failure to act by Gap or its directors, officers, agents, or employees which has caused, or which is alleged to have caused (including, without limitation, negligent or willful misconduct): (i) any injury to any person or persons or damage or loss to tangible property, (ii) a breach the provisions of Sections 36.3 (Non-Disclosure and Non-Use), 36.6 (Return of Proprietary or Confidential Information), and 36.9 (Residual Knowledge) relating to Gap’s use of confidential information owned or controlled by Supplier, or (iii) Gap’s breach of a Gap Regulatory Requirement set forth in Section 29.11 (Compliance with Laws) ((i), (ii), and (iii) above are individually each, and collectively all, referred to for purposes of this Section 35.7B (Gap’s Indemnity) as “Gap Third Party Claim(s)”). For avoidance of doubt, if a Supplier employee suffers personal injury because of Gap and brings a claim in his or her individual capacity, then such claims shall be deemed a third party claim.

(2) Gap shall pay all amounts that a court finally awards to a third party or that Gap agrees to in settlement with a third party of any such Gap Third Party Claim(s), as well as any and all reasonable attorneys’ fees and costs of investigation arising from

Gap Confidential and Proprietary Information

such Gap Third Party Claim(s) incurred by Supplier or any other party indemnified under this Section 35.7B (Gap’s Indemnity) associated with such Gap Third Party Claim and incurred prior to Gap’s assumption of the defense against any Gap Third Party Claim. After Gap assumes the defense against any Gap Third Party Claim in accordance with this Section, Gap shall not be responsible for the payment of expenses or charges incurred by Supplier in connection with such Gap Third Party Claim, except:

(a) to the extent Gap pre-approves any such charge or expense after Gap assumes control of the defense of such Gap Third Party Claim, provided such approval by Gap is not to be unreasonably withheld; or

(b) charges or expenses incurred by Supplier in connection with the cooperation by any Supplier employee with Gap’s defense to the extent such cooperation materially disrupts or interferes with the performance of such employee’s job, in which case Gap shall reimburse Supplier for the employee’s actual expenses and time at a rate to be agreed to by the Parties in advance.

(3) Gap’s obligation to defend and indemnify Supplier, as applicable, pursuant to this Agreement shall be subject to Supplier having given Gap prompt written notice of the claim or of the commencement of the related action, as the case may be, and information and reasonable assistance, at Gap’s expense, for the defense or settlement thereof. Gap shall have sole control of the defense and settlement of such claim or related action, provided that Gap shall not settle such claim or related action in a manner which imposes any obligation on Supplier without the prior written consent of Supplier. Supplier shall be entitled to engage counsel at its sole expense to consult with Gap with respect to the defense of the claim and related action.

35.8	Damage to Gap Facilities, Buildings, or Grounds

Supplier shall repair, or cause to be repaired, at its own cost, any and all damage to Gap’s facilities, buildings or grounds caused by Supplier or employees or agents of Supplier. Such repairs shall be made immediately after Supplier has become aware of such damage, but in no event later than thirty (30) days after the occurrence. If Supplier fails to make timely repairs, Gap may make any necessary repairs. All reasonable costs incurred by Gap, as determined by Gap, for such repairs shall be repaid by Supplier by cash payment upon demand, or without limitation of all Gap’s other rights and remedies provided by law or under this Agreement, Gap may deduct such costs from any amounts due to Supplier from Gap under this Agreement.

Gap Confidential and Proprietary Information

35.9	Indemnities Throughout Agreement

It is understood and agreed by the Parties that Supplier’s indemnification obligations are set forth throughout this Agreement and are not confined to this Section 35 (Insurance and Indemnity). Furthermore, Gap shall approve in writing any attorney Supplier selects to represent Supplier for any indemnification claim under this Agreement.

36.	Confidentiality

36.1	Definition of Proprietary or Confidential Information

“Proprietary or Confidential Information” shall mean, with respect to a Party hereto, all information or material that: (i) is either (a) marked “Confidential,” “Restricted,” “Proprietary,” or with some other, similar, marking, (b) known by the Parties to be considered confidential and proprietary, or (c) from all the relevant circumstances should reasonably be assumed (1) to be confidential and proprietary; (2) to give the Disclosing Party a competitive business advantage, or (3) to be detrimental to the interest of the Disclosing Party if disclosed; and (ii) any unpublished information concerning research activities and plans, customers, marketing, business plans, or sales plans, product development or time to market, sales forecasts or results of marketing efforts, pricing or pricing strategies, costs, operational techniques, strategic plans, and unpublished financial information, including information concerning revenues, profits and profit margins will be deemed proprietary and confidential to the Disclosing Party, regardless of whether such information under this subpart (ii) of this Section was disclosed intentionally or unintentionally or marked as “confidential” or “proprietary”. Provided, however, that Proprietary or Confidential Information may also be used as otherwise expressly permitted by license or otherwise in this Agreement.

36.2	Exclusions

Proprietary or Confidential Information will not include any information or material, or any element thereof, whether or not such information or material is Proprietary or Confidential Information for the purposes of this Agreement, to the extent any such information or material, or any element thereof:

(a) has previously become or is generally known, unless it has become generally known through a breach of this Agreement or a similar confidentiality or non-disclosure agreement;

(b) was already rightfully known to the Party receiving such information (the “Receiving Party”) prior to being disclosed by or obtained from the Party (or its agents or affiliates) disclosing such information (the “Disclosing Party”) as evidenced by written records kept in the ordinary course of business of or by proof of actual use by the Receiving Party;

Gap Confidential and Proprietary Information

(c) has been or is hereafter rightfully received by the Receiving Party from a third person (other than the Disclosing Party) without restriction or disclosure and without breach of a duty of confidentiality to the Disclosing Party; or

(d) as been independently developed by the Receiving Party without access to Proprietary or Confidential Information of the Disclosing Party.

It will be presumed that any Proprietary or Confidential Information in a Receiving Party’s possession is not within exceptions (b), (c) or (d) above, and the burden will be upon the Receiving Party to prove otherwise by records and documentation.

36.3	Non-Disclosure and Non-Use

The Parties agree, both during the Term of this Agreement and for a period of * after termination of this Agreement, to hold each other’s Proprietary or Confidential Information in strict confidence; provided, however, that as to any portion of the Disclosing Party’s Confidential Information that constitutes a trade secret under applicable law, the obligations of this Section will continue for as long as the information continues to constitute a trade secret under applicable law. Each Party recognizes the importance of the other’s Proprietary or Confidential Information. In particular, each Party recognizes and agrees that the Proprietary or Confidential Information of the other is critical to their respective businesses and that neither Party would enter into this Agreement without assurance that such information and the value thereof will be protected as provided in this Section 36 (Confidentiality) and elsewhere in this Agreement. Accordingly, each Party agrees as follows:

(a) The Receiving Party will hold any and all Proprietary or Confidential Information it obtains in accordance with the standards it employs with respect to its own confidential information (but in no event less than a reasonable standard) and will use and permit use of Proprietary or Confidential Information solely for the purposes of this Agreement; and

(b) The Receiving Party may disclose or provide access to its responsible employees who have a need to know and may make copies of Proprietary or Confidential Information only to the extent reasonably necessary to carry out its obligations hereunder.

The Receiving Party will notify the Disclosing Party immediately of any unauthorized disclosure or use, and will cooperate with the Disclosing Party to protect all proprietary rights in and ownership of its Proprietary or Confidential Information.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

36.4	Treatment of Gap Data

The Gap Data is and shall remain the property of Gap and Gap shall retain exclusive rights and ownership of the Gap Data. Without limiting any other warranty or obligation specified in this Agreement, and in particular the confidentiality provisions of this Section 36 (Confidentiality), during the Term (and with respect to PHI, as defined below, and personally identifiable employee information, thereafter in perpetuity), Supplier will not gather, store, log, archive, use or otherwise retain (with the exception of Service Level Agreement information and as otherwise required to meet the audit obligations of this Agreement) any Gap Data or protected health information (as such term is defined in the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”)) (“PHI”) in any manner and will not disclose, distribute, sell, share, rent or otherwise transfer any Gap Data to any third party, except as expressly provided in this Agreement or as Supplier may be expressly directed in advance in writing by Gap. Supplier represents, covenants, and warrants that Supplier will use Gap Data and PHI only in compliance with (i) this Agreement, (ii) Gap’s then current privacy policies and (iii) all applicable laws (including but not limited to applicable policies and laws related to spamming, privacy (including HIPAA and the laws implementing the EU Privacy Directive), and consumer protection).

36.5	Compelled Disclosures

To the extent required by applicable law or by lawful order or requirement of a court or governmental authority having competent jurisdiction over the Receiving Party, the Receiving Party may disclose Proprietary or Confidential Information, including Gap Data, in accordance with such law or order or requirement, subject to the following conditions: as soon as possible after becoming aware of such law, order or requirement and prior to disclosing Proprietary or Confidential Information, including Gap Data, pursuant thereto, the Receiving Party will so notify the Disclosing Party in writing and, if possible, the Receiving Party will provide the Disclosing Party notice not less than five (5) Business Days prior to the required disclosure. The Receiving Party will use reasonable efforts not to release Proprietary or Confidential Information, including Gap Data, pending the outcome of any measures taken by the Disclosing Party to contest, otherwise oppose or seek to limit such disclosure by the Receiving Party and any subsequent disclosure or use of Proprietary or Confidential Information, including Gap Data, that may result from such disclosure. The Receiving Party will cooperate with and provide assistance to the Disclosing Party regarding such measures. Notwithstanding any such compelled disclosure by the Receiving Party, such compelled disclosure will not otherwise affect the Receiving Party’s obligations hereunder with respect to Proprietary or Confidential Information, including Gap Data, so disclosed. Notwithstanding anything to the contrary in this Agreement, the Parties acknowledge that confidentiality requirements herein do not preclude disclosures with regard to tax treatment or tax structure of transactions under this Agreement.

Gap Confidential and Proprietary Information

36.6	Return of Proprietary or Confidential Information

On either Party’s written request or upon expiration or termination of this Agreement for any reason, the Receiving Party will promptly:

(a)	return or destroy, at requester’s option, all originals and copies of all documents and materials it has received containing requester’s Proprietary or Confidential Information, including Gap or Supplier Data as applicable; and

(b)	deliver or destroy, at requester’s option, all originals and copies of all summaries, records, descriptions, modifications, negatives, drawings, adoptions and other documents or materials, whether in writing or in machine-readable form, prepared by Supplier, prepared under its direction, or at its request from the documents and materials referred to in subparagraph (a), and provide a notarized written statement to requester certifying that all documents and materials referred to in subparagraphs (a) and (b) have been delivered to requester or destroyed, as requested by requester.

36.7	Solicitation of Gap Customers

During the Term and thereafter in perpetuity, Supplier agrees not to use the Gap Data, whether directly or indirectly, to target or solicit Gap customers and business partners, as such, on behalf of itself or any third party, including, on behalf of entities in direct competition with Gap or commit any other act or assist others to commit any other act which might injure the business of Gap. Supplier agrees that it will not use or sell to others lists containing information obtained in connection with this Agreement about any Gap customers. Nothing contained herein shall preclude Supplier from providing services to any Gap customers or business partners who independently contact Supplier, who are responding to a general solicitation of Supplier, or are contacted by Supplier based on information independently derived by Supplier.

36.8	Nonexclusive Equitable Remedy

Each Party acknowledges and agrees that due to the unique nature of Proprietary or Confidential Information, including Gap Data, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach or threatened breach may result in irreparable harm to such Party, and therefore, that upon any such breach or any threat thereof, each Party will be entitled to seek appropriate equitable and injunctive relief from a court of competent jurisdiction without the necessity of posting any undertaking or bond. Any breach of the confidentiality obligations under this Section 36 (Confidentiality) will constitute a material breach of this Agreement and be grounds for immediate termination of this Agreement

Gap Confidential and Proprietary Information

in the exclusive discretion of the non-breaching Party; such termination to be effective upon written notice to the other Party.

36.9	Residual Knowledge

Provided * the patent rights, copyrights, trademarks or service marks of the Disclosing Party or third parties who have licensed or provided materials to the Disclosing Party, * relating to the Services (collectively, “Residual Knowledge”) retained by an individual without reference, within * of the use of such Residual Knowledge, to any writing, whether written or electronic, and which either Party, individually or jointly, develops or discloses under this Agreement. Proprietary and Confidential Information that the Recipient Party’s personnel deliberately commit to memory *. This Section shall not apply to personally identifiable employment information. Other than as set forth herein, nothing contained in this Section gives * the: (i) * of the Residual Knowledge, (ii) the Disclosing Party’s *, or (iii) the Disclosing Party’s *.

37.	Audit, Inspection, and Examination of Records

37.1	Maintenance of Books and Records

Supplier shall maintain accurate and complete financial records of its activities and operations relating to this Agreement in accordance with generally accepted accounting principles. Supplier shall also maintain accurate and complete corporate documents, contractual agreements, employment agreements, and all other documents, agreements, and records relating to this Agreement. Supplier shall promptly make available to Gap a summary of the results of any reviews or audits conducted by Supplier, its Affiliates, Subcontractors or their agents or representatives (including internal and external auditors), relating to Supplier’s operating practices and procedures to the extent relevant to the Services or Gap.

37.2	Audits Authorized by Gap

Supplier agrees that Gap, (i) Gap’s governmental regulators, (ii) Gap’s internal auditors, or (iii) Gap’s external auditors which are not direct competitors of Supplier in the IT outsourcing business and have been retained on a non-contingent basis (which such direct competitors shall not be deemed to include the accounting division of accounting firms) (collectively, the “Permitted Auditors”) shall have access to any Supplier Service Locations and Supplier’s Subcontractors’ locations, and any of Supplier’s or Supplier’s Subcontractor’s agents, employees or representatives, and the right to examine and audit such Supplier Service Locations and Supplier’s Subcontractors’ locations, and to examine and audit any and all pertinent documents, records, agreements, transaction, activity, or records relating to the provision of Services under this Agreement for the purpose of: (a) verifying the accuracy of Charges and

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

invoices; (b)cooperating with audits and examinations by Gap’s regulatory authorities; (c) validating performance by Supplier of its obligations as required by this Agreement; (d) the conduct of Supplier operations and procedures; (e) validating compliance with Section 29.11 (Compliance with Laws); (f) validating compliance with Gap’s Policies and Procedures; (g) validating Suppliers compliance with Gap’s Sarbanes-Oxley Reporting Requirements and Process (h) assisting Gap with its compliance with the Sarbanes-Oxley Corporate Reform Act; (i) the functionality of the Gap IT Environment; and (j) validating Supplier’s compliance with Supplier’s security obligations under this Agreement. Supplier shall provide to such auditors and agents any assistance they may reasonably require in connection with such audits and inspections. All such material, including, all documents, agreements, financial records, time cards and other employment records shall be kept and maintained by Supplier and Supplier’s contractors and shall be made available to Gap during the Term and for a period of five (5) years thereafter unless Gap’s written permission is given to dispose of any such material prior to such time. Such audit shall take place two times per year or more frequently in the event Gap finds a material discrepancy on any audit. The Permitted Auditors shall execute a confidentiality agreement with Gap with provisions which allow Gap to comply with its obligations to Supplier hereunder prior to commencing any audit or examination, and shall comply with Supplier’s reasonable security requirements. Except as set forth in Section 37.3 (Audit Settlements) below, Gap shall pay any costs and expenses which are payable to the Permitted Auditors. As necessary to conduct the audit, the Permitted Auditors shall have the right to excerpt, copy, or transcribe any and all pertinent documents, agreements, transaction activity, or records relating to the provision of the Services under this Agreement.

In Supplier’s provision of access for the foregoing purposes, Supplier shall not be obilgated to provide such access rights to the extent such access would constitute an unlawful invasion of the privacy rights of any Supplier’s, Supplier’s Affiliates’, or Supplier’s Subcontractors’ employees and would, in the reasonable opinion of Supplier, subject Supplier, Supplier’s Affiliates, or Supplier’s Subcontractors to legal liability arising solely as a result of providing such access. Supplier shall provide to Gap, or individuals or entities authorized by Gap, reasonable office facilities at Supplier’s, Supplier’s Affiliate’s, or Supplier’s Subcontractor’s locations adequate for Gap to exercise its rights under this Section. Neither Gap nor its Permitted Auditors shall have access to Supplier’s costs data or to confidential or proprietary information of any of Supplier’s other customers.

Audits will be conducted (1) expeditiously, efficiently, and at reasonable business hours; and (2) upon reasonable prior written notice, excepting physical security audits, which may be conducted without notice.

37.3	Audit Settlements

If any audit reveals that Supplier is not in compliance with any generally accepted accounting principle or other requirement of this Agreement, Supplier and Gap shall promptly meet to review the audit report, and shall mutually agree upon an appropriate and effective manner in which to respond to identified deficiencies, and implement changes

Gap Confidential and Proprietary Information

suggested by the audit at Supplier’s cost and expense. If corrective action is suggested by an auditor or regulatory authority, and mutually agreed to by the Parties in accordance with the preceding sentence as a Supplier responsibility, Supplier shall implement such corrective action (at its cost and expense) within the period of time specified by such auditor or regulatory authority. If, at any time during or after the Term, a Permitted Auditor conducts an audit of Supplier regarding the work performed under this Agreement, and if the results of such audit find that Gap’s dollar liability for any such work is less than payments made by Gap to Supplier for the work that is the subject of the audit then the difference plus the net present value of the difference as incurred calculated using an interest rate equal to * at the time of audit finding (“Cost of Funds”), which amounts shall be either repaid by Supplier to Gap by cash payment upon demand or, at the sole option of Gap, deducted from any amounts due to Supplier from Gap, whether under this Agreement or otherwise. If the results of such audit find that Gap’s dollar liability for any such work is less than payments made by Gap to Supplier for the work that is the subject of the audit by * or more, then Supplier shall also pay Gap’s reasonable costs of audit associated with discovering such difference as provided above. Notwithstanding the foregoing, (1) Supplier shall be required to pay for the audit up to the amount of the difference, and (2) all amounts of the audit in excess of the difference shall be split equally among the Parties. Supplier shall not be responsible to pay the Cost of Funds as to audits conducted thirty (30) months or more after an overcharge occurred.

37.4	Internal Audits

In addition to the audits authorized by Gap as set forth above, to the extent Supplier performs any assessment or an internally conducted audit of its business and operations to evaluate its compliance with Gap’s Policies and Procedures and/or Supplier’s Service delivery or account management, Supplier shall provide Gap with a written report outlining the results of the audit or assessment.

At Supplier’s sole cost and expense, Supplier shall cooperate with Gap on SAS 70 Type II audits and on Sarbanes-Oxley related documentation and/or testing activities at the Gap Sites. At Supplier’s sole cost and expense, Supplier shall provide a multi-client SAS 70 Type II covering the common processes performed by Supplier in delivering, controlling and governing client accounts from an independent third party auditor. Supplier shall perform the SAS 70 Type II audit either (i) on a quarterly basis, or (ii) on an annual basis with quarterly updates throughout the year. Supplier shall provide Gap with an electronic and written copy of the SAS 70 Type II audit opinion within sixty (60) days after the completion of (i) the annual or quarterly SAS 70 Type II audit, and (ii) all updates thereto (if annual audit option is elected by Supplier). Supplier shall retain, in its sole discretion, either PricewaterhouseCoopers, Ernst & Young, Deloitte & Touche or KPMG for purposes of performing the SAS 70 Type II audit under this Section 37.4 (Internal Audits), unless otherwise agreed by the Parties in writing.

If a SAS 70 Type II audit reveals a significant deficiency in Supplier’s implementation of a control specified in Exhibit O (Sarbanes Oxley Reporting Requirements and

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

Process), Supplier shall notify Gap promptly upon being advised of such significant deficiency, provide the audit report to Gap within the time provided above, and within fifteen (15) days of receipt by Supplier of the audit, initiate such corrective action (at its cost and expense) as necessary to remediate the subject control(s) and have the control(s) re-audited and validated by the auditor as functioning effectively. In the event Supplier has not delivered to Gap a supplemental audit report reflecting that the significant deficiency have been corrected on or before September 30 of the applicable Contract Year, then Supplier shall reimburse Gap *.

38.	Bankruptcy and Liquidation

In the event Supplier shall: (1) make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for all or a substantial part of its assets; (2) commence any case, proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction whether now or hereafter in effect; (3) have had any such petition or application filed or any such case or proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made, and which is not dismissed for a period of sixty (60) days or more; (4) take any corporate action indicating its consent to, approval of, or acquiescence in any such petition, application, proceeding, or order for relief or the appointment of a custodian, receiver, or trustee for all or substantial part of its assets; or (5) permit any such custodianship, receivership, or trusteeship to continue undischarged for a period of sixty (60) days or more causing Supplier or any third party, including, a trustee in bankruptcy, to be empowered under state or federal law to reject this Agreement or any agreement supplementary hereto, Gap shall have the following rights:

A. In the event of a rejection of this Agreement or any agreement supplementary hereto, Gap shall be permitted to retain and use any back-up or archival copies of the Intellectual Property under this Agreement for the purpose of enabling it to mitigate damages caused to Gap because of the rejection of this Agreement. Gap shall exert reasonable efforts to mitigate such damages by use of such back-up or archival copies.

B. In the event of a rejection of this Agreement or any agreement supplementary hereto, Gap may elect to retain its rights under this Agreement or any agreement supplementary hereto as provided in Section 365(n) of the Bankruptcy Code. Upon written request of Gap to, as applicable, Supplier or the bankruptcy trustee or receiver, Supplier or such bankruptcy trustee or receiver shall not interfere with the rights of Gap as provided in this Agreement or in any agreement supplementary hereto to obtain the Source Material(s) from the bankruptcy trustee or from a third-party escrow agent and shall, if requested, cause a copy of such Source Material(s) to be available to Gap.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

C. Supplier acknowledges and agrees that in the event of Supplier’s bankruptcy:

(1) any and all property belonging to Gap of any nature whatsoever, including Gap Intellectual Property, Custom Intellectual Property, Gap Data, and Gap Proprietary or Confidential Information, in Supplier’s possession or under Supplier’s control shall not constitute part of Supplier’s estate in bankruptcy under Section 541 of the Bankruptcy Code; and

(2) in addition to any other rights and remedies of Gap as stated herein, to the maximum extent permitted by law, Gap will have the immediate right to retain and take possession for safekeeping any and all property belonging to Gap of any nature whatsoever, including Gap Intellectual Property, Custom Intellectual Property, Gap Data and Gap Proprietary or Confidential Information, in Supplier’s possession or under Supplier’s control until such time as the trustee or receiver in bankruptcy can provide Gap with adequate assurances and evidence to Gap that all of Gap’s property will be protected from sale, release, inspection, publication or inclusion in any publicly accessible record, document, material or filing. Supplier and Gap agree that without this material provision, Gap would not have entered into this Agreement.

39.	Assignment and Merger

39.1	Assignment

Neither Party may assign this Agreement without the prior written consent of the other, except that Gap may assign its rights and obligations under the Agreement without the approval of Supplier (i) to an entity which acquires all or substantially all of the assets of Gap; or (ii) to any subsidiary or Affiliate provided, however, with respect to this subsection (ii), Gap remains fully liable for and is not relieved from the full performance of its obligations hereunder (including the obligations accruing after such assignment); or (iii) to any successor in a divestiture, merger, or acquisition of all or substantially all of the shares of Gap. Any assignment by Gap as permitted herein must: (1) be in writing; and (2) contain a written acknowledgement of the assignee that it is accepting all obligations of Gap under this Agreement, and agrees to be bound by and discharge each of the Agreement’s terms, conditions, and obligations as if it were the original Party hereto.

39.2	Separation

In connection with the sale, transfer, or other disposition of any of Gap’s Affiliates, lines of business, or business units for which Supplier was providing Services at the time of sale, transfer, or other disposition, such successor entity shall be entitled to continue to receive Services under the terms of this Agreement for a period of up to twenty-four (24) months after the closing date of such transaction. Gap will remain liable for all its obligations under the Agreement including, payment of all Charges relating to such entity’s use of the Services and unique one-time charges (such as obtaining additional consents or licenses) resulting from the sale, transfer or other disposition to a third party, which Charges are not otherwise included in Exhibit C (Fees and Resource Baselines). Gap shall be entitled to terminate any or all such

Gap Confidential and Proprietary Information

Services upon thirty (30) days written notice to Supplier. There shall be no termination fee or penalty to Gap or a successor entity arising from the exercise of Gap’s rights hereunder. Notwithstanding the foregoing, in the event Gap terminates one or more Services provided by Supplier under this Agreement, but not the entire Agreement, Gap shall pay redeployment costs that may be incurred as a result of such termination provided that Supplier provides Gap in advance with a reasonable written identification and estimate of such costs. In addition to the Services set forth in Section 34 (Termination/Expiration Assistance Services), as part of such separation, Supplier shall provide Gap with separation support including assessments, transition planning, and migration support.

39.3	Acquisitions and Mergers by Gap

If Gap acquires, or merges with, an entity contracting for services from Supplier, Supplier and the several entities will negotiate in good faith in an attempt to integrate the service being provided by Supplier to the several entities in order to reach a mutually beneficial agreement for Supplier and the several entities, including, reducing redundancies, increasing efficiencies, and migrating the entities to a unified platform. In the event the Parties reach an agreement, there shall be no early termination or other penalty under the several entities’ existing agreement(s). In the event of an acquisition or merger in accordance with this Section 39.3 (Acquisitions and Mergers by Gap), Supplier shall provide the Services required pursuant to Section 15 (Ongoing Business Divestitures and Acquisitions) of Exhibit A.2 (Cross Functional Services).

40.	Extraordinary Events

40.1	Defined

As used in this Agreement, an “Extraordinary Event” shall mean a circumstance in which an event or discrete set of events has occurred or is planned with respect to the business of Gap that results or will result in a change in the scope, nature or volume of the Services that Gap will require from Supplier, and which is expected to increase or decrease Gap’s utilization of any billable Resource Unit by * or more, and such changes persist or are expected to continue for * or more months.

Examples of the kinds of events that might cause such substantial increases or decreases include:

A. changes in locations where Gap operates, including plant closures;

B. changes in products of, or in markets served by, Gap;

C. mergers, acquisitions or divestitures by Gap;

D. changes in the method of service delivery;

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

E. changes in market priorities or market conditions; or

F. changes in the number of business units being serviced by Supplier that were not anticipated as of the Reference Date.

40.2	Extraordinary Event Pricing

If an Extraordinary Event occurs, *. Supplier and Gap shall determine the efficiencies, economies, and savings resulting from such Extraordinary Event and Supplier shall implement such efficiencies, economies or savings in accordance with a mutually agreed to Statement of Work. Charge adjustments shall be based on * (including *) and related *, and shall be phased in accordance with the Statement of Work as required to pass through to Gap the full benefit of the efficiencies, economies, and savings. An Extraordinary Event shall not result in Charges to Gap being * than such Charges would have been if the * had been applied, unless and to the extent such Extraordinary Event results in New Services (e.g., Gap requires that Supplier create a new infrastructure to support an acquired entity). Gap may, at its sole option, elect at any time to forego its rights under this Section 40 (Extraordinary Events) and instead, apply the *.

41.	Use of Reduced Resource Credits

41.1	Business Impacts

*.

41.2	Third Source and Insource Limits on RRCs

Gap’s use of RRCs arising from its decision to perform Services that are provided by Supplier and included in the Charges, either by itself (“insource”) or through the engagement of a third party (“third source”), shall not exceed in any Contract Year * of the first Contract Year’s total Charges, provided that the RRCs as to voice and data transport Charges shall not exceed in any Contract Year * of the Base Charge for voice and data transport Charges scheduled for that Contract Year in Exhibit C (Fees and Resource Baselines). To the extent RRCs in a single Functional Service Area exceed * of the first Contract Year’s total Charges for that Functional Service Area, Gap will pay for Stranded Assets to the extent the RRCs cause such assets to be unnecessary for Supplier to

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

deliver the Services. RRCs resulting from a business impact as provided in Section 41.1 (Business Impacts) shall be included in the determination of the total RRCs available to Gap in any Contract Year arising from its decision to third source or insource.

41.3	RRCs To Include IT Tower Pricing

Section 8 (Adjustments to Resource Unit IT Configurations) of Exhibit C (Fees and Resource Baselines) sets forth the methodology for implementing RRCs for purposes of this Section 41 (Use of Reduced Resource Credits) and Section 40.2 (Extraordinary Event Pricing).

42.	Amendment of Agreement

No alteration, amendment, or modification of the terms of this Agreement shall be valid or effective unless in writing and signed by Supplier and Gap.

43.	Waiver

All waivers under this Agreement shall be in writing in order to be effective. No waiver by a Party of any breach of this Agreement or waiver of any warranty, representation, or other provision hereunder shall be deemed to be a waiver of any other breach, warranty, representation, or provision (whether preceding or succeeding, and whether or not of the same or similar nature), and no acceptance of performance by a Party after any breach by the other Party shall be deemed to be a waiver of any breach of this Agreement or of any representation, warranty, or other provision, whether or not the Party accepting performance knows of such breach at the time of acceptance. No failure or delay by a Party to exercise any right it may have by reason of the default of the other Party shall operate as a waiver of default or modification of this Agreement or shall prevent the exercise of any right of the non-defaulting Party under this Agreement.

44.	Independent Contractor

Supplier acknowledges that it is at all times acting as an independent contractor under this Agreement and except as specifically provided herein, not as an agent, employee, or partner of Gap. Each Party agrees to be solely responsible for all matters relating to compensation of its employees, including, compliance with local, state, federal, and foreign laws governing its personnel, including, workers’ compensation, Social Security, withholding and payment of any and all federal, state and local personal income taxes, disability insurance, unemployment, and any other taxes for such persons, including any related employer assessment or contributions required by law, and all other regulations governing such matters, and the payment of all salary, vacation and other employee benefits. At each Party’s expense as described herein, such Party agrees to defend, indemnify, and hold harmless the other Party, its officers, agents, employees, and successors in interest from and against any claim, action, proceeding, liability, loss, damage, cost, or expense, including, attorneys’ fees as provided herein paid to a third party arising out of such Party’s alleged failure to pay, when due, all such taxes and obligations (collectively referred to for purposes of this Section 44 as “Employment

Gap Confidential and Proprietary Information

Claim(s)”). The indemnifying Party shall pay to the other Party any and all amounts that a court finally awards to a third party or that Supplier agrees to in settlement with a third party of any such Employment Claim as provided in Section 35.7 (General Indemnity).

45.	Subcontractors

45.1	Approval Required

Gap has relied, in entering into this Agreement, on the reputation of, and on obtaining the personal performance of, Supplier itself and Supplier Approved Subcontractors listed in Exhibit D.23 (Subcontractors). Consequently, no performance of this Agreement, or any additional portion thereof, shall be subcontracted by Supplier without the prior written consent of Gap. Any attempt by Supplier to subcontract any performance, obligation, or responsibility under this Agreement, without the prior written consent of Gap, shall be null and void and shall constitute a material breach of this Agreement.

Notwithstanding the above, Supplier may, in the ordinary course of business, subcontract (i) for third party services or products that are not a material portion of the Services, that are not exclusively dedicated to Gap and that do not include regular direct contact with Gap or Gap Affiliate personnel or the performance of Services at Gap sites, or (ii) with temporary personnel firms for the provision of temporary contract labor (collectively, “Shared Subcontractors”); provided, that such Shared Subcontractors possess the training and experience, competence and skill to perform the work in a skilled and professional manner. Gap shall have no approval right with respect to such Shared Subcontractors. If, however, Gap expresses dissatisfaction with the services of a Shared Subcontractor, Supplier shall work in good faith to resolve Gap’s concerns on a mutually acceptable basis and, at Gap request, replace such Shared Subcontractor at no additional cost to Gap.

45.2	Request for Approval

If Supplier desires to subcontract any portion of its performance, obligations, or responsibilities under this Agreement, Supplier shall make a written request to Gap for written Approval to enter into the particular subcontract. Supplier’s request to Gap shall include:

(a) The reason(s) for the particular subcontract;

(b) A detailed description of the work to be performed by the proposed Subcontractor;

(c) Identification of the proposed Subcontractor and an explanation of why and how the proposed Subcontractor was selected; and

(d) Any other information reasonably requested by Gap.

Gap Confidential and Proprietary Information

45.3	Review of Request

Gap will review Supplier’s request to subcontract and determine, in its sole and absolute discretion, whether or not to consent to such request on a case-by-case basis.

45.4	Supplier Obligations Remain Unchanged

Supplier shall remain responsible to Gap for any and all performance required under this Agreement by Supplier or its approved Subcontractors, including, the obligation to properly supervise, coordinate, and perform all work required under the Services, and no subcontract shall bind or purport to bind Gap or excuse Supplier of performance. Supplier shall be solely liable and responsible for any and all payments and other compensation to, and the performance of, all Subcontractors and their officers, employees, agents, and independent contractors. All agreements between Supplier and any Subcontractors shall include provisions at least as favorable to Gap as those contained in this Agreement.

45.5	Approval of Subcontractor Personnel/Termination

In the event Gap consents to any subcontracting, such consent shall be subject to Gap’s right to give prior and continuing approval of any and all Subcontractor personnel providing services under such subcontract. Supplier shall assure that any Subcontractor personnel, excluding Shared Subcontractors, not reasonably approved in writing by Gap shall be immediately removed from the provision of any services under the particular subcontract or that other action is taken as requested by Gap.

Further, in the event that Gap consents to any subcontracting, such consent shall be subject to Gap’s right to require the removal of a Subcontractor, in whole or in part, at any time upon written notice to Supplier upon the occurrence of a material breach of this Agreement, provided such breach is not cured within thirty (30) days of such notice. Gap shall not be liable or responsible in any way to Supplier, to any Subcontractor, or to any officers, employees, or agents of Supplier or any Subcontractor, for any claims, demands, damages, liabilities, losses, costs, or expenses, including, defense costs and legal, accounting and other expert, consulting or professional fees, in any way arising from or related to Gap’s exercise of such rights.

46.	Interpretation of Agreement

46.1	Conflict Between Agreement and Exhibits

Exhibits A, B, C, D, E, F, G, H, I, J, K, L, M, N, and O are attached to, incorporated herein by reference, and form a part of this Agreement. Exhibits A through O are referred to individually and collectively below as the “Exhibits.” The Schedules attached to the Exhibits are also incorporated herein by reference, and form a part of this Agreement.

Gap Confidential and Proprietary Information

In the event of any conflict or inconsistency in the definition or interpretation of any word, responsibility, schedule, or the contents or description of any task, subtask, deliverable, goods, service, or other work, or otherwise, between the body of this Agreement, the Exhibits, and/or Schedules, between Exhibits, or between Schedules such conflict or inconsistency shall be resolved by giving precedence first to the body of this Agreement, and then to the Exhibits and Schedules according to the following priority:

(1) Exhibit A.2 (Cross Functional Services Statement of Work), Exhibit A.3 (Store Services Statement of Work), Exhibit A.6 (Server Services Statement of Work), Exhibit A.5 (Managed Network Services Statement of Work), and Exhibit A.4 (End User Support Services Statement of Work);

(2) Exhibit A.1 (Glossary to the Functional Service Area Statements of Work);

(3) Exhibit B (Service Level Agreement);

(4) Exhibit C (Fees and Resource Baselines);

(5) Exhibit C.7 (Financial Responsibility Matrix);

(6) Exhibit E (Innovation Proposals), Exhibit F (Form of Implementation Agreement), Exhibit G (Service Recipients), Exhibit H (Human Resources), Exhibit I (Form of Project SOW), Exhibit J (Gap Competitors), Exhibit L (Monthly Performance Review – Standing Agenda), Exhibit M (Key Employees), Exhibit N.1 (Supplier Guarantee) and Exhibit N.2 (Gap Guarantee), and Exhibit O (Sarbanes-Oxley Reporting Requirements and Process); and

(7) Exhibit D (Additional Exhibits).

46.2	Choice of Law

This Agreement and performance under it shall be governed by and construed in accordance with the laws of the State of California, without the application of its conflict of laws provisions.

46.3	Venue and Jurisdiction

The Parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated exclusively in the state or federal (if permitted by law and a Party elects to file an action in federal court) courts located in San Francisco, California. This choice of venue is intended by the Parties to be mandatory and not permissive in nature, and to preclude the possibility of litigation between the Parties with respect to, or arising out of, this Agreement in any jurisdiction other than that specified in this Section 46.3 (Venue and Jurisdiction). Each Party waives any right it may have to assert the doctrine of forum non

Gap Confidential and Proprietary Information

conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this Section 46.3 (Venue and Jurisdiction). Notwithstanding the foregoing, if any action or proceeding outside of the state or federal courts in San Francisco, California, is necessary to collect or enforce any order, injunction, award or judgment of the United States court, there shall be no contractual restriction on the jurisdiction or venue for such action or proceeding.

46.4	Agreement Drafted by All Parties

This Agreement is the result of arm’s length negotiations between the Parties and shall be construed to have been drafted by all parties such that any ambiguities in this Agreement shall not be construed against either Party.

46.5	Terminology

All personal pronouns used herein, whether used in the feminine, masculine, or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. Unless otherwise expressly stated, the words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, subsection or other subpart. The words “include” and “including” shall not be construed as terms of limitation.

46.6	Section Headings

The section headings contained herein are for convenience in reference and are not intended to define or limit the scope of any provision of this Agreement.

46.7	Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and will become effective and binding upon the Parties as of the Reference Date at such time as all the signatories hereto have signed a counterpart of this Agreement.

46.8	Appointment of Agent for Service of Process

During the Term of this Agreement and for a period of two (2) years thereafter, Supplier shall maintain, for each Affiliate rendering Services under this Agreement and any Implementing Agreements, registered agents authorized to receive service of process within the State of California, and shall provide the name and street address of such registered agents to Gap within thirty (30) days of the Reference Date and any change during the Term.

Gap Confidential and Proprietary Information

47.	Notices

Any notices required or permitted to be given hereunder by either Party to the other shall be given in writing: (1) by personal delivery; (2) by electronic facsimile with confirmation sent by United States first class registered or certified mail, postage prepaid, return receipt requested; (3) by bonded courier or by a nationally recognized overnight delivery company; or (4) by United States first class registered or certified mail, postage prepaid, return receipt requested, in each case, addressed to the Parties as follows (or to such other addresses as the Parties may request in writing by notice given pursuant to this Section):

All Notices:

To Company:
*

Fax:	*

With copies to:	*

Fax:	*

And	*

And

To: Supplier	*

Fax:	*

With copy to:	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

Notices shall be deemed received on the earliest of personal delivery, upon delivery by electronic facsimile with confirmation from the transmitting machine that the transmission was completed, twenty-four (24) hours following deposit with a bonded courier or overnight delivery company; or seventy-two (72) hours following deposit in the U.S. Mail as required herein.

48.	Entire Agreement

This Agreement contains the entire agreement between Supplier and Gap with respect to the subject matter of this Agreement, and it supersedes all other prior and contemporary agreements, understandings, and commitments between Supplier and Gap with respect to the subject matter of this Agreement.

49.	Severability

If any provision of this Agreement is found to be invalid or unenforceable by any court, such provision shall be ineffective only to the extent that it is in contravention of applicable laws without invalidating the remaining provisions hereof.

50.	Electronic Transfer of Intellectual Property

Whenever practical, Supplier agrees to deliver Software deliverable under this Agreement including any updates or patches, via download, File Transfer Protocol (FTP), or through the use of Supplier’s copy of the tangible software media. Notwithstanding anything to the contrary in Section 3.3 (Documentation), upon completion of such delivery, Supplier shall remove the tangible software media and not provide any of the tangible software media to Gap.

51.	Force Majeure

Neither Party shall be liable for any delay or failure to perform (i) if and to the extent such delay or failure arises from an act of God or of the public enemy, act of civil disobedience, epidemic, war, or insurrection; and (ii) provided the non-performing Party is without fault and the delay or failure could not have been prevented by reasonable precautions. In such event, the non-performing Party is excused from further performance for as long as such circumstances prevail and the Party continues to use its best efforts to recommence performance and mitigate the impact of its non-performance. Any Party so delayed shall promptly notify the other Party and describe the circumstances causing the delay. If an event substantially prevents

Gap Confidential and Proprietary Information

or delays performance of the Services necessary for the performance of critical Gap functions for more than *, Gap, at its sole discretion, may procure Services from an alternate source, and Supplier shall be liable for payment for such Services. If Supplier is unable to perform the Services within *, Gap, at its sole discretion, may (i) terminate any portion of the Agreement affected by the nonperformance and the charges shall be equitably adjusted; or (ii) terminate the Agreement as of the date specified by Gap in a written notice to Supplier without payment of Termination Charges as set forth in Exhibit C.6 (Termination for Convenience Fees). Gap shall be responsible for the Stranded Costs arising from the termination. Supplier shall not have the right to any additional payments from Gap as a result of any force majeure occurrence. The existence of a force majeure event shall not relieve Supplier of its obligation to use its best efforts to execute Gap’s business continuity plan and disaster and recovery plan for Gap, or to pursue its best practice processes, including, as to stores, Severity 1 response obligations to restore Gap operations, except to the extent that execution of the business continuity plan, disaster and recovery plan, or operation restoration activity is itself prevented by the force majeure event.

52.	Liens

Supplier agrees to keep Gap, all of the real and personal property of Gap, and the Services free and clear of all liens or lien claims. Should any lien or lien claim be asserted for any reason, Gap may, at its sole discretion (i) pay the amount of such lien or lien claim; (ii) deduct such amounts from payments due to Supplier; and/or (iii) require Supplier to obtain a properly executed release of lien satisfactory to Gap.

53.	Demonstrations and Promotions

53.1	Promotions Referring to Gap

Supplier agrees that Gap shall be entitled to review and Approve any and all promotional materials that contain a reference to Gap as contemplated herein before publication or distribution of same. No public disclosures by Supplier relating to this Agreement, except for internal announcements or disclosures required to meet legal or regulatory requirements, shall be made without the prior written approval of authorized representatives of the other Party.

53.2	Demonstration and Promotions Not Warranties

In no event shall any demonstration or any promotional materials pursuant to this Section constitute an endorsement, representation or warranty, express or implied, by Gap. In the event of a dispute between Gap and Supplier, Gap’s agreement to participate in promotions and demonstrations under this Section and all statements made by Gap in connection with such activities shall not be deemed an admission or declaration against interest of Gap in any trial or dispute resolution proceeding between the Parties.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

53.3	*

*

[Signature Page Follows]

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

IN WITNESS WHEREOF, the Parties have executed this Agreement to become effective as of the Reference Date.

THE GAP, INC.		INTERNATIONAL BUSINESS MACHINES CORPORATION

By:		By:
Name:	Michael B. Tasooji	Name:	Mark S. Brewer
Title:	Executive Vice President and Chief Information Officer	Title:	Vice President Global Strategic Relations IBM Global Services

Gap Confidential and Proprietary Information

EXHIBIT LIST*

Exhibit A	Functional Service Area Statements of Work

A.1	Glossary

A.2	Cross Functional Services SOW

A.3	Store Services SOW

A.4	End User Support Services SOW

A.5	Managed Network Services SOW

A.6	Server Services SOW

Exhibit B	Service Level Agreement

B.1	Service Level Matrix

B.2	Critical Deliverables

B.3	Measuring Tools and Methodology

Exhibit C	Fees and Resource Baselines

C.1	Annual Services Charge

Monthly C.1 Annual Services Charge – Monthly

C.1.1	IT Price Summary (for reference purposes only)

C.1.2	IT Price Detail (for reference purposes only)

C.1.3	IT Baselines

C.2	Resource Unit Baselines

Monthly C.2 Resource Unit Baselines – Monthly

C.2.1	ARC/RRC Price

C.2.2	Image ARC Hardware

C.3	Utilization Boundaries

Monthly C.3 Utilization Boundaries – Monthly

C.3.1	Boundary Unit Price

C.3.1.1	IBM Sprint Pricing

C.3.1.2	Network Transport Rate Table – Corporate Circuits

C.3.1.3	Utilization Boundaries – Long Distance Minutes

C.3.1.4	Utilization Boundaries – Corporate Circuits

C.3.2	Boundary Resource Unit Allocation

C.6	Termination for Convenience Fees

C.7	Financial Responsibility Matrix

C.7.1	Financial Responsibility Matrix – Personnel

C.7.2	Financial Responsibility Matrix – Software

C.7.3	Financial Responsibility Matrix – Software Examples

C.7.4	Financial Responsibility Matrix – Hardware

C.7.5	Financial Responsibility Matrix – Facilities

C.8	Monthly Invoice and Reporting Sample

C.8.1	Brand Allocation Formula

C.8.2	RESERVED

C.8.3	RESERVED

C.8.4	RESERVED

Gap Confidential and Proprietary Information

C.8.5 Tax Only Invoice
C.9 Project Labor Rates – Hourly
C.9.1 Consultant Labor Rates
C.9.2 Project Labor Rates – FTE
C.9.3 Labor Rate Definitions
C.10 IT Configuration Baselines
Monthly C.10 IT Configuration Baselines – Monthly
C.10.1 IT Configuration Unit Price
C.10.2 IT Configuration Resource Unit Allocation
C.11 RESERVED
C.12.1 Stores Hardware and Peripheral Unit Pricing – Part A
C.12.2 Stores Hardware and Peripheral Unit Pricing – Part B
C.13 Image Consolidation Baseline
C.14 Definitions
Exhibit D Additional Exhibits
D.1 Gap Policies and Procedures
D.2 Governance
D.3 Projects
D.4 Transition/Transformation Projects Overview
D.5 Gap Record Retention Policy
D.6 Technical Architecture and Product Standards
D.7 GID Demarcation
D.8 Existing Agreements
D.9 Requirements – SWIP/MPLS
D.10 Assignment & Assumption Agreement
D.11 Gap Selected Lease Agreements
D.12 Managed Strategic Suppliers
D.13 Management Reports
D.14 Termination Transition Plan
D.15 Transition-In Plan
D.16 Gap Equipment
D.17 Gap Sites
D.18 Refresh Schedule
D.19 Systems Operation Schedule
D.20 Supplier Locations
D.21 Approved Benchmarkers
D.22 Gap Data Centers
D.23 Subcontractors
D.24 Base Case
D.25 Gap Work Procedures
Exhibit E Innovation Center
Exhibit F Form of Implementation Agreement
Exhibit G Service Recipients
Exhibit H Human Resources

Gap Confidential and Proprietary Information

H.1 Affected Employees
H.2 Critical Support Personnel
Exhibit I Form of Project SOW
Exhibit J Gap Competitors
Exhibit K RESERVED
Exhibit L Monthly Performance Review – Standing Agenda
Exhibit M Key Employees
Exhibit N Guarantees
N.1 Supplier Guarantee
N.2 Gap Guarantee
Exhibit O Sarbanes-Oxley Reporting Requirements and Process

*	Certain portions of the exhibits have been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

GAP, INC.

GLOSSARY TO

STATEMENT OF WORK

EXHIBIT A.1

Date: January 13, 2006

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Gap/IBM Confidential and Proprietary Information

EXHIBIT A.1

GLOSSARY TO STATEMENTS OF WORK

Whenever used in the Exhibits or Schedules to the Agreement, the words and phrases listed below shall have the meanings given in the glossary below (the “Glossary”). Capitalized terms not otherwise defined in the Glossary shall have the meanings ascribed to them in Section 1 (Definitions) of the Agreement or in other Exhibits.

In the event there is a conflict between how a term is defined in the Glossary and any other portion of the Agreement, the order of precedence for understanding the meaning of that term, shall be as follows: (a) how that term is defined in the Agreement; (b) how that term is defined in the Glossary; and (c) how that term is defined in the Exhibit.

1.	“7x24x365” shall mean 24 hours, 7 days per week, and 365 days per year, including Supplier holidays.

2.	“Acceptance Criteria” shall mean the criteria used to determine whether the Deliverables are mutually agreed to. Acceptance Criteria include: (i) any mutually agreed written criteria identified as Acceptance Criteria, (ii) Compliance with all Specifications, and/or (iii) for all software and system deliverables that process data, such item’s successful integration with all other Services, Software, Equipment, Systems, and other resources and its documentation such that the anticipated end user can utilize the functionality of such Deliverable and that reasonable knowledgeable professionals can understand, maintain, support, and modify such item.

3.	“Add” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.4 (End User Support Services Statement of Work).

4.	“Agreement” shall mean the Master Services Agreement between Gap and Supplier dated as of January 13, 2006.

5.	“Amount At Risk” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit B (Service Level Agreement).

6.	“Annual Plan” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.2 (Cross Functional Services Statement of Work).

7.	“Annual Planning” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.2 (Cross Functional Services Statement of Work).

8.	“Asset Inventory and Management” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.6 (Server Services Statement of Work).

9.

“Availability” shall mean, subject to Exhibit B (Service Level Agreement), of the Scheduled Hours specified in Exhibit D.19 (Systems Operation Schedule), the aggregate number of hours in any month during which each defined and supported system to be

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Gap/IBM Confidential and Proprietary Information

measured for the Service Level, such as Equipment, Software, Application, LAN or data, is actually available for use by Authorized Users during the Scheduled Uptime for the defined system.

10.	“Break/Fix” shall mean returning the Equipment and/or Software to its original functional state immediately prior to the Incident that caused it to cease functioning.

11.	“Build” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.4 (End User Support Services Statement of Work).

12.	“Business Hours” shall mean (whether capitalized or not) the local hours of operation of Gap for each Business Day as expressed in Exhibit D.19 (Systems Operation Schedule); provided, however, that for Stores, the term Business Hours shall include any hours during which the particular Store is made accessible to Supplier.

13.	“Cabling” shall mean the peripheral wires that interconnect Standard electronic computing equipment, exclusive of Wiring within walls.

14.	“Call” shall mean an end user initiated request to the Help Desk either through the telephone or through electronic means (e.g., fax, voice-mail, e-mail or web). The Help Desk will then handle the request either by an agent, status messaging on an ACD or through automation.

15.	“Campus” shall mean the facilities identified as such in Exhibit D.17 (Gap Sites).

16.	“Cascade” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.4 (End User Support Services Statement of Work).

17.	“Change(s)” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.2 (Cross Functional Services Statement of Work).

18.	“Change Management” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.2 (Cross Functional Services Statement of Work).

19.	“Client Device” shall mean a complete computing configuration for use by an Authorized User, including standard hardware identified in the Standard Product Catalog (e.g., keyboard, monitor, CPU, mouse, peripherals, network, video adapters, modem and removable media drives) and core System and Software (e.g., operating System Software, memory manager, device drives, configuration scripts, e-mail, and/or productivity tools).

20.	“Configuration Management” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.2 (Cross Functional Services Statement of Work).

21.

“Coordinate” shall mean that Supplier will, while providing the Services, communicate, cooperate and collaborate with Gap and Third Party Vendors whose products and services have a direct impact on the ability of Supplier to deliver the Services. Coordination includes communicating, cooperating and collaborating with Gap and the applicable Third Party Vendor to organize the scheduling and performance of the

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Gap/IBM Confidential and Proprietary Information

Services and Gap’s and the Third Party Vendor’s tasks. Supplier will inform Gap of occurrences in which Gap and/or the identified Third Party Vendor fails to communicate, cooperate or collaborate with Supplier relating to the performance of the Services and the identified Third Party Vendor’s tasks.

22.	“Critical Services Levels” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit B (Service Level Agreement).

23.	“CSSC” shall mean the *.

24.	“Currently Deployed Products” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.6 (Server Services Statement of Work).

25.	“DAS” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.6 (Server Services Statement of Work).

26.	“DBMS” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.6 (Server Services Statement of Work).

27.	“De-Install” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.4 (End User Support Services Statement of Work).

28.	“Domain Controller” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.6 (Server Services Statement of Work).

29.	“Deskside” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.4 (End User Support Services Statement of Work).

30.	“Disaster” shall mean any event, occurrence or Problem causing widespread failure, damage to Gap’s IT Environment or components thereof, as declared by Gap, that interrupts information processing for Gap, as declared by Gap. Examples include: (1) loss of a facility to fire, or (2) inability to access the facility due to a chemical spill.

31.	“Disaster Recovery” shall mean the implementation of the Disaster Recovery plan following a declared Disaster as further described in Section 3 (Disaster Recovery Services) of Exhibit A.2 (Cross Functional Services Statement of Work) of the Agreement and in the Procedures Manual.

32.	“Disaster Recovery Activities” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.2 (Cross Functional Services Statement of Work).

33.	“Disaster Recovery Planning” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.2 (Cross Functional Services Statement of Work).

34.	“Disaster Recovery Services” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.2 (Cross Functional Services Statement of Work).

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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Gap/IBM Confidential and Proprietary Information

35.	“Disaster Recovery Testing” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.2 (Cross Functional Services Statement of Work).

36.	“End-to-End Delay” shall mean the network call path between originating customer premise and terminating customer premise, including access but excluding customer premises equipment.

37.	“Evaluation and Testing” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.6 (Server Services Statement of Work).

38.	“External Storage Media” shall mean *, *, and *.

39.	“FAQ’s” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.2 (Cross Functional Services Statement of Work).

40.	“First Call Resolution” shall mean the percentage of calls resolved (closed) while the customer is on the phone with a Help Desk agent on his/her first call. This includes warm transfers to another person and typically excludes calls related to (i) Installs/Moves/Adds/Changes, (ii) Hardware Break/Fix, (iii) Gap Retained Responsibilities, (iv) technology refresh, (v) nonstandard software (unique to contract; customer brings in new software that requires interfacing with product vendors or required fixes), (vi) procurement, (vii) access administration that requires authorization, (viii) automation, (ix) abandoned calls, and (x) out of scope items.

41.	“FTE” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.4 (End User Support Services Statement of Work).

42.	“Gap’s Disaster Recovery Plans” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.2 (Cross Functional Services Statement of Work).

43.	“Gap IT Defect(s)” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.2 (Cross Functional Services Statement of Work).

44.	“Help Desk” shall mean the facilities, associated technologies, and fully trained staff who responds to Calls, Coordinates all Incident and Problem Management activities, and acts as the primary point of contact for Authorized Users in regard to the Services. The Help Desk provides a single point of contact for entitled Authorized Users to call in regard to the Services.

45.	“Help Desk Support” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.2 (Cross Functional Services Statement of Work).

46.	“High Availability Systems” shall mean *.

47.	“IBM Call Center Availability Service Level” shall have the meaning set forth in Exhibit B.1 (Service Level Matrix).

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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Gap/IBM Confidential and Proprietary Information

48.	“IMAC” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.4 (End User Support Services Statement of Work).

49.	“Implement” or “Implementation” shall mean the process by which Equipment, Software or Services are placed into operation in a manner consistent with its purpose, design or applicable Statement of Work or Specifications.

50.	“Incident” shall mean any event or occurrence that is not part of the standard operation of a Service and that causes, or may cause, an interruption to, or a reduction in, the quality of that Service.

51.	“Incident and Problem Management” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.2 (Cross Functional Services Statement of Work).

52.	“Initial Pilot” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.4 (End User Support Services Statement of Work).

53.	“Install” or “Installation” shall mean the activities to be performed by Supplier to put Equipment or Software into position, make it ready for use by Gap and confirm that it operates in accordance with applicable specifications.

54.	“Issue Management System” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.2 (Cross Functional Services Statement of Work).

55.	“IP” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.5 (Managed Network Services Statement of Work).

56.	“IT” shall mean information technology.

57.	“Knowledge Database” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.2 (Cross Functional Services Statement of Work).

58.	“LAN Services” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.5 (Managed Network Services Statement of Work).

59.	“Mainframe” shall mean the Equipment and Software associated with the *.

60.	“Mainframe Environment” shall mean that component of the Gap IT Environment comprised of all Mainframe Equipment and Software, including all aspects of its operation, integration and other interfaces with the Gap IT Environment.

61.	“Maintain” or “Maintenance” shall mean: (A) with respect to Equipment, supporting and maintaining all Equipment in good operating condition, subject to normal wear and tear, undertaking and performing repairs and maintenance on Equipment in accordance with the applicable manufacturer’s recommendations and specifications, and such other services and repairs required to maintain the Equipment so that it operates properly and in accordance with the applicable specifications; and (B) with respect to Software,

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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Gap/IBM Confidential and Proprietary Information

supporting and correcting or causing to be corrected any failure of the Software to perform in accordance with the applicable specifications, (including fixed, patched, upgrades, defect repairs, programming corrections, and remedial programming) and providing such services and repairs required to maintain the Software so that it operates properly and in accordance with the applicable specifications.

62.	“Malware” shall mean malicious Software, code, or programs that are developed for the purpose of adversely impacting a System or data, enabling unauthorized access to or disclosing confidential data stored on a System, and includes, but is not limited to, the following malicious code types: viruses, worms, Trojan horse programs, and Spyware.

63.	“Manage” and “Management” shall mean to administer, supervise, direct and/or control, and as to Managed Strategic Suppliers shall include the functions set forth in Section 9 of the Agreement and in this Exhibit.

64.	“Managed Workstation Replacement Project” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.6 (Server Services Statement of Work).

65.	“MDC Services” or “Mobile Data Communications Services shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.5 (Managed Network Services Statement of Work).

66.	“Move” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.4 (End User Support Services Statement of Work).

67.	“N” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.4 (End User Support Services Statement of Work).

68.	“N-1” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.4 (End User Support Services Statement of Work).

69.	“NAS” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.6 (Server Services Statement of Work).

70.	“Network” shall mean any interconnected grouping of Systems, Equipment, Software and associated attachments, features, accessories, peripherals and Cabling, together with all modifications, substitutions, upgrades or enhancements used to deliver the Services to Authorized Users, as in existence as of the Initiation Date and as modified by or for Gap following such date.

71.	“Network Based Appliances” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.6 (Server Services Statement of Work).

72.	“Network Delay” shall mean the average time in the Measurement Period for data traffic to be transmitted between all applicable IP Access Nodes within a region (Intra-Region) or between applicable IP Access Nodes connecting two regions (Inter-Region).

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Gap/IBM Confidential and Proprietary Information

73.	“Next Business Day” or “NBD” shall mean Monday through Friday, excluding Gap holidays (i.e., New Years, Christmas, Thanksgiving, Memorial Day, Fourth of July, Labor Day), during local store business hours.

74.	“NFS” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.6 (Server Services Statement of Work).

75.	“NGF” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.4 (End User Support Services Statement of Work).

76.	“NIS” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.6 (Server Services Statement of Work).

77.	“Nonstandard Product” shall mean Equipment or Software that is not a Standard Product. Supplier will provide commercially reasonable Problem determination and Resolution support efforts for Nonstandard Products based upon available resources and Gap Approval.

78.	“NTP” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.6 (Server Services Statement of Work).

79.	“OCC” shall mean the *.

80.	“OEM” shall mean the original equipment manufacturer.

81.	“Ongoing Projects” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.2 (Cross Functional Services Statement of Work).

82.	“Operate” shall mean all tasks and functions required to cause the Equipment, Software and Systems to function and to provide the Services.

83.	“Packet Loss” shall mean the average percentage of packets in the Measurement Period that are dropped between applicable IP Access Nodes within a region (Intra-Region) or between applicable IP Access Nodes connecting two regions (Inter-Region). See Table 3 for applicable committed network parameters.

84.	“PDAs” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.5 (Managed Network Services Statement of Work).

85.	“POS” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.3 (Stores Services Statement of Work).

86.	“Port Availability” shall mean the percentage of time in a given month the * network was available. Port Availability is calculated as: Total amount of time in a calendar month (30 days x 24 hours x 60 minutes) minus the total amount of validated port outage time as measured by carrier trouble tickets (not including maintenance windows and planned outages) divided by the total amount of time in a calendar month (as stated above) and multiplied by 100 (for the percentage).

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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87.	“Problem” shall mean any event or occurrence that is not part of the standard operation of a Service and that causes, or may cause, an interruption to, or a reduction in, the quality of that Service, that results in an entry into the Problem Management system.

88.	“Problem Management” shall mean the services described in Section 11 (Incident and Problem Management) of Exhibit A.2 (Cross Functional Services).

89.	“Problem Resolution Time” shall mean the elapsed time between (i) the time that a Problem Ticket is created, until (ii) the point in time that the Problem is Resolved and the Problem Ticket is updated reflecting the time of such Resolution. For Problems requiring dispatch to a remote site, the reasonable travel time to the remote site and/or depot ship-to and ship-from time is subtracted from the total Resolution time. Depending on the Problem severity code, Problem Resolution Time may be reflected in location scheduled hours of support, rather than actual clock time according to the Procedures Manual. Duplicate Problem Tickets (i.e., Problem Tickets created for the same outage) shall be eliminated from calculating Problem Resolution Time. Problem Resolution Time may be tracked and reported upon by the Automated Resolution Process.

90.	“Procedures Manual” shall mean the documentation mutually agreed to by Gap and Supplier (provided by Supplier in electronic or hard copy form) describing the operating processes and procedures governing the performance of the Services under the Agreement. The Procedures Manual may contain Supplier and Gap confidential and proprietary information.

91.	“Procure” or “Procurement” shall mean that a party will purchase, or otherwise acquire, in its name and at its expense, certain goods and services that are required to provide the Services.

92.	“Project Management” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.2 (Cross Functional Services Statement of Work).

93.	“Project Management Services” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.2 (Cross Functional Services Statement of Work).

94.	“Project Planning” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.2 (Cross Functional Services Statement of Work).

95.	“Refresh” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.6 (Server Services Statement of Work).

96.	“Removal/Disposal Services” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.4 (End User Support Services Statement of Work).

97.	“Resolve” or “Resolution” shall mean to correct an Incident or Problem for which Supplier is responsible with either a permanent solution or an interim work around solution.

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Gap/IBM Confidential and Proprietary Information

98.	“SAN” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.6 (Server Services Statement of Work).

99.	“Server(s)” shall mean that Equipment described in Exhibit A.6 (Server Services), including racks and other peripheral Equipment, and Software that provides Server Services.

100.	“Server Environment” shall mean that component of the Gap IT Environment comprised of all Server Equipment, * or * Equipment, and Software, including all aspects of its operation, integration and other interfaces with the Gap IT Environment.

101.	“Service Level Credit” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit B (Service Level Agreement).

102.	“Service Level Defaults” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit B (Service Level Agreement).

103.	“Service Request” shall mean the submission of a written service request by either Supplier or Gap for a Change or a Project proposal (e.g., end user IMACs).

104.	“Services Defect(s)” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.2 (Cross Functional Services Statement of Work).

105.	“Severity Level” shall mean the categorization of a problem associated with the Services based on the potential impact of the problem as described below.

Severity Level	Definition
Severity 1 (Highest Impact) *	*

Severity 2 (High Impact) *	*

*	*
Severity 3 (Moderate Impact) *	*

Severity 4 (Low Impact) *	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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106.	“SRM” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.6 (Server Services Statement of Work).

107.	“Standard” shall mean the Equipment and Software of Gap in place as of the Reference Date, including the Equipment and Software identified in Exhibit D.6 (Technical Architecture and Product Standards).

108.	“Store Equipment” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.3 (Stores Services Statement of Work).

109.	“Store Help Desk” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.3 (Stores Services Statement of Work).

110.	“Store Locations” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.3 (Stores Services Statement of Work).

111.	“Store Server” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.3 (Stores Services Statement of Work).

112.	“Store Workstation” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.3 (Stores Services Statement of Work).

113.	“Strategic Projects” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.2 (Cross Functional Services Statement of Work).

114.	“System(s) Software” shall mean those programs and Software, including documentation and materials, that perform tasks basic to the functioning of the Equipment and which are required to operate the Applications Software or otherwise support the provision of Services by Supplier as set forth in Exhibit D.8 (Existing Agreements). Systems Software includes operating Software, systems utilities, and any other Software not designated as Application Software.

10

Gap/IBM Confidential and Proprietary Information

115.	“Tactical Projects” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.2 (Cross Functional Services Statement of Work).

116.	“Tier 1” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.2 (Cross Functional Services Statement of Work).

117.	“Tier 2 Support” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.2 (Cross Functional Services Statement of Work).

118.	“Tier 3 Support” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.2 (Cross Functional Services Statement of Work).

119.	“Time and Materials” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.4 (End User Support Services Statement of Work).

120.	“TS-Census” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.4 (End User Support Services Statement of Work).

121.	“WAN Services” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.5 (Managed Network Services Statement of Work).

122.	“Warehouse Devices” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.4 (End User Support Services Statement of Work).

123.	“Wiring” shall mean the connection between the network equipment and wall jack, including physical cabling media and all terminating hardware and cross connect fields, including conduits and pathways.

124.	“Workstation” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.4 (End User Support Services Statement of Work).

125.	“Workstation Replacement Program” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.4 (End User Support Services Statement of Work).

11

Gap/IBM Confidential and Proprietary Information

Exhibit A.2

Statement of Work

Cross Functional Services

Dated: January 13, 2006

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information

Exhibit A.2	Gap/IBM Confidential and Proprietary Information

Statement of Work

Cross Functional Services

I.	GENERAL

1.1	Introduction

This Exhibit A.2 (Cross Functional Services Statement of Work) to the Agreement (this “Statement of Work”) sets forth the minimal cross functional services that Supplier shall provide as of the Initiation Date, with respect to the following service areas: (1) Security; (2) Disaster Recovery Services; (3) IT Environment Management and Reporting; (4) Change Management; (5) Service Request Management; (6) Facilities Management and Support; (7) Documentation; (8) Performance Management and Quality Assurance; (9) Help Desk, Tier 2 and Tier 3 Support; (10) Incident and Problem Management; (11) Testing Center Services; (12) Project Management and Support; (13) Systems Engineering; (14) Ongoing Business Divestitures and Acquisitions; (15) Consolidation and Relocation Services; (16) Configuration Management; and (17) Training and Education Services, all as more particularly described in this Statement of Work (collectively described as the “Cross Functional Services”). The Cross Functional Services described herein apply generally to all Services provided by Supplier to Gap pursuant to the Agreement and shall be provided utilizing Supplier’s best practices. The minimum Cross Functional Services listed in this Statement of Work will be used during the transition period set forth in the Transition-In Plan. In the time frame and manner set forth in the Transition-In Plan, Supplier shall recommend improved Cross Functional Services to replace the minimum processes and procedures set forth in this Statement of Work. All such improved Cross Functional Services shall require Gap Approval.

Supplier shall provide information on the Cross Functional Services using a media that is efficient, easy to use, and easily accessible by Gap Authorized Users and subject to Approval by Gap. Gap expects that Supplier will bring value to areas in addition to those identified in the Agreement and this Statement of Work. Supplier should describe any unique capabilities it possesses for assisting Gap in achieving additional improvements and describe how it would make such capabilities available to Gap.

Unless otherwise provided, references to Sections will be to Sections of this Statement of Work and references to Exhibits will be to Exhibits of the Agreement. The section headings in this Statement of Work are for reference purposes only and will not affect in any way the meaning or interpretation of this Statement of Work.

Supplier shall provide the Cross Functional Services as required to meet or exceed the Service Levels in Exhibit B.1 (Service Level Matrix). Supplier (i) has responsibility for the performance of the Cross Functional Services detailed in this Statement of Work; and (ii) shall be held responsible for the performance of

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 1

the Cross Functional Services without regard to the use by Supplier of third-party products or suppliers. All changes to this Statement of Work will be mutually agreed to by Gap and Supplier and implemented and managed using the Change Control Procedures.

1.2	Definitions

Except as otherwise expressly provided herein, or unless the context clearly requires otherwise, capitalized terms used in this Statement of Work shall have the meanings set forth below. Capitalized terms used in this Statement of Work but not otherwise defined in this Statement of Work shall have the meanings ascribed to them in Exhibit A.1 (Glossary to Statements of Work).

“Agreement” shall mean the Master Services Agreement dated as of the Effective Date between Gap and Supplier.

“Annual Plan” shall have the meaning set forth in Section 5.2(a) (Annual Planning).

“Annual Planning” shall have the meaning set forth in Section 5.2(a) (Annual Planning).

“Change(s)” shall mean any and all revisions, substitutions, additions, installations, deinstallations, or other modifications in the nature, scope, or operations of the Gap IT Environment.

“Change Management” shall have the meaning set forth in Section 5 (Change Management).

“Configuration Management” shall have the meaning set forth in Section 18 (Configuration Management).

“Disaster Recovery Activities” shall have the meaning set forth in Section 3.3 (Disaster Recovery Activities).

“Disaster Recovery Planning” shall have the meaning set forth in Section 3.1 (Disaster Recovery Planning).

“Disaster Recovery Services” shall include the Disaster Recovery Planning, Disaster Recovery Testing, and Disaster Recovery Activities defined below

“Disaster Recovery Testing” shall have the meaning set forth in Section 3.2 (Disaster Recovery Testing).

“FAQs” shall have the meaning set forth in Section 10.2(c)(5).

“Gap IT Defect(s)” shall mean any problem, defect, error, deficiency, failure, or other issue arising from, related to, or otherwise impacting the Gap IT Environment. Gap IT Defect(s) shall specifically exclude any and all Services Defect(s).

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“Gap’s Disaster Recovery Plans” shall have the meaning set forth in Section 11.1 (Incident and Problem Management – General Requirements).

“Incident and Problem Management” shall have the meaning set forth in Section 11 (Incident and Problem Management).

“Issue Management System” shall mean the automated system that is used by Supplier to monitor, identify, log, track, escalate, review, Resolve, manage, and/or report Gap IT Defects, Services Defects, Changes, and other issues related to the Services and the Gap IT Environment. The Issue Management System will integrate with the appropriate Software, Equipment, electronic mail system, telephony system, and the central Knowledge Database.

“Help Desk Support” shall have the meaning set forth in Section 10.1(a).

“Knowledge Database” shall mean the electronic repository, and associated authoring, approval and search tools, which contains known errors and their resolutions or workarounds, procedural guidelines, how-to information and frequently asked questions.

“Ongoing Projects” shall have the meaning set forth in Section 13.5 (Ongoing Projects).

“Project Management” shall have the meaning set forth in Section 13.1(a) (Project Management and Support - General).

“Project Management Services” shall have the meaning set forth in Section 13.1(a) (Project Management and Support - General).

“Project Planning” shall have the meaning set forth in Section 13.2 (Project Planning Process).

“Services Defect(s)” shall mean any problem, defect, error, deficiency, failure, or other issue arising from, related to, or otherwise impacting the Services.

“Strategic Projects” shall have the meaning set forth in Section 13.1(b) (Project Management and Support - General).

“Tactical Projects” shall have the meaning set forth in Section 13.1(b) (Project Management and Support - General).

“Tier 1” shall have the meaning set forth in Section 10.1(a).

“Tier 2 Support” shall have the meaning set forth in Section 10.1(b).

“Tier 3 Support” shall have the meaning set forth in Section 10.1(c).

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 3

II.	SECURITY

2.1	Logical Security Administration

Supplier’s logical security administration responsibilities include:

(a)	Compliance with Gap Policies and Procedures, as they may be revised or updated from time to time during the Term of the Agreement.

(b)	Working in conjunction with Gap security, establish and maintain safeguards against the unauthorized access, destruction, loss or alteration of Gap assets, data, and information under the control of Supplier. Supplier shall implement safeguards in compliance with the Procedures Manual and the Service Levels set forth in Exhibit B (Service Level Agreement) of the Agreement.

(c)	Reviewing with Gap all documented information security procedures pertaining to Supplier-operated systems and developing, maintaining, updating and implementing security procedures for Supplier-operated systems with Gap’s Approval, including physical access strategies, procedures and standards. Such approval shall not be unreasonably withheld.

(d)	Assisting in the development, Documentation and utilization of an action plan and escalation procedures for any potential or detected electronic or physical security breaches and reporting any detected security breaches to Gap per the action plan.

(e)	In conjunction with Gap security, monitoring the systems and Services for authorized access, including:

(1)	Using *, monitoring, reviewing and responding in a timely and appropriate manner to violations of internal and external physical or electronic access as identified in the Procedures Manual.

(2)	Assisting with periodic reviews, as appropriate and in accordance with the Procedures Manual to validate that access to programs and data maintained on Supplier-operated systems is appropriate and that the use thereof is consistent with the scope of such employee’s access authority.

(3)	Upon identification, immediately notify Gap (including appropriate Gap security personnel) in the event of a security violation or unauthorized attempt to access or alter Gap’s assets, systems, information, or data.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 4

(4)	Assist in reviews as required by the Procedures Manual to validate that access and levels to programs and data is authorized.

(5)	Capturing data regarding routine and non-routine access exceptions for audit trail purposes, archiving such data according to Gap data retention policies, and making such data available to Gap upon Gap’s request.

(6)	Assisting with security audits, providing Incident investigation support, and initiating corrective actions to minimize and prevent security breaches as directed and Approved by Gap. Supplier shall conduct for the Gap IT Environment, * of * and * and shall report the result of * to Gap.

(7)	Provide to Gap reports on violation and access attempts, and retaining Documentation of the investigation.

(f)	With prior Gap Approval, installing, updating and maintaining Software as listed in Exhibit D.8 (Existing Agreements) that provides security monitoring, alarming, and access tracking functionality for Supplier-operated systems and Software.

(g)	Providing security access control tools for Gap’s performance of user id administration for systems, data, Software, and Networks for which Supplier is responsible in compliance with the Procedures Manual and maintaining such security and access control devices in proper working order.

(h)	Accepting and complying with instructions from Gap on the security configuration of Equipment and Software.

(i)	Responding to all security audit or security compliance review requests from Gap and/or regulatory authorities.

(j)	Cooperating and assisting with efforts by Gap and/or representatives of Gap for security tests, security compliance reviews, and investigations.

2.2	Malware Protection

Supplier’s responsibilities for Malware protection include:

(a)	Installing, updating, implementing revisions to, operating and Maintaining Gap’s Approved security Software on all Equipment used to deliver or support the Services in accordance with the Procedures Manual.

(b)	Updates to Gap-Approved Malware-protection Software shall be installed as directed by Gap, per Gap’s vulnerability ratings attached and in accordance with the Service Levels set forth in Exhibit B.1 (Service Level Matrix).

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 5

(c)	Performing Malware scans on Equipment and Software as appropriate and dictated by good Management practices, the Service Levels set forth in Exhibit B.1 (Service Level Matrix) and the Procedures Manual.

(d)	Upon detection of Malware, taking immediate steps per the Procedures Manual to notify the * and *; assessing the scope of damage; arresting the spread and progressive damage from the Malware; eradicating the Malware; and (to the greatest extent possible) restoring all data and Software to its original state.

(e)	Maintaining the capability for Gap Authorized Users to scan all appropriate storage media for Malware per the Procedures Manual.

(f)	Jointly developing plans necessary to provide Malware protection as agreed to by Gap and Supplier.

2.3	Physical Security Administration

In performing its responsibilities with respect to physical security administration, Supplier shall comply with Gap’s Policies and Procedures and the Procedures Manual, which shall include, at a minimum, the following:

(a)	Where Supplier uses locations and facilities at Gap Sites, Supplier’s responsibilities include:

(1)	Compliance with the Procedures Manual, as they may be revised or updated.

(b)	Where Supplier uses other locations and facilities to support the provision of Services to Gap, Supplier’s responsibilities include:

(1)	Providing security processes, facilities, Equipment, and Software that meets or exceeds Gap’s physical security policies, standards and procedures.

(2)	Upon Gap’s request, providing Gap, its representative(s), and/or regulatory agencies access to all facilities and assets used in providing the Services for audits, investigations and compliance reviews.

(3)	Assuming accountability for all Equipment from the time Supplier takes possession or assumes responsibility of such Equipment until such time as it relinquishes custody of the Equipment back to Gap. The chain of custody for all Equipment shall be documented in an auditable custody document in a form Approved by Gap. Supplier shall be responsible for assuring the safety of all Equipment while such Equipment is in Supplier’s possession.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(4)	Performing all * functions (for example *) at facilities under Supplier’s control.

III.	DISASTER RECOVERY SERVICES

3.1	Disaster Recovery Planning

Supplier’s Disaster Recovery plans and activities in support of Gap, shall be Approved by Gap in advance. Supplier’s responsibilities for Disaster Recovery planning related to the Services include (“Disaster Recovery Planning”):

(a)	Managing and maintaining the Disaster Recovery plans of Gap, as they exist on the Initiation Date, as may be modified, amended or updated as set forth in the Agreement (“Gap’s Disaster Recovery Plans”).

(b)	Maintaining and updating Gap’s Disaster Recovery Plans throughout the Term. Such updates may include Changes required due to the introduction and use of new technologies (e.g., Equipment and Software), Resource Units, processes, business functions, locations, and priorities.

(c)	Integrating the Disaster Recovery plans related to the Services with Gap’s business continuity plans (provided that copies of such plans are provided by Gap to Supplier) in accordance with Section 5 (Change Management).

(d)	Documenting the manner and procedures by which Supplier shall perform backups and provide Disaster Recovery Services.

(e)	Documenting Gap’s priorities for Disaster Recovery backups based on the priorities established by Gap and communicated to Supplier and methods and timeframes that allow Gap to modify priorities.

(f)	Maintaining a list of key personnel contacts and notification procedures for Gap, Supplier, and Third Party Vendor personnel.

(g)	Providing * for Disaster Recovery plans, related communications and other activities that are Supplier’s responsibility.

(h)	Gap retains the right to Approve all Supplier Disaster Recovery plans in support of Gap, and modifications to such plans.

(i)	With respect to Gap’s critical Applications, Supplier’s Disaster Recovery responsibilities include Coordinating with Gap and Gap Third Party Vendors to:

(1)	document new and maintaining/updating existing Gap procedures to support Disaster Recovery of critical Applications.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(2)	document and providing a process that determines/modifies the list of *, subject to Gap’s Approval.

(3)	Support Gap in critical Application Disaster Recovery testing on all * in accordance with the Procedures Manual.

(4)	Retesting any unsuccessful critical Application annual Disaster Recovery test within * of the failure, not to exceed the annual test limit.

(j)	Performing record retention (e.g., using magnetic media) for compliance and other audits, all in accordance with the Agreement.

3.2	Disaster Recovery Testing

Supplier’s responsibilities for Disaster Recovery testing related to the Services include (“Disaster Recovery Testing”):

(a)	Establishing joint test objectives with Gap designed to verify that Gap’s critical Applications shall be available within established timeframes.

(b)	Subject to the availability of a Gap-designated test site(s), scheduling and testing the Disaster Recovery plans * in cooperation with Gap, its designees, any Gap Third Party Vendors that are testing and recovery providers, and any other Third Party Vendors providing services to Gap. Supplier shall schedule testing dates with Gap Approval. Gap and its representatives shall observe and participate in the Disaster Recovery tests.

(c)	Coordination and managing Third Party Vendors utilized by Supplier to provide the Services during Disaster Recovery testing in accordance with the Disaster Recovery plans.

(d)	Continuing to perform the Services during Disaster Recovery tests in accordance with the Agreement.

3.3	Disaster Recovery Activities

Supplier’s responsibilities for Disaster Recovery activities related to the Services include (“Disaster Recovery Activities”):

(a)	Reporting potential Disasters to Gap promptly upon identification based on parameters prescribed by Gap and in accordance with the Procedures Manual.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 8

(b)	In the event a Disaster is declared, * or otherwise * the * or any other information associated with the execution of any Disaster Recovery plan *.

(c)	Executing the Disaster Recovery plans as specified in the Disaster Recovery plans, including operating the Equipment, restoring the Software, verifying that data is recovered to the time of the Disaster, and providing all other functions within the scope of the Services.

(d)	In accordance with the applicable Disaster Recovery plans, determining what resources to deploy, conducting, supervising, administering the operation and implementation of such resources, making commercially reasonable attempts to provide additional resources to maintain provision of the Services for unaffected areas and re-aligning technical resources to maintain normal business operations.

(e)	In accordance with the Disaster Recovery plans, assuming coordination and administrative responsibility for Third Party Vendors utilized by Supplier to provide the Services.

(f)	Regardless of whether a formal Disaster Recovery plan exists or not, attempting to restore Services within the timeframes specified in the Service Levels.

(g)	Following the occurrence of any Disaster, participate in post-Disaster meetings with Gap to understand that cause of the Disaster and developing plans to eliminate or mitigate future occurrences.

(h)	Coordinating Disaster Recovery activities (subject to Section 5 (Change Management)) with Gap’s Policies and Procedures and business continuity policies and plans as such policies and plans as they are developed and provided to Supplier in writing.

(i)	Training Supplier personnel in Disaster Recovery procedures and implementing a process to obtain immediate access to such procedures in a Disaster situation.

(j)	With respect to all Services covered by a Disaster Recovery plan, providing and maintaining * (including * where available) utilized to process data in accordance with the applicable Disaster Recovery plan.

(1)	Gap and Supplier shall establish the time period required for backups and recovery to be included in the Disaster Recovery plan.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 9

(2)	Supplier shall regularly backup Gap’s data and *, using *, or other * Approved by Gap and accessible to Gap.

(3)	Supplier shall provide * in a secure facility for the foregoing, as well as * pickup and delivery *.

(4)	Supplier shall perform the foregoing functions in accordance with the applicable Disaster Recovery plans.

(k)	In the event of a Disaster, establishing and maintaining connectivity from Supplier’s Sites to Gap Sites to deliver the Services in accordance with the Disaster Recovery plans.

IV.	IT ENVIRONMENT MANAGEMENT AND REPORTING

4.1	Meetings

Except as otherwise requested by Gap in writing, Gap and Supplier shall participate in the meetings required by this Statement of Work and such other meetings as may be requested by Gap to monitor the status of the Services and the Gap IT Environment. The specific date, time frame, scope, attendance, and nature of any such meetings shall coincide with Gap’s requirements.

4.2	Reports

Except as otherwise requested by Gap, Supplier shall provide Gap with the written reports required by this Statement of Work, and such other written reports as may be reasonably requested by Gap to monitor the status of the Services and the Gap IT Environment. The written reports shall include, as appropriate, an overview of activities occurring during the reporting period, issues to be Resolved, issues Resolved, and any other information that Gap may, from time to time, request or Supplier may deem appropriate. The specific date, time frame, scope, and nature of any such reports shall coincide with Gap’s requirements.

V.	CHANGE MANAGEMENT

Supplier is responsible for all Changes (“Change Management”). Supplier’s Change Management process will comprise an end-to-end solution, and will be designed to minimize risk, cost, and business disruption to Gap and the Gap IT Environment. All Changes will be made in accordance with the Change Control Procedures. Supplier’s responsibilities for Change Management include the following:

5.1	Change Management Support

Supplier’s responsibilities for interfacing among Gap, Supplier and Third Party Vendor personnel implementing Changes in the Gap IT Environment and the support function to meet the requirements contained in this Statement of Work and in the Procedures Manual and include:

(a)	Implementing Changes with the Gap IT Environment to comply with Gap’s Documentation requirements and orderly turnover, all in accordance with Section 5 (Change Management) and the Procedures Manual.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 10

(b)	Coordinating, managing and cooperating with Third Party Vendors as required to Implement changes.

(c)	Obtaining Gap Approvals for production testing and installation timetables.

(d)	Developing comprehensive operational Documentation.

(e)	Providing coordination and acceptance of New Services.

(f)	Enforcing Documentation standards, task lists and run sheet updates.

(g)	Providing Project Management as required under Section 13 (Project Management and Support) and technical expertise to optimize available resources.

5.2	Annual Planning

Supplier’s responsibilities with respect to Annual Planning include:

(a)	Assisting Gap in developing and updating the annual and long-range, comprehensive plan for Gap’s IT Environment, processes, technology architecture, and standards (such plan, the “Annual Plan” and such planning, the “Annual Planning”).

(b)	Assisting Gap in developing and updating its long range IT plan on an annual basis, and includes a rolling * projection of anticipated Changes to the Gap IT Environment to be made by Supplier in connection with its performance of the Services.

(c)	Providing IT intelligence, technology forecasts, analysis, and other intelligence in the form of recommendations and proposed solutions to facilitate Gap’s ability to understand alternatives in terms of features, functions, costs, and risks and to assist Gap in developing future IT requirements for Gap’s business.

(d)	Assisting Gap in projecting future volume and technology Changes that could impact Gap’s IT Environment.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 11

(e)	Identifying to Gap opportunities, candidates and requirements for the deployment of new technology within Gap and automation of tasks associated with the Services and/or Gap’s business processes.

(f)	Proactively submitting proposals, when new technological capabilities warrant, regarding new technology and automation to Gap for its review and Approval.

(g)	Proactively seeking to automate manual tasks associated with the Services.

(h)	Supporting Gap in the discussions and presentation of potential new technology products and service offerings to Gap management.

(i)	Facilitating and encouraging active cross-functional, cross-group and cross-location coordination and communication within Gap related to new technology and automation.

(j)	Proactively identifying strategies and approaches for future IT delivery that Supplier believes may result in increased efficiency, performance, or cost savings to Gap.

(k)	Assisting Gap to identify the IT Projects to be performed and defining high-level schedules.

(l)	As part of each annual planning cycle, providing specific, short-term steps and schedules for Projects, Non-Recurring Initiatives and Changes expected to occur within the first twelve (12) months of each plan.

(m)	Identifying the Equipment and Software architecture and standards, and participating in keeping Gap’s Technical Architecture standards current.

(n)	Providing access to specialists within Supplier’s organization to assist Gap to develop and update its Annual Plan.

5.3	Change Management

(a)	General Requirements

Supplier’s Change Management responsibilities shall also include:

(1)	Making all Changes in Gap’s IT Environment arising from, relating to, or impacting to the Services and Coordinating such Changes with Gap and Gap Third Party Vendors, as appropriate.

(2)	Making all Changes in accordance with the Change Control Procedures, Section 5 (Change Management) and in compliance with the Procedures Manual and the Agreement.

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(3)	Performing all Changes to individual components of Equipment and Software for which it is operationally responsible and coordination of Changes across all other components in the Gap IT Environment regardless of the underlying ownership of the asset.

(4)	Designing and implementing the Change Control Procedures that include the efficient implementation of Changes, clear accountability within Supplier and to Gap, effective coordination and communication between and among Gap, Gap Authorized Users, Supplier and Third Party Vendors. Supplier’s Change Control Procedures must integrate seamlessly with the Change Control Procedures described in Section 5 (Change Management).

(5)	Making or managing, as appropriate, any Changes necessary to provide the Services in accordance with Section 5 (Change Management).

(6)	Responding to Change requests from Gap Authorized Users and making Changes in accordance with Section 5 (Change Management).

(7)	Designating and maintaining clear ownership for individual Changes throughout the entire Change Management process. Supplier shall not make any Change without Gap’s Approval or in contravention of Section 5 (Change Management).

(8)	Moving all programs from the * and * to the * in a controlled and documented manner and that no Changes are introduced into the programs during such activity without the Approval of Gap.

(9)	Providing an audit trail of any and all Changes to the production environment to determine the Change made and the authorization to make the Change.

(10)	Coordinating Change Management activities related to or implemented on the Services within the scope of the Agreement to Gap to minimize disruption of normal business processes.

5.4	Oversight of Change Management

Supplier’s responsibilities for providing performing and oversight of Changes include:

(a)	Coordinating all of Supplier’s Change Management activities with the Gap Change Coordinator in accordance with Gap’s Change Control Procedures.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(b)	Making any Changes necessary to provide the Services and meeting all required Service Levels, in accordance with agreed upon Change Control Procedures.

(c)	In an emergency, Supplier must obtain Gap Approval prior to any Change to the Gap IT Environment.

(d)	Without prior Gap Approval, Supplier shall not make any Changes that:

(1)	Adversely affects the function, performance, or efficiency of any of the Services;

(2)	Increases Gap’s retained costs or external fees; or

(3)	Impacts the way in which Gap conducts its business or operations.

5.5	Change Management Process and Procedures

Supplier’s responsibilities with respect to Change Management processes and procedures include:

(a)	Participating in Change meetings. Supplier’s representative in these meetings shall have the requisite authority to make binding and enforceable commitments on behalf of Supplier.

(b)	Submitting all proposed Changes in advance to Gap for Approval. Unless otherwise mutually agreed, all proposed Changes shall be submitted to Gap, at a minimum, on a * rolling calendar, with special notice for major Changes proposed on a longer term but requiring more preparation and Coordination.

(c)	At a minimum, each submitted proposed Change shall include all standard applicable information to provide effective Change Management and Supplier shall include in the each submission a schedule of proposed Implementation dates for determination of any existing conflict with business events communicated to Supplier by Gap, including:

(1)	A description of the proposed Change;

(2)	A statement of purpose and justification for the proposed Change;

(3)	A list of Service(s), Gap Authorized User(s), and Third Party Vendor(s) potentially affected by the proposed Change;

(4)	The proposed schedule, including Implementation date(s) and approximate time(s);

(5)	The proposed Implementation process; and

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(6)	A statement of the potential risk, business impact, and/or complexity of the proposed Change.

(d)	For proposed Changes that represents a potentially high risk or high impact to Gap’s operations or business, or at the request of Gap, Supplier shall include a comprehensive end-to-end test plan (including clear Change acceptance criteria); notification and escalation lists per agreement of Gap and Supplier; and work-around plans and a comprehensive contingency plan, including a back-out plan and procedures (with specific criteria to initiate the execution of the back-out plan).

(e)	Reviewing proposed Changes and schedules with Gap, obtaining all necessary approvals and coordinating all Change Management activities with Gap and all affected third parties to minimize disruption of normal business process.

(f)	Reporting the status of scheduled Changes including maintaining a comprehensive list of Projects and dates.

(g)	Providing regular progress updates to Gap and other known affected third parties.

(h)	Testing Changes to the Gap IT Environment and Resolve Incidents and Problems prior to production Implementation, including inter-operability testing.

(i)	Controlling Changes to systems and activities required by moves, upgrades, replacements, and migrations.

(j)	Collecting data and reporting to Gap on a * on every Change attempted, including the cause of any related Incidents and Problems, the measures taken to prevent recurrence and whether the Change satisfied the documented acceptance criteria.

(k)	Maintaining records of any and all Changes to both the production and test environments within Gap’s IT Environment.

5.6	Gap IT Environment Maintenance Periods

Supplier’s responsibilities include:

(a)	Performing * during * scheduled in advance and Approved by Gap, or unless otherwise agreed to, and keeping systems unavailability during maintenance windows to the minimum required for systems maintenance purposes.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 15

(b)	Providing prior notice to Gap of the maintenance to be performed during scheduled maintenance windows and changing scheduled maintenance windows at Gap’s written request and upon prior notice.

(c)	Scheduling outages for maintenance, expansions and modifications during hours that meet Gap’s operational needs.

(d)	Performing routine maintenance during scheduled maintenance windows. Scheduled maintenance windows are the specific times as Approved by Gap.

(e)	Scheduled times for all maintenance windows shall be reviewed & pre-Approved by Gap on at least a *.

(f)	At Gap’s request, Supplier shall Change scheduled maintenance windows for Equipment located at Supplier Sites to meet Gap’s operational needs as identified by Gap to Supplier. Supplier shall give Gap at least * prior written notice of the maintenance to be performed during scheduled maintenance windows. In the event that there is a need for emergency systems maintenance, Supplier shall provide Gap with as much notice as possible, and shall perform such maintenance so as to minimize interference with the business and operational needs of Gap and in compliance with the Procedures Manual.

(g)	Gap, at any time and at its discretion, may specify “quiet” periods during which Supplier shall not make any Changes without the specific Approval of Gap. Supplier shall use the scheduled maintenance windows (and non-scheduled maintenance windows required by Gap) for purposes of supporting and maintaining Equipment and Software, including Installing upgrades, patches, and all other related activities to eliminate the need for non-scheduled maintenance windows.

(h)	To the extent Supplier requests any maintenance windows outside of the scheduled maintenance windows, such non-scheduled maintenance windows shall not be excluded from downtime for the purposes of measuring Supplier’s compliance with applicable Service Levels.

VI.	SERVICE REQUEST MANAGEMENT

Supplier’s service request management responsibilities include:

(a)	Tracking, managing, processing and fulfilling appropriately Gap Approved requests for Service in accordance with the Procedures Manual.

(b)	Performing the same functions and assuming the same responsibilities as described in Section 11 (Incident and Problem Management) to the extent applicable (it being understood that the term “Resolve” and its variants and the term “Severity Levels” is not applicable to requests for Service).

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 16

(c)	Entering all relevant requests for Service into the Incident and Problem Tracking system, and delineating requests for Service from Incident or Problems within the Incident and Problem Tracking system.

VII.	FACILITIES MANAGEMENT AND SUPPORT

Supplier’s responsibilities related to facilities management and support include (“Facilities Management”):

(a)	Establishing and maintaining proper and adequate Supplier facilities, Equipment and supplies at Supplier Service Locations with a properly trained and appropriately sized management and support staff.

(b)	Maintaining a clean, clutter-free IT environment in all Data Centers and Gap Sites where Supplier has on-site personnel or upon supplier completing IMAC activities (e.g., Cabling, equipment and packing material).

(c)	At Supplier-owned Data Centers, initiating and tracking requests for space, power and other Data Center modifications in support of Equipment installations.

(d)	Providing requests to Gap in advance as appropriate, but no later than * in advance of installation, for space and power requirements in support of Equipment at the Gap Data Center(s), computer room(s), LAN closet(s), etc. operated by Supplier.

(e)	Cooperating with and facilitating the activities of Third Party Vendors who provide support for Gap with respect to the Services (excluding Client Devices), including at Sites for which Supplier is responsible for providing on-site LAN/WAN support. Supplier shall providing physical access to the applicable site and shall monitor the activities of all such Third Party Vendors.

VIII.	DOCUMENTATION

Supplier shall develop and maintain Documentation in accordance with its best practices. Such Documentation will be made readily accessible to the Gap.

(a)	Supplier’s responsibilities for developing, maintaining and Documentation include:

(1)	Maintaining comprehensive Documentation on all operations procedures, services, Equipment and Software for which Supplier is responsible under the Agreement and provide a means of access to Documentation from Third Party Vendors or the Gap staff that is acceptable to Gap.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 17

(2)	Documenting and implementing a process for developing new or updating existing Documentation, provided that all Changes to Documentation shall comply with Section 5 (Change Management) above.

(3)	Providing Documentation to Gap in paper copies, electronically, and on a web-enabled basis wherever possible, for access by Authorized Users and Gap.

(b)	Supplier’s responsibilities relating to operations Documentation include:

(1)	Documenting and maintaining Documentation on all operations procedures, services, Equipment and Software for which Supplier is operationally responsible.

(2)	Documenting and maintaining procedures in the Procedures Manual to be utilized by Gap relative to the Services.

(c)	Auditing Documentation developed by Supplier regularly for completeness and accuracy, including (1) verifying that all Documentation is complete, present, organized, readable, and updated, and (2) reporting the resulting audit findings to Gap on a regular basis and where it is determined that Documentation is inaccurate (for example, erroneous or out of date), correcting and replacing such Documentation.

IX.	PERFORMANCE MANAGEMENT AND QUALITY ASSURANCE

Supplier is responsible for providing performance management services including, proactive and predictive monitoring and management of the Gap IT Environment as it relates to the Services.

9.1	Proactive Performance Management

Supplier’s responsibilities for proactively monitoring the performance of the Gap IT Environment include:

(a)	Proactively monitoring the Gap IT Environment, where feasible in the current environment, as it relates to the Services to identify and Resolve Incidents and Problems where possible before they affect Gap.

(b)	Monitoring and managing the performance of the Gap IT Environment.

(c)	Performing proactive Incident and Problem detection and Incident and Problem Resolution where feasible in the current environment, in accordance with Section 11 (Incident and Problem Management).

(d)	Performing necessary * on Equipment.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 18

(e)	Managing and Resolving error messages that allow for resumption of normal operational status.

(f)	Providing notification to Gap according to predetermined guidelines of any need for an unscheduled interruption and Coordinating that activity with designated Gap personnel.

(g)	Detecting, managing and resolving exceeded thresholds for all Services.

(h)	Providing a Web-based report the operational status of the Gap IT Environment as it relates to the Services, to be updated on a near real-time basis.

9.2	Predictive Performance Management

Supplier’s predictive performance management responsibilities also include:

(a)	Analyzing data collected while monitoring the Gap IT Environment and evaluating the performance of the Gap IT Environment.

(b)	Reporting the results of Supplier’s analysis and making recommendations on a * or more frequently as reasonably requested by authorized Gap representatives.

(c)	Reviewing the results of identified performance trends or trend analysis with Gap.

(d)	Working jointly with Gap, conducting * meetings (or as otherwise mutually agreed to in writing by the parties) to make recommendations for Changes to the Gap IT Environment based on such analysis.

(e)	Tuning and refining the delivery of the Services based on the monitored data.

(f)	Employing management system tools or other tools required to monitor events that exceed thresholds.

(g)	Defining the actions to be taken in the event performance trends indicate that an Incident or Problem is likely to occur.

(h)	Assessing and implementing alternate methods and procedures subject to the Change Control Procedures.

9.3	Quality Assurance

Supplier’s responsibilities for quality assurance with respect to the Services as a whole include:

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 19

(a)	Developing and employing a quality assurance program, subject to Gap Approval, designed to promote performance of the Services at a high level of quality, focusing on measuring and improving reliability, speed, cost effectiveness, and customer satisfaction.

(b)	Writing and maintaining procedures and measurements on all quality assurance activities associated with the Services.

(c)	Employing quality metrics and procedures that are consistent with similar standards in Gap’s peer group and/or in the provision of similar professional services.

(d)	Compliance with a published quality assurance program, with adequate internal controls and verification activities.

(e)	Allowing Gap to perform audits that shall focus on Supplier’s adherence to its quality assurance procedures and standards; on the metrics gathered to support quality assurance activities; and on Supplier’s efforts to improve overall quality. Supplier shall Cooperate fully and assist Gap with any such audits.

X.	CORPORATE HELP DESK, TIER 2 AND TIER 3 SUPPORT

10.1	General Definitions

(a)	“Help Desk Support” means the level of support provided by the Help Desk which takes the initial call or request from the Authorized User and attempts initial Incident resolution (“Tier 1”) and includes activities such as initial Incident identification, reporting, logging of Incident records and initial Incident resolution, tracking of Incident, reporting and Incident status, closing Incidents, or other assistance in accordance with the Procedures Manual. Tier 1 may include dispatching of Supplier or Gap third party onsite technicians.

(b)	“Tier 2 Support” means the next level of support after the Help Desk for Incidents assigned to Supplier by the Help Desk. If Tier 1 Support does not Resolve the Authorized User’s Incident or questions, the Incident shall be referred to Supplier for in-scope Problems or Incidents. Tier 2 Support provides a higher level of expertise that goes beyond Tier 1. Limited programming, if any, may occur at this level. Tier 2 Support may include the use of onsite technicians.

(c)	“Tier 3 Support” means the provision of advanced technical support, consultation and guidance to the Tier 1 Help Desk Support and Supplier’s Tier 2 Support team by subject matter experts and the assistance in the final resolution of complex Incidents. Tier 3 Support also involves interacting with OEM groups or development teams that provide consultation in Incident determination and resolution, including the development of programming workarounds, patches and fixes. This Tier 3 Support provides specific systems or product knowledge and/or programming expertise.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 20

10.2	Supplier’s Help Desk, Tier 2 and Tier 3 Support Responsibilities

(a)	The Help Desk shall handle initial Incident and Problem Resolution as follows as part of its Tier 1 Help Desk Support:

(1)	*

(2)	*

(3)	*

(4)	*

(5)	*

(6)	Respond to end user requests with accurate and appropriate information

(7)	*

(8)	*

(9)	*

(10)	*

(11)	Call customer for further information

(12)	*.

(13)	Close the call

(14)	*. Tier 1 will search their contact data base to see if they can identify where the customer should be calling for support and provide the information to the customer. *.

(15)	Utilize a variety of tools and technical knowledge to Resolve the Authorized User’s Incident or Problem.

(16)	Instruct Authorized User to invoke the * or similar * and * the Authorized User to a * and Authorized User’s data, if unable to solve the Authorized User’s problem via other methods.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 21

(17)	Determine if Tier 2 Support is required and, if necessary, *.

(b)	Supplier’s Tier 2 and Tier 3 Support includes:

(1)	Supplier shall provide facilities, associated technologies, and fully trained staff to provide Tier 2 and Tier 3 Support.

(2)	Personnel providing Tier 2 Equipment and Software Support shall be appropriately certified and Supplier shall at all times maintain the appropriate number of certified technicians to meet agreed upon Service Levels.

(3)	Supplier shall receive and process all Incidents assigned to Supplier by the Help Desk, from the appropriate queue into the Incident and Problem Management system.

(4)	Supplier shall process all Incidents identified by Supplier as a result of its monitoring of the Gap IT Environment into the Gap Incident and Problem Management system.

(5)	Have the necessary * and * administrative privileges to perform remote deskside Break/Fix services (e.g., clear print queues, add Equipment to domain).

(6)	Providing Authorized User information to Gap Tier 1 Help Desk Support personnel and Supplier personnel providing Tier 2 and Tier 3 Support before any new functionality is Installed into production.

(7)	Providing the Help Desk with a continuously updated list of other Help Desks and/or “on call” personnel who are responsible for Tier 2 and Tier 3 Support, available * to receive and appropriately respond to notice of problems, including contact phone numbers.

(8)	Providing status updates to Gap during Incident resolution, according to the Procedures Manual.

(9)	Providing support, analysis and assistance to Gap Authorized Users for Applications in response to the Gap Tier 1 Help Desk Support personnel referrals/transfers according to the Procedures Manual.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 22

(10)	Providing Application-specific support to Application Authorized Users, via the Help Desk or directly, as authorized by Gap, which include investigating and Resolve Problems where possible; providing technical support and analysis; supporting Application Installations; and answering Authorized User queries.

(11)	Identifying and reporting to Gap opportunities that may increase Authorized User satisfaction and decrease Incident and Problem reports.

(12)	Performing all other Tier 2 and Tier 3 Support activities as requested by the Help Desk.

(13)	Ownership of Incidents and Problems shall revolve around and be driven by the Authorized User’s needs and Supplier shall minimize transfers to multiple parties to the greatest extent possible.

(14)	For Severity 1 Problems, Supplier will assign a coordinator as a single point of contact for the Problem.

(15)	Supplier’s support personnel shall route the Incident or Problem to the appropriate person or entity for Resolution and including in the Problem record the technical justification for the routing; track the progress of Resolution efforts; escalate Incidents and Problems to the appropriate levels for Resolution in accordance with the Procedures Manual; and close an Incident or Problem after receiving confirmation from the affected Authorized User that the Incident or Problem has been Resolved.

(16)	Supplier shall act proactively and cooperate fully with all other internal or external parties to Resolve the Incident or Problem.

(17)	Developing and documenting for Gap’s Approval processes regarding interfaces, interaction, and responsibilities between Tier-1 Support personnel, Tier-2, and Tier-3 Support personnel, and any other internal or external persons or entities that may either submit an Incident or Problem, or receive an Incident or Problem.

(18)	Providing Supplier’s Tier 2 and Tier 3 Support personnel with adequate training on new products and services as may become part of Supplier’s responsibilities under the Agreement from time to time.

(c)	Other operational and technical requirements for the Help Desk, Tier 2 and Tier 3 Support include:

(1)	Providing * coverage for Tier 2 and Tier 3 Support.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 23

(2)	Providing and paying for a single, toll free telephone number for the US and Canada. Authorized Users in a particular country shall use the toll free number in that country for Incidents or Problems to the Help Desk.

(3)	Providing support in English.

(4)	Leveraging and updating currently deployed tools to enable the Tier 1 Support personnel to effectively submit Incidents or Problems via electronic mail and/or a secure Website; and to continuously educate Tier 1 Support personnel on the use of such media.

(5)	Providing and continuously updating a list of frequently asked questions (“FAQs”) regarding the Services, and publishing and Maintaining an archive of answers to the FAQs.

(6)	Providing the FAQs and answers using a media that is efficient, easy to use, and easily accessible for Authorized Users, and subject to Gap Approval.

(7)	Conducting random surveys (subject to Gap Approval) of Authorized Users immediately after they have used the Tier 2 and/or Tier 3 support and reporting the results to Gap. These random surveys shall be performed and reported each month and includes a minimum survey sample of * of the Incidents or Problems.

(8)	Calculating statistics and publishing reports, on at least a *, on the number of Incidents or Problems; sources of Incidents or Problems; frequency regarding the types or categories of Incidents or Problems; length of open Incidents or Problems; number of Incidents or Problems Resolved upon first contact; abandoned rate; number of Incidents or Problems requiring Tier-2/3 Support; and other pertinent information regarding Incidents and Problems.

(9)	Working to establish processes to “push” Incident or Problem status back to the affected Authorized User.

(10)	Subject to Gap’s Approval, developing and periodically updating Problem escalation procedures and distributing such procedures to Authorized Users.

10.3	Mobile Access and Support for Authorized Users

Supplier’s responsibilities for mobile access and support include:

(a)	Providing Help Desk, Tier 2 and Tier 3 Support for Authorized Users who are remotely accessing (or attempting to remotely access) Gap’s IT Environment from any location.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 24

(b)	Providing Software updates in emergency situations to remote and mobile Authorized Users (for example, Malware detection and protection, security threats, etc.). The distribution of these Software updates to mobile Authorized Users shall be delivered by the most expeditious method, including being automatically executed during remote access sessions.

(c)	Providing Software deployment and patch distribution for mobile and remote Authorized Users in a timely fashion.

(d)	Adopting, implementing (as a Non-Recurring Initiative), and supporting the solution for security for mobile and remote Authorized Users, subject to Gap’s Approval.

(e)	Providing a process for replacement of stolen or damaged machines used by mobile Authorized Users, including installation of Authorized User-specific Software portfolio, and assisting Authorized Users in data restoration and configuration.

(f)	Supporting a Gap-Approved solution to protect machines that are directly connected to the Internet.

(g)	Deploying and supporting standard Applications in a mobile environment as well as Applications that require Authorized User-specific databases (for example, CRM), subject to Change Management.

XI.	INCIDENT AND PROBLEM MANAGEMENT

Supplier’s Incident and Problem Management responsibilities include (“Incident and Problem Management”):

11.1	General Requirements

(a)	Tracking and Managing all Incidents and Problems that are assigned to Supplier by the Help Desk or as automatically generated by the applicable Tool.

(b)	Resolving those Incidents and Problems arising from or related to the Services.

(c)	Emphasizing and promoting the elimination or quick resolution of Incidents and Problems.

(d)	Maintaining clear accountability within Supplier and to Gap.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 25

(e)	Meeting specified Service Levels.

(f)	Performing proactive where possible, and reactive troubleshooting to identify and Resolve Incidents and Problems.

(g)	Employing procedures for proactive monitoring, logging, tracking, escalation, review, and reporting (historical and predictive) for appropriate Incidents and Problems in accordance with the Procedures Manual.

(h)	Documenting and implementing a flexible process for the coordination of Incident and Problem Management activities on a global basis using a single point of contact across functions and Services performed and provided by Supplier, Gap’s sites, and with other Third Party Vendors providing services to Gap.

(i)	Categorizing, documenting and communicating to Gap the relative importance of each Incident according to the Severity Levels described in Exhibit B.1 (Service Level Matrix).

(j)	Monitoring, controlling and managing each Problem and Incident arising from or relating to the Services until it is Resolved, and confirmed with the Authorized User in accordance with the Procedures Manual.

(k)	Engaging and coordinating Gap departments and Third Party Vendors to localize and Resolve Incidents and Problems arising from or impacting the Services, including contacting specialized or local Third Party Vendors, as provided by Gap.

(l)	Managing and coordinating Problem and Incident tracking efforts and notification to Gap Authorized Users through the Help Desk and other Third Party Vendors.

(m)	Maintaining regular communications of the status of an Incident or Problem between all parties and Gap Authorized Users until the Incident or Problem is Resolved.

(n)	Performing trend analyses on the volume and nature of Incidents and Problems to identify areas for improvement (including script updates); and reporting on the trend analyses and improvements to the Help Desk on at least a quarterly basis or more frequently as required by Gap.

(o)	Implementing measures to avoid unnecessary reoccurrence of Incidents and Problems.

(p)

Performing root cause analysis and event correlation for all Incidents and Problems, identifying and document preventive measures and making recommendations to fix root causes. Root cause analysis reports are to be presented to Gap for all Severity 1 and Severity 2 Problems as agreed to,

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 26

and shall include a description of the failure, root cause analysis performed, proposed actions (with timing and the party responsible to Implement such actions) to eliminate or reduce the likelihood of a recurrence of the failure, and confirmation that proposed actions addressed the Problem.

(q)	Developing and Implementing tools and enhancing processes to proactively perform Incident and Problem Management, with the objectives of automating the Incident and Problem Management process and identify and Resolve potential Incidents and Problems before they occur on a proactive basis

(r)	Continuously analyzing trends in the volume and nature of Incidents and Problems to identify areas for improvement of the Services (and report on improvements). This trend analysis shall be performed and reported to Gap on at least a * basis.

11.2	Incident and Problem Management System

(a)	Supplier shall use the Gap Incident and Problem Management Tracking system to track Incidents and Problems relating to the Gap IT Environment.

(b)	Tracking information for each Incident and Problem submitted to (and originating from) the Help Desk or Supplier, to include those agreed to by Gap and Supplier. Such information shall include at a minimum:

(1)	the date and time the Incident or Problem was raised;

(2)	an Incident or Problem tracking number;

(3)	a description of the Incident or Problem;

(4)	relevant information about the Gap Authorized Users affected and/or Gap Site affected;

(5)	the Priority Level of the Incident or Problem;

(6)	the Incident or Problem status and next steps to be taken; and

(7)	the date and time the Incident or Problem was Resolved.

(c)	Regularly updating the Incident and Problem Management Tracking system (including the knowledge database) in accordance with agreed to procedures by Gap and Supplier and Supplier solutions and Supplier’s best practices as they are developed. Upon Gap’s request, Supplier shall provide Gap with periodic updates based on “lessons learned” and Incidents and Problems experienced by Supplier’s other customers.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 27

(d)	Providing Gap with group access to the Incident and Problem Management Tracking system, and allowing certain Gap and Gap Third Party Vendors to view appropriate segments of the knowledge database on an ongoing basis (including Gap Authorized Users).

(e)	Maintaining current on-line self help for users of the Incident and Problem Tracking system.

(f)	Coordinating tracking efforts and notification to Gap Authorized Users through the Help Desk and other Third Party Vendors.

(g)	Maintaining communications with all parties and the Help Desk until the Incident or Problem is Resolved.

(h)	Maintaining communications to Gap and affected the Help Desk and Third Party Vendors, regarding Incidents and Problems. The communication shall commence upon identification of an Incident or Problem, through Resolution, and through any follow-up communication and work required post-Resolution, in accordance with the Procedures Manual.

(i)	Providing reports to Gap and Third Party Vendors regarding Incidents and Problems as relevant.

11.3	Additional Incident and Problem Communication and Notification Requirements

Supplier’s additional Incident and Problem communication and reporting responsibilities include:

(a)	Providing prompt notification to Gap focal point of system outages on critical Applications and systems and otherwise providing the Help Desk with regular and timely progress updates that clearly indicate the nature of the applicable Incident or Problem, the estimated time to completion, and potential short-term alternatives agreed to by Gap and Supplier.

(b)	Providing communications regarding the Incident or Problem to Authorized Users upon request to the Help Desk.

(c)	At a minimum, Supplier’s notification and communications shall include:

(1)	The Severity Level of the Incident or Problem.

(2)	The location of the Incident or Problem and the name and/or number of affected Gap Authorized Users.

(3)	The elapsed time before a Problem is escalated to the next higher Severity Level.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 28

(4)	The levels of involvement (and notification) of Supplier Management and Gap Management at each Severity Level.

(d)	Communicating the status of Severity Level 1 and Severity Level 2 Incidents and Problems on a timely basis appropriate to the impact of the Incident or Problem to Gap and agreed to by Gap and Supplier in accordance with the Procedures manual.

(e)	Tracking and reporting any backlog of Incident and Problems that are not Resolved on at least a daily basis, or more frequently as requested by Gap.

(f)	If Supplier believes an Incident or Problem cannot be Resolved, Supplier shall communicate to Gap the nature of the Incident or Problem, the reason why Supplier believes it cannot be Resolved and the efforts employed by Supplier to Resolve the Incident or Problem to the appropriate level within Gap as agreed to by Gap and Supplier

(g)	In the event there is a recurrent Incident or Problem, Supplier shall, upon Gap’s request, conduct meetings with Gap and any required third parties to address Supplier’s Incident and Problem Resolution activities, including providing a root cause analysis report.

(h)	Providing Gap with regular (*) and ad hoc electronic reports on Incident and Problems including: statistics on total numbers of Incident and Problems; outstanding Incident and Problems, resolution time, chronic outages, performance and Incident and Problem trend analysis.

(i)	Providing Incident and Problem resolution exception reports.

XII.	TESTING CENTER SERVICES

Supplier shall be responsible for the “Testing Centers Services” to support the overall test environment, tools and consulting to other IT teams, including:

12.1	Test Environments

(a)	Working with other IT teams determine requirements for test environments.

(b)	Designing test environments and processes to manage testing in the environments.

(c)	Working with server and network teams implement and support the systems infrastructure for test environments (servers, storage, etc.).

(d)	Scheduling test environments, negotiating as needed with teams.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 29

(e)	Managing test environment data setup and refresh as required by the teams.

12.2	Testing Tools

(a)	Working with other IT teams determine requirements for test tools.

(b)	Designing test tool environment.

(c)	Installing, maintaining and supporting test tools.

(d)	Providing consulting and support for test tool use.

12.3	*

(a)	Working with other IT teams determine the requirements for the *.

(b)	Working with server and network teams maintain lab environment.

(c)	Scheduling test lab usage.

(d)	Assisting teams with test lab usage.

12.4	Test Consulting

(a)	Providing testing subject matter consulting to teams on testing strategies and methods.

XIII.	PROJECT MANAGEMENT AND SUPPORT

13.1	General

(a)	Supplier shall provide project management services for all Services provided by Supplier to Gap pursuant to the Agreement using the project processes and methodology specified below, regardless of whether the applicable Project is part of the Services or is a New Service (“Project Management” and such services, the “Project Management Services”). Supplier shall work in conjunction with a Gap Project Manager to complete all work activities as described below. Supplier shall use Gap’s Project Management procedures agreed to be Gap and Supplier.

(b)	[RESERVED]

(c)	The determination of whether a Change or other effort constitutes a Project for which Project Management Services are required shall be made as determined by Gap in accordance with Section 5 (Change Management). Supplier shall only provide Project Management Services with respect to those Projects that have been Approved by Gap and have a valid Gap-assigned payment number.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 30

(d)	Supplier shall employ agreed upon Project Management methodologies. All Statement of Work submissions must comply to the agreed upon Statement of Work format.

(e)	Examples of Changes that may constitute a Project are as follows:

(1)	Gap IT Environment infrastructure -

(A)	transitioning to strategic new Gap IT Environment infrastructure;

(B)	transitioning to standard, state of the art utility infrastructure (*);

(C)	Change of components or telecommunications used to support an existing Application;

(D)	Changes to an existing Application caused by a modification of the current operational Gap IT Environment infrastructure;

(E)	amendment to a previously Gap Approved Change request that is in process where such amendment shall cause rework or have impact on work to be done, affecting cost estimates and target dates;

(F)	Authorized Gap end user computing IMACs;

(G)	Network design criteria and standards;

(H)	Network Implementation Management;

(I)	Network IMACs;

(J)	Network engineering, security or operations Changes;

(K)	production control and scheduling Changes;

(L)	Server capacity & configuration Changes;

(M)	database Management & support Changes;

(N)	external storage media & operations Changes;

(O)	offsite–media storage Changes;

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 31

(P)	print & output Changes;

(Q)	business operations acquisitions and divestitures; and

(R)	de-commissioning of Equipment, Software and Applications.

13.2	Project Planning Process

Supplier shall assist Gap in its annual planning and budgeting, quarterly planning reviews and exception review processes. Supplier shall provide information and relevant industry data to assist Gap to prioritize and obtain Gap’s Approval for all Projects. The overall goal of the planning process is to provide consistency and to align the actions taken with Gap’s strategic objectives. Supplier shall be responsible to provide Gap with all necessary initial Project sizing, scoping and, with respect to Projects that are New Services only, cost estimates to complete the Project on a not-to-exceed basis. In addition to the responsibilities described in Section 13 (Project Management and Support) above, Supplier’s responsibilities for Project planning and support include (the “Project Planning”):

(a)	Upon Gap’s request, participating in Gap’s long-range business planning meetings to review operations and business plans; and recommending services and Projects to support plan execution.

(b)	Maintaining levels of industry knowledge in Gap’s business to provide support and recommendation of Projects as required under the Agreement and this Statement of Work. Supplier shall obtain and maintain such industry knowledge through, among other activities, participation in industry meetings, forums and conferences at Supplier’s sole cost and expense.

(c)	Upon Gap’s Approval of a Project related to the Services, Supplier shall employ Project Management methodology, processes and tools that shall be used to consistently plan, initiate, control, and Implement all Projects for all Services, all in accordance with Section 13 (Project Management).

13.3	Statements of Work Required

Unless Gap, in writing, specifically waives application of this Section 13.3 and authorizes Supplier to commence a Project without a Statement of Work, under no circumstances shall any Projects commence without first executing a Statement of Work. Each Statement of Work must contain the following provisions:

(a)	A written description of the work to be provided as part of the Project.

(b)	A written description of the resources to be provided by Supplier under the Project (including the location at which such resources are to be provided and, if applicable, the names and positions for all Supplier personnel to be used).

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 32

(c)	The Deliverables, Specifications, Acceptance Criteria, timeline and milestones, acceptance testing period and applicable gate review process.

(d)	A description of the responsibilities of Gap relating to the Project, including any facilities, Equipment, Software, personnel or other support to be provided by Gap.

(e)	Within five (5) business days after receipt by Supplier of a request to perform a Project, or as otherwise agreed in writing by the parties, Supplier shall provide Gap with a draft of the Statement of Work for the specific Project. In the event Gap elects to have Supplier perform such Project, Gap and Supplier shall execute a Statement of Work. Supplier shall not begin performing any work until a Statement of Work has been executed on behalf of Gap. Gap shall prioritize the Projects. In the event that Gap changes the priority of the Projects, Gap and Supplier shall comply with the requirements of Section 5 (Change Management).

(f)	In addition to the acceptance testing procedures set forth below with respect to specific Deliverables, Supplier and Gap acknowledge and agree that all Projects shall comply with the Project Management Procedures described in Section 13 (Project Management and Support), and the gate review process and exit gate review process as set forth in the applicable Statement of Work.

13.4	Project Management

Supplier’s responsibilities for Project Management include:

(a)	Submitting the Project Management methodology, processes and tools utilized by Supplier is subject to Gap Approval before deployment.

(b)	Managing all Supplier tasks and resources associated with the Project, and Coordinating Project activities with Gap, affected Gap Authorized Users, and Third Party Vendors.

(c)	Making any and all Gap Approved Changes associated with the Project in compliance with Section 5 (Change Management) and the Agreement.

(d)	Communicating and reporting Project status as described in Section 13.7 (Project Communication and Reporting).

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 33

13.5	[Reserved]

13.6	Project Methodologies, Tools & Processes

(a)	Gap requires structured, well-documented processes, methodologies and tools to provide the Project Management Services. Supplier shall comply with all Gap Approved Project Management processes (including Gap’s IT Delivery and Governance Model as set forth in Exhibit D.2 (Governance), Project Management methodologies, and Project Management tools which integrate with Gap Project Management methodology).

(b)	All Changes to Supplier’s Project Management methodology, processes and tools are subject to Gap’s Approval before Implementation.

(c)	The complete Project Management life cycle (initiation phase, planning phase, executing phase, controlling phase and closing phase) must be covered by Supplier’s Project Management methodology, processes and tools. Supplier shall utilize consistent methodologies and tools to plan, Monitor and control Projects throughout the Project lifecycle.

(d)	Supplier shall be experienced with Supplier’s Project Management methodology, processes and tools, and have a proven track record of success in using them to Manage Projects. Gap’s Approval is required to prior to deployment of Supplier’s Project Management methodology, processes and tools.

(e)	Supplier’s Project Management process include:

(1)	Project integration management processes designed to properly coordinate the elements of the Project, such as Project plan development, Project plan execution, and overall Change Control Procedures.

(2)	Project scope management processes designed to validate that all the work required, and only the work required, is included to complete the Project successfully and efficiently, such as initiation, scope planning, scope definition, scope verification, and scope Change Control Procedures.

(3)	Project issues management processes designed to identify, record/track, evaluate and mitigate the issues completely, expeditiously and without impact to the Project. An “issue” has one or more of the following characteristics: (a) any matter that presently impeding the progress of a Project; (b) anything that is happening or has happened and has not been Resolved; or (c) the work to Resolve the impediment is diverting resources away from the tasks as identified in the Project plan.

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(4)	Project time management processes designed to complete the Project in accordance with the applicable Statement of Work, including activity definition, activity sequencing, activity duration estimating, schedule development, and schedule control.

(5)	Project cost management processes designed to complete the Project within the applicable budget Approved by Gap (to the extent applicable to the Project), including resource planning, cost estimating, cost budgeting, and cost control.

(6)	Project quality management processes designed to validate that the Project satisfies the Gap business needs and requirements for which it is undertaken, including quality planning, quality assurance, and quality control.

(7)	Project human resources management processes designed to most effectively use the people involved in the Project, including organization planning, staff acquisition, and team development.

(8)	Project communications management processes designed to timely and generate, collect, disseminate, store, and ultimately dispose of Project information to Gap and other third parties appropriate, including communications planning, information distribution, performance reporting, and administrative closure.

(9)	Project risk and dependency management processes relating to with identifying, analyzing, and responding to Project risk and plans to overcome or mitigate the impact of unexpected events, including risk identification, risk qualification, risk response development, risk response control, mitigation plans and probabilistic analysis.

(10)	Project procurement management processes required to acquire goods and services from outside Gap or Supplier’s organization, including procurement planning, solicitation planning, solicitation source selection, control administration, and contract closeout.

(11)	Project Implementation and transition management processes designed to successfully launch and transition Projects to ongoing operations, including implementation planning, launch failure contingency planning, transitional procedures, operational procedures and knowledge transfer.

13.7	Project Communication and Reporting

Supplier shall provide such reports and communications as may be required by the Gap Project Management office and the gate review process.

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13.8	Quality

All Project Management Services performed by Supplier shall be subject to deliverable qualitative reviews and milestone reviews by Gap.

13.9	Project Management Systems

Except as otherwise agreed in writing by the parties, Supplier shall provide any Supplier Equipment and/or Supplier Software (at no additional cost to Gap): (1) required to deliver Supplier Services and the Projects, or (2) required to meet the Service Levels. Supplier shall obtain Gap’s prior written Approval before replacing, upgrading, or providing any additional Supplier Equipment or Supplier Software that may adversely impact Gap’s systems or technology infrastructure, or require Gap to incur additional costs or expense as a result of such Change. Gap shall provide Supplier the access to the Gap systems.

XIV.	SYSTEMS ENGINEERING

14.1	General Requirements

Supplier shall provide engineering support for the IT infrastructure including servers, storage, voice and data network, workstations, application enabling software and systems and necessary management tools.

14.2	Infrastructure Standards

(a)	Working with Gap retained engineers, Supplier will, on an ongoing basis, assess the infrastructure elements in the above environments and revise existing standards in Exhibit D.6 (Technical Architecture and Product Standards) to provide reliable and secure operations and manage costs.

(b)	Supplier will bring best practices to Gap.

(c)	Supplier will assist Gap teams in updating the standards documents to reflect any changes.

14.3	Standard Builds

(a)	Supplier will be responsible for developing the approved software images for deployment throughout Gap Inc, worldwide, as contained in Exhibit D.6 (Technical Architecture and Product Standards).

(b)	Standard builds will cover appropriate server, workstation, network and application enabling environments.

(c)	Supplier will maintain the minimum number of builds necessary to meet Gap’s business needs.

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14.4	Projects

(a)	Supplier will provide needed resources to support project teams working on Gap business initiatives. The support will include:

(1)	Consulting with project teams on Gap’s standards, environments, and products.

(2)	Working with Gap retained engineers to provide conceptual design, sizing estimates and initial product selection to support project pre-initiation work.

(3)	Necessary support for proof of concepts and pilots even if they fall outside of the current Gap standards.

14.5	Operations Support

(a)	Supplier will provide, * the resources needed to support ongoing operations of the Gap IT Environment working with Tier 1 and Tier 2 teams. This includes hands-on support, as determined by Supplier, in locations supported by Supplier and remote support for other locations. These resources will be responsible for:

(1)	Assisting Gap resources in production problem resolution associated with Severity 1 and Severity 2 problems

(2)	Working with other Gap teams to mitigate or respond to a situation that compromises Gap’s environment (e.g. vulnerabilities and viruses).

(b)	Supplier will assist the application teams in the routine maintenance of application software including installation of patches, tuning and routine upgrades (e.g. the addition of memory, CPUs, load balancing or I/O paths) to meet service level demands.

XV.	ONGOING BUSINESS DIVESTITURES AND ACQUISITIONS

From time to time, Gap has, and intends to, acquire or divest businesses (or parts of businesses). Supplier shall participate in the planning for such acquisitions and divestitures and shall have the right to propose Non-Recurring Initiatives for Supplier’s additional responsibilities related to supporting Gap’s ongoing business divestitures and acquisitions which shall include the following (“Ongoing Business Divestitures and Acquisitions Services”):

(a)	Regarding business divestitures and at the request of Gap, performing any or all of the following functions:

(1)	Assisting Gap in planning, preparing and implementing any transition or Changes related to the Services as a result of a divestiture.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 37

(2)	Providing the Services (or various components of the Services (i.e., IMACs, infrastructure Changes, increased Gap Data and physical security, increased Disaster Recovery planning, etc.)) to a divested business, for up to * after the divestiture. Such Services will be provided pursuant to the terms and conditions of the Agreement.

(b)	Regarding business acquisitions and at the request of Gap, performing any or all of the following functions:

(1)	Assisting Gap in planning, preparing and implementing any transition or Changes related to the Services because of an acquisition. Such activities include analysis of the acquired business’ (or to-be-acquired business’) current information technology services and the impacts to the acquired business and Gap.

(2)	Providing the Services (or various components of the Services (i.e., IMACs, infrastructure Changes, increased Gap Data and physical security, temporary staffing, increased Disaster Recovery planning, etc.)) to the acquired business. Such Services will be provided pursuant to the terms and conditions of the Agreement.

(3)	The Charges associated with providing the Services to an acquired business shall be as set forth in the Agreement, taking into account economies of scale and other synergies between the acquired business and Gap, and striving to reduce the per unit Charges associated with the Services.

XVI.	CONSOLIDATION AND RELOCATION SERVICES

From time to time, Gap may need to consolidate or relocate its businesses, locations, and personnel. Supplier shall participate in the planning for such consolidations and relocations and shall have the right to propose Non-Recurring Initiatives for Supplier’s additional responsibilities related to supporting Gap’s consolidation and relocation activities include the following (“Consolidation and Relocation Services”):

(a)	Providing all Services normally expected of Supplier in support of these activities (i.e., transition planning for consolidation/relocation, IMACs, infrastructure Changes, increased Gap Data and physical security, temporary staffing, increased Disaster Recovery planning, etc.).

(b)	Providing Changes to its Equipment, Software, processes and overall environment to support such consolidation or relocation.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(c)	Notwithstanding the previous provisions, consolidation, relocation, opening, closing, or remodeling of a Store shall not be considered to be a Non-Recurring Initiative.

XVII.	TRAINING AND EDUCATION

As mutually agreed, Supplier will provide Gap with documentation, tips and other “how to” information as appropriate, to facilitate the education of Authorized Users on the use of Services provided or the adoption of Supplier initiated activities or Projects.

XVIII.	CONFIGURATION MANAGEMENT

Supplier’s responsibilities for configuration management include the following (“Configuration Management”):

(a)	Providing configuration management as set forth in the Statements of Work.

(b)	Maintaining a library of information and documentation for any existing, new, enhanced or modified Equipment and Software.

XIX.	GAP RESPONSIBILITIES

19.1	General

Except as otherwise agreed by the parties under this Agreement, Gap will be responsible for the items listed below. Subject to Section 17.2 (Interfering Acts) of the Agreement, nothing in this Section 19 (Gap Responsibilities) shall relieve Supplier of its obligations under this Statement of Work or the Agreement. With respect to the items and access provided by Gap, as set forth in this Section, Supplier shall use commercially reasonable efforts to utilize such items and access to such systems only to the extent necessary for, and only in the performance of Services under this Statement of Work.

19.2	Gap Retained Responsibilities

(a)	Gap will provide general training, as reasonably requested by Supplier, on Gap’s custom Applications to Supplier’s Tier 2 and Tier 3 Support personnel.

(b)	Gap shall provide * access to Gap personnel authorized to Approve Changes to the Gap IT Environment.

(c)	For purposes of Disaster Recovery Activities, Gap shall be responsible for declaration of Disasters with respect to Gap facilities.

(d)	Gap shall provide the Help Desk with a continuously updated list of other Help Desks and/or “on call” personnel who are responsible for * and *, available * to receive and appropriately respond to notice of problems, including contact phone numbers, for Gap retained responsibilities.

(e)	Gap will provide written notification to Supplier as Gap Policies and Procedures are revised or updated.

(f)	Gap retains *.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 39

Exhibit A.3

Statement of Work

Store Services

Date: January 13, 2006

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit A.3	Gap/IBM Confidential and Proprietary Information

Exhibit A.3	Gap/IBM Confidential and Proprietary Information

Statement of Work

Store Services

I.	INTRODUCTION

1.1	Introduction

This Exhibit A.3 (Store Services Statement of Work) to the Agreement (this “Statement of Work”) sets forth the minimal store services that Supplier shall provide as of the Initiation Date, including services to provide (1) Point of Sale (“POS”) Services and (2) LRT Services to Gap’s Stores (collectively described as the “Store Services”). The Store Services described herein apply generally to all Services provided by Supplier to Gap pursuant to the Agreement and shall be provided utilizing Supplier’s best practices. With respect to the Store Services, Supplier will also perform all activities and requirements as specified in Exhibit A.2 (Cross Functional Services).

Supplier shall provide information on the Services using a media that is efficient, easy to use, and easily accessible by Gap Authorized Users and subject to Approval by Gap. Gap expects that Supplier will bring value to areas in addition to those identified in the Agreement and this Statement of Work. Supplier should describe any unique capabilities it possesses for assisting Gap in achieving additional improvements and describe how it would make such capabilities available to Gap.

Unless otherwise provided, references to Sections will be to Sections of this Statement of Work and references to Exhibits will be to Exhibits of the Agreement. The section headings in this Statement of Work are for reference purposes only and will not affect in any way the meaning or interpretation of this Statement of Work.

Supplier shall provide the Services as required to meet or exceed the Service Levels in Exhibit B.1 (Service Level Matrix). Supplier (i) has responsibility for the performance of the Services detailed in this Statement of Work; and (ii) shall be held responsible for the performance of the Services without regard to the use by Supplier of third-party products or suppliers. All changes to this Statement of Work will be mutually agreed to by the Gap and Supplier and implemented and managed using the Change Control Procedures.

1.2	Definitions

Except as otherwise expressly provided herein, or unless the context clearly requires otherwise, capitalized terms used in this Statement of Work shall have the meanings set forth below. Capitalized terms used in this Statement of Work but not otherwise defined in this Statement of Work shall have the meanings ascribed to them in Exhibit A.1 (Glossary to Statements of Work).

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“Agreement” means the Master Services Agreement dated as of the Reference Date between Gap and Supplier.

“POS” means point of sale.

“Store Equipment” means that Equipment upon which POS Services are performed by Supplier as specified in Exhibit D.16 (Gap Equipment).

“Store Help Desk” means the Gap-retained Help Desk which is the primary point of contact for Authorized Users regarding Store-related Services.

“Store Locations” means those Gap locations with Store Equipment as specified in Exhibit D.17 (Gap Sites).

“Store Server” has the meaning set forth in Section III(b)(1).

“Store Workstation” has the meaning set forth in Section III(b)(2).

II.	OPERATING PRINCIPLES AND OBJECTIVES

Supplier shall perform the Services in accordance with the terms of this Statement of Work:

(a)	Supplier shall be responsible for the Services described herein as provided as of the Initiation Date.

(b)	Precedence of obligations. The Parties acknowledge that certain obligations may be set forth in both this Statement of Work and elsewhere in the Agreement, and that in the event of a conflict, such conflict shall be resolved in accordance with Section 46.1 of the Agreement.

III.	POS SERVICES

(a)	Supplier shall perform the POS Services in accordance with the services description in Attachment A of this Statement of Work, and covered Equipment lists in Exhibit D.16 (Gap Equipment).

(b)	POS Services apply to the following Store Equipment as follows:

(1)	Store Servers includes a *. Typically a Store will have *. Store Server support consists of warranty and off-warranty hardware maintenance to provide responses in accordance with Exhibit B (Service Level Agreement). New Store Servers will include the purchase of a * response warranty by Gap.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(2)	Store Workstations includes a *. Store Workstation support services consist of warranty and off-warranty hardware maintenance to provide responses in accordance with Exhibit B (Service Level Agreement). New Store Workstations will include the purchase of a * response warranty by Gap.

(3)	The Point of Sale Configuration includes POS devices which together make up an automated POS register. These components are (A) a * such as *, (B) a *, such as *, and (C) a * such as *. POS Configuration services consist of warranty and off-warranty hardware maintenance to provide responses in accordance with Exhibit B (Service Level Agreement). New POS Configurations will include the purchase of a * warranty by Gap.

IV.	LRT SERVICES

Supplier shall perform the LRT Services in accordance with the services description in Attachment B of this Statement of Work, and covered Equipment lists in Exhibit D.16 (Gap Equipment). Such services at the discretion and mutual agreement between Supplier and Gap can be provided by other Suppliers in addition to or supplementing Symbol.

V.	GAP RESPONSIBILITIES

5.1	General

Except as otherwise agreed by the parties under this Agreement, Gap will be responsible for the items listed in the sections referenced below. Subject to Section 17.2 (Interfering Acts) of the Agreement, nothing in this Section V (Gap Responsibilities) shall relieve Supplier of its obligations under this Statement of Work or the Agreement. With respect to the items and access provided by Gap, as set forth in this Section and the relevant sections referenced below, Supplier shall use commercially reasonable efforts to utilize such items and access to such systems only to the extent necessary for, and only in the performance of Services under this Statement of Work.

5.2	Gap Retained Responsibilities

Gap shall be responsible for the Retained Responsibilities provided in Section 4 (Gap Retained Responsibilities) of Attachment A (Store POS and Network Equipment Maintenance (United States)) to this Statement of Work and Section B (Depot Services, Gap Responsibilities) of Attachment B (LRT and Access Point Product and Services) to this Statement of Work, respectively.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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Attachment A: Store POS and Network Equipment Maintenance (United States)

Generally

Under this Attachment A, IBM shall provide the Maintenance Services as described in this Attachment A for all Covered Machines, as defined below, at all Covered Locations, as defined below.

Definitions

Solely for the purposes of this Attachment A, the following capitalized terms used in this Attachment A shall have the meanings given below. Capitalized terms used but not defined in this Attachment A will have the meanings given them in the Agreement.

“Annual Performance Summary” shall have the meaning set forth in Section 5 (Deliverables) of this Attachment A.

“Accidental Damage” shall mean as the provision of Maintenance Services for Covered Machines damaged by incidental acts in the normal course of Gap’s business (including damages caused by liquid spills, foreign objects, loose or disconnected cables, or other such accidents).

“Beginning Inventory” shall mean the count of Covered Machines, by machine type, on the Reference Date. The Parties deem the Beginning Inventory to be as set forth in Exhibit D.16 (Gap Equipment), without regard to the actual count of Covered Machines at Covered Locations on the Initiation Date.

“CCO” shall mean *.

“Covered Locations” shall mean the Gap Store Locations and Store Lab Facilities listed in Exhibit D.17 (Gap Sites).

“Covered Machines” shall mean, at any given point in time during the term of this Attachment A, all IBM and Non-IBM Branded Machines that are then subject to the provision of Maintenance Services under this Attachment A. Covered Machines are listed in Exhibit D.16 (Gap Equipment) under Stores Equipment.

“CSR” shall mean an IBM field and/or network technician (Customer Service Representative) who performs Maintenance Services under this Attachment A.

“Current Inventory” shall mean, at any given point in time during the term of this Attachment A, the Beginning Inventory is Covered Machines as increased to reflect the number of Eligible Machines added to Maintenance Services coverage subsequent to the Reference Date and as decreased to reflect the number of Covered Machines removed from Maintenance Services coverage subsequent to the Reference Date.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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“Customer Replaceable Unit” or “CRU” shall mean a part which is designated in Table C-12.1 to Exhibit C as a CRU, which is provided by IBM to Gap for replacement by Gap.

“Customer Services Manager” shall have the meaning set forth in Section 2 (Maintenance Services Administration and Management) of this Attachment.

“Dispatch Order” shall mean the creation of an order in IBM’s electronic call management system to dispatch an IBM CSR to a Covered Location for the performance of On-site Break/Fix Services.

“Eligible Machine” is an IBM Branded or Non IBM Branded Machine of a type listed or described in Exhibit D.16 (Gap Equipment) Gap may add additional such Machines to the list from time to time. In the case of Non-IBM Branded Machines, however, replacements, successors and additions require IBM’s consent which shall not be unreasonably withheld or delayed. No such consents shall be required in the case of IBM Branded Machines.

“Gap Service Center Database” shall mean Gap’s designated asset management application(s) and database(s).

“Gap Store Support” shall mean the subdivision of Gap’s Information Technology organization that provides a help desk and other associated support services to Gap’s stores relating to their information technology needs.

“IBM Support Office” shall mean the IBM Project Manager and other people IBM may deem necessary or appropriate.

“Maintenance Services” shall mean the Services to be provided by IBM hereunder for Covered Machines. Such Services are described in this Attachment A.

“Maintenance Services Charges” shall mean the charges payable by Gap to IBM for the provision of the Maintenance Services.

“Monthly Performance Review” shall have the meaning set forth in Section 5 (Deliverables) of this Attachment A.

“OEM” shall mean, with respect to an IBM Branded or Non IBM Branded Machine, the original equipment manufacturer.

“On-site Arrival Period” shall mean the elapsed period of time it takes for an IBM CSR to arrive on site at a Covered Location to perform On-site Break/Fix Services, measured from the time the Service Request is placed by Gap (or released from technical call screening once technical call screening is agreed and implemented) until the CSR’s arrival at the applicable Covered Location.

“On-site Break/Fix Services” shall mean the IBM’s provision of Maintenance Services as detailed in this Attachment A, (including parts and labor and, where required,

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replacement IBM Branded and Non IBM Branded Machines) on-site at the affected Covered Location to restore malfunctioning Covered Machines to proper operation in accordance with their Specifications. On-site Break/Fix Services are described generally in Section 1.4 (Service Request Monitoring and Management) of this Attachment A.

“Pass-through Basis,” whether or not capitalized, shall mean at IBM’s actual, direct out-of-pocket cost without mark-up or administrative or service fee of any kind.

“POS” shall mean point of sale.

“Priority Response Level” shall mean the various priority levels for the On-site Break/Fix Services, together with their respective associated Service Levels for On-site Arrival Period and Problem Resolution Period.

“Priority Response Service” is an upgrade to IBM’s standard level of maintenance service permitting Gap to specify the Priority Response Level for On-site Break/Fix Services.

“PRL” shall mean Priority Response Level.

“Problem Resolution Period” shall mean the elapsed period of time it takes for IBM to fully restore a malfunctioning Covered Machine to proper operation in accordance with its Specifications, with the elapsed time for Problem Resolution measured from the time the Service Request is placed by Gap and received by IBM until the time when the full operation of the Covered Machine has been restored to its Specifications and IBM has entered the relevant data concerning the Service Call into IBM’s electronic call management system.

“Quarterly Comparison” shall have the meaning set forth in Section 5 (Deliverables) of this Attachment A.

“Scheduled Call” shall mean a Service Call for which Gap has agreed that the IBM CSR is to arrive at the affected Covered Location at a mutually agreed date and time.

“Service Call” shall mean each individual instance of IBM providing Maintenance Services hereunder in response to a Gap Service Request.

“Service Request” or “Gap Service Request” shall mean a Gap call or request to IBM for the provision of specific Maintenance Services.

“Service Request Call Duration” shall mean the duration of a Gap Service Request call with IBM, with the duration measured from the time Gap’s Service Request is placed electronically by Gap and received by IBM (or when Gap makes the telephone call to IBM in the case of Service Requests made by telephone) until the call has been completed by either being resolved by phone during the call or through IBM’s issuance of a Dispatch Order for On-site Break/Fix Services. For the avoidance of doubt, the Service Request Call Duration includes the time it takes IBM and Gap to conduct technical call screening, as well as any other time spent by IBM attempting to resolve the problem remotely during the call.

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“Standard Coverage” whether or not capitalized, shall have the meaning set forth in Section 1 (Maintenance Services and Tasks) to this Attachment.

“Technical Call Screening Process” shall have the meaning set forth in Section 1.1 (Service Request Call Handling and Technical Call Screening) to this Attachment.

“Year” shall mean each twelve (12) month period during the Term of this Statement of Work starting February 1, of such period; provided, however, that in the case of the first Year the period shall be from the Initiation Date through and including January 31, 2007.

1.	Maintenance Services and Tasks

IBM shall provide the Maintenance Services for Covered Machines according to the Service Levels set forth in Exhibit B.1 (Service Level Matrix) of the Agreement.

IBM will track, maintain and keep up-to-date the Current Inventory utilizing IBM’s inventory records to reflect the addition of, the changes to, the relocation of and the removal of Covered Machines to the extent performed by IBM or, if performed by Gap or a third party on behalf of Gap, to the extent Gap has provided IBM notice thereof.

The Maintenance Services shall include performance of the tasks and activities described below.

1.1	Service Request Call Handling and Technical Call Screening

Gap Store Support will provide a help desk to receive the initial call from users reporting problems with Covered Machines or seeking technical support with respect to Covered Machines. In the case of calls reporting problems with Covered Machines, Gap Store Support will perform the initial problem determination, including those tasks in Section 4, Gap Retained Responsibilities, and any responsibilities specifically identified as a Gap responsibility as part of the technical call screening process mutually developed and agreed to pursuant to Section 1.2 (Customer Replaceable Units (CRU)) of this Attachment A. If Gap Store Support requires technical support from IBM to assist in resolving a reported problem or determines that On-site Break/Fix Services will be necessary to resolve the problem, Gap Store Support will place a Service Request to IBM indicating the Priority Response Level requested. IBM will provide the Maintenance Services as described in this Attachment A and the Agreement.

IBM’s call placement system shall be available to receive Gap Service Request calls (and conduct technical call screening and remote problem resolution) *. In addition, electronic access to IBM’s call placement system and the * to Gap’s current electronic trouble ticket system shall be available (i.e., on-line and available to accept data input or entry) *, subject to the IBM Call Center Availability

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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Service Level in Exhibit B (Service Level Agreement). If IBM’s call placement system, electronic access to IBM’s call placement system or the * to Gap’s current electronic trouble ticket system are unavailable to a degree that causes disruptions to Gap that Gap reasonably believes to be significant to Gap’s business, Gap may so notify IBM, in which event IBM shall promptly take appropriate remedial actions to correct the problem or provide a workaround that is reasonably acceptable to Gap.

IBM shall provide Gap at least twenty-four (24) hours advance notice of scheduled maintenance downtime. In addition, IBM shall provide Gap prompt notice of any emergency maintenance downtime and any other outages.

Within the first * of the Term of this Attachment A, Gap and IBM will develop and agree to implement a joint technical call screening process (for Covered Machines other than *) intended to enhance the effectiveness of the problem determination process, with the objective of reducing the number of instances in which an IBM CSR is dispatched unnecessarily to perform On-site Break/Fix Services (the “Technical Call Screening Process”).

Gap will participate in the technical call screening for at least * percent (*%) of all Service Requests, provided, however, Gap shall retain the right, in its reasonable discretion, to terminate any such call(s) and request a dispatch.

If a reported problem is not corrected remotely within the applicable time period noted in the Procedures Manual for Service Request Call Duration set forth in Exhibit B (Service Level Agreement) or with a CRU, Gap may request IBM to dispatch a CSR to perform On-site Break/Fix Services according to this Attachment A and the Agreement or continue with the technical call.

IBM and Gap shall review and evaluate the effectiveness and cost-efficiency of the Technical Call Screening Process at * intervals during the first Year and * thereafter and shall work together in good faith to determine whether it should be continued and, if it should, what changes, if any, should be made to the process going forward to enhance its effectiveness and cost-efficiency for both Parties.

1.2	Customer Replaceable Units (CRU)

On a case by case basis Gap shall decide whether a problem is reasonably resolvable through use of CRU. For reported problems determined by Gap to be reasonably resolvable through use of a CRU, IBM will ship the applicable CRU to the designated Gap location in accordance with the applicable Service Levels set forth in Exhibit B (Service Level Agreement), at which point Gap store personnel will be responsible for removing the defective CRU from the malfunctioning Covered Machine, replacing the defective CRU with the replacement CRU provided by IBM and, unless otherwise instructed by IBM, using commercially reasonable efforts to return the defective CRU to IBM within * after

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3	Gap/IBM Confidential and Proprietary Information	Page 5

Gap’s receipt of the replacement CRU. Gap shall not be entitled to identify a problem as resolvable through use of a CRU unless the underlying part is listed on Table C-12.1 to Exhibit C. IBM may update Table C-12.1 to Exhibit C from time to time with Gap’s approval which shall not be unreasonably withheld or delayed.

Replaced CRU parts shall be returned employing the process set forth in Section 4 (Gap Retained Responsibilities) of this Attachment A below. If Gap has not returned a replaced CRU part to IBM within * of shipment by IBM of the replacement CRU, IBM may invoice Gap Store Support for the replaced CRU at the amount set forth on Table C-12.1 to Exhibit C; however, if Gap returns the replaced CRU within * after receipt of the replacement CRU from IBM, IBM shall credit Gap for any amounts already invoiced. IBM will notify both the store and Gap Store Support within * of the replacement CRU shipping if the replaced part has not been received by IBM.

1.3	On-site Break/Fix Services

The type of Maintenance Services for which Gap has subscribed hereunder entitle Gap to specify the Priority Response Level it requires for On-site Break/Fix Services on a Service Request by Service Request basis, based on the nature and severity of the reported problem. Descriptions of the different Priority Response Levels and their respective timeframes for On-site Arrival and Problem Resolution Periods are contained in Exhibit B (Service Level Agreement). Gap will specify the Priority Response Level it requires during the Service Request call. If Gap does not specify a Priority Response Level during the Service Request call, IBM will consider the request to be Urgent.

IBM will dispatch its CSR(s) for arrival on-site at the affected Covered Location in accordance with the applicable timeframe for On-site Arrival as set forth in Exhibit B (Service Level Agreement).

Upon arriving at a Gap location, the CSR will inform the Gap store manager on duty of his or her presence and obtain his or her consent to perform the On-site Break/Fix Service. If the manager on duty consents the CSR will carry out the On-site Break/Fix Service in accordance with the applicable timeframe for Problem Resolution Service Level set forth in Exhibit B (Service Level Agreement). If the Gap manager on duty does not consent, the CSR will contact Gap Store Support for a final decision about whether to proceed with the On-site Break/Fix Service or to defer it to a Scheduled Call and Gap Store Support shall communicate this decision to the CSR and the Gap manager on duty. If Gap Store Support defers the On-site Break/Fix Service, that Service Call shall be excluded from the measurement of IBM’s compliance with the Service Levels for the affected month.

The IBM CSR(s) will reload or reconfigure, as necessary, any software from the appropriate backup media, if available and provided by Gap, to restore the Covered Machine(s) so that it functions in accordance with its Specifications provided that this work is required due to a Covered Machine malfunction.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3	Gap/IBM Confidential and Proprietary Information	Page 6

The IBM CSR(s) will stand by on site for up to one hour upon completion of the On-site Break/Fix Service for the CSR to call Gap Store Support and for Gap to verify the successful completion of the On-site Break/Fix Service provided Gap promptly after receipt of the call from the CSR (i) verifies successful completion of the On-site Break/Fix Service, or (ii) informs the CSR that the On-site Break/Fix Service has not been successful. If (a) the CSR leaves the Gap site prior to Gap’s verification of successful completion, (b) the original problem reported remained unresolved, and (c) Gap places another Service Request with respect to that problem, then IBM will use the same trouble ticket for second and any subsequent Service Requests with respect to the same original problem on the same Covered Machine and the initial Service Request shall be considered unresolved until the problem is in fact resolved.

The IBM CSR(s) will report to IBM and to * the device type, model, serial number and Covered Location of any de-installed * and replacement * installed as part of the On-site Break/Fix Service. An IBM Branded Covered Machine that replaces another of the same model shall retain the same serial number as appropriate. IBM will record the actual On-site Arrival Period and Problem Resolution Period in IBM’s call tracking system, which will electronically communicate that information to Gap’s problem management system.

1.4	Service Request Monitoring and Management

IBM will provide Service Request management services * for Gap Service Requests, including performing the following tasks for each Gap Service Request:

(a)	Utilize an automated trouble ticket management system to view and monitor Gap Service Requests;

(b)	Coordinate Service Request activities and the scheduling of IBM CSRs providing On-site Break/Fix Services;

(c)	Measure, track and evaluate the progress of open Service Requests and provide relevant information to IBM and Gap Store Support as needed to facilitate the expeditious resolution of each Service Call; and

(d)	Promptly identify and escalate to the appropriate IBM escalation personnel any Service Calls that have the potential to miss the applicable On-site Arrival Period set forth in the Procedures Manual or Problem Resolution Period set forth in Exhibit B (Service Level Agreement), with the escalation personnel stepping in to use commercially reasonable efforts to complete such Service Calls within the applicable On-time Arrival Period and Problem Resolution Period, including the use of the escalation processes described in Section 1.6 (Out of Scope Repairs) to this Attachment below.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3	Gap/IBM Confidential and Proprietary Information	Page 7

1.5	Escalation of Service Calls

For any Service Call in Priority Response Level category Critical - T2/C2 - for which IBM fails to resolve the problem within the period set forth in Exhibit B (Service Level Agreement), IBM will provide initial notification to Gap within * after the failure to resolve the problem within the allotted period, providing Gap an explanation of the reason for the failure and an estimated time by which the problem will be resolved, and provide Gap frequent and relevant updates electronically thereafter until the problem is resolved. (Alternatively, if IBM has reason to believe that it is likely to fail to resolve the problem within the allotted time, IBM may place this call before actually failing to resolve the problem within the allotted time.) For any Service Call in Priority Response Level category Urgent - T4/C4 - for which IBM fails to resolve the problem within the period set forth in Exhibit B (Service Level Agreement), IBM will provide electronic updates via *.

1.6	Out-of-Scope Repairs

The IBM Maintenance Services do not cover the following:

(a)	Service of a Covered Machine damaged by malicious intent, gross misuse, modification of the Covered Machine (other than by IBM or its agents), natural causes such as fire or flood, improper maintenance by Gap or its agents, or unsuitable physical operating environment outside of Covered Machine Specifications. For this purpose, assuming IBM performs the initial installation, Gap’s operating environment as of the date of installation is deemed to be suitable;

(b)	Service of a Covered Machine with removed, or altered Covered Machine parts, or parts identification labels; provided, however, that alterations and removals by IBM or its agents, or by virtue of the CRU process, shall not trigger the application of this exclusion;

(c)	Accidental Damage;

(d)	Failures caused by a product for which IBM is not responsible; or

(e)	Accessories, and supply items listed as such in the applicable OEM Product Manual; parts designed to be replaced or consumed periodically during the useful life of the product (e.g., batteries and printer cartridges) that are listed as such in the product Documentation, and structural or cosmetic parts (or damage to structural or cosmetic parts, including damage and warping of any kind to the Covered Machine frames, housings and bezels) to the extent such parts or damage either have no impact on the operation of the Covered Machine or result from the

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3	Gap/IBM Confidential and Proprietary Information	Page 8

circumstances described in Section 1.8 (Non-IBM Branded Machines) of this Attachment A. Notwithstanding the foregoing, in the case of an IBM product, repair of a manufacturer’s defect shall not be treated as out of scope.

In addition to (a) above, IBM Maintenance Services for Non-IBM Branded Machines does not cover:

(1)	Covered Machine installation or engineering change activity;

(2)	correction of date related errors;

(3)	service of micro-code or firmware; or

(4)	service of features, parts, or devices not supplied by either (1) the Covered Machine’s OEM, or (2) IBM during the performance of Maintenance Services.

If Gap requests IBM to effect out-of-scope repairs for Covered Machines, then IBM will do so for the appropriate charges set forth in Tables C-9 (Project Labor Rates – Hourly), C-12.1 (Stores Hardware and Peripheral Unit Pricing – Part A) and C-12.2 (Stores Hardware and Peripheral Unit Pricing – Part B) to Exhibit C (Fees and Resource Baselines) of the Agreement, as authorized by Gap.

1.7	Repair Parts and Spares

IBM will maintain, at its own expense, adequate inventories of and supply arrangements for repair parts and replacement spares (including hard drives) for Covered Machines, at suitable geographic locations, to enable IBM to meet the timeframes for On-site Arrival and Problem Resolution set forth in Exhibit B (Service Level Agreement).

IBM shall determine, acting reasonably, whether a malfunctioning Covered Machine can be repaired properly through the use of repair parts or whether such Covered Machine should be replaced with a functionally equivalent Covered Machine.

Repair parts will be functionally equivalent to, and of at least the same quality as, the part replaced. IBM may use new or used parts, OEM parts, IBM Branded parts and non-OEM parts which are certified through the certification process noted below. If Gap or IBM determine that a replacement part does not function in Gap’s operating environment, the Parties will promptly work together to determine root cause of the problem. IBM will diligently and promptly work with Gap to certify the part, or another new part, in Gap’s operating environment. Gap will diligently and promptly work to certify such new part and will not unreasonably withhold or delay certification. Once the new part is certified by Gap, IBM will use such certified part to correct the reported problem. IBM shall not be measured on such Service Calls for Service Levels calculation, including

Exhibit A.3	Gap/IBM Confidential and Proprietary Information	Page 9

Service Level Defaults until a work-around is implemented by Gap or a part is certified by Gap. Service Calls by Gap related these failing parts will not be measured by IBM for call distribution purposes as defined in Exhibit B (Service Level Agreement). While a part is being identified and or certified, the Parties will promptly work together to determine whether there is a reasonable workaround and, if there is such a workaround, implement it.

Gap will acquire title to the replacement parts or replacement IBM or Non-IBM Branded Machines at the time of exchange and, conversely, as appropriate, IBM will acquire title to the failing parts or failing IBM or Non-IBM Branded Machines at the time of exchange, provided that before IBM will acquire title to any such parts or machines, IBM will perform a drive wipe on all storage devices using a mutually agreed process as documented in the Procedures Manual. The replacement item will assume the warranty or Maintenance Service status of the replaced item. Before IBM exchanges an IBM or Non-IBM Machine or part, IBM will disconnect all peripheral devices prior to the exchange of such Covered Machine or part. Gap will reimburse IBM, at IBM’s costs, for replacement parts that are not part of a Covered Machine as authorized by Gap. The replaced IBM or Non-IBM Machine or part shall be free of any legal obligations or restrictions that prevent its exchange.

1.8	Non-IBM Branded Machines

IBM’s provision of the Maintenance Services for Covered Machines that are Non-IBM Branded Machines shall be subject to the following:

(a)	Repair of Non-IBM Branded Machines is subject to the availability of repair parts and any technical support required of the OEM. If repair parts or OEM technical support become unavailable for any type of Non-IBM Branded Machine that is a Covered Machine, IBM shall so notify Gap and will use commercially reasonable efforts to provide the Maintenance Services in respect of that Covered Machine type for * after the date of such notification to Gap. IBM shall be excused from any failure to meet Service Levels applicable to the performance of such Maintenance Services during the * period where IBM can establish to Gap’s reasonable satisfaction that IBM’s failure to meet the applicable Service Level was attributable to the unavailability of repair parts or technical support required of the OEM. The Parties agree that commercially reasonable efforts may be insufficient to accomplish a repair in the absence of repair parts or OEM technical support;

(b)	Gap will comply with the OEM’s guidelines for Non-IBM Branded Machines pertaining to operator responsibilities, user maintenance procedures and supplies prior to placing a Service Request where reasonable and practical under the circumstances. Gap will also comply with such IBM guidelines for Non-IBM Branded Machines where mutually agreed;

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3	Gap/IBM Confidential and Proprietary Information	Page 10

(c)	IBM will provide preventative maintenance for Non-IBM Branded Machines where prescribed by the Covered Machine’s OEM in the OEM’s documentation for the Covered Machine;

(d)	Where IBM is responsible for maintenance of a Non-IBM Branded Machine, and IBM has an agreement with the OEM that IBM is allowed to provide warranty service, IBM shall coordinate with and manage the provision of any warranty service from the OEM; and

(e)	IBM shall provide reasonable cooperation with third Parties providing maintenance or warranty services for all non-Covered Machines.

1.9	*

In addition to the Maintenance Services provided generally by IBM for Covered Machines, IBM shall also do the following with respect to *:

(a)	IBM shall support each major release and version of * software for the longer of a period of * from * first commercial shipment of such release or version or the period it is generally supported by *;

(b)	IBM shall perform problem determination remotely via the IBM remote support center for such *;

(c)	IBM shall dispatch a CSR if On-site Break/Fix Services are required;

(d)	Upon arrival at the applicable Covered Location and before beginning work, the *. The IBM CSR will call and work with IBM’s network operations center;

(e)	IBM shall re-load network configuration information as required, either remotely or on-site; and

(f)	IBM shall authorize Gap for electronic access to * (“*”), which will provide Gap with technical and general information on * products, access to * online software library and solutions to known software problems.

1.10	Preventative Maintenance

As part of the Maintenance Services, throughout the term of this Attachment A, IBM will perform preventative maintenance of IBM Branded Covered Machines in accordance with the Covered Machine Specifications. In general, IBM CSRs will perform preventative maintenance throughout the Year while at Covered Locations to perform On-site Break/Fix Services.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3	Gap/IBM Confidential and Proprietary Information	Page 11

IBM’s obligations to perform preventative maintenance for Non-IBM Branded Covered Machines are set forth in Section 1.10 (Preventative Maintenance) of this Attachment A above.

2.	Maintenance Services Administration And Management

The Maintenance Services will be provided and managed by customer facing teams and operational units within IBM.

IBM will appoint a Customer Service Manager (who shall also be considered the IBM Project Manager for this Attachment A), subject to Gap’s approval, who will serve as Gap’s primary point of contact for the Maintenance Services (both in the United States and in Canada). The Customer Service Manager will be responsible for communicating and coordinating with Gap with regard to all aspects of the Maintenance Services, scheduling and organizing monthly service review meetings between IBM and Gap, managing the preparation and presentation to Gap of each of the Deliverables listed in Section 5 (Deliverables) of the Attachment A and otherwise managing and administering IBM’s performance of the Maintenance Services. The IBM Customer Service Manager shall be considered a Key Employee under the Agreement.

The IBM Customer Service Manager shall perform (or have performed) the following tasks:

(a)	Preparing and submitting on a timely basis the periodic reports required hereunder, with *;

(b)	Conducting regularly scheduled * meetings with Gap to review monthly Service Delivery Reports and conducting meetings with Gap to discuss other reports Gap may reasonably request and that IBM can provide from data reasonably available to IBM hereunder;

(c)	Coordinating the provision of Maintenance Services to Gap’s stores in Canada, acting as Gap’s primary point of contact with respect to such Services and providing consolidated management and administration of such Services with the Maintenance Services provided hereunder to Covered Locations in the United States;

(d)	Tracking and managing IBM’s overall plans relating to the provision of the Maintenance Services, including monitoring Gap plans made available to the IBM Project Manager for changes to Covered Machines;

(e)	Forecasting, with the assistance of Gap, and maintaining and keeping up-to-date the Current Inventory of Covered Machines;

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3	Gap/IBM Confidential and Proprietary Information	Page 12

(f)	Escalating any product quality, end-of-life or parts availability issues to the Gap Project Manager promptly after IBM becomes aware of such issues;

(g)	Tracking and making available to Gap Maintenance Service performance trends and monitoring the performance of the Maintenance Services to identify, resolve, and/or avoid issues and problems; and

(h)	Providing and using * maintenance management tools and methodologies.

3.	Electronic Communications System

In providing the Maintenance Services, IBM will use an *. IBM has provided and will maintain a software link from such system to Gap’s * call tracking system so that data is exchanged between the two (2) systems on a near real time basis in order to facilitate electronic creation of Service Requests, status monitoring and trouble ticket closing.

4.	Gap Retained Responsibilities

In support of the Services set forth in this Attachment A, except as otherwise agreed in the Agreement or this Statement of Work, Gap agrees:

(a)	to notify IBM whenever Gap wishes to add Eligible Machine types to an existing Covered Location or set up new Covered Locations;

(b)	once the * process is mutually agreed, to participate in that process according to its terms. Gap acknowledges that such participation will require reasonable participation of store personnel;

(c)	to strive to achieve the call distribution targets of Critical - *%, Urgent - *%, Next Business Day *% and CRU - *%;

(d)	where determined by Gap that a Customer Replaceable Unit can reasonably be used to repair a Covered Machine, Gap Store personnel will receive the CRU sent by IBM to the designated Gap location, remove the defective CRU from the inoperable Covered Machine, replace the defective CRU with the CRU provided by IBM, and, unless otherwise instructed by IBM, to use reasonable efforts to return the defective CRU to IBM within 30 days after Gap’s receipt of the replacement CRU;

(e)	to restrict use of any access codes IBM provides to Gap so that such codes are used only by those who are authorized to do so;

(f)	to timely provide IBM with information IBM reasonably requests but only to the extent necessary for IBM to perform the Maintenance Services . Gap shall also notify IBM of any changes to such information to the extent necessary for IBM to perform its obligations under this Attachment A;

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3	Gap/IBM Confidential and Proprietary Information	Page 13

(g)	to not use any electronic diagnostic and service delivery facilities provided by IBM for purposes other than to support Covered Machines;

(h)	to use the information obtained from IBM in the course of IBM performing the Maintenance Services only to support Gap’s information processing requirements within Gap’s enterprise;

(i)	to designate a person called the Gap Project Manager who will be Gap’s focal point for communications with IBM relative to the Maintenance Services and will either have the authority to act on Gap’s behalf in matters regarding the Maintenance Services or arrange for IBM access to the Gap personnel with such authority. Gap’s Project Manager will coordinate and arrange for IBM to be given access to Gap personnel, data, and information that is reasonably required by IBM to fulfill IBM’s responsibilities under this Attachment A. In executing this responsibility the Gap Project Manager will interface with the IBM Project Manager;

(j)	to participate in the technical call screening process as mutually agreed for at least * percent (*%) of all Service Requests;

(k)	to promptly review and consider problem determination, problem analysis, and service request procedures and changes thereto proposed by IBM to facilitate the performance of the Services;

(l)	that prior to IBM performing the Maintenance Services, Gap will secure all funds and appropriate data contained in a Covered Machine. If Gap fails to do so, IBM shall nevertheless perform the Services but shall not be responsible for the consequences related to Gap’s failure to secure all programs, data, and funds contained in a Covered Machine;

(m)	to use commercially reasonable efforts to increase efficiencies in Gap’s environment to the extent such efficiencies do not create other costs for Gap or otherwise have a material adverse impact on Gap;

(n)	to place Service calls *;

(o)	to designate initial Covered Locations to be covered by Maintenance Services and any new or relocated Covered Locations. Provide IBM thirty (30) days advance notice of any changes in Covered Locations;

(p)	to designate Critical Service Levels;

(q)	to have Gap staff available when IBM arrives to provide requested support or schedules a Maintenance Services visit. Gap users, perform initial problem determination, place Service Requests as necessary to IBM, and indicate the Priority Response Level on the Service Request;

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3	Gap/IBM Confidential and Proprietary Information	Page 14

(r)	to provide appropriate backup media of software when Gap desires CSR to reload or reconfigure software on Covered Machines after the repair of a malfunctioning Covered Machine;

(s)	to promptly verify the successful completion of an On-site Break/Fix Service; and

(t)	to promptly work with IBM to determine the root cause when a repair part does not function in Gap’s operating environment, diligently and promptly work to certify a replacement part that does work, promptly work with IBM to determine whether there is a reasonable workaround, and work with IBM to implement such work around if appropriate.

5.	Deliverables

IBM shall provide to Gap as the Deliverables under this Attachment A the documents described in the Table below.

Document	Description
*	*

*	*

*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3	Gap/IBM Confidential and Proprietary Information	Page 15

Attachment B: LRT and Access Point Product and Services

Definitions

Solely for the purposes of this Attachment B, the following capitalized terms used in this Attachment B shall have the meanings given below. Capitalized terms used but not defined in this Attachment B will have the meanings given them in the Agreement.

“Abused Units” shall mean units damaged due to physical abuse as described in this Attachment B.

“AUTO-ADD” shall mean * process of placing warranted and non-warranted equipment purchased from *, onto Support Services contract.

“Consumable Items, Parts or Accessories” shall include, but is not limited to, batteries, cables, print heads, carrying case, paper, diskettes, tapes and ribbons for the tangible products made available to Gap.

“Custom Documentation” shall mean any documentation that describes or references any Gap specific activity, process, procedure, or configuration for either software or hardware.

“Depot Replacement Order” shall mean the emailed orders placed for replacement equipment by the Gap Store Support desk on behalf of the store, as discussed in Section B (Depot Services) of this Attachment B.

“Depot Services” shall mean the services provided under Section B (Depot Services) of this Attachment B.

“Documentation” shall mean the IBM and or OEM commercial supplied documentation made available in hard copy or in electronic form with the Products, or by posting to a website, or otherwise specified in this Attachment B.

“Hardware” shall mean the tangible product(s) made available to Gap and specified in Exhibit D.16 (Gap Equipment).

“Maintenance Services” shall mean the services provided by IBM for equipment listed in Exhibit D.16 (Gap Equipment) and the services described in this Attachment B.

“MIA (Missing In Action)” shall mean non-functioning missing Hardware that has not been received by IBM or OEM supplier from Gap Stores for 30 days or more after being replaced with functioning Hardware.

“Outbound Repairs” shall mean the outbound shipment of repaired OEM equipment to the Gap department requesting repairs.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3	Gap/IBM Confidential and Proprietary Information	Page 16

“Out of Box Failures” shall mean equipment that is sent from a Third Party Vendor to the OEM Repair Center, or to a Gap location, intended to be functioning, but arrives in a non-functioning state.

“Patch Time” shall mean the amount of time, from Gap’s initial call, until IBM provides a permanent fix to the error or issue.

“Price List” shall mean the fees listed in Table C-12.2-5 to Exhibit C.

“Product” shall mean Hardware and/or Software.

“Professional Services” shall mean the IBM services provided under this Attachment B.

“Purchase Order” shall mean a written or electronic order from Gap to IBM for Hardware or Services to be purchased, licensed or otherwise made available by IBM under this Attachment B.

“Repair Center” shall mean the location at which Depot Services and Maintenance Services, are provided as set forth in this Attachment B.

“Resolution Time” shall mean the amount of time, from Gap’s initial call, until IBM provides a workaround or fix to the error or issue.

“Response Time” shall mean the amount of time until a knowledgeable IBM customer support resource responds to Gap’s initial call.

“Running Inventory” shall mean total Hardware owned by Gap as specified in Exhibit D.16 (Gap Equipment) covered under this Attachment B that is currently located at a third party repair center for repair. The inventory shall be tracked separately for stores and Distribution Centers.

“Service Order Form (SOF)” shall mean the order form attached hereto as Addendum 2 to this Attachment B which shall be used by the parties to document specific products, pricing, quantities, Gap site and other related information for the Support Services ordered by Gap. The terms and conditions of this Attachment B prevail over any terms and conditions in the SOF.

“Software” shall mean the machine readable (object code) version of all computer programs made available by IBM in this Attachment B for license by Gap.

“Spares Pool” shall mean the repaired spare inventory of equipment located at the OEM, third party Repair Center or Gap facilities used to replace broken equipment in Gap stores.

“Spares Pool Inventory” shall mean the spare inventory of equipment for Gap stores to be sent to the store upon receipt of the corresponding Depot Replacement Order.

Exhibit A-3	Gap/IBM Confidential and Proprietary Information	Page 17

“IBM Depot Business Hours” support shall mean 8AM to 5PM Mountain Standard Time (MST), Monday through Friday, and for Software support shall mean 8AM to 5PM Pacific Time (PT) excluding national holidays recognized by IBM: New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and two discretionary holidays identified by IBM before January 5th of each year. IBM will provide at least 30 days advance notice of discretionary holidays.

“Support Services” shall mean services provided by IBM to Gap as described in this Attachment B.

“Third Party Equipment” shall mean non-IBM equipment that is listed in Exhibit D.16 (Gap Equipment). The manufacturer of the equipment repairs this equipment.

“Third Party Inventory” shall mean the spare inventory of Third Party equipment for Gap stores to be sent to the store upon receipt of the corresponding Depot Replacement Order.

Support Services –General

Gap has purchased under this Attachment B Support Services as described in this Attachment B for all covered equipment listed in Exhibit D.16 (Gap Equipment). IBM will provide, at the OEM or third party repair center, facilities for storing and repairing equipment. All equipment that is sent to Gap from the Repair Center should be tested utilizing a Gap Test environment to validate the equipment is functioning as desired by Gap. The LRT support services will be provided under an existing Symbol agreement for a mutually agreed to period of time.

Inventory Management

For all in-scope equipment listed in Exhibit D.16 (Gap Equipment) at the OEM or third party repair center:

1.	IBM shall store Gap equipment separate from other customers.

2.	Gap will have the right, upon request to visit the OEM or third party repair center and to conduct an inventory count of the Gap equipment at the Repair Center. Gap shall provide two Business Days notice of the requested visit.

3.	IBM will address discrepancies between Gap’s inventory counts and IBM inventory counts within *. In the event that equipment is not located, IBM will replace the missing equipment or refund Gap the current price of the missing equipment within *. This would exclude MIA equipment not returned from Gap stores to the depot.

A.	MAINTENANCE SERVICES

IBM RESPONSIBILITIES: In consideration of the Maintenance Services fees paid by Gap, IBM shall promptly provide the following Maintenance Services for equipment described in Exhibit D.16 (Gap Equipment) as receiving Maintenance Services in accordance with the provisions of this Attachment B at the OEM or third party repair center:

1.	Provide Maintenance Services during IBM Depot Business Hours.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3	Gap/IBM Confidential and Proprietary Information	Page 18

2.	Receive Hardware for repair from Gap or Gap stores and track units as returned based on store number or other identifying information.

3.	Hardware is repaired and returned to the Spares Pool for stores or repaired and returned to requesting Gap party.

4.	Provide repair of IBM branded equipment within ten (10) Business Days of receipt from Gap.

5.	Provide overnight shipment on all outbound repairs. Destination of each shipment to be provided by Gap. Orders placed by Gap after 3:00 PM MT will be shipped the following Business Day.

(a)	For Depot Replacement Orders. IBM, OEM or Third Party provider ships Depot Replacement Orders utilizing the shipping method as defined by Gap the same day the order was placed, for next morning delivery, including Saturdays. The process will include in the box: pre-printed return airbill, easy return instructions and appropriate customs forms for all Canadian shipments. The pre-printed return airbill form will include; incident ID number, equipment serial number and Repair Center address.

(b)	Service Levels for the Services described in this Attachment B will be set forth in Exhibit B (Service Level Agreement).

6.	IBM, OEM or Third Party shall use normal commercial standard packaging for all items to be shipped from IBM to Gap.

7.	Track and report Spares Pool Inventory – by serial number, store number and incident number. To the extent and manner in which the IBM, OEM supplier or Third Party provider is currently tracking and reporting the Spares Pool Inventory through existing agreements.

8.	Track and report MIA inventory – by Incident ID, Store number and, when provided by Gap, serial numbers. The fees for the tracking and reporting of MIA inventory are included in the Charges, listed in Exhibit C (Fees and Resource Charges). MIA inventory will fall into one of the two following categories:

(a)	Hardware tracked for return (The units will be tracked for return for 30 days, reported on the monthly Gap Inventory Analysis Report, then fall onto the MIA Report); or

(b)	Units that have not been returned for over 30 days shall be considered MIA and reported on the MIA Report.

Exhibit A.3	Gap/IBM Confidential and Proprietary Information	Page 19

9.	For items received that are considered Abused Units, IBM will request Gap authorization to repair or scrap. IBM must obtain written Gap approval prior to repair or scrapping of equipment. Repair, if authorized, will be accomplished on a Time and Materials basis using the appropriate rates set forth in Tables C-9 (Project Labor Rates – Hourly), C-12.1 (Stores Hardware and Peripheral Unit Pricing – Part A) and C-12.2 (Stores Hardware and Peripheral Unit Pricing – Part B) to Exhibit C (Fees and Resource Baselines). If prior written approval is not obtained, Gap will not be responsible for any fees for such repairs and IBM will be responsible to replace any items scrapped. . To the extent and manner in which the IBM, OEM supplier or Third Party provider is currently tracking and reporting the Spares Pool Inventory through existing agreements. Approval shall be obtained from:

For Stores:

*

For Distribution Centers:

*

10.	For items received that are not designated for Maintenance Services, IBM will request authorization from Gap to either return to Gap or scrap. IBM must obtain written Gap approval to scrap these items. If prior written approval is not obtained, Gap will be reimbursed for these items. Approval shall be obtained from:

For Stores:

*

For Distribution Centers:

*

11.	IBM or OEM supplier will generate the following management reports.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3	Gap/IBM Confidential and Proprietary Information	Page 20

Title	Frequency	Due	Recipients	Brief Description	Information Included

*	*	*	*	*	*

*	*	*	*	*	*

*	*	*	*	*	*

*	*	*	*	*	*

*	*	*	*	*	*

*	*	*	*	*	*

*	*	*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3	Gap/IBM Confidential and Proprietary Information	Page 21

12.	When Gap requests additional reports IBM will consider each request on a case-by-case basis, within a commercially reasonable time period.

13.	AUTO-ADD to this Attachment B Gap’s purchases of all new quantities of units of the same Hardware type(s) for the same service coverage as covered by this Attachment B. IBM shall provide written notice to Gap * prior to adding equipment to Maintenance Services. Hardware not covered by this Attachment B does not qualify. AUTO-ADD coverage is available only on Hardware purchased directly from IBM, OEM supplier or from an IBM, OEM authorized reseller or third-party equipment provider.

14.	Written notification of AUTO-ADD changes shall be sent to:

For Stores:

*

And

For Distribution Centers:

*

15.	If requested by Gap to include OEM Hardware as a Covered Machine, IBM may inspect OEM Hardware that is not a Covered Machine or is not covered by a Maintenance Services Agreement and is out of warranty. If required and authorized by Gap, IBM shall perform services to bring the Hardware to OEM commercial specification using the appropriate rates set forth in Tables C-9 (Project Labor Rates – Hourly), C-12.1 (Stores Hardware and Peripheral Unit Pricing – Part A) and C-12.2 (Stores Hardware and Peripheral Unit Pricing – Part B) to Exhibit C (Fees and Resource Baselines), as authorized by Gap.

16.	Provide commercially reasonable efforts to effectively assist Gap by telephone, facsimile, or electronic mail as requested for information including Product use, configuration and troubleshooting.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3	Gap/IBM Confidential and Proprietary Information	Page 22

17.	IBM shall make a commercially reasonable effort to notify Gap in writing in advance when original equipment parts listed in Exhibit D.16 (Gap Equipment) are unavailable or are re-engineered.

18.	IBM will notify Gap in writing of any notices IBM receives of recalled part(s).

19.	Within * prior to any change or enhancement(s) to any OEM Hardware listed in Exhibit D.16 (Gap Equipment), IBM will provide any and all applicable updated Documentation.

20.	Upon request, provide review of Gap Store Support documentation for any recommended enhancements or modifications related to Maintenance Services, at no additional charge.

21.	IBM shall provide to Gap, at Gap’s request, in OEM provider’s standard format, a history of all Maintenance Services performed on all Hardware during the previous quarter by the middle of the month following the quarter end.

22.	In accordance with this Attachment B, at no additional cost to Gap, promptly provide preventive maintenance in accordance with each Hardware manufacturer’s recommended preventive maintenance procedures and schedules, on-site and off-site as appropriate, and complete periodic inspections, test, Hardware performance analyses, and repairs to the Hardware. IBM shall also periodically review the historical maintenance and support records of the Hardware in order to anticipate and remedy potential faults.

23.	IBM shall use commercially reasonable efforts to provide Gap with minimum five months written notice before relocating the OEM Repair Center. All costs of relocation of Hardware would be borne by IBM. IBM shall use commercially reasonable efforts to review the depot relocation plan with Gap at least 30 days prior to initiation of the relocation.

B.	DEPOT SERVICES

IBM RESPONSIBILITIES: IBM shall provide the following Depot Services in accordance with the provisions of this Attachment B. Hardware that is designated for Depot Services is identified in the Exhibit D.16 (Gap Equipment) as receiving Depot Services:

1.	Provide Depot Services during IBM Depot Business Hours.

2.	Provide overnight shipment on all outbound Depot Replacement Orders utilizing the shipping method defined by Gap. IBM ships Depot Replacement Orders the same day the request is received from Gap, for next morning delivery, including Saturdays. IBM will include in the box: pre-printed return airbill, easy return instructions and appropriate customs forms for all Canadian shipments. The pre-printed return airbill form will include; incident ID number, equipment serial number and Repair Center address. Orders placed by Gap after 3:00 PM MST will be shipped the following Business Day.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3	Gap/IBM Confidential and Proprietary Information	Page 23

3.	IBM will include, as part of Depot Services, the battery optimization program for the *, which is to include testing, charging and replacement. If a replacement battery is required, Gap is responsible to purchase the battery.

4.	Receive Hardware for repair from Gap stores and distribution centers, and track units as returned based on store number and serial number or distribution center name and serial number. If IBM is unable to identify the equipment, IBM will contact Gap to determine how to track the unit.

5.	Return working or repaired equipment to the Spares Pool within one (1) Business Day.

6.	IBM will provide management of Third Party equipment:

(a)	Track and report on all Third Party equipment sent and received by serial number, store number and Third Party Vendor.

(b)	Maintain daily inventory of all Third Party units and accessories.

(c)	Within 3 Business Days of receipt from Gap to OEM repair center, test and track functionality of equipment sent for repair. This service level is limited to an aggregate of * pieces submitted per day for repair. Should the number of pieces exceed * pieces per day, IBM will notify Gap of anticipated repair response times.

(d)	Within * of receipt from Third Party to OEM repair center, test and track functionality of equipment returned as repaired by Third Party. All equipment received as non-functioning by the OEM repair center, from the Third Party, will be designated as an Out of Box Failure and tracked as such. This service level is limited to an aggregate of * pieces per day submitted for repair. Should the number of pieces exceed * pieces per day, IBM will notify Gap of anticipated repair response times.

(e)	Functioning equipment will be returned to the spares pool within one Business Day.

(f)	Non-functioning equipment, including Out of Box Failures, will be sent to the appropriate Third Party for repair within 1 Business Day of completion of testing.

(g)	Report to Gap, trends and escalation for any Third Party issues.

(h)	Maintain ‘due-back’ list of units shipped to Third Party Vendor for repair.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3	Gap/IBM Confidential and Proprietary Information	Page 24

(i)	Battery maintenance on all batteries returned from Paxar. Paxar batteries are tested by OEM provider. Batteries below 80% capacity are disposed of by OEM provider and IBM notifies Gap of these disposed batteries. Batteries above *% capacity are returned to the spares pool.

7.	For items received that are not designated for Depot Services, IBM will request authorization from Gap to either return to Gap or scrap. Authorization will be provided by:

*

8.	Track and Report Spares Pool Inventory—by serial number, store number and incident number.

9.	Track MIA inventory – by Incident ID, store number and where provided by Gap Serial numbers. MIA inventory will fall in to one of two categories:

(a)	Hardware tracked for return (The units will be tracked for return for 30 days, reported on the monthly Gap Inventory Analysis Report, then fall onto the MIA Report); or

(b)	Units that have not been returned for over thirty (30) days shall be considered MIA and reported on the MIA Report.

10.	Track Third Party Inventory—by serial number and incident number.

11.	IBM shall use normal commercial standard packaging for all items to be shipped from IBM to Gap.

12.	Provide periodic review of Gap Store Support documentation for any recommended enhancements or modification related to Depot Services.

13.	Provide to Gap access and support to IBM’s electronic service portal.

14.	Provide to Gap a IBM Customer Advocate.

15.	IBM Repair Center management team will conduct quarterly reviews with Gap to discuss IBM’s performance, trends, root cause analysis of all hardware failures and no trouble found units, comparison of like product repairs and reported failures and any other pertinent issues.

16.	IBM will generate the following management reports.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3	Gap/IBM Confidential and Proprietary Information	Page 25

Title	Frequency	Due	Recipients	Brief Description	Information Included
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3	Gap/IBM Confidential and Proprietary Information	Page 26

Title	Frequency	Due	Recipients	Brief Description	Information Included

*					*

*	*	*	*	*	*

*	*	*	*	*	*

GAP RESPONSIBILITIES:

1.	Gap agrees to notify IBM promptly following the discovery of any error. Further, upon discovery of an error, Gap agrees, if requested by IBM, to submit to IBM a list of output and any other data that IBM may reasonably require to reproduce the error and the operating conditions under which the error occurred or was discovered.

2.	To initiate a Depot Replacement Order, Gap will send an email notification with store number, part description and problem number for replacement items.

3.	Arrange for the transport of Hardware needing repair to the IBM Repair Center from a Gap location.

4.	Gap will incur additional charges, at rates defined herein, for any of the following activities, which are not covered under Support Services:

(a)	Replacement of Consumable Items, Parts or Accessories.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3	Gap/IBM Confidential and Proprietary Information	Page 27

(b)	Repair of units determined to be Abused Units, or units damaged by natural disasters.

(a)	Repair of Hardware not specifically listed as receiving Maintenance Services in Exhibit D.16 (Gap Equipment). IBM must obtain written Gap approval for repair of non-covered Hardware prior to providing repair services. If prior written approval is not obtained, Gap will not be responsible for any fees for such repairs.

C.	SOFTWARE SUPPORT

IBM, through its OEM supplier, will provide Support Services during IBM Depot Business Hours. IBM shall provide resources in accordance with the severity assigned by Gap to each problem. Both parties will participate in monthly problem management review meetings to assess the root cause of each problem and to review the time-to-resolution.

PRODUCTION SUPPORT SERVICE OBJECTIVES

Product Severity Level	Response Time	Resolution Time	Patch Time

Severity 1	*	*	*

Severity 2	*	*	*

Severity 3	*	*	*

1.	Response Time shall mean the amount of time until a knowledgeable IBM customer support resource responds to Gap’s initial call.

2.	Resolution Time shall mean the amount of time, from Gap’s initial call, until IBM provides a workaround or fix to the error or issue.

3.	Patch Time shall mean the amount of time, from Gap’s initial call, until IBM provides a permanent fix to the error or issue.

4.	*

D.	SERVICES TO REPAIR EQUIPMENT NOT COVERED BY SUPPORT SERVICES

1.	Support Services coverage, under this Attachment B, does not include physical damage, misuse, unauthorized alterations or attempts to repair, abnormal operating environments, man made or natural disasters, direct lightning damage, nor damage to Consumable Items, Parts or Accessories, such as tapes, diskettes, ribbons, paper, cables, print heads, batteries or chargers, and any associated equipment or system. Hardware submitted for repair under these conditions will be subject to an additional fee to bring Hardware up to IBM’s Documentation as set forth in this Attachment B.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3	Gap/IBM Confidential and Proprietary Information	Page 28

2.	Gap may elect for select equipment that is not covered by the Support Services or Product Warranty under List of Hardware in Exhibit D.16 (Gap Equipment), to be repaired at the OEM supplier’s Depot by following the process described below:

(a)	Gap, or a Gap authorized and approved third party, will ship units that require repair to the OEM Depot.

(b)	Gap will provide an authorization letter in accordance with Addendum 1 to this Attachment B to repair listed equipment.

(c)	IBM will proved a price quote and return date for requested repair work.

(d)	Gap will create and electronically send a Purchase Order for requested repair work. Gap will specify shipping method within this Purchase Order.

(e)	Upon receipt of Purchase Order from Gap, IBM will provide estimated repair time to Gap contact.

(f)	IBM shall ship repaired equipment to the return address identified in the authorization letter using the most cost-effective method available.

(g)	IBM shall invoice the repair costs at the rates identified in Table C-12.5 to Exhibit C and any pass-through shipping expenses to the Gap person who authorized the repair via the authorization letter.

Exhibit A.3	Gap/IBM Confidential and Proprietary Information	Page 29

ADDENDUM 1 TO ATTACHMENT B

REPAIR AUTHORIZATION FOR EQUIPMENT NOT COVERED BY MAINTENANCE AGREEMENT SAMPLE

Date:

To:

IBM

Address

ATTN: GAP DEPOT

Re: Gap Equipment in need of repair

To Whom It May Concern:

Attached to this letter is a spreadsheet with the detailed description of Gap equipment in need of repair. We have been informed that the turnaround time for the return of the repaired equipment is, as quoted by IBM, [number of days], from IBM’s receipt of repair authorization. Proper repair authorization is defined as a combination of both this letter and a signed purchase order from Gap. If there are any changes or concerns, please notify the person authorizing this repair.

Please have the serviced equipment returned to the specified address below:

Thank you,

Exhibit A.3	Gap/IBM Confidential and Proprietary Information	Page 30

ADDENDUM 2 TO ATTACHMENT B

Service Order Form

Generally

The following Service Order Forms are samples of information provided from IBM to Gap for Support Services.

IBM	SERVICE DIRECTOR:
ACCOUNT MGR:
SALES AREA:

*	VAR REFERRAL:

Purchase Order No:	☒ Add to Existing Contract #: RENEWAL

INITIAL COVERAGE PERIOD (including warranty time frame: years)
Effective: INITIAL COVERAGE PERIOD (including warranty time frame: years)	Effective: Expiring:

SAP BILL TO #COMPANY SEND BILL TO:	SAP SHIP TO #COMPANY MAIL CONTRACT TO :

ATTN COMPANY:	ATTN COMPANY:

TITLE ATTN:

ADDRESS 1:	ADDRESS 1:

ADDRESS 2: PO BOX/SUITE:	ADDRESS 2: PO BOX/SUITE:

CITY: STATE: ZIP:	CITY: STATE: ZIP:

PHONE: FAX:	PHONE: FAX:

Billing	Frequency: A
Contract	Discount: Included In Pricing Below

O&P #	Product Number	Qty	Basic Service Code	Response Option	Covered Days Option	Covered Hours Option	Service Zone	Other Option 1	Other Option 2	Other Option 3	Other Option 4	Monthly Service Charge (Per Unit) Warranty/ Post Warranty[1]

1	Price may not reflect any applicable discounts for Payment Terms, Quantity, Contract Term or VAR/Distributor discount.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3	Gap/IBM Confidential and Proprietary Information	Page 31

O&P #	Product Number	Qty	Basic Service Code	Response Option	Covered Days Option	Covered Hours Option	Service Zone	Other Option 1	Other Option 2	Other Option 3	Other Option 4	Monthly Service Charge (Per Unit) Warranty/ Post Warranty2

2	Price may not reflect any applicable discounts for Payment Terms, Quantity, Contract Term or VAR/Distributor discount.

Exhibit A.3	Gap/IBM Confidential and Proprietary Information	Page 32

IBM	☐ FORM NOT BEING USED, SEE ATTACHMENT[3]

Site Name:

Address 1:

Address 2:

City:		State:		Zip Code:

Telephone:	Fax:			Data Line:

Contact / Extension:

[3]	Must provide all required information.

Exhibit A.3	Gap Confidential and Proprietary Information	Page 33

SERVICE ORDER FORM

Site Name:

Address 1:

Address 2:

City:		State:	Zip Code:

Telephone:	Fax:		Data Line:

Contact / Extension:

Address 1:

Address 2:

City:		State:	Zip Code:

Telephone:	Fax:		Data Line:

Contact / Extension:

Attach additional forms (B026) as required.

Exhibit A.3	Gap Confidential and Proprietary Information	Page 34

IBM	FORM NOT BEING USED, SEE ATTACHMENT[4]

Item #	Site #[5]	Option & Pricing #[6]	Serial Number	Product Number	Invoice # /Line Item

1

2

3

4

5

6

7

8

9

10

11

12

13

14

15

16

17

18

19

20

21

22

23

24

25

26

27

28

29

30

Attach additional forms (B027) as required.

[4]	Must provide all required information.
[5]	As identified on Page 3 or Form B026.
[6]	As identified on Page 1 or Form B038.

Exhibit A.3	Gap Confidential and Proprietary Information	Page 35

IBM

IMPORTANT NOTICE TO CUSTOMER:

AUTO RENEW OPTION: This agreement shall renew automatically for successive one-year terms per the attached Terms and Conditions, Section 3.0:

By signing customer DECLINES:

AUTO ADD OPTION: IBM shall automatically add to this agreement any new quantities with the corresponding service coverage of the above listed products ordered directly from IBM per the Agreement:

By signing customer DECLINES:

Date of Quote:

CQFP:

SCA:

Contract No.:

Processed Date:

Resp. Region:

IBM CONTRACTS MANAGEMENT USE ONLY:

	Customer	IBM
Required Signature:

Name (Print):

Title:		Account Manager

Date:		07/22/03

By signing, customer agrees to IBM’s Terms and Conditions.

This Service Agreement includes the following attachments and/or addenda:

1.

2.

3.

4.

5.

Exhibit A.3	Gap Confidential and Proprietary Information	Page 36

Required Signature:

Name (Print):

Title:

Date:

By signing, customer agrees to IBM’s Terms and Conditions

Exhibit A.3	Gap Confidential and Proprietary Information	Page 37

Exhibit A.4

Statement of Work

End User Support Services

Date: January 13, 2006

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit A.4	Gap/IBM Confidential and Proprietary Information

Exhibit A.4	Gap/IBM Confidential and Proprietary Information

I.	GENERAL

1.1	Introduction

This Exhibit A.4 (End User Support Services Statement of Work) to the Agreement (this “Statement of Work”) sets forth the minimal end user support services that Supplier shall provide as of the Initiation Date, with respect to the following service areas as identified in the table of contents to this Statement of Work and as more particularly described in this Statement of Work (individually each, a “End User Support Service,” and collectively described as the “End User Support Services”). The End User Support Services described herein apply generally to all Services provided by Supplier to Gap pursuant to the Agreement and shall be provided utilizing Supplier’s best practices. With respect to the End User Support Services, Supplier will also perform all activities and requirements as specified in Exhibit A.2 (Cross Functional Services).

Supplier shall provide information on the End User Support Services using a media that is efficient, easy to use, and easily accessible by Gap Authorized Users and subject to Approval by Gap. Gap expects that Supplier will bring value to areas in addition to those identified in the Agreement and this Statement of Work. Supplier should describe any unique capabilities it possesses for assisting Gap in achieving additional improvements and describe how it would make such capabilities available to Gap.

Unless otherwise provided, references to Sections will be to Sections of this Statement of Work and references to Exhibits will be to Exhibits of the Agreement. The section headings in this Statement of Work are for reference purposes only and will not affect in any way the meaning or interpretation of this Statement of Work.

Supplier shall provide the Services as required to meet or exceed the Service Levels in Exhibit B.1 (Service Level Matrix). Supplier (i) has responsibility for the performance of the Services detailed in this Statement of Work; and (ii) shall be held responsible for the performance of the Services without regard to the use by Supplier of third-party products or suppliers. All changes to this Statement of Work will be mutually agreed to by the Gap and Supplier and implemented and managed using the Change Control Procedures.

1.2	Statement of Work Functionality

Per Gap requirements, there are several different sets of Statement of Work functionality defined for several different Gap entity requirements as follows:

(a)	Corporate Workstation support services consist of *;

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 1

(b)	Corporate Workstations (Off-warranty) support services consist of *;

(c)	Distribution Center Workstation support services consist of *. IMACs for Distribution Center Workstations are not included in the Corporate IMAC baselines. Warehouse Devices (other than Distribution Center Workstations) support will be provided by on-site Supplier personnel and shall include swapping the broken device with a Gap-provided spare, facilitation of repair (via authorized * charges or ship to/call the Gap third party maintenance or warranty provider), and redeployment. Support categories and charges for Warehouse Devices may be updated by Change Management as mutually agreed by the Parties. Warehouse Devices are set forth in Exhibit D.16 (Gap Equipment);

(d)	International/GID Workstation support services consist of *. On-site support (software and hardware break/fix and hardware maintenance) remains the responsibility of the local Gap entity; and

(e)	Store Workstation services are defined in Exhibit A.3 (Store Services Statement of Work) and are excluded from this Statement of Work.

1.3	Definitions

Except as otherwise expressly provided herein, or unless the context clearly requires otherwise, capitalized terms used in this Statement of Work shall have the meanings set forth below. Capitalized terms used in this Statement of Work but not otherwise defined in this Statement of Work shall have the meanings ascribed to them in Exhibit A.1 (Glossary to Statements of Work).

“Add” has the meaning set forth in Section VIII(a)(5).

“Agreement” means the Master Services Agreement dated as of the Reference Date between Gap and Supplier.

“Build” has the meaning set forth in Section VIII(a)(7).

“Cascade” has the meaning set forth in Section VIII(a)(4).

“Change” has the meaning set forth in Section VIII(a)(6).

“De-Install” has the meaning set forth in Section VIII(a)(3).

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 2

“Deskside” means technical support provided at the location where the equipment is installed or typically located.

“FTE” or “Full Time Equivalent” means a Full-Time resource or multiple resources assigned by Supplier to provide the Services.

“IMAC” has the meaning set forth in Section VIII (Installs, Moves, Adds and Changes (IMACs)).

“Initial Pilot” has the meaning set forth in Section 5.1(a).

“Install” the meaning set forth in Section VIII(a)(1).

“Managed Workstation Replacement Project” means the annual process for replacing older workstation hardware, based on approved funding and targeted hardware age goals.

“Move” the meaning set forth in Section VIII(a)(2).

“N” has the meaning set forth in Section 9.2(a).

“N-1” has the meaning set forth in Section 9.2(b).

“NGF” means *.

“Removal/Disposal Services” has the meaning set forth in Section 12.1(a).

“Time and Materials” means work performed and filled as a pass-through of actual expenses incurred for material and an agreed upon labor rate.

“TS-Census” has the meaning set forth in Section 6.1(c).

“Warehouse Devices” has the meaning set forth in Section 1.2(c).

“Workstation” means a desktop or laptop having a complete end-user computing configuration, including standard hardware identified in the NGF Product Catalog (e.g., keyboard, monitor, CPU, mouse, peripherals, network, video adapters, modem and removable media drives) and core system and user software (e.g., operating system software, memory manager, device drives, configuration scripts, E-mail, productivity tools) whose support is detailed in this Statement of Work.

“Workstation Replacement Program” has the meaning set forth in Section 2.1(a).

II.	MANAGED WORKSTATION REPLACEMENT PROGRAM

2.1	General

(a)	Supplier shall provide the Services as detailed in this Statement of Work to implement and manage a program for installing new Workstations at

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 3

domestic Gap locations in accordance with the annual roll-out schedule to be determined by Gap (“Workstation Replacement Program”). Gap shall provide the preliminary Workstation Replacement Program annual roll-out schedule within * after the Initiation Date for the *, and by * of each year thereafter. Any updates to such schedule will be provided to Supplier no less than * prior to any requested activity.

(b)	Supplier shall develop, manage, and maintain a project plan and perform the Services under this Schedule to plan for and implement the Workstation Replacement Program. Supplier shall incorporate the annual roll-out schedule provided by Gap into the project plan. The initial project plan, and all subsequent project plans or schedule updates, shall be approved in writing by Gap before becoming effective. Without limiting the generality of the foregoing, if Supplier fails to install a Workstation in accordance with the agreed roll-out schedule, Supplier will reschedule the installation as reasonably requested by Gap at no additional charge.

(c)	Subject to the restrictions on schedule changes set forth in Section II(a), the roll out schedule and project plan may be adjusted from time to time at Gap’s request. Gap estimates that approximately * new Workstations will be deployed in each calendar year. Gap may use the IMAC baselines for execution of this scope of work.

(d)	Supplier shall install and test all Workstations in accordance with the terms and defined completion criteria provided in this Statement of Work. Supplier shall interface with and otherwise coordinate its performance of the Services with functions performed by Gap personnel and third party equipment manufacturers.

(e)	Within * from the Initiation Date, the Parties shall mutually agree on a flow chart illustrating the processes that Supplier will follow when providing Workstation Replacement Program Services. The parties will periodically update this flow chart during the Term as mutually agreed.

2.2	Managed Workstation Replacement Services

(a)	Supplier shall provide the Services outlined in this Statement of Work for staging and installing Workstations and connecting all other peripheral equipment ordered or already existing in connection with such Workstations as specified in Exhibit D.16 (Gap Equipment).

(b)	Supplier shall physically install new Workstations as follows:

(1)	Verifying that the Gap-initiated automated backup took place;

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 4

(2)	Disconnecting the existing Workstation, inventorying it, labeling it with previous owner information, staging where end user data can easily be accessed through Supplier for one (1) week before removal, and removing it as instructed by Gap;

(3)	Connecting the new Workstation to a Gap-supplied * server and initiating a download of end-user specific applications via the * software, or using other approved means to add appropriate end user specific applications (e.g., *);

(4)	Connecting the new Workstation and the peripherals to the power source, local area network, and other available connections required to complete and approve installation;

(5)	“Powering up” the new Workstation and other peripherals;

(6)	Where appropriate, configuring a Gap designated IP address and maintaining connectivity, configuring network parameters, logging on to network, mapping to network drives and printing to an appropriate printer. The information required to complete this task will be provided to Supplier * before installation;

(7)	Testing that the new Workstation powers up and boots and that each supported peripheral, installed device and communications link is configured and operating properly to provide functionality and connectivity functionally, and that each properly connects to and across the network and functions properly with its associated peripherals;

(8)	Migrating all end user data, configurations and settings to the new Workstation using tools provided by Gap;

(9)	Verifying that application installation, conversion of data file structures, and data migration has occurred through validation that the new Workstation functions per the manufacturer’s specifications; and

(10)	Where appropriate, (A) recovering delivery boxes for shipping removed Workstations; (B) transporting delivery boxes to an on-site location designated by Gap for pickup by Gap’s recycling vendor; or (C) if no such location is specified, removing and discarding delivery boxes on-site at Gap, as directed by the Gap Location Manager.

(c)	Installations shall be scheduled to be performed during normal Business Hours or outside normal Business Hours, as requested by Gap at each Gap location.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 5

(d)	Supplier shall arrive at the designated location at the scheduled time and contact the Gap Location Manager promptly upon arrival.

(e)	Supplier shall survey the location for installation readiness within the first hour and notify the Gap Location Manager of any problems that may require standby time.

(f)	Supplier shall unpack all Workstations, and as appropriate, set aside the packing materials for use in packing the de-installed equipment. If Gap determines that the packing material is not required, then Supplier will discard such packing materials in a Gap identified on-site location.

2.3	End User Documentation

Supplier shall be responsible for the delivery of any Gap approved “leave behinds” for end users, including instructional documentation relating to the installed Workstation and Supported Software. The content of “leave behinds” will be set forth in the Procedures Manual.

2.4	End User Acceptance Testing

Supplier shall be responsible for obtaining sign-off from a Gap employee designated by Gap that each Workstation has been installed and that all items on the user acceptance checklist set forth in the Procedures Manual have been completed.

III.	PROCUREMENT

3.1	General

(a)	Supplier shall support procurement of the workstation hardware and software in conjunction with Gap. Supplier will use Gap processes, as documented in the Procedures Manual, as required for assisting the end user in procuring both hardware & software for the workstation. Gap shall submit purchase orders for such Services through the NGF system. Where NGF is not yet available, the parties will mutually agree on another means for submission of purchase orders in the Procedures Manual, as approved by the Gap Infrastructure Partnership Executive or his/her designees, provided that any such designees are identified to Supplier in writing by the Gap Infrastructure Partnership Executive. Gap agrees to be responsible for all invoices generated as a result of requests from the NGF system and for orders placed by other approved means.

(b)	This Section III (Procurement) provides Gap’s authorized procedures for procurement of certain Services from Supplier. Supplier will promptly notify the Gap Infrastructure Partnership Executive of any purchase orders or other related requests that do not comply with such procedures.

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 6

(c)	Gap is in the process of implementing an * application named * (“NGF”). NGF will serve as the primary IT interface between Gap end users and Supplier for ordering Services. Supplier shall develop the necessary interface to enable Gap end users and Supplier personnel to use NGF to place orders as set forth in this Statement of Work as mutually agreed by the parties in writing within * of the Initiation Date. As set forth in Section 3.1(a), where NGF is not yet available, the parties will mutually agree on a process for submission of purchase orders in the Procedures Manual.

(d)	Gap shall be responsible for procuring the Workstations, along with a * on-site warranty for Workstations and delivering them to a designated secure location. Supplier will sign for receipt of Workstations upon delivery to Supplier from Gap, and will track such Workstations from such point though installation, if received at a Gap site where Supplier has dedicated personnel. At field/remote sites, Gap personnel will sign for the Workstations.

3.2	Ordering and Tracking

(a)	Supplier shall work with Gap personnel responsible for NGF to provide all required interfaces and updates required by NGF. The required interfaces and updates will be defined within * of the Initiation Date. For locations in which NGF is not already implemented, Supplier will provide to Gap the level of information as required by current Gap systems and processes in such locations as documented in the Procedures Manual.

(b)	* after the Initiation Date, and on * basis thereafter, the Parties will conduct a review of the procurement process described in this Section III (Procurement), and jointly determine and implement necessary modifications and improvements. Any agreed changes to the procurement process will be set forth in the Procedures Manual.

IV.	[RESERVED]

V.	PILOT PROGRAMS

5.1	Pilot Program

(a)	Within * of implementation of the NGF interface which allows Gap to order * Workstations, Supplier shall implement a pilot program (the “Initial Pilot”) that is mutually approved by Gap and Supplier at a location selected by Gap under which Gap may test:

(1)	Supplier’s proposed workstation replacement processes and procedures; and

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 7

(2)	Supplier’s ability to meet the applicable Service Levels.

(b)	Promptly following the Initial Pilot, Gap and Supplier shall review the results of the Initial Pilot and jointly develop and implement a plan to remedy any area of the Services that the Parties identify as not meeting the terms of this Statement of Work. Remedies may include adjusting or tuning interfaces, staffing, processes or procedures used to provide the Services at no additional cost to Gap.

VI.	ASSET MANAGEMENT

6.1	Asset Tracking

(a)	Supplier shall maintain the Asset Inventory and Management System, per the Procedures Manual, such that it contains an accurate and current list and description of workstation hardware and software by conducting an initial physical inventory of Workstation Equipment and Software supported by Supplier in connection with the provision of the End User Services.

(b)	Supplier shall use Gap provided asset autoscan tools which provide the hardware and software information listed in Appendix A-1 (Asset Reporting Information) for each such Workstation and submit it to the “* Service Center.”

(c)	Supplier shall utilize Gap-provided asset tools for Workstation Equipment and Software that support auto discovery (*), facilitate effective deployment and re-use of Gap and Supplier-owned Equipment and Software, and enable a common view in terms of information access and presentation by Gap and Supplier.

(d)	Supplier shall provide the Gap Asset Inventory and Management data to authorized Gap personnel and Supplier Help Desk, and as required for other Help Desk tools and processes, including verifying inventory information upon a Help Desk request for on-site service using Procedures Manual.

(e)	Supplier shall verify, where appropriate, inventory information upon an Authorized User’s request for IMACs per the Procedures Manual.

(f)	Supplier shall verify, where appropriate, inventory information upon an Authorized User’s request for * service received from the Help Desk.

(g)	Supplier shall update the Gap Asset Inventory and Management System by removing assets that are no longer in use to the extent Supplier is aware of such assets, modifying asset information due to IMACs, which may include asset relocation and/or use by a different Authorized User,

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 8

modifying asset information due to upgrades, Software updates, adding new asset information upon Implementation of new Equipment or Software and when additional Gap information is provided, and including Third Party information where appropriate (e.g., Third Party Vendors providing Equipment disposal services).

6.2	Asset Reporting and Reconciliation

(a)	Supplier will be responsible for the operation of the agreed upon Asset tracking tools including * and the underlying infrastructure to support the tools.

(b)	Supplier shall make asset reporting data available to Gap in both hard-copy and soft-copy (flat file) format.

(c)	Supplier shall provide Gap with the following reports:

(1)	* reports of the Workstations installed and de-installed (at the summary level);

(2)	* reports of the Workstations installed and de-installed (both summary level and detail reports by serial number that include the information in the fields listed in Appendix A-1 (Asset Reporting Information); and

(3)	* Workstations disposal reports (both summary level and detail reports by serial number that include the information in the fields listed in Appendix A-1 (Asset Reporting Information) as further described in Section IX (Software Currency and Release Levels).

VII.	LEVEL 2 ON-SITE SUPPORT

This Section VII (Level 2 On-site Support) provides * categories of “Level 2 On-site Support” that is provided by Supplier or that Gap can request. To the extent Gap orders a category of Level 2 On-site Support pursuant to the applicable provisions of this Statement of Work, Supplier shall provide the Services described in the applicable subsection of this Section VII (Level 2 On-site Support).

(a)	General Terms Applicable to all Level 2 On-site Support:

(1)	Supplier shall provide the following periodic reports on the Services provided by Supplier: (A) * reports showing Supplier’s performance against the Service Levels; (B) * trending reports; and (C) * issues list and mitigation strategies;

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 9

(2)	Supplier shall escalate Problems in accordance with escalation procedures to be described in the Procedures Manual;

(3)	Supplier shall maintain routine communications with the Gap Project Manager and will communicate with affected end users on all Problems through resolution;

(4)	Supplier shall utilize * Service Center to view and monitor Gap Problems;

(5)	Supplier shall coordinate Problem resolution activities and the scheduling of Supplier technicians providing on-site Services;

(6)	Supplier shall measure, track and evaluate the progress of open Problems and provide relevant information to Gap as necessary to facilitate the resolution of each Problem;

(7)	The parties shall jointly assess the Gap environment to identify Workstations that were they to fail individually, would cause a * Problem. Such information will be recorded in the Procedures Manual;

(8)	Supplier shall provide service personnel who are trained in direct support of the Workstations they support;

(9)	Supplier shall manage a pool of Gap-owned spare parts or hot spare Workstations for use in supporting Workstations;

(10)	Supplier shall provide reasonable cooperation with third parties providing maintenance or warranty services for all Workstations that are not in the scope of this Statement of Work;

(11)	Supplier’s Level 2 On-site Support Services do not cover the following:

(A)	service of a Workstation damaged by malicious intent, gross misuse, modification of the Workstation (other than by Supplier or its agents), natural causes such as fire or flood, improper maintenance by Gap or its agents, or unsuitable physical operating environment outside of Workstation Specifications. For this purpose, assuming Supplier performs the initial installation, Gap’s operating environment as of the date of installation is deemed to be suitable;

(B)	labor to install parts deemed to be “Customer Replaceable Units” by the manufacturers’ warranties;

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 10

(C)	service of a Workstation with removed or altered Workstation parts or parts identification labels; provided, however, that alterations and removals by Supplier or its agents, or by virtue of the Customer Replaceable Unit process, shall not trigger the application of this exclusion;

(D)	Workstation failures caused by equipment not on Gap’s list of supported peripheral equipment or software that is other than supported Software;

(E)	accessories, supply items and parts designed to be replaced or consumed periodically during the useful life of the product (e.g., batteries and printer cartridges);

(F)	installation or engineering change activity that is not covered by the manufacturers’ warranties;

(G)	service of features, parts, or devices not supplied by either 1) the Workstation’s OEM or 2) Supplier during the performance of maintenance services; or

(H)	preventive maintenance.

(12)	If Gap requests Supplier to perform out-of-scope repairs for Workstations (i.e., repairs not within the scope of Section VII(b), Section VII(c), or the repairs excluded in Section VII(a)(11) above, as applicable), Supplier will do so for the charges set forth in Exhibit C (Fees and Resource Baselines) per Section VII(d).

(b)	Maintenance Services for Workstations Under Warranty.

(1)	In accordance with the Service Levels set forth in Exhibit B.1 (Service Level Matrix), Supplier shall be responsible for providing or coordinating on-site warranty hardware repair. If the Workstation cannot be repaired at the Authorized User’s location, a hot swap will be performed and the Workstation will be retired to the depot (or another agreed to location) for warranty-provider break / fix, and then returned to the spare Workstation pool rather than reintroduced to the end user;

(2)	Supplier shall troubleshoot, diagnose and repair reported Problems with the Workstations. Repair shall be to correct the Problem reported so that the Workstation is operational and working in accordance with manufacturer’s Specifications;

(3)	Supplier shall validate Workstation warranty status;

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 11

(4)	Supplier shall coordinate and schedule hardware repair activities with the End User or the Gap focal point;

(5)	Supplier shall obtain the proper replacement part(s) if required to resolve the Problem, and provide such parts, materials, labor, and perform tasks required to repair covered Workstations to manufacturer’s Specifications;

(6)	Supplier shall record, update and close the Problem in * Service Center;

(7)	Supplier shall provide and dispatch support specialists to provide on-site maintenance services as Supplier deems necessary to identify and resolve Problems;

(8)	Supplier shall manage Problem resolution through completion (including shipment of defective Non-Supplier Workstations to the appropriate manufacturer to the extent required under the manufacturer’s warranty to complete such resolution);

(9)	Supplier shall provide and dispatch support specialists to provide on-site maintenance services as Supplier deems necessary to identify and resolve Problems, subject to any manufacturer Customer Replaceable Unit exclusions; and

(10)	Repair of OEM Workstations is subject to the availability of repair parts and any technical support required of the OEM. If repair parts or OEM technical support become permanently unavailable for any type of OEM Workstations, Supplier shall so notify Gap and will use commercially reasonable efforts to provide the maintenance services in respect to that Workstation type for up to * after the date of such notification to Gap. Supplier shall be excused from any failure to meet Service Levels applicable to the performance of such maintenance services during the * period where Supplier can establish to Gap’s reasonable satisfaction that Supplier’s failure to meet the applicable Service Level was attributable to the unavailability of repair parts or technical support required of the OEM. The Parties agree that commercially reasonable efforts may be insufficient to accomplish a repair in the absence of repair parts or OEM technical support. During such * period, the Parties will work together to (A) find an alternate means for supporting such Workstations, or (B) determine a replacement Workstation.

(c)	Maintenance for Out-of-Warranty Workstations.

(1)	In accordance with the Service Levels set forth in Exhibit B.1 (Service Level Matrix), Supplier shall be responsible for providing

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 12

on-site hardware repair including parts and labor for the Workstations specified in Exhibit D.16 (Gap Equipment) that are not under warranty through Supplier or OEM and are baselined in Exhibit C (Fees and Resource Charges). Workstations will migrate off the Corporate Workstation baseline to the Corporate Workstation Off-warranty baseline as warranty support is concluded;

(2)	Supplier shall troubleshoot, diagnose and repair reported Problems with the Off-warranty Workstations. Repair shall be to correct the Problem reported so that the Workstation is operational and working in accordance with OEM Specifications;

(3)	Supplier shall coordinate with OEM to resolve Workstation problems as necessary;

(4)	Supplier shall coordinate and schedule hardware repair activities with the End User or the Gap focal point;

(5)	Supplier shall obtain the proper replacement Part(s) if required to resolve the Problem, and provide such parts, materials, labor, and perform tasks required to repair Off-warranty Workstations to OEM Specifications;

(6)	Supplier shall record, update and close the Problem in * Service Center; and

(7)	Supplier shall provide and dispatch support specialists to provide on-site maintenance services as Supplier deems necessary to identify and resolve Problems.

(d)	Time and Materials Support.

(1)	Supplier will repair Workstations to the extent such repairs are not included elsewhere in the Services described in this Statement of Work on a Time and Materials basis at the rates set forth in Exhibit C (Fees and Resource Baselines). Prior to performing any Time and Materials Services, Supplier will provide, at no charge, an estimate to Gap for Gap’s review. If Gap approves the estimate and issues a resulting Purchase Order, Supplier shall promptly proceed to perform the Services;

(2)	Supplier shall provide additional information technology services related to Workstations at Gap locations when requested by Gap, including sweeping buildings during a virus attack, making printer configuration changes after large department moves, and assisting with projects requiring desktop visits. These Services will use (A) available on-site resources at Gap locations, provided that to the

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 13

extent the Gap Statement of Work Manager (or his or her designee) directs Supplier Statement of Work Manager (or his or her designee) to use on-site resources for this purpose, Supplier shall be excused from meeting the Service Levels to the extent the failure to meet such Service Levels is caused by such direction; or (B) incremental resources authorized by Gap that are dispatched to a Gap location on a Time and Materials basis; and

(3)	Supplier shall record, update and close each Problem or Service Request in * Service Center.

(e)	Onsite Software Support.

(1)	Supplier shall be responsible for resolving Problems with supported Software referred to Supplier from Gap that relate to the Workstations at Gap Sites, except for * Problems that require application-level re-engineering to resolve;

(2)	Supplier shall provide and dispatch support specialists to provide Level 2 On-site Support Services as Supplier deems necessary to identify and resolve Problems;

(3)	Supplier shall support and resolve Problems with supported Software included in Gap’s standard Workstation configuration, whether pre-existing or subsequently added during the Term;

(4)	Supplier shall provide remote Workstation support for remote dial-in end users (e.g., end users who are traveling or remotely accessing LAN-based services);

(5)	Supplier shall diagnose and resolve reported supported Software Level 2 Problems that may include, but are not limited to, the following:

(A)	Update BIOS, if required;

(B)	Resolve device driver conflicts;

(C)	Resolve software incompatibility issues; or

(D)	Resolve software configuration issues.

(6)	Supplier shall provide end user orientation on prevention of same Problem, when applicable; and

(7)	Supplier shall record, update and close the Problem in * Service Center.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 14

VIII.	INSTALLS, MOVES, ADDS AND CHANGES (IMACS)

As requested by Gap, Supplier shall be responsible for planning, managing, performing and testing installs, moves, adds, changes, cascades, de-installs, and refreshes for Workstations and peripheral equipment (“IMACs”). Installs, moves, adds and changes carried out pursuant to Problem management activities shall not be treated as IMACs. Supplier’s specific responsibilities with respect to IMACs are the following:

(a)	IMACs are defined as follows:

(1)	“Install” means the on-site installation and testing of an Authorized User Workstation as ordered (with pre-delivery preparation previously completed) and includes checking that the Equipment and Software are functional with network operational connectivity, and that standard external devices ordered along with the system unit are attached and working correctly. If an Authorized User requests that Supplier (A) manually install Software identified in the standard configurations or (B) install hardware features, in each case, that are in addition to the base configuration for that Authorized User, it will be tracked and charged as the appropriate hard Change. An install also includes updating ring addresses, IP address and Authorized User printer settings as necessary.

(2)	“Move” means:

(A)	within a building – disconnecting a currently installed system unit, including the directly attached peripheral devices, packing the equipment for movement from the current end user’s location at a building to the new end user location within the same building and for the same end user, unpacking and reconnecting the same system unit and the directly attached peripheral devices and, upon completion of such activities, conducting the manufacturer’s standard installation tests to verify the hardware and software are functional with network connectivity, provided Gap has provided such test specifications and there is a network data line installed at the new location.

(B)

between buildings – disconnecting a currently installed system unit, including the directly attached peripheral devices, packing the equipment for movement from the current end user location at a building to the new end user location at another building for the same end user, unpacking and reconnecting the same system unit and the directly attached peripheral devices and, upon completion of such activities, conducting the manufacturer’s standard

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 15

installation tests to verify the hardware and software are functional with network connectivity, provided Gap has provided such test specifications and there is a network data line installed at the new location. The actual move is performed by Gap facilities personnel.

(3)	“De-install” means disconnect only – for those system units at a building that are being disconnected and which are not being reconnected at a new location, disconnecting a currently installed system unit, including the directly attached peripheral devices, and packaging the equipment for movement from the current end user location to a Gap-designated storage or staging area within the building for Gap’s removal or disposal.

(4)	“Cascade” means (A) De-installing an Authorized User’s Equipment, (B) reconfiguring the Equipment and Software to conform to the standard configurations and (C) Installing and testing the reconfigured unit, including checking that the Equipment and Software are functional with network operational connectivity, and that standard external devices ordered along with the system unit are attached and working correctly.

(5)	“Add” means, with respect to:

(A)	hardware – installing an additional external device (such as an external modem, disk, printer scanner) and appropriate device driver to a currently installed system unit.

(B)	software – installing up to * additional supported Software products, to a currently installed system unit, (via diskette or other method), without any customization.

(6)	“Change” means, with respect to:

(A)	hardware – performing a modification to an existing system unit such as a hardware upgrade (to add functionality) or a downgrade (to remove functionality), including a device driver and, upon completion of such activity, conducting the manufacturer’s standard installation tests to verify the hardware and software are functional with network connectivity, provided Gap has provided such test specifications and there is a network data line installed at the location.

(B)	software – performing a modification to an existing software configuration according to specific documentation or instructions, such as setting up network icons or customizing an application load and, upon completion of

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 16

such activities, conducting the manufacturer’s standard installation tests to verify that the hardware and software are functional with network connectivity, provided Gap has provided such test specifications and there is a network data line installed at the location.

(7)	“Build” means for any new Authorized User Workstation Equipment to be installed, the activities not performed by the hardware seller prior to shipment, such as:

(A)	build and configure the system in conformance with the standard configurations;

(B)	run diagnostics on all configuration components;

(C)	load and configure Software in conformance with the standard configurations;

(D)	install local node addresses supplied by Supplier as applicable;

(E)	perform configuration testing;

(F)	install Gap asset tags and record on invoice according to the Procedures Manual; and

(G)	perform hardware burn-in; and repackage the fully assembled and tested system, including configuration documentation and any vendor-provided operations manuals or other applicable documentation, in one container or as a banded unit, apply shipping labels, generate appropriate shipping documentation, and drop ship to the designated Gap Site.

(b)	As part of planning an IMAC, Supplier shall prepare IMAC orders in consultation with Gap and shall validate the correctness of IMAC orders as defined in the Procedures Manual. In addition, Supplier shall, for each IMAC, establish a back-out procedure so as to be able to undo such IMAC and restore pre-IMAC status in the event of unsuccessful testing. If Gap space planning personnel are involved in an IMAC, Supplier shall coordinate with such Gap personnel.

(c)	Supplier shall be responsible for coordinating each IMAC from receipt of service request to completion, including coordinating with Gap groups and third party suppliers regarding applicable services/products.

(d)	Individual service events are complete with the verification that new and existing Workstation, feature and/or software function per the OEM

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 17

Specifications after completion of the IMAC request. If a IMAC occurs after Business Hours, such support shall begin the next Business Day and continue as is necessary and appropriate.

(e)	Supplier shall test all Workstations detailed in the IMAC following completion of the IMAC. An IMAC shall be deemed completed when Supplier has notified Gap that such IMAC has successfully passed the applicable acceptance testing procedures as defined in the Procedures Manual and the Gap end user has notified Supplier of its acceptance.

(f)	Upon the completion of each IMAC performed by Supplier, Supplier shall update the asset tracking records in a timely manner to document such IMAC. IMACs shall be charged to Gap in accordance with Exhibit C (Fees and Resource Charges).

(g)	Inclusion of End-to-End Scope. With respect to any particular Workstation, a single IMAC includes all activities related to the IMAC when requested at the same time, including determining requirements, generating work orders, scheduling, setup/staging, transfer of local data, testing, user orientation, asset tracking and quality assurance.

IX.	SOFTWARE CURRENCY AND RELEASE LEVELS

9.1	Subject to this Section IX (Software Currency and Release Levels), Supplier shall provide support for all Software versions and release levels that exist in the Gap IT Environment as of the Initiation Date until otherwise directed by Gap.

9.2	Unless otherwise directed by Gap, Supplier shall support Software under its operational responsibility at a recently released and generally available version of the Software (*).

(a)	“N” shall mean the *.

(b)	“N-1” shall mean the *.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 18

9.3	As directed by Gap, Supplier shall support release N-2 and earlier versions in the Gap IT Environment of the Software until the date the licensor discontinues standard commercially available support and maintenance for such version or release.

X.	WORKSTATION ENGINEERING

10.1	General Requirements

Supplier shall be responsible for the Gap workstation engineering for all workstations including desktop, laptop and hand held devices to include *, worldwide.

10.2	Hardware and Software Standards

(a)	Working with Gap retained Engineers Supplier will, on an ongoing basis, assess the hardware, system software and management tools for the workstation environment and update Exhibits D.6 (Technical Architecture and Product Standards) to provide reliable operation and manage costs.

(b)	Supplier will work with Gap IT teams to update the standards to meet evolving Gap business needs, worldwide.

(c)	Supplier will work with Gap to publish standards for workstations and peripherals for use by Gap’s users.

10.3	Standard Builds

(a)	Supplier will be responsible for developing the approved workstation software images for deployment throughout Gap Inc, worldwide.

(b)	Standard build will cover all * systems.

(c)	Supplier will maintain the minimum number of builds necessary to meet Gap’s business needs.

10.4	Project

Supplier will provide needed resources to support project teams working on Gap business initiatives per the Agreement. The support will include:

(a)	Consulting with project teams on Gap’s workstation standards, environment and products.

(b)	Necessary support for proof of concepts and pilots even if they fall outside of the current Gap standards.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 19

(c) Modification of existing Gap workstation standards and standard images as prudent to support the needs of the business and agreed to by Gap governance team members.

10.5	Operations Support

Supplier will provide, *, the resources needed to support ongoing operations of the Gap workstation environment working with * teams. This includes hands-on support in Campus and distribution centers locations supported by Supplier and remote support for other locations. These resources will be responsible for:

(a)	Assisting Gap resources in production problem resolution associated with * problems.

(b)	Working with other Gap teams to mitigate or respond to a situation that compromises Gap’s workstation environment (e.g., virus or worm outbreak).

XI.	WORKSTATION SOFTWARE AND INTEGRATION

11.1	Manage and administer the software distribution system

(a)	Define or adopt distribution processes and procedures (based on Gap requirements).

(b)	Manage and maintain the underlying software distribution infrastructure including management software and servers.

11.2	Manage and administer the Software distribution processes, which includes:

(a)	Perform testing of Software packaging prior to distribution.

(b)	Working with Gap resources, establish schedules and time frames for distribution.

(c)	Monitor the distribution to validate successful completion of the process.

(d)	Take corrective action, as appropriate, for problems resulting from the distribution to correct error conditions and facilitate application stability.

(e)	Schedule and coordinate Software distribution with the Gap focal point.

(f)	Communicate to Gap focal point, via Change Control Procedures, any prerequisites prior to a Software distribution and any post-install requirements.

(g)	Perform file conversion for Software system files where such conversion is supported by the software or release-to-release software changes.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(h)	Install Software which can not be electronically distributed on a project basis (i.e., *) or IMAC.

(i)	Provide verification of each completed Software distribution and update the asset database, as appropriate.

(j)	Define distribution processes and procedures (based on Gap requirements).

(k)	Package software according to the Procedures Manual.

(l)	Identify environment, build image and test that the software can be distributed.

(m)	Provide integration validation testing scripts, with assistance from Gap.

(n)	Provide the distribution processes and procedures to Gap-designated personnel (e.g., operators, systems engineers, problem support personnel) and communicate any Gap support requirements.

(o)	Establish a distribution plan prior to each major Software distribution, with Gap assistance.

(p)	Conduct an acceptance review (jointly with Gap) for changes to previously distributed software.

(q)	Establish schedules and time windows for distributions.

(r)	Provide electronic change notice to all users regarding upcoming distributions prior to distribution.

(s)	Provide Gap a list of failed loads.

(t)	Resolve failed loads caused by the software distribution infrastructure.

(u)	Provide trend analysis and periodic management reports.

(v)	Resolve, in conjunction with Gap, failed loads caused by nonstandard configuration or lack of hardware resources.

(w)	Leverage existing and install Gap provided test equipment for validating in scope hardware needed for Software distribution, consistent with the current equipment across the enterprise.

(x)	Distribute software manually, as an IMAC, to clients without the necessary bandwidth for electronic software distribution.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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XII.	ASSET DISPOSAL

12.1	General

(a)	If requested by Gap, Supplier shall provide the Services detailed below to remove and dispose of existing Workstations that are being replaced as part of the Workstation Replacement Program or under future Projects submitted under this Agreement by Gap (“Removal/Disposal Services”). A description of the options for Removal/Disposal Services is detailed below. The applicable pricing for such options will be provided as part of the *.

(b)	Gap may request that Supplier remove Workstations owned by Gap and dispose of them as identified below.

(c)	On a site-by-site basis during the roll-out of the Workstation Replacement Program, Supplier shall obtain Gap’s sign-off that the Removal/Disposal Services have been fully and properly performed in accordance with this Agreement. Supplier shall obtain such sign-off from the Gap Project Manager (or his or her designee).

(d)	As part of the Removal/Disposal Services, as Supplier takes possession of any Workstation for the purpose of disposal, Supplier shall inventory and track such item. The inventory record shall state whether such item was redeployed, disposed or, if applicable, returned to the lessor. If redeployed, the inventory record shall include the redeployment date, the new location of any Workstation, manufacturer, model and serial number. If disposed or returned, the inventory record shall include disposal/return date, method of disposal/return, manufacturer, model and serial number.

(e)	Prior to removal of the applicable Workstation from the applicable Gap location, Supplier shall perform a * drive wipe in accordance with the Procedures Manual on all storage devices using a mutually agreed to process documented in the Procedures Manual.

(f)	Supplier shall update the asset inventory database (having the applicable fields given in Appendix A-1 (Asset Reporting Information) following any removal, relocation, or disposal activities.

(g)	Supplier shall provide * reports documenting, as applicable, the Workstations disposed of during such *, the means of disposal, and the redeployment location.

12.2	Option 1 – Scrap

(a)	If requested by Gap, Supplier shall provide the Disposal Services described below for any Workstation related assets in the U.S. Actual

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 22

packaging and shipping charges will be reimbursed by Gap on a pass-through basis. Supplier will:

(1)	Pack and transport assets to a domestic Supplier location;

(2)	Dismantle and recycle or scrap the assets;

(3)	Obtain certificates of destruction for all serialized units identified by machine type, model, and serial number that are scrapped;

(4)	Use a “hammer destroy” method to destroy hard disk drives on the assets and then send them to a location for the remaining metal to be smelted; and

(5)	Provide Gap with * receipt reports detailing the weights of all assets received for scrap disposal.

(b)	Supplier shall cause disposal to be in compliance with all applicable federal, state and local laws and regulations, including environmental laws.

(c)	Once Supplier’s carrier takes possession of any disposed Workstation, the risk of loss for such Workstation shall pass to Supplier. Gap will transfer title to Supplier, free of any legal obligations or restriction on the day Supplier’s carrier takes possession of the Workstation.

(d)	On a * basis, this task is complete upon delivery to Gap of the * report and the certificates of destruction.

12.3	Option 2 – Lease Return

Gap may request that Supplier return leased Workstations to the appropriate lessor in accordance with all applicable lease instructions, as provided by Gap. This task is complete upon receipt of the returned Workstations by the designated shipping company. Gap will reimburse Supplier for actual packing and transportation charges.

XIII.	SOFTWARE LICENSES

Beginning upon the performance of the Transition Services described in Section VII (Level 2 On-site Support), Gap will provide Supplier with one-time licenses and upgrades provided under those one-time licenses for the software products listed below for use by Supplier Personnel providing * Support at no charge. Supplier shall be responsible for providing all other software and tools required to provide * Support at no additional charge.

(a)	* Anywhere licenses; and

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 23

(b)	* Network Assistant licenses.

XIV.	DELIVERABLES

In support of the Services under this Statement of Work, Supplier will prepare and deliver the Deliverables described in Appendix A-2 of this Statement of Work.

XV.	GAP RESPONSIBILITIES

15.1	General

Except as otherwise agreed by the Parties under this Agreement, Gap will be responsible for the items listed below. Subject to Section 17.2 (Interfering Acts) of the Agreement, nothing in this Section XV (Gap Responsibilities) shall relieve Supplier of its obligations under this Statement of Work or the Agreement. With respect to the items and access provided by Gap, as set forth in this Section, Supplier shall use commercially reasonable efforts to utilize such items and access to such systems only to the extent necessary for, and only in the performance of Services under this Statement of Work.

15.2	Gap Retained Responsibilities

(a)	Provide office space, telephone and data lines, reproduction services to Supplier personnel while working on Gap premises. Access to electronic mail, LANs, and printers will be provided as appropriate.

(b)	Provide Supplier with access to the Gap systems as required.

(c)	Provide vendor with annual rollout plan.

(d)	Fulfill any applicable Gap internal operational and administrative approval requirements for installations and MACs.

(e)	Approve changes to the Workstation Replacement Program project plan and opening and closing related service tickets.

(f)	Review signed-off installation documentation.

(g)	Provide an on-site contact during installation days and additional personnel to be on call during installation to troubleshoot application, and facility problems as required.

(h)	Provide access and security clearance to Gap locations for all Supplier resources that are assigned to complete work activities at those locations.

(i)	Address all site/facility requirements prior to installation date, as agreed in the Procedures Manual (e.g., power, connectivity, access to freight elevators, trash receptacles).

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 24

(j)	Assist with the development of the installation and data migration instructions for the setup of equipment to meet Gap specific requirements.

(k)	Provide necessary end user information for Supplier to successfully perform its functions as mutually agreed in the Procedures Manual.

(l)	Advise Supplier and manage any unique installation sites that preclude an outside vendor from performing work upon the premise.

(m)	Provide notification to each site, informing the site management of the work effort Supplier will be providing on their behalf, giving the appropriate access and clearance to enter the building.

(n)	Provide Workstations with * on-site warranties and associated software to be installed and supported by Supplier, and coordinate and manage the receipt of the Workstations at Gap locations.

(o)	Provide acceptance of completed work order.

(p)	Provide a list of supported Workstation configurations equipment, which may be updated from time to time by Gap.

(q)	Require its Workstation provider to reasonably test Workstations to confirm that they are working in accordance with their applicable specifications prior to shipment of such Workstations to Gap. Gap, or its designee, shall also configure all Workstations with a Gap standard build before delivering a Workstation to a Gap location.

(r)	Be responsible for the shipping costs for the return and replacement of any Workstations that are defective when shipped or are damaged in shipping.

(s)	Provide the following asset management information on all delivered Workstations in electronic form:

(i)	Asset Type (i.e. Hardware: Desktop, Laptop, Monitor);

(ii)	Manufacturer;

(iii)	Model Name/Model Number;

(iv)	Serial Number; and

(v)	Warranty start date.

(t)	Assign appropriate employees and subcontractors to the transition team.

(u)	Provide points-of-contact for all issues/concerns between organizations and assist Supplier in developing help desk communication plans and processes.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 25

(v)	Communicate all relevant project status, issues, and update information to end users as appropriate.

(w)	Comply with the OEM’s guidelines for Non-Supplier Workstations pertaining to operator responsibilities, user maintenance procedures and supplies prior to placing a service request where reasonable and practical under the circumstances.

(x)	Provide the list of appropriate Gap resolver groups for forwarding out-of-scope issues.

(y)	Provide the necessary OEM Workstation Warranty information required to provide maintenance services.

(z)	Provide all applicable Workstation lease return instructions.

(aa)	Provide copies of the software licenses for the applications listed in Section XI (Software Currency and Release Levels) of the Statement of Work.

(bb)	Provide a * report of Workstations added to the Gap environment (not installed by Supplier) for which Gap requires support.

(cc)	Provide Supplier with written notice in accordance with the Procedures Manual of new supported Software to allow for support script development.

(dd)	Facilitate remote Gap users to bring or send their Workstation to a Gap corporate location or distribution center for Level 2 On-site Services.

(ee)	Transfer title of disposed Workstations to Supplier, free of any legal obligations or restriction, on the day Supplier’s carrier takes possession of such Workstations.

(ff)	Provide help desk support for international Authorized Users (except *).

(gg)	Provide Gap application support for developing Help Desk scripts; calls will be directed to Gap Applications group per scripts. Gap development will accept such directed calls.

(hh)	Provide assistance for developing integration test scripts.

(ii)	Provide all Authorized User VIP support.

(jj)	Provide use of Gap application development labs for workstation integration and software packaging testing.

(kk)	With Supplier, jointly assess the Gap environment to identify Workstations that were they to fail individually, would cause a * Problem. Such information will be recorded in the Procedures Manual.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 26

Appendix A-1

Asset Reporting Information

•	Asset Type (i.e. Hardware: Desktop, Laptop, Monitor)

•	Employee Name

•	Employee ID

•	Employee Office Location

•	Manufacturer

•	Model Name/Model Number

•	Serial Number

•	Machine name

•	Date Installed/Un-Installed (may be initial W2W date)

•	Network address (IP address)

•	LAN Address

•	Serial no.

•	Radia packages (by Vendor, Product, Version)

•	Installed Software (by Vendor, Product, Version, Std/Nstd)

•	Last Load Date

•	Last Usage Date

•	Additional Hardware configuration Information (as available)

•	Start date of warranty/maintenance (provided by Gap)

•	End date of warranty/maintenance (provided by Gap)

•	Disposal Method

•	Disposal Date

•	Other mutually agreed to fields documented in the Procedures Manual

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 27

Appendix A-2

Deliverables

Subject to the provisions of the Agreement, all Deliverables are Type II materials.

Status Report

Purpose: Supplier will provide a * status report during the project to describe the activities which took place and Supplier’s performance against the Service Levels during that period. Significant accomplishments, milestones, and problems will be described.

Delivery: One hard copy and one electronic copy will be delivered to the Gap Project Manager before the * of the subsequent *.

Content: The report will consist of the following, as appropriate:

•	Activities performed during the reporting period

•	Activities planned for the next reporting period

•	Project change control activity

•	Problems, concerns, and recommendations

Managed Workstation Replacement Project Plan

Purpose: Supplier will provide a project plan describing the process, timeline and responsibilities for the Managed Workstation Replacement Project.

Delivery: One hard copy and one electronic copy will be delivered to the Gap Project Manager within * following the Initiation Date. This plan will be updated throughout the course of the project.

Content: The report will consist of the following, as appropriate:

•	the * roll-out schedule provided by Gap;

•	the equipment, software and resources Gap and Supplier require to complete the project;

•	the technical assumptions and dependencies inherent in the project; and

•	the required time frames, activity dates and people responsible for individual tasks throughout the project.

Procedures Manual

Supplier will provide a Procedures Manual for each Service described in this Statement of Work as described in the Agreement.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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Asset Reports

Purpose: Supplier will provide asset reports in accordance with Section 6.2 (Asset Reporting and Reconciliation) of this Statement of Work.

Delivery: One hard copy and one electronic copy will be delivered to the Gap Project Manager before the * of the subsequent month in the case of a monthly report, and before the * of the following * in the case of a * report.

Content: The report will consist of the following, as appropriate:

•	A summary count of the Workstations installed and de-installed;

•	* reports of the Workstations installed and de-installed (both summary level and detail reports by serial number that include the information in the fields listed in Appendix A-1 (Asset Reporting Information); and

•	Workstation disposal reports with both summary and detailed reports by serial number that include list information in the fields listed in Appendix A-1 (Asset Reporting Information).

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 29

Exhibit A.5

Statement of Work

Managed Network Services

Date: January 13, 2006

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit A.5	Gap/IBM Confidential and Proprietary Information

Exhibit A.5	Gap/IBM Confidential and Proprietary Information

Statement of Work

Managed Network Services

I.	GENERAL

1.1	Introduction

This Exhibit A.5 (Managed Network Services Statement of Work) to the Agreement (this “Statement of Work”) sets forth the minimal managed network services that Supplier shall provide as of the Initiation Date, with respect to the following service areas as identified in the table of contents to this Statement of Work and as more particularly described in this Statement of Work (individually each, a “Managed Network Service,” and collectively described as the “Managed Network Services”). The Managed Network Services described herein apply generally to all Services provided by Supplier to Gap pursuant to the Agreement and shall be provided utilizing Supplier’s best practices. With respect to the Managed Network Services, Supplier will also perform all activities and requirements as specified in Exhibit A.2 (Cross Functional Services).

Supplier shall provide information on the Managed Network Services using a media that is efficient, easy to use, and easily accessible by Gap Authorized Users and subject to Approval by Gap. Gap expects that Supplier will bring value to areas in addition to those identified in the Agreement and this Statement of Work. Supplier should describe any unique capabilities it possesses for assisting Gap in achieving additional improvements and describe how it would make such capabilities available to Gap.

Unless otherwise provided, references to Sections will be to Sections of this Statement of Work and references to Exhibits will be to Exhibits of the Agreement. The section headings in this Statement of Work are for reference purposes only and will not affect in any way the meaning or interpretation of this Statement of Work.

Supplier shall provide the Managed Network Services as required to meet or exceed the Service Levels in Exhibit B.1 (Service Level Matrix). Supplier (i) has responsibility for the performance of the Managed Network Services detailed in this Statement of Work; and (ii) shall be held responsible for the performance of the Managed Network Services without regard to the use by Supplier of third-party products or suppliers. All changes to this Statement of Work will be mutually agreed to by Gap and Supplier and implemented and managed using the Change Control Procedures.

1.2	Definitions

Except as otherwise expressly provided herein, or unless the context clearly requires otherwise, capitalized terms used in this Statement of Work shall have the meanings set forth below. Capitalized terms used in this Statement of Work

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but not otherwise defined in this Statement of Work shall have the meanings ascribed to them in Exhibit A.1 (Glossary to Statements of Work).

“Agreement” shall mean the Master Services Agreement dated as of the Effective Date between Gap and Supplier.

“IP” shall mean Internet protocol.

“LAN Services” shall have the meaning set forth in Section 7 (LAN Services).

“MDC Services” or “Mobile Data Communications Services” shall have the meaning set forth in Section 5 (Mobile Data Communications (MDC) (Wireless) Services).

“PDAs” shall have the meaning set forth in Section 5.1(a) (Mobile Data Communications Services).

“WAN Services” shall have the meaning set forth in Section 3 (Wide Area Network (WAN) Services).

II.	COMMON NETWORK MANAGEMENT SERVICES

As of the Initiation Date, Supplier will assume full management responsibility for all of Gap’s data, computer, telecommunications, and business partner (i.e., Third Party Vendor, OEM, Tier 1, and other business partners) network connections, including Gap’s network services named above as more fully set forth in this Section (the “Common Network Management Services”):

2.1	General Requirements

As part of the Services, Supplier’s responsibilities include the following:

(a)	Manage Gap’s Network, including:

(1)	Supplementing and enhancing the existing Gap assets and providing other Supplier assets as required in delivering the Services.

(2)	Ordering, installing, and testing Equipment and Software as needed in order to provide the Services, support Projects, and maintain compliance with current Network architecture and standards.

(3)	Providing Services from Supplier Service Locations or Gap Service Locations as required.

(4)	Performing corporate facilities site surveys; staging and configuring the Equipment; delivering the Equipment; installing

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the Equipment; managing the installation of the Services; testing, operating and managing the Network.

(5)	Managing site preparation and cleanup including making arrangements for access and coordination with Gap’s business unit representatives at Gap Sites and Gap Service Locations.

(6)	Regularly informing Gap of Supplier’s progress in evaluating and modifying the Services on a site-by-site basis.

(7)	Managing and maintaining current Network connections with Supplier resources or Third Party Vendors.

(8)	Coordinating all in-scope Supplier activities with other Gap Third Party Vendors where there are interdependencies between the Network and the services provided by such Third Party Vendors.

(9)	Cooperating with other Gap Third Party Vendors in the resolution of problems, service disruptions, or any other service degradation, where the services of each Third Party Vendor interface with Supplier.

(10)	Managing billing vendor (including providing adequate invoice auditing to provide accurate invoices and appropriate credits are obtained and identified for any overpayments) from the applicable Third Party Vendors providing transport services and requesting it in the format requested by Gap. In the event such billing formats are not provided, Gap will work with Supplier to address this issue with the Third Party Vendor.

2.2	Physical Scope of Services

Supplier will perform the Services within the physical boundaries of the WAN, voice network, and LAN as agreed between Supplier and Gap and physically defined by the presence of network voice and data equipment and services configured.

2.3	Design Criteria and Standards

(a)	On an ongoing and * basis unless otherwise agreed, Supplier will propose for Gap’s Approval, new Network design criteria and standards consistent with changes in technology, Gap’s business requirements, accepted industry practices, and updates to Gap’s technical architecture and product standards.

(b)	Upon Gap Approval and in accordance with the Change Management procedures described in Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services), Supplier will implement such proposals.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(c)	Supplier will provide planning, design, implementation, operation and administration on the following:

(1)	Routers and Wide Area Network Services.

(2)	Standard voice network premises Equipment – including *, agent evaluation systems, skills based routing systems, voice mail systems, lightning protection Equipment, * and backup battery systems.

(3)	All LAN premises Equipment – including LAN switches, hubs, load balancing, firewalls, proxy servers, mail gateways, wireless access points and their controlling hardware and software, and terminal servers.

(4)	Network Security devices such as *.

(5)	Physical environmental requirements for Equipment – including *.

(6)	Performing the design, management of the installation, management, and Documentation of cabling environments including:

(A)	Data Center;

(B)	Server rooms in distribution centers and campuses; and

(C)	WAN and LAN in the wiring closets at Stores.

(d)	Supplier will provide general design and configuration standards for all network installations covering:

(1)	Cabling standards in accordance with generally accepted industry standards or as defined in the Gap standards, including all work required to manage the implementation of cabling including the *.

(2)	Transport service capacity specifications for *.

(3)	Use and configuration of Network protocols – including, *.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(4)	Network management systems with * for Gap Authorized Users for the purpose of viewing complete configuration information and agreed-upon reporting.

(5)	Network policy and quality of service management systems to enable the specification, configuration, enforcement, lifecycle management and process automation related to applying and managing quality of service controls in all Network devices.

(6)	Such other components of the services as may be agreed by the parties and are necessary to comply with the Service Levels and to meet Gap’s business and operational requirements as they may evolve.

2.4	Network Service Management

(a)	Supplier’s responsibilities to provide the Services include the following:

(1)	Managing and reporting on the capacity and configuration of the Network.

(2)	Acting as a * for the management of the Network.

(3)	Creating, updating and maintaining Equipment inventories, locations lists, Network diagrams and other Network Documentation and information in a format acceptable to Gap and as required by Section 8 (Documentation) of Exhibit A.2 (Cross Functional Services). Supplier will provide such information and Documentation to Gap in an * format available to Gap Authorized Users.

(4)	For new Gap Sites, excluding Stores and those field offices co-located with Stores, providing design, a physical survey to determine site features, implementation readiness, and specific installation needs.

(A)	Site surveys will include: *; and any other related Equipment or services.

(5)	Designing, implementing and managing of connections and upgrades.

(6)	Implementing approved * in support of Gap’s business objectives.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(7)	Analyzing and proposing cost effective service alternatives to help Gap in its cost reduction efforts or to meet its business requirements.

(8)	Supplier will design, implement and manage all configurations on all relative devices within the scope of the Services provided under the Agreement.

(9)	Supplier will select, implement and manage optimal routing and data interchange protocols within the Network as mutually agreed and necessary to satisfy Gap’s business and operational requirements as they evolve over the Term. Where feasible, * must be used. Such responsibilities include:

(A)	Supporting all protocols, including proprietary protocols, in place as of the Initiation Date.

(i)	To the extent that Supplier will be required to modify its Network management system to support such proprietary protocols in the transformed environment, Supplier will modify the Network management system in accordance with the * procedures described in * of *.

(B)	Providing protocol conversion and translation, as required by Gap.

(C)	Evolving protocols as appropriate to support new technologies and the Network over the Term.

(10)	Managing naming and IP addressing of all devices based on Gap Approved addressing schemes provided by Supplier.

(11)	Providing personnel designated by Gap read-only access to * on an as-needed basis.

(12)	Providing call accounting support, which includes the following:

(A)	Providing the collection of call detail recording (CDR) records from all voice systems defined in the site listing.

(B)	Providing a means for Gap-assigned staff to obtain current detail information on a given phone set or a group of phone sets.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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2.5	Voice and Data Network Design and Implementation Management:

(a)	Performing the following in respect to installing, rerouting, and resizing WAN services including, *:

(1)	Designing of solutions to meet Network requirements as defined by Gap.

(2)	Scheduling, provisioning, and coordinating installation and testing activities with Supplier’s resources and/or third party vendors in accordance with Gap Approved schedules.

(3)	Updating configuration management in a timely fashion.

2.6	Installs, Moves, Adds, and Changes

(a)	Supplier will be responsible for providing or managing, as appropriate, Supplier-provided IMACs for Services at Gap Sites. For purposes of this Statement of Work, IMACs include * as defined in Section 8 of Exhibit A.4 (End User Support Services). The IMAC process is described in Section 8 of Exhibit A.4 (End User Support Services) and Supplier’s responsibilities shall also include the following:

(1)	With respect to authorized IMAC requests, executing the IMAC, including, *; and tracking the IMAC order form initiation to completion.

(2)	Coordinating and executing Gap Approved IMACs, including, *; and performing configuration functions.

(3)	Coordinating physical space requirements as needed to facilitate the implementation of the IMAC. This should include relocation of Equipment to install of new racks.

(4)	Creating, documenting the “end-to-end” processes to enable IMAC execution for each Software and/or Equipment component, and obtaining Gap’s Approval for such processes and documentation.

(5)	Following the required processes in the Procedures Manual to complete the IMAC.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(6)	Canceling Network transport services that are no longer required after completing the IMAC.

(7)	Reporting added and deleted services to the bill pay vendors via IMAC form through Gap’s telecom cost management group and Gap’s infrastructure partnership and strategy administration group.

(b)	Having received and verified a valid IMAC request and performed all necessary pre-work, Supplier’s responsibilities for performing the IMAC include the following:

(1)	Providing the appropriate disposal of Supplier’s in-scope Network devices as required for those being refreshed in accordance with Exhibit D.18 (Refresh Schedule) or break/fix.

(2)	For Network ports:

(A)	Installing Network ports in Gap sites to be certain that they are connected to the Network and can be used by Applications (central and remote).

(B)	Maintaining a list of special Network ports (e.g., administrator/ supervisory ports) and their status for Gap sites.

(C)	Maintaining the count of used and unused ports by location and by switch for capacity planning and metrics.

(c)	Additional Supplier’s responsibilities with respect to Project IMACs are as set forth in Exhibit A.4 (End User Support Services).

2.7	Network Operations Management

(a)	Supplier will support all operations functions for the services. This includes monitoring production systems, Network performance monitoring, participating in performance diagnosis with operations, and problem resolution.

(b)	Network operations and monitoring include support through to the Gap Authorized User device’s *. This includes monitoring/diagnostics, administration, and if necessary, traveling to remote sites to solve troubles.

(c)	Supplier will schedule, provision, and install all necessary monitoring, diagnostic, and maintenance systems and Software to perform this function, including:

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(1)	Performing operational management of Networks up to the Gap Authorized User Equipment, including managing the operational * transmission service delivery; IMAC services; monitoring performance; escalating problems for resolution; and maintaining technical support relationships.

(2)	Providing Network connectivity at the Gap Sites.

(3)	Maintaining, monitoring, troubleshooting and dispatching repair crews to repair equipment.

(4)	Interfacing with Equipment suppliers for planning and problem resolution.

(5)	Providing operational support for all types of Equipment named in this Statement of Work.

(6)	Providing operational support for Network cabling, wiring, and systems, including the physical cable plant, cable plant switching devices, * wiring hubs, and the various monitoring devices.

(7)	Supplier will proactively monitor and report to Gap on Network resource shortages and will report utilization statistics and trends to Gap on a * basis.

(8)	Providing statistical reporting as set forth in report listing contained in Exhibit D.13 (Management Reports).

2.8	Network Engineering

(a)	Supplier will provide Network design and engineering functions as required to meet Gap business requirements, including planning; design; implementation planning; implementation; capacity and configuration management; optimization; efficiency tuning; Third Party Vendor coordination; ordering inclusive of preparing all required Gap Documentation and installing circuits and Equipment; conducting site surveys; and performing upgrades for Equipment.

(b)	Supplier will also provide engineering services as they relate to topology; performance; quality of service; projected traffic patterns; business process and drivers; administrative issues; and management process activities including Software as may be needed to perform the Services.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(c)	Supplier’s responsibilities to provide such Network engineering functions include the following:

(1)	Monitoring and tuning the total Network within the scope of Service provided under the Agreement for efficiency and cost-effectiveness on an “end-to-end” basis; all bandwidth; developing, maintaining and adhering to configuration requirements; and coordinating with other Third Party Vendors. With respect to these requirements, Supplier is expected to work cooperatively with Third Party Vendors and Gap staff to facilitate effective communication and implementation of the services.

(2)	Providing technical resources to support the development of a clear, concise, strategic direction for the Network within the scope of the Services.

(3)	Providing Gap with Network engineering consultative services in response to authorized requests in support of business requirements.

(4)	Providing engineering support in developing the design criteria and standards.

(5)	Implementing and managing performance management and monitoring tools of adequate capacity and scale so that Network devices will be under management as appropriate. This monitoring will encompass those activities required to continuously evaluate the principal performance indicators of Network operation; verify Service Levels; identify actual and potential performance impacting issues; and to establish and report on trends.

(6)	Tuning and managing the Network to meet business requirements and Service Levels. In the event that Supplier does not have the necessary technology or services to meet Gap’s requirements with respect to particular modifications, enhancements or improvements in the services, Supplier will at its expense take a leadership role in assisting Gap in identifying Third Party Vendor products and/or services to accomplish Gap’s objectives.

(7)	Performing, on *, regular optimization analyses. Such analyses will be performed *, unless otherwise agreed in writing. Supplier will also optimize the Network in terms of cost effectiveness and efficiency to the extent possible, but without sacrificing performance or ability to meet the Service Levels. Supplier will hold briefings with Gap to review the optimization levels in greater detail and Gap will have the right to approve any changes to the Network.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(8)	Supplier will continually track and manage Network performance, including *, to the extent required to comply with the Service Levels, and will regularly report on such performance as described below. Supplier’s Network performance management responsibilities include:

(A)	Reviewing and reporting on the utilization and latency of infrastructure and transport to determine appropriate sizing and port speed given the topology of the Network usage patterns.

(B)	Evaluating principal performance indicators and verifying performance against Service Levels.

(C)	Identify actual and potential performance impacting problems in the Network.

(D)	Establishing and reporting on trends for decision making and planning of Network changes.

(E)	Analyzing performance data to evaluate the efficiency of the current design.

(F)	Using modeling where applicable to determine methods of improving the performance of the Network.

(9)	Employing * to control and contain traffic levels and secure sensitive applications and data.

(10)	Balancing deployment of Network capacity and quality of service controls as appropriate to meet business and user requirements.

(11)	Subject to Change Management procedures described in Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services), Supplier will use the data gathered from its performance management activities set forth to develop recommendations to optimize or improve the performance of the Network.

(12)	On * basis, Supplier will manage the capacity of the Network to meet the Service Levels and respond to Gap’s operational requirements as they evolve. Such modifications will be subject to the Change Management procedure described in Section 5 (Change Management) of Exhibit A.2 (Cross Functional
Services). Supplier’s Network capacity optimization responsibilities include:

(A)	Monitoring, measuring, and reporting on the physical capacity of the Network.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(B)	Upgrading, removing, or adding Network capacity as necessary to meet Gap’s requirements.

(C)	Participating in joint * capacity planning reviews during which Supplier will generate recommendations to Gap based on Network capacity and performance monitoring.

(D)	Identifying future Network loads and utilization that could impact performance on the Network.

(E)	Developing forecasts of Network growth and other changes in response to the projected business and operational needs of Gap.

(F)	Supplier will propose to Gap for Gap Approval, changes to improve performance in anticipation of such future loads, including performance improvement expectations.

(d)	Conducting ad hoc performance sampling, as reasonably requested by Gap.

(e)	Developing implementation plans in support of Gap Approved business requirements.

2.9	Network Control and Connectivity Responsibility

(a)	Supplier is responsible for the provision, maintenance, and support of all Equipment and connectivity used to provide the Services. Gap Approval will be required prior to Supplier establishing connections to Supplier’s Service Locations or external networks.

(b)	Supplier’s responsibilities to provide Network control Services include the following:

(1)	Providing Gap with a single point-of-contact for Network inquiries and requests.

(2)	Management of vendors including regular status meetings, escalations, executive briefings and executive relationship building in accordance with Exhibit D.2 (Governance).

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.5	Gap/IBM Confidential and Proprietary Information	Page 12

(3)	Verifying and certifying operation and connectivity of Network infrastructure, and all other directly Network-connected devices. Supplier will provide specifications for the appropriate configuration and installation process for in-scope Gap Equipment that will be attached to, and will communicate over, the Network, subject to Gap Approval.

(4)	Providing management services to proactively monitor the Network for service degradation, including detection, isolation, diagnosis and correction of Gap IT Defects and Services Defects as described and defined Exhibit A.2 (Cross Functional Services).

(5)	Coordinating IP addressing and voice numbering and dialing plan management relative to *. Supplier will manage address and voice numbering schemes and notify Gap of limitations or capacity issues relative to the *.

(6)	Provisioning and maintaining sufficient redundancy and alternative routing, based on the design, to meet the Service Levels, and as required to meet Gap’s security and disaster recovery requirements.

(7)	Promptly disconnecting and end-billing of services including transport services, and removing related Equipment no longer needed by Gap upon the termination of the services at a Gap Site.

(8)	Supplier agrees to remove the applicable Equipment. Provide notice of a Network component retirement to designated Gap personnel not later than * after retirement according to Gap infrastructure logistics management and finance requirements.

2.10	Transport Provisioning

(a)	Supplier’s responsibilities for Transport Service Provisioning include:

(1)	Provisioning transport services from telecommunications suppliers using electronic order placement; tracking and receiving services to interact with transport services suppliers; and providing Web-based, electronic order status reporting mechanisms.

(2)	Confirming that orders are electronically acknowledged by telecommunications suppliers in a timely manor.

(3)	Provisioning upgrades, changes or deletion of transport services, as appropriate to meet Gap’s changing requirements in accordance with the Change Management procedures set forth in Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services).

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.5	Gap/IBM Confidential and Proprietary Information	Page 13

(4)	Interfacing and escalating with the appropriate transport services providers for problems related to turning up transport services.

(5)	Tracking relevant transport service information in the Network management system and configuration management system.

(6)	Other Provisioning Responsibilities include:

(A)	Identifying and documenting bandwidth requirements.

(B	) Maintaining Network Equipment in accordance with Third Party Vendor specifications and maintaining the maintenance inventory with the maintenance providers.

(C)	Troubleshooting new Network devices, and facilitating any repairs required to fully deploy devices.

(D)	Tracking Network assets according to the process identified in the Procedures Manual.

(E)	Performing Network Equipment installations, testing, and turnover to production according to operations criteria.

2.11	Performance Management

(a)	Supplier will provide the following Performance Management Services:

(1)	Review and report on the utilization of the data circuits to determine appropriate sizing and port speed given the topology of the data network;

(2)	Following migration to Supplier operations center, for the voice network, Supplier will report trunk utilization for each dedicated access line at Gap Sites;

(3)	Verify performance against the Service Levels;

(4)	Identify actual and potential bottlenecks in Gap’s voice transport services and data transport services;

(5)	Establish and report on trends for decision-making and planning of the data WAN, and voice network; and

(6)	Analyze the data network performance data to evaluate the efficiency of Gap’s data transport services.

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2.12	Capacity Management

(a)	As part of the voice transport services and data transport services, Supplier will:

(1)	For the data network, monitor such network and analyze and report on WAN component performance as it relates to capacity thresholds;

(2)	For the voice network, monitor the * for each trunk group viewable to Supplier;

(3)	For the data WAN and CSUs, Supplier will, upgrade, remove, or add capacity to Gap’s transport services as necessary to meet the Service Levels; and

(4)	Participate in joint capacity planning reviews with Gap during which time Supplier will make recommendations to Gap based on capacity management and performance management.

III.	WIDE AREA NETWORK (WAN) SERVICES

Supplier will provide the Services described in this Section for Gap’s Wide Area Network (the “WAN Services”).

3.1	WAN Technical Requirements

As of the Initiation Date and as necessary to satisfy Gap’s business requirements as they may change over time and are approved by Gap, Supplier will comply with or improve the following technical requirements for the WAN:

(a)	The specifications as contained in Exhibit D.6 (Technical Architecture and Product Standards) and as modified during the Term in accordance with Gap’s long range IT plan.

(b)	Consolidation of voice and data transport services * where it is economically and technically feasible to do so.

(c)	Where multiple access is used at a location, the voice and data traffic will be * where it is economically and technically feasible to do so.

(d)	Transport of video protocols over the IP Network between locations where it is economically and technically feasible to do so and where there is sufficient Network capacity.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(e)	Management of Gap’s * as well as any * used to transport the above traffic.

(f)	Supplier transmission Services profile will comply with applicable open system standards and specifications such as *.

(g)	Supplier will proactively manage Network conditions such that subscribed, committed, or incidental traffic from third parties will avoid congestion on facilities used to provide the Services.

3.2	WAN Design Criteria and Standards

(a)	The WANs include premise WAN Equipment, access circuits, backbone circuits, and WAN Software. These elements are represented in Exhibit D.6 (Technical Architecture and Product Standards) and should be used in designing the Network.

(b)	In its responsibilities for the WAN, Supplier will employ designs that align with the architecture.

(c)	On an ongoing basis, Supplier will propose for Gap’s review and approval, new Network design criteria and standards consistent with Gap’s Technical Architecture and Product Standards set forth in Exhibit D.6 (Technical Architecture and Product Standards), and Gap’s long range IT plan. Upon approval from Gap and in accordance with the Change Control Procedure, Supplier will implement such proposals.

(d)	Supplier will provide standardized design criteria and processes to include the following areas:

(1)	Routers, multiplexors, channel banks, CSU/DSUs, modems, and related WAN Equipment.

(2)	Physical environmental requirements for Equipment (including * and space requirements).

(3)	Cabling standards in accordance with generally accepted industry standards and Gap specific cabling standards.

(4)	Transport Service capacity specifications for data communications.

(5)	Network protocols (including *) and Network addressing.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.5	Gap/IBM Confidential and Proprietary Information	Page 16

(6)	Network management systems with * access for Authorized Users for the purpose of viewing complete configuration information and agreed-upon reporting.

(7)	Following completion of migration to Supplier’s environment, Network Policy and quality of service management systems to enable the specification, configuration, enforcement, lifecycle management and process automation related to applying and managing quality of service controls in Network devices.

(8)	Such other components of the Services as are necessary to comply with the Service Levels, and, as the parties agree, to meet Gap’s business and operational requirements as they may evolve.

3.3	WAN Transport Services

(a)	Supplier will design, engineer, order, install, test, cut-over, manage, and maintain the data WAN.

(b)	Supplier will order, install, test, and cutover back-up Data Transport Services to the primary Data Transport Services where needed to meet the Service Levels. Such back-up Data Transport Services may include *. Supplier will order, install, test, cutover, manage, monitor, and maintain the Third Party Vendor Data Transport Service providers.

(c)	Over the Term of the Agreement, and in accordance with the Agreement, Supplier will provide recommendations regarding Gap’s data network to meet the changing needs of Gap business units. Gap will review the recommended design changes and Approve or reject its implementation, in accordance with the Change Management procedure as set forth in Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services).

(d)	Supplier’s Data Network Management

(1)	For the data network, Supplier will engineer, design, install, test, cutover, manage, monitor, and maintain a network node manager to:

(A)	monitor the data network components;

(B)	capture and correlate element alarms;

(C)	auto generate a trouble ticket;

(D)	notify the network associates of the alarm; and

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.5	Gap/IBM Confidential and Proprietary Information	Page 17

(E)	assist the network associates in resolving/remedying any defects or other failures.

(2)	On a * basis, Supplier will provide a designated staffed management center and perform the following management functions for Gap’s data network components:

(A)	Centralized monitoring and proactive management of the primary and back-up data transport lines and features. Supplier will regularly test the ISDN back-up lines and monitor ISDN for unusually high usage, especially as it applies to the Store network.

(B)	Centralized maintenance dispatch/technician dispatch for repair of data network components; and

(C)	Coordinate with Gap’s cable and wire Third Party Vendors on all issues.

(e)	WAN Transport Design and Engineering

(1)	This Statement of Work provides Data Transport Services connectivity and components to connect the Gap Sites identified in Exhibit D.17 (Gap Sites).

(2)	Supplier will:

(A)	Document Gap’s data network including as-built documentation and testing troubleshooting criteria;

(B)	Document the specifications of the components installed, providing all necessary information for asset management (cost), the maintenance provider, and configuration management.

(C)	Review with Gap representatives, the hardware configurations for compatibility with the applications to be implemented in Gap’s data network; and

(D)	Document the network addressing plans used for the data network components, logical network device assignments, and logical parameters.

(3)	In support of Supplier’s design and engineering effort of Gap’s data network, Gap will assist Supplier in obtaining the IP addresses where needed for data network components.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.5	Gap/IBM Confidential and Proprietary Information	Page 18

(f)	WAN Implementation

(1)	In implementing WAN changes, Supplier will develop detailed Project schedules, identify Gap and Supplier activities necessary to implement the network, identify site contacts and document site specifications at each of the Gap Sites (a site contact may be responsible for multiple Gap Sites).

(2)	Supplier will conduct Gap Site surveys, for all Sites excluding Stores and those field offices co-located with Stores, where required to determine the specific location for the installation of the components and to gather Gap Site details for accurate engineering documentation.

(3)	Should Supplier discover a shortfall in the facility infrastructure that will not support the Services, Supplier will document the shortfall and the impact on the delivery of Services and installation of components. Supplier will report such information to Gap and work with Gap or its Third Party Vendors to mitigate the facility shortfall. Gap will be responsible for expenses incurred to correct the shortfall in facility preparedness.

(4)	For implementation of the Data Transport Services and back-up Data Transport Services, Supplier will:

(A)	Design and engineer the Data Transport Services;

(B)	Order, install, test, cutover, monitor, and maintain the Data Transport Services and manage the delivery of local access lines for the primary data transport;

(C)	Order, install, test, cutover, monitor, and maintain the Data Transport Services and manage the delivery of local access lines for the back-up data transport;

(D)	Coordinate with Gap’s site contact and the applicable Third Party Vendor contact to schedule and perform the installation of the Data Transport Services and/or components;

(E)	Plan the migration of Gap’s existing application traffic to the Gap data network and coordinate with Gap’s site contact and the applicable Third Party Vendor contact;

(F)	Track and manage to completion the installation, testing and cutover of the Data Transport Services at each Gap Site; and

Exhibit A.5	Gap/IBM Confidential and Proprietary Information	Page 19

(G)	Perform in-scope functions required to implement the data network.

(i)	With respect to the router installation, Supplier will:

(ii)	Load the configurations;

(iii)	Stage and ship the routers to the designated Gap Site;

(iv)	Test to determine that connected Gap Sites can communicate with each other and with the appropriate * center;

(v)	Verify connectivity with the network;

(vi)	Coordinate with Gap to test all applications practical to test to verify that changes are implemented successfully before closing the change; and

(vii)	Supplier will coordinate with Gap’s Third Party Vendors to isolate LAN troubles that affect WAN implementation.

IV.	REMOTE ACCESS SERVICES

4.1	Remote Access Services

Supplier will manage the distribution of the remote access dialer Software with the Gap remote access users for remote access services. Supplier will test the remote access dialer Software for integration into Gap’s standard PC image. Supplier will alert its remote access users when it is acceptable to download and use the remote access dialer Software. Supplier will accept dial in remote access users with *. The remote access dialer Software will connect to Supplier through the remote access user’s ISPs. The remote access dialer Software will be configured to provide a global directory to search for local access numbers, using the area code, or city or country.

(a)	Supplier’s selected remote access service supports:

(1)	*

(2)	*

(3)	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(b)	As of the Initiation Date, the remote access dialer Software will support the following operating environments:

(1)	*

(2)	*

4.2	Remote Access Transport Services

(a)	Supplier will manage * as remote access transport provider. * covers *.

(b)	Supplier will manage VPN concentrators to manage IP tunnels to individual employee laptops running the *.

(c)	* are administered by *.

V.	MOBILE DATA COMMUNICATIONS (MDC) (WIRELESS) SERVICES

Supplier will provide the services described in this Section for Gap’s Mobile Data Communications Services (the “MDC Services” or “Mobile Data Communications Services”).

5.1	Mobile Data Communications Services

(a)	Mobile Data Communications Services include the * that provides *, and the provisioning of Gap Authorized User various computing devices. The system will provide *. MDC Services include the * supporting a broad range of personal devices (i.e., *).

(b)	Supplier’s MDC Service responsibilities include call set-up; testing, and implementation of changes; problem determination; repair dispatch; and escalation of problems.

(c)	Supplier will recommend automated procedures to improve on the processes in place as of the Initiation Date and implement these procedures as approved by Gap.

(d)	Supplier’s responsibilities to provide Mobile Data Communications include:

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(1)	Providing configurations appropriate for various business functions (i.e., transportation, emergency management and incident command, *, and all Gap business functions such as merchandising, design).

(2)	Providing Equipment, Software, and service solutions to enable * access to Gap and Internet data and enterprise applications (i.e., e-mail, Intranet, *).

(3)	Providing connectivity from remote locations that enable functionality similar to local, direct connected network access.

(4)	Providing connectivity for Gap Authorized Users for workstations or LANs that are not operated or maintained by Supplier. This will be accomplished by *.

(5)	Providing Gap Authorized Users of * capabilities with access to Gap data repositories.

(6)	Enabling Laptops for * both in locations supported by * as well as independent locations.

(7)	Enabling Cellular Data services such as * through Supplier-contracted cellular providers and, if possible, personal cellular providers.

VI.	INTERNET ACCESS SECURE ZONE * AND EXTRANET

Supplier will support and maintain the Network and other components used to provide Internet connectivity to Gap. This will include * in accordance with Gap’s information security standards. Supplier’s responsibility for such functions includes the following:

(a)	Using technologically current tools, products, and methods, installing, implementing, operating and maintaining Gap’s Internet/Intranet connectivity and access systems for all Authorized User computing devices or servers connected to the LANs, including such * as may be required to operate the Internet access Services within Service Levels and according to the Procedures Manual.

(b)	Managing Internet access and transport.

(1)	Providing high-speed connectivity to Internet servers for data access and file transfers.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.5	Gap/IBM Confidential and Proprietary Information	Page 22

(2)	Managing routes and filtering as necessary.

(3)	Providing * Services for domains required by Supplier to manage the Equipment.

(4)	Performing capacity management on access connections.

(5)	Managing firewalls and proxy servers.

(c)	Supplier’s responsibility for such functions includes the following:

(1)	Using * as appropriate depending on the specific requirements of each project, supporting minimal and optional features as follows:

(A)	Confidentiality of data transmitted.

(B)	Authentication of parties exchanging data.

(C)	Data integrity checking of data transmitted.

(D)	Guaranteed delivery of data transmitted.

(E)	Provide intrusion detection Services on extranet access connections.

(F)	*

(2)	Supplier will design, engineer, order, install, test, cutover, manage, monitor, and maintain access connectivity to the Internet to accommodate Gap’s Authorized Users at the Gap Sites. Supplier will design, engineer, order, install, test, cutover, manage, monitor, and maintain Extranet connectivity for the Data Transport Services. For Gap’s remote access users, Supplier will order, install, test, cutover, manage, monitor, and maintain the necessary transport services connectivity.

(3)	Supplier will monitor the Internet/Extranet transport services capacity. As the utilization of the capacity exceeds the mutually agreed to level of utilization and performance, Supplier will recommend changes to the Internet/Extranet transport services connectivity. Such transport services connectivity changes will be processed through the Change Management procedure as set forth in Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services).

(4)	Internet/Extranet Access Management

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(A)	For Internet access, Supplier will design, engineer, order, install, test, cutover, manage, monitor, and maintain consolidated Internet transport services access connectivity, which, at a minimum, shall equal Gap’s connectivity in place as of the Reference Date.

(B)	For Extranet access, Supplier will design, engineer, order, install, test, cutover, manage, monitor, and maintain dedicated bandwidth at a centralized network hub or via a Third Part Vendor.

(C)	Infrastructure security management refers to the functions and activities required for the assigning and administering of security access controls related to the components installed, managed, and maintained by Supplier to isolate Gap’s network management from other networks in Supplier’s Data Center(s). To that extent, Supplier will install firewalls * to isolate Gap’s data network management infrastructure from other networks.

(5)	Firewall Security Management

(A)	For firewall security management service, Supplier will:

(i)	Design, engineer, order, install, test, cutover, monitor, manage, and maintain firewall components *, which service, at a minimum, shall equal the firewall security management service of Gap in place as of the Reference Date;

(ii)	Order, install, test, and cutover connectivity from the data network;

(iii)	Administer the Gap security policies for the firewall components;

(iv)	Implement the Gap security policies for Internet/Extranet;

(v)	Report detected attempts to breach the Firewall components to *;

(vi)	Manage and resolve/remedy such detected attempts *;

(vii)	Maintain firewall Software currency *; and

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.5	Gap/IBM Confidential and Proprietary Information	Page 24

(viii)	Perform configuration and capacity management for the firewall components.

(B)	* will routinely meet to discuss current Internet/Extranet security issues and identify changes to the Gap security policies and/or firewall infrastructure to maintain security of the data network.

VII.	LAN SERVICES

Supplier will provide the services as defined, and any others that may be required, in this Section for Gap’s LANs (the “LAN Services”).

7.1	LAN Installation and Removal

(a)	Performing the following in respect to installing and removing LAN Equipment:

(1)	Procuring and deploying new LAN Equipment and related Software to meet Gap’s business and Software requirements.

(2)	Designing, implementing (where appropriate), coordinating, installing, and managing new LAN environments subject to Gap Approval. These activities also include:

(A)	Implementing LAN connections for Gap Authorized Users.

(B)	Implementing Network connections for Software or the Gap Authorized User community.

(3)	For each piece of LAN Equipment that replaces existing LAN Equipment, configuring the LAN Equipment within the pre-defined technology standards for Gap’s business; transporting the LAN Equipment to the Gap Site or Gap Service Location where it will be installed; coordinating with the appropriate departments (internal and/or external to Gap) to validate that proper Network connectivity is obtained; managing the installation/connection of cabling; configuring and activating the appropriate LAN Equipment monitoring agent; and testing the LAN Equipment after implementation to include remote monitoring through agents and monitoring systems.

7.2	LAN Technical Specifications

(a)	As of the Initiation Date, and as identified by Gap to satisfy Gap’s business requirements as they may change over time and are Approved by Gap, Supplier will comply with or improve the following technical specifications for the Network:

(1)	The specifications as contained in Exhibit D.6 (Technical Architecture and Product Standards) as agreed by Supplier and Gap.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(2)	* where it is economically and technically feasible to do so and where there is sufficient Network capacity.

(3)	Provide notice of a Network component retirement to designated Gap personnel not later than * after site conversion to the transformed Network.

(4)	Supplier will provide Gap with a multi-protocol communications Network, including management of * as well as any * used to transport the above traffic.

(5)	Supplier transmission services profile will comply with applicable open system standards and specifications such as *.

(6)	Use of * to monitor LANs remotely.

7.3	LAN Design Criteria and Standards

(a)	The LAN consists of premise LAN Equipment, including intelligent/non-intelligent hubs and switches, Software, and intra-building wiring and cabling. These elements are represented in Exhibit D.6 (Technical Architecture and Product Standards) that must be used in designing the Gap LAN environments.

(b)	In its responsibilities for LAN services, Supplier will employ designs that align with the Network architecture consisting of the access layer, distribution layer, and core layer.

(c)	On an ongoing basis, Supplier will propose for Gap Approval, new Network design criteria and standards consistent with changes in technology; Gap’s business requirements; accepted industry practices; and updates to Gap’s Technical Architecture and Product Standards as set forth in Exhibit D.6 (Technical Architecture and Product Standards). Such proposals will be formally provided on * basis unless otherwise agreed.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(d)	Upon Gap Approval and in accordance with the Change Management procedures described in Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services), Supplier will implement such proposals.

(e)	Supplier will provide these standardized design criteria and processes to include the following areas:

(1)	* LAN Equipment including LAN switches and hubs.

(2)	Physical environmental requirements for Equipment (including *, electrical, * and space requirements).

(3)	Cabling standards in accordance with generally accepted industry standards.

(4)	Network protocols (including *) and Network addressing.

(5)	Network management systems with * access for Gap Authorized Users for the purpose of viewing complete configuration information and agreed upon reporting.

(6)	Network policy and quality of service management systems to enable the specification, configuration, enforcement, lifecycle management and process automation related to applying and managing quality of service controls in Network devices.

(7)	Such other components of the Services as are necessary to comply with the Service Levels and to meet Gap’s business requirements as they may evolve.

7.4	Physical Network Environment

(a)	Site Information

(1)	Supplier will maintain and update site information for the Gap Sites, necessary to satisfy Gap’s business and operational requirements as they may change over time. This information will be stored on the configuration management system and available online to Gap Authorized Users.

(2)	Whenever required to install a new Gap Site on the Network, Supplier will conduct a physical survey of that site to determine site features, implementation readiness, and all required work to facilitate the installation on the Network. Site survey information will be recorded in the configuration management system. Site survey information includes:

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(A)	Current transport services.

(B)	Telecommunications supplier point of entry.

(C)	Boundaries of responsibility.

(D)	Power* requirements.

(E)	Space requirements.

(F)	Equipment related special requirements.

(G)	Cabling and wiring requirements.

(H)	Historical performance analysis.

(I)	Other relevant environmental requirements.

7.5	Software Currency and Support

(a)	Supplier will interface with other Gap Third Party Vendors to promote compatibility of connectivity products, and will manage the subcontractors that provide Software support to Network products for which Supplier is otherwise responsible hereunder.

(b)	Supplier’s responsibilities to provide Software currency include the following:

(1)	Unless otherwise mutually agreed in writing by the parties, Supplier will not install a new release of Network Software code from the manufacturer that is less than * from its general availability.

(A)	All code revisions will be * and will have been *.

(B)	When such a code installation is required *, Supplier will install the appropriate manufacturer’s code for such Equipment operating system.

(2)	Demonstrating compliance with Gap Technical Architecture and Product Standards (as set forth in Exhibit D.6 (Technical Architecture and Product Standards)) and compliance with * security policies and standards as required hereunder.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(3)	Supplier will be responsible for Network Software (including those Software products required for connectivity), negotiating site licenses for Network Software, and answering Network Software questions and solving problems.

VIII.	NETWORK SECURITY

Supplier will design, implement, manage, and maintain security tools, procedures and systems required to protect the integrity, confidentiality and availability of Gap’s Data on the Network as necessary to satisfy Gap’s business and operational requirements as of the Initiation Date and as they may change over time, subject to the Change Management described in Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services).

Subject to Gap Approval, Supplier will be responsible for the selection of the network security tools as it pertains to Suppliers support of the Network as set forth in this Statement of Work. Gap reserves the right to review and approve the use of those respective tools selected.

Supplier’s responsibilities include:

(a)	Complying with Gap’s Network security policies and Network Architecture and Standards (as set forth in Exhibit D.6 (Technical Architecture and Product Standards)), whereby Supplier will follow its best practices with concurrence by Gap as set forth in this Statement of Work.

(b)	Using * (e.g., *) and assisting Gap in assessing compliance of the Gap managed Network elements with Gap security policies to include:

(1)	As it pertains to the Equipment, recovering or attempting to recover information that is lost or damaged as a result of a security violation.

(2)	Assisting in performing, security audits *.

(3)	Implementing * designed to prevent unauthorized access to the Network, in accordance with Gap’s requirements. This responsibility includes the following where appropriate:

(A)	Using * protocols for access for external networks.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(B)	Shutting down the services to prevent further unauthorized access.

(C)	Monitoring usage patterns, and investigating and reporting on significant discrepancies in those patterns as soon as reasonably practicable.

(D)	Reporting all attempts at illicit monitoring, interception, or eavesdropping or toll-fraud to Gap.

(E)	Following Gap standards for segmentation of the intranet to isolate certain data or applications using firewalls, access lists, * and any other IP traffic control techniques available.

(4)	Institute Change Management (in accordance with Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services) procedures to minimize introduction or exacerbation of security vulnerabilities occasioned by Network changes.

IX.	NETWORK ADMINISTRATION

Supplier will administer all Network requirements and activities, including processing change requests, administering passwords, and monitoring performance.

Other Supplier responsibilities include:

(a)	Administering passwords on network devices.

(b)	Performing capacity management expressly in support of administration activities such as checking memory capacity prior to loading a Software image into a device.

(c)	Monitoring usage-based voice or data services (e.g., *) and preventing inadvertent over usage.

(d)	Composing, editing and downloading configuration files to Equipment using administration platforms designed to provide *.

(e)	Upkeep and maintenance and changes to the configuration management database use as an operational database for network operation and documentation. Specifically, the *.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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X.	STANDARD VOICE SERVICES

Supplier will provide services described in this Section with respect to Gap’s standard voice services (the “Standard Voice Services”).

10.1	Standard Voice Services Technical Specifications

(a)	Subject to Gap Approval, as of the Initiation Date and as necessary to satisfy Gap’s business and operational requirements as they may change over time, Supplier will comply with or improve the following technical specifications for the Standard Voice Services:

(1)	Supplier will comply with the specifications as contained in Exhibit D.6 (Technical Architecture and Product Standards).

(2)	Supplier will provide Gap with Standard Voice Services that will make use of * infrastructure as specified by Gap and in accordance with technology architecture documents maintained by Gap.

10.2	Voice Transport Services

(a)	For Gap’s voice network, Supplier will:

(1)	Design and engineer the dedicated access trunks for inbound and outbound calls;

(2)	Manage the installation of network access lines;

(3)	Order, install, test, and cutover local and long distance access lines and VPN features where required and where available for inbound and outbound calls;

(4)	Maintain an inventory of the circuits in the voice network;

(5)	Supply * metrics based on numbers of minutes of each type of inbound and outbound call;

(6)	Order, install, test, cutover, manage, monitor, and maintain * voice service;

(7)	Provide * proactive monitoring (where available) and reactive management of the voice transport network; and

(8)	Provide * on-call operational support.

(b)	For the voice network, Supplier will:

(1)	Order, install, test, and cutover (as applicable) requests for voice service with Gap’s Third Party Vendor;

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.5	Gap/IBM Confidential and Proprietary Information	Page 31

(2)	Track voice transport order status; and

(3)	Coordinate installation of access lines and * with Gap’s Site contacts and * Third Party Vendors.

(c)	Perform remote diagnostics on Supplier provided *.

10.3	Standard Voice Services Design Criteria and Standards

(a)	On an ongoing basis, and at least *, Supplier will propose for Gap’s review and approval, new Network design criteria and standards consistent with Gap’s Technical Architecture and Product Standards (as set forth in Exhibit D.6 (Technical Architecture and Product Standards)). At a minimum, such proposals will be formally provided on * basis unless otherwise agreed.

(b)	Upon approval from Gap and in accordance with the Change Management procedures described in Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services, Supplier will implement such proposals.

(c)	Supplier will provide these standardized design criteria and processes to include the following:

(1)	Voice network premises Equipment including *, voicemail systems, lightning protection Equipment, * rectifiers, *, skills-based routing systems, call center statistics systems, and backup battery systems.

(2)	Physical environmental requirements for Equipment (including *, electrical, * and space requirements).

(3)	Cabling standards in accordance with generally accepted industry standards.

(4)	Transport service capacity specifications for voice communications.

(5)	Network protocols and dialing plans.

(6)	Network management systems with online, read-only, real time access for Gap Authorized Users for the purpose of viewing complete configuration information and agreed upon reporting.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(7)	Such other components of the services as are necessary to comply with the Service Levels, and, as the parties agree, to meet Gap’s business and operational requirements as they may evolve.

10.4	Standard Voice Services and Systems

(a)	Supplier will plan, install, manage, and maintain all applicable premise voice systems and services, including, voice mail, IP and Traditional *, key systems, handsets, *, skills-based routing systems, call center statistics systems, or other systems providing compatible functionality.

(b)	Other Supplier responsibilities include:

(1)	Updating all voice systems software in accordance with the mutually developed dialing plan.

(2)	Coordinating and planning the dial numbering plan as follows:

(A)	Gap’s dialing plan requires modification to grow with the company in the future and it will be re-designed by Supplier in partnership with Gap to provide usability of the plan;

(B)	Provide on-going design, administration and coordination of the dial plan changes;

(C)	Maintain an inventory of dial plan numbers for Gap’s voice network;

(D)	Coordinate with Gap Third Party Vendors to test and turn up new numbers or changes to the dial plan;

(E)	Track dial plan capacity;

(F)	Forecast requirements based on Gap business plans for adding Gap Sites to the voice network and the dial plan;

(G)	Manage the dial plan inventory to sustain agreed to spare number inventory for designated Gap Sites;

(H)	For adding new Gap Sites with a dial plan that does not conflict with the dial plan, Supplier will:

(i)	Add, change or delete Gap Sites to the dial plan;

(ii)	Update the dial plan database;

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.5	Gap/IBM Confidential and Proprietary Information	Page 33

(iii)	Coordinate such changes with Gap and its Third Party Vendors; and

(iv)	Manage the implementation of the change with the Third Party Vendors.

(I)	Changes to the dial plan will include adding new area codes, * and extension number ranges;

(J)	Adding a new Gap Site with telephone numbers that conflict with the Gap voice network dial plan will require changes in the new Gap Site’s dial plan prior to cutting over the new Gap Site to the voice network, or will require significant changes to the dial plan. For new Gap Sites with such numbering plan conflicts, Supplier will coordinate with Gap’s Third Party Vendor to develop a plan for implementing such changes in the *.

(K)	Coordinating with Gap’s * Third Party Vendor to make changes to the * routing software to allow the Gap Authorized Users at the new Gap Site to directly access the access lines to the voice network;

(L)	Configuring the * to route all non 7 digit dialed numbers for the new Gap Site to the access line (with appropriate over flow routing) that are destined to the new Gap Site (“*”); and

(M)	Changes to the dial plan will be processed through the Change Management Procedures as set forth in Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services).

(3)	Provisioning IP telephony systems and Software.

(4)	Maintaining an inventory of the hardware in the voice network. Specifically maintaining an inventory of all systems for agreement with the maintenance vendors.

(5)	Supplying * metrics with counts of different types of equipment and total and allocated ports.

(6)	Providing * proactive monitoring (where available) and reactive management of the voice network components.

(7)	Providing TDD Support (Telecommunications Device for the Deaf), including:

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(A)	Supplier will provide TDD capabilities at selected Gap Sites.

(B)	Supplier will provide maintenance and repairs to all TDDs.

(C)	Supplier will provide additional TDDs when requested.

(8)	Managing and maintaining Voice Response Units (VRU).

(A)	Supplier will provide the following management services as defined, and any others that may be required for Gap’s Voice Response Units in place:

(i)	Capacity planning support for port reconfiguration, based on peak call volume for each VRU application, and for disk or vocabulary memory utilization.

a.	Executing scripts to log ports in and out of the *.

b.	Verify VRU Data and * Network availability is stable through system monitoring.

c.	Reassigning/Assigning VRU applications based on application peak times.

d.	* application and vocabulary backups.

e.	Digitizing of new or updated vocabulary phrases.

f.	Providing consistent vocabulary recordings so that all application phrases are in one voice.

g.	Extensive system monitoring for critical peak Software periods such as may exist in Gap’s business.

(9)	Supplier will monitor alarms sent by any Gap phone systems on a * basis and will provide emergency and routine service in response to critical and non-critical problems, respectively, and preventive maintenance .

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(10)	For all systems located and maintained in Gap Sites, Supplier will perform regular preventive maintenance in accordance with the manufacturer’s specifications as set forth in the Procedures Manual.

(11)	Supplier will send documentation to Gap verifying that preventive maintenance has been completed for each location at the time of completion.

(12)	Where applicable, the manual activities below shall be carried out by automated preventive maintenance systems.

(A)	*, run * maintenance routines prior to the Business Day.

(i)	Dial into and confirm appropriate operation of voice mail systems.

(ii)	Verify that the system administration terminals are polling properly.

(iii)	Verify that the mail recorder systems are polling properly.

(iv)	Dial into such remote offices as prescribed in Supplier maintained operating guide and perform same procedures.

(v)	Verify operation of applicable voice mail, *, skills-based routing systems, call center statistics systems, key systems, *.

(B)	Clear all problems and notify the Gap Site manager.

(C)	Complete IMACs.

(D)	Review/plan future-move requests.

(E)	Maintain Third Party Vendor and Gap inventories current in the telecommunications asset management system.

(F)	Maintain cable records.

(G)	Maintain workspace.

(H)	Update site logs.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(I)	Perform back-ups on voice mail systems, *, and servers such as *.

(13)	Managing wireless telephony interfaces to Telephone switches.

(14)	Coordinating order and installation of analog lines for fax machines, modems, and other purposes within the Stores.

(15)	Calling Cards are excluded from Supplier’s duties. Calling Cards are maintained by Gap’s Telecom Cost Management in the *.

10.5	Voice Attendant Services and Phone Directories

(a)	Telephone operators are supplied by the * in *. Supplier need only make changes to support them from time to time and must maintain the * to carry the calls.

(b)	Supplier will run appropriate extract and load applications to import employee data for the Gap Web Directory.

XI.	CALL CENTER SERVICES

As of the Initiation Date, and as necessary to satisfy Gap’s business requirements as they may change over time and are approved by Gap, Supplier will comply with or improve the following technical specifications for the call center services (“Call Center Services”):

(a)	Supplier will provide Gap with Call Center Services utilizing *, skills-based routing systems, call center statistics systems.

(b)	Supplier will provide Gap with Call Center Services that utilize private, public, toll-free, circuit-switched or packet-based communications infrastructure as specified by Gap and in accordance with technology architecture documents maintained by Gap.

(c)	Monitor and record calls on a “handset” basis, which capture conversations irrespective of which line the trader is speaking on.

(d)	Interact with Gap Authorized Users regarding the configuration and scripting of * systems.

(e)	Make design changes on call trees and all call center applications and implement them.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(f)	Supplier must maintain * headcount in the * in * who is dedicated to the * call centers and does strategy, planning, project support, problem support, and coordinates closely with the HQ voice and data engineering and operations teams.

XII.	AUDIO AND VIDEO CONFERENCING SERVICES

12.1	General

As of the Initiation Date, and as necessary to satisfy Gap’s business and operational requirements as they may change over time and are approved by Gap, Supplier will comply with or improve the following technical specifications for the audio and video conferencing services (“Conferencing Services”):

(a)	Supplier will provide Gap with Audio and Video Conferencing Services utilizing external service providers and in-house systems.

(b)	Audio Conferencing will be available using * services, reservationless, operator assisted and with *.

(c)	Video Conferencing can be a combination of the Gap-owned video conference rooms (either via *), and external bridging vendors.

(d)	Voice Operations Staff must be available to schedule, set up, and troubleshoot video conference calls local to the buildings that use them in *. Staff may have to coordinate resources at other sites to help coordinate large meetings like town halls.

(e)	Voice Operations Staff must be available to coordinate the audio and video portions of large, executive hosted meetings such as the *.

12.2	Video Conference Unit Management and Maintenance Service

(a)	For the Gap Sites listed in Exhibit D.17 (Gap Sites), Supplier will establish * as mutually agreed upon by Gap and Supplier.

(b)	For video conference unit maintenance, Supplier will:

(1)	Maintain an inventory of video conference components and its technical details such as *;

(2)	Maintain a directory of Gap dial numbers associated with the video conference units;

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(3)	Establish and comply with a notification procedure in the Procedures Manual to notify Gap’s video users when a video room is not available due to scheduled maintenance; and

(4)	Order, install, test, and cutover * equipment, if required, for video conferencing units.

(c)	Supplier will create and maintain an inventory of video conference units and rooms with their facilities identified. Supplier will maintain an inventory of video conference unit Gap Site address, video contact name, and telephone numbers.

XIII.	ENGINEERING ASSISTANCE

Supplier shall provide the personnel required to design the Gap Network environment.

(a)	Supplier shall participate in all necessary phases of Gap’s IT Projects.

(b)	Supplier shall:

(1)	Collaborate with Gap engineering and architecture teams on:

(A)	Architecture and product standards

(B)	Project architecture for Gap initiatives

(2)	Provide comments and suggestions pertaining to any new and modified applications that use the network, including network components and network component sizing.

(3)	Provide Gap with the needed Network planning support to:

(A)	Assist Gap or Gap vendors engaged in application development and support such that the Gap Network meets business requirements (performance and availability) including:

(i)	Modeling

(ii)	Assistance in performance testing

(iii)	Simulation

(iv)	Technology assessments

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.5	Gap/IBM Confidential and Proprietary Information	Page 39

XIV.	STORE NETWORK / FIELD OFFICE NETWORK VOICE AND DATA IMPLEMENTATION

(a)	Supplier will provide adequate manpower and expertise to support Store and field office openings, closings, remodels, Store activities, and special projects and initiatives for both voice systems and data systems for the Network.

(b)	Scope of data technology covers the planning, design and implementation of the following:

(1)	WAN.

(2)	Router.

(3)	Switch.

(4)	Cabling.

(5)	Wireless Access Points and related control hardware and software.

(6)	Network to support other ancillary equipment and services in the Store such as *, hot spots (employee or customer), employee Workstations, *.

(c)	Scope of the voice technology includes the planning, design, and implementation of:

(1)	Telephone system (*, wireless phones).

(2)	Telephone lines to support the phones and other ancillary equipment and services in the Store such as alarms, elevators.

(3)	Telephone system cabling.

(4)	Ancillary systems such as *.

(5)	Support for Store voice trouble tickets.

(d)	Supplier shall provide for the Network portion of the Store activities including openings, closings and remodels by:

(1)	Supplier must interface to Gap finance, corporate construction and their suppliers, real estate departments, and the Gap Store departments such as * (who implement hand held devices, *, and in Store servers and systems), and voice and data planning and design personnel.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(2)	Supplier must be able to track and communicate numbers of activities, Schedules for activities and detailed constructions schedules, orders and order status.

(3)	Supplier must manage assets per location and type by using databases and spreadsheets as required.

(4)	Supplier must staff appropriately to meet brand Store activities schedules.

(5)	Supplier must be able to report on numbers of activities accomplished and planned as well as use this information for * budgeting.

XV.	GAP RESPONSIBILITIES

15.1	General

Except as otherwise agreed by the parties under this Agreement, Gap will be responsible for the items listed below. Subject to Section 17.2 (Interfering Acts) of the Agreement, nothing in this Section 15 (Gap Responsibilities) shall relieve Supplier of its obligations under this Statement of Work or the Agreement. With respect to the items and access provided by Gap, as set forth in this Section, Supplier shall use commercially reasonable efforts to utilize such items and access to such systems only to the extent necessary for, and only in the performance of Services under this Statement of Work.

15.2	Gap Retained Responsibilities

(a)	Implement the physical environmental requirements for Equipment – including *, electrical, * and space requirements.

(b)	Provide, as required, physical on-site voice network support for the New York campus.

(c)	Gap engineering shall be responsible for transforming and translating Gap’s business requirements into detailed System requirements for the Gap Network. Specifically, Gap shall:

(1)	Verify requirements;

(2)	Perform initial assessment and

(3)	Provide input to documented requirements.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.5	Gap/IBM Confidential and Proprietary Information	Page 41

Exhibit A.6

Statement of Work

Server Services

Date: January 13, 2006

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit A.6	Gap/IBM Confidential and Proprietary Information

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6	Gap/IBM Confidential and Proprietary Information

Statement of Work

Server Services

I.	GENERAL

1.1	Introduction

This Exhibit A.6 (Server Services Statement of Work) to the Agreement (this “Statement of Work”) sets forth the minimal server services that Supplier shall provide as of the Initiation Date, including services (1) to support Gap’s IT Environment, all as more particularly described in this Statement of Work and (2) with respect to the operation, management and support of Gap’s Server Environment, all as more particularly described in this Statement of Work (collectively described as the “Server Services”). The Server Services described herein apply generally to all Services provided by Supplier to Gap pursuant to the Agreement and shall be provided utilizing Supplier’s best practices. With respect to the Server Services hereunder, Supplier will also perform all activities and requirements as specified in Exhibit A.2 (Cross Functional Services).

Supplier shall provide information on the Server Services using a media that is efficient, easy to use, and easily accessible by Gap Authorized Users and subject to Approval by Gap. Gap expects that Supplier will bring value to areas in addition to those identified in the Agreement and this Statement of Work. Supplier should describe any unique capabilities it possesses for assisting Gap in achieving additional improvements and describe how it would make such capabilities available to Gap.

Unless otherwise provided, references to Sections will be to Sections of this Statement of Work and references to Exhibits will be to Exhibits of the Agreement. The section headings in this Statement of Work are for reference purposes only and will not affect in any way the meaning or interpretation of this Statement of Work.

Supplier shall provide the Server Services as required to meet or exceed the Service Levels in Exhibit B.1 (Service Level Matrix). Supplier (i) has responsibility for the performance of the Server Services detailed in this Statement of Work; and (ii) shall be held responsible for the performance of the Server Services without regard to the use by Supplier of third-party products or suppliers. All changes to this Statement of Work will be mutually agreed to by Gap and Supplier and implemented and managed using the Change Control Procedures.

1.2	Definitions

Except as otherwise expressly provided herein, or unless the context clearly requires otherwise, capitalized terms used in this Statement of Work shall have the meanings set forth below. Capitalized terms used in this Statement of Work

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but not otherwise defined in this Statement of Work shall have the meanings ascribed to them in Exhibit A.1 (Glossary to Statements of Work).

“Agreement” means the Master Services Agreement dated as of the Reference Date between Gap and Supplier.

“Asset Inventory and Management” has the meaning set forth in Section 12.1 (Asset Inventory and Management Systems).

“Currently Deployed Products” has the meaning set forth in Section 13.1 (Currently Deployed Products).

“DAS” means direct attached storage.

“DBMS” means data base management system.

“Domain Controller” has the meaning set forth in Section 8 (Directory Services and Network Based Appliances).

“Evaluation and Testing” has the meaning set forth in Section 13.11 (Equipment and Software Evaluation and Testing).

“NAS” means network attached storage.

“Network Based Appliances” has the meaning set forth in Section 8 (Directory Services and Network Based Appliances).

“NFS” means network file system.

“NIS” means network information services.

“NTP” means network time protocol.

“Refresh” has the meaning set forth in Section 12.6 (Technology Refresh).

“SAN” means storage area network.

“Services” has the meaning set forth in Section 1.1 (Introduction).

“SRM” means storage resource management.

II.	OPERATING PRINCIPLES AND OBJECTIVES

Supplier shall perform the Services in accordance with the following Gap operating principles and objectives:

(a)	All Equipment and Software configurations shall be standardized and access to all Equipment and Software must be capable of being restricted based on the Procedures Manual.

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(b)	Authorized Users shall have access to all assigned Software and data from any location when signed in.

(c)	Supplier shall use Supplier’s best practices in all aspects of the Services to provide a reliable and scalable environment and shall follow the Procedures Manual.

(d)	All Services shall be provided in compliance with and controlled by the Procedures Manual.

(e)	The Help Desk is responsible for initial contact with Authorized Users for IT needs, issues, requests, Incidents, and Problems.

(f)	The Authorized User experience shall be managed by the Help Desk.

III.	MESSAGING AND COLLABORATION

Supplier’s responsibilities for Gap’s messaging and collaboration Equipment and Software include:

3.1	Real Time Collaboration

(a)	Installing, operating, supporting and maintaining Gap’s messaging and collaboration Equipment and Software.

(b)	Implementing and Managing instant messaging logging capability, including for the internal instant messaging gateways within the scope of the Services provided under the Agreement.

(c)	Back up all instant messaging environment configuration data (including Authorized User contacts, etc.) in accordance with Section 11 (Storage Management).

3.2	Ad Hoc Collaboration

(a)	Installing, operating, supporting and maintaining all Equipment and Software associated with Gap’s ad hoc document collaboration and storage systems utilizing tools such as SharePoint.

3.3	Data Conferencing

(a)	Supplier shall support data conferencing utility, including mutually agreed upon acceptable products or data conferencing facilities.

3.4	E-mail Services

(a)	Installing, operating, maintaining and supporting all Equipment and Software associated with Gap’s current messaging environment and message archiving solution.

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(b)	Providing Authorized Users with access to historical messages based on Gap-defined aging and capacity guidelines.

(c)	Implement procedures to provide effective mailbox load balancing across Servers within the Gap IT Environment.

(d)	Implement appropriate mailbox and message recovery procedures in accordance with Section 11 (Storage Management).

(e)	Assume all responsibility for Managing the messaging environment including:

(1)	Mailbox, distribution list and group management.

(2)	Exchange routing and inter server connectivity.

(3)	Public folder management.

(4)	Exchange to * connectivity and performance.

(5)	Interfacing with the Operation Center to troubleshoot mail delivery and Authorized User performance issues.

(6)	Implementing and supporting Gap-defined and mutually agreed to anti-Malware/content filtering Software to protect enterprise messaging environment.

(7)	Supporting all necessary security related activities including investigations, emergency patching, Malware and spam protection. For example access to Authorized Users mailboxes.

(8)	Provide accurate and documented implementation of all necessary name resolution and inter-op configurations.

(9)	Support as needed of additional messaging-related services, including *.

IV.	FILE AND PRINT SERVICES; AD HOC DOCUMENT REPOSITORIES

4.1	File Services

Supplier’s responsibilities for file services include:

(a)	Upon direction from the Help Desk in response to an Incident or Problem, support the ability of Authorized Users for access to files stored on Gap’s approved file services solutions including * and * environments.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(b)	Installing, operating, maintaining and supporting all Equipment and Software associated with Gap’s file services environment.

(c)	Support the use of file encryption, in depth access control list capability, access logging and full integration with *.

(d)	Support the implementation of * within Gap and associated physical isolation of data.

(e)	Monitor and manage the capacity to cover existing file server storage needs and appropriate capacity for Authorized User files in support of Gap’s Network focused strategy.

(f)	On an ongoing basis, identify locations that might or are experiencing less than optimal file access performance.

(g)	Implement appropriate backup and restore procedures to preserve the integrity of the file services environment and its contents in accordance with Section 11 (Storage Management).

(h)	Implement and follow procedures to manage appropriate quota capabilities that shall allow the limiting of storage usage by Authorized Users and groups.

(i)	Implement and Manage an *.

(j)	Provide support for the application and modification of file and directory permissions.

4.2	Print and Electronic Output Media Operations

Supplier shall assume full responsibility for the San Francisco centralized print operations services Servers including:

(a)	Supporting, maintaining and coordinating print operations.

(b)	Managing print queues and performing quality control functions as necessary.

(c)	Supporting, maintaining and coordinating all print spooling activities.

(d)	Managing print queues and performing quality control functions as necessary.

(e)	Identifying, reporting and resolving Equipment-related Incidents and Problems with print devices (excluding convenience center printers operated by Gap).

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(f)	Scheduling preventive maintenance on print output Equipment based on reviews, analyzing Equipment performance records and original Equipment manufacturer recommendations on an as needed basis (excluding convenience center printers operated by Gap).

(g)	Providing Equipment/Software support and print operator support for the San Francisco Site. All consumables for printer operations shall be responsibility of Gap.

(h)	Implementing, maintaining and managing Application print Software, configuration management, and providing troubleshooting/support using Gap Approved print management tools.

V.	DATABASE MAINTENANCE, SUPPORT AND MANAGEMENT

5.1	Database Maintenance and Technical Support

Supplier’s responsibilities for database maintenance and support include:

(a)	Performing physical database administration functions for the databases, including storage management services, installing, maintaining, tailoring and monitoring of database Software, backup and recovery, standards, tuning and support.

(b)	Maintaining database Equipment and Software and database management related tools.

(c)	Allocating database storage and identifying and recommending future database storage needs based on Gap’s usage and trends.

(d)	Configuring database storage at the operating system level.

(e)	Implementing and maintaining the physical database instance environment and the primary physical database storage structures (table spaces) once an Application and its database have been designed.

(f)	Implementing and modifying database security roles and administering access authorization to database resources.

(g)	Validating compliance with database licensing agreements.

(h)	Debugging database system Incidents and Problems and apply fixes if necessary, all in accordance with Section 11 (Incident and Problem Management) and Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services).

(i)	Developing and maintaining job scripts related to physical database administration.

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(j)	Providing Data Base Management System (“DBMS”) ID administration in accordance with the Procedures Manual.

5.2	Database Management

Supplier’s responsibilities for database management include:

(a)	Performing physical DBMS database control functions to support systems existing as of the Initiation Date, and any planned new systems development.

(b)	Planning for changes in the size of databases due to business growth and project Implementation based on information supplied by Gap and regularly submitting plans to Gap for Approval.

(c)	Maintaining, operating, and upgrading all Supplier-provided automated monitoring tools to monitor database performance.

(d)	Performing database shutdowns and restarts in accordance with Section 11 (Incident and Problem Management) and Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services).

(e)	Performing reorganizations and preventative maintenance to optimize performance as required, including monitoring archive log growth and database reorganizations.

(f)	Maintaining the databases to meet performance standards, maximize efficiency and minimize outages.

(g)	Maintaining, updating, and implementing database archive processes and procedures to recover from an outage or corruption to meet Gap’s business requirements.

(h)	Providing physical database management support including providing backups and restores of data to meet Gap’s business requirements.

(i)	Installing, maintaining and supporting database Software products (e.g., installation of patches and service packs for major and minor releases) and testing and implementing database environment Changes as Approved by Gap in accordance with Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services).

(j)	Proactively providing capacity planning to prevent and Resolve Incidents caused by lack of capacity (e.g., dataset or table space capacity events, full log files etc.).

(k)	Maintain contracts with third party database and utility Software vendors who provide updates to keep systems current.

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(l)	Performing Incident and Problem detection and fault isolation for downtime and performance events.

5.3	Database Administrative Support

Supplier’s responsibilities for database administrative support include:

(a)	Employing database performance analysis to confirm physical database requirements to support Gap’s business systems.

(b)	On request, providing Gap with Documentation of files generated by the file Management system, including name and utilization statistics.

(c)	Developing, documenting and maintaining physical database standards and procedures subject to Gap’s Approval.

(d)	Participating and cooperating with Gap and Third Party Vendors in determining physical database Changes; the impact of ADM work; and Implementing necessary Changes to relevant databases, subject to Gap’s Approval and in accordance with Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services).

VI.	MESSAGING AND INTEGRATION

Supplier shall:

6.1	General Requirements

(a)	Support the products utilized in this area (such initial products are listed below) including environment design, product installation, maintenance, administration and *, * level production support.

(b)	Support development activities or consulting for development activities based on the Project needs.

6.2	Messaging

(a)	Products include: *.

6.3	Integration

(a)	Products include: *.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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6.4	B2B

(a)	Work in conjunction with * to support Gap’s B2B Hub.

(b)	Support the products utilized in this area including environment design, product installation, maintenance, administration and * level production support.

(c)	Support Gap’s * and * infrastructure for vendor data interchange.

VII.	ELECTRONIC DATA WAREHOUSE

Supplier shall:

7.1	Support for Teradata Data Warehouse

(a)	Support the products utilized in this area including environment design, product installation, maintenance, administration and support.

7.2	Support for Reporting Tools

(a)	Support the products utilized in this area including environment architecture and design, product installation, maintenance, administration and support. Products include:

(1)	*

(2)	*

(3)	*

(b)	Provide system consulting and design support for development teams, including the business intelligence and reporting teams on the proper design, development, tuning and support for solutions using the data warehouse to provide reliable and acceptably performing business solutions.

VIII.	DIRECTORY SERVICES AND NETWORK BASED APPLIANCES

Supplier’s responsibilities for supporting, maintaining and operating Gap’s Network Based Appliances on the same physical device, known as either a “Domain Controller” or “Network Based Appliance” include:

8.1	Network Based Appliances

(a)	Supplier shall provide a common set of services for Domain Controllers or Network Based Appliances which shall be supported as a caching and Network performance service.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6	Gap/IBM Confidential and Proprietary Information	Page 9

(b)	Supplier shall support the Domain Controllers or Network Based Appliances, including:

(1)	Configure and maintain servers to provide agreed to Server Availability.

(2)	Manage the Server recovery process so that the impact to Network traffic is minimized.

8.2	*

(a)	Supplier shall monitor and take appropriate action such that each * is correctly participating in the overall * environment.

(b)	Supplier shall Implement an appropriate series of checks and balances so that the * are accurately resolving names.

8.3	*

(a)	Supplier shall monitor and take appropriate action such that each * is correctly participating in the overall * environment.

(b)	Supplier shall Implement an appropriate series of checks and balances so that the * are correctly assigning leases and meet the defined configuration settings.

8.4	*

Supplier’s responsibilities with respect to the management of Gap’s * include:

(a)	Monitoring and supporting all * processes on all Domain Controllers.

(b)	Monitoring and supporting all * replication and site management (intra and inter site).

(c)	Developing processes and procedures such that Gap’s * environment can be restored to a functional state in accordance with Section 11 (Storage Management).

(d)	Providing Group Policy Administration.

(e)	Providing Logon Script development and maintenance.

(f)	Providing Organizational Unit (OU) and User Management.

(g)	Providing Trust Relationship Management.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6	Gap/IBM Confidential and Proprietary Information	Page 10

(h)	Providing * and * interfaces.

(i)	Maintaining and enhancing existing Authorized User and administrator tools and web interfaces as necessary to support Gap’s Active Directory environment.

(j)	Managing and deploying global catalog Servers as directed by Gap.

(k)	Assuming full responsibility for daily operations and any interactions with identified Gap groups, necessary for the data integrity of the Active Directory.

(l)	Supporting all Active Directory related features not previously mentioned including *

8.5	Proxy

(a)	Supplier shall be responsible for monitoring and maintaining any web cache proxy services.

(b)	Supplier will design, engineer, order, install, test, cutover, manage, monitor, and maintain the proxy server components for the data network and implement Gap security policies with respect to proxy servers. For the proxy servers, Supplier will:

(1)	Design, engineer, order, install, test, cutover, maintain, monitor, and remotely manage the proxy servers, which services, at a minimum, shall equal the services provided by Gap in place as of the Reference Date;

(2)	Administer and manage the proxy policies in accordance with Gap’s requirements;

(3)	Provide configuration, performance and capacity management; and

(4)	Provide URL filtering to restrict access by Gap Authorized Users to a defined set of URLs that are deemed inappropriate. This list will be updated every *, if required, and notify the Gap Infrastructure Partnership Executive of attempts to access such restricted URLs.

8.6	Domain Controller

Supplier’s responsibilities with respect to Domain Controllers include:

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6	Gap/IBM Confidential and Proprietary Information	Page 11

(a)	Monitoring and taking appropriate action such that the * component of each of these servers is configured for optimal performance and availability.

(b)	Monitoring and taking appropriate action such that the * is participating appropriately in replication.

(c)	In the event of a rebuild, providing an efficient Network active directory recovery procedure that utilizes *.

IX.	IDENTITY MANAGEMENT

Supplier shall assist Gap as needed for audit and investigations.

X.	SERVER ENVIRONMENT

10.1	Servers – General Requirements

For this Statement of Work “Servers” shall mean all classes of Gap Servers including Servers (*). As of the Initiation Date, Supplier shall assume responsibility for the operation, proactive monitoring, management and support of the Server environment, Equipment and Software of the types employed by the Gap, including:

(a)	Server Services shall be performed on all existing and new Servers and associated peripheral Equipment located at Gap Sites and Data Centers that support Gap’s business operations.

(b)	Supplier shall provide support for ADM teams, Gap and Third Party Vendors, as needed for the successful operations of the applications on Supplier maintained Servers.

(c)	At Supplier Service Locations, Supplier shall provide all support resources (e.g., Supplier Personnel, Software and Equipment including server racks, Cabling, Wiring), either remote or local as required to support the Gap Server Environment. At Gap Sites, Supplier will provide the Cabling and Wiring that interconnects the Equipment as well as power from the PDU (Gap provides power to/at the PDU). Building wiring at Gap Sites outside of the computer rooms to be changed or added will be handled as a Non-Recurring Initiative.

(d)	Supplier shall provide the Services and integrate and coordinate them with Gap’s retained responsibilities.

(e)	Supplier’s responsibilities for Server administrative functions include:

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6	Gap/IBM Confidential and Proprietary Information	Page 12

(1)	Performing Server administration functions, including: development, establishment, installation, and maintenance of directories, directory structures and naming conventions.

(2)	Purging records, file and old Authorized User accounts, as appropriate.

(3)	Restoring deleted files upon request from the Help Desk.

(f)	Supporting the Incident and Problem Management processes described in Section 11 (Incident and Problem Management) of Exhibit A.2 (Cross Functional Services) by tracking, managing, analyzing, resolving all Incidents and Problems arising from, relating to, or affecting the Server Environment assigned to it by Gap or self-assigned in accordance with the Procedures Manual and providing Gap with a root cause analysis or such other reports as required in Section 11 (Incident and Problem Management) of Exhibit A.2 (Cross Functional Services).

(g)	Supplier’s responsibilities with respect to Incident and Problem Management include:

(1)	Performing proactive Incident and Problem Management within the Server Environment as required by Section 11 (Incident and Problem Management) of Exhibit A.2 (Cross Functional Services) and resolving Incidents and Problems caused by conditions internal and external to production programs in accordance with Section 11 (Incident and Problem Management) of Exhibit A.2 (Cross Functional Services).

(2)	Performing failure trend analysis as required.

(3)	Analyzing performance metrics.

(4)	Responding proactively to potential Incident and Problem areas.

(5)	Taking appropriate action to Resolve all Incidents and Problems occurring with respect to the Server Equipment or Software, including resolving, escalating internally within Gap and Coordinating with Third Parties respect to all Incidents and Problems associated with the Servers.

(6)	Developing, maintaining, and utilizing an emergency contact list and escalation procedures to Resolve Incidents and Problems.

(7)	Resolving Incidents when possible and performing job restarts or back outs.

Exhibit A.6	Gap/IBM Confidential and Proprietary Information	Page 13

(h)	Using agreed upon and standardized tools for system installation, asset management, performance management, capacity resource management, configuration management, Authorized User ID administration for Supplier system administrators (including reporting, creation and deletion of Authorized User Ids and provide related audit trails), Change Management, Incident and Problem Management, and backup and restoration.

(i)	Providing management Servers and all Software for management of Servers (including peripheral Equipment).

10.2	Server Operational Responsibilities; Production Control and Scheduling

Supplier is responsible for all production control and job scheduling functions for the Gap Server Environment, including:

(a)	Assuming responsibility for and performing all master console functions, including (1) console operations, including monitoring all processing alarms; (2) monitoring the Server Environment, alarm systems and environmental controls on a * basis; (3) performing basic Incident and Problem determination on systems and components managed by Supplier, including Equipment and Software related Problems; and (4) resolving all such Incidents and Problems. In addition, as part of Supplier’s participation in a multi-vendor environment, to the extent it identifies Incidents or Problems affecting the Gap IT Environment, it shall report such issues to Gap in the same manner as required under Section 11 (Incident and Problem Management) of Exhibit A.2 (Cross Functional Services).

(b)	Scheduling jobs and other processing activities to achieve optimum performance within completion times designated by Gap.

(c)	Checking job outputs and print queues for successful completion and Changing job priorities.

(d)	Defining, creating and controlling all automated operation functions using Software and programming tools determined by Supplier with Gap Approval.

(e)	Enforcing job control and job naming standards.

(f)	Issuing network and operator commands to control all Servers platforms.

(g)	Completing Gap defined processing, backups, and restores in the correct sequence and within the time periods designated by Gap.

(h)	Identifying job dependencies; and creating and Maintaining job dependencies.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6	Gap/IBM Confidential and Proprietary Information	Page 14

(i)	Integrating all production control and scheduling functions in conformity with Gap requirements.

(j)	Developing, distributing, and obtaining Gap Approval of schedules prior to Implementation.

(k)	Coordinating and modifying schedules for special requests and complying with Gap priorities.

(l)	Prepare and execute Applications job streams for production scheduling and execution.

(m)	Providing schedule status exception updates.

(n)	Establishing, documenting and maintaining standards for production jobs.

(o)	Creating problem reports for job abnormalities using the Incident and Problem Management procedures as described in Section 11 (Incident and Problem Management) of Exhibit A.2 (Cross Functional Services).

(p)	Coordinating with Gap ADM staff and third party providers of ADM services as required.

(q)	Establishing job schedules and dependencies based on Application and Gap requirements, execute such schedules as well as monitoring to ensure schedules and triggers are functioning correctly and on-time.

(r)	Resolving interruptions caused by conditions external to production programs, such as disk or tape Incidents or Problems.

(s)	Executing re-runs as requested by Gap and restarting jobs according to * procedures (for example, procedures for successful back-outs etc.), which procedures shall be subject to Gap Approval prior to Implementation.

(t)	Performing backups and restores (both scheduled and ad hoc), as set forth in backup and recovery procedures.

(u)	Managing, maintaining and applying enhancements to Software scheduling tools as specified by Gap.

(v)	Responding expeditiously to requests from Gap for priority job execution.

(w)	Prioritizing and scheduling batch jobs and report distribution systems (in accordance with Gap schedule parameters) to optimize use of processing windows and scheduled availability of on-line Applications dependent on batch processing, while meeting batch completion times.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6	Gap/IBM Confidential and Proprietary Information	Page 15

(x)	Performing Documentation control functions on all operational documentation, including Servers processing.

(y)	Resolving scheduling conflicts in coordination with Gap.

(z)	Promptly notifying Gap if special requests shall affect the timely completion of other tasks.

(aa)	Providing Gap with all schedule status updates.

(bb)	Participating in Projects that involve or impact the supported technologies.

(cc)	Continuously enhancing processing capabilities and efficiencies through system tuning and other improvements.

(dd)	Proactively monitoring utilization needs and efficiencies and reporting regularly on tuning initiatives.

(ee)	Performing * processing for Servers.

(ff)	Using agreed upon monitoring tools, monitoring Equipment and Software used to provide the Services with respect to the Servers on a * basis, verifying and making adjustments to support proper Server operations, including:

(1)	monitoring availability

(2)	up/down status of system processes;

(3)	monitoring and responding to system alerts and events;

(4)	monitoring and responding to Equipment alerts and events;

(5)	monitoring and Maintaining system error logs;

(6)	performing system recycles per pre-defined short term operational schedule and maintenance windows;

(7)	monitoring the performance of an on-line interactive traffic;

(8)	monitoring and responding to alarm systems and environmental controls; and

(9)	monitoring the transmission of files and providing operational support for data transmission (send/receive) between Gap Sites and any other parties as designated by Gap consistent with Supplier’s best practices unless otherwise directed in writing by Gap.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6	Gap/IBM Confidential and Proprietary Information	Page 16

(gg)	Performing all systems maintenance in accordance with Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services) and in a manner designed to minimize any adverse impact to Gap’s business.

(hh)	Performing periodic shutdowns and restarts as required and executing utility functions in accordance with Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services), providing full functional restoration after restart.

(ii)	Maintaining, administering, and utilizing necessary automated tools and processes for system management that are required to be delivered or utilized by Supplier elsewhere in this Agreement or pursuant to any other Exhibit to the Agreement, all in accordance with Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services).

(jj)	Maintaining and providing to Gap all required calendars, tables, parameters and definitions for all tools used by Supplier to automate manual processes and procedures and to automate and improve the quality of the operation of the Server Environment.

(kk)	Providing remote monitoring and management for Equipment not located at a Supplier-operated facility.

(ll)	Maintaining all Documentation existing as of the Initiation Date relating to the Gap IT Environment. As to Documentation not existing as of the Initiation Date, providing and maintaining physical and logical diagrams of the existing Gap IT Environment.

(mm)	Maintaining up-to-date operational Documentation for all operations procedures and services. All such operational Documentation shall be subject to review and Approval by Gap prior to Implementation.

(nn)	Providing Gap with an assessment of the impact of all architecture and design Changes, all of which must be Approved by Gap in writing in accordance with Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services).

(oo)	Identifying opportunities for Gap to reduce its Service, Equipment and Software costs and/or improve system performance. Such opportunities shall be Implemented in accordance with Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services).

(pp)	Complying with agreed standards for configurations, operations, coordination, metrics collection and reporting.

(qq)	Analyzing performance metrics and responding proactively to potential Incident and Problem areas.

Exhibit A.6	Gap/IBM Confidential and Proprietary Information	Page 17

(rr)	Identifying and recommending requirements for system upgrades and other configuration design Changes, and reviewing and coordinating these Changes with Gap in accordance with Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services).

(ss)	Forcing-off Authorized Users to perform or maintain system operations in accordance with Gap-Approved procedures.

(tt)	Updating and maintaining all appropriate definitive software libraries in accordance with the Procedures Manual.

(uu)	Installing, proactively monitoring, supporting and adjusting or reallocating (up or down) data storage and processing capacity to facilitate the provision of the Services.

(vv)	Coordinating with Gap to implement test and performing all Disaster Recovery functions described in Section 3 (Disaster Recovery Services) of Exhibit A.2 (Cross Functional Services), including performing regular Disaster Recovery and contingency testing.

(ww)	Maintaining and adhering to Gap’s scheduled maintenance window requirements.

(xx)	Supporting and performing data transfers (e.g., – FTP).

(yy)	Supporting Server rights and privileges audits as required by Gap.

(zz)	Complying with Gap’s file and data backup requirements as set forth in the Procedures Manual, and, as required by the Help Desk, recovering lost or damaged files from the Server backups.

(aaa)	Using the agreed upon tools, proactively monitoring and reporting to Gap on resource shortages, and reporting utilization statistics and trends to Gap on a monthly basis. These reports shall include and be based upon mutually agreed upon parameters, including:

(1)	Memory (RAM) (average peak utilization for the applicable monthly period).

(2)	Disk (average peak utilization for the applicable monthly period).

(3)	Servers that have gone above a defined set of thresholds.

(bbb)	Supplier shall work with Gap to minimize the number of Servers and to consolidate them, or take such other actions to run the Server Environment as efficiently as is technically feasible, considering the business needs of Gap.

Exhibit A.6	Gap/IBM Confidential and Proprietary Information	Page 18

(ccc)	Supplier’s additional responsibilities include:

(1)	*

(2)	*

(3)	Providing management of Gap domain structure in accordance with the Procedures Manual including, but not limited to, verification of the synchronization of domain controller databases and management of browsing service.

(4)	Providing management of Gap Network Information Services (NIS), Network Time Protocol (NTP), Network File System (NFS) and auto mounting structure including synchronization of maps.

(5)	Subject to Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services), installing Supplier provided backup server, gateway, tape, disk and other Equipment required to maintain a support level necessary to meet Gap’s business requirements.

(6)	Updating and maintaining shared-use file server libraries.

(7)	For the purpose of license tracking, Supplier shall monitor standard licensed Software, including, where feasible, automated metering and license tracking.

(8)	Providing server disk backup, as appropriate, with off-site storage for Disaster Recovery purposes. If necessary, assisting Gap’s on-site staff in providing the above services for sites where Supplier does not have appropriate on-site personnel.

(9)	Coordinating with the Help Desk to assist individual departments and Authorized Users in recovering lost or damaged file recovery from the Server backups, including resetting security passwords for Authorized Users according to security procedures Approved by Gap. If necessary, assisting Gap’s on-site staff in providing the above services for sites where Supplier does not have appropriate on-site personnel.

(10)	Providing system administration and operational support for * (as defined in Exhibit B (Service Level Agreement)).

(11)	Providing system administration and operational support for * requiring manual fail-over methods as agreed to by Gap and Supplier.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6	Gap/IBM Confidential and Proprietary Information	Page 19

(ddd)	Complying with Gap’s physical specifications, retention periods and security and providing compliance reports.

(eee)	Providing adequate data to enable Gap to monitor compliance with retention and storage requirements.

10.3	Performance Management

Supplier’s responsibilities for performance management of the Servers include:

(a)	Performing all activities required for monitoring and optimizing performance to reduce Gap’s costs or to improve Service Levels.

(b)	Providing performance monitoring, tuning, and reporting.

(c)	Providing written systems performance reviews and analysis to Gap on a * basis.

(d)	Conducting system performance testing when required and when requested by Gap.

(e)	Performing * on * situations.

(f)	Resolving * situations.

(g)	Providing current performance status reporting to Gap in accordance with Exhibit D.13 (Management Reports), including performance Incident and Problem Resolution statistics.

10.4	Capacity Management

Supplier’s responsibilities with respect to capacity management include:

(a)	Monitoring system utilization, capacity limits, and expected capacity needs.

(b)	Providing * reporting to Gap on system capacity status.

(c)	Implementing additional capacity subject to Gap Approval and Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services) or advising Gap regarding the need for additional capacity.

(d)	Proposing system capacity planning models and methodology to Gap, and incorporating Gap’s capacity planning recommendations into its planning model.

(e)	Implementing and complying with the mutually agreed to system capacity planning approach.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6	Gap/IBM Confidential and Proprietary Information	Page 20

(f)	Monitoring and reporting system utilization, capacity limits, and expected capacity needs.

(g)	Performing capacity planning analysis on all aspects of the Server Environment (e.g., disk, memory and CPU) and formally reviewing * capacity requirements and providing recommendations for optimum capacity solutions.

(h)	Proactively developing and delivering to Gap forecasts of growth and other Changes to the projected Gap business and operational needs disclosed by Gap to Supplier on a * basis, or at such times as Gap may require.

(i)	Revise the system capacity-plan based on actual performance, as set forth in the Procedures Manual.

10.5	Configuration Management

Supplier’s responsibilities for configuration management include:

(a)	Maintaining a library of Supplier-provided information and documentation for any new, enhanced or modified Software Installed by Supplier, and thereafter maintaining a library of Supplier-provided updates to such materials.

(b)	On an ongoing basis, evaluating alternative configurations and recommending solutions that shall enable significant cost reductions or performance improvements to Gap.

(c)	Complying with the agreed upon standard configurations.

10.6	Engineering Assistance

(a)	Supplier shall provide Supplier Personnel required to assist Gap engineering in designing the Gap Server Environment, including:

(1)	Collaborating with Gap retained engineering and architecture teams on:

(A)	Architectural standards and product standards; and

(B)	Project architecture for Gap initiatives.

(2)	Performing implementation, Project Management of implementation, support, and management of the Support for Gap’s Server Environment.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6	Gap/IBM Confidential and Proprietary Information	Page 21

(3)	Supporting Gap engineering with requirements gathering by providing any requested data pertaining to Gap’s Server Environment.

(4)	Providing Gap engineering with access and visibility into any aspect of Gap’s Server Environment.

(5)	Consulting with Gap engineering and directly with product vendors in troubleshooting and supporting Gap’s Server Environment.

(6)	Providing comments and suggestions pertaining to any new and modified Server Environment designs and changes, including: Equipment, Software, firmware, middleware, operating systems, Network components, and Servers not located on Gap’s premises.

(7)	Performing proactive Management of Gap’s Server Environment, including identifying areas in which Gap’s Server Environment would be improved or need to be addressed in order to prevent future issues from arising.

(8)	Providing all requested services for Servers residing at a Supplier Site, including: *.

(9)	Providing end-to-end Project Management for implementation in accordance with Section 13 (Project Management and Support) of Exhibit A.2 (Cross Functional Services).

(10)	All Supplier engineering activities shall be subject to Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services).

XI.	STORAGE MANAGEMENT

Supplier’s responsibilities for Gap’s storage infrastructure (including Direct Attached Storage (DAS), Network Attached Storage (NAS), and Storage Area Network (SAN)) include:

11.1	General Requirements

(a)	Implementing, maintaining, operating, supporting, optimize, and monitoring Gap’s storage environment.

(b)	At all times, remaining current in the knowledge and use of data storage technology and management products and applying this knowledge to Gap’s storage environment.

(c)	Adhering to mutually agreed to Gap standards: products, design, engineering configuration, layout, RAID levels, etc.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(d)	Provide for the availability, performance and integrity of Gap’s Data via storage management operations and processing.

11.2	Online Storage Management

(a)	Implementing and maintaining the storage infrastructure solution in compliance with Gap technology architecture requirements and in accordance with Gap’s corporate standards.

(b)	Allocating storage and assigning and initializing online storage volumes as response to demand and usage and as otherwise required by Gap.

(c)	Configuring volumes and file systems on host systems as required by Gap.

(d)	Adding or deleting storage volumes and file systems based on demand/usage, including returning freed resources back to the free resource pool.

(e)	Securing Gap Data through the use of * as required by Gap.

(f)	Conducting pro-active monitoring of storage for availability and optimal usage and performance (some monitoring and reporting is in support of other functions such as SRM, etc.).

(g)	Performing capacity planning to insure adequate storage is available when needed, including providing trending data and analysis to Gap for review.

(h)	Identifying and recommending additional capacity or improvements to the storage infrastructure to Gap.

(i)	Utilizing the Software tools as mutually agreed upon by Gap and Supplier, conducting pro-active monitoring to measure the efficiency of online storage access and taking corrective action as needed (including performance adjustments to Equipment and Software, or file placement as required to maximize performance).

(j)	Monitoring and tuning performance of all components of storage Equipment and hosts as long as the modifications do not invalidate the design and configuration as specified by Gap.

(k)	Configuring the cache for optimal performance across all environments.

(l)	Using appropriate RAID levels as required by Gap and in accordance with Gap’s engineering guidelines to provide optimal performance and storage optimization.

(m)	Reporting raw metrics to Gap via native tools for storage environment.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6	Gap/IBM Confidential and Proprietary Information	Page 23

(n)	Managing firmware, Software and patches to current levels for storage and host components.

11.3	SAN Management

Supplier’s responsibilities for Implementing, maintaining, operating, supporting, optimize, and monitoring Gap’s SAN solution include:

(a)	Provisioning and configuring the storage Network (SAN switches, routers, etc) *, and in compliance with Gap technology architecture requirements and in accordance with Gap’s corporate standards.

(b)	Documenting and providing SAN topology/configuration to Gap.

(c)	Maintaining configuration management data and providing to Gap for use within *.

(d)	Monitoring and tuning performance of the storage network in compliance with Gap technology architecture requirements and in accordance with Gap’s corporate standards.

(e)	Monitoring and tuning performance on the host interfaces in compliance with Gap technology architecture requirements and in accordance with Gap’s corporate standards.

(f)	Providing redundant, load balanced connections to storage.

(g)	Managing firmware, Software and patches to current levels for storage Network and host components.

(h)	Securing Gap Data through the use of * as Approved by Gap.

11.4	Data Lifecycle Management

Supplier’s responsibilities for Implementing and Maintaining the data lifecycle management solution include:

(a)	Conducting Storage Resource Management (SRM) by monitoring * and reporting * and recommending possible improvements to Gap.

(b)	Reporting storage resource usage to Gap on a * basis.

(c)	Applying data lifecycle management and providing on-line, nearline and offline storage based on data use and business requirements.

(d)	Optimizing use of storage through increasing or decreasing storage assigned to host systems.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(e)	Managing the archiving of inactive files and reporting on online storage directories.

(f)	Providing data migration/archive management.

(g)	Managing online storage thresholds and data archives.

(h)	Providing online storage compression and/or encryption as needed and as possible within production processing schedules.

11.5	Archiving

Supplier’s responsibilities for Implementing, maintaining, operating, supporting, optimize, and monitoring Gap’s data archiving solution include:

(a)	Providing support for data archiving to off-line storage in support of business requirements for data retention.

(b)	Complying with in-country regulations and requirements for data archiving/retention.

11.6	External Storage Media Management

Supplier’s responsibilities for External Storage Media Management operations and processing include:

(a)	Utilizing efficient and effective External Storage Media, tools and processes for Gap’s data and programs.

(b)	Assuming full operational responsibility for all External Storage Media Management functions, both on- and off-site.

(c)	Administering External Storage Media library operations.

(d)	Conforming all off-site storage schedules (including those of all Third Party Vendors) to Gap’s business continuity plans as agreed to by Gap and Supplier.

(e)	Assuming operational responsibilities for all External Storage Media Management functions, both on- and off-site, for External Storage Media library operations and administration, including managing and supporting Gap’s Third Party Vendors providing external storage services as of the Initiation Date until such agreements are transitioned and performing system data backup and recovery as required and in accordance with agreed upon External Storage Media standards.

(f)	Utilizing efficient and effective storage media, tools and processes for Gap’s data and programs.

Exhibit A.6	Gap/IBM Confidential and Proprietary Information	Page 25

(g)	Accurately store production Data on External Storage Media and recopying External Storage Media as necessary to support read/write errors.
(h)	Performing External Storage Media mounts as necessary to support operational activities at all sites.

(i)	Maintaining a database cataloging the archival system for the media library.

(j)	Monitoring External Storage Media for reliability and minimizing of read/write errors during the entire period of retention.

(k)	Monitoring and reporting on External Storage Media usage on a * basis.

(l)	Recopying External Storage Media as necessary to support minimizing of read/write errors, and developing procedures for refreshing media with Gap’s Approval.

(m)	Monitoring External Storage Media to comply with Gap and government requirements and reporting, including Gap Record Retention Policies set forth in Exhibit D.5 (Gap Record Retention Policy).

(n)	Purchasing and maintaining adequate supplies for the External Storage and cleaning Media.

(o)	Retrieving archived External Storage Media from on-site and off-site storage as requested by Gap or as required in an emergency.

(p)	Following, maintaining and (subject to Gap’s Approval) updating procedures in the Procedures Manual governing cycling/rotation of External Storage Media, External Storage Media Management and External Storage Media retention periods, with attention to auditing requirements as identified by Gap.

(q)	Providing and maintaining an inventory control system to properly manage External Storage Media in storage and preparing them for shipment to the contingency site or for use as required. A report of the media inventory is to be provided to Gap on a * basis.

(r)	Recycling media regularly, managing media replacement, and recopying media to provide data integrity and quality.

(s)	Disposing of retired media in an environmentally sound manner after purging any Gap data in accordance with the Procedures Manual and maintaining records of retired media for reference.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6	Gap/IBM Confidential and Proprietary Information	Page 26

(t)	At least once every *, retrieving a randomly selected data file as a test and verifying that the data can be restored in a usable fashion and reporting the results to Gap.

(u)	Provide Gap online reports of media usage.

11.7	Off-Site Storage Management

Supplier’s responsibilities for off-site removable media data storage and reporting include:

(a)	Assuming the performance of operational responsibilities for off-site media storage including integrity checking, defining storage requirements and assuring compliance with Gap and/or government requirements.

(b)	Recommending and managing requirements, procedures, and standards for off-site storage, as directed and Approved by Gap.

(c)	Complying with, and requiring that all Third Party Vendors providing External Storage Media Services to Gap comply, with the agreed upon requirements.

(d)	Controlling and managing External Storage Media and business-recovery related Documentation at *. * also includes External Storage Media business recovery functions such as packaging and transportation to and from storage and remote computer recovery centers.

(e)	Provide * in a physically and environmentally controlled and protected area with fire protection and * designed to prevent unauthorized access, in accordance with the Procedures Manual.

(f)	Managing compliance with Gap off-site External Storage Media procedures, including:

(1)	Preparing media for off-site storage, or to other Third Parties as requested by Gap, or as otherwise required.

(2)	Logging and tracking all physical External Storage Media in and out of the data center and/or remote locations.

(3)	Shipping and receiving media to and from the off-site storage location(s) on a * basis, or as required.

(4)	Maintaining the rotation of the External Storage Media that is required for off-site storage.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6	Gap/IBM Confidential and Proprietary Information	Page 27

(5)	Returning media as required to the originating Gap location.

(6)	Provide materials transportation to and from off-site storage in environmentally controlled vehicles operated by bonded personnel.

(7)	Maintaining the integrity of data shipped to off-site storage.

(8)	Managing Third Party Vendors that provide off-site storage services, auditing them for compliance and control procedures, and notifying Gap of any issues.

(9)	Advising Gap of any modifications to agreements with Third Party Vendors providing off-site storage that would improve the efficiency of the Services or otherwise benefit Gap.

(10)	Managing the inventory of off-site media.

(11)	Providing an emergency media return process.

(12)	Complying with, and reviewing compliance with, physical specifications, retention periods and Gap’s Policies and Procedures.

11.8	Backup and Recovery – Servers

Supplier’s responsibilities for Server backup and recovery services include:

(a)	Assuming full responsibility for Gap’s Server Environment data backup requirements, including periodic * and * from the *.

(b)	Implementing and maintaining the backup and recovery infrastructure solution in compliance with Gap technology architecture requirements and in accordance with Gap’s corporate standards and in accordance with the Procedures Manual.

(c)	Performing Server data backup and recovery as required and in accordance with the Procedures Manual.

(d)	Performing a server data backup of Servers when they are initially Installed and configured so that all Servers can be restored to their original state. Supplier shall verify that these initial backups are valid.

(e)	Performing Server data backup prior to performing any maintenance on a Server so that the Server Environment can be successfully rolled back in the event that the maintenance is not successful.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6	Gap/IBM Confidential and Proprietary Information	Page 28

(f)	Periodically, and not less frequently than once per *:

(1)	*; and

(2)	*.

(g)	Managing, maintaining and applying upgrades to backup and recovery Software tools as specified by Gap and in accordance with Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services).

(h)	Maintaining the backup and recovery environment such that any server can be backed up and restored in a timeframe acceptable to Gap, including keeping online versions of all backups for at least * after the backup is performed so that the majority of restorations are performed disk to disk, not from a tape backup. (This does not relieve Supplier of the obligation to also maintain off-site backups.)

(i)	Working with Gap in accordance with Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services) to Resolve Incident and Problem Resolution and support issues.

(j)	Creating, maintaining and providing Documentation to Gap as required for Gap to monitor Supplier’s compliance with backup and recovery requirements, including retention and storage requirements set forth in Gap’s Polices and Procedures and the Procedures Manual.

(k)	Performing Documentation control/update functions on all Operational Documentation.

(l)	Installing backup Servers, tape, disk and other Equipment required to Maintain a support level for the Servers necessary to meet Gap’s Business Objectives.

11.9	Backup and Recovery – Client Data on a Server

Supplier’s responsibilities for client data on a Server backup and recovery services include:

(a)	Assuming full responsibility for Gap’s Client Device system data that is stored on a Server backup requirements, including * and * from the *.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6	Gap/IBM Confidential and Proprietary Information	Page 29

(b)	Implementing and maintaining the Client Device data that is stored on a Server backup and recovery infrastructure solution in compliance with Gap technology architecture requirements and in accordance with Gap’s corporate standards and in accordance with the Procedures Manual.

(c)	Maintaining the Client Device data that is stored on a Server backup and recovery environment such that any Client Device can be backed up and restored in a timeframe acceptable to Gap, including keeping online versions of all backups for at least * after the backup is performed so that the majority of restorations are performed disk to disk, not from a tape backup. (This does not relieve Supplier of the obligation to also maintain off-site backups.)

(d)	Managing, maintaining and applying upgrades to Client Device data that is stored on a Server backup and recovery system Software tools as specified by Gap and in accordance with the Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services).

(e)	Periodically, and not less frequently than once per *:

(1)	*; and

(2)	*.

(f)	Providing * and * for Client Device data that is stored on a server backup and recovery as required by the Help Desk in response to Authorized User requests.

(g)	Contacting Gap and/or Third Parties in accordance with Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services) as necessary and working with them on Incident and Problem Resolution and support issues.

(h)	Creating, maintaining and providing Documentation to Gap as required for Gap to monitor Supplier’s compliance with backup and recovery requirements, including retention and storage requirements set forth in the Procedure Manual.

(i)	Performing Documentation control/update functions on all operational Documentation.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6	Gap/IBM Confidential and Proprietary Information	Page 30

XII.	ASSET MANAGEMENT

12.1	Asset Inventory and Management Systems

(a)	Supplier shall have full responsibility for maintaining and keeping current the global Gap IT asset inventory and management systems and configuration management database (“[Asset System Name]”) and such Services include (“Asset Inventory and Management”):

(b)	Supplier’s Asset Inventory and Management responsibilities include:

(1)	Utilizing asset management tools for Equipment and Software that support auto discovery, facilitate effective deployment and re-use of Gap and Supplier-owned Equipment and Software, and enable a common view in terms of information access and presentation by Gap and Supplier.

(2)	Providing the Gap Asset Inventory and Management data to authorized Gap personnel and Supplier Help Desks, as required for to comply with Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services), and as required for other Help Desk tools and processes, including verifying inventory information upon a Help Desk request for on-site service.

(3)	Conducting ongoing inventory reconciliation via random physical inventory verifications and verifications of local inventories when performing Equipment Installations per the Procedures Manual.

(4)	Verifying, where appropriate, inventory information upon an Authorized User’s request for * or * received from the Help Desk.

(5)	Continually updating the Gap Asset Inventory and Management systems by removing assets that are no longer in use to the extent Supplier is aware of such assets, modifying asset information due to asset relocation and/or use by a different Gap Authorized User, modifying asset information due to upgrades, Software updates, adding new asset information upon Implementation of new Equipment or Software and when additional Gap information is provided, and validating asset inventory records of Third Party Vendors (e.g., Third Party Vendors providing Equipment disposal services).

12.2	Configuration Management

Subject to the Procedures Manual, Supplier’s responsibilities for configuration Management for all Equipment and Software include:

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6	Gap/IBM Confidential and Proprietary Information	Page 31

(a)	Providing the information required by Gap and in the format specified by Gap to include all Equipment and Software configurations utilized by each Authorized User and/or within the Gap IT Environment, including the individual Equipment and Software components.

(b)	Maintaining and updating a library of information and Documentation for any new, enhanced or modified Equipment and Software Installed by Supplier in the Gap IT Environment.

(c)	Evaluating alternative configurations and recommending solutions that provide significant cost reductions or performance improvements to Gap.

(d)	Complying with the Procedures Manual and Gap’s standard configurations for Equipment and Software at all times.

12.3	Asset Inventory

(a)	Supplier shall maintain the Asset Inventory and Management system in a format specified by Gap and mutually agreed to by the supplier, to the extent possible with industry standard practices, such that it contains accurate and current list and description of all Equipment and Software by conducting an inventory of Equipment and Software provided or supported by Supplier in connection with the provision of the Services.

(b)	The asset inventory and Gap Asset Inventory and Management system shall contain, at the minimum, the following data elements for each asset initial inventory (as applicable for individual asset types) include:

(1)	*

(2)	*

(3)	*

(4)	*

(5)	*

(6)	*

(7)	*

(8)	*

(9)	*

(10)	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6	Gap/IBM Confidential and Proprietary Information	Page 32

(11)	*

(12)	*

(13)	*

(14)	Designation as owned, leased, or licensed and designation of financial responsibility for the asset (Gap or Supplier).

(15)	Ownership, in-service and warranty expiration dates (to be provided or agreed to by Gap for assets in existence as of the Initiation Date).

(16)	Leaseholder and lease term (to be provided or agreed to by Gap for assets in existence as of the Initiation Date.

(17)	Maintenance Third Party Vendor name.

(18)	Identification of Authorized User using the asset, including the business unit or department number, telephone number, Authorized User name, POST handle, HRID, as provided by Gap.

(19)	Assigned IP address.

(20)	Additional comments related to condition of the asset.

12.4	Delivery and Staging

Supplier’s responsibilities for delivery and staging of Equipment and Software include:

(a)	Providing delivery and staging Services for Equipment and Software required for the delivery of the Services regardless of financial responsibility for the underlying asset.

(b)	Receiving Equipment and Software that are delivered in accordance with valid procurement orders and/or work orders from the Gap and, as to Equipment, assuming responsibility for the Equipment from the receiving point to Installation of such Equipment at Gap Sites in accordance with the Procedures Manual.

(c)	Verifying that all contents of the delivery are included according to the valid procurement order, work order or other shipping documentation.

(d)	Notifying representatives from Gap, Supplier or any Third Party Vendors that the order has been received and completing and forwarding any required notification associated with verifying the receipt and contents of the order to the appropriate Gap, Supplier or Third Party Vendor personnel.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6	Gap/IBM Confidential and Proprietary Information	Page 33

(e)	Verifying that the Equipment and Software shall be stored in a secure area and not subject to extreme heat, cold, or dampness.

(f)	Providing at Supplier facilities, or assisting at Gap facilities logistics services (for example, provisioning, Site preparation, etc.) associated with the movement of the Server Equipment or Software from Third Party Vendors to staging facilities.

(g)	All Installation plans shall provide that once the Equipment and/or Software has reached its final staging destination and prior to its actual Installation, Supplier shall have the following responsibilities unless otherwise agreed to by Gap:

(1)	Unloading, uncrating and/or removing the packaging used to ship and contain the product and staging for removal all shipping and packaging materials from Gap’s premises in an environmentally responsible manner.

(2)	Assembling and/or testing the product, including assembling a complete or partial configuration, if required by the applicable Installation plan.

(3)	Using the Gap standard configuration for the underlying type of Equipment and/or Software for all new Equipment and Software if required, unless otherwise Approved by Gap.

(4)	Providing configuration specifications and assembly/test instructions to Supplier’s personnel or Third Party Vendor for Installation in electronic format and/or paper copy as needed.

(5)	Providing all parts and materials necessary for proper assembly and Installation of Equipment, Software and Services, exclusive of electrical power and environmental resources and any other materials specifically agreed with Gap or a Third Party Vendor.

(6)	Providing timely input into * in accordance with Section 12.1 (Asset Inventory and Management Systems) and providing the Help Desk with the necessary information to provide accurate billing and order/inventory Management, including affixing asset tags as required by Gap.

(7)	Coordinating with all Third Party Vendors who supply peripheral or ancillary Equipment or Software.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6	Gap/IBM Confidential and Proprietary Information	Page 34

(8)	Providing replacement parts/units to remedy out-of-box failures or Equipment found inoperable during assembly and Installation.

12.5	Software License Management and Compliance

Supplier’s responsibilities for Software license Management and compliance include:

(a)	Continuously Monitoring and managing compliance with all Software licenses by monitoring and auditing all Software use, regardless of whether Gap or Supplier is financially responsible for the Software.

(b)	Proactively monitoring the use of the Software to maintain strict compliance with the applicable license, including:

(1)	On a * basis, provide Gap with a report that identifies the number of licenses installed for each Software product and compare such number against the number of licenses purchased.

(2)	Immediately notifying and advising Gap of all Software license compliance issues associated with the Services and Gap retained Software.

(3)	Where Supplier is financially responsible for Software associated with the Services, providing the Software and acquiring the correct number of the licenses to be compliant with Third Party Vendor requirements.

(4)	Where Gap is financially responsible for Software, Gap shall notify Supplier of the license limitations or parameters associated with the use of Software, along with any other pertinent licensing and use information related to the Software.

(5)	Monitoring the Equipment for the presence of any unauthorized or non-standard Software through electronic or other means.

(6)	Immediately notifying Gap of any unauthorized Software identified in Gap’s IT Environment, and confirming on a * basis that all Software products in the Gap IT Environment are authorized.

(7)	Filing and tracking Software license agreements for which Supplier is responsible.

12.6	Technology Refresh

(a)	As directed by Gap, Supplier shall upgrade and replace Equipment and Software (“Refresh”) throughout the Term in accordance with the Refresh

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6	Gap/IBM Confidential and Proprietary Information	Page 35

obligations of the Agreement as specified further in Exhibits D.18 (Refresh Schedule) and D.6 (Technical Architecture and Product Standards).

(1)	Refresh shall be done in accordance with Gap’s technical architecture and standards of the annual plan.

(2)	Where Supplier is financially responsible for Equipment and Software used in conjunction with the Services, Supplier shall refresh the assets in accordance with Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services).

(3)	Where Gap is financially responsible for Equipment and Software used in conjunction with the Services, Supplier shall Implement and support the new assets provided by Gap, subject to Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services).

(4)	The financial responsibility for various categories of Equipment and Software is provided in the Financial Responsibility Matrix (Exhibit C.7).

(b)	The refresh schedule shall be in accordance with Exhibits D.18 (Refresh Schedule) and D.6 (Technical Architecture and Product Standards) or as otherwise agreed by the Parties. Gap reserves the right to modify the Refresh schedule based on its business requirements, subject to Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services) for purposes such as Gap business requirements, technological obsolescence or failure, volume Changes, ability to increase efficiency, ability to lower Gap’s costs, and/or the need to Maintain required Third Party Vendor support.

(c)	Regardless of the ownership or financial responsibility for Equipment and Software subject to Refresh by Supplier, as part of the Refresh, Supplier shall:

(1)	Provide personnel adequately trained in the use of the Equipment or Software to be deployed as part of the Refresh. Such training shall occur prior to the Refresh.

(2)	Design and execute the Refresh plan with minimal disruption to Gap’s business operations subject to the Refresh.

(3)	Use Supplier’s best practices and effective automation tools during Refresh deployment.

(4)	Perform all Changes to Equipment and Software in accordance with Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services) and reflect all such Changes in *.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6	Gap/IBM Confidential and Proprietary Information	Page 36

12.7	Effective Use of Equipment and Third Party Software

Supplier’s responsibilities for the effective use of Equipment and Third Party Software include:

(a)	Providing to Gap * reports, identifying strategies and approaches that shall result in the elimination of unnecessary Equipment or Third Party Software, or modifications to existing Equipment and Third Party Software that Supplier believes shall provide Gap with increased efficiency, increased performance, or cost savings. Examples include elimination of redundant Equipment, consolidation of multiple Servers where a single unit would satisfy Gap’s needs.

(b)	*, providing to Gap a written report and reviewing with Gap the efficiency opportunities available to Gap and/or reviewing Changes that have already been made with Gap’s Approval.

(c)	*, making recommendations to Gap for increased efficiency regardless of the party (either Supplier or Gap) that has financial responsibility for an underlying asset.

XIII.	EQUIPMENT AND SOFTWARE SUPPORT

13.1	Current Deployed Products

A description of Gap’s current Equipment and Software requirements that are Approved by Gap and designated for standard use within the Gap IT Environment (the “Current Deployed Products”) is set forth on Exhibit D.6 (Technical Architecture and Product Standards). A description of Gap’s list of approved Equipment and Software, and configurations for use by Gap Authorized Users is set forth Gap’s IT architecture framework and IT standards and may be modified by Gap and agreed to by Supplier from time to time. To the extent Supplier recommends any additions, Changes or modifications to the Current Deployed Products, it shall submit such recommendations to Gap for review and Approval.

13.2	Equipment and Software Maintenance and Support

Supplier’s responsibilities for Equipment and Software maintenance include:

(a)	Coordinating and managing all Third Party Vendors that provide maintenance-related support for Equipment and Software used to provide the Services and performing these responsibilities regardless of the Party (Supplier or Gap) that has financial responsibility for the underlying asset and maintenance expenses.

(b)	Scheduling and performing all maintenance of Equipment and Software in accordance with this Section 13 (Equipment and Software Support), and Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services) and in a manner that minimizes disruption to Gap’s business operations.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6	Gap/IBM Confidential and Proprietary Information	Page 37

(c)	Where Supplier is financially responsible for the underlying Equipment or Software maintenance expense, providing (or arranging for qualified third parties to provide in accordance with Subcontractors of the Agreement), maintenance for such Equipment and Software. Where Gap is financially responsible for the underlying Equipment or Software maintenance expense, Supplier shall provide or arrange for such qualified Third Party Vendors to provide, maintenance for such Equipment and Software. Such maintenance shall be provided to keep the assets in good operating condition and in accordance with manufacturer’s specifications or other agreements as applicable, so that such assets shall qualify for the manufacturer’s standard maintenance plan upon sale or return to a lessor.

(d)	Performing maintenance for Equipment and Software to meet specified Service Levels at all times.

13.3	Equipment Operations and Support

The operational responsibility for various categories of Equipment is provided in the Financial Responsibility Matrix (Exhibit C.7) and as is described in the Statements of Work. Where Supplier is obligated to provide operational and technical support for Equipment, Supplier’s responsibilities include:

(a)	Providing Tier 2 and Tier 3 Support in accordance with Section 10 (Help Desk/Tier 2 and Tier 3 Support) of Exhibit A.2 (Cross Functional Services).

(b)	Resolving Incidents and Problems associated with Equipment and providing maintenance and Break/Fix support in accordance with Section 11 (Incident and Problem Management) of Exhibit A.2 (Cross Functional Services). Supplier is ultimately responsible for Resolving all Problems associated with failure or degradation of Services related to Equipment.

(c)	Testing and validating compatibility or special requirements before Installation of any item of Equipment.

(d)	Providing periodic reporting (on at least a * basis, as requested by Gap) to Gap on all of Supplier’s Equipment support activity.

(e)	Complying with the Procedures Manual with respect to creating, Maintaining and updating Documentation that reflects the complexity of the Gap IT Environment and enhances the Software support process.

(f)	Where Supplier has operational responsibility for Equipment, the operations and support requirements include:

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6	Gap/IBM Confidential and Proprietary Information	Page 38

(1)	Providing all operations and support for all Standard Equipment and new Equipment that is deployed throughout the Term.

(2)	Installing, moving, adding, and changing Equipment and related peripherals in accordance with Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services).

(3)	Electronically monitoring Equipment used to provide the Services to verify that it is in good working order. For any Equipment that is not capable of being monitored electronically, Supplier is responsible for its maintenance and for verifying that it is in good working order.

(4)	Mitigating or eliminating Equipment Incidents and Problems in accordance with Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services) and agreed upon Gap IT procedural guidelines for priority levels.

(5)	Coordinating efforts with Third Party Vendors providing services or maintenance to keep Equipment and Software operating effectively.

(6)	Performing proactive and reactive troubleshooting, which may include maintenance activities, to effectively identify potential Incidents and Problems, and attempting to eliminate Incidents relating to or affecting the Equipment before they occur.

(7)	Identifying the scope of an Incident and/or Problem relating to Equipment and providing operational and technical assistance to Resolve the Incident and Problem.

(8)	In the event Supplier must replace Equipment and/or Software to conduct a repair, copying data and performing backups.

(g)	For all Equipment purchased or leased by Gap from Supplier (including Supplier’s resellers or authorized distributors) and deployed within the Gap IT Environment, Supplier shall provide all required maintenance and support, including performing repairs, during the applicable OEM warranty period as part of the Services (and in the case of Client Devices, issue replacements based on the Gap-specified clip levels).

(h)	For all Equipment not purchased or leased by Gap from Supplier (including Supplier’s resellers or authorized distributors) and deployed within the Gap IT Environment, Supplier shall (1) coordinate and manage all Third Party Vendors that provide OEM warranty service or support and (2) perform all non-warranty repairs.

Exhibit A.6	Gap/IBM Confidential and Proprietary Information	Page 39

13.4	Remote Support and Maintenance of Equipment and Software

Supplier’s responsibilities for providing remote support and maintenance services for Equipment and Software for Gap Sites at which on-site support is not available as designated on Exhibit D.17 (Gap Sites) not including attached peripherals, include:

(a)	Supporting and repairing Equipment and Software using remote system management tools, in which corrective maintenance can be performed on an Authorized User’s machine via remote access to the Equipment by Supplier.

(b)	Providing supplemental tools to enable such remote support.

13.5	System management

Subject to mutual approval, Supplier shall Install and customize tools and processes to allow automated and remote system management of the Gap IT Environment. Such processes shall include Software distribution, backups, performance measurement, tuning, license and asset management and others.

(a)	Supplier shall monitor for, work to proactively prevent, and remove Malware on the Equipment.

(b)	Providing analysis and recommendations on communication protocols on systems.

13.6	Server Equipment Disposal

Supplier’s responsibilities for the redeployment and disposal of Equipment include:

(a)	All Supplier owned Equipment deployed in the Gap IT Environment or otherwise used by Supplier to provide the Services, performing de-Installation and/or re-deployment of Equipment in accordance with Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services), complying with the backup requirements set forth in this Agreement and permanently removing all Software and Gap Data that may exist on any storage media (either fixed, removable, or shared) upon de-Installation from the Gap IT Environment, all in the Procedures Manual.

(b)	Upon redeployment or disposal of any Equipment, making the necessary updates in the Gap Asset Inventory and Management system.

(c)	To the extent the Equipment is owned or leased by Gap, Supplier’s responsibilities include, as a Non-Recurring Initiative:

Exhibit A.6	Gap/IBM Confidential and Proprietary Information	Page 40

(1)	Disposing or re-deploying such Equipment as directed by Gap.

(2)	Arranging for the return of the Equipment to a central location at Gap’s expense or re-deploying Equipment as requested by Gap.

(3)	If the Equipment is to be disposed of and is in usable condition, disposing of the Equipment as directed by Gap. Gap is financially responsible for all reasonable disposal costs and expenses.

(4)	Disposing of unusable Equipment in an appropriate, environmentally responsible manner and in accordance with the Procedures Manual and applicable laws and regulations.

(5)	If the Gap owned Equipment is sold for salvage, crediting Gap the Equipment’s salvage price, if any, actually received by Supplier; provided, however, that in no event shall Supplier re-sell any without Gap’s prior Approval.

(d)	To the extent the Equipment is owned or leased by Supplier, Supplier is financially responsible for all reasonable disposal costs and expenses. Supplier shall dispose of all such Equipment in an appropriate, environmentally responsible manner in accordance with the Procedures Manual.

13.7	Software Support

The operational responsibility for various categories of Software is provided in the Financial Responsibility Matrix (Exhibit C.7) and as is described in the Statements of Work. Where Supplier is obligated to provide operational and technical support for Software, Supplier’s responsibilities include:

(a)	Providing and/or coordinating Tier 2 and Tier 3 Support in accordance with Section 10 (Corporate Help Desk/Tier 2 and Tier 3 Support) of Exhibit A.2 (Cross Functional Services).

(b)	Correcting Incidents and Problems associated with Software and providing the necessary maintenance and Break/Fix support in accordance with Section 11 (Incident and Problem Management) of Exhibit A.2 (Cross Functional Services). Supplier is ultimately responsible for Resolving all Problems associated with failure or degradation of Services related to Software.

(c)	Proactively monitoring and assessing recommended and required corrections to Software from Third Party Software Vendors, and submitting recommendations for Implementation of these to Gap for Approval.

Exhibit A.6	Gap/IBM Confidential and Proprietary Information	Page 41

(d)	Installing Third Party supplied corrections and patches to all Software as Approved by Gap.

(e)	Assist in testing and validating compatibility or special requirements before Installation.

(f)	Providing periodic reporting (at least *, as requested by Gap) to Gap on all Software support activity.

(g)	Complying with the Procedures Manual with respect to creating, maintaining and updating Documentation that reflects the complexity of the Gap IT Environment and enhances the Software support process.

(h)	Installing and implementing revisions of all Software as required by Gap and in accordance with the terms of the Agreement.

(i)	Recommending appropriate methods and tools to improve and increase automation in Gap’s IT Environment, and working with Gap and other third parties to promote compatibility of Software products and Equipment.

(j)	Maintaining master copies of the Software associated with Current Deployed Products in a secure, central location and providing Gap with access to this Software upon request.

(k)	Unless otherwise directed by Gap, Installing, upgrading, and changing Software to prescribed release levels. Software currency and release levels are described in Section 13.10 (Software Currency and Release Levels).

(l)	Installing third party-supplied revisions for Third Party Software Problems, as scheduled in accordance with Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services).

(m)	Providing Gap with notice of all Installations and upgrades of Software that are planned to occur *. The parties shall mutually agree on the timing of the Implementation of all upgrades in accordance with Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services).

(n)	Coordinating testing, Installation, customization and support of Software with Supplier’s, Gap’s and Third Party Vendor Application Development and Maintenance personnel, Gap Authorized Users, and other third parties as required by Gap.

13.8	Electronic Software Distribution

Supplier’s responsibilities with respect to electronic Software distribution include:

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6	Gap/IBM Confidential and Proprietary Information	Page 42

(a)	Implementing an electronic Software distribution tool to distribute new Software to Equipment. Gap may also require alternative transport methods (for example, CDs, etc.) due to size and bandwidth parameters.

(b)	Scheduling Software distributions with Gap to minimize Authorized User disruption, and minimal Authorized User assistance and interaction, to support time-critical release upgrades, deploy urgent patches, follow Gap “quiet period,” comply with the Procedures Manual and Maintain current projects.

(c)	Installing Software via an automated installation package without Authorized User interaction.

(d)	Providing Software distribution processes consistent with the configurations associated with current deployed products as required to support different environments in an automated way

(e)	Prepare and test Software distribution packages and scripts.

(f)	Providing an effective back-out process that is utilized where necessary.

(g)	Providing and implementing processes to link Software distributions and Equipment inventories to verify the success of local and global deployments and to implemented, track and recorded the configurations in *.

(h)	Maintaining systems and procedures to effectively distribute anti-Malware Software to Gap Server Equipment as currently deployed, in accordance with Section 2.2 (Malware Protection) of Exhibit A.2 (Cross Functional Services).

13.9	Automated and Remote system management

(a)	Supplier shall utilize tools and processes, including those identified on agreed upon Tools, to allow automated and remote system management of the IT Environment. Examples of such tools and processes include:

(1)	Broadcast Software distribution.

(2)	License Management tools.

(3)	Performance measurement and tuning.

(4)	System monitoring.

(5)	Backup/Business Continuity.

(6)	Server administration; Server Management re-configuration.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6	Gap/IBM Confidential and Proprietary Information	Page 43

(7)	Automatic alerting and the process proposed for notifying Gap.

(b)	When requested by Gap, Supplier shall assist Gap in the evaluation, implementation and maintenance new tools and processes for automated and remote system management and restoration of Servers.

(c)	Implementing and using tools allowing automated and remote system management and monitoring of the Equipment and Software Gap IT Environment. Such tools shall be used to assist Authorized Users by allowing Supplier to remotely monitor, manage, or restore Equipment and Software utilized by Authorized Users. Gap’s Approval is required for Supplier’s use of such tools, and the extent to which they may be used.

(d)	Implementing tools to actively monitor and manage Gap’s IT Environment, with the goal of moving Gap’s IT Environment from reactive to proactive monitoring; and implementing management tools to enhance the stability and function of the Gap IT Environment.

13.10	Software Currency and Release Levels

(a)	Subject to this section 13.10 (Software Currency and Release Levels) Supplier shall provide support for all Software versions and release levels that exist in the Gap IT Environment as of the Initiation Date until otherwise directed by Gap.

(b)	Unless otherwise directed by Gap, Supplier shall support Software under its operational responsibility at a recently released and generally available version of the Software (the “N” or “N-1” release level for the longer of (1) the * following version N’s general public availability or (2) the time the licensor discontinues standard commercially available support and maintenance for such version or release.

(1)	“N” shall mean the current and generally available major release of a Software product, including all service packs, releases or dot releases (e.g., as of the Initiation Date, *, * and *).

(2)	“N-1” shall mean the generally available previous major release of a Software product, including all service packs, updates or dot releases (e.g., as of the Initiation Date, *, *, *).

(c)	As directed by Gap, Supplier shall support release N-2 and earlier versions in the Gap IT Environment of the Software until the date the licensor discontinues standard commercially available support and maintenance for such version or release.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6	Gap/IBM Confidential and Proprietary Information	Page 44

13.11	Equipment and Software Evaluation and Testing

Supplier shall evaluate and test Equipment and Software and related products prior to its use or deployment in Gap’s IT Environment and/or inclusion in the list of Current Deployed Products (“Evaluation and Testing”). Supplier shall have primary responsibility for Evaluation and Testing, subject to Approval from Gap. Additional Supplier responsibilities include:

(a)	Upon request by Gap, providing information to differentiate different Equipment and Software and participating in and provide Gap with reports summarizing evaluations involving new Third Party Equipment, Software, products and services.

(b)	As part of Evaluation and Testing, participate with Gap in evaluating new types of Equipment and Software (including testing of various configurations and combinations of Equipment and Software) that are being considered for deployment within Gap.

(c)	Support Gap in determining interoperability and performance measures for specific configurations of Equipment and Software provided for in the Standard Catalog, including unit testing, systems integration testing, connectivity testing, load testing and Applications integration testing.

(d)	The interoperability and performance testing may require the use of specific Equipment, Software, and/or telecommunications. Supplier shall identify support and Coordinate these requirements with other Gap IT functions and Third Party Vendors.

(e)	Evaluation and Testing shall be performed in any or all of the following environments prior to deployment:

(1)	A Gap test environment, which may be a laboratory, a test domain, or a test pilot Implementation.

(f)	Providing a complete test plan to Gap before Evaluation and Testing, as requested by Gap.

(g)	Reporting Evaluation and Testing findings and making recommendations to Gap.

13.12	Connectivity

Supplier’s responsibilities with respect to connectivity include:

(a)	Providing and managing telecommunication connectivity (data, voice, video, or other) in support of the Services.

Exhibit A.6	Gap/IBM Confidential and Proprietary Information	Page 45

(b)All	Supplier personnel not physically present at specified Gap Sites shall connect to the Gap Network via Supplier-provided VPN.

XIV.	SOFTWARE INVENTORY AND *

*

(a)	Identifying each item of * that it identifies that is deployed in the Gap IT Environment;

(b)	As to both * and *, work with Gap in determining the business use such software supports;

(c)	Assist Gap in determining the duration of Gap’s use of the *;

(d)	*;

(e)	As to * and *:

(1)	Supplier shall provide a *, including as applicable the *; and where applicable, identification of Supplier software *; and

(2)	Supplier shall provide such other recommendations as to the * and/or * that are consistent with Supplier’s best practices for managing such *.

On a * basis during the *, Supplier shall provide a * to * of Supplier’s findings to date on each of the above issues, and within * after the *, Supplier shall submit its * of Supplier’s findings on each of the above issues.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6	Gap/IBM Confidential and Proprietary Information	Page 46

XV.	GAP RESPONSIBILITIES

15.1	General

Except as otherwise agreed by the parties under this Agreement, Gap will be responsible for the items listed below. Subject to Section 17.2 (Interfering Acts) of the Agreement, nothing in this Section 15 (Gap Responsibilities) shall relieve Supplier of its obligations under this Statement of Work or the Agreement. With respect to the items and access provided by Gap, as set forth in this Section, Supplier shall use commercially reasonable efforts to utilize such items and access to such systems only to the extent necessary for, and only in the performance of Services under this Statement of Work.

15.2	Gap Retained Responsibilities

(a)	Provide on-site support at remote locations where there is no permanent Supplier staff, for Server reset, tape backup mounts, print services, as mutually agreed. Such support will be English speaking to provide hands and eyes for Supplier Global Services support staff who are remote to those locations.

(b)	Provide information that would assist Supplier in performing Supplier’s obligations regarding capacity planning based on Gap’s requirements, usage or business plans.

(c)	Provide racks and floor space for all current tapes and archive tapes required.

(d)	Request data restoral services for data if it is required.

(e)	Provide Application support, including development and maintenance, and compliance with the promotion to production process detailed in the Procedures Manual.

(f)	Provide Applications support to assist Supplier in server consolidation as agreed to in the Server consolidation plan.

(g)	Retain asset ownership and financial responsibility for maintenance and support of all network printers as set forth in the Financial Responsibility Matrix (Exhibit C.7).

(h)	Provide Tier 2 and Tier 3 support for Gap retained Software as identified and mutually agreed to in writing during Transition Period.

(i)	Pay the shipping costs for disposal of Gap-owned Servers.

(j)	Be responsible for disposal of the mainframe hardware and Gap owned Software when the mainframe is retired.

Exhibit A.6	Gap/IBM Confidential and Proprietary Information	Page 47

(k)	Retain * as set forth in the Agreement.

(l)	Retain * and *.

(m)	Retain * and * for Gap owned facilities as set forth in the Agreement.

(n)	Gap engineering shall be responsible for transforming and translating Gap’s business requirements into system requirements and working with Supplier on technical designs for the Gap Server Environment. Specifically, Gap shall:

(1)	Verify requirements

(2)	Perform initial assessment

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6	Gap/IBM Confidential and Proprietary Information	Page 48

Exhibit B

Service Level Agreement

To

Master Services Agreement

Dated: January 13, 2006

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

- i -

GAP CONFIDENTIAL

1. GENERAL

This Exhibit B (Service Level Agreement) to the Agreement (this “Service Level Exhibit”) sets forth certain Critical Service Levels, Service Level Objectives, and Critical Deliverables against which, among other Agreement requirements, Supplier’s performance shall be measured. As of the Initiation Date (or as otherwise specified in the Agreement), Supplier shall perform the Services at or above the levels of performance set forth in this Service Level Exhibit. As of the Initiation Date, there are two categories of Service Levels (for both Critical Service Levels and Service Level Objectives);

1.1	Presumptive Service Levels, for which Presumptive Service Level targets are identified and specific measurement periods are set) which are further detailed in Section 6 (Presumptive Service Levels) below; and

1.2	Set Service Levels, for which the Expected Service Level target has been established, validated and committed, and which are further detailed in Section 7 (Set Service Levels) below.

Terms used herein with initial capital letters shall have the meanings set forth in the Definitions section of the Agreement. Terms used herein with initial capital letters and not otherwise defined in the Agreement shall have the meanings set forth in the Attachment A: Definitions, to this Service Level Exhibit.

2. EXHIBITS

The following additional Exhibits hereby incorporated into this Service Level Exhibit by reference:

Attachment A: Definitions

Exhibit B.1: Service Level Matrix

Exhibit B.2: Critical Deliverables

Exhibit B.3: Measuring Tools and Methodologies

3. REPORTING

Except during Peak Period and as otherwise specified in this Service Level Exhibit, each Critical Service Level and Service Level Objective shall be measured by Supplier on a *. During Peak Period, the Peak Critical Service Levels and Peak Service Level Objectives shall be measured by Supplier on a *. The Parties will mutually agree on the specific measurements subject to this requirement and consistent with the reporting tools available at the time.

As to * reporting, Supplier shall provide to Gap, as part of Supplier’s * performance reports, a set of accurate hard and soft copy reports to verify Supplier’s performance and compliance with the Critical Service Levels, Service Level Objectives and

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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Critical Deliverables. All such reports shall be provided to Gap on or before the * being reported. As set forth in Exhibit B.1 (Service Level Matrix), the provision of such initial report shall be a Critical Deliverable.

As to * reporting, Supplier shall provide to Gap, as part of Supplier’s * performance reports, a set of accurate hard and soft-copy reports, in a form reasonably acceptable to the Parties, to verify Supplier’s performance and compliance with the Peak Critical Service Levels and Peak Service Level Objectives. All such reports shall be provided to Gap on or before the * being reported.

Supplier shall provide detailed supporting information for each report to Gap in machine-readable form suitable for use on a personal computer. The data and detailed supporting information shall be Gap’s Confidential Information, and Gap may access such information online and in real-time, where feasible, at any time during the Term.

4. SERVICE LEVEL CREDITS

In the event of a Service Level Default, Gap shall receive credits in the amounts set forth in Exhibit B.1 (Service Level Matrix) as to the applicable Critical Service Level.

4.1	If more than one Service Level Default has occurred in a single reporting period, the sum of the corresponding Service Level Credits shall be credited to Gap, even if the multiple Service Level Defaults occur within the same Performance Category, provided, however, that a single performance failure shall not be double-counted as both a Floor Service Level Default and an Expected Service Level Default for that reporting period ..

4.2	In no event shall the amount of Service Level Credits credited to Gap with respect to all Service Level Defaults occurring in a single month exceed, in total, the *.

4.3	Supplier shall notify Gap in writing if Gap becomes entitled to a Service Level Credit, which notice shall be included in the standard monthly reporting for Critical Service Levels and Service Level Objectives as described in Section 3 (Reporting). The monthly reports shall also describe any failure to meet Service Level Objectives for the month.

4.4	Supplier acknowledges and agrees that the credits or other rights and remedies set forth in this Service Level Exhibit shall not be deemed or construed to be liquidated damages or a sole and exclusive remedy, and that all such credits and other rights and remedies are cumulative with all other rights and remedies of Gap.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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GAP CONFIDENTIAL

4.5	In the event of a Service Level Default, Supplier shall provide Gap credits as defined below:

Exhibit B.1 (Service Levels Matrix) sets forth the information required to calculate the credits that Supplier shall apply against Monthly Charges in the event of a Service Level Default (“Service Level Credit”). For each Service Level Default, Supplier shall pay to Gap, *, as applicable below, a Service Level Credit that will be computed in accordance with the following formula:

Service Level Credit = *

Where:

*

4.6	The total amount of Service Level Credits that Supplier will be obligated to pay to Gap, with respect to Service Level Defaults occurring each month (*), shall be reflected on the invoice that contains charges for the month following the month in which the Service Level Default(s) giving rise to such credit(s) occurred. For example, the amount of Service Level Credits payable (*) with respect to Service Level Defaults occurring in August shall be set forth in the invoice for the

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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GAP CONFIDENTIAL

Monthly Charges (as set forth in Exhibit C (Fees and Resource Baseline) to the Agreement) issued in September. Although Service Level Credits shall be shown on each monthly invoice, the credits will be payable to Gap on a * as described in *.

4.7	For Service Level Credits that are incurred for performance during *, such amounts as calculated above will be increased by applying *.

4.8	Notwithstanding that Service Level Credits for Peak Period will be credited on a * basis, during Peak Period all corrective action steps, including those in Section 12 (Improvement Plan for Service Levels) of this Service Level Exhibit, and Section 7.3 of the Agreement (Root-Cause Analysis and Resolution) shall be initiated upon identification of the Service Level Default. During peak periods, Supplier shall initiate root cause analysis within *, providing preliminary problem assessments, emergency workarounds, and proposed alternatives for permanent fixes where they are available and reporting an updated status with each * report.

5. *

Except as to Service Level Credits for performance during the peak period, which Supplier shall not have * opportunities and will be deemed Unrelieved Service Level Credits, Supplier shall have * opportunities with respect to Service Level Credits as follows:

5.1	Within * after each Contract Year, Supplier shall * to Gap that will include Supplier’s * in that *.

5.2	If, during the preceding Contract Year, Supplier * in effect for such Critical Service Level for that Contract Year, Supplier shall be * any Service Level Credits assessed during the preceding Contract Year for such Critical Service Level.

5.3	For each Contract Year, any Service Level Credits for which Supplier is * will be considered * for each Contract Year *. The monetary amounts associated with Unrelieved Service Level Credits shall be credited to Gap on the monthly invoice reflecting charges for the first month of the Contract Year immediately following the Contract Year in which such Unrelieved Service Level Credits occurred.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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GAP CONFIDENTIAL

5.4	If the Agreement is terminated prior to the end of the Term, the foregoing process shall be undertaken with respect to the portion of the Contract Year during which the Agreement was in effect.

5.5	The amount of any credits that have accrued, but have not been issued, as of the expiration or termination of this Agreement shall be paid to Gap within thirty (30) days of the expiration or termination of this Agreement.

6. PRESUMPTIVE SERVICE LEVELS

6.1	Presumptive Service Levels are specified in Exhibit B.1 (Service Level Matrix) for various Services. In cases where insufficient data currently exist, to determine the appropriate standard for service, a Measurement Study Period will be used to establish an appropriate standard. Supplier will begin measuring its performance against all Presumptive Service Levels on the agreed upon date following the Initiation Date for a * Measurement Study Period, unless a shorter or longer Measurement Study Period is otherwise agreed upon by the Parties in writing. Should it be determined that a * Measurement Study Period is not indicative of Gap’s normal business cycle, Gap and Supplier will mutually define another period as the Measurement Study Period.

6.2	The Parties shall monitor and analyze Supplier’s performance as against the Presumptive Service Levels prior to the date such Service Levels become Set Service Levels, and such Service Levels shall not apply during such period.

6.3	During the agreed upon Measurement Study Period, Supplier will use the tools set forth on Exhibit B.3 (Measuring Tools and Methodologies). Supplier shall bear all costs and expenses associated with such tools (including the maintenance and modification of such tools), as listed in Exhibit D.8 (Existing Agreements) to the Agreement, unless otherwise set forth in the Agreement as a Gap responsibility.

6.4	During such period, the Parties shall meet and in good faith discuss the propriety of the Presumptive Service Levels given all relevant factors including Gap’s reasonable business needs; performance during such period; applicable industry standards; performance prior to the Initiation Date; non-recurring (or remedied) events responsible for performance degradation prior to and after the Initiation Date; and steps either Party has taken, or could take, to improve Service Level performance.

6.5	At the end of the Measurement Study Period, and with the written agreement of the Parties, Presumptive Service Levels will be changed to Set Service Levels. If the * of performance achieved by

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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GAP CONFIDENTIAL

Supplier during the applicable Measurement Study Period is *, the Set Service Level will be established at the *. For example, if the Presumptive Service Level is *, and Supplier averages * performance during the Measurement Study Period, the Set Service Level shall be established at *.

6.6	To the extent that *, such Presumptive Service Levels shall be adjusted as mutually agreed in writing by the Parties and as adjusted shall become a Set Service Level.

6.7	If, with respect to any Presumptive Service Level, the Parties do not agree (a) to change a Presumptive Service Level to a Set Service Level pursuant to Section 6.5 above, or (b) on an adjustment thereto during the Measurement Study Period, such Service Level shall become a Set Service Level as provided in Section 9 (Process For Additions and Deletions of Service Levels) below.

7. SET SERVICE LEVELS

7.1	Set Service Levels shall be identified as a Set Service Level in Exhibit B.1 (Service Level Matrix).

7.2	Supplier and Gap shall observe and enforce each Service Level identified as a Set Service Level in Exhibit B.1 (Service Level Matrix) as of the first day of the second full calendar month of the Term. In addition, for each Service Level identified as a Presumptive Service Level, from and after the first day of the first calendar month following the end of the Measurement Study Period identified in Exhibit B.1 (Service level Matrix), the Presumptive Service Level as it may have been modified prior to such date by mutual written agreement of the Parties, shall become a Set Service Level. Supplier and Gap shall observe and enforce each Service Level as of the first day such Service Level is treated as a Set Service Level under this Section 7 (Set Service Levels).

8. ADDITIONS, DELETIONS, MODIFICATIONS AND NOTICE REQUIREMENTS

New Performance Categories, Critical Service Levels and Service Level Objectives and assigned Service Level Credits may be added, deleted, substituted, or modified by Gap as specified in this Service Level Exhibit during the Term, provided, Supplier’s total Service Level Credit At Risk Amount is not increased.

Unless otherwise mutually agreed, Gap will send written notice to Supplier at least * prior to the date that additions or deletions to Performance Categories, or additions or

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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GAP CONFIDENTIAL

deletions to Service Levels are to be effective. Unless otherwise mutually agreed, Gap will send written notice to Supplier at least * prior to the date that the elevation of a Service Level Objective to a Critical Service Level, or modifications to the Service Level Credit allocations for any Critical Service Level(s) are to be effective. In the case of written notice of either additions or deletions to Performance Categories; additions or deletions to Service Levels; the elevation of a Service Level Objective to a Critical Service Level; or modifications to the Service Level Credit allocations for any Critical Service Level(s), *. Notwithstanding the foregoing, for the duration of the Transition Period (as detailed in Exhibit D.15 (Transition-In Plan) to the Agreement), Service Level Objectives may be elevated to Critical Service Levels without regard to the * referenced above.

9. PROCESS FOR ADDITIONS AND DELETIONS OF SERVICE LEVELS

Gap may add Critical Service Levels, Performance categories, and Service Levels by sending written notice in accordance with Section 8 (Additions, Deletions, Modifications and Notice Requirements).

9.1	Additions. Gap may add Service Levels in accordance with this Section 9 (Process for Additions and Deletions of Service Levels) by providing written notice in accordance with Section 8 (Additions, Deletions, Modifications and Notice Requirements). Expected Service Levels and Floor Service Level commitments associated with added Service Levels will be computed as follows:

(a)	Where Gap is elevating a Service Level Objective to Critical Service Level status, the Expected Service Level and Floor Service Level shall be as set forth in Exhibit B.1 (Service Level Matrix).

(b)	In all other situations, where at least * of Supplier-provided service measurements exist for a particular Service that is being provided by Supplier, the Parties agree that the Expected Service Level shall be defined as the average of such service measurements for the * Measurement Study Period and that the Floor Service Level shall be defined as the least-favorable service measurement achieved during the * Measurement Study Period. If the * average equals *%, the Expected Service Level and the Floor Service Level shall be mutually agreed by the Parties.

(c)	Where no measurements exist or less than * exist for a particular Service that is being provided by Supplier, the Parties shall use best efforts to agree on an Expected Service Level and a Floor Service Level commitment using industry standard measures or Third Party advisory services (for example, Gartner Group, Yankee Group, etc.), or such other process upon which the Parties agree.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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GAP CONFIDENTIAL

(d)	If measurements must be obtained for a Service Level addition, and the required measurement tool is not listed in Exhibit B.3 (Measuring Tools and Methodologies) such tool will be implemented and the Measurement Study Period will commence when the tool has been obtained, installed and is operational.

9.2	Deletions. Gap may delete Critical Service Levels or Service Level Objectives by sending written notice in accordance with Section 8 (Additions, Deletions, Modifications and Notice Requirements).

9.3	Impact of Additions and Deletions of Critical Service Levels on Service Level Credit Allocation Percentages. When adding or deleting a Critical Service Level, Gap shall adjust the Service Level Credits so that Supplier’s total Service Level Credit At Risk Amount is not increased.

Certain of Supplier’s obligations under the Agreement are one-time or periodic obligations to deliver Critical Deliverables. Exhibit B.2 (Critical Deliverables) sets forth the Deliverable Credits that shall be payable by Supplier to Gap in the event Supplier fails to deliver any of the Critical Deliverables (“Deliverable Credits”), within the time period relative to the Initiation Date, specified in Exhibit B.1 (Service Level Matrix). Notwithstanding the foregoing, the total pool for Deliverable Credits shall not exceed * as set forth in Table C-1 (Annual Services Charge) to Exhibit C (Fees and Resource Baselines). The total amount of Deliverable Credits that Supplier will be obligated to pay to Gap shall be reflected on the invoice that contains charges for each month during which the Deliverable Credits occurred (for example, the amount of Deliverable Credits payable for failure to deliver any Critical Deliverable(s) in August shall be set forth in the invoice for August charges issued in September). Unlike Service Level Credits, Deliverable Credits shall be shown in each monthly invoice as an actual credit to the charges and will not be subject to *.

10. COMMENCEMENT OF OBLIGATIONS

The obligations set forth herein shall commence on the Initiation Date or as otherwise specified in Exhibit B.1 (Service Level Matrix), referencing “Eff+mos (X).” The numbers used in “Eff+mos (X) are in the format X where “X” represents the number of months after the Initiation Date when Supplier will be responsible to provide measurement data in support of the Critical Service Level and Supplier will be responsible for Service Level Credits for any failures to attain the Critical Service Level.

11. COOPERATION

The achievement of the Service Levels by Supplier may require the coordinated, collaborative effort of Supplier with other suppliers and other third parties (“Other Suppliers”) contracted with by Gap. Supplier will provide a single point of contact for the prompt resolution of all Service Level Defaults and all failures to provide high quality Services to Gap, regardless of whether the reason for such Service Level Defaults, or failure to provide high quality outsourcing Services to Gap, was caused by Supplier or Other Suppliers.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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GAP CONFIDENTIAL

12. IMPROVEMENT PLAN FOR SERVICE LEVELS

If Supplier fails to satisfy any Service Level, Supplier shall provide Gap with a written plan for improving Supplier’s performance to satisfy the Service Level within *, or *, of the failure to meet the Expected Service Level or the Floor Service Level for the Service Level, which plan shall be subject to Gap’s approval, not to be unreasonably withheld. Supplier shall promptly implement such plan once it has been approved by Gap.

13. MEASURING TOOLS

As of the Initiation Date, the measuring tools and methodologies set forth in Exhibit B.3 (Measuring Tools and Methodology) represent acceptable measuring tools and methodologies for the Critical Service Levels and Service Level Objectives designated.

If there are any Critical Service Levels for which the measuring tools and methodologies have not been agreed upon by Gap and Supplier, are included in Exhibit B.3 (Measuring Tools and Methodology), and Supplier fails to propose a measuring tool for such Critical Service Level that is acceptable to Gap prior to the date upon which Supplier shall be responsible for Service Level performance and Service Level Credits due for Service Level Default, such failure shall be deemed a Floor Service Level Default for the Critical Service Level until Supplier proposes and implements an acceptable measuring tool.

Tools for new Critical Service Levels will be implemented according to the Change Control Procedures.

If, after the Initiation Date or the implementation of tools for new Critical Service Levels, Supplier desires to use a different measuring tool for a Critical Service Level, Supplier shall provide written notice to Gap, in which event the Parties will reasonably adjust the measurements as necessary to account for any increased or decreased sensitivity in the new measuring tools; provided that, if the Parties cannot agree on the required adjustment, Supplier will continue to use the measuring tool that had been initially agreed to by the Parties.

It is not anticipated that changes in the monitoring tools will drive changes in Service Levels; rather, the need to collect and accurately reflect the performance data should drive the development or change in performance monitoring tools.

14. SINGLE INCIDENT/MULTIPLE DEFAULTS

If a single incident results in the failure of Supplier to meet more than one Floor Service Level, *.

15. CONTINUOUS IMPROVEMENT - SERVICE LEVELS

The Parties agree to the concept of continuous improvement and that the Critical Service Levels and Service Level Objectives should be modified during the Term to reflect this concept. To

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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GAP CONFIDENTIAL

accomplish this, Critical Service Levels and Service Level Objectives will be modified each * period following the commencement of obligations date specific to each Critical Service Level and Service Level Objective as described in Section 9 (Process for Additions and Deletions of Service Levels) and below:

1.	Each Expected Service Level will be reset to the * (for example, 99.6% is higher than 99.4%) at or above the Expected Service Levels achieved during the previous year; provided that, if fewer than * exceeded the Expected Service Level, the Expected Service Level will be reset by taking the *, and dividing the sum of the resulting numbers by *; provided, however, that if such average results in a number lower than the then-current Expected Service Level, the then-current Expected Service Level shall remain unchanged.

In no event shall any single increase in an Expected Service Level as provided above exceed * (*%) of the difference between one hundred percent (100%) and the then-current Expected Service Level. For example, if the Expected Service Level being adjusted were *%, the maximum increase for that reset would be *% (i.e. from *% to *%).

2.	Each Floor Service Level will be reset by adding to the Floor Service Level being adjusted a sum equal to * (*%) of the difference between one-hundred percent (100%) and the then-current Floor Service Level.

For example, if the Floor Service Level being adjusted were *%, the increase would be *% (i.e., from *% to *%).

3.	For ease of administration, beginning with the * and continuing with *, the process described in this Section 15 (Continuous Improvement – Service Levels) will be performed as of the *, utilizing the previous * data, replacing the Critical Service Level or Service Level Objective unique dates that were based upon the commencement of obligations dates specific to each Critical Service Level. For purposes of the *, the process described in this Section 15 (Continuous Improvement – Service Levels) will utilize the available information in the *.

4.	Notwithstanding the foregoing, with respect to the Help Desk - Average Speed to Answer Service Level (or such other Service Levels as the Parties may agree in writing), in the event the Parties agree that the cost-benefit of applying these automatic improvement rules are not present, the Parties may, by mutual written agreement, agree not to apply these automatic improvement rules to such Service Level(s) for the *.

16. EXCLUSIONS

16.1	For purposes of calculating Availability, Scheduled Uptime and Downtime shall not include any period of Downtime that is the result of scheduled time required to perform system maintenance (for example,

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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Preventive Maintenance, system upgrades, etc.), provided that such time has been mutually agreed upon between the Parties and is scheduled so as to minimize the impact to Gap’s business. Supplier shall maintain Availability during such periods to the extent reasonably practicable.

16.2	Supplier shall not be responsible for Service Level Credits for a failure to meet any Service Level(s) solely to the extent that such failure is reasonably demonstrated by Supplier to be primarily attributable to any of the following:

(a)	*.

(b)	* by Gap and agreed to by the Parties through the Change Control Procedures; provided that Supplier has previously notified Gap in writing as part of such Change Control Procedures that the implementation of such request would result in such failure to meet the Service Level.

17. TERMINATION FOR CHRONIC SERVICE LEVEL DEFAULT

Upon completion of Transition, in the event that a Chronic Service Level Default is realized, Gap, at its sole discretion, may, by written notice, terminate at its option the affected Functional Service Area, or Functional Service Area Segment and without application of any additional cure period. In the event that Gap elects to pursue this termination right, Gap agrees *, the * procured by Supplier and associated with the terminated Functional Service Area, or segment thereof. For purposes of this Section 17 (Termination for Chronic Service Level Default), * are those * that are * to the support and delivery of Services to Gap. Shared assets on Supplier premises are not included in *.

In order to exercise its termination right under this Section 17 (Termination for Chronic Service Level Default), Gap must notify Supplier in writing of its intention to exercise such right within ninety (90) days following its receipt of the Service Level reporting documentation confirming the Chronic Service Level Default. In the event Gap elects this termination right, such Chronic Service Level Default shall not be used by Gap as a basis for a claim of termination for cause under Section 33.2 (Termination for Cause by Gap) of the Agreement.

Except as expressly provided in this Section 17 (Termination for Chronic Service Level Default), nothing in this Section 17 (Termination for Chronic Service Level Default) precludes Gap from pursuing alternative remedies otherwise available in the Agreement.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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Attachment A: Definitions

to

Exhibit B (Service Level Agreement)

of

Master Services Agreement

GAP CONFIDENTIAL

1. DEFINITIONS

Terms used herein with initial capital letters shall have the meanings set forth in the Definitions section of the Agreement. Terms used herein with initial capital letters and not otherwise defined in the body of the Agreement shall have the meanings set forth in this Service Level Exhibit.

1.	Aggregate Service Level Default(s) shall mean the sum of the Critical Service Levels not meeting the Expected Service Level divided by the total of all Service Levels within Performance Category.

Example: *

2.	Agreement shall mean the Master Services Agreement, dated as of the Reference Date, between Gap and Supplier.

3.	Allocation of Pool Percentage(s) shall mean the portion of Pool Percentage Available for Allocation allocated to each Performance Category. The total of all Allocation of Pool Percentages across Performance Categories shall not exceed the Pool Percentage Available for Allocation.

4.	At Risk Amount shall mean, for any month during the Term, * (*%) of the Monthly Charges, which is the amount that Supplier will have at risk for Service Level Credits as set forth in Exhibit B.1 (Service Level Matrix).

5.	Chronic Service Level Default(s) shall mean Supplier’s unexcused delivery failure of * (*%) of the Expected Service Levels within a Performance Category (or in those instances where there are less than * Expected Service Levels within a Performance Category failure of at least * of the Expected Service Levels within a Performance Category) and in either event for *.

6.	Critical Deliverable(s) shall mean those Deliverables performed on a one-time or periodic basis, under this Service Level Exhibit, for which a Deliverable Credit may be payable in accordance with Section 9 (Process for Additions and Deletions of Service Levels) of this Service Level Exhibit and described in Exhibit B.2 (Critical Deliverables). Critical Deliverables are identified in Exhibit B.2 (Critical Deliverables). Critical Deliverables are not Critical Service Levels.

7.	Critical Service Level(s) shall mean those Service Levels established under this Service Level Exhibit for which a Service Level Credit may be payable. Critical Service Levels are identified and described in Exhibit B.1 (Service Level Matrix). Those Critical Service Levels that require weekly measurement and reporting during Peak Period are

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

GAP CONFIDENTIAL

identified as such on Exhibit B.1 (Service Level Matrix). Each Critical Service Level has an Expected Service Level and a Floor Service Level associated with it unless otherwise specified. It is the intent of the Parties that all Critical Service Levels shall be quantifiable, measurable and objective.

8.	Deliverable Credit(s) shall mean the monetary amount(s) that Supplier shall pay to Gap (or apply against Monthly Charges) in the event of a failure to achieve a Critical Deliverable.

9.	* shall mean the methodology used to determine the * as described in Section 5 * of this Service Level Exhibit.

10.	Expected Service Level Default(s) shall mean Supplier’s level of performance in any month for a particular Critical Service Level fails to meet the applicable Expected Service Level.

11.	Expected Service Level(s) shall mean the specified level of performance for a Critical Service Level, as set forth in Exhibit B.1 (Service Level Matrix).

12.	Floor Service Level Default(s) shall mean Supplier’s level of performance in any month for a particular Critical Service Level fails to meet the applicable Floor Service Level.

13.	Floor Service Level(s) shall mean the minimum level of performance set forth in Exhibit B.1 (Service Level Matrix) with respect to each Critical Service Level and Service Level Objective.

14.	Initiation Date shall mean the commencement of service delivery by Supplier effective upon the transfer date for hired employees.

15.	Measurement Study Period shall have the meaning set forth in Section 6 (Presumptive Service Levels) of this Service Level Exhibit.

16.	Other Suppliers shall have the meaning set forth in Section 11 (Cooperation) of this Service Level Exhibit.

17.	Peak Critical Service Level(s) shall mean the subset of Critical Service Level(s) that require weekly measurement and reporting during Peak Period and are identified as such on Exhibit B.1 (Service Level Matrix), or by subsequent additions/deletions pursuant to Section 9 (Process for Additions and Deletions of Service Levels) of this Service Level Exhibit.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

GAP CONFIDENTIAL

18.	Peak Period At Risk Amount Multiplier shall mean that for performance results during Peak Period (November and December delivery performance results) the At Risk Amount shall be doubled and such additional amount shall not be subject to Earnback.

19.	Peak Period shall mean the calendar months of November and December.

20.	Peak Service Level Objective(s) shall mean the subset of Service Level Objective(s) that require weekly measurements and reporting during Peak Period and are identified as such on Exhibit B.1 (Service Level Matrix), or by subsequent additions/deletions pursuant to Section 9 (Process for Additions and Deletions of Service Levels) of this Service Level Exhibit.

21.	Performance Category(-ies) shall mean a grouping of Critical Service Levels as set forth in Exhibit B.1 (Service Level Matrix). Critical Deliverables do not constitute a Performance Category.

22.	Pool Percentage Available for Allocation shall mean * (*%) of the At Risk Amount.

23.	Presumptive Service Level(s) shall mean the Service Level(s) identified as such in Exhibit B.1 (Service Level Matrix), and further elaborated upon in Section 6 (Presumptive Service Levels) of this Service Level Exhibit.

24.	Service Level Credit Allocation Percentage is the allocation of Pool Percentage Available for Allocation associated to each Critical Service Level. The total of the allocations of the Service Level Credit Allocation Percentage cannot exceed 100% for all Critical Service Levels within a Performance Category.

25.	Service Level Credit(s) shall mean the monetary amount(s) that Supplier shall be obligated to pay to Gap (or apply against Monthly Charges) in the event of a Service Level Default, subject to Earnback.

26.	Service Level Default(s) shall mean a Floor Service Level Default or an Expected Service Level Default.

27.	Service Level Exhibit shall mean this Exhibit B (Service Level Agreement) to the Agreement and the Exhibits set forth in Section 2 (Exhibits) of this Service Level Exhibit.

28.	Service Level Objectives shall mean those Service Level(s) for which no Service Level Credit is payable, but which require monthly measurement and reporting, and are described in Exhibit B.1 (Service Level Matrix). Those Service Level Objectives that require weekly measurement and reporting during Peak Period are identified as such on Exhibit B.1 (Service Level Matrix).

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

GAP CONFIDENTIAL

29.	Service Level(s) shall mean the required availability and performance standards relating to Systems and Services, response times, or other performance standards of Gap’s information technology business operations set forth in this Service Level Exhibit.

30.	Set Service Level(s) shall mean the Service Level(s) identified as such in Exhibit B.1 (Service Level Matrix), and further elaborated upon in Section 7 (Set Service Levels) of this Service Level Exhibit.

31.	* shall have the meaning set forth in Section 5.3 of this Service Level Exhibit.

32.	* shall have the meaning set forth in Section 5.1 of this Service Level Exhibit.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1 – Service Level Matrix

To

Master Services Agreement

Dated: January 13, 2006

This document contains confidential and proprietary information of The Gap, Inc. and Supplier. Except with the express prior written permission of The Gap, Inc. and Supplier, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information

EXHIBIT B.1 - SERVICE LEVEL MATRIX

Supplier shall perform the Services so as to meet or exceed the Service Levels set forth in this Exhibit B.1 (Service Level Matrix) (this “Exhibit B.1”) to Exhibit B (Service Level Agreement) of the Master Services Agreement, dated as of the Reference Date, between Gap and Supplier (the “Agreement”). All Presumptive Measurement Periods will be reviewed and modified, as appropriate, based on the timetable set forth in the Transition-In Plan. Terms used herein with initial capital letters shall have the meanings set forth in the Agreement and all Exhibits attached thereto. Terms used herein with initial capital letters and not otherwise defined in the Agreement shall have the meanings set forth in this Exhibit B.1.

Table of Contents:

Exhibit B.1.1	-	Store Service Request Call Handling	B-2
Exhibit B.1.2	-	Store POS Priority Response Service Calls	B-3
Exhibit B.1.3	-	Stores LRT	B-5
Exhibit B.1.4	-	Corporate Support Help Desk	B-7
Exhibit B.1.5	-	Corporate Support Problem Management	B-8
Exhibit B.1.6	-	Enterprise Network	B-10
Exhibit B.1.7	-	Mainframe	B-14
Exhibit B.1.8	-	*	B-15
Exhibit B.1.9	-	*	B-17
Exhibit B.1.10	-	Security Incident Response Team (SIRT) Alerts	B-19
Exhibit B.1.11	-	Corporate Production Operations	B-20
Exhibit B.1.12	-	Distribution Center Support	B-22
Exhibit B.1.13	-	IMAC Performance	B-24
Exhibit B.1.14	-	Asset Management	B-26
Exhibit B.1.15	-	Reports	B-27
Exhibit B.1.16	-	Critical Reports	B-28
Exhibit B.1.17	-	Critical Service Levels Allocation of Pool Percentages	B-29

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 1

Exhibit B.1.1

Store Service Request Call Handling

The Service Levels for Store Service Request Call Handling are set forth below. Failure to meet any of the Service Levels set forth below shall be a Service Level Default.

Service Levels	Definition	Floor Service Level	Expected Service Level	Window	Service Level Type as of Effective Date
Supplier Call Center Availability	N/A	*	*	Monthly	*

Average Speed of Answer	The time elapsed between the point a caller selects to speak with an agent through an ACD and the point the call is picked up by an agent.	*	*	Monthly	*

Service Request Call Duration	The time Supplier Call Center Agent spends talking to Gap store support.	*	*	Monthly	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 2

Exhibit B.1.2

Store POS Priority Response Service Calls

The monthly Service Levels for Store POS Priority Response Service Calls are set forth below. Failure to meet any of the Service Levels set forth below shall be a Service Level Default. For the avoidance of doubt, the Service Levels in this Exhibit B.1.2 (Store POS Priority Response Service Calls) are calculated on a *.

Service Levels	Definition	Floor Service Level for Problem Resolution	Expected Service Level for Problem Resolution	Window	Service Level Type as of Effective Date
Critical T2/C2 for Priority Stores	Critical Response Levels for Stores (T2) and * Machines (C2) are available based upon the Covered Location requesting Service. Priority Response level for each Covered Location is specified in Covered Locations noted in the Procedures Manual.	*	*	Monthly	*

Critical T2/C2 for Non-Priority Stores	Critical Response Levels for Stores (T2) and * Machines (C2) is available based upon the Covered Location requesting Service. Priority Response level for each Covered Location is specified in Covered Locations noted in the Procedures Manual.	*	*	Monthly	*

Urgent T4/C4	Urgent Response Levels for Stores (T4) and * Machines (C4).	*	*	Monthly	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 3

Service Levels	Definition	Floor Service Level for Problem Resolution	Expected Service Level for Problem Resolution	Window	Service Level Type as of Effective Date
Next Business Day (NBD)	“Next Business Day” or “NBD” shall mean Mon to Fri, excluding Gap holidays (i.e., New Years, Christmas, Thanksgiving, Memorial Day, Fourth of July, Labor Day), during local store business hours.	*	*	Monthly	*

Customer Replaceable Unit (CRU)	Problem designated to be resolved by Gap personnel.	*	*	Monthly	*

Scheduled Call T6	The Scheduled Call category includes all Service Calls for which Gap and Supplier agree the On-site Break/Fix Services will be scheduled for a specific date and time. For this category only, the elapsed time for Problem Resolution is measured from the time Supplier CSR is scheduled to arrive at the Covered Location.	*	*	Monthly	*

NBD CISCO C6	“Next Business Day” or “NBD” shall mean Mon to Fri, excluding Gap holidays (i.e., New Years, Christmas, Thanksgiving, Memorial Day, Fourth of July, Labor Day), during local store business hours.	*	*	Monthly	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 4

Exhibit B.1.3

Store LRT Service Levels

The Service Levels for Store LRT includes maintenance and software support, and are set forth below. Failure to meet any of the Service Levels set forth below shall be a Service Level Default.

Service Levels	Definition	Floor Service Level	Expected Service Level	Window	Service Level Type as of Effective Date
Inventory Management	Running Inventory Management means total Hardware owned by Gap covered under the Agreement that is currently located at Supplier Repair Center or located at a Third Party Facility for Repair. The inventory shall be tracked separately for Stores and Distribution Centers.	*	*	Daily	*

Spares Pool	“Spares Pool” means the repaired spare inventory of equipment located at Supplier Repair Center or a Third Party Facility used to replace broken equipment in Gap stores.	*	*	N/A	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 5

Service Levels	Definition	Floor Service Level	Expected Service Level	Window	Service Level Type as of Effective Date
Software Production Support – Severity 1

“Response Time” means the amount of time until a knowledgeable Supplier or OEM customer support resource responds to Gap’s initial call.

“Resolution Time” means the amount of time, from Gap’s initial call, until Supplier provides a workaround or fix to the error or issue.

“Patch Time” means the amount of time, from Gap’s initial call, until Supplier provides a permanent fix to the error or issue.

If applicable, any patches necessary to fix Severity 1 and Severity 2 problems shall be included in Supplier’s or OEM vendor’s next maintenance release.

		*	*	Daily	*

Software Production Support – Severity 2	See definition above in Severity 1 section	*	*	Daily	*

Software Production Support – Severity 3	See definition above in Severity 1 section.	*	*	Daily	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 6

Exhibit B.1.4

Corporate Support Help Desk Service Levels

The Service Levels for Corporate Support Help Desk includes Corporate Employees, Distribution Centers, Workstation Support, Mail and Print, and are set forth below. Failure to meet any of the Service Levels set forth below shall be a Service Level Default.

Service Levels	Definition	Data Source	Floor Service Level	Expected Service Level	Window	Service Level Type as of Effective Date
First Call Resolution	The percentage of calls resolved (closed) while the customer is on the phone with a CSR on his/her first call.	Ticketing system	*	*	Monthly	*

Abandon rate	“Abandoned Call” means when a caller who selects to talk to a Help Desk Agent drops off before talking with a Help Desk Agent.	Call Center Management System (CCMS)	*	*	Monthly	*

Average speed of answer (in seconds)	The time elapsed between the point a caller selects to speak with an agent through an ACD and the point the call is picked up by a Help Desk Agent.	Call Center Management System (CCMS)	*	*	Monthly	*

Overall HDS Customer Satisfaction Rate	Average of the individual surveys’ average response of Surveys Received Per Month. Responses in the top three categories and non-returned responses are considered favorable.	Surveys	*	*	Monthly	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 7

Exhibit B.1.5

Corporate Support Problem Management Service Levels

The Service Levels for Corporate Support Problem Management includes Corporate Employees, Distribution Centers, Help Desk and Mail, and are set forth below. Failure to meet any of the Service Levels set forth below shall be a Service Level Default.

Service Levels	Definition	Floor Service Level	Expected Service Level	Window	Service Level Type as of Effective Date
Severity 1 (Time to Resolve) High Availability Systems	The elapsed time between (i) the time that a Problem Ticket is created, until (ii) the point in time that the Problem is Resolved and the Problem Ticket is updated reflecting the time of such Resolution.	*	*	Monthly	*

Severity 1 (Time to Resolve) Standard Availability Systems	The elapsed time between (i) the time that a Problem Ticket is created, until (ii) the point in time that the Problem is Resolved and the Problem Ticket is updated reflecting the time of such Resolution.	*	*	Monthly	*

Severity 2 (Time to Resolve) High Availability Systems	The elapsed time between (i) the time that a Problem Ticket is created, until (ii) the point in time that the Problem is Resolved and the Problem Ticket is updated reflecting the time of such Resolution.	*	*	Monthly	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 8

Service Levels	Definition	Floor Service Level	Expected Service Level	Window	Service Level Type as of Effective Date
Severity 2 (Time to Resolve) Standard Availability Systems	The elapsed time between (i) the time that a Problem Ticket is created, until (ii) the point in time that the Problem is Resolved and the Problem Ticket is updated reflecting the time of such Resolution.	*	*	Monthly	*

Severity 3 Problem Resolution	The elapsed time between (i) the time that a Problem Ticket is created, until (ii) the point in time that the Problem is Resolved and the Problem Ticket is updated reflecting the time of such Resolution.	*	*	Monthly	*

Severity 4 Problem Resolution	The elapsed time between (i) the time that a Problem Ticket is created, until (ii) the point in time that the Problem is Resolved and the Problem Ticket is updated reflecting the time of such Resolution.	*	*	Monthly	*

Root Cause Analysis for Severity 1 Problems	Preliminary root cause analysis report is provided to Gap for all Severity 1 problems.	*	*	Monthly	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 9

Exhibit B.1.6

Enterprise Network Service Levels

The Service Levels for Enterprise Network includes all enterprise Network components except for Store and Distribution Center Support, and are set forth below. Failure to meet any of the Service Levels set forth below shall be a Service Level Default.

Service Levels	Definition	Floor Service Level	Expected Service Level	Window	Service Level Type as of Effective Date
Store Voice Network Availability	Average availability of the Store Voice Networks.	*	*	Monthly	*

Store Data Network Availability	Average availability of the Store Data Networks.	*	*	Monthly	*

Corporate Voice Network Availability	Average availability of the Corporate Voice Networks.	*	*	Monthly	*

Corporate Data Network Availability	Average availability of the Corporate Data Networks.	*	*	Monthly	*

Port Availability	Average availability of the MPLS VPN network.	*	*	Monthly	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 10

Service Levels	Definition	Floor Service Level	Expected Service Level	Window	Service Level Type as of Effective Date
Network Delay	Average transmission time between access nodes.	*	*	Monthly	*

Network Packet Loss	Average roundtrip packet loss between access nodes.	*	*	Monthly	*

Network Jitter	Average variation between received and transmitted packets.	*	*	Monthly	*

End-to-End Delay	Custom Service Level Agreement TBD.	*	*	Monthly	*

Notes:

1.	The period whereby Supplier processes, procedures and tools are enabled and implementation of Supplier NOC in * for network management are established is a period of no more than * but no less than *. The measurement period will begin once these capabilities and measurement tools are established.

2.	A sufficient number of Gap Sites have been established, enabled or installed to provide the capability to measure averages. No less than *.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 11

3.	Custom Service Level Agreements will be developed jointly between Gap, Supplier and third party transport vendor(s) to ensure comprehensive adherence to latest industry standards.

4.	While Services currently in place today will not change the methods by which they will be measured will undergo procedural and tools changes that can impact reporting capability. During the transition phase Supplier will be exempt from meeting these service level measurements until they can be re-established for the duration of the Transformation period.

NETWORK DELAY.

Network Delay Commitment.

If the average roundtrip Network Delay exceeds the applicable time set forth in Table 3, then Gap will be eligible for a Service Level Credit.

TABLE 3: Network Performance Commitments

Measurement Region	Committed Network Round Trip Delay	Committed Network Packet Loss	Committed Network Jitter
INTRA-REGION

North America	*	*	*

Europe	*	*	*

Asia	*	*	*

South Pacific	*	*	*

INTER-REGION

Europe to North America	*	*	*

Japan to North America	*	*	*

Hong Kong to North America	*	*	*

Korea to North America	*	*	*

Singapore to North America	*	*	*

South Pacific to North America	*	*	*

Latin America to North America	*	*	*

Chile to North America	*	*	*

Colombia to North America	*	*	*

Venezuela to North America	*	*	*

Puerto Rico to Continental United States	*	*	*

Hawaii to Continental United States	*	*	*

NETWORK PACKET LOSS.

Packet Loss Commitment.

If the average roundtrip Packet Loss exceeds the applicable percentage set forth in Table 3, then Gap will be eligible for a Service Level Credit.

“Packet Loss” – means the average percentage of packets in the Measurement Period that are dropped between applicable Sprint IP Access Nodes within a region (Intra-Region) or between applicable Sprint IP Access Nodes connecting two regions (Inter-Region).

*************************************************** **********************************

NETWORK JITTER.

Network Jitter Commitment.

If the average roundtrip Network Jitter exceeds the applicable percentage set forth in Table 3, then Gap will be eligible for a Service Level Credit.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 12

Network Jitter – means the average variation in the delay of received packets transmitted between all applicable Sprint IP Access Nodes within a region (Intra-Region) or between applicable Sprint IP Access Nodes connecting two regions (Inter-Region).

END-TO-END DELAY.

4.A.1. End-to-End Delay Commitment.

End-to-End Delay Commitment is tailored to Gap’s specific measurement locations. If the average roundtrip End-to-End Delay exceeds the Committed End-to-End Delay set forth in an agreed to Service Level Agreement, then Gap will be eligible for a Service Level Credit.

“End-to-End” – means the network call path between originating Gap premise and terminating Gap premise, including access but excluding Gap Premises Equipment.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 13

Exhibit B.1.7

Mainframe Service Levels

The Service Levels for Mainframe includes Mainframe & Subsystem Availability for the production environment, and are set forth below. Failure to meet any of the Service Levels set forth below shall be a Service Level Default.

Service Levels	Definition	Floor Service Level	Expected Service Level	Window	Service Level Type as of Effective Date
Mainframe Availability	Average availability of the production mainframes.	*	*	Monthly	*

Region Availability	Average availability of the production CICS, IMS Regions.	*	*	Monthly	*

DBMS Availability	Average availability of the production database systems.	*	*	Monthly	*

LPAR/Domain Availability	Average availability of the production LPARs.	*	*	Monthly	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 14

Exhibit B.1.8

* Service Levels

The Service Levels for * includes Server Performance and Provisioning, and are set forth below. Failure to meet any of the Service Levels set forth below shall be a Service Level Default.

Service Levels	Definition	Floor Service Level	Expected Service Level	Window	Service Level Type as of Effective Date
* Clustered Server Availability	Aggregate Average availability of the production Clustered * servers.	*	*	Monthly	*

* Server Availability	Aggregate Average availability of the production * servers.	*	*	Monthly	*

Reconfigure an existing server to meet development needs	Reconfiguration of development servers per a documented, approved request. This service level will not be promoted to a critical service level without the mutual agreement of the Parties.	*	*	Monthly	*

Provision a new server once the hardware is available	Provisioning a new development server per a documented, approved request. This service level will not be promoted to a critical service level without the mutual agreement of the Parties.	*	*	Monthly	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 15

Service Levels	Definition	Floor Service Level	Expected Service Level	Window	Service Level Type as of Effective Date
Provision a new LPAR/domain in an existing server	Provisioning a new LPAR/domain per a documented, approved request. This service level will not be promoted to a critical service level without the mutual agreement of the Parties.	*	*	Monthly	*

Provision additional one (1) TB of storage once hardware is available	Provisioning an additional one (1) TB of storage per a documented, approved request. This service level will not be promoted to a critical service level without the mutual agreement of the Parties.	*	*	Monthly	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 16

Exhibit B.1.9

* Service Levels

The Service Levels for * includes Server Support and Provisioning, and are set forth below. Failure to meet any of the Service Levels set forth below shall be a Service Level Default.

Service Levels	Definition	Floor Service Level	Expected Service Level	Window	Service Level Type as of Effective Date
* Clustered Server Availability	Aggregate Average availability of the production Clustered * servers.	*	*	Monthly	*
* Server Availability	Aggregate Average availability of the production * servers.	*	*	Monthly	*

Reconfigure an existing server to meet development needs	Reconfiguration of development servers per a documented, approved request. This service level will not be promoted to a critical service level without the mutual agreement of the Parties.	*	*	Monthly	*

Reconfigure an existing environment to meet production needs (DISCUSS)				Monthly	*

Provision a new server once the hardware is available (up through OS)	Provisioning a new development server per a documented, approved request. This service level will not be promoted to a critical service level without the mutual agreement of the Parties.	*	*	Monthly	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 17

Service Levels	Definition	Floor Service Level	Expected Service Level	Window	Service Level Type as of Effective Date
Provision a new virtual machine (“Vmware”) in an existing server	Provisioning a new virtual machine per a documented, approved request. This service level will not be promoted to a critical service level without the mutual agreement of the Parties.	*	*	Monthly	*

Provision additional storage once the hardware is available	Provisioning additional storage per a documented, approved request. This service level will not be promoted to a critical service level without the mutual agreement of the Parties.	*	*	Monthly	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 18

Exhibit B.1.10

Security Incident Response Team (SIRT) Service Levels

The Service Levels for the evaluation of security vulnerability alerts and necessary patch implementations are defined below. Failure to meet any of the Service Levels set forth below shall be a Service Level Default.

Service Levels	Definition	Data Source	Floor Service Level	Expected Service Level	Window	Service Level Type as of Effective Date
Security Vulnerability Evaluation Measurement period starts when a ticket is opened after an alert is received	Evaluate security vulnerability alerts and categorize.	*	*	*	Monthly	*

Critical Patches, Known exploit in the environment Measurement period starts when a ticket is opened, and ends when the patch is available for distribution within the infrastructure	Stage for distribution of a patch to address a vulnerability or known problem to which an exploit exists and is present in the Gap IT Environment.	*	*	*	Monthly	*

Critical Patches, Known exploit outside the environment	Stage for distribution of a patch to address a vulnerability or known problem to which an exploit exists but is not yet present in the Gap IT environment.	*	*	*	Monthly	*

Critical Patches, No known exploit	Apply a patch to address a vulnerability or known problem to which no exploits are currently known.	*	*	*	Monthly	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 19

Exhibit B.1.11

Corporate Production Operations Service Levels

The Service Levels for Corporate Production are set forth below. Failure of Supplier to meet any of the Service Levels set forth below, as they relate to in-scope services, shall be a Service Level Default.

Service Levels	Definition	Floor Service Level	Expected Service Level	Window	Service Level Type as of Effective Date
POS Polling (% of stores successfully polled) Service Level changes to time based cutoffs from Thanksgiving Day through first week of January.	Monthly average of the successful completion of the batch processing for this application.	*	*	Monthly	*

Distribution Center Stock Pick Allocation	Monthly average of the successful completion of the batch processing for this application.	*	*	Monthly	*

Accounts Payable	Monthly average of the successful completion of the batch processing for this application.	*	*	Monthly	*

FGI	Monthly average of the successful completion of the batch processing for this application.	*	*	Monthly	*

Payroll	Monthly average of the successful completion of the batch processing for this application.	*	*	Monthly	*

NGF	Monthly average of the successful completion of the batch processing for this application.	*	*	Monthly	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 20

Service Levels	Definition	Floor Service Level	Expected Service Level	Window	Service Level Type as of Effective Date
PFI	Monthly average of the successful completion of the batch processing for this application.	*	*	Monthly	*

Prompt	Monthly average of the successful completion of the batch processing for this application.	*	*	Monthly	*

Real Time Receipts	Monthly average of the successful completion of the batch processing for this application.	*	*	Monthly	*

Data Warehouse (Weekly)	Monthly average of the successful completion of the batch processing for this application.	*	*	Monthly	*

Model Stock	Monthly average of the successful completion of the batch processing for this application.	*	*	Monthly	*

Gap – B/R	Monthly average of the successful completion of the batch processing for this application.	*	*	Monthly	*

Insight (Weekly)	Monthly average of the successful completion of the batch processing for this application.	*	*	Monthly	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 21

Exhibit B.1.12

Distribution Center Support Service Levels

The Service Levels for Distribution Center Support includes Distribution Center Support and Operations, and are set forth below. Failure to meet any of the Service Levels set forth below shall be a Service Level Default.

Service Levels	Definition	Data Source	Floor Service Level	Expected Service Level	Window	Service Level Type as of Effective Date
Help Desk Support	The time elapsed between the point a caller selects to speak with an agent through an ACD and the point the call is picked up by a Help Desk Agent.	Call Center Manage-ment System (CCMS)	*	*	Monthly	*

Distribution Center System Availability	Scheduled Hours of Availability – Downtime/ Scheduled Hours of Availability.	Ticketing System	*	*	Monthly	*

RF Gun Resets	Reset hung operator ID’s in the WMS Application.	Ticketing System	*	*	Monthly	*

Printer Resets	Reset hung printers in the WMS Application.	Ticketing System	*	*	Monthly	*

Terminal Resets	Reset hung terminals in the WMS Application.	Ticketing System	*	*	Monthly	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 22

Service Levels	Definition	Data Source	Floor Service Level	Expected Service Level	Window	Service Level Type as of Effective Date
Operator ID logoffs	Terminate hung operator ID’s in the WMS Application.	Ticketing System	*	*	Monthly	*

Password resets, including SCAN and Prompt	Reset passwords for business partners.	Ticketing System	*	*	Monthly	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 23

Exhibit B.1.13

IMAC Performance Service Levels

The Service Levels for IMAC Performance includes hardware moves, adds and changes, and are set forth below. Failure to meet any of the Service Levels set forth below shall be a Service Level Default.

Service Levels	Definition	Floor Service Level	Expected Service Level	Window	Service Level Type as of Effective Date
Project Management	Project Management and Delivery-Percent of Enhancement and Maintenance Projects completed on time.	*	*	Monthly	*

Server Devices Installation Time	IMACs completed on time when equipment is available.	*	*	Monthly	*

Server Devices Moves, Adds, and Changes	IMACs completed on time when equipment is available.	*	*	Monthly	*

Network Devices Installation Time	IMACs completed on time when equipment is available.	*	*	Monthly	*

Network Device Moves, Adds, and Changes	IMACs completed on time when equipment is available.	*	*	Monthly	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 24

Service Levels	Definition	Floor Service Level	Expected Service Level	Window	Service Level Type as of Effective Date
Network Software Moves, Adds, and Changes	IMACs completed on time when equipment is available.	*	*	Monthly	*

Campus Workstation Installations, Moves, Adds and Changes	IMACs completed on time when equipment is available.	*	*	Monthly	*

Workstation Moves, Adds, and Changes, Remote Installs (Review Supplier Data)	IMACs completed on time when equipment is available.	*	*	Monthly	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 25

Exhibit B.1.14

Corporate Asset Management Service Levels

The Service Levels for Asset Management are set forth below. Failure to meet any of the Service Levels set forth below shall be a Service Level Default.

Service Levels	Definition	Floor Service Level	Expected Service Level	Window	Service Level Type as of Effective Date
Next Day Updates		*	*	Monthly	*

Second Day Updates		*	*	Monthly	*

Accuracy of Hardware and Peripherals Database as against Quarterly Samples and Annual Comprehensive Inventory The Parties will jointly define “comprehensive” during the Presumptive Measurement Period. Currently a complete physical inventory is scheduled for the beginning of the term only.		*	*	Quarterly	*

Accuracy of Software Application Database as against Quarterly Samples and Annual Comprehensive Inventory		*	*	Quarterly	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 26

Exhibit B.1.15

Reports Service Levels

The Service Levels for Reports are set forth below. Failure to meet any of the Service Levels set forth below shall be a Service Level Default. Each report will consist of two service levels (Hardcopy and Online Viewing).

Service Levels	Definition	Floor Service Level	Expected Service Level	Window	Service Level Type as of Effective Date
Critical Reports – (See B.1.16)		*	*	Monthly	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 27

Exhibit B.1.16

Critical Reports Service Levels

The Service Levels for Critical Reports are set forth below. Failure to meet any of the Service Levels set forth below shall be a Service Level Default.

Critical Reports	Critical Reports
*	*
*	*
*	*
*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 28

Exhibit B.1.17

Critical Service Levels Performance Categories and Allocation of Pool Percentages as of the Effective Date

Supplier will not incur penalties for Set Service Levels until commencement of the Services.

Critical Service Levels Performance Categories & Service Levels	Allocation of Pool Percentage	Service Level Credit Allocation Percentage
B.1.1 – Store Service Request Call Handling	*
a. Supplier Call Center Availability		*
b. Speed of Answer		*

B.1.2 – Store POS Priority Response Service Calls	*
a. Critical T2/C2 Priority Stores		*
b. Critical T2/C2 Non-Priority Stores	*	*
c. Urgent T4/C4		*
d. NBD		*
e. CRU		*
f. Scheduled Call T6		*
g. NBD – * C6		*

B.1.3 – Stores LRT	*
a. Inventory Management	*	*
b. Spares Pool	*	*
c. Software Production – Severity 1	*	*
d. Software Production – Severity 2	*	*
e. Software Production – Severity 3	*	*

B.1.4 – Corporate Support Help Desk	*
a. First Call Resolution		*
b. Abandon Rate	*	*
c. Average Speed of Answer	*	*

B.1.5 – Corporate Support Problem Management	*
a. Severity 1 – Time to Resolve High Availability Systems	*	*
b. Severity 1 – Time to Resolve Standard Availability Systems	*	*
c. Severity 2 – Time to Resolve High Availability Systems	*	*
d. Severity 2 – Time to Resolve Standard Availability Systems	*	*
e. Severity 3 – Problem Resolution	*	*
f. Severity 4 – Problem Resolution	*	*
g. Severity 1 – Root Cause Analysis	*	*

B.1.6 – Enterprise Network	*
a. Store Voice Network Availability	*	*
b. Store Data Network Availability	*	*
c. Corporate Voice Network Availability	*	*
d. Corporate Data Network Availability	*	*
e. Port Availability	*	*
f. Network Delay	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 29

Critical Service Levels Performance Categories & Service Levels	Allocation of Pool Percentage	Service Level Credit Allocation Percentage
g. Network Packet Loss	*	*
h. Network Jitter	*	*
i. End-to-End Delay	*	*

B.1.7 – Mainframe	*
a. Mainframe Availability	*	*
b. Region Availability	*	*
c. DBMS Availability	*	*
d. LPAR/Domain Availability	*	*

B.1.8 – *	*
a. * Clustered Server Availability	*	*
b. * Server Availability	*	*

B.1.9 – *	*
a. * Clustered Server Availability	*	*
b. * Server Availability	*	*

B.1.11 – Corporate Production Operations	*
a. POS Polling (% of stores successfully polled)	*	*
b. Distribution Center Stock Pick Allocation	*	*
c. Accounts Payable	*	*
d. FGI	*	*
e. Payroll	*	*
f. NGF	*	*
g. PFI	*	*
h. Prompt	*	*
i. Real Time Receipts	*	*
j. Data Warehouse (Weekly)	*	*
k. Model Stock	*	*
l. Gap – B/R	*	*
m. Insight (Weekly)	*	*

B.1.12 – Distribution Center Support	*
a. Help Desk Support	*	*
b. DC Systems Availability		*

B.1.16 – Critical Reports	*
a. AP Hardcopy Report	*	*
b. AP Online Viewing	*	*
c. IPR Hardcopy Report	*	*
d. IPR Online Viewing	*	*
e. Daily Flash Hardcopy Report	*	*
f. Daily Flash Online Report	*	*
g. Detail On-Order Hardcopy Report	*	*
h. Detail On-Order Online Viewing	*	*
i. Mid-Week Trend Hardcopy Report	*	*
j. Mid-Week Trend Online Viewing	*	*
k. Payroll Hardcopy Report	*	*
l. Payroll Online Viewing	*	*
m. Sales Hardcopy Report	*	*
n. Sales Online Viewing	*	*
o. Week Ending Trend Hardcopy Report	*	*
p. Week Ending Trend Online Viewing	*	*

Total Allocation	*

*Note: Service Level Credits will not be applied during the Presumptive Measurement Periods, for Critical Service Levels that are identified as Presumptive. Once the Service Level is “Set,” the Service Level will be eligible for Service Level Credits.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 30

Exhibit B.2 – Critical Deliverables

to

Master Services Agreement

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

EXHIBIT B.2 – CRITICAL DELIVERABLES

This Exhibit B.2 (Critical Deliverables) is an exhibit to Exhibit B (Service Level Agreement) of the Master Services Agreement dated as of the Reference Date between Gap and Supplier (the “Agreement”). The Critical Deliverables are set forth in the following table, and are subject to adjustment with mutual approval of the Parties. Given the importance of the identified Critical Deliverables, Gap agrees to review and either approve or disapprove, in writing, Critical Deliverables in a timely and expedited manner. In the event Supplier has determined that Gap’s delay is, or is likely to, adversely impact its ability to deliver or meet a Critical Deliverable date, it will initiate the process for escalation under Section 3.10.B (Failure to Comply with Transition-In Plan) of the Agreement.

This Exhibit B.2 sets forth certain obligations of Supplier regarding Critical Deliverables. If Supplier fails to deliver to Gap any Critical Deliverables as described below, then Supplier shall provide Gap the one-time credit per applicable Critical Deliverable as set forth in the table below. Unless the context requires otherwise, capitalized terms used herein shall have the meanings given in Exhibit B (Service Level Agreement) or in Section 1 (Definitions) of the Agreement, as applicable.

#	Critical Deliverable	Deliverable Description	Completion Criteria	Delivery Date	Credit Amount

1.	*	*	*	*	*

2.	*	*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Page 1	Gap/IBM CONFIDENTIAL

#	Critical Deliverable	Deliverable Description	Completion Criteria	Delivery Date	Credit Amount

			*		*

3	*	*	*	*	*

4.	*	*	*	*	*

5.	*	*	*	*	*

6.	*	*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Page 2	Gap/IBM CONFIDENTIAL

#	Critical Deliverable	Deliverable Description	Completion Criteria	Delivery Date	Credit Amount

7.	*	*	*	*	*

8.	*	*	*	*	*

9.	*	*	*	*	*

10.	*	*	*	*	*

11.	*	*	*	*	*

12.	*	*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Page 3	Gap/IBM CONFIDENTIAL

#	Critical Deliverable	Deliverable Description	Completion Criteria	Delivery Date	Credit Amount

13.	*	*	*	*	*

14.	*	*	*	*	*

15.	*	*	*	*	*

16.	*	*	*	*	*

17.	*	*	*	*	*

18.	*	*	*	*	*

19.	*	*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Page 4	Gap/IBM CONFIDENTIAL

Exhibit B.3 – Measuring Tools and Methodology

to

Master Services Agreement

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information

EXHIBIT B.3 – MEASURING TOOLS AND METHODOLOGY

This Exhibit B.3 (Measuring Tools and Methodology) is an exhibit to Exhibit B (Service Level Agreement) of the Master Services Agreement dated as of the Reference Date between Gap and Supplier (the “Agreement”). Unless the context otherwise requires, capitalized terms used herein but not otherwise defined herein shall have the meanings given in Exhibit B (Service Level Agreement) or Section 1 (Definitions) of the Agreement.

SERVICE LEVEL AGREEMENT (SLA) METRICS METHODOLOGY

Attributes of the SLA Metrics

The following information is provided for each Metric.

Attribute	Description

Metric Number/Name	The number and name of the Metric.

Metric Description	A general description of the Metric.

Source	This describes the source of base data for the Metric.

How Measured	As applicable, this discusses how the data are to be used and the parameters of any formula. If not monitored continuously and calculated once for the entire measurement period, this section will describe the frequency of measurement.

Measurement Interval	The period for which performance is calculated under the Metric.

Reporting Interval	The frequency with which the IBM reports results of the Metric to the Gap.

Schedule	The service timeframes covered by the Metric

Target	This is the mutually agreed upon Expected Service Level performance for the Metric.

Measurement methodology	Describe the proposed SLA measurement methodologies providing how, what, when, where, etc. details from the source data collection / monitoring, through Peregrine and other tools to a final repository of information --- include any necessary manual inputs.

Assumptions	Identify all assumptions of the proposed metrics collection methods (anything that you assume in the absences of needed information that is essential to you decisions on the methodology).

Constraints	Identify all constraints of the proposed metrics collection methodology (any limitations or factors that limit or affect the metric methodology).

Tools	Identify the tools required for data collections and/or monitoring.

Methods	Identify manual versus automated methods in what was described above.

Reporting Methods	In addition to the data collection (measurement) tools, what other tools will be used to generate the required reporting for SLA/QPM, Tech Services Reports, etc.

Comments	Any other data necessary to explain the above.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 1 of 76

B.1 SLA METRICS

SLA B1.1: Stores Service Request Handling

Metric Number/Name:	1.1.1 IBM Call Center Availability

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints

Tools

Methods

Data Calculation Method	*

Reporting Method

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 2 of 76

Metric Number/Name:	1.1.2 Average Speed to Answer

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions

Constraints

Tools

Methods

Data Calculation Method	*

Reporting Method

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 3 of 76

Metric Number/Name:	1.1.3 Service Request Duration

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions

Constraints

Tools

Methods

Data Calculation Method	*

Reporting Method

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 4 of 76

SLA B.1.2: Stores POS Priority Response Services Calls

Metric Number/Name:	1.2.1 Critical (T2/C2) Problem Resolution for Priority Stores

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints	*

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 5 of 76

Metric Number/Name:	1.2.2 Critical (T2/C2) Problem Resolution for Non-Priority Stores

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints	*

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 6 of 76

Metric Number/Name:	1.2.3 Urgent (T4/C4) Problem Resolution

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions

Constraints

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 7 of 76

Metric Number/Name:	1.2.4 Next Business Day (NBD) Problem Resolution for C6 and T6 problems

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions

Constraints

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 8 of 76

Metric Number/Name:	1.2.5 Customer Replaceable Unit (CRU)

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions

Constraints

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 9 of 76

Metric Number/Name:	1.2.6 Scheduled Call

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 10 of 76

Metric Number/Name:	1.2.7 NBD CISCO C6

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 11 of 76

SLA B.1.3: Store LRT Service Levels

Metric Number/Name:	1.3.1 Inventory Management

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Daily

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 12 of 76

Metric Number/Name:	1.3.2 Spares Pool

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	To be established during Presumptive period.

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 13 of 76

Metric Number/Name:	1.3.3 Software Production Support Severity 1

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	To be established during Presumptive period.

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 14 of 76

Metric Number/Name:	1.3.4 Software Production Support Severity 2

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	To be established during Presumptive period.

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 15 of 76

Metric Number/Name:	1.3.5 Software Production Support Severity 3

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	To be established during Presumptive period.

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 16 of 76

SLA B.1.4: Help Desk Service Levels

Metric Number/Name:	1.4.1 First Call Resolution

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions

Constraints

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 17 of 76

Metric Number/Name:	1.4.2 Abandon Rate

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions

Constraints

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 18 of 76

Metric Number/Name:	1.4.3 Average Speed to Answer (in seconds)

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions

Constraints

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 19 of 76

Metric Number/Name:	1.4.4 Overall Help Desk Customer Satisfaction Rate

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions

Constraints

Tools	*

Methods

Data Calculation Method	*

Reporting Method

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 20 of 76

SLA B.1.5: Corporate Support Problem Management Service Levels

Metric Number/Name:	1.5.1 Severity 1 High Availability Systems

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions

Constraints

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 21 of 76

Metric Number/Name:	1.5.2 Severity 1 Standard Availability Systems

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions

Constraints

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 22 of 76

Metric Number/Name:	1.5.3 Severity 2 High Availability Systems

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions

Constraints

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 23 of 76

Metric Number/Name:	1.5.4 Severity 2 Standard Availability Systems

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions

Constraints

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 24 of 76

Metric Number/Name:	1.5.5 Severity 3 Problem Resolution

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 25 of 76

Metric Number/Name:	1.5.6 Severity 4 Problem Resolution

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 26 of 76

Metric Number/Name:	1.5.7 Root Cause Analysis for Severity 1 Problems

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions

Constraints	*

Tools

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 27 of 76

SLA B.1.6: Enterprise Network Service Level

Metric Number/Name:	1.6.1 Store Voice Network Availability

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	The reporting interval is a rolling twelve month interval

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints	*

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 28 of 76

Metric Number/Name:	1.6.2 Store Data Network Availability

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	The reporting interval is a rolling twelve month interval

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints	*

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 29 of 76

Metric Number/Name:	1.6.3 Corporate Voice Network Availability

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	The reporting interval is a rolling twelve month interval

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints	*

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 30 of 76

Metric Number/Name:	1.6.4 Corporate Data Network Availability

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	The reporting interval is a rolling twelve month interval

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints	*

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 31 of 76

Metric Number/Name:	1.6.5 Port Availability

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints	*

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 32 of 76

Metric Number/Name:	1.6.6 Network Delay

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints	*

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 33 of 76

Metric Number/Name:	1.6.7 Network Packet Loss

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints	*

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 34 of 76

Metric Number/Name:	1.6.8 Network Jitter

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints	*

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 35 of 76

Metric Number/Name:	1.6.9 End to End Delay

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints	*

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 36 of 76

TABLE 3: Network Performance Commitments

Measurement Region	Committed Network Round Trip Delay	Committed Network Packet Loss	Committed Network Jitter
INTRA-REGION
North America	*	*	*
Europe	*	*	*
Asia	*	*	*
South Pacific	*	*	*

INTER-REGION
Europe to North America	*	*	*
Japan to North America	*	*	*
Hong Kong to North America	*	*	*
Korea to North America	*	*	*
Singapore to North America	*	*	*
South Pacific to North America	*	*	*
Latin America to North America	*	*	*
Chile to North America	*	*	*
Colombia to North America	*	*	*
Venezuela to North America	*	*	*
Puerto Rico to Continental United States	*	*	*
Hawaii to Continental United States	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 37 of 76

SLA B.1.7: Mainframe Service Levels

Metric Number/Name:	1.7.1 Mainframe Availability 1.7.2 Region Availability 1.7.3 DBMS Availability 1.7.4 LPAR/Domain Availability

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Daily

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions

Constraints

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 38 of 76

SLA B.1.8: * Servers

Metric Number/Name:	1.8.1 * Clustered Server Availability

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions

Constraints	*

Tools	*

Methods	*

Frequency of Measurement	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 39 of 76

Metric Number/Name:	1.8.2 * Server Availability

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions

Constraints	*

Tools	*

Methods	*

Frequency of Measurement	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 40 of 76

Metric Number/Name:	1.8.3 Reconfigure an existing server to meet development needs

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Established during the Presumptive Measurement Period

Reporting Interval:	Established during the Presumptive Measurement Period

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions

Constraints	*

Tools	*

Methods	*

Frequency of Measurement	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 41 of 76

Metric Number/Name:	1.8.4 Provision a new server once the hardware is available

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Established during the Presumptive Measurement Period

Reporting Interval:	Established during the Presumptive Measurement Period

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions

Constraints	*

Tools	*

Methods	*

Frequency of Measurement	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 42 of 76

Metric Number/Name:	1.8.5 Provision a new LPAR/domain in an existing server

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Established during the Presumptive Measurement Period

Reporting Interval:	Established during the Presumptive Measurement Period

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions

Constraints	*

Tools	*

Methods	*

Frequency of Measurement	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 43 of 76

Metric Number/Name:	1.8.6 Provision additional 1 TB of storage once hardware is available

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Established during the Presumptive Measurement Period

Reporting Interval:	Established during the Presumptive Measurement Period

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions

Constraints	*

Tools	*

Methods	*

Frequency of Measurement	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 44 of 76

SLA B.1.9: * Servers

Metric Number/Name:	1.9.1 * Clustered Server Availability

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions

Constraints	*

Tools	*

Methods	*

Frequency of Measurement	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 45 of 76

Metric Number/Name:	1.9.2 * Server Availability

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions

Constraints	*

Tools	*

Methods	*

Frequency of Measurement	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 46 of 76

Metric Number/Name:	1.9.3 Reconfigure an existing server to meet development needs

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Established during the Presumptive Measurement Period

Reporting Interval:	Established during the Presumptive Measurement Period

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions

Constraints	*

Tools	*

Methods	*

Frequency of Measurement	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 47 of 76

Metric Number/Name:	1.9.4 Reconfigure an existing environment to meet production needs

Metric Description:

Source:

How Measured:	*

Measurement Interval:	Established during the Presumptive Measurement Period

Reporting Interval:	Established during the Presumptive Measurement Period

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions

Constraints	*

Tools	*

Methods	*

Frequency of Measurement	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 48 of 76

Metric Number/Name:	1.9.5 Provision a new server once the hardware is available (up through OS)

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Established during the Presumptive Measurement Period

Reporting Interval:	Established during the Presumptive Measurement Period

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions

Constraints	*

Tools	*

Methods	*

Frequency of Measurement	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 49 of 76

Metric Number/Name:	1.9.6 Provision a new virtual machine (VMware) in an existing server

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Established during the Presumptive Measurement Period

Reporting Interval:	Established during the Presumptive Measurement Period

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions

Constraints	*

Tools	*

Methods	*

Frequency of Measurement	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 50 of 76

Metric Number/Name:	1.9.7 Provision additional storage once the hardware is available

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Established during the Presumptive Measurement Period

Reporting Interval:	Established during the Presumptive Measurement Period

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions

Constraints	*

Tools	*

Methods	*

Frequency of Measurement	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 51 of 76

SLA B.1.10: Security Incident Response Team (SIRT) Service Levels

Metric Number/Name:	1.10.1 Security Vulnerability Evaluation

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly (Depending on number of alerts)

Reporting Interval:	Monthly (Depending on number of alerts)

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints	*

Tools	*

Methods	*

Frequency of Measurement	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 52 of 76

Metric Number/Name:	1.10.2 Critical Patches Known exploit in the environment

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly (Depending on number of alerts)

Reporting Interval:	Monthly (Depending on number of alerts)

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints	*

Tools	*

Methods	*

Frequency of Measurement	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 53 of 76

Metric Number/Name:	1.10.3 Critical Patches, Known exploit outside the environment

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly (Depending on number of alerts)

Reporting Interval:	Monthly (Depending on number of alerts)

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints	*

Tools	*

Methods	*

Frequency of Measurement	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 54 of 76

Metric Number/Name:	1.10.4 Critical Patches, No known exploit

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly (Depending on number of alerts)

Reporting Interval:	Monthly (Depending on number of alerts)

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints	*

Tools	*

Methods	*

Frequency of Measurement	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 55 of 76

SLA B.1.11: Corporate Production Operations Service Levels

Metric Number/Name:	1.11.1 Production and Scheduling

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints	*

Tools	*

Methods	*

Frequency of Measurement	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 56 of 76

SLA B.1.12: Distribution Center Support Service Levels

Metric Number/Name:	1.12.1 Average Speed to Answer Distribution Center

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints	*

Tools	*

Methods

Data Calculation Method	*

Reporting Method

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 57 of 76

Metric Number/Name:	1.12.2 DC Systems Availability

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 58 of 76

Metric Number/Name:	1.12.3 RF Gun Resets

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 59 of 76

Metric Number/Name:	1.12.4 Printer Resets (WMS Application)

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 60 of 76

Metric Number/Name:	1.12.5 Terminal Resets (WMS Application)

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 61 of 76

Metric Number/Name:	1.12.6 Operator ID Logoffs (WMS Application)

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 62 of 76

Metric Number/Name:	1.12.7 Password resets, including SCAN and Prompt (WMS Application)

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 63 of 76

SLA B.1.13: IMAC Performance Service Levels

Metric Number/Name:	1.13.1 Project Management

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints	*

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 64 of 76

Metric Number/Name:	1.13.2 Server Devices Installed on time

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints	*

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 65 of 76

Metric Number/Name:	1.13.3 Server Devices Move, Add, Change on time

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints	*

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 66 of 76

Metric Number/Name:	1.13.4 Network Devices Installed on time

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints	*

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 67 of 76

Metric Number/Name:	1.13.5 Network Devices Move, Add, Change on time

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints	*

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 68 of 76

Metric Number/Name:	1.13.6 Campus Workstation Installations, Moves, Adds and Changes

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints	*

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 69 of 76

Metric Number/Name:	1.13.7 Remote Workstation Installs, Moves, Adds, and Changes,

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints	*

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 70 of 76

SLA B.1.14: Corporate Asset Management Service Levels

Metric Number/Name:	1.14.1 Next Day Updates

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 71 of 76

Metric Number/Name:	1.14.2 Second Day Updates

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 72 of 76

Metric Number/Name:	1.14.3 Accuracy of Hardware and Peripherals Database

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Annual

Reporting Interval:	Annual

Schedule:

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 73 of 76

Metric Number/Name:	1.14.4 Accuracy of Software Application Database

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Annual

Reporting Interval:	Annual

Schedule:

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 74 of 76

SLA B.1.15: Reports Service Levels

Metric Number/Name:	1.15.1 Critical Reports

Metric Description:	*

Source:

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints	*

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 75 of 76

SLA B.1.16: Critical Reports Service Levels

Critical Reports	Critical Reports

*	*

*	*

*	*

*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	Page 76 of 76

Exhibit C – Fees and Resource Baselines

To

Master Services Agreement

Date: January 13, 2006

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 1

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 2

Exhibit C

Fees and Resource Baselines

I.	INTRODUCTION

This Exhibit C (Fees and Resource Baselines) to the Agreement (this “Exhibit C”) sets forth the Monthly Baselines and describes the methodology for calculating the Charges with respect to the Services. The fundamental premise of the pricing structure of the Agreement is that *. The amounts paid by Gap associated with each Authorized Billing Mechanism include *. There are additional payment obligations that may arise as to each of the Parties specifically set forth in the Agreement (e.g., *), but which are not included in the Annual Services Charge; nothing in this Section I (Introduction) is intended to alter the respective obligations of the Parties as to such payment obligations as set forth in the Agreement.

II.	TABLES

The following Tables are attached to and made part of this Exhibit C:

Table Name	Table Number
Annual Services Charge	Table C.1
Annual Services Charge - Monthly	Table Monthly C.1
IT Price Summary (for reference purposes only)	Table C.1.1
IT Price Detail (for reference purposes only)	Table C.1.2
IT Baselines	Table C.1.3
Resource Unit Baselines	Table C.2
Resource Unit Baselines - Monthly	Table Monthly C.2
ARC/RRC Price	Table C.2.1
Image ARC Hardware	Table C.2.2
Utilization Boundaries	Table C.3
Utilization Boundaries – Monthly	Table Monthly C.3
Boundary Unit Price	Table C.3.1
IBM Sprint Pricing	Table C.3.1.1

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 3

Table Name	Table Number
Network Transport Rate Table – Corporate Circuits	Table C.3.1.2
Utilization Boundaries – Long Distance Minutes	Table C.3.1.3
Utilization Boundaries – Corporate Circuits	Table C.3.1.4
Boundary Resource Unit Allocation	Table C.3.2
Termination for Convenience Fees	Table C.6
Financial Responsibility Matrix	Table C.7
Financial Responsibility Matrix – Personnel	Table C.7.1
Financial Responsibility Matrix – Software	Table C.7.2
Financial Responsibility Matrix – Software Examples	Table C.7.3
Financial Responsibility Matrix – Hardware	Table C.7.4
Financial Responsibility Matrix – Facilities	Table C.7.5
Monthly Invoice and Reporting Sample	Table C.8
Brand Allocation Formula	Table C.8.1
RESERVED	Table C.8.2
RESERVED	Table C.8.3
RESERVED	Table C.8.4
Tax Only Invoice	Table C.8.5
Project Labor Rates – Hourly	Table C.9
Consultant Labor Rates	Table C.9.1
Project Labor Rates – FTE	Table C.9.2
Labor Rate Definitions	Table C.9.3
IT Configuration Baselines	Table C.10
IT Configuration Baselines – Monthly	Table Monthly C.10
IT Configuration Unit Price	Table C.10.1
IT Configuration Resource Unit Allocation	Table C.10.2
RESERVED	Table C.11
Stores Hardware and Peripheral Unit Pricing – Part A	Table C.12.1
Stores Hardware and Peripheral Unit Pricing – Part B	Table C.12.2
Image Consolidation Baseline	Table C.13
Definitions	Table C.14

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 4

III.	DEFINITIONS

Capitalized terms used but not defined in this Exhibit C shall have the meanings specified in the Agreement and all Exhibits attached thereto. The following capitalized terms used in this Exhibit C shall have the meanings specified below:

“Actual Billed Hours, By NRI Report” shall have the meaning set forth in Section 16.3(d).

“Actual Consolidated Images” shall have the meaning set forth in Section 5.5(a)(2)(A).

“Actual Inflation” shall have the meaning set forth in Section XV (Cost of Living Adjustment).

“Actual IT Configuration Usage” shall have the meaning set forth in Section 8.4(a) (Monthly IT Configuration Variance Analysis).

“Actual Resource Units” or “Actual RUs” shall have the meaning set forth in Section 0(1) (Resource Unit Adjustment).

“Actual Resource Unit Usage” or “Actual RU Usage” shall have the meaning set forth in Section 6.1(a)(1) (Resource Unit Adjustment).

“Actual Utilization Boundary Usage” shall have the meaning set forth in Section 6.1(b)(4) (Utilization Boundary Adjustment).

“Additional Resource Charges” or “ARC” shall mean the incremental adjustment for each RU where Gap’s actual monthly utilization was higher than the applicable Monthly Baseline for such RU. The applicable ARC rates are identified in Table C.2.1 (ARC/RRC Price).

“Adjusted Actual Resource Units” or “Adjusted Actual RUs” shall have the meaning set forth in Section 5.5 (a)(2)(A).

“Adjusted Utilization Boundary Baseline” shall have the meaning set forth in Section 6.1(a)(2) (3) (Utilization Boundary Adjustment).

“Agreement” shall means the Master Services Agreement dated as of the Reference Date between Gap and Supplier.

“Annual Services Charge” or “ASC” shall mean the base charges set forth in Table C.1 (Annual Services Charge) and Table Monthly C.1 (Annual Services Charge – Monthly) payable by Gap for Supplier’s provision of the Services that includes the quantity of Resource Units set forth under the Monthly Baselines set forth in Table C.2 (Resource Unit Baselines) and Table Monthly C.2 (Resource Unit Baselines – Monthly).

“Authorized Billing Mechanism(s)” shall have the meaning set for in Section I.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 5

“Base Year Index” shall have the meaning set forth in Section XV (Cost of Living Adjustment).

“Boundary Resource Unit Allocation” shall mean the quantity of Boundary Units that are associated with the ARC or RRC of a Resource Unit.

“Boundary Unit” or “BU” shall mean the unit of measure for which there is a Utilization Boundary set forth in Table C.3 (Utilization Boundaries) and Table Monthly C.3 (Utilization Boundaries – Monthly).

“Boundary Unit Price” shall mean the incremental adjustment for each BU where Gap’s actual monthly utilization was higher or lower than the applicable Utilization Boundary baseline for such BU. The applicable Boundary Unit Prices are identified in Table C.3.1 (Boundary Unit Price).

“Business-as-Usual” or “BaU” shall mean *.

“Business Metric Tower” shall mean the categorization of services and Charges set forth in Table C.1 (Annual Services Charge).

“Central Support Site” shall mean a Gap Site designated by Gap in Exhibit D.17 as eligible to receive Services for Corporate Users under this Agreement and further identified by Resource Unit definitions set forth in Table C.14 (Definitions).

“Charges” shall mean the base charges comprising the ASC, and all adjustments to such charges as set forth in this Exhibit C.

“COLA Factor” shall have the meaning set forth in Section XV (Cost of Living Adjustment).

“COLA Sensitivity Factor” shall have the meaning set forth in Section XV (Cost of Living Adjustment).

“Consolidated Image Variance” shall have the meaning set forth in Section 5.5(a)(2)(A).

“Contract Year” shall have the meaning set forth in Section XIX (Contract Year Period).

“Corporate Users” shall mean those users located at a Central or Full Support Site as their primary work location and eligible to receive the Services as part of the scope of the Agreement, as further classified by the Resource Unit definitions set forth in Table C.14 (Definitions).

“Cost of Living Adjustment” or “COLA” shall have the meaning set forth in Section XV (Cost of Living Adjustment).

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 6

“CPI-U” shall mean the unadjusted Consumer Price Index, as published in the Summary Data from the Consumer Price Index News Release by the Bureau of Labor Statistics, Series ID: CUUR0000SA0, U.S. Department of Labor, For All Urban Consumers. If the Bureau of Labor Statistics redefines the base year for the CPI-U, the Parties will continue to use the CPI-U, but will convert the Base Year Index to the new base year by using the appropriate conversion formula issued by the Bureau of Labor Statistics.

“Credits” shall mean reductions to Charges as set forth in this Exhibit C.

“Distribution Center” shall mean a Gap distribution center identified in Exhibit D.17 as eligible to receive the Services under this Agreement.

“E-mail ID” shall mean a logical address within the Corporate E-Mail system, with the capability to send and/or receive electronic mail.

“Enterprise License Agreement” or “ELA” shall have the meaning set forth in Section 4.5(a).

“EUC” shall mean End User Computing.

“Fixed Fee” shall mean the charges that are independent of resource usage and will be invoiced on a prorated monthly basis.

“Forecasted Consolidated Images” and shall mean the number of Operational Images forecasted to be successfully consolidated by Supplier set forth in Table C.13 (Image Consolidation Baseline).

“FTE (Full Time Equivalent)” shall mean a level of effort, including vacation and other non-productive time (but including a reasonable amount of overtime), equivalent to that which would be provided by one (1) person working Full Time. An individual person can only be counted as one (1) FTE. More than one (1) person may be allowed to provide Services and be counted as a single FTE.

“Full Support Site” shall mean a Gap Site designated by Gap in Exhibit D.17 as eligible to receive the Services under this Agreement and further identified by the Resource Unit definitions set forth in Table C.14 (Definitions).

“IMAC” shall have the meaning set forth in Table C.14 (Definitions).

“Infrastructure Services” shall have the meaning set forth in Section 5.5(c).

“IT Configuration Unit(s)”, “IT Configuration(s)”, “Resource Unit IT Configuration(s)” shall mean the types and quantities of support provided to specific Resource Unit categories as described in this Exhibit C. IT Configurations are identified in Table C.10 (IT Configuration Baselines) and Table Monthly C.10 (IT Configuration Baselines – Monthly).

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 7

“IT Configuration Resource Unit Allocation” shall mean the quantity of IT Configuration Units that are associated with the ARC or RRC of a Resource Unit.

“IT Configuration Unit Price” shall be the unit prices set forth in IT Configuration Units set forth in table C-10.1 (IT Configuration Unit Price).

“IT Configuration Variance” shall have the meaning set forth in Section 8.4(a).

“Managed Third Party Expenses” shall have the meaning set forth in Section 14.1.

“Monthly Baselines” shall mean the number of RUs to be provided by Supplier in any month as further described in Section IV (General) and identified in Table Monthly C.2 (Resource Unit Baselines – Monthly).

“Monthly IT Configuration Variance” shall have the meaning set forth in Section 8.4(a).

“Non-Recurring Initiative” or “NRI” shall have the meaning set forth in Section 1.98 of the Agreement.

“NSI” means *.

“Off-Site Tape Storage” shall have the meaning set forth in Section 5.5(a)(3)(B).

“On-Site Tape Storage” shall have the meaning set forth in Section 5.5(a)(3)(A).

“Operational Image” shall have the meaning set forth in Section 5.5(a)(2)(A).

“Out months” shall have the meaning set forth in Section XIX (Contract Year Period).

“Project” shall have the meaning set forth in the Agreement.

“Reduced Resource Credit” or “RRC” shall mean the incremental adjustment for each RU where Gap’s actual monthly utilization was lower than the applicable Monthly Baseline for such RU. The applicable RRC rates are identified in Table C.2.1 (ARC/RRC Price).

“Resource Unit” or “RU” shall mean the unit of measure for which there is a Monthly Baseline. RUs are defined throughout this Exhibit C.

“Service Level Credits” shall have the meaning set forth in Exhibit B (Service Level Agreement).

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 8

“Store” shall mean a Gap store identified in Exhibit D.17 as eligible to receive the Services under this Agreement and further classified as Small, Medium, or Flagship as set forth in Table C.14 (Definitions).

“Stranded Costs” shall have the meaning set forth in the Agreement.

“Transition Fee” shall mean the charges set forth in Section XI (Transition Fees) and Table C.1 (Annual Services Charge) and Table Monthly C.1 (Annual Services Charge – Monthly).

“Utilization Boundary” or “Utilization Boundaries” shall mean the agreed baseline of IT parameters applicable to the various RUs as described in this Exhibit C. Utilization Boundaries are identified in Table C.3 (Utilization Boundaries) and Table Monthly C.3 (Utilization Boundaries – Monthly).

IV.	GENERAL

4.1	Annual Services Charge

The Annual Services Charge is set forth in Table C.1 (Annual Services Charge) and Table Monthly C.1 (Annual Services Charge – Monthly). The ASC may be modified during the Term by and in accordance with the other provisions of the Agreement and this Exhibit C. Supplier shall invoice Gap the monthly amount of the ASC specified in Table Monthly C.1 (Annual Services Charge – Monthly) for the then current month of the Contract Year.

4.2	Variable Charges

For variances in actual usage of the Monthly Baselines or the Utilization Boundaries included in the ASC, this Exhibit C details how Supplier will invoice or credit Gap for the variances. Table Monthly C.2 (Resource Unit Baselines - Monthly) identifies the baseline Resource Units included in the Services, subject to the IT Configuration baselines set forth in Table Monthly C.10 (IT Configuration Baselines - Monthly). * Actual usage of Utilization Boundaries will be measured and reported *. Table Monthly C.3 (Utilization Boundaries) identifies the *. For variances in the Utilization Boundaries, utilization in each component will be tracked and reported * and will be aggregated across the enterprise and reconciled on a * basis. *

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 9

*.

Starting on the Initiation Date of the Agreement and monthly thereafter, Resource Units will be measured, tracked and reported by Supplier, in the following categories:

(a)	Stores;

(b)	Corporate Users;

(c)	Distribution Centers;

(d)	Site Support; and

(e)	Infrastructure Services (NSI, Supply Chain, and Data Center).

4.3	Invoices

Charges for the Services as set forth in Table Monthly C.1 (Annual Services Charge – Monthly) shall be invoiced in accordance with Section 27 (Invoices and Payments) of the Agreement.

4.4	Supplier resources

*. In the event that any of the environments, operating in Gap Sites as of the Reference Date, are relocated to Supplier Sites these environments may become Resource Units as mutually agreed by the Parties.

4.5	Software

(a)	Software products, from Supplier and from other third party suppliers, are *. For Supplier Software, the existing * will remain in place to (1) as a reference document

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 10

for the Financial Responsibility Matrix; and (2) to provide pricing and terms for additional discrete Software that may be required by Gap outside of the Services. Supplier will assume financial responsibility for all other Software products set forth in Exhibit D.8 (Existing Agreements) of the Agreement.

(b)	Financial responsibility for Software, except as otherwise specifically designated as a Party’s financial responsibility in Exhibit D.8 (Existing Agreements), is determined as set forth in Table C.7.2 (Financial Responsibility Matrix – Software).

(c)	For purposes of clarity, Supplier’s financial responsibility indicates that all Software required for the delivery of Services *. Gap’s financial responsibility indicates that the Software *.

4.6	HR Validation

Within ten (10) days after the Reference Date, Gap will provide Supplier with an update to the HR data files previously provided which will include the actual names (currently represented anonymously by numbers) of the Affected Employees, years of service and their then current salaries. Changes resulting from the validation shall be subject to equitable adjustment to reconcile any variances.

4.7	First Month Variable Charges

Notwithstanding the foregoing, *. For the avoidance of doubt the first month of the first Contract Year is a partial month and all Charges for the Services *.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 11

V.	RESOURCE UNITS AND MEASUREMENTS

5.1	Stores – Class A (Flagship), Class B (Medium), or Class C (Small Store)

(a)	Supplier will invoice Gap * for *.

(b)	For repair of items set forth in Table C.12.1 (Stores Hardware and Peripheral Unit Pricing – Part A) and Table C.12.2 (Stores Hardware and Peripheral Unit Pricing – Part B) and for replacement of items set forth in Table C.12.1 (Stores Hardware and Peripheral Unit Pricing Part A) and C.12.2 (Stores Hardware and Peripheral Unit Pricing Part B) not associated with Refresh, Supplier will invoice Gap * for *.

5.2	Corporate Users – Central Support or Full Support

Supplier will invoice Gap * for charges associated with Corporate Users as defined in this Exhibit C, in accordance with the Annual Services Charge set forth in Table Monthly C.1 (Annual Services Charge – Monthly) and Resource Unit Baselines set forth in Table Monthly C.2 (Resource Unit Baselines - Monthly). ARCs and RRCs apply to Corporate Users Resource Unit usage and will be charged or credited based on the rates set forth in Table C.2.1 (ARC/RRC Price) and the process set forth in Section 0. Utilization Boundaries apply to Corporate Users Boundary Unit usage and will be charged or credited based on the rates set forth in Table C.3.1 (Boundary Unit Price) and the process set forth in Section 6.1(a)(2).

5.3	Distribution Centers

(a)	Supplier will invoice Gap * for charges associated with Distribution Centers, in accordance with the Annual Services Charge set forth in Table Monthly C.1 (Annual Services Charge – Monthly) and Resource Unit Baselines set forth in Table Monthly C.2 (Resource Unit Baselines - Monthly). Utilization Boundaries apply to Distribution

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 12

Centers Boundary Unit usage and will be charged or credited based on the rates set forth in Table C.3.1 (Boundary Unit Price) and the process set forth in Section 6.1(a)(2).

(b)	There are no ARCs and RRCs for Distribution Centers Resource Unit usage. A Non-Recurring Initiative shall be established to add or remove a Distribution Center. *.

5.4	Site Support – Corporate Campus Sites or Field Offices

(a)	Supplier will invoice Gap * for charges associated with Sites as defined in this Exhibit C, in accordance with the Annual Services Charge set forth in Table Monthly C.1 (Annual Services Charge – Monthly) and Resource Unit Baselines set forth in Table Monthly C.2 (Resource Unit Baselines - Monthly). Utilization Boundaries apply to Sites Boundary Unit usage and will be charged or credited based on the rates set forth in Table C.3.1 (Boundary Unit Price) and the process set forth in Section 6.1(a)(2).

(b)	There are no ARCs and RRCs for Sites Resource Unit usage. A Non-Recurring Initiative shall be established to add or remove a Site. *

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 13

*.

5.5	Infrastructure Services

(a)	Services Components

(1)	Mainframe Services Resources

(A)	Host CPU Resources (MIPs)

Resource usage will be measured by the *. ARCs and RRCs apply to CPU resource usage and will be charged based on the rates set forth in Table C.2.1 (ARC/RRC Price).

(B)	Storage Area Network (SAN) – Mainframe

Resource usage for this category will be measured as *. SAN storage allocation will be monitored using *. Resource usage for SAN storage will be measured, tracked and reported in partial RUs. The SAN Baseline in Table Monthly C.2 (Resource Unit Baselines - Monthly) reflects the agreed quantity of SAN storage Resource Units included in the ASC, set forth in Table Monthly C.1 (Annual Services Charge – Monthly). ARCs and RRCs apply to SAN storage resource usage and will be charged based on the rates set forth in Table C.2.1 (ARC/RRC Price). *

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 14

*.

(C)	Print Pages – San Francisco Print Center

Resource utilization in this category will be measured as *. The Print baselines set forth in Table Monthly C.2 (Resource Unit Baselines - Monthly) reflects the agreed-upon quantity of print Resource Unit usage during * the Term included within the ASC, set forth in Table Monthly C.1 (Annual Services Charge – Monthly). *. ARCs and RRCs set forth in Table C.2.1 (ARC/RRC Price) apply to print resource usage. *.

(2)	Midrange Computing Resources

(A)	*

Resource utilization in this category will be measured as the aggregate number of each type of Operational Image * as well as complexity of such images (High, Medium, and Low) supported during each *. For purposes of defining this RU category, complexity shall mean *. The following are offered as examples of the various high, medium, and low categories of *:

•	High – database (excluding *), enterprise, transaction processor (*);

•	Medium – department application, *; and

•	Low – *, print/file, domain controller, system management.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 15

An image shall be deemed to be an Operational Image:

(i)	When Supplier installs it according to the criteria for a completed installation, set forth in the Procedures Manual or as counted and included in the baselines;

(ii)	Until de-installed by Supplier or as Supplier is otherwise notified that it is a de-installed image; or

(iii)	Until it is classified as unserviceable in accordance with the Procedures Manual.

*. The * baselines and complexities set forth in Table Monthly C.2 (Resource Unit Baselines - Monthly) reflects the agreed-upon quantity of Operational Image Resource Unit usage during each calendar month during the Term included within the ASC, set forth in Table Monthly C.1 (Annual Services Charge – Monthly) and as further adjusted for purposes of maintaining the planned savings from the image consolidation plan as set forth below. ARCs and RRCs set forth in Table C.2.1 (ARC/RRC Price) apply to Operational Image resource usage.

Supplier shall be responsible for the attainment of Forecasted Consolidated Images provided that Gap provides necessary resources, as set forth in Table C.13 (Image Consolidation Baseline), required to support the consolidation. The following adjustment process shall be utilized on a * basis during the consolidation period and shall continue until *. Supplier shall, on a * basis, measure *, and the result of this calculation will establish the “Consolidated Image Variance”. The Consolidated Image Variance (which is anticipated to be *) will be subtracted from the Actual RUs for Operational Images Resource Units to establish the Adjusted Actual

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 16

RUs (the “Adjusted Actual Resource Units”) to be used for the purpose of *. For purposes of clarity, if the Consolidated Image Variance is a negative number, *, subtracting the Consolidated Image Variance will serve to *. For purposes of calculating the Actual Consolidated Images, an Operational Image shall be considered successfully consolidated after *.

*.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 17

*.

(B)	Storage Area Network (SAN) – Midrange (tiers 1, 2, 3, and 4)

(i)	Resource usage for this category will be measured as *. SAN storage utilization will be monitored by *. Resource usage for SAN storage will be measured, tracked and reported in partial RUs. The SAN Baseline in Table Monthly C.2 (Resource Unit Baselines - Monthly) reflects the agreed quantity of SAN storage Resource Units included in the ASC, set forth in Table Monthly C.1 (Annual Services Charge – Monthly). ARCs and RRCs apply to SAN storage resource usage and will be charged based on the rates set forth in Table C.2.1 (ARC/RRC Price). *.

(ii)	SAN Storage Measurement Period. For a period of * commencing with the Initiation Date, Supplier shall invoice to GAP the amount of available storage as set forth in Table Monthly C.2 (Resource Unit Baselines – Monthly), and no ARCs or RRCs shall apply during this period. During this measurement period Supplier shall measure *. At the end of the measurement period the Parties will review the measurements and establish *. The

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 18

Annual Services Charge *, and the ARC/RRC rates set forth in Table C.2.1 (ARC/RRC Price) for SAN storage and the baseline quantities set forth in Table C.2 (Resource Unit Baselines) and Table Monthly C.2 (Resource Unit Baselines – Monthly) *.

(3)	Tape

(A)	Tape Library On-Site Cartridges

Resource usage for this category will be measured as *. The tape baselines described in this Section and set forth in Table Monthly C.2 (Resource Unit Baselines - Monthly) reflect each agreed-upon quantity of tape cartridge Resource Unit usage during each calendar month during the Term included within the ASC set forth in Table Monthly C.1 (Annual Services Charge – Monthly). ARCs and RRCs, as set forth in Table C.2.1 (ARC/RRC Price), apply to tape resource usage.

(B)	Tape Library Off-Site Cartridges

Resource usage for this category will be measured as *. The tape baselines described in this Section and set forth in Table Monthly C.2 (Resource Unit Baselines - Monthly) reflect each agreed-upon quantity of tape cartridge Resource Unit usage during each calendar month during the Term included within the ASC set forth in Table Monthly C.1 (Annual Services Charge – Monthly). ARCs and RRCs, as set forth in Table C.2.1 (ARC/RRC Price), apply to tape resource usage.

(C)	Tape Library On-Site Libraries

Resource usage for this category will be measured as *. The tape library described in this Section and set forth in Table Monthly C.2 (Resource Unit

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 19

Baselines - Monthly) reflect each agreed-upon quantity of tape library Resource Unit usage during each calendar month during the Term included within the ASC set forth in Table Monthly C.1 (Annual Services Charge – Monthly). ARCs and RRCs, as set forth in Table C.2.1 (ARC/RRC Price), apply to tape resource usage.

(4)	Electronic Data Warehouse (EDW) Resources

(A)	*

Resource Usage will be measured *. A * is considered operational when installed by Supplier. The * baselines described in this Section and set forth in Table Monthly C.2 (Resource Unit Baselines - Monthly) reflect each agreed-upon quantity of * Resource Unit usage during each calendar month during the Term included within the ASC set forth in Table Monthly C.1 (Annual Services Charge – Monthly). ARCs and RRCs, as set forth in Table C.2.1 (ARC/RRC Price), apply to * resource usage.

(B)	* – EDW

Resource usage for this category will be measured as * will be monitored using existing Gap * tools. *. Resource usage for * will be measured, tracked and reported in partial RUs. The * Baseline in Table Monthly C.2 (Resource Unit Baselines - Monthly) reflects the agreed-upon quantity of * storage Resource Units included in the ASC, set forth in Table Monthly C.1 (Annual Services Charge – Monthly). ARCs and RRCs apply to * storage resource usage and will be charged based on the rates set forth in Table C.2.1 (ARC/RRC Price).

(b)	FTE Components

(1)	Database FTE Resources

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 20

Resource usage for this category will be measured as *. The database FTE Baselines described in this Section and set forth in Table Monthly C.2 (Resource Unit Baselines - Monthly) reflect each agreed-upon quantity of database FTE Resource Unit usage during each calendar month during the Term included within the ASC set forth in Table Monthly C.1 (Annual Services Charge – Monthly). ARCs and RRCs, as set forth in Table C.2.1 (ARC/RRC Price), apply to database FTE resource usage.

(2)	Testing FTE Resources

Resource usage for this category will be measured as the *. The testing FTE Baselines described in this Section and set forth in Table Monthly C.2 (Resource Unit Baselines - Monthly) reflect each agreed-upon quantity of testing FTE Resource Unit usage during each calendar month during the Term included within the ASC set forth in Table Monthly C.1 (Annual Services Charge – Monthly). ARCs and RRCs, as set forth in Table C.2.1 (ARC/RRC Price), apply to testing FTE resource usage.

(3)	Messaging and Integration FTE Resources

Resource usage for this category will be measured as *. The messaging and integration FTE baselines described in this Section and set forth in Table Monthly C.2 (Resource Unit Baselines - Monthly) reflect each agreed-upon quantity of messaging and integration FTE Resource Unit usage during each calendar month during the Term included within the ASC set forth in Table Monthly C.1 (Annual Services Charge – Monthly). ARCs and RRCs, as set forth in Table C.2.1 (ARC/RRC Price), apply to messaging and integration FTE resource usage.

(c)	Resource Unit Categories

The Infrastructure Services resources noted above have been segregated based on the mutual agreement of the Parties into the following RU categories: Data Center, *, and Supply Chain (together, the “Infrastructure Services”). Supplier will invoice Gap monthly for charges related to such respective RU categories in accordance with the Annual Services Charge set forth in Table C.1 (Annual Services Charge) and Table Monthly C.1 (Annual Services

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 21

Charge – Monthly), and Resource Unit Baselines set forth in Table C.2 (Resource Unit Baselines) and Table Monthly C.2 (Resource Unit Baselines – Monthly).

5.6	Resource Unit Duplication

Supplier shall not include in the count of Resource Units to determine *. As an example, *.

VI.	RESOURCE CATEGORIES AND MEASUREMENT METHODOLOGY

This Section VI provides an overview of the variances to the ASC and the charging characteristics for each of the specific Resource Unit categories. The charges related to the specific Resource Units set forth in this Exhibit C and as described in the following subsections will detail: *.

6.1	Monthly ARC/RRC Adjustment

Gap’s increased or decreased usage of the Resource Units above or below the baselines for each category will be as provided for in the Agreement and will be charged based on the pricing, as applicable, set forth in Tables C.2.1 (ARC/RRC Price) and C.3.1 (Boundary Unit Price). After the completion of each * during the Term, starting with the first * after the Initiation Date, Supplier will measure the *. Based on these measurements, Supplier will calculate and invoice Charges or Credits on a * basis in accordance with the Agreement and this Exhibit C. Gap and Supplier will track and trend utilization as well as pursue strategies and programs to reduce the utilization thereby providing an opportunity to deliver additional savings.

Supplier shall be responsible for recording all applicable Charges and Credits due and for reflecting these amounts in the applicable invoice. Charges and Credits shall be calculated using the rates applicable during *.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 22

(a)	Resource Unit Adjustment

(1)	Following the Initiation Date, after the completion of each calendar * during the Term, Supplier shall compare the quantity of RUs actually used during each calendar month during the Term (“Actual Resource Unit Usage” or “Actual RU Usage”) for each RU category with the Resource Unit Baseline set forth in Table Monthly C.2 (Resource Unit Baselines - Monthly) for such RU category. *.

(2)	An ARC would apply when * and would be calculated as shown below:

*

(3)	A RRC would apply when * and would be calculated as shown below:

*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 23

(b)	Utilization Boundary Adjustment

(1)	Resource Units are bounded by certain Utilization Boundaries, set forth in Table C.3 (Utilization Boundaries) and Table Monthly C.3 (Utilization Boundaries – Monthly). For purposes of *, Utilization Boundaries baselines will be used as *.

(2)	Gap’s increased or decreased usage of the individual Utilization Boundaries baselines above or below the baseline for each category, set forth in Table Monthly C.3 (Utilization Boundaries – Monthly), will be calculated and charged based on the unit price, as applicable, set forth in Table C.3.1 (Boundary Unit Price). After the completion of each * during the Term, starting with the first * after the Initiation Date, Supplier will measure *. The measurement of individual Utilization Boundaries will be performed by Supplier based on *.

(3)	On * basis, based on the reported variances in the measurements, Supplier will calculate and invoice Monthly Boundary Charges and Credits in accordance with the Agreement and this Exhibit C. The calculation of the consumption will be normalized to calculate the Adjusted Utilization Boundary Baseline by accounting for *.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 24

(4)	The calculation of the consumption variances will be performed, with respect to each Utilization Boundary set forth in Table Monthly C.3 (Utilization Boundaries - Monthly), by *, and Supplier shall issue a Charge or a Credit to Gap, as applicable, in an amount equal to the product of this calculation.

(5)	If the Adjusted Utilization Boundary Baseline is a fractional number, the Adjusted Utilization Boundary Baseline shall be rounded to the nearest whole number.

(6)	The Boundary Unit Prices to be applied to Actual Utilization Boundary Usage above or below the baselines for Store and Corporate User Long Distance Minutes and Data Circuits Corporate set forth in Table C.3 (Utilization Boundaries) and Table Monthly C.3 (Utilization Boundaries – Monthly) are set forth in Table C.3.1.1 (* Pricing) and Table C.3.1.2 (Network Transport Rate Table – Corporate Circuits). For the avoidance of doubt, Store and Corporate User Long Distance Minutes and Data Circuits Corporate Utilization Boundaries will be measured and charged or credited based on *. The calculation for additional charges or credits will be performed *. The aggregate result of these calculations will result in the total charges which will then be compared to the Adjusted Utilization Boundary Baseline and charged or credited as appropriate.

*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 25

*.

VII.	INVOICING AND REPORTING

7.1	Supplier shall report on a * basis the actual individual usage and associated Charges in each category of usage aggregated by brand and in total. Such reporting will include Resource Units, Boundary Units, and IT Configuration Units.

7.2	Within * of the Reference Date Gap will establish an allocation formula for Charges not directly linked to a Gap brand. This allocation will be established in Table C.8.1 (Brand Allocation Formula) and will allow Supplier to allocate these Charges for all brand level reporting requirements.

7.3	For purposes of invoicing, any adjustment to the ASC, including Monthly Resource Unit ARC or RRC, Monthly Boundary Charges or Credits will be accomplished at a Gap brand level (e.g., Old Navy, Gap, Banana Republic, Forth & Towne).

7.4	A sample of the format required for monthly reporting and invoicing is set forth in Table C.8 (Monthly Invoice and Reporting Sample).

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 26

VIII. ADJUSTMENT	TO RESOURCE UNIT IT CONFIGURATIONS

8.1	The charges identified for the specific Resource Units described in Section V above are based upon the IT Configuration baseline for such Resource Units as set forth in Table C.10 (IT Configuration Baselines) and Table Monthly C.10 (IT Configuration Baselines – Monthly). As part of the * planning process set forth in the Agreement, Gap and Supplier agree to meet to review the Resource Unit IT Configuration baselines set forth in Table C.10 (IT Configuration Baselines) and Table Monthly C.10 (IT Configuration Baselines – Monthly) to determine if modifications to such configurations are appropriate considering the actual utilization during the current year as well as the forecast for * usage. During this * review the Parties will also determine if, as a result of the review, a corresponding adjustment to the following unit quantities and pricing is appropriate for subsequent *:

(a)	Annual Services Charge Table C.1 (Annual Services Charge) and Table Monthly C.1 (Annual Services Charge – Monthly);

(b)	ARC/RRC Price set forth in Table C.2.1 (ARC/RRC Price);

(c)	IT Configuration set forth in Table C.10 (IT Configuration Baseline) and Table Monthly C.10 (IT Configuration Baselines – Monthly);

(d)	IT Configuration Unit Price set forth in Table C.10.1 (IT Configuration Unit Price); and

(e)	IT Configuration Resource Unit Allocation set forth in Table C.10.2 (IT Configuration Resource Unit Allocation).

8.2	Any such modifications will be subject to Section 6.1 (Gap Approval) of the Agreement. If either party disputes such modification then the Parties will submit the matter to Informal Dispute Resolution as set forth in Section 31.2 (Informal Resolution) of the Agreement.

8.3	In addition to the price variability adjustments in Section VI and the * adjustment process described above, Gap shall have the right in connection with its decision to perform Services that are provided by Supplier and included in the Charges, either by itself (“insource”) or through the engagement of a third party (“third source”) and as set forth in Section 41.2 (Third Source and Insource Limits on RRCs) of the Agreement to reduce usage and achieve Credits for the reduction of usage of the IT Configuration Units set forth in Table C.10 (IT Configuration Baselines) and Table Monthly C.10 (IT Configuration Baselines – Monthly). *.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 27

8.4	Monthly IT Configuration Variance Analysis.

(a)	In each * Supplier shall measure the variance of the baseline and the actual usage of IT Configuration Units (the “IT Configuration Variance”). The IT Configuration Variance will be calculated by *

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 28

*.

(b)	In the event that in any *, the absolute Monthly IT Configuration Variance is greater than * of the ASC invoiced for such * for the Business Metric Tower to which such IT Configuration Units are allocated (this Section is only applicable to the Stores, Distribution Centers, Corporate Users, and Site Support Business Metric Towers set forth in Table Monthly C-1 (Annual Services Charges – Monthly)) the following shall occur:

(1)	A root cause analysis of the reason for the variance will be performed by Supplier;

(2)	Either Party may elect to place the variance on the agenda for the next Quarterly Executive Meeting and Monthly IT Configuration Variance issues shall become a standing agenda item on such Quarterly Meeting agendas;

(3)	At the Quarterly Executive Meeting, the Parties will assess the variance to determine (i) if a modification to the variant IT Configuration Unit is appropriate considering the actual utilization, the root cause analysis, as well as the forecast for remaining Contract Year’s usage; and (ii) if, as a result of the review, a corresponding adjustment to IT Configuration baseline and pricing is appropriate for the remainder of the Contract Year, the following adjustments shall be made:

*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 29

*.

(c)	Any such modification will be subject to Section 6.1 (Gap Approval) of the Agreement. If either party disputes such modification then the Parties will submit the matter to Informal Dispute Resolution as specified in Section 31.2 (Informal Resolution) of the Agreement.

(d)	Additional elements relating to the IT Configuration management provided by this Section are:

(1)	Including as part of the process of completing a Statement of Work for a Non-Recurring Initiative, a section in which the Parties will identify Monthly IT Configuration Variance(s) and agree on whether a corresponding adjustment to Annual Services Charge Table C.1 (Annual Services Charge) and Table Monthly C.1 (Annual Services Charge – Monthly), the ARC/RRC prices set forth in Table C.2.1 (ARC/RRC Price) and/or IT Configuration Unit Price Table C.10.1 are appropriate;

(2)	Including in the monthly reporting by Supplier, trend analysis of the IT Configuration Units usage; and

(3)	In the event that Gap implements a future Store refresh, Supplier shall propose a reduction subject to Gap’s Approval in the ASC and the applicable ARC/RRC rates to adjust for the reduction of maintenance Services for Covered Machines set forth in Exhibit A.3 (Store Services SOW), and associated charges set forth in Table C.1 (Annual Services Charge), Table C.10 (IT Configuration Baselines), and Table C.10.1 (IT Configuration Unit Price) and taking into consideration any warranty or future refresh commitments identified by Gap.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 30

IX.	ADJUSTMENTS TO PROJECT MANAGEMENT OFFICE

Within * prior to the end of the first Contract Year, the Parties shall meet to discuss Project Management Office (PMO) staffing levels and determine if it is appropriate for the PMO staffing levels to be adjusted for subsequent years. . The Parties will examine the performance of the PMO, the staffing levels and work effort required for the first Contract Year, and the work effort projected for the second Contract Year to determine if a change is warranted. Should it be determined that the staffing levels are to be adjusted, the Annual Services Charge for all subsequent Contract Years will be adjusted by *. Should the Parties determine that the staffing levels are not able to be adjusted at the end of the first Contract Year, the Parties shall agree to repeat this review process at a future point not later than the end of the second Contract Year.

X.	ANNUAL STRANDED COSTS REVIEW

The Parties agree that as part of Transition, Supplier shall provide as an attachment to Exhibit C.6 (Termination for Convenience Fees) a schedule of the Stranded Assets and Stranded Contracts identifying the specific contracts and assets included in accordance with the Agreement. Within * prior to the end of each Contract Year, or as otherwise arranged during the Contract Year, *, Gap may request and Supplier shall provide a good faith estimate of the Stranded Costs for an individual tower, or for multiple towers. The estimate of Stranded Costs will include *.

XI.	TRANSITION FEES

11.1	The transition charges set forth in Table C.1 (Annual Services Charge) fully compensate Supplier for all transitional activities being performed by Supplier and its Subcontractors.

11.2	The transition charges set forth in Table C.1 (Annual Services Charge) will be invoiced to Gap beginning the month following the Reference Date.

XII.	PREPAID ITEMS

If Gap has prepaid expenses for items identified as Supplier financial responsibility as defined in Tables C.7.1 (Financial Responsibility Matrix – Personnel), C.7.2 (Financial Responsibility Matrix – Software), C.7.4 (Financial Responsibility Matrix – Hardware),

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 31

C.7.5 (Financial Responsibility Matrix – Facilities), for periods on or following the Initiation Date, upon Gap’s request and documentation of such prepayment, Supplier will credit Gap such amounts equal to the amounts of prepayment for such periods.

XIII. TRAVEL

13.1	Except as to the transition travel fees set forth in this Exhibit C, Supplier travel (including travel in connection with (a) the installation and Maintenance of EUC Equipment (provided; however, such travel is not inconsistent with Services to be provided to Central and Full Support Sites), servers, and network equipment; and (b) meetings related to a Project) is not billed to Gap unless *.

13.2	Gap will consider approval of travel in connection with a Non-Recurring Initiative Statement of Work provided; however, that:

(a)	Supplier has presented a compelling business case that the deployment of specialized knowledge of solutions unique to Gap is (1) required for the Project; (2) the low cost solution for Gap; (3) and such knowledge is not otherwise available without travel;

(b)	Supplier demonstrates that the specific travel requirements have been (1) minimized in terms of duration and number of deployed personnel; (2) maximized for efficient and effective performance and knowledge transfer opportunities; and (3) designed to minimize or eliminate recurring travel requirements; and

(c)	Supplier must identify specific Project cost savings to Gap to be achieved as a result of the requested travel. The travel hours associated with Supplier resources that are performing Services utilizing an hourly billing methodology in connection with a Non-Recurring Initiative are not chargeable.

XIV. MANAGED	THIRD PARTY EXPENSES

14.1	General

The Managed Third Party Expenses are those expenses arising from the third party contracts set forth in Exhibit D.12 (Managed Strategic Suppliers). New

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 32

Managed Third Party Expenses shall be added to Exhibit D.12 (Managed Strategic Suppliers) based on the process described below; provided, however, that no new Managed Third Party Expenses may be added to Exhibit D.12 (Managed Strategic Suppliers) without Gap’s prior written consent. Exhibit D.12 (Managed Strategic Suppliers) will contain a list of all contracts that the Parties agree will create Managed Third Party Expenses.

14.2	Review Procedures

Before submitting an invoice to Gap for any Managed Third Party Expense, Supplier shall use commercially reasonable efforts to (a) review and validate the invoiced charges; (b) identify any errors or omissions; (c) include in such invoice all Managed Third Party Expenses received in the month corresponding to each invoice; and (d) communicate with the applicable third-party supplier to correct any errors or omissions, resolve any questions or issues and obtain any applicable credits for Gap or identify and obtain any Managed Third Party Expenses that such third party supplier does not provide to Supplier in a timely manner.

14.3	Efforts to Minimize

Supplier will seek to identify methods of reducing and minimizing Gap Retained Expenses and Managed Third Party Expenses and will notify Gap of such methods and the estimated potential savings associated with each such method. In addition, Supplier shall be financially responsible for Managed Third Party Expenses and related penalties, late charges and reinstatement fees for Managed Third Party Expenses that are not properly submitted to Gap within ninety (90) days after the end of the month in which such Managed Third Party Expense is received. In addition, if any significant Managed Third Party Expense is not properly submitted to Gap within such ninety (90) day period, Supplier’s Responsible Executive shall, by telephone or in person, promptly provide to Gap’s Chief Financial Officer a reasonably detailed explanation of the cause of such failure and actions Supplier has undertaken to prevent the recurrence of such failure.

14.4	Discounts

If the third-party owed a Managed Third Party Expense (including Supplier where Supplier is the third party) offers a discount for payment prior to a specified date, Supplier shall deliver such invoice and associated documentation to Gap (a) within ten (10) days of Supplier’s receipt; or (b) within six (6) days of Supplier’s receipt if any payment will be due under such invoice (including any early payment to be eligible for any discount) within ten (10) days of Supplier’s receipt.

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To the extent Supplier fails to comply with its obligations hereunder, it shall be financially responsible for any discounts lost, or any late fees or interest charges incurred, by Gap.

XV.	COST OF LIVING ADJUSTMENT

Beginning in January 2007, for each Contract Year, the actual CPI-U for December prior to the year for which the COLA is being calculated (“Actual Inflation”) will be compared to the CPI-U for December 2005 (the “Base Year Index”) to determine if the Actual Inflation is greater than the Base Year Index (e.g., the December 2006 CPI-U and the Base Year Index will be used to determine the COLA for the year 2007). The portion of COLA that Supplier will invoice Gap will be determined according to the following calculations:

(a)	The COLA Sensitivity Factor is *.

(b)	If Actual Inflation is equal to or less than the Base Year Index plus * percentage point, then no COLA shall apply.

(c)	If Actual Inflation is equal to or less than the Base Year Index plus * percentage points, then the COLA Factor shall be calculated by subtracting * from the Actual Inflation and multiplying this result by the COLA Sensitivity Factor.

(d)	If Actual Inflation is greater than the Base Year Index plus * percentage points, then the COLA Factor shall be calculated by dividing the Actual Inflation by * and multiplying this result by the COLA Sensitivity Factor.

Example of Calculation

COLA Factor Calculation

	Dec-06	Dec-07	Dec-08	Dec-09
Base Year Index
December 2005 = *
Base Year Index	*	*	*	*
Actual Inflation	*	*	*	*
COLA Factor	*	*	*	*
Gap Portion	*	*	*	*

COLA Charges Calculation

	2006	2007	2008	2009	2010
Contract Year
Sensitivity Factor	*	*	*	*	*
Annual Services Charge	*	*	*	*	*
COLA Charge	*	*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 34

XVI.	NON-RECURRING INITIATIVES

16.1	General

Supplier will charge Gap for Non-Recurring Initiatives using available unit prices as set forth in this Exhibit C if the unit prices available are equivalent with the Services to be performed in a NRI. Should an equivalent unit price not exist, the Parties may agree to establish a new unit price for the Service to be performed, or agree that Supplier will charge Gap using *.

16.2	Tiered Rates

The hourly rates applicable to Non-Recurring Initiatives shall be based on *.

16.3	Forecasting and True Ups

(a)	Aggregation of Hours for tier calculations. The rate tiers on Tables C.9 (Project Labor Rates - Hourly) and Table C.9.2 (Project Labor Rates – FTE) applicable to hourly and FTE rates invoiced monthly shall be selected according to *.

(b)	Fixed-Fee and FTE-Based Non-Recurring Initiatives. The aggregate number of hours that Gap forecasts for Non-Recurring Initiatives will include *. Supplier must include in all Non-Recurring Initiative Statements of Work prepared under this Agreement, for fixed-fee or FTE-based Non-Recurring Initiatives, an hour estimate for the effort. *.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 35

(c)	Annual NRI Forecasts. Within * after the Initiation Date and thereafter, * prior to the commencement of each succeeding Contract Year anniversary, Gap shall provide Supplier a forecast for such Contract Year of Gap’s anticipated consumption of hours on Non-Recurring Initiatives (for the next Contract Year, except for the first forecast, which shall be for the first Contract Year).

(d)	Monthly Actual NRI Usage Reports. Supplier will provide to Gap a report including a detailed summary of actual hours worked for each Non-Recurring Initiative within * after the last day of each calendar month (“Actual Billed Hours, By NRI Report”). Each month, the Parties will resolve any disputes associated with Actual Billed Hours, By NRI Report.

(e)	Annual NRI True Ups. On the next invoice after the start of each Contract Year after the first Contract Year, Gap and Supplier will reconcile any fees for the previous Contract Year as follows:

*

(f)	NRI Future Planning. If the end-of-Contract Year adjustment involves a rate difference greater than *, the Parties shall meet within * after the issuance of the applicable charge or credit to discuss how to improve the accuracy of future planning for such use of Non-Recurring Initiative resources.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 36

(g)	Semiannual NRI True Ups. In addition to the foregoing annual NRI true-up, if on the * anniversary of a Contract Year, Gap actual usage of Non-Recurring Initiative hours differs from the forecast usage and run rate of such hours by greater than *, then, in addition to such end-of-Contract Year true up, the Parties will implement the end-of –Contract Year true up process set forth above (and include the appropriate adjustment, if any) on the first invoice after such *.

16.4	Differentiation between NRI and Business-as-Usual –

See Exhibit D.3 (Projects) to the Agreement.

XVII. TERMINATION	AND REPLACEMENT OF EXISTING AGREEMENTS

17.1	During the Term of the Agreement, Gap may request Supplier to provision individual items of Supplier hardware, Supplier software or Supplier hardware maintenance that are not otherwise covered under the scope of Services of the Agreement (for example, GID requirements for additional software or for hardware maintenance for equipment not included in the pricing tables included in this Exhibit C), and Supplier shall provision such requirements pursuant to the applicable agreements with Supplier (the “Existing IBM Agreements”). Such individual requirements from Gap will be procured through Section 26.2 (Non-Recurring Initiative Pricing) but will otherwise be governed solely by the terms and conditions of the applicable Existing IBM Agreements and no other terms of this Agreement shall apply (except for the aforementioned terms governing Non-Recurring Initiative pricing) to individual items acquired under this Section. Supplier will apply the pricing metrics in the Enterprise License Agreement with respect to such additional individual items of Supplier software provisioned under the Existing IBM Agreements including the application of volume discounts based upon Gap’s total volumes (which, for the avoidance of doubt, shall be inclusive of the Gap’s total consumption of Supplier software or Supplier hardware, whether acquired under this Agreement or the Existing IBM Agreements).

17.2	Supplier shall make commercially reasonable efforts to maintain a comprehensive inventory of Supplier hardware and Supplier software products provisioned to Gap under this Section, installed, and utilized and, upon request, to produce such report to designated Gap personnel on a * basis in support of future purchase requirements.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 37

17.3	Furthermore, upon expiration of the Existing IBM Agreements, unless otherwise agreed, Supplier shall propose for Gap’s Approval, the renewals of those Existing IBM Agreements. With respect to such renewals, Supplier will offer discounted commercial prices for Supplier products consistent with volume discounts based upon *. Invoicing for items provisioned under this Section shall be broken out separately and supporting information provided including reference to the specific Gap Approval.

17.4	As of the Initiation Date the following agreements shall terminate except for their surviving provisions:

*

17.5	In the event other agreements between Supplier and Gap which pre-date the Reference Date of this Agreement are identified after the Reference Date, and the services provided by Supplier under such agreement are within the Services provided under this Agreement, the agreement pre-dating this Agreement will be terminated as provided in this Section (Termination and Replacement of Existing Agreements) and may be replaced by a new Exhibit to the Agreement, the terms of which shall be mutually agreed-upon by the Parties.

XVIII. FINANCIAL	RESPONSIBILITY MATRIX

The Financial Responsibility Matrix, set forth in Tables C.7.1 (Financial Responsibility Matrix – Personnel), C.7.2 (Financial Responsibility Matrix – Software), C.7.3 (Financial Responsibility Matrix – Software Examples), C.7.4 (Financial Responsibility Matrix – Hardware) and C.7.5 (Financial Responsibility Matrix – Facilities) set forth the allocation

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 38

of financial and operational responsibilities between Gap and Supplier under the Agreement. Gap and Supplier shall pay their respective financial obligations as set forth in the Agreement.

XIX.	SOFTWARE INVENTORY *

Within fifteen (15) days of submission by Supplier of its Final Report under Section 14 ( Software Inventory and *) of Exhibit A.6 (Server Services SOW) of the Agreement, the Parties shall meet to develop a joint mitigation strategy for addressing the operational and financial implications of *. Among other considerations, the Parties will assess whether such Software is (1) *; (2) *; (3) *; or (4) *. As to any such Software for which there is *, the Parties shall develop a joint mitigation strategy to minimize the *.

The Parties will, in good faith, evaluate the Software identified in the Final Report (“Reported Software”) and negotiate equitable adjustments (including, as applicable, increases or decreases) to the Charges and Resource Baselines specified in Exhibit C (Fees and Resource Baselines) as to the Reported Software pursuant to the following guidelines (these guidelines are also depicted on the flow chart below.

(1)	Reported Software that is on Exhibit D.8 (Existing Agreements)

As to Reported Software that is on Exhibit D.8 (Existing Agreements), the Parties will first determine whether the Reported Software is being used in accordance with an applicable license agreement.

(a)	In the event the Reported Software is being used in accordance with an applicable license agreement, the financial responsibility of each party with respect to such Reported Software shall be as set forth in the Financial Responsibility Matrix (Exhibit C.7).

(b)	In the event the Reported Software is not being used in accordance with an applicable license agreement, the Parties will assess the joint mitigation strategy developed as to such Reported Software, and

(i)	if Gap Approves Supplier’s implementation of the joint mitigation strategy, subject to the shared risk pool process (as described below), then Supplier shall be financially responsible for such Reported Software,

(ii)	if Gap does not Approve Supplier’s implementation of the joint mitigation strategy, subject to the shared risk pool process (as described below), then Gap shall be financially responsible for such Reported Software.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 39

(2)	Reported Software that is Not on Exhibit D.8 (Existing Agreements)

As to Reported Software that is not on Exhibit D.8 (Existing Agreements), the Parties will first determine whether the Reported Software is being used in accordance with an applicable license agreement.

(a)	In the event the Reported Software is being used in accordance with an applicable license agreement, the financial responsibility of each party with respect to such Reported Software shall be as set forth in the Financial Responsibility Matrix (Exhibit C.7); provided that (i) if Supplier represents in the joint mitigation strategy that removal of the Reported Software will not adversely impact the Services and (ii) Gap does not Approve Supplier’s recommendation to remove such Reported Software, then Gap will retain financial responsibility for such Reported Software.

(b)	In the event the Reported Software is not being used in accordance with an applicable license agreement, the Parties will assess the joint mitigation strategy developed as to such Reported Software, and

(i)	if Gap Approves Supplier’s implementation of the joint mitigation strategy, subject to the shared risk pool process (as described below), then Supplier shall be financially responsible for such Reported Software,

(ii)	if Gap does not Approve Supplier’s implementation of the joint mitigation strategy, subject to the shared risk pool process (as described below), then Gap shall be financially responsible for such Reported Software.

(3)	Shared Risk Pool

To align the Parties interests in mitigating risks to each other as to Reported Software for which each is responsible under this Section 19, the Parties agree to a risk sharing of * toward mitigation of third party risks relating to the Reported Software. The payments to third parties from the pool will be mutually agreed to by the Parties. Supplier will make the payment to the third party and invoice Gap for * of the payment on the next invoice as “Reported Software Reconciliation Payment.”

(4)	Responsibility Demarcation

Notwithstanding the foregoing and subject to the Shared Risk Pool process, any third party payment obligations for the Reported Software identified prior to the

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 40

Initiation Date and for the period prior to the Initiation Date shall be Gap’s. On or after the Initiation date, each Party’s responsibility for third party payment obligations relating to the subject Reported Software shall be as set forth in the Financial Responsibility Matrix (Exhibit C.7).

(5)	Gap Support for Mitigation Planning

Gap will provide application resources to support Reported Software identification and mitigation planning efforts under this Section 19. Gap shall provide access to the Gap IT Environment and resources as provided above as of the Reference Date.

(6)	Existing Licenses for Reported Software Not on Exhibit D.8 (Existing Agreements)

As to Reported Software not identified on D.8 (Existing Agreements) for which Gap has an existing licensing agreement, Gap shall maintain such license with the third party vendor through its term. Additional obligations beyond those in the existing license agreement and financial responsibility upon the expiration of such agreement shall be determined as provided in this Section 19.

XX.	CONTRACT YEAR PERIOD

All charges in this Exhibit C are scheduled using columns entitled “Year 1, Year 2, Year 3” and so on through Year 10. Such titles shall be interpreted as Implementation Agreement Contract Years, not calendar years, as follows: “Year 1” shall mean months one (1) through twelve (12) inclusive, “Year 2” shall mean months thirteen (13) through twenty-four (24) inclusive, “Year 3” shall mean months twenty-five (25) through thirty-six (36) inclusive, and so on with Year 10 meaning months one hundred and nine (109) through one hundred and twenty (120) inclusive. Such time periods shall commence on the Initiation Date for the initial Implementation Agreement. Since the Agreement stipulates that all Implementation Agreements shall be coterminous with the Agreement with the exception of the initial Implementation Agreement, all other Implementation

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 41

Agreements will have a term less than one hundred and twenty (120) months. Regardless of the execution date of an Implementation Agreement, the charges under each Implementation Agreement shall be invoiced beginning with the amounts scheduled for month one (1). As a result of being coterminous with the Agreement, any month(s) of an Implementation Agreement not realized shall have the effect of eliminating the charges of the “out months” (i.e., eliminate charges of such Implementation Agreement for month one hundred and twenty (120) first, month one hundred and nineteen (119) next, and so on), so as to make such subsequent Implementation Agreement coterminous with the Agreement.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 42

Exhibit D.1 – Gap Policies and Procedures

to

Master Services Agreement

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit D.1	Gap/IBM Confidential and Proprietary Information	Page 1

General:

This Exhibit D.1 (Gap Policies and Procedures) to the Agreement incorporates by reference the following Exhibits:

•	Exhibit D.5 (Gap Record Retention Policy)

•	Exhibit D.6 (Technical Architecture and Products Standards)

•	Exhibit D.19 (Systems Operation Schedule)

•	Exhibit D.25 (Gap Work Procedures)

•	Exhibit O (Sarbanes-Oxley Reporting Requirements and Process)

This Exhibit D.1 serves as a guide for the Policies and Procedures that the Parties will develop during Transition and is not intended to conflict with the terms of the Agreement.

Exhibit D.1	Gap/IBM Confidential and Proprietary Information	Page 2

Policies and Procedures Guide

*	[4 pages]

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.1	Gap/IBM Confidential and Proprietary Information	Page 3

Exhibit D.2 – Governance

to

Master Services Agreement

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit D.2	Gap/IBM Confidential and Proprietary Information

1.	Introduction		3
	1.1	Governance.	3
	1.2	Precedence of Obligations.	3
	1.3	Definitions.	3
2.	Roles and Responsibilities of Key Team Members		3
	2.1	Gap Infrastructure Partnership Organization	3
	2.2	Supplier	7
3.	Committees and Teams		10
	3.1	General Committee and Team Structure.	10
	3.2	Executive Steering Committee.	10
	3.3	Service Delivery Committees.	12
	3.4	Technical Steering Committee	15
4.	Issue Escalation Procedures		16
	4.1	General.	16
	4.2	Notification.	16
	4.3	Documentation.	16
	4.4	Request for Assistance.	17
	4.5	Escalation Order.	17
	4.6	Issue Review.	17
5.	Top to Top Reviews		17
6.	Innovation Center		18

Exhibit D.2	Gap/IBM Confidential and Proprietary Information	Page 2

1.	Introduction

1.1	Governance.

This Exhibit D.2 (Governance) to the Agreement (this “Exhibit D.2”) sets out the Governance structure for the Agreement (also depicted in the graphic provided as Attachment A to this Exhibit D.2); the roles and responsibilities of both Parties to maintain a working relationship; and the type, content and frequency of the Agreement review meetings that will be held.

1.2	Precedence of Obligations.

The Parties acknowledge that certain obligations may be set forth in both this Exhibit and elsewhere in the Agreement, and that in the event of a conflict, such conflict shall be resolved in accordance with Section 46 (Interpretation of Agreement) of the Agreement.

1.3	Definitions.

Capitalized terms used and not otherwise defined in this Exhibit D.2 have the meanings given them in the Master Services Agreement dated as of the Reference Date between Gap and Supplier (the “Agreement”).

2.	Roles and Responsibilities of Key Team Members

2.1	Gap Organization

(a)	Gap Infrastructure Partnership Executive.

(i)	Gap’s principal representative as described in Section 19.5 (Gap Infrastructure Partnership Executive) of the Agreement.

(ii)	Primary responsibilities include:

(1)	Infrastructure services both retained and outsourced – strategies and delivery.

(a)	Maintain the needed linkage between the overall IT strategy and the state and direction of the infrastructure.

(b)	In conjunction with Supplier, document and communicate the strategy broadly within IT.

(2)	Gap Authorized User satisfaction and the value and health of the service partnership.

(a)	Ongoing communications through reports, meetings and informal interactions with Supplier.

Exhibit D.2	Gap/IBM Confidential and Proprietary Information	Page 3

(b)	The success of any actions (internal or external) needed to improve service delivery.

(c)	Evaluation and recommendation of any changes to scope or Service Levels.

(d)	Continued scrutiny of the deal value to Gap and adjustments as needed.

(3)	Manage Supplier to deliver forward looking solutions that deliver continuous improvements in cost and services meeting Gap’s needs.

(4)	Communications with IT LT (Leadership Team) on:

(a)	Infrastructure requirements.

(b)	The direction and state of the infrastructure.

(c)	Issues (internal or external) that are impacting service delivery.

(d)	The need for other IT teams to contribute to the objectives set forth in the outsourcing deal (e.g. server consolidation).

(5)	Ultimate resolution of any issues that arise in service delivery that can not be resolved at the lower levels and escalating to the CIO any issues they are unable to resolve.

(6)	Communicate with business and IT executives in regards to potential issues or past issues which arise that materially affect service delivery.

(7)	Financial management of Gap’s infrastructure for Gap Partnership Strategy and Administration Leader.

(b)	Gap Partnership Strategy and Administration Leader

(i)	Gap Partnership Strategy and Administration Leader will be responsible for Supplier delivery to the Agreement, the ongoing assessments and specific adjustments to the Agreement’s scope or terms as the needs of the Gap change.

(ii)	Primary responsibilities include:

(1)	They will monitor and manage the Agreement:

(a)	With input from their team and Supplier reporting, maintaining current status of the Agreement and assessment of how Supplier is delivering to the Agreement and any issues related to Gap’s support for the Agreement.

Exhibit D.2	Gap/IBM Confidential and Proprietary Information	Page 4

(b)	Assessing and recommending changes in Services or Service Levels to better align with Gap’s needs and changes in the environment.

(c)	Presenting Supplier with detailed feedback on the delivery of Services to Gap and working with suppliers on remediation plans to address any shortfalls.

(d)	Act as an intermediary escalation point for Supplier service delivery issues or issues in Gap’s fulfilling its obligations.

(e)	Evaluating and recommending give-back and earn-back adjustments.

(f)	Allocating out any “bucket” hours.

(2)	Work with the Gap Infrastructure Partnership Executive to plot the course for future services brought into scope and or removed from scope based on Supplier performance, economics or changing business needs.

(3)	Facilitate that Supplier is well versed and operating in accordance with Gap’s evolving business and IT strategies and priorities through regular communications and Supplier briefings.

(c)	Gap Production and Engineering Delivery Leader

(i)	Gap Production and Engineering Delivery Leader is responsible for working with Supplier to see that day-to-day production and engineering services being delivered meet Gap’s business needs and that needed systems capacity is available, optimizing installed and just-in-time capacity.

(ii)	Primary responsibilities include:

(1)	Work with the Gap Infrastructure Partnership Executive and other Gap IT teams, establish overall strategies and priorities for production and engineering.

(2)	Through Gap’s retained subject matter experts:

(a)	Review and approve technology changes proposed by Supplier.

Exhibit D.2	Gap/IBM Confidential and Proprietary Information	Page 5

b)	Recommend technology changes to meet Gap’s business needs or improve infrastructure effectiveness.

c)	Consult with Supplier and Gap retained IT teams on solution and service delivery.

(3)	Communicate short and long term service and capacity needs to the corresponding Supplier’s management team.

(4)	Act as an escalation point, as needed, within this scope of responsibility.

(5)	To facilitate the resolution of service delivery problems as needed.

(6)	To communicate business impacts to the business:

(a)	Senior business management for major issues.

(b)	Line staff and management for day-to-day issues (e.g. missed picks).

(7)	To facilitate the setting of service outage windows when needed by Supplier in delivery of their responsibilities.

(8)	Assessment and recommendations of Service Level Agreement (SLA) delivery and management.

(9)	Provide clarity when there are resource contentions (e.g. plans versus immediate needs) and escalate for clarity and/or additional resource funding to their management as needed.

(10)	Oversight of coordination between the application support organization and Supplier’s service delivery team with respect to required escalations in:

(a)	Delivery of day-to-day service.

(b)	Execution of Gap approved Supplier initiative such as server consolidation.

(11)	Work with Supplier on potential changes in Service Levels.

(12)	Working with Supplier management on the longer term resource plans.

(d)	Gap Customer Service Delivery & Liaison Leader

(i)	Gap Customer Service Delivery & Liaison Leader will focus primarily on management as service desk, engineering and integration components.

Exhibit D.2	Gap/IBM Confidential and Proprietary Information	Page 6

(ii)	Primary responsibilities include:

(1)	Define and maintain definitions of all Service Levels, which directly relate to Authorized Users, and manage issues that result from service delivery problems.

(2)	Monitor the service desk so that it remains responsive to Gap unique needs.

(3)	Resolve escalated issues from users and now internal IT teams relying on workstation engineering and integration.

(4)	Work with Supplier to see that Supplier has the right level of resources to meet all Service Levels.

(5)	As needed facilitate activities between Supplier and other sources of technology (e.g., workstation hardware and software)

(6)	Provide needed workstation hardware and software for Supplier to deliver services.

2.2	Supplier Organization

(a)	Supplier Outsourcing Relationship Executive

(i)	Supplier Outsourcing Relationship Executive has complete authority and responsibility to deliver Services from Supplier to Gap.

(ii)	Primary responsibilities include:

(1)	Managing the overall relationship between Supplier and Gap including the Innovation Center.

(2)	The transition of the Agreement to operational status.

(3)	Monitoring fulfillment of Supplier obligations under the Agreement.

(4)	Working with Gap executives and business unit managers to align the delivery of the Services with the strategic needs of Gap.

(5)	Informing Gap about new corporate capabilities and developments within Supplier’s organization, and proposing ideas and solutions that will provide ongoing benefit to Gap.

(6)	Responding, or confirming the response by Supplier’s subject matter experts, to requests for strategic or relationship-wide questions or requests from Gap.

Exhibit D.2	Gap/IBM Confidential and Proprietary Information	Page 7

(b)	Supplier Delivery Partnership Executive

(i)	Supplier Delivery Partnership Executive will have primary business operating performance responsibility for the account and managing the provision of the Services such that delivery commitments and deliverables required under the Agreement are provided to Gap. In addition, Supplier Delivery Partnership Executive has the overall responsibility for the successful transition of the Services.

(ii)	Primary responsibilities include:

(1)	Working with the Gap Customer Service Delivery and Liaison Leader to manage and meet commitments, requirements and expectations.

(2)	Delivery of the Services as set forth in the Agreement.

(3)	Serving as an escalation point for Gap related Service delivery matters involving the various Supplier Service Delivery Managers.

(4)	Operational compliance with the Agreement and making sure that Supplier fulfills its obligations under the Agreement.

(5)	Establishing and executing the account management disciplines, business management processes, and associated reporting.

(6)	Identification and resolution of service delivery issues.

(7)	Aligning Supplier’s performance requirements as they relate to Gaps strategic business planning (business and architecture, strategic options, business assessment, business operating plans).

(8)	Staffing and leading Supplier management team and project staff.

(9)	Establishing a customer satisfaction survey for the account.

(10)	Establishing Supplier Benchmarking methodology in accordance with the Agreement.

(11)	Meeting the Service Levels and contractual commitments for the respective Functional Service Area.

(12)	Staffing/maintaining Service delivery with the appropriate level of trained personnel.

(13)	Forecasting resource requirements and managing resource requirements.

(14)	Supporting the long range IT plan.

Exhibit D.2	Gap/IBM Confidential and Proprietary Information	Page 8

(15)	Providing support to Gap in accordance with the Problem Management process.

(16)	Develop and provide Service Level reporting.

(17)	Introducing Supplier’s methodology on the account; modifying it to meet Gap development standards and implementing this methodology on the account.

(18)	Constructing and managing monthly performance reporting.

(19)	Providing process ownership for Service delivery processes.

(c)	Supplier Architect

(i)	Supplier Architect will be responsible for liaison with the Gap IT architecture team and managing architectural initiatives and decisions such that they are supported and executed.

(ii)	Primary responsibilities include:

(1)	Interfacing with and supporting the Gap IT architecture team and subject matter experts.

(2)	Assisting Gap to develop their long range IT plan.

(3)	Coordinating and facilitating sharing of architectural information between Gap and Supplier.

(4)	Verify that the right interface to Gap architects is in place.

(5)	Meeting the IT architectural standards of Gap and working with Gap to develop the long range IT plan.

(d)	Supplier Project Office Manager

(i)	Supplier Project Office Manager will have primary responsibility for financial, billing, contractual compliance and new business management functions.

(ii)	Primary responsibilities include:

(1)	Providing the monthly invoice and account billing and reporting functions.

(2)	Implementing and managing Supplier financial systems including time recording, labor reporting, billing, budgeting, forecasting, and annual budget planning.

Exhibit D.2	Gap/IBM Confidential and Proprietary Information	Page 9

(3)	Providing financial reporting, including exception reporting to Gap, in accordance with the Exhibit C (Fees and Resource Baselines) of the Agreement.

(4)	Providing management oversight and coordination to Supplier’s (including its subcontractors and its third parties) with respect to contractual compliance.

(5)	Providing Supplier contract administration for contractual commitments to facilitate fulfillment of Supplier deliverables.

(6)	Monitoring and reviewing the ongoing status of Third Party Contracts as appropriate.

3.	Committees and Teams

3.1	General Committee and Team Structure.

(a)	An Executive Steering Committee will be formed, consisting of both Gap and Supplier executives, to provide business oversight and alignment of the long range IT plan and Service delivery objectives. This committee will also direct the Gap/Supplier relationship and assist the Gap Customer Service Delivery and Liaison Leader and Supplier Delivery Partnership Executive in decisions that directly affect this Agreement.

(b)	A Gap Customer Service Delivery and Liaison Leader and an Supplier Delivery Partnership Executive will be appointed by the Parties to liaise with the Executive Steering Committee and to monitor and resolve where possible any issues raised by the Gap Service Manager(s) and Supplier Service Delivery Manager(s).

(c)	The appropriate Gap Service Manager(s) and Supplier Service Delivery Manager(s) will carry out the day-to-day coordination of Service delivery, and will include other Gap representatives as required.

(d)	Gap and Supplier will jointly develop and implement agreed to performance management and business assurance processes.

(e)	The performance management and business assurance processes and procedures will be deployed at the designated Gap Sites, which will allow the stable start-up and efficient delivery of the Services.

3.2	Executive Steering Committee.

(a)	Within thirty (30) days after the Reference Date, the Parties will establish an Executive Steering Committee. The titles of the representatives serving on the initial Executive Steering Committee are listed in this Section.

Exhibit D.2	Gap/IBM Confidential and Proprietary Information	Page 10

(b)	The Executive Steering Committee will have executive management responsibility for the Agreement and for the relationship between the Parties.

(c)	Members. The Executive Steering Committee shall be chaired by the Gap Project Executive and will be comprised as follows:

(i)	Gap Infrastructure Partnership Executive.

(ii)	Gap Customer Service Delivery and Liaison Leader.

(iii)	Supplier Outsourcing Relationship Executive.

(iv)	Supplier Delivery Partnership Executive.

(v)	Other Gap and Supplier personnel as required.

(d)	Key Responsibilities. The responsibilities of the Executive Steering Committee include:

(i)	Business alignment between the Parties, analysis of Gap and Supplier business plans, and oversight of new or modified Services during the Term.

(ii)	Developing strategic requirements and plans associated with the Services or New Services during the Term.

(iii)	Requiring that the annual Gap technology plan is in accordance with and supports the long range IT Plan.

(iv)	Agreeing to and periodically reviewing the authority of the committees and makeup of the individual members of the Service Delivery Committee (discussed in Section 3.3 (Service Delivery Committees) below).

(v)	Resolving issues escalated by the Service Delivery Committee.

(vi)	Approving changes to the Agreement.

(vii)	Operational, technical, financial, and general management oversight of the Agreement.

(viii)	Managing risks and opportunities for improvement.

(ix)	Review of financial performance.

(x)	Approving the Service Delivery Committee reports and recommendations, including review and/or approval of the following:

(1)	Transition Plan implementation, including progress and achievement of Critical Deliverables and key activities;

Exhibit D.2	Gap/IBM Confidential and Proprietary Information	Page 11

(2)	Review Service Level reports and modifications;

(3)	Review quality assurance measures;

(4)	Review of Critical Service Levels, Key Critical Service Levels and Key Performance Indicators;

(5)	Review financial issues and performance;

(6)	Review customer satisfaction surveys;

(7)	Review audit results; and

(8)	Review benchmarking results.

(e)	Reports

(i)	Minutes.

(f)	Meetings

(i)	The Executive Steering Committee will initially conduct quarterly meetings and thereafter will change to time periods as agreed by the Parties. Either Party shall have the right to prepare and distribute a written agenda at least twenty-four (24) hours prior to the meeting. Supplier shall keep minutes of each meeting and shall distribute the minutes to Gap within twenty-four (24) hours after each meeting.

3.3	Service Delivery Committees.

(a)	Within thirty (30) days after Reference Date, the Parties will establish Service Delivery Committees. The titles of the representatives serving on the initial Service Delivery Committees are listed in this Section. There will be three (3) separate Service Delivery Committees covering the following Functional Service Areas: (1) Field Services and Projects, (2) Network, Voice and Video, and (3) Platform and Security.

(b)	Members. The Service Delivery Committee will be comprised as follows:

(i)	Gap Service Manager(s).

(ii)	Gap capacity planners.

(iii)	Supplier Service Delivery Managers.

(iv)	Other Gap and Supplier personnel as required.

Exhibit D.2	Gap/IBM Confidential and Proprietary Information	Page 12

(c)	Authority. All members of the Service Delivery Committee shall be involved in:

(i)	Review and approval, where possible, of the short-term and long-term plans and activities in regard to the delivery of the Services.

(ii)	Resolution of Service delivery problems.

(iii)	Upward notification of opportunities or issues that might result in the addition, deletion, or modification of the Services, or the terms of the Agreement, irrespective of the initiating Party.

(iv)	Agreement of local Service delivery initiatives, where approved by appropriate level.

(d)	Key Responsibilities. The responsibilities and authorities of the Gap and Supplier representatives will be determined and delegated in each case by the Executive Committee and may include matters within the relevant region such as the following:

(i)	Implementing the Transition Plan and monitoring the delivery of Service.

(ii)	Monitoring Critical Deliverables, Key Performance Indicators and Critical Service Levels.

(iii)	Coordinating and communicating day-to-day Service delivery issues; addressing, coordinating and prioritizing the issues affecting the provision of the Services.

(iv)	Reviewing and escalating operational problems and issues in accordance with the Policy and Procedures Manual, including follow-up reviews of root cause analysis results.

(v)	Managing the efficient flow of documentation as required by the Agreement.

(vi)	Handling disputes within the authority of the Gap and Supplier representatives, and referring others to the Executive Committee in accordance with the Section 4 (Issue Escalation Procedures) of this Exhibit D.2.

(vii)	Submitting issues concerning the relationship between the Parties to the Executive Committee for its guidance and recommendations.

(viii)	Submitting reports as required and as defined in D.13 (Management Reports) to the Executive Committee.

(ix)	Considering and approving, where possible, operational and technical changes in accordance with the Change Control Procedure, as set forth in the Agreement.

Exhibit D.2	Gap/IBM Confidential and Proprietary Information	Page 13

(x)	Advising the Executive Committee of new opportunities and proposals.

(xi)	Reviewing recommendations and suggestions made by Gap representatives and Supplier representatives relating to the Services and initiating appropriate actions.

(xii)	Identifying issues that may have an impact outside the relevant Sites and referring these to the Executive Committee and, as appropriate, to other Sites or regions.

(xiii)	Provide guidance and management oversight to resolution of Third Party Contracts issues as appropriate.

(xiv)	Developing annual system capacity plan by understanding Gap business requirements and their impact on system capacity.

(xv)	Reviewing, adjusting and reporting to the Executive Steering Committee the following:

(1)	Service Levels performance;

(2)	Quality assurance measures;

(3)	Customer satisfaction surveys results;

(4)	Audit results; and

(5)	Benchmarking results.

(e)	Reports

(i)	Brand/Management Reports.

(ii)	Summary Executive Reports.

(iii)	Management Reports.

(iv)	Transition Reports.

(v)	Service Levels and Service delivery results (as required).

(vi)	Minutes.

(f)	Meetings. The Service Delivery Committee will meet (at a minimum) monthly, and at other times as agreed between the Parties, to review:

(i)	Contract issues.

(ii)	Service delivery.

Exhibit D.2	Gap/IBM Confidential and Proprietary Information	Page 14

(iii)	Transition management (as required).

(iv)	Transition/projects.

(v)	Change Management.

(g)	Agenda. Either Party shall have the right to prepare and distribute a written agenda at least twenty-four (24) hours prior to the meeting. Supplier shall keep minutes of each meeting and shall distribute the minutes to Gap within twenty-four (24) hours after each meeting.

3.4	Technical Steering Committee

(a)	Following the Transition, a Technical Steering Committee will be established by the Parties to focus primarily on the development of the annual and long range IT Plans.

(b)	The Technical Steering Committee will meet quarterly, and at other times as agreed between the Parties.

(c)	It is agreed that the Technical Steering Committee shall not be involved in day-to-day operational issues.

(d)	Members. The Technical Steering Committee shall be chaired by the Gap IT Architecture Manager and will be comprised as follows:

(i)	Gap Customer Service Delivery and Liaison Leader or his/her nominated deputy.

(ii)	Gap IT Architecture Manager.

(iii)	Gap Applications Development and Maintenance Manager.

(iv)	Gap Capacity Planners.

(v)	Supplier Delivery Partnership Executive.

(vi)	Supplier Architect.

(vii)	Gap and Supplier Subject Matter Experts (SMEs) as required.

(e)	Key Responsibilities. The responsibilities of the Technical Steering Committee include:

(i)	Reviewing and aligning Gap’s Information Technology (IT) strategy and IT policies with the annual and long range IT plans for authorization by the Executive Steering Committee.

Exhibit D.2	Gap/IBM Confidential and Proprietary Information	Page 15

(ii)	Recommending changes, related to the Services, to the long range IT plan for approval by the Executive Steering Committee.

(iii)	Reviewing Supplier’s proposals for implementing the long range IT plan, as it relates to the Services.

(iv)	Using management reports defined in Exhibit D.13 (Management Reports), and any other appropriate sources, to research, develop, review and approve technical initiatives to address business problems and opportunities as agreed by the Executive Steering Committee.

(v)	Providing advice and guidance to the Service Delivery Committee for technical improvement and making recommendations directly to Gap and Supplier on issues affecting the technical infrastructure that supports the Gap business operations.

(vi)	Reviewing technical policy standards and making recommendations to the Service Delivery Committee.

4.	Issue Escalation Procedures

4.1	General.

(a)	From time to time, issues will arise that cannot be resolved at the various levels of management within the Gap and Supplier teams. These issues may arise at a particular site/country, region or at the global level. These issues may involve obligations of a Party, performance, commercial issues, personnel.

(b)	It is the intent of Gap and Supplier to resolve issues in an expeditious and constructive way that reflects the concerns and commercial interests of each Party. Both Parties’ primary objective and intent is to have issues resolved by the appropriate levels of authority without the need for escalation. With this in mind, the following steps are to be followed:

4.2	Notification.

Either Party may decide that escalation is desirable when resolution of an issue appears unachievable at the current management level. At either Party’s request, the Parties currently engaged in attempting to resolve the issue shall meet again to attempt resolution of the issue prior to escalation to the next level. In such case as the matter is unable to be resolved at this level, the Party desiring escalation provides written notice of its intention to the member(s) of the other Party currently involved in the dispute.

4.3	Documentation.

Both Parties will jointly develop a short briefing document that describes the issue, relevant impact and positions of both Parties (“Statement of Issue for Escalation”). In cases where the escalation reaches the senior corporate executives identified in Section 5 (Top to Top Reviews)

Exhibit D.2	Gap/IBM Confidential and Proprietary Information	Page 16

below, the documentation, at a minimum, shall summarize the non-privileged relevant information and background of the dispute, along with any appropriate non-privileged supporting documentation, for their review.

4.4	Request for Assistance.

A meeting will be scheduled with appropriate individuals as described below (phone or videoconference in most cases). The Statement of Issue for Escalation will be sent in advance to the participants. This meeting shall be scheduled when the Parties involved at the current level conclude in good faith that amicable resolution through continued negotiation of the matter does not appear likely or thirty (30) days after the notification, per Section 4.2 (notification) above, is provided.

4.5	Escalation Order.

It is the intention of Gap and Supplier that issues are escalated for review and resolution to the next level of management as follows:

(a)	Supplier Service Delivery Manager(s) with the appropriate Gap governance team member(s).

(b)	The Gap Customer Service Delivery and Liaison Leader and Supplier Delivery Partnership Executive.

(c)	The Gap Infrastructure Partnership Executive and Supplier Outsourcing Relationship Executive.

4.6	Issue Review.

Following review and resolution the decision shall be documented and returned to both Parties. Formal proceedings for the resolution of a dispute which is unable to be resolved by the Parties as set forth in this Exhibit D.2 will be addressed as set forth in Section 31 (Internal Dispute Resolution) of the Agreement.

5.	Top to Top Reviews

In addition to any other meetings associated with the Gap/Supplier relationship, the Parties shall facilitate several senior executive meetings annually. There are three categories of meetings, overall relationship, financial and technology.

(a)	At least semiannually, the Gap CFO and Supplier CFO will discuss the general financial performance of the Services and review opportunities for enhancing the financial benefits Gap/Supplier relationship delivering additional value to Gap. During these financial sessions, specific account detail and results will be discussed between the two senior executives. The reviews shall be conducted either by telephone or in person as mutually agreed at the time the review is scheduled.

Exhibit D.2	Gap/IBM Confidential and Proprietary Information	Page 17

(b)	At least quarterly, the Gap CIO and appropriate senior technical business executives will meet to discuss trends and opportunities in technology. One of these sessions will be dedicated to a review of the activities associated with the Innovation Center. The technology reviews shall be conducted in person, however, due to the nature of the briefing, the location of the briefings will be coordinated and agreed upon at the time that the agenda for the specific meeting is established.

(c)	The Gap Infrastructure Partnership Executive and Supplier Outsourcing Relationship Executive shall facilitate the logistics and scheduling of these meetings.

6.	Innovation Center

Within 120 days following the Initiation Date, each Party shall designate an individual to be the respective Innovation Center Coordinator. This position is not a full time or dedicated position. This individual will coordinate and facilitate all Innovation Center activities, briefings and projects.

(a)	The Parties shall execute sound project management principles in the development of the Innovation Center activities. Specific practices and methodologies will be agreed upon as specified in Exhibit E (Innovation Center) of the Agreement.

(b)	Innovation Center activities, except possibly the Innovation Center Coordinator, shall be supported and performed by individuals not otherwise assigned to the delivery of the Services.

(c)	Innovation Center activities and proposals will be clearly delineated separate from the Services and service delivery obligations including projects and will be linked to the overall IT strategy.

Exhibit D.2	Gap/IBM Confidential and Proprietary Information	Page 18

Attachment A. Governance Structure

Exhibit D.2	Gap/IBM Confidential and Proprietary Information	Page 19

Exhibit D.3 – Projects

To

Master Services Agreement

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Gap/IBM Confidential and Proprietary Information

I.	BUSINESS-AS-USUAL (“BAU”)

(a)	Together with the definition of Services, the Functional Service Area Statements of Work set forth in Exhibits A.1 through A.6 of the Agreement, identify activities that (1) are an inherent, necessary, or a customary part of the day-to-day Services (“Business as Usual” or “BAU”); and (2) are included in the Annual Services Charge and related applicable adjustments.

(b)	However, the Parties anticipate that from time to time there will be work efforts that will arise for which additional guidance may be needed to differentiate between the status of such work as either BAU, a Project included in the Annual Services Charge, or a Non-Recurring Initiative.

(c)	Typically, BAU has some or all of the following characteristics:

(1)	*

(2)	*

(3)	*

(4)	*

(5)	*

(6)	*

(7)	*

(d)	Examples of BAU include the following:

(1)	For Systems Administrators (Server, Network, Data Base, Messaging & Queuing):

(A)	*

(B)	*

(C)	*

(D)	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.3	Gap/IBM Confidential and Proprietary Information	Page 1

(E)	*

(2)	For Operations staff:

(A)	*

(B)	*

(C)	*

(D)	*

(E)	*

(F)	*

(3)	Cross Functional:

(A)	*

(B)	*

(C)	*

(e)	Some examples of activities that are BAU and those that are not:

BAU	Not BAU

*	*

*	*

*	*

*	*

*	*

*	*

*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.3	Gap/IBM Confidential and Proprietary Information	Page 2

BAU	Not BAU
*	*

*	*

*	*

*	*

II.	PROJECTS

Projects will generally fall into three (3) categories (i) Non-Recurring Initiatives; (ii) Transformation and Transition; and (iii) BAU that the Parties agree to manage as a Project. All categories of Projects, except Non-Recurring Initiatives, are included in the Annual Services Charge and related applicable adjustments.

(a)	Transformation and Transition Projects

For purposes of the Agreement, Transformation and Transition Projects, including Attachment A to this Exhibit D.3 (Projects) of the Agreement, whether or not managed as a Project, shall not be subject to the Statement of Work termination right set forth in Section 25.4 (Failed Acceptance Testing) of the Agreement; the foregoing, however, does not limit Gap’s other remedies under the Agreement. Examples of Transformation and Transition Projects include the following:

(1)	* in accordance with the Completed Transition/Transformation Plan;

(2)	* in accordance with the Completed Transition/Transformation Plan;

(3)	* in accordance with the Completed Transition/Transformation Plan;

(4)	* Planning and Implementation in accordance with the * Plan completed during Transition;

(5)	Deploying monitoring and management tools;

(6)	Refresh efforts as identified in Exhibit D.18 (Refresh Schedule) of the Agreement occurring during the first twenty-four (24) months after the Initiation Date;

(7)	Migration of network to Multi Protocol Label Switching (“MPLS”) in accordance with the Completed Transition/Transformation Plan (it is agreed that the final Statement of Work for the MPLS conversion will address the Gap requirements relating to SWIP attached as Exhibit D.9 (Requirements – SWIP/MPLS) of the Agreement, unless otherwise agreed by the Parties in writing);

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.3	Gap/IBM Confidential and Proprietary Information	Page 3

(8)	The Store Wireless Infrastructure Initiative (SWIP) in accordance with the Completed Transition/Transformation Plan (it is agreed that the final Statement of Work for SWIP will provide for the Gap requirements relating to SWIP attached as Exhibit D.9 (Requirements – SWIP/MPLS) of the Agreement, unless otherwise agreed by the Parties in writing);

(9)	NSI Infrastructure rollout in accordance with the Enabling and Supporting NSI provisions of Exhibit D.4 (Transition/Transformation Projects Overview) of the Agreement, unless otherwise agreed by the Parties in writing); and

(10)	Those Projects set forth on Attachment A to this Exhibit D.3 (Projects) of the Agreement.

III.	BAU PROJECTS

The Parties may agree that certain BAU activities are best managed as a Project. For purposes of this Agreement, BAU, whether or not managed as a Project, shall not be subject to the process or the remedies set forth in Section 25.4 (Failed Acceptance Testing) of the Agreement. Examples of BAU activities that may be managed as a Project include the following:

(a)	Software currency (maintenance and support releases);

(b)	Process improvements/best practice implementation;

(c)	Tools management; and

(d)	Supporting application development in roll-out of applications:

(1)	Promotion to Production process including code promotion and job scheduling; and

(2)	Physical DBA support to assist application developers and logical DBAs in data modeling.

IV.	NON-RECURRING INITIATIVE DISCRETIONARY POOL CONSUMPTION

(a)	Prior to the consumption of any Non-Recurring Initiative Discretionary Pool hours as provided in Section 26.2 (Non-Recurring Initiative Pricing) of the Agreement (and reflected in a baseline in Exhibit C.1.3 (IT Baselines)), Supplier must receive Gap Approval.

(b)	During Transition, Supplier shall develop a tracking system that will account for all Non-Recurring Initiatives that consume hours from the Discretionary Pool hours. In tracking all the Non-Recurring Initiatives work, Supplier shall track, and report on a monthly basis, the number of Discretionary Pool hours forecasted to be expended and actually expended for the month.

(c)	Gap will work with Supplier to coordinate consumption of Discretionary Pool hours, recognizing the objective of providing sufficient lead time where possible to facilitate efficient staffing of Non-Recurring Initiatives. Gap and Supplier will work together on a monthly basis, or as otherwise mutually agreed, to assess and evaluate utilization of Discretionary Pool hours during each Contract Year, to include forecasting of Non-Recurring Initiative hours.

Exhibit D.3	Gap/IBM Confidential and Proprietary Information	Page 4

Attachment A

To

Exhibit D.3 – Projects

Of

Master Services Agreement

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit D.3	Gap/IBM Confidential and Proprietary Information

Infrastructure Project Title	Project Definition
*	*

*	*

*	*

*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.3	Gap/IBM Confidential and Proprietary Information	Page A-1

Infrastructure Project Title	Project Definition
*	*

*	*

*	*

*	*

*	*

*	*

*	*

*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.3	Gap/IBM Confidential and Proprietary Information	Page A-2

Infrastructure Project Title	Project Definition
*	*

*	*

*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.3	Gap/IBM Confidential and Proprietary Information	Page A-3

Infrastructure Project Title	Project Definition
*	*

*	*

*	*

*	*

*	*

*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.3	Gap/IBM Confidential and Proprietary Information	Page A-4

Infrastructure Project Title	Project Definition
*	*

*	*

*	*

*	*

*	*

*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.3	Gap/IBM Confidential and Proprietary Information	Page A-5

Infrastructure Project Title	Project Definition
*	*

*	*

NOTE: The financial responsibility for Software upgrades, as included in the maintenance costs, that are required as part of the Projects included in this Attachment A to Exhibit D.3 (Projects) are as specified in Exhibit C.7 (Financial Responsibility Matrix).

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.3	Gap/IBM Confidential and Proprietary Information	Page A-6

Exhibit D.4 – Transition/Transformation Projects Overview

to

Master Services Agreement

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit D.4	Gap/IBM Confidential and Proprietary Information

Transition/Transformation Projects Overview

The following provides an overview of the elements of Transition/Transformation Projects that will form the foundation for detailed Statements of Work to be developed during the Transition Period.

Store Template Solution

The Store Template will provide Gap with a standard platform for * The store template solution will be phased into the Gap environment as the * is rolled out, the store network hardware is refreshed, and the *. IBM and Gap have developed the following store templates for this solution.

The following key design points were used for the rationalization of the store templates:

•	The template must include *

•	The template will include:

•	Software

•	Hardware

•	*

•	Monitoring and Management Support

•	Maintenance

•	Template will be able to support the stores *

•	Template will support *

•	Template will provide for the * stores

Existing Store

Initially, all stores will be part of the ‘Existing Store’ template which will include the following:

•	Software - including *

•	Transport - which includes the *

•	Support - which provides for *

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.4	Gap/IBM Confidential and Proprietary Information

Maintenance - for the data network router and switch/hub, the voice network equipment, and the *. The transition to the ‘Existing Store’ template begin upon the Initiation Date in accordance with the Final Transition Plan. Migration to the ‘Existing Store-New Network HW’ template will start in * or as otherwise agreed in the Final Transition Plan. It will coincide with *.

Existing Store – New Network HW

As store network equipment is * and *, these stores will begin falling into the ‘Existing Store – New Network HW’ template which will include:

•	Software - including *

•	Hardware - which will provide for *

•	Transport - which includes the *

•	Support - provides for *

Maintenance - for the data network router and switch/hub, the voice network equipment, and the *.

Existing Store - SWIP

A subset of the ‘Existing Store – New Network HW’ stores will also deploy *. These stores will now be part of the ‘Existing Store - SWIP’ template and will include:

•	Software - including *

•	Hardware - which will provide for *

•	Transport - which includes the *

•	Support - which will provide for *

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.4	Gap/IBM Confidential and Proprietary Information

Maintenance - for the data network router and switch/hub, the voice network equipment, the *.

New Store

When Gap decides to open a new location there are two * a ‘New Store’ which would include the following:

•	Software - including *

•	Hardware - which will provide *

•	Transport - which includes the *

•	Support - which will provide for *

•	Maintenance - for the data network router and switch/hub, the voice network equipment, and the *

New Store - SWIP

The second variation of a new store would be ‘New Store w/SWIP’ which would include:

•	Software - including *

•	Hardware - which will provide *

•	Transport - which includes the *

•	Support - which will provide for *

•	Maintenance - for the data network router and switch/hub, the voice network equipment, the *

There will be * for each one of the store templates:

Class A

•	* or more registers

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.4	Gap/IBM Confidential and Proprietary Information

•	*

•	*

•	* voice minutes

Class B

•	* registers

•	*

•	*

•	* voice minutes

Class C

•	Less than * registers

•	*

•	*

•	* voice minutes

The migration to a * template will be based upon *. The ‘New Store’ and ‘New Store w/SWIP’ templates will provide Gap with a structured way to *. In all cases, the plans used to move to the store template concept will be designed to provide for the lowest risk migration in order to ensure minimal disruption of services.

Data Center Operations and Support

The IBM solution for Gap includes an information-processing environment that will be managed by the IBM Service Delivery Center in *. *.

Utilizing this operations center in *.

IBM will monitor the systems consoles for *. The console monitor staff will log all problems and track them through to resolution. Appropriate IBM support groups will be engaged as required for all platforms *. As shifts change, the turnover status will be provided for the oncoming shift in order to maintain

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.4	Gap/IBM Confidential and Proprietary Information

peak efficiency of Gap’s production environment. IBM has also included *. The following products will be used to provide console support.

*

Server Consolidation and Migration

As part of the agreement, IBM will consolidate the initial quantity of server images per the baselines in Exhibit C-13 (Image Consolidation Baseline) and the images in Exhibits C-2, C-3, and C-10 of the Agreement.

*

The IBM plan includes three phases for the planned server consolidation and migration:

•	Phase 1

•	Automated server inventory and data collection

•	Functional categorization

•	Business Categorization and Business unit requirements

•	*

•	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.4	Gap/IBM Confidential and Proprietary Information

•	Phase 2

•	Application inventory

•	*

•	Migration estimates

•	Transformation plan

•	Phase 3

•	*

During phase 1 the Gap IT enterprise will be documented and will then undergo a *. This collaborative effort between Gap and IBM will *.

During phase 2, in a collaborative effort, * and a complete transformation plan will be created to meet the computing requirements of the business units.

Finally, during phase 3, IBM’s consolidation team will *.

* Storage Management

A major component of the IBM midrange solution will be a consolidation of the * storage “islands” into an enterprise * solution that will enable the following.

•	*

•	*

•	Tape backup for offsite data storage

IBM will create a * for Gap that will provide *. By using *, IBM will minimize storage down time. IBM has

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.4	Gap/IBM Confidential and Proprietary Information

selected * that boast high reliability for this solution. IBM is confident in this solution due to the extensive experience of the IBM service delivery personnel with this type of *. All storage devices will be utilizing * in server’s disk, tape and *. In preparing the detail plan, Supplier will evaluate solutions in addition to *.

Additionally, IBM has designed a * to provide the best use of high availability disk for active data and tier the storage using *. Using the IBM * to migrate the data, IBM will exploit better device utilization and an introduction of the *. The objective is to *. Exploiting this device utilization will allow IBM to *. This storage pooling concept will be deployed to accommodate *. Using the IBM * allows cost productive use of the * to better accommodate data promotion and demotion across the tiers based on pre-defined thresholds. With *, better performance will prepare the way for data management that will maximize the movement of data between the tiers. ( Again suggesting * to validate stated performance improvement.)

Tiered Storage

Tier 1 data is considered *.

Tier 2 data typically has not been accessed in the last *.

Tier 3 data is * and considered active. Data typically has not been accessed for *. In this instance IBM will utilize a *.

Tier 4 data will also be on disk in this solution and will be considered inactive data. *.

Storage Backup and Recovery

For backup and recovery, IBM will use its *. * will run using both *.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.4	Gap/IBM Confidential and Proprietary Information

When the data is over *, IBM will run the backup through the *.

Virtualization of Servers

Earlier this year, Gap embarked on a * program and IBM will further this effort by using *. It is IBM’s intention to maximize server virtualization to deliver the return on investment through the committed savings *. Any application that will run in a virtualized environment will be considered a candidate for virtualization.

Utilization of UMI – On Demand

*

•	Components to monitor and meter services, promoting continuous operation

•	Integration middleware, which provides a mechanism in which *

•	Report generation and management through information from the UMI component databases and accessed via *.

•	Monitoring support for UMI infrastructure elements:

•	A mechanism for * that include service level reporting

•	A metering component that allows for the gathering of * data

UMI will enhance the automation of the console functions; enhancing the existing service delivery architecture by incorporating:

•	Automation to reduce the effort and timeframes involved in resource deployment and reduce the amount of time involved in modifying the computing environment

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.4	Gap/IBM Confidential and Proprietary Information

•	Visualization, through the portal, to deliver a * while allowing the ability to interpret, aggregate, and display data from a variety of sources

Enabling and Supporting NSI

Through the IBM midrange solution, NSI will be deployed using *. Using both * will take advantage of better utilization of both CPU and Storage.

By using this model, IBM can provide appropriate utilization through *. The diagram below is a graphical representation of the computing power that will be provided for NSI.

*

Computing power that will be provided for NSI

Working with the Gap teams Supplier will provide the needed infrastructure and infrastructure support for the development, test and production environments for NSI in keeping with the resource estimates provided to Supplier as part of the NSI Infrastructure sizing. Specific elements to be included in the SOW as Supplier’s responsibility include:

•	Products

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.4	Gap/IBM Confidential and Proprietary Information

1.     *

2.    *

3.    *

•	Staff

1.    *

1.    *

2.    *

2.    *

1.    *

2.    *

3.    *

4.    *

5.    *

3.    *

1.    *

2.    *

3.    *

Mainframe Overview

IBM’s mainframe solution for Gap has two major areas of focus: facilitating the sunset of the environment itself and providing the required operations and support of the environment until the sunset has been completed.

As communicated to IBM, *. Therefore, the IBM solution for this environment will continue to deliver operations and support for the Gap environment through *. Upon commencement of services, IBM will continue to operate *, through the end of *. While operating *, the IBM solution will perform the following:

•	*

•	*

•	*

•	*

•	*

SWIP Solution

The *, referred to as SWIP, was initiated to enable capability and support for new technologies in the store network. The project includes provisions for *

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.4	Gap/IBM Confidential and Proprietary Information

*. IBM has worked with Gap to understand these requirements and to provide specific solution components in support of this strategic initiative.

One of the major changes in the network due to the SWIP project is the *. *.

Wireless Backup Solution

In the area of wireless network, IBM proposes the use of the * to replace the current * at all the stores. This will simultaneously provide a high level of security to a direct connection between * while reducing operational costs and ensuring that Gap’s traffic will be protected from the public internet.

Corporate Data Network Solution

IBM’s proposal is based on the following approach for the Corporate Data Network:

•	Maintenance of the Gap existing network infrastructure.

•	Refresh of network devices that are at * and complete refresh of all *.

•	Elimination of the * that are currently installed.

•	Work closely with Gap’s technology groups to further enhance efficiencies in the design of the network infrastructure. Recommendations may cover *.

•	Continue to provide * and ensure that all redundant networking devices that provide full failover capability remain in place during and after transition to a different carrier.

•	Migration of portions of the network to a *.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.4	Gap/IBM Confidential and Proprietary Information

Network Management and Operations

IBM will provide * monitoring and management of the end-to-end network, and will apply globally consistent * processes and tools.

IBM has implemented a consistent, worldwide platform for integrated monitoring, measurement, and control of multi-vendor networks, making our * fully redundant and giving them the ability to support the business communication needs of an entire corporate enterprise, regardless of its size or global reach.

The IBM SDC * will use an integrated suite of processes and tools * to provide * monitoring and management of the network’s * devices. The IBM SDC will provide network management services in accordance with a *. IBM has implemented the * management environment worldwide to provide integrated monitoring, measurement, and control of multi-vendor networks.

The * environment will integrate information from network monitoring and event correlation with standard processes and tools. These tools will provide the IBM SDC with continuous visibility, in near real time, into network operations and status.

Monitoring Tools

Using *, the IBM SDC * will deliver a totally integrated framework and tool set for Gap, providing continuous network monitoring and comprehensive problem management. Tools are grouped into the following hierarchy.

•	*

•	*

•	*

These tools are described in further detail below:

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.4	Gap/IBM Confidential and Proprietary Information

*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.4	Gap/IBM Confidential and Proprietary Information

*

End User Services Solution Description

IBM’s end user services will integrate with other outsourced or internal technology elements to establish and maintain the desktop IT environment that Gap requires to meet the changing demands of its customers.

The IBM End User Services solution developed for Gap to meet the above objectives and assist in taking the Gap to the next level of end user support is logically divided into three main categories:

•	Corporate End User Services – IBM will implement a best practices support model incorporating *. Our integrated support for corporate end users consists of the following services:

•	*.

•	Help Desk Services for Gap corporate end users that will align with Gap business objectives through *.

•	*.

•	On-site Deskside and IMAC Support approach will *. IBM’s IMAC support will provide a consistent process, careful tracking and reporting, efficient provisioning of hardware and software, and higher user satisfaction by deploying IBM’s IMAC approach.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.4	Gap/IBM Confidential and Proprietary Information

•	Centralized Workstation Engineering – IBM will provide centrally managed services of electronic software distribution, including *. As such, its services are available to *.

•	Electronic Software Distribution & Provisioning will proactively manage the end user computing environment; specifically, *.

•	Asset Tracking’s * processes will increase visibility of the total cost of the desktop environment; *.

•	Distribution Center Support – IBM will continue to support today’s model of * on-site support using the same people managing whatever incidents and service requests that might arise.

Further detail of each of the above categories is described herein.

Corporate End User Services Solution

*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.4	Gap/IBM Confidential and Proprietary Information

*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.4	Gap/IBM Confidential and Proprietary Information

*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.4	Gap/IBM Confidential and Proprietary Information

*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.4	Gap/IBM Confidential and Proprietary Information

*

Workstation Engineering

*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.4	Gap/IBM Confidential and Proprietary Information

*

Service Management

*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.4	Gap/IBM Confidential and Proprietary Information

Exhibit D.5 – Gap Record Retention Policy

to

Master Services Agreement

This document contains confidential and proprietary information of The Gap, Inc. and Supplier. Except with the express prior written permission of The Gap, Inc. and Supplier, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit D.5	Gap/IBM Confidential and Proprietary Information

1.	GENERAL

1.1	Record Retention. This Exhibit D.5 (Gap Record Retention Policy) of the Master Services Agreement dated as of the Reference Date between Gap and Supplier (the “Agreement”) sets forth the record retention policies and procedures that Supplier shall comply with during the Term with respect to the Services, unless expressly provided otherwise in the Agreement or the Statements of Work. This Exhibit D.5 may be updated during the Term using the Change Management process as described in Exhibit A.2 (Cross Functional Services) of the Agreement.

1.2	Section References. Unless otherwise specified, Section references in this Exhibit D.5 refer to the Sections of this Exhibit D.5.

1.3	Definitions. Capitalized terms used and not otherwise defined in this Exhibit have the meanings given them in the Agreement.

2.	RECORD RETENTION POLICY

Gap’s business records are Gap’s assets and must be retained or destroyed in compliance with the applicable records retention schedules in Gap’s Records Management Policy. In accordance with this policy, in the event of litigation or a government investigation, relevant records must be retained and preserved.

Gap’s Records Management Program is the policy and procedure for managing all domestic Gap’s records, inactive and active, regardless of media or format. This includes electronic and audio files, hard copy documents, photographs, microfilm and records in other formats. All such records are the property of Gap, and Gap retains the right to review and establish disposition of all records.

Supplier will maintain, review and update a records management program to comply with Gap’s requirements regularly and in the ordinary course of business. Supplier will ensure that it’s policy also remains in compliance with all applicable regulations and statutes and to exercise reasonable judgment and prudence in determining the disposition of such records.

The following are the Gap’s policies on key retention issues:

Exhibit D.5	Gap/IBM Confidential and Proprietary Information	Page 1

Email

Email is maintained for * months.

Employee Transfer or Termination

Upon termination, Supplier employees must return all Gap’s records to Gap. This includes both paper and electronic records.

Records Stored On-Site

All records maintained on-site at Gap facilities should adhere to the retention periods set forth in the retention schedule.

Types of Retention Hold Orders: *

When the retention period has expired, the record will be destroyed, subject to approval by the Gap records retention advisory committee and records coordinator.

*

Records with a * comment in the schedule may be relevant to assessment of *. All such records should be retained until the completion of the * for the * year to which the document pertains, even if longer than the retention period in the schedule. If you are uncertain about the appropriate retention period of a record you maintain with an * comment, contact Gap’s Records Management.

*

Records with an * comment in the schedule may be relevant to assessment of * and should be retained until the completion of *, even if longer than the retention period in the schedule. If you are uncertain about the appropriate retention period of a record you maintain with an * comment, contact Gap’s Records Management.

*

Records with a * comment in the schedule may be relevant to * and should be retained until the completion of any *, even if longer than the retention period in the schedule. If you are uncertain about the appropriate retention period of a record you maintain with a * comment, contact Gap’s Records Management.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.5	Gap/IBM Confidential and Proprietary Information	Page 2

*

Records with a * comment in the schedule may be further evaluated for permanent retention in the * before destruction at the discretion of the *. If you are uncertain about the appropriate retention period of a record you maintain with an * comment, contact Gap’s Records Management.

3.	IT RECORD RETENTION

Supplier will comply with the record retention guidelines outlined in the attached file (CCG-IT.pdf) provided that the Supplier shall return all retained records in accordance with Section 36.6 (Return of Proprietary or Confidential Information) of the Agreement, at the expiration or termination of the Agreement in order to permit Gap to maintain compliance to the attached file. *.

*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.5	Gap/IBM Confidential and Proprietary Information	Page 3

Exhibit D.6 – Technical Architecture and Product Standards

to

Master Services Agreement

This document contains confidential and proprietary information of The Gap, Inc. and Supplier. Except with the express prior written permission of The Gap, Inc. and Supplier, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit D.6	Gap/IBM Confidential and Proprietary Information

1. GENERAL

This Exhibit D.6 (Technical Architecture and Product Standards) of the Master Services Agreement dated as of the Reference Date between Gap and Supplier (the “Agreement”) sets forth the Technical Architecture and Product Standards in use by Gap as of the Reference Date with respect to the Services, unless expressly provided otherwise in the Agreement or the Statements of Work. This Exhibit D.6 represents the current and existing design principles by which the Services are delivered, and will be updated during Transition to include Gap’s and Supplier’s recommended infrastructure architecture and additional product standards to support the Gap steady-state environment. The Change Management process as described in Exhibit A.2 (Cross Functional Services) of the Agreement will be used to perform any updates to this Exhibit D.6.

2. GAP TECHNICAL ARCHITECTURE AND PRODUCT STANDARDS

The document included below represents the current Gap Technical Architecture and Product Standards in use as of the Reference Date.

*	[310 pages]

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.6	Gap/IBM Confidential and Proprietary Information	Page 1

Exhibit D.7 – GID Demarcation

to

Master Services Agreement

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit D.7	Gap/IBM Confidential and Proprietary Information

Exhibit D.7

GID Demarcation

[See attached]

Exhibit D.7	Gap/IBM Confidential and Proprietary Information	Page 2

Responsibility Matrix									R = Responsible for doing the work
A = Accountable to make the decision (has the authority)
C = Consulted prior to making decision
Area	GID Web Systems				GID Backend Systems				I = Informed of the decision

Team	IBM	Gap IT	GID Web	GID BE	IBM	Gap IT	GID Web	GID BE
Architecture
Application		R/C	R/A			R/C		R/A
Data		R	R/A			R		R/A
Infrastructure	C		R/A		C			R/A

Application Development			R/A					R/A	BE: Infosys + Supply Chain has provided resources

2nd Level App Support			R/A					R/A	BE: Supported by Infosys

Business Analysts			R/A					R/A

Data Base Support
DBA	R/A		C,I		R/A			C/I
DA		R	A			R		A	GAP IT on as needed basis

Integration Services (Middleware)	R/C		R/A		R			R/A	BE: Supply Chain as needed ref/ TILT

PMO			R/A		R				Common process with corp

RMO			R/A		R				Input provided to Corp for reporting purposes

Release Management			R/A		R/A				Corporate Building Up

Asset Management									IT Strategic Sourcing assists for contracts
hardware			R/A					R/A
software			R/A					A

Quality Office			R/A					C/I
QA Testing Team			R/A					R/A

Reporting Services
Web Reporting	R/A		R/A						FE reporting done out of EDW but also done out of the business
BE Reporting								R/A	Business Intelligncxe & report development is retained by Gap

Engineering
FE Servers	I		R/A
BE Servers					R		C	A	EDC engineering
FE Storage	I		R/A
BE Storage					R		C	A	EDC engineering
FE Network	R/A		C						Engineering from hosted site out not IBM
BE Network					R/A		C,I	C,I
Security		C	R/A		R/A			C	Security adm done at GID
FE Team’s Workstations	R/A		C						Support for non-DC GID teams
BE Team’s Workstations					A			R	DC Ops Techs
FE Special Devices	I		R/A
BE Special Devices								R/A	Works with materials handling team in EDC
Data Center	C		R/A					R/A
FE Non-Prod Labs	C		R/A		C			R/A

Operations

Responsibility Matrix									R = Responsible for doing the work
A = Accountable to make the decision (has the authority)
C = Consulted prior to making decision
Area	GID Web Systems				GID Backend Systems				I = Informed of the decision

Team	IBM	Gap IT	GID Web	GID BE	IBM	Gap IT	GID Web	GID BE
Backups, SF Servers
Prod Server Backup			R/A
DR Server Backup			R/A
Backups BE								R/A
Problem Mgmt Reporting	I		R/A		I			R/A
Problem Mgmt Other			R/A					R/A	Separate detailed reporting for outside parties
Change Mgmt	I		R/A						Corp used for corporate touchpoints

Help Desk			R/A					R/A	Local ops team and Totality
Monitoring	R/A		R/A		R/A			R/A	FE includes Totality IBM responsibility limited to network indicated above and campus servers
Installations			R/A					R/A	FE includes Totality

FE = Front End systems	Web
BE = Back End systems	Warehouse, Order processing, etc.

Exhibit D.8 - Existing Agreements

to

Master Services Agreement

This document contains confidential and proprietary information of The Gap, Inc. and Supplier. Except with the express prior written permission of The Gap, Inc. and Supplier, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Gap/IBM Confidential and Proprietary Information

Type	Sub-Type	Supplier	Platform	Contract Description	Financial Responsibility GAP / IBM	Agreement between GAP and IBM. Y/N	Term/ Mo(s)	Term Start	Term End	Total Contract	2005 Budget	2005 Actuals	Variance Budget to Actuals	Notes

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.8	IBM/Gap Inc. Confidential	Page 2 of 6

Type	Sub-Type	Supplier	Platform	Contract Description	Financial Responsibility GAP / IBM	Agreement between GAP and IBM. Y/N	Term/ Mo(s)	Term Start	Term End	Total Contract	2005 Budget	2005 Actuals	Variance Budget to Actuals	Notes
*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
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*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.8	IBM/Gap Inc. Confidential	Page 3 of 6

Type	Sub-Type	Supplier	Platform	Contract Description	Financial Responsibility GAP / IBM	Agreement between GAP and IBM. Y/N	Term/ Mo(s)	Term Start	Term End	Total Contract	2005 Budget	2005 Actuals	Variance Budget to Actuals	Notes

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.8	IBM/Gap Inc. Confidential	Page 4 of 6

Type	Sub-Type	Supplier	Platform	Contract Description	Financial Responsibility GAP / IBM	Agreement between GAP and IBM. Y/N	Term/ Mo(s)	Term Start	Term End	Total Contract	2005 Budget	2005 Actuals	Variance Budget to Actuals	Notes

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.8	IBM/Gap Inc. Confidential	Page 5 of 6

Type	Sub-Type	Supplier	Platform	Contract Description	Financial Responsibility GAP / IBM	Agreement between GAP and IBM. Y/N	Term/ Mo(s)	Term Start	Term End	Total Contract	2005 Budget	2005 Actuals	Variance Budget to Actuals	Notes

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*	*	*	*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.8	IBM/Gap Inc. Confidential	Page 6 of 6

Exhibit D.9 – Requirements – SWIP/MPLS

to

Master Services Agreement

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit D.9	Gap/IBM Confidential and Proprietary Information

Exhibit D.9

Requirement – SWIP/MPLS

* [21 pages]

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.9	Gap/IBM Confidential and Proprietary Information	Page 2

Exhibit D.10 – Assignment and Assumption Agreement

to

Master Services Agreement

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit D.10	Gap/IBM Confidential and Proprietary Information	Page 1 of 4

Exhibit D.10

Assignment and Assumption Agreement

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) made as of                         , 200    , is by and between THE GAP, INC., a Delaware corporation (“Gap”) and INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation (“Supplier”). [Note: Parties will require modification where assignment is between a Non-US Gap Affiliate and a Non-US IBM Affiliate pursuant to an Implementation Agreement.]

RECITALS

Gap and Supplier executed a Master Services Agreement dated as of the Reference Date between Gap and Supplier (the “Master Agreement”), pursuant to which Supplier will provide the Services to Gap, all on the terms and conditions set forth in the Master Agreement; and

The Master Agreement provides, among other things, for the assignment to Supplier of agreements set forth in Exhibit D.8 (Existing Agreements) of the Master Agreement and listed on Attachment A hereto (the “Assigned Agreements”) and the assumption by Supplier thereof.

NOW THEREFORE, in consideration of the covenants and agreements in the Master Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows, effective as of the date hereof:

AGREEMENT

1.	Gap hereby conveys, transfers, assigns and delivers to Supplier, all of its right, title and interest in, to and accruing under the Assigned Agreements.

2.	Supplier hereby assumes all of Gap’s right, title and interest in, to and accruing under the Assigned Agreements and agrees to perform and fully and completely discharge all of the covenants, liabilities and obligations of Gap arising thereunder on or after the Initiation Date. Gap represents and warrants that it is not in default or breach of any Assigned Agreements as of the Initiation Date and that it is not aware of any default or breach, as of the Initiation Date, of such Assigned Agreements by any other parties to the Assigned Agreements

3.	This Agreement is subject to the Master Agreement and applicable Implementation Agreement, to which reference should be made for any matters relevant hereto not set forth herein. Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Master Agreement. Nothing set forth in this Agreement shall be construed to limit, enlarge, or otherwise alter any provision set forth in the Master Agreement or Implementation Agreement.

Exhibit D.10	Gap/IBM Confidential and Proprietary Information	Page 2 of 4

4.	This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without reference to the choice of law principles of such State.

5.	This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.

THE GAP, INC.	INTERNATIONAL BUSINESS
MACHINES CORPORATION

By:	By:
Title:	Title:
Date:	Date:

Exhibit D.10	Gap/IBM Confidential and Proprietary Information	Page 3 of 4

Exhibit A

Assigned Agreements

[Insert list of agreements from Exhibit D.8 (Existing Agreements) of the Master Agreement]

Exhibit D.10	Gap/IBM Confidential and Proprietary Information

Exhibit D.11 – Gap Selected Lease Agreements

to

Master Services Agreement

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit D.11	Gap/IBM Confidential and Proprietary Information

Exhibit D.11

Gap Selected Lease Agreements

[RESERVED]

Exhibit D.11	Gap/IBM Confidential and Proprietary Information	Page 2

Exhibit D.12 – Managed Strategic Suppliers

To

Master Services Agreement

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit D.12	Gap/IBM Confidential and Proprietary Information

Page
I.	Listing of Managed Strategic Suppliers	1

Exhibit D.12	Gap/IBM Confidential and Proprietary Information	Page i

I.	LISTING OF MANAGED STRATEGIC SUPPLIERS

* [3 pages]

Exhibit D.12	Gap/IBM Confidential and Proprietary Information	Page 1

Exhibit D.13 – Management Reports

to

Master Services Agreement

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit D.13	Gap/IBM Confidential and Proprietary Information

1. GENERAL

1.1 Management Reports. This Exhibit D.13 (Management Reports) of the Master Services Agreement dates as of the Reference Date between Gap and Supplier (the “Agreement”) sets forth the standard management reports that Supplier will provide with respect to the Services during the Term, unless expressly provided otherwise in the Agreement or the Statements of Work. This Exhibit D.13 may be updated during the Term using the Change Management process as described in Exhibit A.2 (Cross Functional Services) of the Agreement.

1.2 Section References. Unless otherwise specified, Section references in this Exhibit D.13 refer to the Sections of this Exhibit D.13.

1.3 Definitions. Capitalized terms used and not otherwise defined in this Exhibit D.13 have the meanings given them in the Agreement.

2. TABLE OF STANDARD HARD COPY IT MANAGEMENT REPORTS

The Table below is the list of reports to be provided to Gap.

Category	Report Name
Top 10	Top 10 Areas for Improvement - Operational, Financial (Gain Sharing Opportunities), Organizational

Risk Matrix	Enumeration of Key Risks Associated with Service Delivery - Risk, Mitigation Strategy, Action Plan, Owner

Charges Forecast Report	12 Month Rolling Forecast of Charges - by Service Tower - by Variable Component - by Non-Recurring Initiatives Actual v. Forecast Variance Report

Aged Invoice Report	Monthly Invoice Amounts (Fixed / Variable) - Aged Invoices - Log of Open Billing Disputes, Status and Age of Disputes

Project Summary Report	Summary of Progress Against Projects

Discretionary Project Hours Utilization Report

Monthly Summary of utilized Non-Recurring Initiative (NRI) Project Hours under Section 26.2 (Non-Recurring Initiative Pricing) of the Agreement

- provide information by Gap Approver, Project Name, Approved Duration & Actual Utilized

Variable Resource Utilization Report	Monthly Summary of Additional Authorized Hours/FTE (NRI in addition to Section 26.2 (Non-Recurring Initiative Pricing) of the Agreement) - by Gap Approver, Project Name, Approved Amounts

Contract Summary Report

Monthly Summary of Gap third party contracts for which Supplier is responsible pursuant to Exhibit D.8 (Existing Agreements) of the Agreement until expiration, termination or assignment of such Gap third party contracts.

- Expiration, Renewal, Key Terms

Sales Tax Inquiries	Open Sales Tax Inquiries Initiated by Gap - Requested, Open, Closed

Turnover Report	Enumeration of roll-off and turnover of Gap Transitioned Employees by role during the first contract year.

Exhibit D.13	Gap/IBM Confidential and Proprietary Information	Page 1

Category	Report Name
Customer Satisfaction	Monthly Performance Against Ongoing Customer Satisfaction Measurements (this is in the SLA Reports)

Contract Changes	Monthly Summary of Contract Amendment - Requested, Approved, Denied, Total Closed

Disaster Recovery Plan Events	Monthly Summary of Disaster Recovery Plan Events by Geography.

Open Proposal Report

- NRI and New Service proposal activity report including:

-        Proposals submitted, status, Gap and IBM owners

-        Pricing alternatives proposed for each proposal including discrete and Resource Unit approaches

3. TABLE OF STANDARD MANAGEMENT REPORTS PROVIDED ONLINE

Report names and samples are illustrative of current reports and report packages. The standard reports as presented in the Service Connect portal will be available to end users. All reports are monthly (except as noted) using a 13-month rolling view.

Category	Report Name
Problem Management Reports

1.      Manage Problem Against Timeframe Criteria

2.      Target Date Extension

3.      Workgroup ID

5.      Severity Modification

6.      Severity 1 & 2

7.      Queue Hopping

8.      Out of Criteria

10.    Minimize Life Cycle

11.    Manage Top Ten Problem Measurement

Change Management Reports	1. Change Management Measurement 2. Technical Change Meeting 3. Change Schedule Meeting 4. Exception Changes 5. Past Due Changes 6. Unauthorized Changes 7. Past Due Measurement 8. Change Success

Availability Reports	1. Availability Environment 2. Availability Error 3. Availability Graphs Environment 4. Availability Graphs Resource 5. Availability Resource 6. Outage Summary

IBM Help Desk ACD Measurements (Hourly, Daily, Weekly, Monthly)	1. Abandoned Call Rate Daily 2. Abandoned Rate Hourly 3. Average Call Duration 4. Average Call Out Duration 5. Average Call Service Time Daily 6. Average Call Wait Time Daily

Exhibit D.13	Gap/IBM Confidential and Proprietary Information	Page 2

Category	Report Name
7. Average Hold Time Hourly
8. Average Time to Abandon Daily
9. Average Wait Time Hourly
10. Percent of Calls Answered in Acceptable Range Daily
11. Status Calls Avoided
12. Total Calls Abandoned Hourly
13. Total Calls Abandoned Daily
14. Total Calls Answered Daily
15. Total Calls Answered Hourly
16. Total Calls Received Daily
17. Total Calls Received Hourly
18. Total Calls Service Time Daily
19. Total Incoming Talk Time Daily
20. Total Outgoing Calls Daily
21. Total Outgoing Calls Hourly
22. Total Outgoing Talk Time Daily

Mainframe Performance & Capacity Reports

1.      MVS CPU Box Utilization

2.      MVS CPU LPAR Usage by Service Class

3.      MVS CPU LPAR Usage by Workload

4.      MVS DASD Capacity Monthly

5.      MVS Tape Capacity Monthly

6.      VM CPU Box Utilization

7.      VM CPU LPAR Usage

Asset Reports	1. Active Hardware Assets
2. Inactive Hardware Assets
3. Daily Asset Count
4. Hardware Seat Count
5. Disposed Hardware Assets
6. Newly Added Active Hardware Assets – Prior Month
7. Changes to Customer Bill
8. Duplicate Serial Number – Physical
9. Duplicate Serial Number – Financial
10. Duplicate Asset Tag – Physical
11. Variance – Serial Number
12. Variance – Location
13. Variance – Organization
14. Variance – Model
15. Variance – User
16. Variance – Physical Asset Not In Financial
17. Variance – Financial Asset Not In Physical
18. Imminent and Expired Lease
19. Imminent and Expired Warranty
20. AWOL Assets
21. Stock Assets
22. Active Assets with Inactive Owners (Primary User)
23. Invalid Serial Numbers
24. Software Inventory Listing by Software Asset (from SMS)
25. Total Allowed Licenses by Software Asset (from data provided by Gap)
26. Deployed Licenses by Software Assets (as reported by current tools)
27. Utilized Licenses by Software Assets (for workstations only – per TS-Census reporting)

Exhibit D.13	Gap/IBM Confidential and Proprietary Information	Page 3

Category	Report Name
IMAC Reports	1. IMAC Records Approaching SLAs
2. IMAC Records Exceeding SLAs
3. IMAC Records Approaching Threshold for Held Status
4. IMAC Records Exceeding Threshold for Held Status
5. IMAC Coordinator Not Assigned
6. Task Resource Not Assigned
7. Perform Task Complete and Tracking Task Incomplete
8. IMAC Group Performance Summary from MM/DD/YYYY to MM/DD/YYYY
9. IMAC Assignee Performance Summary from MM/DD/YYYY to MM/DD/YYYY
10. Active IMAC Records as of MM/DD/YYYY to MM/DD/YYYY
11. Aged IMAC Record Report -Greater Than 10 Days
12. All Tasks Complete Record Not Closed

Distributed (Unix and Wintel) Capacity Reports

1.      Daily CPU Utilization

2.      Daily Disk Utilization

3.      Daily Memory Utilization

4.      Daily File System Utilization

5.      Daily Paging Rates

6.      Hourly CPU Utilization

7.      Hourly Disk Utilization

8.      Hourly Memory Utilization

9.      Hourly File System Utilization

10.    Hourly Paging Rates

Service Level Reports	Contractual Service Levels

Telecommunication and Voice Services Provider Reports	1. IBM will continue to provide these in the same format they are provided as of the Reference Date.

Network Overview Report	1. Overall Average Utilization and Volume - network utilization and performance exception reports to account team

Network Threshold & Exception Reports (over & under-utilized resources)

1.      Router/Switch CPU Utilization: Average

2.      Router/Switch CPU Utilization: Peak

3.      WAN Interface Utilization Average

4.      WAN Circuit – Discards

5.      WAN Circuit – Errors

6.      LAN Segment Utilization – Average

7.      LAN Segment Utilization – Peak

8.      LAN Segment – Average Discards

9.      LAN Segment – Average Errors

Network Performance Management Reports	1. Router/Switch Traffic Reports - Utilization, Volume, Errors and Discards

Network Historic Trending Reports	1. Traffic Reports: Utilization and Volume

Exhibit D.13	Gap/IBM Confidential and Proprietary Information	Page 4

Exhibit D.14 – Termination Transition Plan

to

Master Services Agreement

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit D.14	Gap/IBM Confidential and Proprietary Information

Exhibit D.14

Termination Transition Plan

[RESERVED]

Exhibit D.14	Gap/IBM Confidential and Proprietary Information	Page 2

Exhibit D.15 – Transition-In Plan

To

Master Services Agreement

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit D.15	Gap/IBM Confidential and Proprietary Information

Exhibit D.15	Gap/IBM Confidential and Proprietary Information	Page i

1.	General

1.1	Base Transition Plan. This Exhibit D.15 (Transition-In Plan) of the Master Services Agreement dated as of the Reference Date between Gap and Supplier (the “Agreement”) describes how the Services will be transferred from Gap to Supplier. The Transition Services relate to the transfer of the Services to Supplier, in accordance with the Transition Plan. The Base Transition Plan will be further developed and approved by the joint transition team, consisting of participants from Supplier and Gap, and approved in accordance with Section 6.1 (Gap Approval) of the Agreement (the Base Transition Plan and Completed Transition Plan will be referred to collectively as the “Transition Plan”).

1.2	Scope of Services. This document will in no way alter the scope of the Services delivered or requirements of either Party detailed within this contract.

1.3	Precedence of Obligations. The Parties acknowledge that certain obligations may be set forth in both this Exhibit D.15 and elsewhere in the Agreement, and that in the event of a conflict, such conflict shall be resolved in accordance with Section 46.1 (Conflict Between Agreement and Exhibits) of the Agreement.

1.4	Section References. Unless otherwise specified, Section references in this Exhibit D.15 refer to the Sections of this Exhibit D.15.

1.5	Definitions. Capitalized terms used and not otherwise defined in this Exhibit D.15 have the meanings given them in the Agreement.

1.6	Attachments. The following attachments are hereby incorporated into this Exhibit D.15 by reference:

Attachment A:	Global Transition and Transformation Architecture
Attachment B:	Project Definitions Report Template

2.	Transition Overview

2.1	Transition Services. Transition Services provided by Supplier are designed to provide an integrated approach that will define and manage the overall transition process according to Gap’s business needs, enabling the flexibility to address changing business demands while services are being transitioned to Supplier. This integrated approach is intended to:

(a)	Minimize disruptions to ongoing business operations and Projects through careful planning and task management by experienced project management specialists and the use of automated tools and methodologies to make and track changes.

(b)	Enhance identification and management of operational and Project risks by supporting multithreaded lines of communication within the Supplier Transition Team and between Gap and Supplier transition focal points;

Exhibit D.15	Gap/IBM Confidential and Proprietary Information	Page 1

(c)	Complete transition/transformation objectives within the scheduled timeframe by effective planning, using experienced managers, and supporting the effort with proven tools and methodologies; and

(d)	Provide for the security of Gap information assets during the Transition.

2.2	Global Transition and Transformation Architecture. Supplier will use a proven methodology called the “Global Transition and Transformation Architecture” attached hereto as Attachment A as the approach for executing the Gap Transition.

2.3	Transition Process. The following diagram depicts Supplier’s transition processes.

*

Figure 1. Transition process

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.15	Gap/IBM Confidential and Proprietary Information	Page 2

This following diagram depicts Supplier’s transition timeline:

*

2.4	Transition Planning Control and Communications

(a)	The Transition Project Management Team will be responsible for effective planning of the Project. This will be done with the use of an electronic engagement project control book. Access to this control book is given to the incoming transition and steady state teams as they are brought on board, facilitating effective communication and knowledge transfer.

(b)	The Transition Project Managers team will meet on a weekly basis to review all of the incoming Projects and, with the assistance of the project management resource leads, assign the available and appropriate Project Managers to the individual Projects.

2.5	Engagement Knowledge Transfer

(a)	The Transition Team will work directly with the engagement team to facilitate the transfer of knowledge to the transition and steady-state delivery teams. Tools and processes to be used will include:

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.15	Gap/IBM Confidential and Proprietary Information	Page 3

(i)	Use of the Transition Project Control Book (“PCB”) throughout the transition and into steady-state. The PCB is a repository of:

(1)	Supplier transition best practices, tools and methodologies;

(2)	information provided by Gap;

(3)	documentation that has been developed over the course of the engagement; and

(4)	contract documentation.

(ii)	Analyze the data received from Gap to validate baselines

(iii)	Run tools on selected systems to pull technical detail needed for more in-depth analysis and verification

(b)	The engagement team will remain on board until the Delivery Transition Team and Gap’s Infrastructure Partnership Executive and Gap’s Transition Manager agree in writing that all knowledge has been transferred and that the engagement team is no longer needed in support of Gap.

2.6	Transition Kick-Off Meeting

The Transition Kick-Off meeting will:

(a)	Review the methodology for managing the Gap Transition Project.

(b)	Define governing principles for all Transition Team Members, including culture, communication principles, Gap’s Purpose, Values and Behaviors and Code of Vendor Conduct.

(c)	Train the Transition Team on the implementation and usage of the appropriate tools.

(d)	Review the project control book rules, project plan templates, Project Definition Report (“PDR”) attached hereto as Attachment B templates, customer organization charts and general rules of engagement for the team. This will also include an indoctrination of the Gap culture and guidelines.

2.7	Transition High Level Planning Session

(a)	Conduct a two day planning session with the Transition Team. Such session will be used to:

(i)	develop high level Microsoft Project Plans that identify the key milestones and timeframes for the technical solution of the Project;

(ii)	Review the overall Project architecture with the Transition Team;

Exhibit D.15	Gap/IBM Confidential and Proprietary Information	Page 4

(iii)	develop a list of dependencies within each Project and sub-project; and

(iv)	work with the Gap Transition Team to:

(1)	review the work that has been done to date;

(2)	meet the incoming Transition Sub-Project Managers and technical team leads;

(3)	schedule follow on meetings;

(4)	begin planning detailed technical planning sessions; and

(5)	define roles and responsibilities.

(b)	Create PDRs for each sub-project.

(i)	Each PDR will consist of:

(1)	single document summarizing the Project;

(2)	high level executive document;

(3)	basis for management decisions;

(4)	confirmation of the objectives and feasibility of the Project; and

(5)	communication vehicle for Project scope and management system expectations.

(ii)	Each PDR will be used:

(1)	as a definitive statement of the Project scope, deliverables and completion criteria;

(2)	to identify high level Project schedule/milestones;

(3)	as a basis for detailed planning;

(4)	as a vehicle to communicate scope and expectations to team;

(5)	as a Project description, useful when transferring ownership of the Project;

(6)	as an aid to communication both within and outside the Project;

(7)	to confirm the commitment of the sponsoring executive to the Project; and

Exhibit D.15	Gap/IBM Confidential and Proprietary Information	Page 5

(8)	to confirm the commitment of the delivery organizations to the Project;

(iii)	This document will be further developed and formally agreed to and signed off by the sub-project Gap counterparts.

2.8	Technical Discovery

(a)	The Sub-Project Managers will have begun staffing their technical subject matter experts in early January. These resources will be the technical team that will assist with the transition activities in delivering the tasks that are agreed to in the Project plans. These teams will begin meeting with the steady state counterpart teams to further understand their technical environments and to clarify technical areas that are still unclear after the engagement turnover. This process is key to planning the detailed transition and transformation Project schedules. We will request to begin this process following the week of Engagement hand over, transition kick-off and High Level planning sessions.

2.9	Detailed Technical Planning Sessions

(a)	The detailed technical planning sessions are conducted after the technical discovery phase. These planning sessions review all the data that has been collected or validated and enables the Transition Team to build their detailed and final technical transition plans. Depending on the discovery and the amount of work to be done, this process could take as much as a week or several weeks to complete. During this time the Project Managers will be working with their Gap counterparts as the detailed plan is being developed. This process assures that the Gap counterparts are comfortable that all areas agreed to in the Project Definition Report are indeed being captured in the detailed plan and are in agreement with the level of detail and timeframes for implementing the Projects. A formal sign off will be expected by the Gap Sub-Project Manager before beginning the transition phase.

(b)	Detailed Statements of Work for each of the Transition/Transformation Projects described in Exhibit D.4 (Transition/Transformation Projects Overview) of the Agreement shall be completed during the Transition Period.

3.	Transition Management

3.1	The Transition and Transformation Projects will be managed in a manner to provide consistent delivery of Services for both ongoing business operations and Projects and achieve the goals of the Projects.

(a)	A Supplier Overall Technical Transition Manager will be in charge of these two technical Projects. Said person will be accountable to the Transition Integration Manager for the first six months which will be the length of the Transition. Reporting to the Overall Technical Transition Manager will be a Transformation Manager who will continue to manage to the Transformation Projects until completion of the Transformation, as shown in the organizational charts below.

Exhibit D.15	Gap/IBM Confidential and Proprietary Information	Page 6

(b)	As the single point of contact for Gap during the Transition of these services, the Transition Integration Manager (“TIM”) will work closely with key Gap stakeholders and Transition participants to gain an understanding of the critical business requirements and properly integrate them into the Transition Plan. This process will include identifying specific risks and developing detailed mitigation plans which will become part of Supplier’s overall Transition Plan deliverable.

(c)	The TIM will report to the Supplier Outsourcing Relationship Executive. The sub-project transition managers will report to the Overall Technical Transition Manager (“OTM”). The sub-project transition managers will be responsible for managing all transition-related activities within, and overseeing their sub-projects. Subject matter experts (“SMEs”), required to implement the lower level tasks of the Project schedule, will report to each sub-project transition manager as necessary.

*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.15	Gap/IBM Confidential and Proprietary Information	Page 7

*

4.	Transition Processes

(a)	Supplier will implement standard processes and tools in managing the Gap Transition. Such processes include:

(i)	Transition Planning and Development Processes;

(ii)	Business as Usual (BAU) Support;

(iii)	Risk and Issue Management; and

(iv)	Knowledge Transfer.

(b)	The tools used in support of the Transition will include:

(i)	Microsoft Project 2000 or above.

(ii)	Status Wizard, a proprietary Supplier reporting tool which enables reports to be generated by the project managers, gathering information from the Project Control Book and the Microsoft Project tool. Reports that can be generated include:

(1)	Status Reports

(2)	Issues Reports

(3)	Change Reports

(4)	Internal or external versions

(5)	Or combinations of all of the above

4.1	Transition Planning and Development

There are three (3) Common Transition Components that Supplier will use for transition planning and development of the Transition Plan.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.15	Gap/IBM Confidential and Proprietary Information	Page 8

(a)	Transition Entry Criteria.

(i)	Transition will commence upon the Joint Announcement Date

(b)	Transition Deliverables. The Supplier key Transition Services work products are: [Agreed to Transition Deliverables are specified in Exhibit B.2 (Critical Deliverables) of the Agreement].

(c)	Transition Services Completion Criteria are:

(i)	Completion of the transition contractual Critical Deliverables as provided in Exhibit B.2 (Critical Deliverables) of the Agreement;

(ii)	Completion of other transition activities set forth in the Agreement;

(iii)	Completion of Critical Deliverables in accordance with the Completed Transition Plan schedule (Microsoft Project) unless mutually agreed otherwise; and

(iv)	Receipt of Gap’s final review and written Approval by Gap.

4.2	Business As Usual Support (BAU)

(a)	Service Commencement Readiness

(i)	Service Commencement Readiness will enable the Supplier delivery team to take ‘effective control’ of the Services on the day service delivery responsibility passes to Supplier, with minimal disruption to Gap’s business operations and Projects.

(ii)	Service Commencement Readiness overall objectives address those activities which cross the boundaries of the platforms providing an integrated approach to the deployment of processes, tools and knowledge transfer. These objectives include:

(1)	The timely transfer of knowledge transfer between the Gap and Supplier;

(2)	Identification and implementation of changes to Gap’s existing processes as a result of the Agreement to integrate the Supplier account delivery team and new organization structure;

(3)	Execution of the “Service Commencement Readiness” checklists so Supplier is positioned to take on and manage the Services on the Initiation Date; and

(4)	Monitoring the Services to track delivery results.

Exhibit D.15	Gap/IBM Confidential and Proprietary Information	Page 9

(iii)	The major activities of Service Commencement Readiness include:

(1)	Develop and review a “Service Commencement Readiness Plan” to coordinate with Gap and all the transition sub-project managers;

(2)	Determine staffing requirements to maintain Gap operations and meet Project deliverables at the current level of performance and plan for the transition of staff to meet steady state requirements;

(3)	Review and assess Gap’s IT Service Operations, Technical Processes, Business Processes, Operations Processes, and Tools across platforms;

(4)	Implement agreed upon changes to Gap’s operations, process and tools, which is completed based on review and concurrence from Gap;

(5)	Assess risk to identify any issues and risks to Supplier in the delivery of Gap’s IT and or Business support services, from the Reference Date and implementation of the Transition Plan;

(6)	Conduct an orderly staff and knowledge transfer from Gap to Supplier;

(7)	Identify and baseline all existing service, management and operational reporting; and

(8)	Conduct a “Service Commencement Readiness Review” prior to service cut over to ensure Supplier Account team is positioned to take-on the Services.

(b)	IT Infrastructure Readiness

(i)	The IT Infrastructure Readiness work stream will verify that the technical environment necessary for the Service Delivery team to perform their roles is in place and ready for use. The major activities of IT Infrastructure Readiness include:

(1)	Review and assess Gap’s IT service operations, processes and tools to determine their viability as the “interim” tools and processes until the Transformation activities are complete;

(2)	Implement agreed upon changes to Gap’s operations, process and tools to provide for the interim solution or continue to operate in Business As Usual (BAU) mode until the Transformation activities are complete; and

Exhibit D.15	Gap/IBM Confidential and Proprietary Information	Page 10

(3)	Perform a gap analysis of Service Level, management and operational reporting baseline and process in order to define requirements for contracted Service Level and management reporting.

(ii)	Implement the required interim contractual Service Level, Management and Operational Reporting process.

(iii)	Resolve and document all data sources required to support Service Level commitments as specified in Exhibit B.1 (Service Level Matrix) of the Agreement.

(iv)	Resolve applicable presumptive Service Level targets as specified in Exhibit B (Service Level Agreements) of the Agreement.

4.3	Transition Management Processes

The Supplier Transition Project Office manages and controls all transition/transformation sub-projects. The deliverables of the transition office are a working physical office with equipment, facilities and staffing necessary to support the transition project managers and the sub-project teams, and an operating transition project management system that includes:

(a)	Risk/Issue Management:

(i)	Risk identification workshops will be conducted at an early stage, in order to identify, analyze, rate and eliminate risks. An owner will be assigned to each identified and rated risk; the owner is responsible for risk mitigation. Risk and Issues Management is an integrated essential part within all transition/transformation sub-projects.

(ii)	Any Supplier or Gap team member may identify issues and risks. Risk identification sessions will be run during sub-project set up. Representatives from all parts of the Transition Team will participate in mitigating and containing the risks.

(iii)	Each risk will have a named owner who will be responsible for the containment actions. The transition office will maintain a risk log and run regular risk reviews. Risk management will be an agenda item for all transition reviews.

(iv)	The objective of the Transition Risk and Issue Management Process outlined below is to:

(1)	Facilitate the mitigation of transition risks or the resolution of Transition issues;

(2)	Control and coordinate transition risks and issues;

Exhibit D.15	Gap/IBM Confidential and Proprietary Information	Page 11

(3)	Encourage transition risks and transition issues to be raised by providing a visible tracking system; and

(4)	Communicate the mitigation or resolution to affected areas.

(v)	Responsibility for raising risks and issues

(1)	It is the responsibility of everyone involved in the Transition, both Gap and Supplier, to raise risks or issues as they become aware of them. These should be flagged through the appropriate Risk and Issue Management Process where they will be either accepted and managed, or rejected and logged as such.

(vi)	Risk and Issue Management Process Ownership

(1)	The Risk and Issue Management Processes are owned jointly by the Gap and Supplier Transition Project Managers. It is their responsibility to ensure that risks and issues are being properly managed within the Transition Project. The Supplier Transition Manager will retain control of the Transition Risks & Issues Log.

(2)	Shared transition issues and risk reports will be created and placed on the shared Transition Project Control Book by Transition Office. These reports are the outcome from the monthly transition status meetings containing agreed issues and risks to focus on.

(3)	Although the Gap and Supplier Transition Managers own the Transition Risk and Issue Management Process, it is the responsibility of the individual sub-projects to ensure that risks and issues are being identified, logged, actioned and progress reported at the appropriate level. Support in doing this will be provided by both the Gap and Supplier Transition Office functions.

(vii)	Issue and Risk Management Process

(1)	This process refers only to the management of transition level risks and issues: Transition risks and issues are to be captured on the Supplier PCB database and managed via Supplier’s standard risk and issue management processes. However, any risks or issues that are managed through this mechanism must be reviewed regularly internally within Supplier, to ensure that any Project level risks or issues are identified and reported appropriately. Any risks or issues requiring escalation enter the Transition Risk and Issue Management Process at Step “Initiate Issue or Risk” below, as would any new Transition Risk or Issue.

Exhibit D.15	Gap/IBM Confidential and Proprietary Information	Page 12

(viii)	Initiate Issue or Risk Communication

(1)	On the initial identification of an issue/risk, the originator is required to communicate the issue/risk to the Supplier project manager of the project affected. The Supplier project manager reviews the issue/risk to determine how it should be handled. If it is defined as an issue/risk, or the project manager cannot resolve whether or not it is an issue/risk, then the issue/risk is logged in the PCB database.

(ix)	Issue and Risk Approval

(1)	Supplier Transition Manager and Supplier Project Office Manager will on a weekly basis process all open Supplier Project issues and risks for actions to be taken. Similar activities are processed between Gap Transition Manager and Gap Technical Transition Manager for Gap Project issues and risks. In these meetings mediation are discussed and owners are allocated for action. Furthermore possible new risks and issues are identified and evaluated as either internal or shared Transition Project risks or issues. Shared issues and risks are input to the weekly transition status meetings.

(x)	In the transition status meeting, Supplier and Gap will agree upon:

(1)	Risks and issues to be shared at Project level

(2)	Issue actions

(3)	Issues to close

(4)	Risks to mitigate

(5)	Risks to close

(xi)	Issue and Risk Resolution

(1)	In the transition status meeting, Supplier and Gap will give status on open Transition Project issues and risks and agree upon resolution.

(2)	After resolution the Issue and Risk will be agreed closed and removed from the shared issue and risk log by Supplier Transition Manager.

(3)	Once a resolution to an issue or risk has been identified, it is important that the resolution is communicated to the appropriate levels and Projects.

Exhibit D.15	Gap/IBM Confidential and Proprietary Information	Page 13

(xii)	Monitor and Report Issues and Risks

(1)	Responsibility for all ongoing monitoring and reporting of issues and risks ultimately lies with the Transition Sub-Project Managers from Gap and Supplier.

(b)	Change Management

(i)	Early in the Transition, Supplier and Gap will define a specific change management procedure for the Transition Plan. Should the Transition Team, Day-One Readiness Assessment, or other business or technology changes require a change to the Transition Plan, Supplier and Gap will engage Supplier’s mutually agreed-upon change management procedure for the Transition Plan. The changes approved through this procedure will then be incorporated and a new Transition Plan schedule produced.

(ii)	Changes to contract content or service scope may be identified at any time by a Supplier or Gap team member. Each change will be logged and be taken to the Transition Integration Manager for categorization. The Project Office will maintain a change log and run regular change reviews. Change management will be an agenda item for all transition reviews.

(c)	Electronic Project Control (PCB)

(i)	Supplier will establish * where both Gap and Supplier Transition Management will manage the following via the PCB:

(1)	Transition Management Standard Process & Procedures

(2)	Contact List & Organization

(3)	Communication Management

(4)	Calendar

(5)	Meetings Agenda & Minutes

(6)	Action Item Management

(7)	Dependency Management

(8)	Issue Management

(9)	Change Management

(10)	Risk Management

(11)	Status Reports

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.15	Gap/IBM Confidential and Proprietary Information	Page 14

(12)	Integrated Schedule

(13)	Completion Criteria

(d)	Transition communication management

(i)	Supplier will manage the tools, reports, and meeting structures to effectively communicate with the required Gap transition personal. This communication is especially critical during the transition period. The Supplier Transition Integration Manager and the Overall Technical Transition Manager will provide the transition teams with defined processes for status meetings, reports.

(ii)	Regular and frequent communications will be set up in order to exchange information regarding the progress of the activities being undertaken during the transition period. A completion review will be set up to provide confirmation that all activities and deliverables have been successfully completed.

4.4	Knowledge Transfer

(a)	Engagement Knowledge Transfer

(i)	Each Party to identify individuals to participate in knowledge transfer.

(ii)	Implement joint meetings between the Transition Leadership team and the Engagement team to gain familiarity with Gap’s business, objectives of transition, technical solution, identified issues and mitigations, the financial plan, as well as other areas. The goal during this period is to give the incoming Transition Leadership team the opportunity to take advantage of the Engagement team knowledge that they have developed over the course of the engagement.

(iii)	Utilize the engagement team knowledge database, throughout the transition and into steady state. This is a repository of information that the engagement team has put in place to store documentation from Gap documentation that has been developed over the course of the engagement and contract documentation that is developed.

(b)	Technical Knowledge Transfer

(i)	The objective of Knowledge Transfer is to capture, preserve and exchange both process and transactional knowledge relating to the identified Gap functions transitioning to the Supplier service centers.

(ii)	To develop the Project schedule, the transition team will work with Gap technical personnel during the first month after the contract signing to better understand, at a technical level, the processes and technical architecture of the existing environment.

Exhibit D.15	Gap/IBM Confidential and Proprietary Information	Page 15

(iii)	Supplier’s processes focuses on capturing and preserving key process and systems knowledge through standard documentation, work shadowing, and validation reviews. Supplier employees will travel to Gap facilities to work directly with the Gap employees currently performing the Services. Detailed activities within the transition plan are developed for each process area and will be monitored by the Gap and Supplier transition managers to promote a successful transition.

(iv)	A key input into our transition planning of the service work stream is the current level of process documentation. In our planning we have assumed a standard level of documentation of process maps, training material and desktop procedures as well as access to the incumbent Subject Matter/Process Leads in Gap.

(v)	Current process documentation will be reviewed and updated as necessary to reflect the new delivery model. This documentation will be converted to Supplier knowledge transfer standards to enable process compliance and verify that all affected job roles are equally documented. During the knowledge capture phase in the transition, Supplier will:

(1)	document processes to provide the Services using flowcharts reflecting the high-level responsibility and location split for the process.

(2)	document all procedures, activities and system transactions to provide the Services on a sub-process level in the form of operational handbooks.

(3)	Supplier and Gap personnel will review and approve this documentation.

(vi)	For mainframe, server and network operations migration, transition resources shadow the existing operation for a period of time, in order for the new support team to understand the existing practices and procedures. Where possible, Supplier will have these resources on site at Gap, sitting with the existing teams performing the work. Where this is not possible, we will set up a virtual shadowing via available electronic communications tools. This will allow the remote teams the ability to view console operations and what actions are being taken by the existing operation staff.

Exhibit D.15	Gap/IBM Confidential and Proprietary Information	Page 16

5.	Transition Timeline (By Service)

(a)	These activities will be controlled as Sub-Projects. A transition manager will be assigned to manage each Project listed below. A Transition Integration Manager (TIM) will be assigned the responsibility for the Transition Services.

(b)	Transition managers will be responsible for tracking their respective transition activities, dependencies, and milestones. They will operate in accordance to the standards and policies established during the contract startup period. Transition sub-projects will be tracked using Microsoft Project (unless otherwise agreed to).

(c)	Transition sub-projects will be divided into the following components:

(1)	Human Resources Transition Services as set forth in Exhibit H (Human Resources) to the Agreement and the *.

(2)	Cross Functional Services as set forth in Exhibit A.2 (Cross Functional Services) to the Agreement and the *.

(3)	End User Support Services as set forth in Exhibit A.4 (End User Support Services) to the Agreement and the *.

(4)	Help Desk and the *

(5)	Server/Mainframe Support Services as set forth in Exhibit A.6 (Server Services) to the Agreement and the *.

(6)	Network Services (WAN, LAN, Voice, Data, Network Operations) as set forth in Exhibit A.5 (Managed Network Services) to the Agreement and the *.

(7)	Store Services as set forth in Exhibit A.3 (Store Services) to the Agreement and the *.

(d)	A dedicated Supplier Transition Team will work closely with Gap management to enable effective communication and completion of transition activities. During this time, Supplier will validate support estimates and further refine the operating model. The Transition Services shall result in stable support processes and Service Levels.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.15	Gap/IBM Confidential and Proprietary Information	Page 17

(i)	The Supplier Transition Team, working with Gap subject matter experts and management will execute the following activities:

(1)	Review and evaluate existing Gap processes; identify gaps, develop a plan for the tailoring and integration of Supplier’s process into a process model for Gap;

(2)	Develop Transition Plan dependencies including predecessor dependencies related to Projects, Initiatives and Projects as specified in Exhibit D.3 (Ongoing Projects (In Flight)) of the Agreement and supporting with the Services current Gap business initiatives;

(3)	Implement delivery processes, (e.g., service request/work order, production change, problem management) in concert with other Supplier towers per agreed to schedule.

(e)	Account Financial Management Start Up.

Supplier shall establish the financial management processes, administrative procedures and financial controls necessary for the effective management of the contract.

(i)	How Services Will Transition From Gap to Supplier. Major activities of starting up the account financial management processes include:

(1)	Setup Program office for the establishment of contract financial administration;

(2)	Setup and implement billing and discrepancy reconciliation processes;

(3)	Establish Non-Recurring Initiatives approval processes.

(4)	Manage the credit process during transition for Statements of Work, the crediting of Gap for any prepaids, or unused ELA credits;

(5)	Setup and implement sales tax process;

(6)	Conversion from Gap to Service Delivery Center of in-scope contracts: Supplier leases, Supplier hardware and software maintenance, and other Supplier Services;

(7)	Review and set up necessary business controls requirements; and

(8)	Conduct transition financial support close out.

Exhibit D.15	Gap/IBM Confidential and Proprietary Information	Page 18

(f)	Program Communication Transition Plan: Supplier shall establish under the program communication Project the following objectives:

(i)	Communication to Gap IT users and management the nature of the outsourcing contract and level of contracted Service that Supplier will deliver.

(ii)	Management of pre-contract, and contract commencement communications.

(iii)	Set up of communication infrastructure, ownership, and management processes for the steady state operations.

(iv)	How Services Will Transition From Gap to Supplier. This Project will address the following areas:

(1)	Communication scope, objectives, and implementation strategy;

(2)	Pre-contract communication activities;

(3)	Contract commencement communication activities;

(4)	Executive management communication process;

(5)	Senior management communication process;

(6)	Operations management process;

(7)	Employee (Gap, Supplier) communication process; and

(8)	Communication management archive system.

5.1	Human Resources Transition Services

(a)	Human Resources Transition

(i)	Human Resource Transition objectives. As part of the human resources transition project Supplier shall put in place the staffing necessary for service delivery. The staffing shall be comprised of staff transferred directly from Gap, existing Supplier employees and possibly contractors. The staffing mix shall be designed to comply with legal requirements and to provide the skills necessary to enable the transformation of the IT processes. Supplier’s human resources project responsibilities include:

(1)	Provide for continuity of service;

(2)	Retain key skills;

(3)	Formulate a transition strategy (HR and Communications);

Exhibit D.15	Gap/IBM Confidential and Proprietary Information	Page 19

(4)	Develop a plan to help any employees hired from Gap make a smooth transition to Supplier;

(5)	Manage ongoing activities to effectively integrate new and transferring employees into Supplier;

(6)	Create an environment where employees feel they are valued members of the Supplier team and understand their new roles in delivering contracted services; and

(7)	Ensuring that all existing Supplier employees engaged in transition or steady state activities are familiar with Gap culture, Purpose, Values and Behaviors, Code of Vendor Conduct, safety and other applicable policies.

(ii)	How Services Shall Transition From Gap. During the pre-transition planning phase, an Supplier HR transition team shall be assigned to support the HR transition activities, including communications and Change Management support. The HR Transition Managers shall remain fully assigned to the Gap Transition Services until the Transition Services are complete. The following is an initial perspective of Supplier HR transition process, which shall be further customized to address the specific requirements associated with Gap service delivery and with transferring staff from Gap:

(1)	Develop an employee communications strategy;

(2)	Outline the employment/transfer process and timeline;

(3)	Determine positions to be filled through external recruiting;

(4)	Develop approach to manage contractors transferred;

(5)	For transferred / hired employees:

(a)	Introduce prospective employees to Supplier;

(b)	Conduct HR benefits briefing;

(c)	Introduce the Supplier employment/transfer process;

(d)	Conduct employee / manager discussions (transferred employees) and selection interviews (external hires);

(e)	Complete HR administrative processing (Payroll, pre-employment paperwork, Supplier serial number setup);

(f)	Complete benefits enrollment;

Exhibit D.15	Gap/IBM Confidential and Proprietary Information	Page 20

(g)	Complete employee badging;

(h)	Complete employee orientation (e.g., “Your Supplier”, time & expense management, “Fast Break for Managers”); and

(i)	Conduct welcome events for new employees.

(6)	Assess, design, and manage employee cultural change activities to integrate existing Supplier staff and newly transferred / hired staff and establish the culture necessary to enable Service delivery and IT process transformation.

(7)	The Parties will assess, design, and manage Gap and Supplier employee work impact activities to clearly define any changes required through transition. Although it is not specifically intended to change significantly any of the operations of Gap or Supplier during operations, management processes will be put in place for contemplation of these issues should they arise.

(iii)	Resources Required From Gap. Identify tasks required by Gap HR focal person and Assess level of participation required by Gap HR focal person to work with Supplier on HR related communications and change management activities:

(1)	To consult with the Supplier HR lead on the list of Gap personnel transferring to Supplier under the Acquired Rights Directive and implementing national Law(s)

(2)	Announce the outsourcing arrangement to appropriate Affected Employees, and coordinate communications between Supplier and the Affected Employees

(3)	Provide HR information and essential Gap employee data to Supplier for employment consideration or service and benefits entitlement verification (for Transitioned Employees)

(b)	Work Place Services Transition:

(i)	Work place services transition provides the support infrastructure to enable Supplier employees, transferred Gap staff, and contractors to work productively.

(ii)	The tasks involved in this Project will include establishing and interfacing with existing Gap logistics structures in support of the Supplier transfer staff. Logistics tasks include:

(1)	Provide interim and long-term connectivity solutions for hired employees;

Exhibit D.15	Gap/IBM Confidential and Proprietary Information	Page 21

(2)	Provide new employee training for Transitioned Employees on Supplier tools and culture through classroom, on-line, and computer-based training;

(3)	Provide Transitioned Employees with Supplier-approved communications tools including * (where appropriate), *;

(4)	Provide all updated contact information to Gap for publication in internal directories and phone lists.

(5)	Identify and implement administrative support processes per contractual requirements; and

(6)	Agree to a local Help Desk solution for Supplier staff working at Client locations and publish to transferred staff and heritage Supplier staff.

(iii)	Resources Required from Gap. Gap resources will be required to assist with:

(1)	Approval of the connectivity solution to allow transferred employees access to Supplier tools; and

(2)	Providing Gap office/facility management policies and code of conduct guidelines.

(c)	Management Systems Start Up:

Management systems start up is a very critical component for the outsourcing account team to maintain the communication, customer relationship, and customer satisfaction. This Project will be responsible for the establishment of various businesses processes needed to facilitate the management of the services provided to the agreed levels.

(i)	How Services Will Transition From Gap

(1)	Supplier will work with Gap to develop, modify, and jointly agree on the following business processes. During the transition phase we will implement Program Management Systems (PGMS) (e.g. contract change management, customer satisfaction, and risk management) processes that are validated and augmented to meet the requirements of the combined program office.

(2)	Once finalized and approved, the Supplier Transition Team will provide training on these processes to the appropriate Gap personnel and Supplier support team.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.15	Gap/IBM Confidential and Proprietary Information	Page 22

5.2	Cross Functional Services

(a)	Supplier will conduct technical discovery as described in the Section 2 (Transition Overview) above and will have personnel working with the Gap Cross Functional Services team to understand the current environment. Based on the engagement turnover and this discovery, the Cross Functional PM will begin developing the detailed transition plan to transition the Cross Functional Services to Supplier.

(b)	The transition will consist of activities such as:

(i)	Development and implementation of * reporting tool and all interfaces to other tools that are required for the purposes of supplying * with Reporting information.

(ii)	Deployment of *. This is a problem and change tool used with Supplier. A bridge will be built between * to provide problem and change capabilities to the Network Services team and the * Server Team.

(iii)	Logical Security

(1)	* of the systems and services in conjunction with Gap for authorized access

(2)	Provide * tools for Gap’s performance of userid administration for systems, data, software and networks for which supplier is responsible in compliance with the Procedures manual and maintaining such security and access control devices in proper working order.

(3)	Malware Protection

(a)	Installing, updating, implementing revisions to, operating and Maintaining Gap’s Approved security Software on all Equipment used to deliver or support the Services in accordance with the Procedures Manual

(b)	Update Malware Software as per Gap direction

(c)	Upon detection of Malware, taking immediate steps per the Procedures Manual to notify the Help Desk and Supplier; assessing the scope of damage; arresting the spread and progressive damage from the Malware; eradicating the Malware; and (to the greatest extent possible) restoring all data and Software to its original state.

(iv)	Disaster Recovery

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(1)	Disaster Recovery will be handled *.

(2)	Coordinate with BCRS all changes to the Disaster Recovery requirements and processes

(3)	Maintain and update Gap’s disaster recovery plan as necessary

(4)	Document the manner and procedures by which the supplier shall perform backups and provide Disaster Recovery Services

(5)	Coordinate Disaster Recovery tests with Gap as appropriate

(v)	* Problem, Change, Asset Management

(1)	Develop/refine or document process for the following:

(2)	Change Management Process

(3)	Coordination of 3rd Party vendors as required for Changes

(4)	Change Control Procedures documented

(5)	Oversight of Changes

(6)	Representation on Change Management Board

(7)	Problem Management Process

(8)	Asset Management Process

(9)	* Support Processes

(vi)	Incident and Problem Management

(1)	Develop/refine or document processes for the following:

(a)	Incident Management

(b)	Problem Management

(vii)	Testing Center Services

(1)	Develop/refine or document processes for the following:

(a)	Requirements gathering for test environments

(b)	Process to manage test environments

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.15	Gap/IBM Confidential and Proprietary Information	Page 24

(c)	Scheduling the test environment

(d)	Maintaining test tools inventory

(e)	*

(viii)	Service Request Process

(ix)	Process and Procedures Manual

(1)	Develop Process and Procedures Manual working with all Sub-Projects to gather input to the manual

(2)	Provide Gap with Draft Process and Procedures document table of contents

(3)	Provide Gap with final Process and Procedures manual for review and acceptance.

(4)	Maintain changes to the Process and Procedures manual through the change management process and review on an agreed upon schedule with Gap to maintain currency

(x)	Performance Management

(1)	Develop Processes for Proactive Performance Management

(2)	Implement Tools where necessary, such as * to give capabilities to monitor performance and act proactively

(c)	Supplier Management Transition:

(i)	Supplier management involves the activities necessary to transfer administrative and/or financial responsibility of in-scope third party contracts, as specified in Exhibit D.8 (Existing Agreements) of the Agreement, from Gap to Supplier.

(ii)	Supplier will review the contractual agreements Gap has in place with their in-scope Third Party suppliers during the Transition Period. As a part of this review Supplier will:

(1)	Examine terms regarding access to Third Parties, termination, penalties, price, scope

(2)	Assume responsibility for the determination, notification and management of any changes in contract terms

(iii)	Supplier will act in accordance with its responsibilities set for in the Financial Responsibility Matrix.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.15	Gap/IBM Confidential and Proprietary Information	Page 25

(1)	Develop a Gap/Supplier supplier communication plan;

(2)	Provide a procurement focal point to affected suppliers; and

(3)	Manage the suppliers and pay their invoices

5.3	End User Support Services

(a)	Supplier will conduct technical discovery as described in the page above and will have personnel working with the Gap End User Support team to understand the current end user support environment. Based on the engagement turnover and this discovery, the End User Support PM will begin developing the detailed transition plan to transition the End User Support Services to Supplier.

(b)	The transition will consist of activities such as:

(i)	Develop Responsibilities Matrix for End User Support team

(ii)	Staffing for Transition and Steady State (where required)

(iii)	Establish necessary reports as described in Exhibit B.1 (Service Level Matrix) of the Agreement

(iv)	Provide Process data for Process and Procedures Manual

(v)	Conduct Asset Management Inventory

(1)	In * Physical Locations

(2)	* will be sent to smaller locations in the US

(3)	* will be sent to international locations

(4)	Provide Help Desk support

(5)	Access to Asset Management Database for the purpose of verifying asset management information with end users

(vi)	Perform IMAC upon notification of IMAC ticket

(vii)	IMAC Coordination relocation to *

(1)	Access to Supplier * Network

(2)	Infrastructure set up for Hardware, Telephony, and Space

(3)	Staffing

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.15	Gap/IBM Confidential and Proprietary Information	Page 26

(4)	Develop/Refining or documenting processes with the Gap retained organization such as:

(a)	Hardware depot processes

(b)	Site Preparation Process

(c)	Pre-Delivery Process

(d)	Communications processes

(e)	Escalations Process

(f)	3rd Party Interface processes

(g)	Cascading Process

(viii)	Provide Level 2 onsite support

(ix)	Develop process and deploy spares inventories provided by Gap

(x)	Develop/refining or documenting processes such as:

(1)	Communications Processes

(2)	Escalation Processes

(3)	Incident and Problem management

(4)	Onsite warranty repair

(5)	Out of warranty service repair

(6)	Pre-Delivery Preparation Process

(7)	Tier 2 and 3 deskside support

(8)	Refresh Support Process

(a)	Procurement Process for ordering Desktop Equipment through * tool

(b)	IMAC Process

(c)	Inventory Process

(d)	Staging Process

(e)	Image Management Process

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.15	Gap/IBM Confidential and Proprietary Information	Page 27

(f)	Disposal Process

(g)	Data Migration Process

(h)	End User Acceptance Process

(9)	Asset Management Tools and Processes

(a)	* process and tool training

(b)	* process and tool training

(c)	Asset Center process and training (if required)

(xi)	Workstation Engineering

(1)	Work with Gap to define, update standards and publish standards to user community.

(xii)	Provide Software Distribution services from *

(1)	Access to Supplier * Network

(2)	Infrastructure set up for Hardware, Telephony, and Space

(3)	Staffing

(4)	Develop/Refining or documenting processes such as:

(5)	Development of Desktop software Images as per Gap direction to includes *

(6)	Manage and Administer the existing software distribution system

(7)	Manage and Administer the Software Distribution Processes

(a)	Packaging, Scheduling and Distributing

(b)	Update the Asset Management database as appropriate

(xiii)	Training

(1)	* Tools

(2)	Problem & Change Management

(3)	Escalation Processes

(4)	Processes as described above

(5)	Diagnostic tools

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.15	Gap/IBM Confidential and Proprietary Information	Page 28

5.4	Help Desk Services

Supplier will conduct technical discovery as described in the page above and will have personnel from * working with the Gap Help Desk to understand the current environment. Based on the engagement turnover and this discovery, the * will begin developing the detailed transition plan to relocate the Help Desk as well as developing the Project Definition Report.

(a)	The Transition will consist of activities such as:

(i)	Infrastructure build out in *

(1)	Telephony, Workstations, Space

(ii)	Staffing of personnel in *

(iii)	Establish necessary reports as described in Exhibit B.1 (Service Level Matrix) of the Agreement

(iv)	Transfer of Knowledge database from Gap to Supplier

(v)	Develop required processes including:

(1)	Escalation Process

(2)	IMAC Processes

(3)	Password resets

(4)	Level 2 and 3 support processes

(vi)	Training of Infrastructure tools and processes, such as:

(1)	* Problem and Change Management processes

(2)	Mainframe Processes

(3)	Midrange Processes

(4)	Exchange/Domino Processes

(5)	Gap Off-the shelf tools

(6)	Remote takeover tools that will be introduced to Gap employees

(7)	Training on self-help tools

(8)	Training on Gap desktop build

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.15	Gap/IBM Confidential and Proprietary Information	Page 29

(vii)	Access to Asset Management database

(viii)	Knowledge Transfer from Gap to Supplier

(1)	Shadowing by bringing resources from * to the US to sit with Gap Help Desk personnel

(ix)	Gap Culture Training

(x)	Pilot pre-cutover

(1)	Command Center in place

(xi)	Cutover to production

5.5	Server Services

(a)	Mainframe Transition

(i)	Supplier will conduct technical discovery as described in the page above and will have personnel from * working with the Gap Mainframe support team to understand the current environment. Based on the engagement turnover and this discovery, the Mainframe PM and * Mainframe PM will begin developing the detailed transition plan to relocate the Mainframe services as well as developing the Project Definition Report.

(ii)	Tape Management and Print will remain in the *.

(iii)	The transition will consist of activities such as:

(1)	Develop Responsibilities Matrix between * and *

(2)	Staffing in * for Transition and Steady State

(3)	Establish necessary reports as described in Exhibit B.1 (Service Level Matrix) of the Agreement

(4)	Develop/refining or documenting processes such as:

(a)	Communications Processes

(b)	Escalation Processes

(c)	Batch Processes

(d)	Performance Management

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(e)	Capacity Management

(f)	Configuration Management

(g)	Storage Management

(h)	Tape management

(i)	Asset Management

(j)	Off-Site Storage

(k)	Disaster Recovery

(l)	Incident and Problem management

(m)	Tier 2 and 3 Help Desk support

(n)	Print Management

(5)	Provide Process data to Process and Procedures Manual

(6)	Training

(a)	* Tool

(b)	Problem & Change Management

(c)	Escalation Processes

(d)	Monitoring tools

(e)	Batch and Scheduling

(f)	Disaster Recovery

(g)	Processes as described above

(7)	Infrastructure set up in *

(a)	Tools, Equipment, Telephony, Connectivity

(8)	Mainframe Support and Operations Transfer to *

(a)	Knowledge Transfer of Operations

(b)	Knowledge Transfer of Batch and Scheduling

(c)	Knowledge Transfer of Capacity and Performance

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(d)	Knowledge Transfer of Backup and Recovery

(e)	Knowledge Transfer of Disaster Recovery

(f)	Knowledge Transfer of Database Management

(9)	* Connectivity

(a)	Provide high speed network connectivity between Supplier’s location in * and * data center, allowing Supplier’s various support locations, such as *, to connect into the Gap network and then into the appropriate servers, storage or other equipment as needed. The connectivity into * is within a private network within Supplier.

(b)	Midrange Transition

(i)	Supplier will conduct technical discovery as detailed in the Transition plan and will have personnel from * working with the Gap Midrange team to understand the current environment. Based on the engagement turnover and this discovery, the Midrange PM and * Midrange PM will begin developing the detailed transition plan to relocate the Midrange services as well as developing the Project Definition Report.

(ii)	Tape Management and Print will remain in the *.

(iii)	The transition will consist of activities such as:

(1)	Develop Responsibilities Matrix between * and *

(2)	Staffing in * for Transition and Steady State

(3)	Establish necessary reports as described in Exhibit B.1 (Service Level Matrix) of the Agreement

(4)	Develop/refining or documenting processes such as:

(a)	Communications Processes

(b)	Escalation Processes

(c)	Batch Processes

(d)	Performance Management

(e)	Capacity Management

(f)	Configuration Management

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(g)	Storage Management

(h)	Tape Management

(i)	Asset Management

(j)	Off-Site Storage

(k)	Disaster Recovery

(l)	Incident and Problem Management

(m)	Tier 2 and 3 Help Desk Support

(n)	Print Management

(o)	File Management

(p)	Directory Services and Network Based Appliances

(5)	Provide Process data to Process and Procedures Manual

(6)	Training

(a)	* Tool

(b)	Problem & Change Management

(c)	Escalation Processes

(d)	Monitoring tools

(e)	Batch and Scheduling

(f)	Disaster Recovery

(g)	Processes as described above

(h)	Performance and Capacity tools *

(i)	Diagnostic tools

(7)	Infrastructure set up in *

(a)	Tools, Equipment, Telephony, Connectivity

(8)	Midrange Support and Operations Transfer to *

(a)	Knowledge Transfer of Operations

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(b)	Knowledge Transfer of Batch and Scheduling

(c)	Knowledge Transfer of Capacity and Performance

(d)	Knowledge Transfer of Backup and Recovery

(e)	Knowledge Transfer of Storage Management

(f)	Knowledge Transfer of San Environment

(g)	Knowledge Transfer of Disaster Recovery

(h)	Knowledge Transfer of File and Print Services

(i)	Knowledge Transfer of Electronic Data Warehousing

(j)	Knowledge Transfer of Exchange and Domino Environments

(k)	Knowledge Transfer of Equipment and Software Support

(l)	Knowledge Transfer of Messaging and email support and services

(m)	Knowledge Transfer as to other elements of the Services not included above

(9)	* Connectivity

(a)	Provide high speed network connectivity between Supplier’s location in * and * data center, allowing Supplier’s various support locations, such as *, to connect into the Gap network and then into the appropriate servers, storage or other equipment as needed. The connectivity into * is within a private network within Supplier.

(iv)	Transformation

(1)	Conduct a Phase one discovery of the Server Environment

(2)	Conduct a Phase two Application study of the server environment and develop a detailed approach to server/image consolidation

(a)	Develop a detailed Server Consolidation Transition Schedule

(3)	Build the base * infrastructure to support the transformation

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(4)	Consolidate the designated servers into fewer images and servers within the * environment

5.6	Network Services

(a)	Operations of the network infrastructure will be monitored from *. Supplier will conduct technical discovery as described in the Section 2 (Transition Overview) above and will have personnel working with the Gap Network Services Tower team to understand the current environment. Based on the engagement turnover and this discovery, the Network Services PMs will begin developing the detailed transition plan to transition the Managed Network Services to Supplier.

(b)	The transition will consist of activities such as:

(i)	Remote Monitoring and Operations from *

(1)	Develop Responsibilities Matrix between * and *

(2)	Staffing in * for Transition and Steady State

(3)	Establish necessary reports as described in Exhibit B.1 (Service Level Matrix) of the Agreement

(4)	Develop/refining or documenting processes such as:

(a)	Communications Processes

(b)	Escalation Processes

(c)	Performance Management

(d)	Capacity Management

(e)	Disaster Recovery

(f)	Incident and Problem Management

(g)	Tier 2 and 3 Help Desk Support

(5)	Provide Process data to Process and Procedures Manual

(6)	Training

(a)	* Tool

(b)	Problem & Change Management

(c)	Escalation Processes

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.15	Gap/IBM Confidential and Proprietary Information	Page 35

(d)	Monitoring tools

(e)	Disaster Recovery

(f)	Processes as described above

(g)	Performance and Capacity tools

(h)	Diagnostic tools

(7)	Infrastructure set up in *

(a)	Tools, Equipment, Telephony, Connectivity

(8)	Network Support and Operations Transfer to *

(a)	Knowledge Transfer of Operations

(9)	Knowledge Transfer of Capacity and Performance

(10)	Knowledge Transfer of Disaster Recovery

(11)	SNI Connectivity

(a)	Provide high speed network connectivity between Supplier’s location in * and * data center, allowing Supplier’s various support locations, such as *, to connect into the Gap network and then into the appropriate servers, storage or other equipment as needed. The connectivity into * is within a private network within Supplier.

(ii)	Wide Area Network Services (WAN)

(iii)	Remote Access Services

(iv)	Mobile Data Communications (Wireless services)

(v)	Internet access Secure Zone *

(vi)	LAN Services within the data centers

(vii)	Network Security

(viii)	Network Administration

(ix)	Standard Voice Services

(x)	Call Center Services

(xi)	Audio and Video Conferencing Services

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.15	Gap/IBM Confidential and Proprietary Information	Page 36

(c)	The Transformation will consist of:

(i)	Completed Transformation Plan for the * stores in 2006 and * stores in 2007

(ii)	Frame Relay to * within the store environments

(iii)	Installation of new Routers and Hubs where required

(iv)	Conversion of Voice lines with designated stores to take advantage of new network technology

(v)	Installation of * in Gap designated stores

6.	Gap Responsibilities

6.1	Key Gap Transition Responsibilities

(i)	Gap will make available the Project resources, as identified in this plan, to perform the Gap owned tasks.

(ii)	Gap will assess escalation approach for transition issues.

(iii)	Supplier will work in conjunction with Gap to conduct a comprehensive employee communications plan designed to educate its employees as to the new relationship with Supplier with regard to the Services.

(iv)	During the Transition Period, Supplier shall be granted access to Gap employees who hold vital job knowledge related to the Services which are critical to the success of the transition. Supplier’s request will be channeled through Gap Transition Managers.

(v)	Gap shall provide Supplier Transition and Service Delivery team with security access as needed to deliver the Services.

(vi)	Gap shall continue business as usual support until the Initiation Date.

(vii)	Gap will assign counterparts to the Supplier transition managers to form a joint Transition Control Board tasked with fostering a close collaboration throughout the Transition Period. Such an approach enhances communications; sets expectations, and provides the basis to tailor the Project plans to meet changing Gap business requirements.

(viii)	Complete Gap owned financial transition tasks and issues in a timely manner.

(ix)	Distribute/broadcast communications to Gap end users as appropriate.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.15	Gap/IBM Confidential and Proprietary Information	Page 37

(x)	Gap will comply with its obligations under the Agreement.

(xi)	Participate in connectivity testing as needed to mitigate disruption to service.

(xii)	Participate in requirements reviews of systems management controls procedures and approve or reject documents.

(xiii)	Participate in required training.

(xiv)	Participating in regular status, issue review meetings.

(xv)	Resources required from Gap. Gap resources shall assist Supplier with business processes and impacts, application knowledge, coordination of retained activities to provide a smooth and transparent migration of the Services. Required resources include:

(1)	A Gap Financial Manager shall be needed to work with Supplier as the focal person to perform the following tasks:

(a)	Provide sample documents and Gap requirements for billing;

(b)	Participate in and review the financial management processes related to billing and reimbursement;

(c)	Participate in weekly status meetings; and

(d)	Respond to financial related questions from Supplier.

(2)	A Gap communication focal person shall be needed to work with Supplier to perform the following tasks:

(a)	Identify audiences by target group; and

(b)	Review and approve or reject/update communication objectives, processes and frequencies.

(3)	A Gap vendor contract management focal person shall be needed to work with Supplier on business processes:

(a)	Provide existing Gap documentation related to the above business processes;

(b)	Review and approve or reject those joint business processes proposed by Supplier;

(c)	Participate in regular status, issue review meetings; and

(d)	Identify appropriate Gap stakeholders for these processes.

Exhibit D.15	Gap/IBM Confidential and Proprietary Information	Page 38

(4)	A Gap IT Security focal shall be needed to work with Supplier on the following security related activities:

(a)	Maintaining current security Service Levels for BAU with current support staff until cut over to Supplier;

(b)	Providing existing Gap security policy and internal security audit reports to Supplier;

(c)	Participating jointly with input and approval of *;

(d)	Providing Network and security architectural diagrams; and

(e)	Security review and approval or rejection of architecture and infrastructure deployment plans in a timely manner.

(xvi)	The Parties to identify and agree to tasks and timing of Gap responsibilities in support of the Critical Deliverables, to include:

(1)	Gap transition team will work with Supplier to jointly develop the Microsoft Project Transition Plan;

(2)	Provide space in the * datacenter for network equipment;

(3)	Provide connectivity into the Gap network;

(4)	Review and provide revisions to the Procedures Manual. Changes will be tracked via change requests;

(5)	Provide current and up to date policy and procedures documentation associated with the Services;

(6)	Participate in joint planning sessions to review and agree upon configuration items to be captured in Asset Center;

(7)	Provide access to current staff for the purpose of planning, and knowledge transfer;

(8)	Provide Supplier with appropriate letters of agency; and

(9)	Provide supporting info validating pre-paid agreements.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.15	Gap/IBM Confidential and Proprietary Information	Page 39

Attachment A

Global Transition and Transformation Architecture

* [24 pages]

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.15	Gap/IBM Confidential and Proprietary Information	Page 40

Attachment B

Project Definitions Report Template

* [12 pages]

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.15	Gap/IBM Confidential and Proprietary Information	Page 41

Exhibit D.16 - Gap Equipment

to

Master Services Agreement

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit D.16	Gap/IBM Confidential and Proprietary Information	Page 1

Exhibit D.16

Gap Equipment

This Exhibit D.16 (Gap Equipment) is an exhibit to the Master Services Agreement dated as of the Reference Date between Gap and Supplier (the “Agreement”). The Wall-to-Wall Inventory conducted by the Parties during Transition will collect the data required pursuant to Exhibit A.2 (Cross Functional Services SOW), Exhibit A.4 (End User Support Services SOW), Exhibit A.5 (Managed Network Services SOW) and Exhibit A.6 (Server Services SOW) of the Agreement, and be placed within the *. This inventory will replace Tables D-16.a and 16.b below and Table 16.c (for Laptop and PC Types), and add the data for Corporate Servers and Data Network Devices. Prior to the Initiation Date, Supplier will provide an update to Tables D-16.d inventories for Stores reflecting the current information included in the *. Tables D-16.e and the remaining types in Tables D-16.c will be updated in accordance with Table C.14 of Exhibit C (Fees and Resource Baselines) of the Agreement.

Table D-16.a: On-Warranty Corporate Workstations

Type	Make	Model	Starting Qty.	Warranty Service End Date
Laptop	*	*	*	*
Laptop	*	*	*	*
Laptop	*	*	*	*
Laptop	*	*	*	*
Laptop	*	*	*	*
Desktop	*	*	*	*
Desktop	*	*	*	*
Monitor	*	*	*	*
Monitor	*	*	*	*
Desktop	*	*	*	*
Desktop	*	*	*	*
Desktop	*	*	*	*
Laptop	*	*	*	*
Laptop	*	*	*	*
Desktop	*	*	*	*
Desktop	*	*	*	*
Desktop	*	*	*	*
Desktop	*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.16	Gap/IBM Confidential and Proprietary Information	Page 2

Table D16.b: Off-Warranty Workstations as of Reference Date

Workstation	Make	Model	Starting Qty.
Desktop	*	*	*
Desktop	*	*
Desktop	*	*
Desktop	*	*
Laptop	*	*	*
Laptop	*	*
Desktop	*	*	*
Laptop	*	*	*
Laptop	*	*	*
Laptop	*	*	*
Laptop	*	*	*
Laptop	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.16	Gap/IBM Confidential and Proprietary Information	Page 3

Table D.16.c: Distribution Center Devices

Type	Category	Estimated Count	Support
Laptop	PC	*	*
PC	PC	*	*
Timeclock	Warehouse Device	*	*
*	Warehouse Device	*	*
Label Printer – Fixed	Warehouse Device	*	*
*	Warehouse Device	*	*
*	Warehouse Device	*	*
Monitor	Warehouse Device	*	*
Grand Total		*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.16	Gap/IBM Confidential and Proprietary Information	Page 4

Table D.16.d: Covered Machines

(as referenced in Exhibit A.3 (Stores SOW) of the Agreement, Attachment A (POS Services)

Beginning Inventory of Covered Machines in the United States (as of April 1, 2003)

Machine Type	Description	Covered Machines not under warranty as of *	Number of Covered Machine under warranty as of *	Total Covered Machines /Beginning Inventory
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*

Types of Eligible Machines To Be Supported as Covered Machines During Initial Term

Machine Type	Description
*	*
*	*
*	*
*	*
*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.16	Gap/IBM Confidential and Proprietary Information	Page 5

Table D.16.e: Gap Equipment – Store LRTs

(as referenced in Exhibit A.3 (Stores SOW) of the Agreement, Attachment B (LRT Services)

Hardware	Product ID	Equipment Type (Stores, DC or Stores/DC)	Warranty Period (Months)	Service Received (Maintenance Services, Depot Services, Both or None)	Is Hardware available from and purchased through IBM?
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.16	Gap/IBM Confidential and Proprietary Information	Page 6

Hardware	Product ID	Equipment Type (Stores, DC or Stores/DC)	Warranty Period (Months)	Service Received (Maintenance Services, Depot Services, Both or None)	Is Hardware available from and purchased through IBM?
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.16	Gap/IBM Confidential and Proprietary Information	Page 7

Hardware	Product ID	Equipment Type (Stores, DC or Stores/DC)	Warranty Period (Months)	Service Received (Maintenance Services, Depot Services, Both or None)	Is Hardware available from and purchased through IBM?
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.16	Gap/IBM Confidential and Proprietary Information	Page 8

Hardware	Product ID	Equipment Type (Stores, DC or Stores/DC)	Warranty Period (Months)	Service Received (Maintenance Services, Depot Services, Both or None)	Is Hardware available from and purchased through IBM?
*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.16	Gap/IBM Confidential and Proprietary Information	Page 9

Exhibit D.17 - Gap Sites

to

Master Services Agreement

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Note: Due to regular store openings and closings, the Store Site list is a working list and will be updated initially at the Initiation Date, and then monthly during the Term.

Gap/IBM Confidential and Proprietary Information

Exhibit D-17 - Corporate Network & EUS

Type	Sub-type *=Probable location of dedicated EUS site support	Site Name	Address
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions

Gap/IBM Confidential	2 of 77

Exhibit D-17 - Corporate Network & EUS

Type	Sub-type *=Probable location of dedicated EUS site support	Site Name	Address
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	3 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	320 W. 5th Avenue, Sp. E26A	Anchorage	AK		*	Gap	#N/A
*	800 East Dimond Blvd., Suite 184	Anchorage	AK		*	Gap	#N/A
*	800 E. Dimond St., Ste. 182	Anchorage	AK		*	Old Navy	#N/A
*	800 East Dimond Blvd., Suite 187	Anchorage	AK		*	Gap	#N/A
*	320 West 5th Ave, Suite #030	Anchorage	AK		*	Banana Republic	#N/A
*	7244 Eastchase Parkway	Montgomery	AL		*	Banana Republic	Montgomery, AL
*	2801 Memorial Parkway	Huntsville	AL		*	Banana Republic	Huntsville, AL
*	623 Brookwood Village	Homewood	AL		*	Banana Republic	Birmingham, AL
*	Tiger Pky & Enterprise Drive	Opelika	AL	36801		ON
*	County Rd 27	DAPHNE	AL	36526		OLD NAVY
*	312 E MEIGHAN	GADSDEN	AL	35903		ON
*	2000 Riverchase Galleria Drive Suite 1	Birmingham	AL		*	Gap	Birmingham, AL
*	1701 McFarland Blvd. East, Sp. A5-6	Tuscaloosa	AL		*	Gap	Tuscaloosa, AL
*	240 Summit Bl. #100,102,104	BIRMINGHAM	AL		*	Gap	Birmingham, AL
*	700 Quintard Dr.	Oxford	AL		*	Gap	#N/A
*	1001 Rainbow Drive	Gadsden	AL		*	Gap	Gadsden, AL
*	2801 Memorial Parkway South	Huntsville	AL		*	Gap	Huntsville, AL
*	3276 Bel Air Mall, Space A-6	Mobile	AL		*	Gap	Mobile, AL
*	121 North College Street	Auburn	AL		*	Gap	#N/A
*	900 Commons Dr. Sp # 75	Dothan	AL		*	Gap	Dothan, AL
*	1015/1017/1019 sp# A6/A&/A7	Montgomery	AL		*	Gap	Montgomery, AL
*	7064 Eastchase Parkway	Montgomery	AL		*	Gap	Montgomery, AL
*	1801 Beltline Rd SW	Decatur	AL		*	Gap	Decatur, AL
*	5901 University Drive #101	Huntsville	AL		*	Gap	Huntsville, AL
*	301 Cox Creek Parkway	Florence	AL		*	Gap	Florence, AL
*	3989 Eastern Blvd	Montgomery	AL		*	Old Navy	Montgomery, AL
*	3520 Airport Blvd., Sp. #408	Mobile	AL		*	Old Navy	Mobile, AL
*	309 Summit Blvd	Birmingham	AL		*	Old Navy	Birmingham, AL
*	5900 University Drive, Space A	Huntsville	AL		*	Old Navy	Huntsville, AL
*	356 Cox Creek Parkway	Florence	AL		*	Old Navy	Florence, AL
*	3500 Ross Clarke Blvd.	Dothan	AL		*	Old Navy	Dothan, AL
*	S. McKenzie Street, S-6, S-7, S-8	Foley	AL		*	Gap Inc. Outlet	Mobile, AL
*	5051 Prince Street Suite 610	Bessemer	AL		*	Gap Inc. Outlet	Birmingham, AL
*	146 Wildwood Parkway,	Birmingham	AL		*	Old Navy	Birmingham, AL
*	1620 Gadsden Hwy	Trussville	AL		*	Old Navy	Birmingham, AL
*	2600 McFarland Blvd.	Tuscalossa	AL		*	Old Navy	Tuscaloosa, AL
*	2601 McKenzie Street #T-3	Foley	AL		*	Gap Inc. Outlet	Mobile, AL
*	214 South McClesky, Suite 832	Boaz	AL		*	Gap Inc. Outlet	Birmingham, AL
*	5051 Prince # 330	Bessemer	AL		*	Gap Inc. Outlet	Birmingham, AL
*	209 Summit Blvd. Sp. #H4 Ste. 100	Birmingham	AL		*	Banana Republic	Birmingham, AL
*	2000 Riverchase Galleria Sp. # 128	Birmingham	AL		*	Banana Republic	Birmingham, AL
*	2781 Montgomery, #B18	Montgomery	AL		*	Gap	Montgomery, AL
*	321 CORNERSTONE BLVD.	Hot Springs	AR		*	Old Navy	AR AREA NOT IN ANY MSA
*		CONWAY	AR	72032		ON
*	3929 McCain Blvd., space J4A	North Little Rock	AR		*	Old Navy	Little Rock et al, AR

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	4 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	559 North 46th	Rogers	AR		*	Old Navy	Fayetteville et al, AR
*	1231 S. Caraway Rd	Jonesboro	AR		*	Old Navy	Jonesboro, AR
*	12801 B Chenal Parkway	Little Rock	AR		*	Old Navy	Little Rock et al, AR
*	7607 Rogers Ave	Fort Smith	AR		*	Old Navy	Fort Smith, AR-OK
*	2901 Pines Mall Drive #128	Pine Bluff	AR	71601		ONCS
*	3810 N. Mall Avenue	Fayetteville	AR		*	Old Navy	Fayetteville et al, AR
*	4201 North Shiloh Drive	Fayetteville	AR		*	Gap	Fayetteville et al, AR
*	4210 Shiloh Dr.	Fayetteville	AR		*	Banana Republic	Fayetteville et al, AR
*	6000 West Markham St. Unit #2188	Little Rock	AR		*	Banana Republic	Little Rock et al, AR
*	6000 West Markham	Little Rock	AR		*	Gap	Little Rock et al, AR
*	3929 McCain Blvd	North Little Rock	AR		*	Gap	Little Rock et al, AR
*	4201 N. Shailoh Drive - Sp. #307	Fayetteville	AR		*	Gap	Fayetteville et al, AR
*	1901 S. Caraway Road	Jonesboro	AR		*	Gap	Jonesboro, AR
*	300 North 46th Street	Rogers	AR		*	Gap	Fayetteville et al, AR
*	9822 A Metro Parkway East #2192	Phoenix	AZ		*	Gap	Phoenix et al, AZ
*	4550 184 E. Cactus Rd.	Phoenix	AZ		*	Gap	Phoenix et al, AZ
*	7014-3036 East Camel Back	Scottsdale	AZ		*	Gap	Phoenix et al, AZ
*	1700 West Arrowhead	Phoenix	AZ		*	Gap	Phoenix et al, AZ
*	6555 E. Southern Ave. Suite 1308	Mesa	AZ		*	Gap	Phoenix et al, AZ
*	4650 N. Highway 89, Space C-20	Flagstaff	AZ		*	Gap	Flagstaff, AZ-UT
*	7131 West Ray Road, Suite 29 & 30	Chandler	AZ		*	Gap	Phoenix et al, AZ
*	3111 Chandler Blvd suite 2154	Chandler	AZ		*	Gap	Phoenix et al, AZ
*	Baseline & Cooper Rd	Gilbert	AZ	85233		ON
*		Prescott	AZ	86303		GAP OUT
*	3111 West Chandler Blvd.	Chandler	AZ		*	Banana Republic	Phoenix et al, AZ
*	15215 N. Kierland Blvd	Scottsdale	AZ	85251		BR
*	5870 East Broadway to Sp. #116	Tucson	AZ		*	Gap	Tucson, AZ
*	4500 North Oracle Road #110	Tucson	AZ		*	Gap	Tucson, AZ
*	(AZ Hwy)	Yuma	AZ	85365		ON
*		Tucson	AZ	85741		ON
*	1949 E. Camelback Road	Phoenix	AZ		*	Old Navy	Phoenix et al, AZ
*	4609 East Ray Road	Phoenix	AZ		*	Old Navy	Phoenix et al, AZ
*	9617 N. Metro Parkway West,	Phoenix	AZ		*	Old Navy	Phoenix et al, AZ
*	5000 Arizona Mills Circle # 495	Tempe	AZ		*	Old Navy	Phoenix et al, AZ
*	4550-214 E. Cactus Road	Phoenix	AZ		*	Old Navy	Phoenix et al, AZ
*	4500 N. Oracle Rd.	Tucson	AZ		*	Old Navy	Tucson, AZ
*	5870 East Broadway Blvd.	Tucson	AZ		*	Old Navy	Tucson, AZ
*	7375 W. Bell Road	Peoria	AZ		*	Old Navy	Phoenix et al, AZ
*	16215 N. Scottsdale Blvd	Scottsdale	AZ		*	Old Navy	Phoenix et al, AZ
*	21001 N. Tatum Blvd.	N Scottsdale	AZ		*	Old Navy	Phoenix et al, AZ
*	5000 Arizona Mills Circle	Tempe	AZ		*	Gap Inc. Outlet	Phoenix et al, AZ
*	4250 West Honda Bow Rd. #385	Phoenix	AZ		*	Gap Inc. Outlet	Phoenix et al, AZ
*	2300 East Tanger Drive suite # 144	Casa Grande	AZ		*	Gap Inc. Outlet	Phoenix et al, AZ
*	6601 Hwy 179	Sedona	AZ		*	Gap Inc. Outlet	AZ AREA NOT IN ANY MSA
*	2500 East Camelback Road Sp/#198-213	Phoenix	AZ		*	Banana Republic	Phoenix et al, AZ

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	5 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	4500 North Oracle Rd., Sp. #230	Tucson	AZ		*	Banana Republic	Tucson, AZ
*	7014 East Camelback Rd. Sp #1065	Scottsdale	AZ		*	Banana Republic	Phoenix et al, AZ
*	7014 East Camelback RD. Sp. # 1040	Scottsdale	AZ		*	Banana Republic	Phoenix et al, AZ
*	7131 West Ray Road	Chandler	AZ		*	Banana Republic	Phoenix et al, AZ
*	5870 East Broadway Blvd. Sp 224	Tucson	AZ		*	Banana Republic	Tucson, AZ
*	7014-2296 East Camel Back Road	Scottsdale	AZ		*	Gap	Phoenix et al, AZ
*	4550-82 East Cactus Road sp #64	Phoenix	AZ	85032		KIDS/BABY
*	3251 20th Avenue	San Francisco	CA		*	Gap	San Francisco, CA
*	Need	Palo Alto	CA		*	Gap	San Jose, CA
*	925 Blossom Hill Road	San Jose	CA		*	Gap	San Jose, CA
*	315B Sun Valley Mall	Concord	CA		*	Gap	Oakland, CA
*	2017 Newpark Mall	Newark	CA		*	Gap	Oakland, CA
*	2133 Stoneridge Mall	Pleasanton	CA		*	Gap	Oakland, CA
*	160 Santa Rosa Plaza	Santa Rosa	CA		*	Gap	Santa Rosa, CA
*	437 Hillsdale Mall	San Mateo	CA		*	Gap	San Francisco, CA
*	2310 Telegraph Avenue	Berkeley	CA		*	Gap	Oakland, CA
*	4244 Geary Blvd	San Francisco	CA		*	Gap	San Francisco, CA
*	1485 Haight Street	San Francisco	CA		*	Gap	San Francisco, CA
*	1213 Pacific Avenue	Santa Cruz	CA		*	Gap	Santa Cruz et al, CA
*	2855 Stevens Creek Blvd	Santa Clara	CA		*	Gap	San Jose, CA
*	2159 Chestnut	San Francisco	CA		*	Gap	San Francisco, CA
*	1294-96 Burlingame Avenue	Burlingame	CA		*	Gap	San Francisco, CA
*	100 Post Street	San Francisco	CA		*	Gap	San Francisco, CA
*	3 Embarcadero Center	San Francisco	CA		*	Gap	San Francisco, CA
*	6000 Northgate Mall	San Rafael	CA		*	Gap	San Francisco, CA
*	3229-33 Lakeshore Avenue	Oakland	CA		*	Gap	Oakland, CA
*	1129 Broadway Plaza	Walnut Creek	CA		*	Gap	Oakland, CA
*	35 & 39 University Ave.	Los Gatos	CA		*	Gap	San Jose, CA
*	1552 Redwood/1554 Redwood	Corte Madera	CA		*	Gap	San Francisco, CA
*	1855 41st Street	Capitola	CA		*	Gap	Santa Cruz et al, CA
*	890 Market Street	San Francisco	CA		*	Gap	San Francisco, CA
*	615 Del Monte Center	Monterey	CA		*	Gap	Salinas, CA
*	3401 Dale Road	Modesto	CA		*	Gap	Modesto, CA
*	2 FOLSOM STREET	SAN FRANCISCO	CA	94105		GAP
*	One Jefferson Street	San Francisco	CA		*	Gap	San Francisco, CA
*	1333 Broadway	Oakland	CA		*	Gap	Oakland, CA
*	5690 Bay St., Bldg. #	Emeryville	CA		*	Gap	Oakland, CA
*	544 Northridge Mall	Salinas	CA		*	Gap	Salinas, CA
*	1931 Wilshire Blvd	Santa Monica	CA		*	Gap	Los Angeles et al, CA
*	38A Del Amo Fashion Square	Torrance	CA		*	Gap	Los Angeles et al, CA
*	1025 Westminster Mall sp #1069-1070	Westminster	CA		*	Gap	Orange County, CA
*	3333 BRISTOL ST.	COSTA MESA	CA	92626		GAP
*	518 Puente Hills Mall	City Of Industry	CA		*	Gap	Los Angeles et al, CA
*	9301 Tampa Avenue	Northridge	CA		*	Gap	Los Angeles et al, CA
*	1158 Glendale Galleria	Glendale	CA		*	Gap	Los Angeles et al, CA

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	6 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	1070 West Covina Fashion Plaza	West Covina	CA		*	Gap	Los Angeles et al, CA
*	1065 Brea Mall Way	Brea	CA		*	Gap	Orange County, CA
*	240 West Hillcrest Drive	Thousand Oaks	CA		*	Gap	Ventura, CA
*	#40 Lakewood Center Mall	Lakewood	CA		*	Gap	Los Angeles et al, CA
*	27000 Crown Valley Parkway	Mission Viejo	CA		*	Gap	Orange County, CA
*	6600 Topanga Canyon	Canoga Park	CA		*	Gap	Los Angeles et al, CA
*	400 S. Baldwin Ave	Arcadia	CA		*	Gap	Los Angeles et al, CA
*	5153 Montclair Plaza Lane	Montclair	CA		*	Gap	Riverside et al, CA
*	10800 West Pico Blvd	West Los Angeles	CA		*	Gap	Los Angeles et al, CA
*	1755 Montebello Town Center	Montebello	CA		*	Gap	Los Angeles et al, CA
*	1815 Hawthorne Blvd.	Redondo Beach	CA		*	Gap	Los Angeles et al, CA
*	1150 GALLERIA AT TYLER	Riverside	CA		*	Gap	Riverside et al, CA
*	2800 North Main	Santa Ana	CA		*	Gap	Orange County, CA
*	10250 Santa Monica Blvd	Los Angeles	CA		*	Gap	Los Angeles et al, CA
*	370 N. Beverly Drive	Beverly Hills	CA		*	Gap	Los Angeles et al, CA
*	14006 Riverside Drive	Sherman Oaks	CA		*	Gap	Los Angeles et al, CA
*	5025 Second Street	Long Beach	CA		*	Gap	Los Angeles et al, CA
*	615 Paseo Nuevo	Santa Barbara	CA		*	Gap	Santa Barbara et al, CA
*	18726-28 Ventura Blvd.	Tarzana	CA		*	Gap	Los Angeles et al, CA
*	13455 Mayella Avenue #128	Marina Del Rey	CA		*	Gap	Los Angeles et al, CA
*	24201 Valencia Blvd	Santa Clarita(Valencia)	CA		*	Gap	Los Angeles et al, CA
*	61 West Colorado Blvd	Pasadena	CA		*	Gap	Los Angeles et al, CA
*	18681 Suite C - Beach Blvd	Huntington Beach	CA		*	Gap	Orange County, CA
*	3333 Bear Street 101 — 103	Costa Mesa	CA		*	Gap	Orange County, CA
*	1870 Harbour Blvd	Costa Mesa	CA		*	Gap	Orange County, CA
*	879 Higuera Street	San Luis Obispo	CA		*	Gap	San Luis Obspo et al, CA
*	12169 Ventura Blvd	Studio City	CA		*	Gap	Los Angeles et al, CA
*	220 Los Cerritos Center	Cerritos	CA		*	Gap	Los Angeles et al, CA
*	3200 Sepulveda Blvd	Manhattan Beach	CA		*	Gap	Los Angeles et al, CA
*	2701 Ming Ave Space #B-1	Bakersfield	CA		*	Gap	#N/A
*	1355 Third Street	Santa Monica	CA		*	Gap	Los Angeles et al, CA
*	6301 W. 3rd Street	Los Angeles	CA		*	Gap	Los Angeles et al, CA
*	550 Deep Valley Dr. # sp# 111	Rolling Hills Estates	CA		*	Gap	Los Angeles et al, CA
*	3301-1East Main Street Ste 1260	Ventura	CA		*	Gap	Ventura, CA
*	6801 Hollywood Blvd.	Hollywood	CA		*	Gap	Los Angeles et al, CA
*	8011 Pacific Coast Highway	Newport Beach	CA		*	Gap	Orange County, CA
*	4505 La Jolla Village Drive	San Diego	CA		*	Gap	San Diego, CA
*	7007 Friars Rd. - Suite 234	San Diego	CA		*	Gap	San Diego, CA
*	2525 El Camino Ral, Sp. 271	Carlsbad	CA		*	Gap	San Diego, CA
*	302 Horton Plaza	San Diego	CA		*	Gap	San Diego, CA
*	200 East Via Rancho Pkwy	Escondido	CA		*	Gap	San Diego, CA
*	7847 Girard Avenue	La Jolla	CA		*	Gap	San Diego, CA
*	72840 Highway 111 Space #137	Palm Desert	CA		*	Gap	Riverside et al, CA
*	40820 Winchester Rd Sp# 1330 &1340	Temecula	CA		*	Gap	Riverside et al, CA
*	7818 Lew Avenue	Rancho Cucamonga	CA	91730		GAP

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	7 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	5620 PASEO DEL NORTE	Carlsbad	CA		*	Gap Inc. Outlet	San Diego, CA
*	131 Nut Tree Road	Vacaville	CA	95687		OUT
*	681 Leaveseley	Gilroy	CA	95020		OUT
*	17600 Collier Road	Lake Elsinore	CA		*	Gap Inc. Outlet	Riverside et al, CA
*	1005 Pescadero	Tracy	CA		*	Gap Inc. Outlet	Stockton et al, CA
*	2796 Tanger Way	Barstow	CA	92311		OUT
*		Napa	CA	94558		BRF
*	24201 W. Valencia Blvd	Valencia	CA	91355		GAP
*	4950 Pacific Ave suite # 123	Stockton	CA		*	Gap	Stockton et al, CA
*	1259-1261 Marina Bvld	San Leandro	CA		*	Gap Inc. Outlet	Oakland, CA
*	100 Citadel Drive	Commerce	CA		*	Gap Inc. Outlet	Los Angeles et al, CA
*	4201 Camino De La Plaza	San Ysidro	CA		*	Gap Inc. Outlet	San Diego, CA
*	17600 E Collier Ave	Lake Elsinore	CA		*	Gap Inc. Outlet	Riverside et al, CA
*	3300 Broadway Street, Space 134	Eureka	CA		*	Gap Inc. Outlet	CA AREA NOT IN ANY MSA
*	12558 North Main Street	Cucamonga	CA	91739		KID
*	12427 S. Mainstreet	Rancho Cucamonga	CA	91739		BR
*	I-15 & Cajalco Road	Corona	CA	92883		ON
*	72349 Hwy 111	Palm Beach	CA	92260		ON
*	2298 N ORANGE MALL	ORANGE	CA	92865		ON
*	249 Fox Hills Mall	CULVER CITY	CA	90230		OLD NAVY
*		Antioch	CA	94531		ON
*	Foothill Blvd & Haven Ave	Rancho Cucamonga	CA	91730		ON
*	607 East Shaw Ave.	Fresno	CA		*	Gap	Fresno, CA
*	43540 Christy Street	Fremont	CA	94536		ON
*	7430 Carson Blvd.	Long Beach	CA		*	Old Navy	Los Angeles et al, CA
*	40820 Winchester #2430	Temecula	CA		*	Old Navy	Riverside et al, CA
*	2701 Ming Avenue	Bakersfield	CA		*	Old Navy	#N/A
*	18543 Main Street	Huntington Beach	CA		*	Old Navy	Orange County, CA
*	20 City Blvd West	Orange	CA		*	Old Navy	Orange County, CA
*	686 Northridge Mall	Salinas	CA		*	Old Navy	Salinas, CA
*	205 N. Moorpark Road Ste. J	Thousand Oaks	CA		*	Old Navy	Ventura, CA
*	1233 West Ave. P, Spaces 429,425,421,4	Palmdale	CA		*	Old Navy	Los Angeles et al, CA
*	1600 Saratoga Ave, Ste. 301	San Jose	CA		*	Old Navy	San Jose, CA
*	9301 Tampa Avenue Sp #42	Northridge	CA		*	Old Navy	Los Angeles et al, CA
*	55 Colma Blvd	Colma	CA		*	Old Navy	San Francisco, CA
*	1172 Great Mall Dr.	Milpitas	CA		*	Old Navy	San Jose, CA
*	2899 El Camino Real	Tustin	CA		*	Old Navy	Orange County, CA
*	115 Shaw Ave	Clovis	CA		*	Old Navy	Fresno, CA
*	1250 Howe Ave	Sacramento	CA		*	Old Navy	Sacramento, CA
*	3850 Grand Avenue (OLD - 5545A Philade	Chino	CA		*	Old Navy	Riverside et al, CA
*	27130 Alicia Parkway Shops	Laguna Niguel	CA		*	Old Navy	Orange County, CA
*	1600 S. Azusa Avenue Sp 109	City of Industry	CA		*	Old Navy	Los Angeles et al, CA
*	8487 West 3rd	Los Angeles	CA		*	Old Navy	Los Angeles et al, CA
*	228 Vintage Way	Novato	CA		*	Old Navy	San Francisco, CA
*	1041 Helen Power Drive	Vacaville	CA		*	Old Navy	Vallejo et al, CA

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	8 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	231 West Esplanade Dr.	Oxnard	CA		*	Old Navy	Ventura, CA
*	26742 Portola Pkwy Ste A	Foothill Ranch	CA		*	Old Navy	Orange County, CA
*	1975 Diamond Blvd Suite D-1000	Concord	CA		*	Old Navy	Oakland, CA
*	2070 Santa Rosa Avenue	Santa Rosa	CA		*	Old Navy	Santa Rosa, CA
*	4950 Pacific Ave. Unit #433	Stockton	CA		*	Old Navy	Stockton et al, CA
*	6747 Fallbrook Avenue	West Hills	CA		*	Old Navy	Los Angeles et al, CA
*	2753 Eastland Center Dr. #1108	West Covina	CA		*	Old Navy	Los Angeles et al, CA
*	12831 Towne Center Drive	Cerritos	CA		*	Old Navy	Los Angeles et al, CA
*	2300 16th St. Ste. 200	San Francisco	CA		*	Old Navy	San Francisco, CA
*	901 South Coast Drive Bldg J	Costa Mesa	CA		*	Old Navy	Orange County, CA
*	3440 Highland Ave.	National City	CA		*	Old Navy	San Diego, CA
*	7418 N. Blakstone	Fresno	CA		*	Old Navy	Fresno, CA
*	1101 El Camino	Redwood City	CA		*	Old Navy	San Francisco, CA
*	2209 South Mooney Blvd #495	Visalia	CA		*	Old Navy	Visalia et al, CA
*	1 Mills Circle Sp. #350	Ontario	CA		*	Old Navy	Riverside et al, CA
*	3000 Bridgepointe Parkway	San Mateo	CA		*	Old Navy	San Francisco, CA
*	5625 Bay St	Emeryville	CA		*	Old Navy	Oakland, CA
*	7007 Friars Road Sp 211	San Diego	CA		*	Old Navy	San Diego, CA
*	990 Camino Del Rio North	San Diego	CA		*	Old Navy	San Diego, CA
*	1821 University Dr. # 120	Vista	CA		*	Old Navy	San Diego, CA
*	106 S. Brand Blvd.	Glendale	CA		*	Old Navy	Los Angeles et al, CA
*	801 Market Street	San Francisco	CA		*	Old Navy	San Francisco, CA
*	21 W. Hillsdale Blvd	San Mateo	CA		*	Old Navy	San Francisco, CA
*	10655 Westview Parkway	San Diego	CA		*	Old Navy	San Diego, CA
*	4962 Dublin Blvd.	Dublin	CA		*	Old Navy	Oakland, CA
*	25650 N. The Old Road (In Stevensen Ra	Valencia	CA		*	Old Navy	Los Angeles et al, CA
*	3369 E. Foothill Blvd.	Pasadena	CA		*	Old Navy	Los Angeles et al, CA
*	1350 Travis Blvd.	Fairfield	CA		*	Old Navy	Vallejo et al, CA
*	1800 - D E. Rosecrans Avenue	Manhattan Beach	CA		*	Old Navy	Los Angeles et al, CA
*	180 S. Brea Blvd.	Brea	CA		*	Old Navy	Orange County, CA
*	9922 Mission Gorge Rd	Santee	CA		*	Old Navy	San Diego, CA
*	555 Shops @ Mission Viejo	Mission Viejo	CA		*	Old Navy	Orange County, CA
*	1025 Westminster Mall Space 2080A	Westminster	CA		*	Old Navy	Orange County, CA
*	215 Southland Mall, Sp. #136-138	Hayward	CA		*	Old Navy	Oakland, CA
*	21450 Hawthorne Blvd.	Torrance	CA		*	Old Navy	Los Angeles et al, CA
*	2755 E. Bidwell Street	Folsom	CA		*	Old Navy	Sacramento, CA
*	7905 Greenback Lane	Citrus Heights	CA		*	Old Navy	Sacramento, CA
*	913 Blossom Hill Rd. Sp. D4, D7, D8, D	San Jose	CA		*	Old Navy	San Jose, CA
*	400 South Baldwin Avenue, Sp. E8	Arcadia	CA		*	Old Navy	Los Angeles et al, CA
*	1232 Third St. Promenade	Santa Monica	CA		*	Old Navy	Los Angeles et al, CA
*	3200 N. Naglee Rd.	Tracy	CA		*	Old Navy	Stockton et al, CA
*	690 Ventura Blvd., Suite 100	Camarillo	CA		*	Gap Inc. Outlet	Ventura, CA
*	4345 Camino De La Plaza	San Ysidro	CA		*	Gap Inc. Outlet	San Diego, CA
*	5610 Paseo Del Norte	Carlsbad	CA		*	Gap Inc. Outlet	San Diego, CA
*	334 Coddingtown Mall	Santa Rosa	CA		*	Old Navy	Santa Rosa, CA

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	9 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	900 Dana Dr.	Redding	CA		*	Old Navy	Redding, CA
*	8512 S. Painter Avenue Ste B	Whittier	CA		*	Old Navy	Los Angeles et al, CA
*	9155 W. Stockton Blvd	Elk Grove	CA		*	Old Navy	Sacramento, CA
*	105 Plaza Dr.	Vallejo	CA		*	Old Navy	Vallejo et al, CA
*	1244 Galleria Blvd.	Roseville	CA		*	Old Navy	Sacramento, CA
*	2023 Forest Avenue	Chico	CA		*	Old Navy	Chico-Paradise, CA
*	3301 East Main Street	Ventura	CA		*	Old Navy	Ventura, CA
*	1979 Malvern Ave	Fullerton	CA		*	Old Navy	Orange County, CA
*	2040 Chestnut Street	San Francisco	CA		*	Gap	San Francisco, CA
*		San Luis Obispo	CA	93406		BR
*	120 N. Santa Cruz Avenue	Los Gatos	CA		*	Gap	San Jose, CA
*	7007 Friars Rd., Suite H2-251	San Diego	CA		*	Gap	San Diego, CA
*	1815 Hawthorne Blvd	Redondo Beach	CA		*	Gap	Los Angeles et al, CA
*	3229 Lakeshore Avenue	Oakland	CA		*	Gap	Oakland, CA
*	2124 Montebello T/C	Montebello	CA		*	Gap	Los Angeles et al, CA
*	27000 Crown Valley Parkway Sp. 003	Mission Viejo	CA		*	Gap	Orange County, CA
*	1151 Galleria Blvd.	Roseville	CA		*	Gap	Sacramento, CA
*	3401 Dale Road Sp. #412	Modesto	CA		*	Gap	Modesto, CA
*	9301 Tampa Avenue	Northridge	CA		*	Gap	Los Angeles et al, CA
*	1950 East 20th Street	Chico	CA		*	Gap	Chico-Paradise, CA
*	2009 Santa Rosa Plaza	Santa Rosa	CA		*	Banana Republic	Santa Rosa, CA
*	7911 Pacific Coast Highway	Newport Beach	CA		*	Banana Republic	Orange County, CA
*	735 State Street	Santa Barbara	CA		*	Banana Republic	Santa Barbara et al, CA
*	1981 State Highway 273	Anderson	CA		*	Gap Inc. Outlet	Redding, CA
*	13000 Folsom Blvd	Folsom	CA		*	Gap Inc. Outlet	Sacramento, CA
*	2200 Petaluma Blvd. N. Sp. 300	Petaluma	CA		*	Gap Inc. Outlet	Santa Rosa, CA
*	950 Camarillo Center Dr.	Camarillo	CA		*	Gap Inc. Outlet	Ventura, CA
*	48650 Seminole Drive #H230	Cabazon	CA		*	Gap Inc. Outlet	Riverside et al, CA
*	8555 San Ysidro Ave., Sp F10	Gilroy	CA		*	Gap Inc. Outlet	San Jose, CA
*	1501 Rutherford Drive	Tulare	CA		*	Gap Inc. Outlet	Visalia et al, CA
*	1 Mills Circle #834	Ontario	CA		*	Gap Inc. Outlet	Riverside et al, CA
*	5620 Paseo Del Norte	Carlsbad	CA		*	Gap Inc. Outlet	San Diego, CA
*	492 Great Mall Drive	Milpitas	CA		*	Gap Inc. Outlet	San Jose, CA
*	111A Nut Tree Rd #8A	Vacaville	CA		*	Gap Inc. Outlet	Vallejo et al, CA
*	5003 Willows Rd. - Suite G106	Alpine	CA		*	Gap Inc. Outlet	San Diego, CA
*	4265 Camino de la Plaza	San Ysidro	CA		*	Gap Inc. Outlet	San Diego, CA
*	59 Throckmorton Avenue	Mill Valley	CA		*	Banana Republic	San Francisco, CA
*	2855 Stevens Creek Blvd Suite	Santa Clara	CA		*	Banana Republic	San Jose, CA
*	172 Stanford Shopping Center	Palo Alto	CA		*	Banana Republic	San Jose, CA
*	Ocean Ave. & Mission St. Sp 225	Carmel	CA		*	Banana Republic	Salinas, CA
*	1181 Broadway Plaza	Walnut Creek	CA		*	Banana Republic	Oakland, CA
*	125 Hillsdale Mall	San Mateo	CA		*	Banana Republic	San Francisco, CA
*	256 Grant Avenue	San Francisco	CA		*	Banana Republic	San Francisco, CA
*	357 N. Beverly Hills Drive	Beverly Hills	CA		*	Banana Republic	Los Angeles et al, CA
*	150 West Colorado Blvd	Pasadena	CA		*	Banana Republic	Los Angeles et al, CA

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	10 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	131 North La Cienga Blvd	Los Angeles	CA		*	Banana Republic	Los Angeles et al, CA
*	3333 Bristol Street	Costa Mesa	CA		*	Banana Republic	Orange County, CA
*	1815 Hawthorne Blvd Suite 178	Redondo Beach	CA		*	Banana Republic	Los Angeles et al, CA
*	7841 Girard Avenue	La Jolla	CA		*	Banana Republic	San Diego, CA
*	344 Horton Plaza Space 215	San Diego	CA		*	Banana Republic	San Diego, CA
*	3251 20th Avenue Space #244	San Francisco	CA		*	Banana Republic	San Francisco, CA
*	5015 E 2nd St	Belmont Shores	CA		*	Banana Republic	Los Angeles et al, CA
*	1702 Redwood Hwy	Corte Madera	CA		*	Banana Republic	San Francisco, CA
*	4505 La Jolla Village Drive Space C-7	San Diego	CA		*	Banana Republic	San Diego, CA
*	1118 Glendale Galleria Space 1609	Glendale	CA		*	Banana Republic	Los Angeles et al, CA
*	6600 Topanga Canyon Blvd., Sp 19-20	Canoga Park	CA		*	Banana Republic	Los Angeles et al, CA
*	Two Embarcadero Center	San Francisco	CA		*	Banana Republic	San Francisco, CA
*	7007 Friars Rd. - Suite 365	San Diego	CA		*	Banana Republic	San Diego, CA
*	101 Paseo Nuveo	Santa Barbara	CA		*	Banana Republic	Santa Barbara et al, CA
*	545 Downtown Plaza	Sacramento	CA		*	Banana Republic	Sacramento, CA
*	14006 Riverside Drive, #208	Sherman Oaks	CA		*	Banana Republic	Los Angeles et al, CA
*	1202 Third St.	Santa Monica	CA		*	Banana Republic	Los Angeles et al, CA
*	1066 Brea Mall, Sp 2016 & 2018	Brea	CA		*	Banana Republic	Orange County, CA
*	1689 Arden Way	Sacramento	CA		*	Banana Republic	Sacramento, CA
*	2201 Stoneridge Mall	Pleasanton	CA		*	Banana Republic	Oakland, CA
*	10800 W. Pico Blvd. #361	Los Angeles	CA		*	Banana Republic	Los Angeles et al, CA
*	10250 Santa Monica Blvd. #39	Century City	CA		*	Banana Republic	Los Angeles et al, CA
*	73-515 El Paso Suite #1708	Palm Dessert	CA		*	Banana Republic	Riverside et al, CA
*	1218 Burlingame Ave	Burlingame	CA		*	Banana Republic	San Francisco, CA
*	25 University Ave.	Los Gatos	CA		*	Banana Republic	San Jose, CA
*	10800 West Pico Blvd. Sp #346	Los Angeles	CA		*	Banana Republic	Los Angeles et al, CA
*	1290/1298 Broadway Plaza	Walnut Creek	CA		*	Banana Republic	Oakland, CA
*	145 Horton Plaza	San Diego	CA		*	Banana Republic	San Diego, CA
*	10250 Santa Monica Blvd. Sp. #H57 & H6	Los Angeles	CA		*	Banana Republic	Los Angeles et al, CA
*	234 West Hillcrest Dr # N16	Thousand Oaks	CA		*	Banana Republic	Ventura, CA
*	1555 Camino Del Mar Sp. #107	Del Mar	CA		*	Banana Republic	San Diego, CA
*	12155 Ventura Blvd	Studio City	CA		*	Banana Republic	Los Angeles et al, CA
*	3844 South Cross Creek	Malibu	CA		*	Banana Republic	Los Angeles et al, CA
*	6301 W. 3rd. St. (189 The Grove Dr.	Los Angeles	CA		*	Banana Republic	Los Angeles et al, CA
*	27000 Crown Valley Parkway	Mission Viejo	CA		*	Banana Republic	Orange County, CA
*	550 Deep Valley Drive, Ste 235	Rolling Hills Estates	CA		*	Banana Republic	Los Angeles et al, CA
*	9301 Tampa Avenue	Northridge	CA		*	Banana Republic	Los Angeles et al, CA
*	6801 Hollywood Blvd	Hollywood	CA		*	Banana Republic	Los Angeles et al, CA
*	239 Los Cerritos Center Sp. D37	Cerritos	CA		*	Banana Republic	Los Angeles et al, CA
*	5636 Bay Street, Bldg E	Emeryville	CA		*	Banana Republic	Oakland, CA
*	1151 Galleria Blvd, Space 143	Roseville	CA		*	Banana Republic	Sacramento, CA
*	1 Stoneridge Mall	Pleasanton	CA	94566		BBY
*	2114 GLENDAL GALLERIA	Glendale	CA		*	Gap	Los Angeles et al, CA
*	2169 Chestnut St	San Francisco	CA	94123		BABY
*	1722 Redwood Hwy #A17(relo 1820 Redwoo	Corte Madera	CA		*	Gap	San Francisco, CA

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	11 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	3333 Bristol St.	Costa Mesa	CA		*	Gap	Orange County, CA
*	400 South Baldwin, Sp. #179	Arcadia	CA		*	Gap	Los Angeles et al, CA
*	156 Hillsdale Mall - Sp 1358	San Mateo	CA		*	Gap	San Francisco, CA
*	1689 Arden Way	Sacramento	CA		*	Gap	Sacramento, CA
*	500 Downtown Plaza	Sacramento	CA		*	Gap	Sacramento, CA
*	500 1st. Street, #19	Davis	CA		*	Gap	Yolo, CA
*	1950 East 20th St., Sp. 406 & 409	Chico	CA		*	Gap	Chico-Paradise, CA
*	3300 Broadway, Suite 214	Eureka	CA		*	Gap	CA AREA NOT IN ANY MSA
*	6162 Sunrise Mall	Citrus Heights	CA		*	Gap	Sacramento, CA
*	1151 Galleria Blvd sp # 246	Roseville	CA		*	Gap	Sacramento, CA
*	5010 Montclair Plaza Ln.	Montclair	CA		*	Gap	Riverside et al, CA
*	597 E.Shaw Ave	Fresno	CA		*	Gap	Fresno, CA
*	617 Paseo Nuevo	Santa Barbara	CA		*	Gap	Santa Barbara et al, CA
*	1055 Brea Mall	Brea	CA		*	Gap	Orange County, CA
*	615 Del Monte Shopping Center #1B-C	Monterey	CA		*	Gap	Salinas, CA
*	400 S. Baldwin #228	Arcadia	CA		*	Gap	Los Angeles et al, CA
*	1030 A Santa Rosa Plaza	Santa Rosa	CA		*	Gap	Santa Rosa, CA
*	323 Santa Monica Place	Santa Monica	CA		*	Gap	Los Angeles et al, CA
*	37 West Colorado Blvd	Pasadena	CA		*	Gap	Los Angeles et al, CA
*	2111 Glendale Galleria	Glendale	CA		*	Gap	Los Angeles et al, CA
*	72-840 Hwy. 111, Sp. 135B	Palm Desert	CA		*	Gap	Riverside et al, CA
*	14006 Riverside Drive #90	Sherman Oaks	CA		*	Gap	Los Angeles et al, CA
*	340 Hillsdale Mall	San Mateo	CA		*	Gap	San Francisco, CA
*	2855 Stevens Creek Blvd	Santa Clara	CA		*	Gap	San Jose, CA
*	3491-95 California	San Francisco	CA		*	Gap	San Francisco, CA
*	SP #F-228	Palo Alto	CA		*	Gap	San Jose, CA
*	3251 20th Avenue	San Francisco	CA		*	Gap	San Francisco, CA
*	1689 Arden Way	Sacramento	CA		*	Gap	Sacramento, CA
*	1152 Broadway Plaza - Sp 1158 & 1164	Walnut Creek	CA		*	Gap	Oakland, CA
*	1390 Burlingame Avenue	Burlingame	CA		*	Gap	San Francisco, CA
*	10800 West Pico Blvd #342	West Los Angeles	CA		*	Gap	Los Angeles et al, CA
*	2800 North Main #536	Santa Ana	CA		*	Gap	Orange County, CA
*	3333 Bristol Street	Costa Mesa	CA		*	Gap	Orange County, CA
*	6600 Topanga Canyon Road	Canoga Park	CA		*	Gap	Los Angeles et al, CA
*	10250 Santa Monica Blvd Space #14	Los Angeles	CA	90067		KIDS/BABY
*	409 N. Beverly Drive	Beverly Hills	CA		*	Gap	Los Angeles et al, CA
*	570 - 572 W. Hillcrest Drive	Thousand Oaks	CA		*	Gap	Ventura, CA
*	14500 W COLFAX AVE	Lakewood	CO		*	Gap Inc. Outlet	Denver, CO
*		Grand Junction	CO	81505		OUT
*	8501 West Bowles Avenue (ID726)	Littleton	CO		*	Gap	Denver, CO
*	3000 East First Avenue	Denver	CO		*	Gap	Denver, CO
*	215 East Foothills Parkway #B10	Fort Collins	CO		*	Gap	Fort Collins et al, CO
*	204 South Galena	Aspen	CO		*	Gap	CO AREA NOT IN ANY MSA
*	8405 Park Meadows Center Dr., Sp. 1084	Littleton	CO		*	Gap	Denver, CO
*	7301 South Santa Fe Drive	Littleton	CO		*	Gap	Denver, CO

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	12 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	1710 Briargate Blvd, Sp. 347	Colorado Springs	CO		*	Gap	Colorado Springs, CO
*	SPACE 268	Denver	CO		*	Gap	Denver, CO
*	1 West Flatiron Crossing	Broomfield	CO		*	Gap	Denver, CO
*	7301 South Santa Fe Dr.	Littleton	CO		*	Banana Republic	Denver, CO
*	I-25 & Briargate Pkwy	Colorado Springs	CO	80920		BR
*		Aurora	CO	80016		WHS
*		pueblo	CO	81006		WHS
*	2464 US Hwy 6 and 50	Grand Junction	CO		*	Old Navy	Grand Junction, CO
*	108 Troutman Parkway	Ft. Collins	CO		*	Old Navy	Fort Collins et al, CO
*	750 Citadel Dr	Colorado Springs	CO		*	Old Navy	Colorado Springs, CO
*	1801 28th St.	Boulder	CO		*	Old Navy	Boulder et al, CO
*	341 W. 104th Ave	Northglenn	CO		*	Old Navy	Denver, CO
*	5392 S. Wadsworth Blvd	Littleton	CO		*	Old Navy	Denver, CO
*	5900 S. University Blvd. #B	Littleton	CO		*	Old Navy	Denver, CO
*	8457 S. Yosemite Street #B	Littleton	CO		*	Old Navy	Denver, CO
*	14367 West Colfax Avenue	Golden	CO		*	Old Navy	Denver, CO
*	1710 Briargate Blvd. Space 321	Colorado Springs	CO		*	Old Navy	Colorado Springs, CO
*	1 Flat Iron Crossing Unit 2152	Broomfield	CO		*	Old Navy	Denver, CO
*	439 South Wadworth Blvd.	Lakewood	CO		*	Old Navy	Denver, CO
*	14200 East Alameda Sp. 2032	Aurora	CO		*	Old Navy	Denver, CO
*	6432 South Parker Rd.	Aurora	CO		*	Old Navy	Denver, CO
*	215 E. Foothills Parkway - Sp B11 &B12	Fort Collins	CO		*	Gap	Fort Collins et al, CO
*	5050 Factory Shops Blvd.	Castle Rock	CO		*	Gap Inc. Outlet	Denver, CO
*	125 C. Stephens Way	Silverthorne	CO		*	Gap Inc. Outlet	CO AREA NOT IN ANY MSA
*	1142 Pearl Street	Boulder	CO		*	Banana Republic	Boulder et al, CO
*	3000 East First Avenue #B224	Denver	CO		*	Banana Republic	Denver, CO
*	8405 Park Meadows Center Dr., Sp. 1128	Littleton	CO		*	Banana Republic	Denver, CO
*	500 16th St. Suite #240	Denver	CO		*	Banana Republic	Denver, CO
*	1 West Flatiron Circle Unit 1052	Broomfield	CO		*	Banana Republic	Denver, CO
*	470 Lewis Avenue	Meriden	CT		*	Gap	New Haven et al, CT
*	154 Westfarms Mall	Farmington	CT		*	Gap	Hartford, CT
*	1201 Boston Post Road	Milford	CT		*	Gap	New Haven et al, CT
*	5065 Main Street	Trumbull	CT		*	Gap	New Haven et al, CT
*	100 Grey Rock Place	Stamford	CT		*	Gap	New Haven et al, CT
*	2165 Dixwell Avenue	Hamden	CT		*	Gap	New Haven et al, CT
*	850 Hartford Turnpike	Waterford	CT		*	Gap	New London, CT
*	1060 West Main Street	Branford	CT		*	Gap	New Haven et al, CT
*	7 Backus Avenue Space #216	Danbury	CT		*	Gap	New Haven et al, CT
*	69-71 Main Street	Westport	CT		*	Gap	New Haven et al, CT
*	467 West Avenue	Norwalk	CT		*	Gap	New Haven et al, CT
*	263 Greenwich Avenue	Greenwich	CT		*	Gap	New Haven et al, CT
*	380 West Main Street	Avon	CT		*	Gap	Hartford, CT
*	140 Glastonbury Blvd	Glastonbury	CT		*	Gap	Hartford, CT
*	440 Main Street	Ridgefield	CT		*	Gap	New Haven et al, CT
*	495 Union St., sp. 2044	Waterbury	CT		*	Gap	New Haven et al, CT

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	13 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	775 Main Street	Southbury	CT		*	Gap	New Haven et al, CT
*	2215 Black Rock Turnpike	Fairfield	CT		*	Gap	New Haven et al, CT
*	21 River Rd.	Wilton	CT		*	Gap	New Haven et al, CT
*	314 Flat Rock Place	Westbrook	CT		*	Gap Inc. Outlet	Hartford, CT
*	1499 Post Rd.	Farifield	CT		*	Banana Republic	New Haven et al, CT
*	300 Evergreen Way	South Windsor	CT	6074		BR
*	801 Evergreen Way	South Windsor	CT	6074		ON
*	110 Albany Turnpike	Canton	CT	6019		ON
*	25 Hazard Ave Rte 190	Enfield	CT	6082		ON
*	1212 Boston Post Road	Milford	CT		*	Old Navy	New Haven et al, CT
*	7 Backus Avenue	Danbury	CT		*	Old Navy	New Haven et al, CT
*	1459 New Britain Ave	West Hartford	CT		*	Old Navy	Hartford, CT
*	495 Union St. #1150	Waterbury	CT		*	Old Navy	New Haven et al, CT
*	520 Conneticut Avenue	Norwalk	CT		*	Old Navy	New Haven et al, CT
*	2335 Dixwell Ave	Hamden	CT		*	Old Navy	New Haven et al, CT
*	5065 Main Street	Trumbell	CT		*	Old Navy	New Haven et al, CT
*	850 Hartford Turnpike, Space H103A	Waterford	CT		*	Old Navy	New London, CT
*	2175 Summer Street	Stamford	CT		*	Old Navy	New Haven et al, CT
*	2215 Black Rock Turnpike	Fairfield	CT		*	Old Navy	New Haven et al, CT
*	286 New Britain Ave., Space C3	Plainville	CT		*	Old Navy	Hartford, CT
*	533 South Broad St.	Meriden	CT		*	Old Navy	New Haven et al, CT
*	160 River Rd	Lisbon	CT		*	Old Navy	New London, CT
*	400 Evergreen Way	South Windsor	CT	6074		BBY
*	201 Evergreen Way	South Windsor	CT	6074		Gap
*	495 Union St.	Waterbury	CT		*	Gap	New Haven et al, CT
*	380 W. Main St.	Avon	CT		*	Banana Republic	Hartford, CT
*	222 Killingtonworth Turnpike	Clinton	CT		*	Gap Inc. Outlet	Hartford, CT
*	254 Greenwich Avenue	Greenwich	CT		*	Banana Republic	New Haven et al, CT
*	554 West Farms MallSp B-219	Farmington	CT		*	Banana Republic	Hartford, CT
*	7 Backus Avenue	Danbury	CT		*	Banana Republic	New Haven et al, CT
*	100 Grey Rock Place Space F203	Stamford	CT	6901		BR
*	56-58 Main Street	Westport	CT		*	Banana Republic	New Haven et al, CT
*	421 West Farms - Sp. #C115	Farmington	CT		*	Gap	Hartford, CT
*	380 W. Main St.	Avon	CT		*	Gap	Hartford, CT
*	140 Glastonbury Blvd., Suite 23	Glastonbury	CT		*	Gap	Hartford, CT
*	5065 Main Street #231	Trumbull	CT		*	Gap	New Haven et al, CT
*	35 Main Street	Westport	CT		*	Gap	New Haven et al, CT
*	7 Backus Avenue Space #H107	Danbury	CT		*	Gap	New Haven et al, CT
*	100 Grey Rock Place	Stamford	CT		*	Gap	New Haven et al, CT
*	264 Greenwich Avenue	Greenwich	CT		*	Gap	New Haven et al, CT
*	1120 Conneticut Avenue Northwest	Washington	DC		*	Gap	Washington, DC-MD-VA-WV
*	1258 Wisconsin Avenue Northwest	Washington	DC		*	Gap	Washington, DC-MD-VA-WV
*	Space #1-2 & 3	Washington	DC		*	Gap	Washington, DC-MD-VA-WV
*	3200 M Street	Washington	DC		*	Banana Republic	Washington, DC-MD-VA-WV
*	601 13th Street NW	Washington	DC		*	Banana Republic	Washington, DC-MD-VA-WV

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	14 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	1267 Wisconsin Ave NW	Washington	DC		*	Gap	Washington, DC-MD-VA-WV
*	4737 Concord Pike #300	Wilimington	DE		*	Gap	Wilmington et al, DE-MD
*	318 Christiana Mall	Newark	DE		*	Gap	Wilmington et al, DE-MD
*	3500 HIGHWAY ONE	Rehoboth Beach	DE		*	Gap Inc. Outlet	DE AREA NOT IN ANY MSA
*	Rt 273 & Rt 95	Newark	DE	19702		ON
*	3011 Brandywine Parkway	Wilmington	DE		*	Old Navy	Wilmington et al, DE-MD
*	1365 North Dupont Hwy.	Dover	DE		*	Old Navy	Dover, DE
*	1600 Ocean Outlets, Sp 600	Rehoboth Beach	DE		*	Gap Inc. Outlet	DE AREA NOT IN ANY MSA
*	4350 hiway 1	Rehoboth Beach	DE		*	Gap Inc. Outlet	DE AREA NOT IN ANY MSA
*	305 Christiana Mall Sp. #327	Newark	DE		*	Banana Republic	Wilmington et al, DE-MD
*	4737 Concord Pike #300	Wilmington	DE		*	Gap	Wilmington et al, DE-MD
*	715 Christiana Mall	Newark	DE		*	Gap	Wilmington et al, DE-MD
*		Jacksonville	FL	32246		Gap
*		West Pal	fl	33414		GAP
*	10801 Corkscrew Rd	Estero	FL	33928		BRF
*	10801 Corkscrew Rd	Estero	FL	33928		OUT
*	2700 State Road 16	St. Augustine	FL	32092		BRF
*	1824 94th Drive	Vero Beach	FL	32966		BRF
*	3885 N.E. 163rd Street	North Miami Beach	FL		*	Gap Inc. Outlet	Miami, FL
*	7795 W. Flagler St.	Miami	FL		*	Gap Inc. Outlet	Miami, FL
*	15661 South Apopka Vineland Rd, suite#	Lake Buena Vista	FL		*	Gap Inc. Outlet	Orlando, FL
*	4200 Conroy Road	Orlando	FL		*	Banana Republic	Orlando, FL
*	10300 W FOREST HILLS BLVD	Wellington	FL		*	Banana Republic	West Plm Beach et al, FL
*		Jacksonville	FL	32246		BR
*	10562 Emerald CST Parkway West	Destin	FL		*	Gap Inc. Outlet	FL AREA NOT IN ANY MSA
*	5657 Factory Shops Blvd.	Ellenton	FL		*	Gap Inc. Outlet	Sarasota et al, FL
*	2223 N WEST SHORE BLVD	TAMPA	FL	33607-1411		BR
*	2281 Town Center Ave	Viera	FL	32940		ON
*		Jacksonville	FL	32246		ON
*	8201 S Tamaimi Trail Sp 598	Sarasota	FL		*	Gap	Sarasota et al, FL
*	288 Westshore Plaza	Tampa	FL		*	Gap	Tampa et al, FL
*	27001 US Hwy 19 North Suite 2059	Clearwater	FL		*	Gap	Tampa et al, FL
*	9409 Hwy 19	Port Richey	FL		*	Gap	Tampa et al, FL
*	420 Brandon Town Center	Brandon	FL		*	Gap	Tampa et al, FL
*	6901 22nd Avenue #832/834	St. Petersburg	FL		*	Gap	Tampa et al, FL
*	3501 South Tamiami, Space # 107	Sarasota	FL		*	Gap	Sarasota et al, FL
*	7917 Citrus Park Mall sp# 510	Tampa	FL		*	Gap	Tampa et al, FL
*	3800 US Highway 98 North	Lakeland	FL		*	Gap	Lakeland et al, FL
*	9501 Arlington Expressway	Jacksonville	FL		*	Gap	Jacksonville, FL
*	1910 Wells Rd	Orange Park	FL		*	Gap	Jacksonville, FL
*	10300 Southside Blvd Space #109	Jacksonville	FL		*	Gap	Jacksonville, FL
*	6655 Newberry Rd	Gainesville	FL		*	Gap	Gainesville, FL
*	451 E. Altamonte Dr	Altamonte Springs	FL		*	Gap	Orlando, FL
*	8001 S Orange Blossom Tr #628	Orlando	FL		*	Gap	Orlando, FL
*	400 Park Ave. South Suite 155	Winter Park	FL		*	Gap	Orlando, FL

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	15 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	136 Town Center Circle, Sp. B-10	Sanford	FL		*	Gap	Orlando, FL
*	3100 SW College Road #538	Ocala	FL		*	Gap	Ocala, FL
*	1700 Volusia Ave #248	Daytona Beach	FL		*	Gap	Daytona Beach, FL
*	9501 Arlington Expressway, Space #400	Jacksonville	FL		*	Old Navy	Jacksonville, FL
*	1910 Wells Road	Orange Park	FL		*	Old Navy	Jacksonville, FL
*	2110 University Square Mall	Tampa	FL		*	Old Navy	Tampa et al, FL
*	3800 US Hwy. 98 North #540	Lakeland	FL		*	Old Navy	Lakeland et al, FL
*	2500 W. Int’l Speedway Blvd. Suite 500	Daytona Beach	FL		*	Old Navy	Daytona Beach, FL
*	7220 N. Kendall Dr.	Miami	FL		*	Old Navy	Miami, FL
*	5100 N. 9th Ave. Sp C315A	Pensacola	FL		*	Old Navy	Pensacola, FL
*	4995 S. Cleveland Ave.	Ft. Myers	FL		*	Old Navy	Fort Myers et al, FL
*	9197 West Atlantic Blvd. Sp 9197	Coral Springs	FL		*	Old Navy	Fort Lauderdale, FL
*	8001 South Orange Blossom Trail, space	Orlando	FL		*	Old Navy	Orlando, FL
*	303 U.S. 301 Blvd. West, Sp. 613	Bradenton	FL		*	Old Navy	Sarasota et al, FL
*	1441 Tamiami Trail, Sp 649	Port Charlotte	FL		*	Old Navy	Punta Gorda, FL
*	3174 NW Federal Highway, Sp. 3160	Jensen Beach	FL		*	Old Navy	Fort Pierce et al, FL
*	6549 S. Tamiami Trail	Sarasota	FL		*	Old Navy	Sarasota et al, FL
*	1455 NW 107th Ave, Rm 194	Miami	FL		*	Old Navy	Miami, FL
*	3200 N. Federal Highway sp. 501	Fort Lauderdale	FL		*	Old Navy	Fort Lauderdale, FL
*	2566 East Colonial Drive	Orlando	FL		*	Old Navy	Orlando, FL
*	5498 Touchtone Dr.	Orlando	FL		*	Old Navy	Orlando, FL
*	3942 S.W. Archer Road #107	Gainesville	FL		*	Old Navy	Gainesville, FL
*	11830 Pines Blvd., Bldg. F	Pembroke Pines	FL		*	Old Navy	Fort Lauderdale, FL
*	9401 West Colonial Drive #360	Ocoee	FL		*	Old Navy	Orlando, FL
*	13605 S. Dixie Hwy #130	Miami	FL		*	Old Navy	Miami, FL
*	2497 Okeechobee Blvd #A	West Palm Beach	FL		*	Old Navy	West Plm Beach et al, FL
*	373 N. Congress Avenue	Boynton Beach	FL		*	Old Navy	West Plm Beach et al, FL
*	23674 US Highway 19 North #13	Clearwater	FL		*	Old Navy	Tampa et al, FL
*	19225 Biscayne Blvd.	Aventura	FL		*	Old Navy	Miami, FL
*	1900 9th St. North - Sp. M5	Naples	FL		*	Old Navy	Naples, FL
*	2415 N. Monroe Street, Space #303 Lwr	Tallahassee	FL		*	Old Navy	Tallahassee, FL
*	3801 Oakwood Drive	Hollywood	FL		*	Old Navy	Fort Lauderdale, FL
*	11531 NW 12th St.	Miami	FL		*	Old Navy	Miami, FL
*	Paradise Key S/C, SP G	Destin	FL		*	Old Navy	Fort Walton Beach, FL
*	6000 W. Glades Road, SP 1002-A	Boca Raton	FL		*	Old Navy	West Plm Beach et al, FL
*	8715 South West 124th Ave	Miami	FL		*	Old Navy	Miami, FL
*	403 N. Alafaya Trail, Sp 6	Orlando	FL		*	Old Navy	Orlando, FL
*	300 Mary Esther Blvd., Sp 8H	Ft. Walton	FL		*	Old Navy	Fort Walton Beach, FL
*	82 Vineland Ave space 400	Orlando	FL		*	Gap Inc. Outlet	Orlando, FL
*	12801 West Sunrise Blvd.	Sunrise	FL		*	Gap Inc. Outlet	Fort Lauderdale, FL
*	8000 W. Broward Blvd	Plantation	FL		*	Gap	Fort Lauderdale, FL
*	1966 Tamiami Trail North	Naples	FL		*	Gap	Naples, FL
*	1801 Palm Beach Lake Rd.	West Palm Beach	FL		*	Gap	West Plm Beach et al, FL
*	4125 Cleveland Ave #71	Fort Myers	FL		*	Gap	Fort Myers et al, FL
*	2516 E. Sunrise Blvd #K-9	Ft. Lauderdale	FL		*	Gap	Fort Lauderdale, FL

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	16 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	19501 Biscayne Blvd., Sp. #439/447	N. Miami Beach	FL		*	Gap	Miami, FL
*	9541 Atlantic Blvd.	Coral Springs	FL		*	Gap	Fort Lauderdale, FL
*	801 N. Congress Ave. #295	Boynton Beach	FL		*	Gap	West Plm Beach et al, FL
*	6000 Glades Rd #329	Boca Raton	FL		*	Gap	West Plm Beach et al, FL
*	3174 Northwest Federal Hwy SP# 3440	Jensen Beach	FL		*	Gap	Fort Pierce et al, FL
*	3101 PGA Blvd. Sp. 223	Palm Beach	FL		*	Gap	West Plm Beach et al, FL
*	8888 S.W. 136th ST	Miami	FL		*	Gap	Miami, FL
*	401 Biscayne Blvd #R103	Miami	FL		*	Gap	Miami, FL
*	3015 Grand Ave #101	Coconut Grove	FL		*	Gap	Miami, FL
*	7271 Dadeland Mall, sp. 3250/3260	Miami	FL		*	Gap	Miami, FL
*	9700 Collins Avenue #269	Bal Harbour	FL		*	Gap	Miami, FL
*	5415 Tamiami Trail North #310	Naples	FL		*	Gap	Naples, FL
*	11401 Pines Blvd	Pembroke Pines	FL		*	Gap	Fort Lauderdale, FL
*	8705 S. WEST 124TH AVE	Miami	FL		*	Gap	Miami, FL
*	673 Collins Ave., Sp. 1	Miami Beach	FL		*	Gap	Miami, FL
*	6200 20th St., Sp. 412	Vero Beach	FL		*	Gap	FL AREA NOT IN ANY MSA
*	5701 Sunset Dr., Suite 274	South Miami	FL		*	Gap	Miami, FL
*	13499 U.S. 41, Suite . 135	Ft. Meyers	FL		*	Gap	Fort Myers et al, FL
*	1455 NW 107th Ave.	Miami	FL		*	Gap	Miami, FL
*	19501 Biscayne Blvd., Sp. #745	Aventura	FL		*	Gap	Miami, FL
*	1700 W. New Haven Ave	Melbourne	FL		*	Gap	Melbourne et al, FL
*	1001-1009 Lincoln Road	Miami Beach	FL		*	Gap	Miami, FL
*	701 South RoseMary Ave	West Palm Beach	FL		*	Gap	West Plm Beach et al, FL
*	2100 S. University Dr.	Davie	FL		*	Old Navy	Fort Lauderdale, FL
*	9409 US highway 19 Ste107A	Port Richey	FL		*	Old Navy	Tampa et al, FL
*	250 Westshore Plaza	Tampa	FL		*	Old Navy	Tampa et al, FL
*	550 North State Rd. 7	Royal Palm Beach	FL		*	Old Navy	West Plm Beach et al, FL
*	1564 Governors Square Blvd.	Tallahassee	FL		*	Old Navy	Tallahassee, FL
*	4200 Conroy Road	Orlando	FL		*	Gap	Orlando, FL
*	5100 North 9th Ave	Pensacola	FL		*	Gap	Pensacola, FL
*	1500 Apalachee Parkway	Tallahassee	FL		*	Gap	Tallahassee, FL
*	2414 North Monroe Street	Tallahassee	FL		*	Gap	Tallahassee, FL
*	2164 Martin Luther King Jr. Blvd.	Panama City	FL		*	Gap	Panama City, FL
*	300 Mary Esther Blvd. Suite 1F	Mary Esther	FL		*	Gap	Fort Walton Beach, FL
*	7171 N. Davis Highway	Pensacola	FL		*	Gap	Pensacola, FL
*	1900 9th Street North - Sp. L-5	Naples	FL		*	Gap	Naples, FL
*	9700 Collins Avenue	Bal Harbour	FL		*	Gap	Miami, FL
*	701 South RoseMary Ave	West Palm Beach	FL		*	Banana Republic	West Plm Beach et al, FL
*	5401 W. Oakridge Road Suite #17	Orlando	FL		*	Gap Inc. Outlet	Orlando, FL
*	10676 Highway 98 East #141-142	Destin	FL		*	Gap Inc. Outlet	FL AREA NOT IN ANY MSA
*	2700 State Rd 16 Space 101	St. Augustine	FL		*	Gap Inc. Outlet	Jacksonville, FL
*	12801 West Sunrise Blvd #	Sunrise	FL		*	Gap Inc. Outlet	Fort Lauderdale, FL
*	15807 Apopka Vineland	Orlando	FL		*	Gap Inc. Outlet	Orlando, FL
*	5141 Factory Shops Space # 675	Ellenton	FL		*	Gap Inc. Outlet	Sarasota et al, FL
*	250 East Palm Drive	Florida City	FL		*	Gap Inc. Outlet	Miami, FL

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	17 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	20350 Summerline Road	Fort Meyers	FL		*	Gap Inc. Outlet	Fort Myers et al, FL
*	8888 SW 136th ST	Miami	FL		*	Banana Republic	Miami, FL
*	2584 E. Sunrise Blvd. Space J18	Fort Lauderdale	FL		*	Banana Republic	Fort Lauderdale, FL
*	6000 West Glades Rd	Boca Raton	FL		*	Banana Republic	West Plm Beach et al, FL
*	9700 Colins Ave Space 246	Bal Harbour	FL		*	Banana Republic	Miami, FL
*	5555 Tamiami Trail North	Naples	FL		*	Banana Republic	Naples, FL
*	3101 PGA Blvd Space #Q219	Palm Beach Gardens	FL		*	Banana Republic	West Plm Beach et al, FL
*	2911 Grand Avenue	Coconut Grove	FL		*	Banana Republic	Miami, FL
*	800 Collins Avenue	South Miami Beach	FL		*	Banana Republic	Miami, FL
*	451 Almonte Ave., Suite 537-541	Altamonte Springs	FL		*	Banana Republic	Orlando, FL
*	19575 Biscayne Blvd., #1625	Aventura	FL		*	Banana Republic	Miami, FL
*	8001 S. Orange Blossom Trial	Orlando	FL		*	Banana Republic	Orlando, FL
*	5701 Sunset Dr. Suite #226	Miami	FL		*	Banana Republic	Miami, FL
*	425 Plaza Real	Boca Raton	FL		*	Banana Republic	West Plm Beach et al, FL
*	7401 N. Candle Dr., Sp. #1670	Miami	FL		*	Banana Republic	Miami, FL
*	92 Southgate Plaza	Sarasota	FL		*	Banana Republic	Sarasota et al, FL
*	1500 Apalachee Parkwary #2032 & 2034	Tallahassee	FL		*	Banana Republic	Tallahassee, FL
*	10300 Southside Blvd.	Jacksonville	FL		*	Banana Republic	Jacksonville, FL
*	281 Westshore Plaza Sp #C8	Tampa	FL		*	Banana Republic	Tampa et al, FL
*	7964 Citrus Park Town Center Sp. #860	Tampa	FL		*	Banana Republic	Tampa et al, FL
*	1100 Lincoln Road	Miami Beach	FL		*	Banana Republic	Miami, FL
*	501 Duval Street	Key West	FL		*	Banana Republic	FL AREA NOT IN ANY MSA
*	13499 US hwy 41 S.E.	Ft. Myers	FL		*	Banana Republic	Fort Myers et al, FL
*	Space #498	Boca Raton	FL		*	Gap	West Plm Beach et al, FL
*	7615 Dadeland Blvd. (Temp-7521 - sp - 12	Miami	FL		*	Gap	Miami, FL
*	8888 SW 136th Street	Miami	FL	33176		BBY
*		West Palm	FL	33414		KID
*		Naples	FL	34108		GAP
*	451 East Altamonte Drive	Altamonte Springs	FL	2886		KIDS/BABY
*	19757 Biscayne Blvd., Sp. #331	Miami	FL		*	Gap	Miami, FL
*	2974-2982 Grand Avenue	Coconut Grove	FL	33133		KIDS/BABY
*	7589 Dadeland Mall Sp 2140	Miami	FL		*	Gap	Miami, FL
*	200 Town Center Circle, Sp.B9	Sanford	FL		*	Gap	Orlando, FL
*	253 West Shore Plaza, Sp. 314	Tampa	FL		*	Gap	Tampa et al, FL
*	6901 22nd Ave North	St. Petersburg	FL		*	Gap	Tampa et al, FL
*		Jacksonville	FL	32246		KID
*	6000 Glades Road	Boca Raton	FL		*	Gap	West Plm Beach et al, FL
*	3101 PGA Blvd	Palm Beach Gardens	FL		*	Gap	West Plm Beach et al, FL
*	401 Biscayne Blvd #N-139	Miami	FL		*	Gap	Miami, FL
*	8001 South Orange Blossom Space #598	Orlando	FL	32809		KIDS/BABY
*	10300 Southside Blvd Space #108	Jacksonville	FL		*	Gap	Jacksonville, FL
*	27001 US Hwy 19 North	Clearwater	FL		*	Gap	Tampa et al, FL
*	Building 50	Melbourne	FL	32940		BBY
*	4400 Ashford/Dunwoody, 2222-2224	Atlanta	GA		*	Gap	#N/A
*	3393 Peachtree NE Space 3044 & 3045	Atlanta	GA		*	Gap	#N/A

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	18 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	1321 Cumberland Mall	Atlanta	GA		*	Gap	#N/A
*	2100 Pleasant Hill Rd Suite #161	Duluth	GA		*	Gap	#N/A
*	400 ERNEST BARRETT PKWY	Kennesaw	GA		*	Gap	#N/A
*	1082 North Point Circle	Alpharetta	GA		*	Gap	#N/A
*	4475 Roswell Road	Marietta	GA		*	Gap	#N/A
*	915 Mount Berry Square	Rome	GA		*	Gap	GA AREA NOT IN ANY MSA
*	3333 Buford Drive Sp. 1090	Buford	GA		*	Gap	#N/A
*	6588 Douglas Blvd suite 2090	Douglasville	GA		*	Gap	#N/A
*	3700 Atlanta Highway	Athens	GA		*	Gap	#N/A
*	3500 Peachtree Rd., NE., Suite #E18, 19	Atlanta	GA		*	Gap	#N/A
*	214 City Circle	Peachtree	GA		*	Gap	#N/A
*	1905 Scenic Hwy/Hwy 124 bldg 10000	Snellville	GA		*	Gap	#N/A
*	2929 Turner Hill Road	Lithonia	GA		*	Gap	#N/A
*	800 Highway 400 South	Dawsonville	GA		*	Gap Inc. Outlet	#N/A
*	1000 Stanley K Tanger Blvd.	Locust Grove	GA		*	Gap Inc. Outlet	#N/A
*	111 Tanger Dr.	Commerce	GA		*	Gap Inc. Outlet	GA AREA NOT IN ANY MSA
*	1000 Tanger Dr. Sp203A	Locust Grove	GA		*	Gap Inc. Outlet	#N/A
*	455 Belwood Road	Calhoun	GA		*	Gap Inc. Outlet	GA AREA NOT IN ANY MSA
*	7804 Abercorn Street	Savannah	GA	31406		ON
*	McEver Rd & Dawsonville Hwy	Gainesville	GA	30501		ON
*	3661 Eisenhower Parkway Sp. 204	Macon	GA		*	Gap	Macon, GA
*	7804 Abercorn St /rel from 7 to #Sp. 6	Savannah	GA		*	Gap	Savannah, GA
*	14045 Abercorn St	Savannah	GA		*	Gap	Savannah, GA
*	100 Mall Blvd # D-3	Brunswick	GA		*	Gap	GA AREA NOT IN ANY MSA
*	122 W. Broughton Ave.	Savannah	GA		*	Gap	Savannah, GA
*	591 Bullsboro Drive	Newnan	GA		*	Old Navy	#N/A
*	3650 Atlanta Hwy 78	Athens	GA		*	Old Navy	#N/A
*	5145 Peachtree Parkway	Norcross	GA		*	Old Navy	#N/A
*	3131 Columbia - Manchester Expwy, 74-75	Columbus	GA		*	Gap	Columbus, GA-AL
*	2601 Dawson Road	Albany	GA		*	Gap	#N/A
*	2255 Pleasant Hill Road, Sp 450	Duluth	GA		*	Old Navy	#N/A
*	6100 North Point Parkway	Alpharetta	GA		*	Old Navy	#N/A
*	740 Barrett Parkway #200	Kennesaw	GA		*	Old Navy	#N/A
*	1865 B. Mt. Zion Rd.	Morrow	GA		*	Old Navy	#N/A
*	5370 Hwy 78 Suite 500	Stone Mountain	GA		*	Old Navy	#N/A
*	116 Pavilion Parkway	Fayetteville	GA		*	Old Navy	#N/A
*	1 Buckhead Loop, NE	Atlanta	GA		*	Old Navy	#N/A
*	1291 Johnson Ferry Road #800	Marietta	GA		*	Old Navy	#N/A
*	1161 Hammond Dr., Suite 140	Atlanta	GA		*	Old Navy	#N/A
*	219 Robert C. Daniel Parkway	Augusta	GA		*	Old Navy	#N/A
*	3661 Eisenhower Parkway #64	Macon	GA		*	Old Navy	Macon, GA
*	3101 Cobb Parkway	Atlanta	GA		*	Old Navy	#N/A
*	4155 Austell Rd, Suite 200	Austell	GA		*	Old Navy	#N/A
*	5555 Whittlesey Blvd, sp 2700	Columbus	GA		*	Old Navy	Columbus, GA-AL
*	3379 Buford Drive, Sp 1022	Buford	GA		*	Old Navy	#N/A

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	19 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	6588 Douglas Blvd. Space E-2	Douglasville	GA		*	Old Navy	#N/A
*	2059 Scenic Hwy #106	Snellville	GA		*	Old Navy	#N/A
*	2049 Augusta Mall	Augusta	GA		*	Gap	#N/A
*	1590 Dogwood Drive	Conyers	GA		*	Old Navy	#N/A
*	2601 Dawson Road,	Albany	GA		*	Old Navy	#N/A
*	122 Woodstock Square Ave.	Woodstock	GA		*	Old Navy	#N/A
*	800 Highway 400 South, Suite 973	Dawsonville	GA		*	Gap Inc. Outlet	#N/A
*	800 Steven B. Tanger Blvd., Sp 1005	Commerce	GA		*	Gap Inc. Outlet	GA AREA NOT IN ANY MSA
*	4800 Briarcliff Road, Sp. 1038	Atlanta	GA		*	Old Navy	#N/A
*	2620 Carl Vinson Pkwy	Warner Robins	GA		*	Old Navy	Macon, GA
*	4653 Presidentil Pkwy.	Macon	GA		*	Old Navy	Macon, GA
*	2601 Dawson Rd.	Albany	GA		*	Gap	#N/A
*	121-125 West Broughton St.	Savannah	GA		*	Banana Republic	Savannah, GA
*	455 Belwood Road	Calhoun	GA		*	Gap Inc. Outlet	GA AREA NOT IN ANY MSA
*	One Magnolia Bluff, sp 555	Darlen	GA		*	Gap Inc. Outlet	GA AREA NOT IN ANY MSA
*	800 Steven B. Tanger Blvd., #209	Commerce	GA		*	Gap Inc. Outlet	GA AREA NOT IN ANY MSA
*	800 Hwy. 400 S. # 300	Dawsonville	GA		*	Gap Inc. Outlet	#N/A
*	5327 Mill Store Road	Lake Park	GA		*	Gap Inc. Outlet	GA AREA NOT IN ANY MSA
*	3393 Peachtree Road, NE	Atlanta	GA		*	Banana Republic	#N/A
*	4400 Ashford Dunwoody	Atlanta	GA		*	Banana Republic	#N/A
*	1082 North Point Circle	Alpharetta	GA		*	Banana Republic	#N/A
*	4200 Paces Ferry Road	Atlanta	GA		*	Banana Republic	#N/A
*	4475 Roswell Rd., Suite 920, Bldg D	Atlanta	GA		*	Banana Republic	#N/A
*	3333 Buford Dr., Suite 1058	Buford	GA		*	Banana Republic	#N/A
*	220 City Circle	Peachtree	GA		*	Banana Republic	#N/A
*	3393 Peachtree Rd. - Sp. 4047	Atlanta	GA		*	Gap	#N/A
*	3393 Peach Tree Road NE #3099	Atlanta	GA		*	Gap	#N/A
*	3450 Wrightsbord Road	Augusta	GA		*	Gap	#N/A
*	400 Ernest Barret Pkwy #4020	Kennesaw	GA		*	Gap	#N/A
*	1450 Ala Moana #2217	Honolulu	HI		*	Gap	Honolulu, HI
*	98-1005 Moanalua Rd sp# 240	Aiea	HI		*	Gap	Honolulu, HI
*	4211 Waialae Ave	Honolulu	HI		*	Gap	Honolulu, HI
*	275 Kaahumanu Center	Kahului	HI		*	Gap	HI AREA NOT IN ANY MSA
*	3750 Wailea Alanui Drive	Wailea	HI		*	Gap	HI AREA NOT IN ANY MSA
*	900 Front St., Bldg., E-5	Lahaina	HI		*	Gap	HI AREA NOT IN ANY MSA
*	270 Dairy Rd. Ste 120	Kahului	HI		*	Old Navy	HI AREA NOT IN ANY MSA
*	94798 Lumiaina Street, Ste 411	Waipahu	HI		*	Gap Inc. Outlet	Honolulu, HI
*	1450 Ala Moana Blvd. Sp 1011	Honolulu	HI		*	Old Navy	Honolulu, HI
*	94-815 Lumiaina Street, Bldg. 6	Waipahu	HI		*	Old Navy	Honolulu, HI
*	1450 Ala Moana Blvd #3009	Honolulu	HI		*	Banana Republic	Honolulu, HI
*	4211 Waialae Ave, Sp W2	Honolulu	HI		*	Banana Republic	Honolulu, HI
*	900 Front St., Sp C1	Lahaina	HI		*	Banana Republic	HI AREA NOT IN ANY MSA
*	2080 Kalakaua Ave.	Honolulu	HI		*	Banana Republic	Honolulu, HI
*	3750 Wailea Alanui Dr. Space A-47	Wailea	HI		*	Banana Republic	HI AREA NOT IN ANY MSA
*	4211 Waialae Ave Spc B-6R	Honolulu	HI		*	Gap	Honolulu, HI

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	20 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	4400 Sergeant Rd.	Sioux City	IA		*	Gap	Sioux City, IA-NE
*	505 Tanger Dr.	Williamsburg	IA		*	Gap Inc. Outlet	Iowa City, IA
*	60th & 335th Streets	Des Moines	IA	50266		ON
*	1451 Coral Ridge Avenue, Suite 1216	Coralville	IA		*	Old Navy	Iowa City, IA
*	1551 Valley West Drive #117	W. Des Moines	IA		*	Gap	Des Moines, IA
*	3800 Merle Hay Rd	Des Moines	IA		*	Gap	Des Moines, IA
*	1111 E. Army Post Road, Sp. 134	Des Moines	IA		*	Gap	Des Moines, IA
*	1451 Coral Ridge Mall	Coralville	IA		*	Gap	Iowa City, IA
*	2060 Crossroads Blvd	Waterloo	IA		*	Gap	Waterloo et al, IA
*	555 John F. Kennedy Road	Dubuque	IA		*	Gap	Dubuque, IA
*	2801 Grand Avenue	Ames	IA		*	Gap	IA AREA NOT IN ANY MSA
*	4444 1st Ave NE	Cedar Rapids	IA		*	Gap	Cedar Rapids, IA
*	3800 Merle Hay Road, Suite 400	Des Moines	IA		*	Old Navy	Des Moines, IA
*	345 Collins Rd. N.E.	Cedar Rapids	IA		*	Old Navy	Cedar Rapids, IA
*	1751 Madison Avenue	Council Bluffs	IA		*	Old Navy	Omaha, NE-IA
*	2060 Crossroads Center	Waterloo	IA		*	Old Navy	Waterloo et al, IA
*	4014 East 53rd St.	Davenport	IA		*	Old Navy	Davenport et al, IA-IL
*	2465 NW Arterial	Dubuque	IA		*	Old Navy	Dubuque, IA
*	101 JORDAN CREEK PKWY	WEST DES MOINES	IA	50266-8115		GAP
*	1451 Coral Ridge Ave	Coralville	IA		*	Gap	Iowa City, IA
*	245 Tanger Drive	Williamsburg	IA		*	Gap Inc. Outlet	Iowa City, IA
*	1551 Valley West Drive Sp283	Des Moines	IA		*	Banana Republic	Des Moines, IA
*	1551 35th Street #207	West Des Moines	IA		*	Gap	Des Moines, IA
*	320 W. Kimberly Road	Davenport	IA		*	Gap	Davenport et al, IA-IL
*	320 West Kimberley Space #41	Davenport	IA		*	Gap	Davenport et al, IA-IL
*		WEST DES MOINES	IA	50266		BBY
*	2300 East 17th Street Sp # 1184	Idaho Falls	ID		*	Gap	ID AREA NOT IN ANY MSA
*	350 N. Milwaukee	Boise	ID		*	Gap	Boise City, ID
*	526 N. Milwaukee Street	Boise	ID		*	Old Navy	Boise City, ID
*	3401 East Fairview Avenue	Meridian	ID		*	Old Navy	Boise City, ID
*	2300 East 17th St., Ste. 1200	Idaho Falls	ID		*	Old Navy	ID AREA NOT IN ANY MSA
*	2030 Bridgeview Blvd	Twin Falls	ID		*	Old Navy	ID AREA NOT IN ANY MSA
*	350 North Milwaukee sp 1139	Boise	ID		*	Banana Republic	Boise City, ID
*	3216 North Broadway Avenue	Chicago	IL		*	Gap	Chicago, IL
*	Space G13	Vernon Hills	IL		*	Gap	Chicago, IL
*	1324 Northbrook Court	Northbrook	IL		*	Gap	Chicago, IL
*	835 North Michigan Ave - Sp. 406	Chicago	IL		*	Gap	Chicago, IL
*	436 Orland Square Space #H-6	Orland Park	IL		*	Gap	Chicago, IL
*	432 Oakbrook Center	Oakbrook	IL		*	Gap	Chicago, IL
*	244 Yorktown Center	Lombard	IL		*	Gap	Chicago, IL
*	195 Fox Valley Center	Aurora	IL		*	Gap	Chicago, IL
*	Woodfield Mall Space #E123	Schaumburg	IL		*	Gap	Chicago, IL
*	209 Stratford Square	Bloomingdale	IL		*	Gap	Chicago, IL
*	560 Chicago Ridge Mall Sp A-5	Chicago	IL		*	Gap	Chicago, IL
*	4131 Harlem Avenue	Norridge	IL		*	Old Navy	Chicago, IL

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	21 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	3155 N. Lincoln Avenue	Chicago	IL		*	Gap	Chicago, IL
*	275 Old Orchard Center Suite 5A	Skokie	IL		*	Gap	Chicago, IL
*	225 Main Street	Naperville	IL		*	Gap	Chicago, IL
*	435 North Harlem Ave.	Chicago	IL		*	Gap	Chicago, IL
*	3333 West Touhy Ave	Lincolnwood	IL		*	Gap	Chicago, IL
*	2778 N MILWAUKEE AVE	Chicago	IL		*	Gap Inc. Outlet	Chicago, IL
*	585 East Palatine Road	Arlington Heights	IL		*	Gap	Chicago, IL
*	1001 East 75th Street	Woodridge	IL		*	Gap	Chicago, IL
*	0	Calumet City	IL		*	Gap	Chicago, IL
*	1706 Sherman Street	Evanston	IL		*	Gap	Chicago, IL
*	70 West Madison #3	Chicago	IL		*	Gap	Chicago, IL
*	225 East Deerpath Suite 50	Lake Forest	IL		*	Gap	Chicago, IL
*	555 N.Michigan	Chicago	IL		*	Gap	Chicago, IL
*	101 S. WASHINGTON ST	Hinsdale	IL		*	Gap	Chicago, IL
*	301 South Naperville Road	Wheaton	IL		*	Gap	Chicago, IL
*	925 Green Bay Road #137	Hubbard Woods	IL		*	Gap	Chicago, IL
*	2501 W. Wabash Ave.	Springfield	IL		*	Gap	Springfield, IL
*	935 W. North Ave.	Chicago	IL		*	Gap	Chicago, IL
*	2000 North Neil Street	Champaign	IL		*	Gap	Champaign et al, IL
*	20530 North Rand Rd. Sp.#140	Deer Park	IL		*	Gap	Chicago, IL
*	7501 W.Cermak Rd	North Riverside	IL		*	Gap	Chicago, IL
*	214 Commons Drive	Geneva	IL		*	Gap	Chicago, IL
*	COUNTY LINE ROAD & RANDALL ROAD	ALGONQUIN	IL	60102		Gap
*	5201 W WAR MEMORIAL DR	Peoria	IL			Old Navy	Peoria et al, IL
*	107 St. Clair Square	Fairview Heights	IL		*	Gap	St. Louis, MO-IL
*	1237 E.Main	Carbondale	IL		*	Gap	IL AREA NOT IN ANY MSA
*		HUNTLEY	IL	60142		BRF
*	1650 Premium Outlets Blvd	Aurora	IL	60504		OUT
*	1650 Premium Outlets Blvd	Aurora	IL	60504		BRF
*	436 Orland Square Dr	Orland Park	IL		*	Banana Republic	Chicago, IL
*	214 Commons Drive	Geneva	IL		*	Banana Republic	Chicago, IL
*	5201 W WAR MEMORIAL DR	PEORIA	IL	61615-9261		BR
*	County Line & Randall Rd	Algonquin	IL	60102		ON
*	413 N MILWAUKEE AVE	VERNON HILLS	IL	60061		OLD NAVY
*		Calumet City	IL	60409		WHS
*	6011 N. Illinois St	Fairview heights	IL		*	Old Navy	St. Louis, MO-IL
*	3261 S VETERANS PKWY	Springfield	IL		*	Old Navy	Springfield, IL
*	330 E. Rand Road	Arlington Heights	IL	60004		ON
*	1237 E. Main St.	Carbondale	IL		*	Old Navy	IL AREA NOT IN ANY MSA
*	3333 West Touhy Avenue, Sp B1	Lincolnwood	IL		*	Old Navy	Chicago, IL
*	1596 N. Kingsbury	Chicago	IL		*	Old Navy	Chicago, IL
*	253 Lincoln Mall - Space 266	Matteson	IL		*	Old Navy	Chicago, IL
*	716 Town Center Boulevard	Champaign	IL		*	Old Navy	Champaign et al, IL
*	6901 Grand Ave.	Gurnee	IL		*	Old Navy	Chicago, IL
*	7501 W. Cermark Rd	North Riverside	IL		*	Old Navy	Chicago, IL

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	22 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	2711 Plainfield Rd.	Joliet	IL		*	Old Navy	Chicago, IL
*	238 Commons Drive	Chicago Ridge	IL		*	Old Navy	Chicago, IL
*	220 South Route 59 Ste #A2	Naperville	IL		*	Old Navy	Chicago, IL
*	6630 East State St.	Rockford	IL		*	Old Navy	Rockford, IL
*	138 Danada Square West	Wheaton	IL		*	Old Navy	Chicago, IL
*	7601 South Cicero Ave	Chicago	IL		*	Old Navy	Chicago, IL
*	2155 W. 22nd Street #6	Oakbrook	IL		*	Old Navy	Chicago, IL
*	1498 Golf Road	Schaumburg	IL		*	Old Navy	Chicago, IL
*	1730 West Fullerton Avenue	Chicago	IL		*	Old Navy	Chicago, IL
*	35 N. State St & 1-17 E. Washington St	Chicago	IL		*	Old Navy	Chicago, IL
*	346 W. Army Trail Road	Bloomingdale	IL		*	Old Navy	Chicago, IL
*	1572 S. Randall Road	Geneva	IL		*	Old Navy	Chicago, IL
*	417 N. Harlem Avenue	Oak Park	IL		*	Old Navy	Chicago, IL
*	733 West Hickory , Sp 1165	Forsyth	IL		*	Old Navy	Decatur, IL
*	1615 E. Empire Street #1341	Bloomington	IL		*	Old Navy	Bloomington et al, IL
*	9435 Skokie Blvd.	Skokie	IL		*	Old Navy	Chicago, IL
*	120 Orland Park Place, Space 102	Orland Park	IL		*	Old Navy	Chicago, IL
*	6170 West Grand Avenue	Gurnee	IL		*	Gap Inc. Outlet	Chicago, IL
*	7220-A Dempster Street	Morton Grove	IL		*	Old Navy	Chicago, IL
*	1150 75th Street	Downers Grove	IL		*	Old Navy	Chicago, IL
*	4905 West North Ave.	Chicago	IL		*	Old Navy	Chicago, IL
*	7200 Harrison Avenue sp#	Rockford	IL		*	Gap	Rockford, IL
*	4501 War Memorial #127	Peoria	IL		*	Gap	Peoria et al, IL
*	1615 East Empire Sp. 1130	Bloomington	IL		*	Gap	Bloomington et al, IL
*	20505 North Rand Rd.	Kildeer	IL		*	Old Navy	Chicago, IL
*	2347 Sycamore Road	Dekalb	IL		*	Old Navy	Chicago, IL
*	Space D12A,D13,	Orland Park	IL	60462		GAP FULL CON
*	44 South Washington Street	Hinsdale	IL		*	Gap	Chicago, IL
*	1740 N. Sheffield Avenue	Chicago	IL		*	Gap	Chicago, IL
*	900 N Michigan Ave	Chicago	IL		*	Banana Republic	Chicago, IL
*	1492 Fox Valley Center	Aurora	IL		*	Banana Republic	Chicago, IL
*	913-49 West North Avenue	Chicago	IL		*	Banana Republic	Chicago, IL
*	11800 Factory Shop Blv Sp. 500	Huntley	IL		*	Gap Inc. Outlet	Chicago, IL
*	6170 West Grand Avenue Sp 509	Gurnee	IL		*	Gap Inc. Outlet	Chicago, IL
*	E800 Tuscola Blvd	Tuscola	IL		*	Gap Inc. Outlet	IL AREA NOT IN ANY MSA
*	1044 Northbrook Court	Northbrook	IL		*	Banana Republic	Chicago, IL
*	835 North Michigan Avenue #405	Chicago	IL		*	Banana Republic	Chicago, IL
*	Space E131	Schaumburg	IL		*	Banana Republic	Chicago, IL
*	311 Naperville Rd	Wheaton	IL		*	Banana Republic	Chicago, IL
*	30 Old Orchard Road	Skokie	IL		*	Banana Republic	Chicago, IL
*	2104 North Halsted	Chicago	IL		*	Banana Republic	Chicago, IL
*	80 Oakbrook Center	Oakbrook	IL		*	Banana Republic	Chicago, IL
*	744 North Michigan Avenue	Chicago	IL		*	Banana Republic	Chicago, IL
*	219 Hawthrone Center	Vernon Hills	IL		*	Banana Republic	Chicago, IL
*	643 Central Avenue	Highland Park	IL		*	Banana Republic	Chicago, IL

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	23 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	20530 North Rand Road	Deer Park	IL		*	Banana Republic	Chicago, IL
*	2108 North Halsted	Chicago	IL		*	Gap	Chicago, IL
*	1554 Spring Hill Mall	West Dundee	IL		*	Gap	Chicago, IL
*	2501 West Wabash Sp B-7	Springfield	IL		*	Gap	Springfield, IL
*	1262 Fox Valley Center #H-10	Aurora	IL		*	Gap	Chicago, IL
*	109 Stratford Sq., Sp.A9	Bloomingdale	IL		*	Gap	Chicago, IL
*	203 Yorktown Center	Lombard	IL		*	Gap	Chicago, IL
*	460 Orland Square	Orland Park	IL	60462		GAP FULL CON
*	Woodfield Mall #J-301	Schaumburg	IL		*	Gap	Chicago, IL
*	661 Central Ave	Highland park	IL		*	Gap	Chicago, IL
*	835 North Michigan Avenue #7	Chicago	IL		*	Gap	Chicago, IL
*	175 Old Orchard Road	Skokie	IL		*	Gap	Chicago, IL
*	533 Oakbrook Center	Oak Brook	IL		*	Gap	Chicago, IL
*	2000 N. Niles Street	Champaign	IL	671821		KIDS/BABY
*	2150 Southlake Mall AU 528	Merrillville	IN		*	Gap	Gary, IN
*	221 Lighthouse place	Michigan City	IN		*	Gap Inc. Outlet	Gary, IN
*	11721 N. Executive	Edinburg	IN	46124		BRF
*	6020 East 82nd St #142	Indianapolis	IN		*	Gap	Indianapolis, IN
*	1251 US 31 North	Greenwood	IN		*	Gap	Indianapolis, IN
*	2415 Sagamore Parkway N.	Lafayette	IN		*	Gap	Lafayette, IN
*	8701 Keystone Crossing Sp. 30-33	Indianapolis	IN		*	Gap	Indianapolis, IN
*	800 North Greenriver Road	Evansville	IN		*	Gap	Evansville et al, IN-KY
*	3401 South Highway 41 (relo E-9)	Terre Haute	IN		*	Gap	Terre Haute, IN
*	49 West Maryland St.	Indianapolis	IN		*	Gap	Indianapolis, IN
*	10202 E.Washington St.	Indianapolis	IN		*	Gap	Indianapolis, IN
*	3501 N. Granville	Muncie	IN		*	Gap	Muncie, IN
*	4110 West Jefferson Blvd	Fort Wayne	IN		*	Gap	Fort Wayne, IN
*		Indianapolis	IN	46275		ON
*	2895 N. National Road	Columbus	IN	47201		ON
*	2894 East 3rd Street, Space F11	Bloomington	IN		*	Old Navy	Bloomington, IN
*	3501 N. Granville Avenue #H02B	Muncie	IN		*	Old Navy	Muncie, IN
*	2415 Sagamore Parkway South	Lafayette	IN		*	Old Navy	Lafayette, IN
*	1251 US 31 North	Greenwood	IN		*	Old Navy	Indianapolis, IN
*	5750 A. Crawfordsville Road	Speedway	IN		*	Old Navy	Indianapolis, IN
*	2164 E. 80th Avenue	Hobart	IN		*	Old Navy	Gary, IN
*	8631 River Crossing Blvd.	Indianapolis	IN		*	Old Navy	Indianapolis, IN
*	4510 N. Grape Road	Mishawaka	IN		*	Old Navy	South Bend, IN
*	721 Northcrest	Ft. Wayne	IN		*	Old Navy	Fort Wayne, IN
*	140 West Washington #B1A	Indianapolis	IN		*	Old Navy	Indianapolis, IN
*	220 E. 116th Street	Carmel	IN		*	Old Navy	Indianapolis, IN
*	800 N. Green River Road, Sp 202	Evansville	IN		*	Old Navy	Evansville et al, IN-KY
*	2685 East Main Street, Sp. 109	Plainfield	IN		*	Old Navy	Indianapolis, IN
*	6101 North Keystore Avenue	Indianapolis	IN		*	Old Navy	Indianapolis, IN
*	1114 S. 17th St.	Kokomo	IN		*	Old Navy	Kokomo, IN
*	3370 South US41	Terre Haute	IN		*	Old Navy	Terre Haute, IN

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	24 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	4622 Scatterfield Rd.	Anderson	IN		*	Old Navy	Indianapolis, IN
*	4030 West Jefferson Blvd.	Ft. Wayne	IN		*	Old Navy	Fort Wayne, IN
*	100 Us Hwy41	Schererville	IN		*	Old Navy	Gary, IN
*	260 North Gate Dr.	Bloomington	IN		*	Old Navy	Bloomington, IN
*	1251 U.S. 31 North Sp# D-6	Greenwood	IN		*	Gap	Indianapolis, IN
*	5601 North Grape St.	Mishawaka	IN		*	Banana Republic	South Bend, IN
*	4201 Coldwater Road	Ft. Wayne	IN		*	Banana Republic	Fort Wayne, IN
*	11606 North East Executive Drive	Edinburgh	IN		*	Gap Inc. Outlet	Indianapolis, IN
*	1770 Lighthouse Place	Michigan City	IN		*	Gap Inc. Outlet	Gary, IN
*	6501 Grape Road #390	Mishawaka	IN		*	Gap	South Bend, IN
*	4201 Coldwater Road #N10	Ft. Wayne	IN		*	Gap	Fort Wayne, IN
*	357 Tanger Blvd., Sp. 314	Seymour	IN		*	Gap Inc. Outlet	IN AREA NOT IN ANY MSA
*	6245 North old 27 Sp.E40,50,60	Freemont	IN		*	Gap Inc. Outlet	IN AREA NOT IN ANY MSA
*	8701 Keystone Crossing Space 48-50	Indianapolis	IN		*	Banana Republic	Indianapolis, IN
*	49 West Maryland St., Sp.G22	Indianapolis	IN		*	Banana Republic	Indianapolis, IN
*	8702 Keystone Crossing Blvd. #30-33	Indianapolis	IN	46240		BABY
*	8701 Keystone Crossing Space #30-33	Indianapolis	IN		*	Gap	Indianapolis, IN
*	11351 West 95th Street #35	Overland Park	KS		*	Gap	Kansas City, MO-KS
*	1801South-West Wanamaker sp#b-8	Topeka	KS		*	Gap	Topeka, KS
*	2110 North Rock Road	Wichita	KS		*	Gap	Wichita, KS
*	4856 West 119th St., Sp. #620	Leawood	KS		*	Gap	Kansas City, MO-KS
*	647 Massachusetts (relo 643 suite B)	Lawrence	KS		*	Gap	Lawrence, KS
*	7700 E. Kellog, Sp. 27	Wichita	KS		*	Gap	Wichita, KS
*	4600 W. Kellog Sp . JO9A	Wichita	KS		*	Gap	Wichita, KS
*	100 Manhatten Town Center	Manhatten	KS		*	Gap	KS AREA NOT IN ANY MSA
*	1801 South West Wanamaker Rd. Sp D24	Topeka	KS		*	Old Navy	Topeka, KS
*	9152 Metcalf Avenue	Overland Park	KS		*	Old Navy	Kansas City, MO-KS
*	12065 Metcalf Avenue	Overland Park	KS		*	Old Navy	Kansas City, MO-KS
*	7700 East Kellogg #1260( see new loc.	Wichita	KS		*	Old Navy	Wichita, KS
*	15310 Shawnee Mission Pkwy.	Shawnee	KS		*	Old Navy	Kansas City, MO-KS
*	5820 Antioch Road	Merriam	KS		*	Old Navy	Kansas City, MO-KS
*	15290 W 119th Street	Olathe	KS		*	Old Navy	Kansas City, MO-KS
*	2441 North Maize Rd.	Wichita	KS		*	Old Navy	Wichita, KS
*	3234 S. Iowa St.	Lawrence	KS		*	Old Navy	Lawrence, KS
*	11591 West 95th St.	Overland Park	KS		*	Banana Republic	Kansas City, MO-KS
*	2142 North Rock Road	Wichita	KS		*	Banana Republic	Wichita, KS
*	4854 West 119th Street Sp. #700	Leawood	KS		*	Banana Republic	Kansas City, MO-KS
*	11293 W. 95th Street - Sp. 18A	Overland Park	KS		*	Gap	Kansas City, MO-KS
*	2000 North Rock Rd.	Wichita	KS		*	Gap	Wichita, KS
*	4856 West 119th St., Sp. (710)	Leawood	KS		*	Gap	Kansas City, MO-KS
*	11431 West 95th St.	Overland Park	KS		*	Gap	Kansas City, MO-KS
*	2050 Global Way	Hebron	KY		*	Gap Inc. Outlet	Cincinnati, OH-KY-IN
*	1088 Florence Mall	Florence	KY		*	Gap	Cincinnati, OH-KY-IN
*	7500 Mall Road	Florence	KY		*	Old Navy	Cincinnati, OH-KY-IN
*	2625 Scottsville Road	Bowling Green	KY	42104		ON

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	25 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	5101 Hinkleville Road	Paducah	KY	42001		ON
*	7900 Shelbyville Rd	Louisville	KY		*	Gap	Louisville, KY-IN
*	1704 North Dixie Ave.	Elizabethtown	KY		*	Gap	KY AREA NOT IN ANY MSA
*	4160 Summit Plaza Dr	Louisville	KY		*	Gap	Louisville, KY-IN
*	3401 Nicholasville	Lexington	KY		*	Gap	Lexington, KY
*	2308 Sir Barton Way	Lexington	KY		*	Gap	Lexington, KY
*	HWY 60 & I-24 # (860)	Paducah	KY		*	Gap	KY AREA NOT IN ANY MSA
*	2625 Scottsville Rd.	Bowling Green	KY		*	Gap	KY AREA NOT IN ANY MSA
*	4230 Summit Plaza Drive	Louisville	KY		*	Old Navy	Louisville, KY-IN
*	1960 Pavillion Way	Lexington	KY		*	Old Navy	Lexington, KY
*	7900 Shelbyville Road	Louisville	KY		*	Old Navy	Louisville, KY-IN
*	1940 N. Dixie Hwy.	Elizabethtown	KY		*	Old Navy	KY AREA NOT IN ANY MSA
*	2625 Scottsville Rd	Bowling Green	KY		*	Gap	KY AREA NOT IN ANY MSA
*	4226 Summit Plaza Dr.	Louisville	KY		*	Banana Republic	Louisville, KY-IN
*	7900 Shelbyville Rd #B1-B2	Louisville	KY		*	Banana Republic	Louisville, KY-IN
*	3401 Nicholasville Rd., Sp 216	Lexington	KY		*	Banana Republic	Lexington, KY
*	564 West Prien Lake Rd. Sp#B08A	Lake Charles	LA		*	Gap	Lake Charles, LA
*	119 Tucker (per landlord)	Lafayette	LA		*	Old Navy	Lafayette, LA
*	2200 Tanger Blvd., Space 105	Gonzales	LA		*	Gap Inc. Outlet	#N/A
*	4700 MILLHAVEN RD	MONROE	LA	71203		OLD NAVY
*	9251 Cortana Place	Baton Rouge	LA		*	Gap	#N/A
*	2950 East Texas Sp 32 & 33	Bossier City	LA		*	Gap	Shreveport et al, LA
*	1401 West Esplanade Ave	Kenner	LA		*	Gap	New Orleans, LA
*	1 Poydras Street	New Orleans	LA		*	Gap	New Orleans, LA
*	3301 Veterans Memorial Blvd Sp#86	Metairie	LA		*	Gap	New Orleans, LA
*	1400 Poydras Ave	New Orleans	LA		*	Gap	New Orleans, LA
*	197-205 W. Bank Expressway	Gretna	LA		*	Gap	New Orleans, LA
*	5725 Johnson St. Sp. #152	Lafayette	LA		*	Gap	Lafayette, LA
*	4700 Milhaven Rd.	Monroe	LA		*	Gap	Monroe, LA
*	6401 Blue Bonnet Blvd #1224	Baton Rouge	LA		*	Gap	#N/A
*	1133 St. Vincent Ave. Sp 460 & 475	Shreveport	LA		*	Gap	Shreveport et al, LA
*	3414 Highway 190, Suite #6 & 8	Mandeville	LA		*	Gap	New Orleans, LA
*	173 North Shore Blvd.	Slidell	LA		*	Gap	New Orleans, LA
*	3445 Derek Drive	Lake Charles	LA		*	Old Navy	Lake Charles, LA
*	3450 Highway 190	Mandeville	LA		*	Old Navy	New Orleans, LA
*	1550 Martin Luther King Blvd	Houma	LA		*	Old Navy	Houma, LA
*	197 Westback Expressway	Gretna	LA		*	Old Navy	New Orleans, LA
*	3301 Veterans Memorial Blvd #209	Metairie	LA		*	Old Navy	New Orleans, LA
*	6640 Youree Drive	Shreveport	LA		*	Old Navy	Shreveport et al, LA
*	9856 Cortana Place	Baton Rouge	LA		*	Old Navy	#N/A
*	1401 W. Esplanade Ave, Suite 1702	Kenner	LA		*	Old Navy	New Orleans, LA
*	10509 South Mall Drive	Baton Rouge	LA		*	Old Navy	#N/A
*	2671 South MacArthur Dr.	Alexandria	LA		*	Old Navy	#N/A
*	2001 Airline Drive	Bossier City,	LA		*	Old Navy	Shreveport et al, LA
*	5725 Johnston St., Sp. E192	Lafayette	LA		*	Gap	Lafayette, LA

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	26 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	333 Canal Street Sp #124	New Orleans	LA		*	Banana Republic	New Orleans, LA
*	1 Poydras St.	New Orleans	LA		*	Banana Republic	New Orleans, LA
*	2200 Tanger Blvd.	Gonzales	LA		*	Gap Inc. Outlet	#N/A
*	3301 Veterans Memorial Blvd., Suite 57	Metarie	LA		*	Banana Republic	New Orleans, LA
*	6401 Bluebonnet Blvd. Sp #1226	Baton Rouge	LA		*	Banana Republic	#N/A
*	333 Canal Place, Sp 102, 202, 204	New Orleans,	LA		*	Banana Republic	New Orleans, LA
*	5725 Johnston St Sp E 193	Lafayette	LA		*	Banana Republic	Lafayette, LA
*	1133 St. Vincent Avenue	Shreveport	LA		*	Banana Republic	Shreveport et al, LA
*	3414 Highway 190	Mandeville,	LA		*	Banana Republic	New Orleans, LA
*	9251 Cortana Place L6	Baton Rouge	LA	70815		BABY
*	5725 Johnston St., Sp. B114	Lafayette	LA		*	Gap	Lafayette, LA
*	1401 West Esplanade Avenue #C-32	Kenner	LA	70065		KIDS/BABY
*	1 Poydras Street Space #62	New Orleans	LA	70130		KIDS/BABY
*	9251 Cortana Place L6	Baton Rouge	LA	70815		KIDS
*	43 Middlesex Turnpike	Burlington	MA	1803		ON
*	One Premium Outlet Blvd., sp. 310	Wrenthan	MA		*	Gap Inc. Outlet	Boston et al, MA-NH
*	Middlesex Turnpike - 1 Burlington Mall	Burlington	MA		*	Gap	Boston et al, MA-NH
*	262 Swansea Mall Drive Sp. 1016	Swansea	MA		*	Gap	Boston et al, MA-NH
*	250 Granite Street	Braintree	MA		*	Gap	Boston et al, MA-NH
*	Routes 114 & 128	Peabody	MA		*	Gap	Boston et al, MA-NH
*	15 Brattle Street	Cambridge	MA		*	Gap	Boston et al, MA-NH
*	1245 Worchester St. #1174	Natick	MA		*	Gap	Boston et al, MA-NH
*	Space A-8	Hyannis	MA		*	Gap	#N/A
*	200 Westgate Drive	Brockton	MA		*	Gap	Boston et al, MA-NH
*	100 Commercial Way #33	Leominster	MA		*	Gap	Boston et al, MA-NH
*	100 Huntington Avenue #68	Boston	MA		*	Gap	Boston et al, MA-NH
*	201 Newbury Street Space R18	Boston	MA		*	Gap	Boston et al, MA-NH
*	38 Nathan Ellis Hwy Bldg. 15	Mashpee	MA		*	Gap	#N/A
*	200 State Street	Boston	MA		*	Gap	Boston et al, MA-NH
*	300 Harvard Street	Brookline	MA		*	Gap	Boston et al, MA-NH
*	7 Neponset St, Box 238	Worcester	MA		*	Gap	Boston et al, MA-NH
*	999 South Washington #E324	North Attleborough	MA		*	Gap	Boston et al, MA-NH
*	101 Indepence Mall Way	Kingston	MA		*	Gap	Boston et al, MA-NH
*	1815 Massachusettes Ave #118	Cambridge	MA		*	Gap	Boston et al, MA-NH
*	74 Central Street	Wellesley	MA		*	Gap	Boston et al, MA-NH
*	100 Cambridge Place Ste 312	Cambridge	MA		*	Gap	Boston et al, MA-NH
*	300 Boylston Space #310	Chestnut Hill	MA		*	Gap	Boston et al, MA-NH
*	2 Galleria Mall Drive	East Taunton	MA		*	Gap	Boston et al, MA-NH
*	Need	Saugus	MA		*	Gap	Boston et al, MA-NH
*	601 Donald Lynch Blvd., Suite 2122	Marlborough	MA		*	Gap	Boston et al, MA-NH
*	200 N. Dartmouth mall Sp. 1368	North Dartmouth	MA		*	Gap	Boston et al, MA-NH
*	110 Charlton Street Sp. A-120	Sturbridge	MA		*	Gap	Boston et al, MA-NH
*	249 Hartford Avenue	Bellingham	MA		*	Gap	Boston et al, MA-NH
*	95 Washington st	Canton	MA		*	Gap	Boston et al, MA-NH
*	625 Massachusetts Ave. Suite 1	Cambridge	MA		*	Gap	Boston et al, MA-NH

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	27 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	90 Pleasant Valley	Metheun	MA		*	Gap	Boston et al, MA-NH
*	450 Paradise Rd.	Swampscott	MA		*	Gap	Boston et al, MA-NH
*	1655 Boston Road, Sp. #119	Springfield	MA		*	Gap	Springfield, MA
*	50 Whiting Farms Rd Space A-205	Holyoke	MA		*	Gap	Springfield, MA
*	690 Bliss Rd.	Longmeadow	MA		*	Gap	Springfield, MA
*	94 Derby Street	Hingham	MA	2043		BR
*	1 Worcester Rd.	Framingham	MA		*	Old Navy	Boston et al, MA-NH
*	70 Worcester Providence Tpk #52	Millbury	MA	1527		ON
*		Saugus	MA	1906		WHS
*	50 Holyoke Street, #G309	Holyoke	MA		*	Old Navy	Springfield, MA
*	253 Hartford Avenue	Bellingham	MA		*	Old Navy	Boston et al, MA-NH
*	Old State Road & Route 8	Lanesborough	MA		*	Old Navy	Pittsfield, MA
*	101 Independence Mall Way,	Kingston	MA		*	Old Navy	Boston et al, MA-NH
*	200 N. Darthmouth Mall Ste. 1108	North Dartmouth	MA		*	Old Navy	Boston et al, MA-NH
*	7 Neponset St.	Worcester	MA		*	Old Navy	Boston et al, MA-NH
*	100 Independence Way	Danvers	MA		*	Old Navy	Boston et al, MA-NH
*	485 Arsenal Street	Watertown	MA		*	Old Navy	Boston et al, MA-NH
*	2 Galleria Mall Dr.	Taunton	MA		*	Old Navy	Boston et al, MA-NH
*	100 Cambridgeside Place	Cambridge	MA		*	Old Navy	Boston et al, MA-NH
*	90 Providence Hwy	Walpole	MA		*	Old Navy	Boston et al, MA-NH
*	8A Allstate Road	Dorchester	MA		*	Old Navy	Boston et al, MA-NH
*	Route 20, 100 Charlton Road	Sturbridge	MA		*	Old Navy	Boston et al, MA-NH
*	1655 Boston Road Space 134	Springfield	MA		*	Old Navy	Springfield, MA
*	9 Mystic View Rd.	Everett	MA		*	Old Navy	Boston et al, MA-NH
*	Route 9, 335 Russell Street	Hadley	MA		*	Old Navy	Springfield, MA
*	200 Westgate Dr., Space W-121	Brockton	MA		*	Old Navy	Boston et al, MA-NH
*	300 Providence Highway, Rte 1 Sp9003	Dedham	MA		*	Old Navy	Boston et al, MA-NH
*	90 Pleasant Street, Sp. 120	Methuen	MA		*	Old Navy	Boston et al, MA-NH
*	One Premium Outlet Blvd. Sp 550	Wrentham	MA		*	Gap Inc. Outlet	Boston et al, MA-NH
*	1250 South Washington st.	North Attleboro	MA		*	Old Navy	Boston et al, MA-NH
*	100 Commercial Rd.	Leominster	MA		*	Old Navy	Boston et al, MA-NH
*	65 Independence Drive	Hyannis	MA		*	Old Navy	#N/A
*	1775 Washington St	Hanover	MA		*	Old Navy	Boston et al, MA-NH
*	Route 8 & Old State Rd #B101	Lanesborough	MA		*	Gap	Pittsfield, MA
*	13 Steeple St. - Bldg. 11B	Mashpee	MA	2649		KIDS/BABY
*	100 Huntington Avenue	Boston	MA		*	Banana Republic	Boston et al, MA-NH
*	One Premium Outlets Blvd. Ste 360	Wrentham	MA		*	Gap Inc. Outlet	Boston et al, MA-NH
*	550 Arsenal Street	Watertown	MA		*	Gap Inc. Outlet	Boston et al, MA-NH
*	50 Water Street #L 640	Lee	MA		*	Gap Inc. Outlet	Pittsfield, MA
*	225 Lincoln Street	Hingham	MA		*	Old Navy	Boston et al, MA-NH
*	94 Derby Street	Hingham	MA	2043		Gap
*	Route 3	Hingham	MA	2043		BBY
*	200 State Street	Boston	MA		*	Banana Republic	Boston et al, MA-NH
*	28 Newbury Street	Boston	MA		*	Banana Republic	Boston et al, MA-NH
*	199 Boylston Street Space#C10A	Chestnut Hill	MA		*	Banana Republic	Boston et al, MA-NH

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	28 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	1245 Worchester St., #1082	Natick	MA		*	Banana Republic	Boston et al, MA-NH
*	1 Burlington Mall Space H-22	Burlington	MA		*	Banana Republic	Boston et al, MA-NH
*	550 Holyoke Street	Holyoke	MA		*	Banana Republic	Springfield, MA
*	100 Cambridge Place Space 309	Cambridge	MA		*	Banana Republic	Boston et al, MA-NH
*	100 Huntington Avenue	Boston	MA		*	Banana Republic	Boston et al, MA-NH
*	Route 114 & 128	Peabody	MA		*	Banana Republic	Boston et al, MA-NH
*	250 Granite St sp 2016	Braintree	MA		*	Banana Republic	Boston et al, MA-NH
*	199 Boylston St Space# C13	Chestnut Hill	MA		*	Banana Republic	Boston et al, MA-NH
*	13 Steeple St. Build 11B, Sp. #102	Mashpee	MA		*	Banana Republic	#N/A
*	793 Iyannough Road, Route 132 Sp. 160	Hyannis	MA		*	Banana Republic	#N/A
*	1245 Worchester St.	Natick	MA		*	Gap	Boston et al, MA-NH
*	250 Granite St.	Braintree	MA		*	Gap	Boston et al, MA-NH
*	210 Andover St.	Peabody	MA		*	Gap	Boston et al, MA-NH
*	101 Independence Mall Way	Kingston	MA		*	Gap	Boston et al, MA-NH
*	2 Galleria Mall Drive	East Taunton	MA		*	Gap	Boston et al, MA-NH
*	200 State Street	Boston	MA	2109		KIDS/BABY
*	201 Newbury Street R2, R3, R12, R13	Boston	MA		*	Gap	Boston et al, MA-NH
*	363 Iyanough Rd., Rte. 132	Hyannis	MA		*	Gap	#N/A
*	999 South Washington Street Sp. W311	North Attleborough	MA		*	Gap	Boston et al, MA-NH
*	300 Bolyston #D434	Chestnut Hill	MA		*	Gap	Boston et al, MA-NH
*		Holyoke	MA	1040		KID
*	5430 Wisconson Ave	Chevy Chase	MD		*	Gap	Washington, DC-MD-VA-WV
*	3500 East West Highway	Hyattsville	MD		*	Gap	Washington, DC-MD-VA-WV
*	7101 Democracy Blvd #2486	Bethesda	MD		*	Gap	Washington, DC-MD-VA-WV
*	7483 Greenbelt Road	Greenbelt	MD		*	Old Navy	Washington, DC-MD-VA-WV
*	10300 Little Paxtunt #	Columbia	MD		*	Gap	#N/A
*	1408 Annapolis Mall #1408	Annapolis	MD		*	Gap	#N/A
*	8200 Perry Hall Blvd #2053	Baltimore	MD		*	Gap	#N/A
*	200 East Pratt Street (3091)	Baltimore	MD		*	Gap	#N/A
*	5500 Buckeystown Pike	Frederick	MD		*	Gap	Washington, DC-MD-VA-WV
*	2300 North Salisbury Blvd	Salisbury	MD		*	Gap	MD AREA NOT IN ANY MSA
*	825 Dulany Valley	Towson	MD		*	Gap	#N/A
*	15535 Emerald Way	Bowie	MD		*	Gap	Washington, DC-MD-VA-WV
*	11301 Rockville Pike	Kensington	MD		*	Gap	Washington, DC-MD-VA-WV
*	17301 Valley Mall Road	Hagerstown	MD		*	Gap	Hagerstown, MD
*	12741 Ocean Gateway	Ocean City	MD		*	Gap Inc. Outlet	MD AREA NOT IN ANY MSA
*	200 EastPratt Street space 2085	W. Baltimore	MD		*	Banana Republic	#N/A
*	2637 N. Salisbury Blvd.	SALISBURY	MD	21804		OLD NAVY
*	200 Clifton Blvd	Westminster	MD	21157		ON
*	York Rd.	Lutherville	MD	21093		ON
*	15426 Emerald Way	Bowie	MD		*	Old Navy	Washington, DC-MD-VA-WV
*	12017 Rockville Pike #B	Rockville	MD		*	Old Navy	Washington, DC-MD-VA-WV
*	2532 Solomons Island Road	Annapolis	MD		*	Old Navy	#N/A
*	4350 Montgomery Rd. #A	Ellicott City	MD		*	Old Navy	#N/A
*	8123 Honeygo Blvd	Baltimore	MD		*	Old Navy	#N/A

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	29 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	6260 Columbia Crossing Drive	Columbia	MD		*	Old Navy	#N/A
*	11110 Mall Circle	Waldorf	MD		*	Old Navy	Washington, DC-MD-VA-WV
*	6127 Oxon Hill Road	Oxon Hill	MD		*	Old Navy	Washington, DC-MD-VA-WV
*	6901 Security Blvd, Space 343	Baltimore	MD		*	Old Navy	#N/A
*	17301 Valley Mall Dr #584	Hagerstown	MD		*	Old Navy	Hagerstown, MD
*	678 Bel Air Road	Bel Air	MD		*	Old Navy	#N/A
*	Route 410, Sp 1444	Hyattsville	MD		*	Old Navy	Washington, DC-MD-VA-WV
*	465 Prime Outlets Blvd., Sp #800	Hagerstown	MD		*	Gap Inc. Outlet	Hagerstown, MD
*	7600 Clark Rd. Space 448	Hanover	MD		*	Gap Inc. Outlet	#N/A
*	7000 Arundel Mills Circle, Space E-4	Elkridge	MD		*	Old Navy	#N/A
*	571 Ritchie Highway	Severna Park	MD		*	Old Navy	#N/A
*	7101 Democracy Blvd.	Bethesda	MD		*	Old Navy	Washington, DC-MD-VA-WV
*	1435 South Potomac Street, Suite 100	Hagerstown	MD		*	Gap Inc. Outlet	Hagerstown, MD
*	7000 Arundel Mills Mall	Elkridge	MD		*	Gap Inc. Outlet	#N/A
*	7101 Democracy Blvd	Bethesda	MD		*	Banana Republic	Washington, DC-MD-VA-WV
*	825 Dulaney Valley Space 324	Towson	MD		*	Banana Republic	#N/A
*	5430 Wisconsin Avenue Space 2230	Chevy Chase	MD		*	Banana Republic	Washington, DC-MD-VA-WV
*	1464 Annapolis Mall #1464	Annapolis	MD		*	Banana Republic	#N/A
*	11301 Rokville Pike Sp 1-5.12	Kensington	MD		*	Banana Republic	Washington, DC-MD-VA-WV
*	10300 Little Patuxent Parkway, Sp 2030	Columbia	MD		*	Banana Republic	#N/A
*	825 Dulaney Valley Road - Sp.#487	Towson	MD		*	Gap	#N/A
*	200 East Pratt Street (new #3091)	Baltimore	MD	21401		KIDS/BABY
*	10300 Little Paxtent Park # 2126	Columbia	MD	21044		KIDS/BABY
*	607 Maine Mall	South Portland	ME			Gap	Portland, ME
*	663 Stillwater Ave #F-4	Bangor	ME		*	Gap	#N/A
*	4 Steven King Drive Sp. B-210	Augusta	ME		*	Gap	ME AREA NOT IN ANY MSA
*	306 US Route 1	Kittery	ME		*	Gap Inc. Outlet	ME AREA NOT IN ANY MSA
*	375 US Route 1	Kittery	ME		*	Old Navy	ME AREA NOT IN ANY MSA
*	10 Stephen King Drive	Augusta	ME		*	Old Navy	ME AREA NOT IN ANY MSA
*	39 Main Street	Freeport	ME		*	Gap Inc. Outlet	Portland, ME
*	200 Running Hill Rd	South Portland	ME		*	Old Navy	Portland, ME
*	375 US Route 1	Kittery	ME		*	Gap Inc. Outlet	ME AREA NOT IN ANY MSA
*	35 Main Street	Freeport	ME		*	Gap Inc. Outlet	Portland, ME
*	14600 Lakeside Circle 1300	Sterling Heights	MI		*	Gap	Detroit, MI
*	27482 Novi Road C-243	Novi	MI		*	Gap	Detroit, MI
*		ANN ARBOR	MI	48108		GAP
*	6523 Telegraph Road	Bloomfield Township	MI		*	Gap	Detroit, MI
*	694 West 14 Mile Road	Troy	MI		*	Gap	Detroit, MI
*	30825 Orchard Lake Rd	Farmington Hills	MI		*	Gap	Detroit, MI
*	16836 Kercheval Avenue	Grosse Pointe	MI		*	Gap	Detroit, MI
*	37604 West Sixth Mile Road #H680	Livonia	MI		*	Gap	Detroit, MI
*	2800 W. Big Beaver Rd., Sp. 355	Troy	MI		*	Gap	Detroit, MI
*	32321 Gratiot Space 660	Roseville	MI	48066		GAP/KIDS
*	232 North Adams	Rochester	MI		*	Gap	Detroit, MI
*	12373 South Beyer Road	Birch Run	MI		*	Gap Inc. Outlet	Saginaw et al, MI

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	30 of 77

Exhibit D-17 – Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	1475 Burkhart Road	Howell	MI	48843		BRF
*		Burch Run	MI	48415		BRF
*	22801 Woodward Ave	Ferndale	MI		*	Gap Inc. Outlet	Detroit, MI
*	1475 North Burkhart Rd., Ste. E-250	Howell	MI		*	Gap Inc. Outlet	#N/A
*	3875 Market Place Center	Traverse City	MI		*	Gap Inc. Outlet	MI AREA NOT IN ANY MSA
*	244 North. Adams	Rochester Hills	MI		*	Banana Republic	Detroit, MI
*	3020 Towne Centre Blvd.	Lansing	MI		*	Banana Republic	Lansing et al, MI
*		ANN ARBOR	MI	48108		BR
*	4208 E. Blue Grass Road	Mt. Pleasant	MI	48858		ON
*	3665 28th St SE	Grand Rapids	MI	49512		ON
*	G-3619 Miller Rd	FLINT	MI		*	Old Navy	Flint, MI
*	1982 Grand River Avenue	Okemos	MI		*	Old Navy	Lansing et al, MI
*	12635 Felch Street, Suite 50	Holland	MI		*	Old Navy	Grand Rapids et al, MI
*	32387 Gratiot Ave. #24	Roseville	MI		*	Old Navy	Detroit, MI
*	5775 Beckley Road, Space 523	Battlecreek	MI		*	Old Navy	Kalamazoo et al, MI
*	4350 24th Ave. - Sp 500	Fort Gratiot	MI		*	Old Navy	Detroit, MI
*	2169 Telegraph Road	Bloomfield Hills	MI		*	Old Navy	Detroit, MI
*	1132 So Rochester Rd.	Rochester Hills	MI		*	Old Navy	Detroit, MI
*	1750 Dix Road	Lincoln Park	MI		*	Old Navy	Detroit, MI
*	31365 Orchard Lake Road	Farmington Hills	MI		*	Old Navy	Detroit, MI
*	3379 Tittawabassee Road	Saginaw	MI		*	Old Navy	Saginaw et al, MI
*	6024 Westnedge	Portage	MI		*	Old Navy	Kalamazoo et al, MI
*	5293 Harvey #400	Norton Shores	MI		*	Old Navy	Grand Rapids et al, MI
*	43207 Crescent Blvd	Novi	MI		*	Old Navy	Detroit, MI
*	3700 Rivertown Parkway #1006 & 2002	Grandville	MI		*	Old Navy	Grand Rapids et al, MI
*	4806 Baldwin Road	Orion Township	MI		*	Old Navy	Detroit, MI
*	13935 Hall Road	Shelby Township	MI		*	Old Navy	Detroit, MI
*	3533 Washetenaw Ave.	Ann Arbor	MI		*	Old Navy	#N/A
*	5330 W.Saginaw Highway,	Lansing	MI		*	Old Navy	Lansing et al, MI
*	4224 East Court Street	Burton	MI		*	Old Navy	Flint, MI
*	2121 N. Monroe St.	Monroe	MI		*	Old Navy	Detroit, MI
*	1040 Fairplain Dr	Benton Harbor	MI		*	Old Navy	#N/A
*	1221 Collidge Rd (Hwy)	Troy	MI		*	Old Navy	Detroit, MI
*	1810 West Michigan Ave	Jackson	MI		*	Gap	Jackson, MI
*	1982 Grand River Rr Sp 109	Okemos	MI		*	Gap	Lansing et al, MI
*	3000 Towne Centre Blvd.	Lansing	MI		*	Gap	Lansing et al, MI
*	3155 28th Street SE	Grand Rapids	MI		*	Gap	Grand Rapids et al, MI
*	6650 South Westnedge	Portage	MI		*	Gap	Kalamazoo et al, MI
*	4350 24th ave suite # 214	Fort Gratiot	MI		*	Gap	Detroit, MI
*	3700 Rivertown Parkway Suite 2052	Grandville	MI		*	Gap	Grand Rapids et al, MI
*	5600 Harvey St.	Muskegon	MI		*	Gap	Grand Rapids et al, MI
*	6650 South Westnedge Ave	Portage	MI		*	Banana Republic	Kalamazoo et al, MI
*	14500 LaPlaisance Road, Suite D-20	Monroe	MI		*	Gap Inc. Outlet	Detroit, MI
*	1475 N. Brukhart Rd., Sp H-150	Howell	MI		*	Gap Inc. Outlet	#N/A
*	12205 Marketplace Dr. Sp. # 60H	Birch Run	MI		*	Gap Inc. Outlet	Saginaw et al, MI

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	31 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	4787 Fashion Square Mall Sp# A-112	Saginaw	MI		*	Gap	Saginaw et al, MI
*	3735 Marketplace Circle	Traverse City	MI		*	Gap Inc. Outlet	MI AREA NOT IN ANY MSA
*	12330 James Street SP# 190	Holland	MI		*	Gap Inc. Outlet	Grand Rapids et al, MI
*	2990 Cook Road	West Branch	MI		*	Gap Inc. Outlet	MI AREA NOT IN ANY MSA
*	27434 Novi Road	Novi	MI		*	Banana Republic	Detroit, MI
*	3195 28th St. SE	Grand Rapids	MI	49512		BR
*	14600 Lakeside Circle Sp.#G220	Sterling Heights	MI		*	Banana Republic	Detroit, MI
*	3700 Rivertown Pkwy SP 1060	Grandville	MI		*	Banana Republic	Grand Rapids et al, MI
*	2800 W. Big Beaver Rd. Space V364	Troy	MI		*	Gap	Detroit, MI
*	27510 Novi (temp A-204)	Novi	MI		*	Gap	Detroit, MI
*	27456 Novi Road # B-231	Novi	MI		*	Gap	Detroit, MI
*	252 Briarwood Circle	Ann Arbor	MI		*	Gap	#N/A
*	3001 White Bear Avenue Sp 2048	Maplewood	MN		*	Gap	Minneapolis et al, MN-WI
*	2009 Burnsville Center	Burnsville	MN		*	Gap	Minneapolis et al, MN-WI
*	8251 Flying Cloud Dr.	Eden Prairie	MN		*	Gap	Minneapolis et al, MN-WI
*	1016 Rosedale Center,	Roseville	MN		*	Gap	Minneapolis et al, MN-WI
*	12671 Wayzata Blvd	Minnetonka	MN		*	Gap	Minneapolis et al, MN-WI
*	1114 Southdale Center	Edina	MN		*	Gap	Minneapolis et al, MN-WI
*	South Blvd	Bloomington	MN		*	Gap	Minneapolis et al, MN-WI
*	3000 Hennepin	Minneapolis	MN		*	Gap	Minneapolis et al, MN-WI
*	80 South Eighth Street	Minneapolis	MN		*	Gap	Minneapolis et al, MN-WI
*	8390 Tamarack Village Sp 508	Woodbury	MN		*	Gap	Minneapolis et al, MN-WI
*	1600 Miller Trunk Hiway	Duluth	MN		*	Gap	Duluth et al, MN-WI
*	4201 West Division St space # E-17	St. Cloud	MN		*	Gap	St. Cloud, MN
*	333 Apache Mall #411	Rochester	MN		*	Gap	Rochester, MN
*	398 Northtown Dr. N.E. Sp# MP-28	Blaine	MN		*	Gap	Minneapolis et al, MN-WI
*	6415 La Beaux Ave.	Albertville	MN		*	Gap Inc. Outlet	Minneapolis et al, MN-WI
*	38573 Tanger Dr.	North Branch	MN		*	Gap Inc. Outlet	Minneapolis et al, MN-WI
*	10 Roseville Center	Roseville	MN		*	Banana Republic	Minneapolis et al, MN-WI
*	12245 ELM CREEK BLVD N	Maple Grove	MN		*	Banana Republic	Minneapolis et al, MN-WI
*	12129 Elm Creek Blvd	Maple Grove	MN	55369		Gap
*	6415 LaBeaux NE	Albertville	MN		*	Gap Inc. Outlet	Minneapolis et al, MN-WI
*		St. Cloud	MN	53601		WHS
*	8020 Wedgewood Lane North	Maple Grove	MN		*	Old Navy	Minneapolis et al, MN-WI
*	138 East Broadway	Bloomington	MN		*	Old Navy	Minneapolis et al, MN-WI
*	8306 Tamarack Village	Woodbury	MN		*	Old Navy	Minneapolis et al, MN-WI
*	1263 Promenade Place	Eagan	MN		*	Old Navy	Minneapolis et al, MN-WI
*	7595 France Avenue Bldg D, Ste #110	Edina	MN		*	Old Navy	Minneapolis et al, MN-WI
*	1620 New Brighton Blvd	Minneapolis	MN		*	Old Navy	Minneapolis et al, MN-WI
*	12767 Riverdale Blvd	Coon Rapids	MN		*	Old Navy	Minneapolis et al, MN-WI
*	1600 Miller Trunk Highway, Space L-20	Duluth	MN		*	Old Navy	Duluth et al, MN-WI
*	3001 White Bear Avenue #1001-A	Maplewood	MN		*	Old Navy	Minneapolis et al, MN-WI
*	8308 Highway 7	St. Louis Park	MN		*	Old Navy	Minneapolis et al, MN-WI
*	50 25th St. South East	Rochester	MN		*	Old Navy	Rochester, MN
*	8251 Flying Cloud Drive	Eden Praire	MN		*	Old Navy	Minneapolis et al, MN-WI

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	32 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	1901 E. Madison Avenue	Mankato	MN		*	Old Navy	MN AREA NOT IN ANY MSA
*	1079 Burnsville Center	Burnsville	MN		*	Old Navy	Minneapolis et al, MN-WI
*	6415 Labeaux Ave.NE, Sp. A280	Albertville	MN		*	Gap Inc. Outlet	Minneapolis et al, MN-WI
*	6750 W Frontage Road, Space 45B	Medford	MN		*	Gap Inc. Outlet	MN AREA NOT IN ANY MSA
*	28573 Tanger Dr.	North Branch	MN		*	Gap Inc. Outlet	Minneapolis et al, MN-WI
*	1672 Southdale Center	Edina	MN		*	Banana Republic	Minneapolis et al, MN-WI
*	100 West Market #W100A	Bloomington	MN		*	Banana Republic	Minneapolis et al, MN-WI
*	80 South Eight St., Sp.#214	Minneapolis	MN		*	Banana Republic	Minneapolis et al, MN-WI
*	3925 West 50th	Edina	MN		*	Banana Republic	Minneapolis et al, MN-WI
*	12533 Wayzata Blvd. Sp #150	Minnetonka	MN		*	Gap	Minneapolis et al, MN-WI
*	1595 w.highway 36/1016 rosedale cntr	Roseville	MN		*	Gap	Minneapolis et al, MN-WI
*	60 East Brodway Blvd.	Bloomington	MN		*	Gap	Minneapolis et al, MN-WI
*	1504 Southdale Center Space B-101	Edina	MN		*	Gap	Minneapolis et al, MN-WI
*	12667 Wayzata Blvd	Minnetonka	MN		*	Gap	Minneapolis et al, MN-WI
*	915 COUNTY RD 42 WEST # 2073	Burnsville	MN		*	Gap	Minneapolis et al, MN-WI
*	SPACE 140	KANSAS CITY	MO	64153		GAP
*	164 Crestwood Plaza	St. Louis	MO		*	Gap	St. Louis, MO-IL
*	232 Chesterfield Mall	Chesterfield	MO		*	Gap	St. Louis, MO-IL
*	1178 St Louis Galleria	St. Louis	MO		*	Gap	St. Louis, MO-IL
*	2825 South Glenstone	Springfield	MO		*	Gap	Springfield, MO
*	2300 Bernadette, Space #330	Columbia	MO		*	Gap	Columbia, MO
*	1074 St. Louis Galleria	St. Louis	MO		*	Gap	St. Louis, MO-IL
*	1600 Mid Rivers Mall	St. Peters	MO		*	Gap	St. Louis, MO-IL
*	101 Rangeline Road	Joplin	MO		*	Gap	Joplin, MO
*	422 South County Centerway	St. Louis	MO		*	Gap	St. Louis, MO-IL
*	424 West 47th Street	Kansas City	MO		*	Gap	Kansas City, MO-KS
*	1078 Independence Center Drive	Independence	MO		*	Gap	Kansas City, MO-KS
*	300 Tanger Blvd	Branson	MO	65616		BRF
*	300 Tanger Blvd	Branson	MO		*	Gap Inc. Outlet	MO AREA NOT IN ANY MSA
*	4785 PARK 370 BLVD	Hazelwood	MO		*	Old Navy	St. Louis, MO-IL
*	STADIUM BLVD & ASH ST	COLUMBIA	MO	65203		OLD NAVY
*	3535 Missouri Blvd	JEFFERSON CITY	MO		*	Old Navy	MO AREA NOT IN ANY MSA
*		Saint Joeseph	MO	64506		ON
*		O’Fallon	MO	63366		ON
*	134 West Park Mall	Cape Girardeau	MO	63703		ON
*	47 E. Chesterfield Mall	Chesterfield	MO		*	Old Navy	St. Louis, MO-IL
*	18813 East 39th	Independence	MO		*	Old Navy	Kansas City, MO-KS
*	8881 Ladue Rd., Sp. B	Ladue	MO		*	Old Navy	St. Louis, MO-IL
*	12519 Olive Blvd	Creve Coeur	MO		*	Old Navy	St. Louis, MO-IL
*	10940 Sunset Plaza	St. Louis	MO		*	Old Navy	St. Louis, MO-IL
*	8321 N.W. Roanridge Road #G	Kansas City	MO		*	Old Navy	Kansas City, MO-KS
*	2825 S. Glenstone Ave, Space #D01B	Springfield	MO		*	Old Navy	Springfield, MO
*	4498 Lemay Ferry Road	Mehlville	MO		*	Old Navy	St. Louis, MO-IL
*	4201 South Noland Road, Sp. I	Independence	MO		*	Old Navy	Kansas City, MO-KS
*	101 North Range Line	Joplin	MO		*	Old Navy	Joplin, MO

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	33 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	1656 N. W. Chipman Rd.	Lees Summit	MO		*	Old Navy	Kansas City, MO-KS
*	2300 Bernadette Dr. - Sp. 428	Columbia	MO		*	Gap	Columbia, MO
*	4540 HIGHWAY 54	Osage Beach	MO		*	Gap Inc. Outlet	MO AREA NOT IN ANY MSA
*	1498 W. Old Highway 40 Sp#G-280	Odessa	MO		*	Gap Inc. Outlet	Kansas City, MO-KS
*	1000 Warrenton Outlet Center, Suite 36	Warrenton	MO		*	Gap Inc. Outlet	St. Louis, MO-IL
*	300 Tanger Blvd., Suite 510	Branson	MO		*	Gap Inc. Outlet	MO AREA NOT IN ANY MSA
*	85 Plaza Frontenac	St. Louis	MO		*	Banana Republic	St. Louis, MO-IL
*	440 West 47 Street, Suite 110	Kansas City	MO		*	Banana Republic	Kansas City, MO-KS
*	1456 St. Louis Galleria	St. Louis	MO		*	Banana Republic	St. Louis, MO-IL
*	Clarkson and US 40, Unit 632	Chesterfield	MO		*	Banana Republic	St. Louis, MO-IL
*	424 West 47th Street	KANSAS CITY	MO	64112		GAP
*	2825 South Glenstone, #U3A	Springfield	MO		*	Gap	Springfield, MO
*	2035 Independence Center Drive F03A	Independence	MO		*	Gap	Kansas City, MO-KS
*	1085 St Louis Galleria	St. Louis	MO		*	Gap	St. Louis, MO-IL
*		KANSAS CITY	MO	64153		KID
*	13118 Old Hwy 61N	Robinsonville	MS		*	Gap Inc. Outlet	MS AREA NOT IN ANY MSA
*	1163 Bonita Lakes Circle	Meridian	MS		*	Old Navy	MS AREA NOT IN ANY MSA
*	1200 East County Lane #185	Ridgeland	MS		*	Gap	Jackson, MS
*	1000 Turtle Creek, Sp. 740	Hattiesburg	MS		*	Gap	Hattiesburg, MS
*	2600 Beach Blvd., Sp. 38	Biloxi	MS		*	Gap	#N/A
*	1001 Barnes Crossing Rd., Sp 717	Tupelo	MS		*	Gap	MS AREA NOT IN ANY MSA
*	1190 Bonita Lakes Circle #190	Meridian	MS		*	Gap	MS AREA NOT IN ANY MSA
*	136 Dog Wood Blvd	Flowood	MS		*	Gap	Jackson, MS
*	1049 East County Line Road #C	Jackson	MS		*	Old Navy	Jackson, MS
*	15100 Crossroads Parkway	Gulfport	MS		*	Old Navy	#N/A
*	3858 Market Cente Dr	Tupelo	MS		*	Old Navy	MS AREA NOT IN ANY MSA
*	155 Goodman Rd. West	Southhaven	MS		*	Old Navy	Memphis, TN-AR-MS
*	1488 Old Aberdeen Road	Columbus	MS		*	Old Navy	MS AREA NOT IN ANY MSA
*	10830 Factory Shops Blvd.	Gulfport	MS		*	Gap Inc. Outlet	#N/A
*	230 Dogwood Blvd	Flowood	MS		*	Old Navy	Jackson, MS
*	1001 Barnes Crossing Sp. 208	Tupelo	MS		*	Gap	MS AREA NOT IN ANY MSA
*	4000 S. Frontage Rd Sp# B-2	Vicksburg	MS		*	Gap Inc. Outlet	MS AREA NOT IN ANY MSA
*	10850 Factory Shops	Gulfport	MS		*	Gap Inc. Outlet	#N/A
*	1200 East County Line #126	Ridgeland	MS		*	Banana Republic	Jackson, MS
*	1200 East Countyline Road Level 2, #70	Ridgeland	MS		*	Gap	Jackson, MS
*	300 South 24th St. West	Billings	MT		*	Gap	#N/A
*	2901 Brooks St. Sp #D-10	Missoula	MT		*	Gap	Missoula, MT
*	1900 North 19th street	Bozeman	MT		*	Gap	MT AREA NOT IN ANY MSA
*	2800 King Avenue, West	Billings	MT		*	Old Navy	#N/A
*	1601 Marketplace Drive,	Great Falls	MT		*	Old Navy	Great Falls, MT
*	1540 North 19th Avenue	Bozeman	MT		*	Old Navy	MT AREA NOT IN ANY MSA
*	2800 North Reserve Street	Missoula	MT		*	Old Navy	Missoula, MT
*	2901 Brooks St., Sp. H-2	Missoula	MT		*	Gap	Missoula, MT
*	US Hwy 321	Blowing Rock	NC	28605		BRF
*	1025 Industrial Park Dr	Smithfield	NC	27577		BRF

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	34 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	3 South Tunnel Rd.	Asheville	NC		*	Banana Republic	#N/A
*	8605 Townley Road	Huntersville	NC		*	Banana Republic	Charlotte et al, NC
*	Capital Blvd & Old Wake Forest Rd	Raleigh	NC	27603		ON
*	EVANS STREET & GREENVILLE BLVD.	GREENVILLE	NC	27834		OLD NAVY
*	3 South Tunnel Road	Asheville	NC		*	Gap	#N/A
*	1960 Highway 70 S.E. Sp. 166	Hickory	NC		*	Gap	Hickory et al, NC
*	4400 Sharon & Fairview	Charlotte	NC		*	Gap	Charlotte et al, NC
*	3320 Silas Creek Parkway	Winston-Salem	NC		*	Gap	Greensboro et al, NC
*	11025 Carolina Place	Pineville	NC		*	Gap	Charlotte et al, NC
*	245 Four Seasons Town Center Space #23	Greensboro	NC		*	Gap	Greensboro et al, NC
*	800-A Friendly Center Rd F1-F2	Greensboro	NC		*	Gap	Greensboro et al, NC
*	417 Cross Creek Mall space	Fayetteville	NC		*	Gap	Fayetteville, NC
*	8022 Providence Road	Charlotte	NC		*	Gap	Charlotte et al, NC
*	8720 JW Clay Blvd suite # 5	Charlotte	NC		*	Gap	Charlotte et al, NC
*	921 Eastchester Drive	High Point	NC		*	Gap	Greensboro et al, NC
*	1480 Corcord Pkwy North	Concord	NC		*	Gap	Charlotte et al, NC
*	8701 Townley Road	Huntersville	NC		*	Gap	Charlotte et al, NC
*	1208B Bridford Parkway	Greensboro	NC		*	Old Navy	Greensboro et al, NC
*	1880 Catawba Valley Blvd. SE	Hickory	NC		*	Old Navy	Hickory et al, NC
*	352-10 S. College Rd.	Wilmington	NC		*	Old Navy	Wilmington, NC
*	5424 New Hope Commons Drive	Durham	NC		*	Old Navy	Raleigh et al, NC
*	9000 J.M. Keynes Drive	Charlotte	NC		*	Old Navy	Charlotte et al, NC
*	9551 South Blvd.	Charlotte	NC		*	Old Navy	Charlotte et al, NC
*	3401 Pineville Matthews Road	Charlotte	NC		*	Old Navy	Charlotte et al, NC
*	3320 Silas Creek Pkwy #BU648	Winston-Salem	NC		*	Old Navy	Greensboro et al, NC
*	9751 Sam Furr Road	Huntersville	NC		*	Old Navy	Charlotte et al, NC
*	3692 E. Franklin Boulevard	Gastonia	NC		*	Old Navy	Charlotte et al, NC
*	131 Glensford Drive, Space 102	Fayetteville	NC		*	Old Navy	Fayetteville, NC
*	2070 Sam Rittenburg Blvd. #A-116	Charleston	NC		*	Old Navy	Charleston et al, SC
*	3000 Northline Ave.	Greensboro	NC		*	Old Navy	Greensboro et al, NC
*	4325 Glenwood Avenue #252	Raleigh	NC		*	Gap	Raleigh et al, NC
*	1105 Walnut Street Space G-116	Cary	NC		*	Gap	Raleigh et al, NC
*	3500 Oleander Dr. #A10	Wilmington	NC		*	Gap	Wilmington, NC
*	714 SE Greenville Blvd., Sp. B1 - B3	Greeneville	NC		*	Gap	Greenville, NC
*	375 Western Blvd., Sp. G7	Jacksonville	NC		*	Gap	Jacksonville, NC
*	6910 Fayetteville Rd.	Durham	NC		*	Gap	Raleigh et al, NC
*	1250 Western Blvd.,	Jacksonville	NC		*	Old Navy	Jacksonville, NC
*	246 North Newhope Rd., Sp. 207	Gastonia	NC		*	Gap	Charlotte et al, NC
*	8111 Concord Mills Blvd.	Concord	NC		*	Old Navy	Charlotte et al, NC
*	1058 West Club Blvd., Sp 234	Durham	NC		*	Old Navy	Raleigh et al, NC
*	8111 Concord Mills Blvd.	Concord	NC		*	Gap Inc. Outlet	Charlotte et al, NC
*	385 Faith Rd.	Salisbury	NC		*	Old Navy	Charlotte et al, NC
*	10530 I Northeast	Matthews	NC		*	Old Navy	Charlotte et al, NC
*	1587 Benvenue Rd.	Rocky Mount	NC		*	Old Navy	Rocky Mount, NC
*	330 Crossroads Plaza	CARY	NC		*	Old Navy	Raleigh et al, NC

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	35 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	801 Friendly Center Road Sp F1	Greensboro	NC		*	Gap	Greensboro et al, NC
*	3500 Oleander Drive	Wilmington	NC		*	Gap	Wilmington, NC
*	3320 Silas Creek Parkway #5516	Winston-Salem	NC		*	Gap	Greensboro et al, NC
*	6910 Fayetteville Rd., Suite 130	Durham	NC		*	Banana Republic	Raleigh et al, NC
*	1025 Industrial Drive Space #720	Smithfield	NC		*	Gap Inc. Outlet	Raleigh et al, NC
*	US Highway 321 space 57	Blowing Rock	NC		*	Gap Inc. Outlet	Hickory et al, NC
*	7100 So. Croatan Highway, Suite 8	Nags Head	NC		*	Gap Inc. Outlet	NC AREA NOT IN ANY MSA
*	8111 Concord Mills Boulevard Suite 641	Concord	NC		*	Gap Inc. Outlet	Charlotte et al, NC
*	6841 MAIN STREET	WILMINGTON	NC	28405		BR
*	4400 Sharon Road Sp. #E12-E13A	Charlotte	NC		*	Banana Republic	Charlotte et al, NC
*	3320 Silas Creek Pkwy # 548	Winston-Salem	NC		*	Banana Republic	Greensboro et al, NC
*	4325 Glenwood Avenue	Raleigh	NC		*	Banana Republic	Raleigh et al, NC
*	801-B Friendly Center Rd., Sp.#801-B	Greensboro	NC		*	Banana Republic	Greensboro et al, NC
*	3320 Silas Creek Pkwy - Sp. #GU-7732	Winston-Salem	NC		*	Gap	Greensboro et al, NC
*	4325 Glenwood Ave. Sp. 230A	Raleigh	NC		*	Gap	Raleigh et al, NC
*	248 Four Seasons Town Centre	Greensboro	NC		*	Gap	Greensboro et al, NC
*	3 South Tunnel Road	Asheville	NC		*	Gap	#N/A
*	4325 Glenwood Avenue	Raleigh	NC		*	Gap	Raleigh et al, NC
*	11025 Carolina Place	Pineville	NC		*	Gap	Charlotte et al, NC
*	I-29 & 13th Avenue South	Fargo	ND		*	Gap	Fargo et al, ND-MN
*	2800 Columbia Rd	Grand Forks	ND		*	Gap	Grand Forks, ND-MN
*	2400 10th Street SW 622	Minot	ND		*	Old Navy	ND AREA NOT IN ANY MSA
*	3801 32nd Ave. South	Grand Forks	ND		*	Old Navy	Grand Forks, ND-MN
*	1500 13TH Ave. East	West Fargo	ND		*	Old Navy	Fargo et al, ND-MN
*	Interstate 29 & 13th Avenue South	Fargo	ND		*	Gap	Fargo et al, ND-MN
*	3001 South 144 Space 20-29	Omaha	NE		*	Gap	Omaha, NE-IA
*	2910 Pine Lake Rd. Suite A	Lincoln	NE		*	Gap	Lincoln, NE
*	7400 Dodge street	Omaha	NE		*	Gap	Omaha, NE-IA
*	5011 2nd Avenue Sp. 7-12	Kearney	NE		*	Gap	NE AREA NOT IN ANY MSA
*	10000 California Street, Suite 1237	Omaha	NE		*	Old Navy	Omaha, NE-IA
*	2950 Pine Lake Road, Suite A	Lincoln	NE		*	Old Navy	Lincoln, NE
*	5027 Second Avenue, Ste. 37	Kearney	NE		*	Old Navy	NE AREA NOT IN ANY MSA
*	3123 Oakview Drive	Omaha	NE		*	Old Navy	Omaha, NE-IA
*	7400 Dodge Street #0D08A	Omaha	NE		*	Old Navy	Omaha, NE-IA
*	10335 Pacific Street	Omaha	NE		*	Banana Republic	Omaha, NE-IA
*	2940 Pike Lake Rd.	Lincoln	NE		*	Banana Republic	Lincoln, NE
*	3001 South 144th St. Sp E-5	Omaha	NE		*	Gap	Omaha, NE-IA
*	1 Common Court	North Conway	NH	3860		ONO
*	120 Laconia Road	Tilton	NH	3276		BRF
*	310 Daniel Webster	Nashua	NH		*	Gap	Boston et al, MA-NH
*	1500 South Willow St	Manchester	NH		*	Gap	Boston et al, MA-NH
*	248 Loudon Road #1206	Concord	NH		*	Gap	NH AREA NOT IN ANY MSA
*	Fox Run Road	Newington	NH		*	Gap	Boston et al, MA-NH
*	99 Rockingham Park Bvld	Salem	NH		*	Gap	Boston et al, MA-NH
*	19 Congress Street	Portsmouth	NH		*	Gap	Boston et al, MA-NH

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	36 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	20 South Main Street	Hanover	NH		*	Gap	NH AREA NOT IN ANY MSA
*	310 Daniel Webster Hwy.	Nashua	NH		*	Banana Republic	Boston et al, MA-NH
*	99 Rockingham Park Blvd	Salem	NH		*	Banana Republic	Boston et al, MA-NH
*		Manchester	NH	3103		WHS
*	4 East Spitbrook Rd.	Nashua	NH		*	Old Navy	Boston et al, MA-NH
*	270 Louden Rd	Concord	NH		*	Old Navy	NH AREA NOT IN ANY MSA
*	45 Gosling Road #8	Newington	NH		*	Old Navy	Boston et al, MA-NH
*	Rte. 16 Main St.	North Conway	NH		*	Gap Inc. Outlet	NH AREA NOT IN ANY MSA
*	120 Laconia Rd., Suite 110 & 112	Tilton	NH		*	Gap Inc. Outlet	NH AREA NOT IN ANY MSA
*	Route 16, Sp . E-10	No. Conway	NH		*	Gap Inc. Outlet	NH AREA NOT IN ANY MSA
*	100 Market Street Sp. 6	Portsmouth	NH		*	Banana Republic	Boston et al, MA-NH
*	310 Daniel Webster Hwy	Nashua	NH		*	Gap	Boston et al, MA-NH
*	Cherry Hill Mall, Route 38 #514	Cherry Hill	NJ		*	Gap	Philadelphia, PA-NJ
*	Deptford Mall Space 1D4	Deptford	NJ		*	Gap	Philadelphia, PA-NJ
*	220 Quakerbridge Mall	Lawrenceville	NJ		*	Gap	Trenton, NJ
*	400 Route 38	Moorestown	NJ		*	Gap	Philadelphia, PA-NJ
*	3849 S DELSEA DRIVE	Vineland	NJ		*	Gap	Vineland et al, NJ
*	3535 US Route One #110	Princeton	NJ		*	Gap	Trenton, NJ
*	4403 Black Horse Pike, Sp. #260	Mays Landing	NJ		*	Gap	#N/A
*	1200 Highway 22 East, Sp.630	Phillipsburg	NJ		*	Gap	Newark, NJ
*	300 Route 73 Suite # N-326 & O-326	Marlton	NJ		*	Gap	Philadelphia, PA-NJ
*	112 Eisenhower Parkway #1007	Livingston	NJ		*	Gap	Newark, NJ
*	405 Paramus Park	Paramus	NJ		*	Gap	#N/A
*	210 Woodbridge Center	Woodbridge	NJ		*	Gap	Middlesex et al, NJ
*	Route 35 & 36 #3004	Eatontown	NJ		*	Gap	Monmouth et al, NJ
*	Route 4 & 17	Paramus	NJ		*	Gap	#N/A
*	Route 4 & Forest Ave #12/C	Paramus	NJ		*	Gap Inc. Outlet	#N/A
*	491 Menlo Park Mall	Edison	NJ		*	Gap	Middlesex et al, NJ
*	1201 Hooper Ave	Toms River	NJ		*	Gap	Monmouth et al, NJ
*	Route 80 & Mt. Hope Ave. #1083 & #1084	Rockaway	NJ		*	Gap	Newark, NJ
*	Route 24, JFK Parkway, Space #D123	Short Hills	NJ		*	Gap	Newark, NJ
*	1400 Willowbrook Mall 1625 perm	wayne	NJ		*	Gap	#N/A
*	501 ROUTE 17	Paramus	NJ		*	Gap	#N/A
*	142 Westwood Avenue	Westwood	NJ		*	Gap	#N/A
*	251 Highway 18	East Brunswick	NJ		*	Gap	Middlesex et al, NJ
*	235 East Ridgewood Avenue	Ridgewood	NJ		*	Gap	#N/A
*	380 Riverside Square	Hackensack	NJ		*	Gap	#N/A
*	591 Route 35	Shrewsbury	NJ		*	Gap	Monmouth et al, NJ
*	2130 Hwy 35 S	Holmdel	NJ		*	Old Navy	Monmouth et al, NJ
*	102 N. Michigan Ave.	Atlantic City	NJ		*	Gap Inc. Outlet	#N/A
*	100 Menlo Park	Edison	NJ		*	Banana Republic	Middlesex et al, NJ
*	3056 State Rt 10	Denville(Dover)	NJ		*	Banana Republic	Newark, NJ
*	537 MONMOUTH ROAD	Jackson	NJ		*	Gap Inc. Outlet	Monmouth et al, NJ
*	1800 N. Michigan Ave	Atlantic City	NJ	8401		BRF
*	300 International Dr. South	Flanders	NJ		*	Old Navy	Newark, NJ

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	37 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	3115 Kennedy Blvd.	North Bergen	NJ		*	Old Navy	Jersey City, NJ
*	651 Kapkowski Rd., Ste. 10	Elizabeth	NJ		*	Old Navy	Newark, NJ
*	1515 Route 22 West	Watchung	NJ		*	Old Navy	Middlesex et al, NJ
*	300 Promenade Blvd.	Bridgewater	NJ		*	Old Navy	Middlesex et al, NJ
*	755 State Highway 18	East Brunswick	NJ		*	Old Navy	Middlesex et al, NJ
*	100 Cumberland Mall Space C-11	Vineland	NJ		*	Old Navy	Vineland et al, NJ
*	1200 Hwy 22, Space 612	Phillipsburg	NJ		*	Old Navy	Newark, NJ
*	701 Route 440 Sp39,41,42,43,44	Jersey City	NJ		*	Old Navy	Jersey City, NJ
*	56 Chambers Bridge & Rte. 70	Brick	NJ		*	Old Navy	Monmouth et al, NJ
*	485 River Road	Edgewater	NJ		*	Old Navy	#N/A
*	250 Consumer’s Square	May’s Landing	NJ		*	Old Navy	#N/A
*	1101 Nixon Dr.	Moorestown	NJ		*	Old Navy	Philadelphia, PA-NJ
*	Rt. 23 #20	Wayne	NJ		*	Old Navy	#N/A
*	977 Valley Road, Bldg F1	Gillette	NJ		*	Old Navy	Newark, NJ
*	447 Menlo Park Mall	Edison	NJ		*	Old Navy	Middlesex et al, NJ
*	State Hwy 35 - Space #2101	Eatontown	NJ		*	Old Navy	Monmouth et al, NJ
*	1140 Paramus Park	Paramus	NJ		*	Old Navy	#N/A
*	1557 Almonesson Road	Deptford	NJ		*	Old Navy	Philadelphia, PA-NJ
*	3710 Route 9 #B140	Freehold	NJ		*	Old Navy	Monmouth et al, NJ
*	Garden St. Pl. - 355 State Hwy #17 - U	Paramus	NJ		*	Old Navy	#N/A
*	530 West Mount Pleasant Avenue	Livingston	NJ		*	Old Navy	Newark, NJ
*	1321 Cenntennial Ave	Piscataway	NJ		*	Old Navy	Middlesex et al, NJ
*	651Kapowski Rd. spc.1024	Elizabeth	NJ		*	Gap Inc. Outlet	Newark, NJ
*	200 Quakebridge Mall	Lawrence Township	NJ		*	Old Navy	Trenton, NJ
*	121 Market St	Newark	NJ		*	Old Navy	Newark, NJ
*	649 West Edgar Rd	Linden	NJ		*	Old Navy	Newark, NJ
*	112 Eisenhower Parkway, 2nd Floor	Livingston	NJ		*	Old Navy	Newark, NJ
*	1201 Hooper Ave. Sp1049	Toms River	NJ		*	Old Navy	Monmouth et al, NJ
*	1015 Willowbrook Mall	Wayne	NJ		*	Old Navy	#N/A
*	730 Rt 73 South	Marlton	NJ		*	Old Navy	Philadelphia, PA-NJ
*	3710 Route 9 Space #F110	Freehold	NJ		*	Gap	Monmouth et al, NJ
*	30 Park Place Space #2043/4	Morristown	NJ		*	Gap	Newark, NJ
*	30-260 Mall Drive West	Jersey City	NJ		*	Gap	Jersey City, NJ
*	207 East Broad Street	Westfield	NJ		*	Gap	Newark, NJ
*	629 Valley Road	Upper Montclair	NJ		*	Gap	Newark, NJ
*	2056 State Rt. 10	Denville	NJ		*	Gap	Newark, NJ
*	2150 Highway 35, #D1	Sea Girt	NJ		*	Gap	Monmouth et al, NJ
*	30-133A Mall Drive West, Sp. A034A	Jersey City	NJ		*	Gap	Jersey City, NJ
*	423 Chestnut Ridge	Woodcliff Lake	NJ		*	Gap	#N/A
*	195 South US Highway 206 Sp 217-219	Chester	NJ		*	Gap	Newark, NJ
*	525 River Road	Edgewater	NJ		*	Gap	#N/A
*	1750 Deptford Center Road Sp # 1009	Deptford	NJ		*	Gap	Philadelphia, PA-NJ
*	222 East Ridgewood Ave	Ridgewood	NJ		*	Gap	#N/A
*	1285 Echleon Mall	Voorhees	NJ		*	Gap	Philadelphia, PA-NJ
*	500 Sagemore Dr.	Marlton	NJ		*	Banana Republic	Philadelphia, PA-NJ

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	38 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	537 Monmouth Rd. SP # 100	Jackson	NJ		*	Gap Inc. Outlet	Monmouth et al, NJ
*	651 Kapkowski Rd Sp# 260	Elizabeth	NJ		*	Gap Inc. Outlet	Newark, NJ
*	17 Palmer Square East	Princeton	NJ		*	Banana Republic	Trenton, NJ
*	Short Hills Mall #D123	Short Hills	NJ		*	Banana Republic	Newark, NJ
*	519 Menlo Park Mall	Edison	NJ		*	Banana Republic	Middlesex et al, NJ
*	525 Cherry Hill Mall	Cherry Hill	NJ		*	Banana Republic	Philadelphia, PA-NJ
*	1400 Willowbrook Mall,Routes 23	Wayne	NJ		*	Banana Republic	#N/A
*	3710 Route 9	Freehold	NJ		*	Banana Republic	Monmouth et al, NJ
*	1 Riverside Square	Hackensack	NJ		*	Banana Republic	#N/A
*	525 Route 35	Shrewsbury	NJ		*	Banana Republic	Monmouth et al, NJ
*	355 State Highway #17 South	Paramus	NJ		*	Banana Republic	#N/A
*	1200 Morris Turnpike, Sp #A214	Short Hills	NJ		*	Banana Republic	Newark, NJ
*	427 Chestnut Ridge Rd	Woodcliff Lake	NJ		*	Banana Republic	#N/A
*	137 Central Ave.	Westfield	NJ		*	Banana Republic	Newark, NJ
*	2150 Route 35 Sp E 14 - E16	Sea Girt	NJ		*	Banana Republic	Monmouth et al, NJ
*	225 River Road	Edgewater	NJ		*	Banana Republic	#N/A
*	1400 Willow Brook Mall	Wayne	NJ	7470		BABY
*	30-241 Mall Drive West	Jersey City	NJ		*	Gap	Jersey City, NJ
*	Route 4 & 17 #M5	Paramus	NJ		*	Gap	#N/A
*	26 Park Place	Morristown	NJ		*	Gap	Newark, NJ
*	234 East Broad Street	Westfield	NJ		*	Gap	Newark, NJ
*	700 PARAMUS PARK	PARAMUS	NJ	7652		GAP
*	210 Woodbridge Center	Woodbridge	NJ		*	Gap	Middlesex et al, NJ
*	112 Eisenhower Parkway	Livingston	NJ		*	Gap	Newark, NJ
*	Rte. 80 & Mount Hope Ave., Sp. #1017	Rockaway	NJ		*	Gap	Newark, NJ
*	1400 Willowbrook Mall, sp# 1625	Wayne	NJ	7470		KIDS
*	1200 Morris Turnpike #113	Short Hills	NJ		*	Gap	Newark, NJ
*	Route 35 & 36	Eatontown	NJ		*	Gap	Monmouth et al, NJ
*	2000 Route 38 #412	Cherry Hill	NJ		*	Gap	Philadelphia, PA-NJ
*	223 Quaker Bridge Mall	Lawrenceville	NJ		*	Gap	Trenton, NJ
*	620 Coronado Center	Albuquerque	NM		*	Gap	#N/A
*	10000 Coors Bypass NW, Sp C3	Albuquerque	NM		*	Gap	#N/A
*	4250 Cerrillos Road Sp # 1140,1144,114	Santa Fe	NM		*	Gap	Santa Fe, NM
*	4601 E. Main Street	Farmington	NM		*	Gap	NM AREA NOT IN ANY MSA
*	2200 E. Lohman Ave. Ste 200	Las Cruces	NM	88001		ON
*	4900 Cutler #B	Albuquerque	NM		*	Old Navy	#N/A
*	10,000 Coors Blvd.	Albuquerque	NM		*	Old Navy	#N/A
*	3550 Zafarano Drive	Santa Fe	NM		*	Old Navy	Santa Fe, NM
*	6600 Menaul NE #399	Albuquerque	NM		*	Banana Republic	#N/A
*	123 West San Francisco St	Santa Fe	NM		*	Banana Republic	Santa Fe, NM
*	6600 Menaul Blvd. NE	Albuquerque	NM		*	Gap	#N/A
*	3667 Las Vegas Blvd. S. Suite 290	Las Vegas	NV		*	Gap	Las Vegas, NV-AZ
*	1055 South Rampart Blvd.	Las Vegas	NV		*	Gap	Las Vegas, NV-AZ
*	32100 Las Vegas Blvd	Primm	NV		*	Gap Inc. Outlet	Las Vegas, NV-AZ
*	875 S. Grand Central Parkway	Las Vegas	NV	89106		BRF

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	39 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	1049 South Rampart Blvd.	Las Vegas	NV		*	Banana Republic	Las Vegas, NV-AZ
*	3200 LAS VEGAS BLVD	Las Vegas	NV		*	Banana Republic	Las Vegas, NV-AZ
*	911 TOPSY LANE	Carson City	NV		*	Old Navy	NV AREA NOT IN ANY MSA
*	525 N. Stephanie Street	Henderson	NV		*	Old Navy	Las Vegas, NV-AZ
*	2186 N. Rainbow Blvd.	Las Vegas	NV		*	Old Navy	Las Vegas, NV-AZ
*	4891 Kietzke Lane	Reno	NV		*	Old Navy	Reno, NV
*	3580 Maryland Parkway	Las Vegas	NV		*	Gap	Las Vegas, NV-AZ
*	3200 Las Vegas Blvd Space 210....	Las Vegas	NV		*	Gap	Las Vegas, NV-AZ
*	1300 W. Sunset Rd., #1625	Henderson	NV		*	Gap	Las Vegas, NV-AZ
*	3500 LAS VEGAS BLVD SO	Las Vegas	NV		*	Gap	Las Vegas, NV-AZ
*	32100 Las Vegas Blvd. South # 462	Primm	NV		*	Gap Inc. Outlet	Las Vegas, NV-AZ
*	32100-108 Las Vegas Blvd., South	Primm	NV		*	Gap Inc. Outlet	Las Vegas, NV-AZ
*	1955 Casino Drive, Sp. #328	Laughlin	NV		*	Gap Inc. Outlet	Las Vegas, NV-AZ
*	3500 Las Vagas Blvd. South - F01	Las Vegas	NV		*	Banana Republic	Las Vegas, NV-AZ
*	3355 Las Vegas Blvd., Suite 1198	Las Vegas	NV		*	Banana Republic	Las Vegas, NV-AZ
*	5270 Meadowwood Mall Circle	Reno	NV		*	Gap	Reno, NV
*	3528 Marilyn Pkwy #204	Las Vegas	NV		*	Gap	Las Vegas, NV-AZ
*	479 Sunrise Mall, Space 4, 5, 6, 7	Massapequa	NY		*	Gap	Nassau et al, NY
*	2655 Richmond Avenue #138	Staten Island	NY		*	Gap	New York, NY
*	5265 Kings Plaza	Brooklyn	NY		*	Gap	New York, NY
*	90-15 Queens Blvd #H401	Elmhurst	NY		*	Gap	New York, NY
*	734 Lexington Ave	New York	NY		*	Gap	New York, NY
*	Cross County Center - 9A Mall Walk	Yonkers	NY		*	Gap	New York, NY
*	630 Old Country Rd.	Garden City	NY		*	Gap	Nassau et al, NY
*	1701 Sunrise Highway	Bay Shore	NY		*	Gap	Nassau et al, NY
*	1440 Union Turn Pike	New Hyde Park	NY		*	Gap	Nassau et al, NY
*	3105 Long Beach Road	Oceanside	NY		*	Gap	Nassau et al, NY
*	160-5 Route 110	Huntington Station	NY		*	Gap	Nassau et al, NY
*	2054 Northern Blvd	Manhasset	NY		*	Gap	Nassau et al, NY
*	Middle Country Road #B20-A	Lake Grove	NY		*	Gap	Nassau et al, NY
*	1004 Green Acres Mall	Valley Stream	NY		*	Gap	Nassau et al, NY
*	69-39 Austin Street	Forest Hills	NY		*	Gap	New York, NY
*	2101-2109 86th Street	Brooklyn	NY		*	Gap	New York, NY
*	961 Broadway Mall	Hicksville	NY		*	Gap	Nassau et al, NY
*	2373 Broadway	New York	NY		*	Gap	New York, NY
*	250 West 57th Street	New York	NY		*	Gap	New York, NY
*	60 West 34th Street	New York	NY		*	Gap	New York, NY
*	122 Fifth Ave.	New York	NY		*	Gap	New York, NY
*	400 Wheatley Plaza	Greenvale	NY		*	Gap	Nassau et al, NY
*	750 Broadway	New York	NY		*	Gap	New York, NY
*	2468 Central Park Avenue Sp 19	Yonkers	NY		*	Gap	New York, NY
*	839-114 New York Avenue	Huntington	NY		*	Old Navy	Nassau et al, NY
*	403 South Oyster Bay Road	Plainview	NY		*	Gap	Nassau et al, NY
*	650 Lee Blvd, Sp. #104-107	Yorktown Heights	NY		*	Gap	New York, NY
*	11 Fulton Market	New York	NY		*	Gap	New York, NY

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	40 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	696 White Plains Road	Scarsdale	NY		*	Gap	New York, NY
*	461 Central Avenue	Cedarhurst	NY		*	Gap	Nassau et al, NY
*	2001 South Road #A-113	Poughkeepsie	NY		*	Gap	Dutchess County, NY
*	1770 West Main St.	Riverhead	NY		*	Gap Inc. Outlet	Nassau et al, NY
*	SR 78, Transit Road & SR 5, Main Stree	Williamsville	NY		*	Gap	Buffalo et al, NY
*	1233 Niagara Blvd	Amherst	NY		*	Gap	Buffalo et al, NY
*	728 McKinley Mall	Blasdell	NY		*	Gap	Buffalo et al, NY
*	D223 Walden Galleria	Buffalo	NY		*	Gap	Buffalo et al, NY
*	1776 Military Road	Niagara Falls	NY		*	Gap Inc. Outlet	Buffalo et al, NY
*	1947 Old County Road #1425	Riverhead	NY		*	Gap Inc. Outlet	Nassau et al, NY
*	1009 Flatbush Avenue, Space 2	Brooklyn	NY		*	Gap Inc. Outlet	New York, NY
*	200 Vesey Street	New York	NY		*	Banana Republic	New York, NY
*	135 EASTVIEW MALL	VICTOR	NY	14564		BR
*	9015 Queens Blvd	Elmhurst	NY	11373		BR
*	216 Eastview Mall	Victor	NY		*	Gap	Rochester, NY
*	3400 W. Henrietta Rd.	Rochester	NY		*	Gap	Rochester, NY
*	214 Greece Ridge Center Drive	Rochester	NY		*	Gap	Rochester, NY
*	402 Balltown Road	Schenectady	NY	12304		ON
*	1864 Plaza Drive	Olean	NY	14760		ON
*	3300 Chambers Rd.South K4 to G1	Horseheads	NY		*	Gap	Elmira, NY
*	4155 Route 31 SP# G118-G120	Clay	NY		*	Gap	Syracuse, NY
*	9588 Carousel Center Sp B204/B206	Syracuse	NY		*	Gap	Syracuse, NY
*	40 Catherwood Sp# F-14	Ithaca	NY		*	Gap	NY AREA NOT IN ANY MSA
*	Route 5 & 5A Sp D6	New Hartford	NY		*	Gap	Utica et al, NY
*	3649 ERIE BLVD EAST	Dewitt	NY		*	Gap	Syracuse, NY
*	21182 Salmon Run Mall - LP W sp# A-119	Watertown	NY		*	Gap	NY AREA NOT IN ANY MSA
*	3540 Mckinley Parkway	Blasdell	NY		*	Old Navy	Buffalo et al, NY
*	300 W. 125th Street	New York	NY		*	Old Navy	New York, NY
*	159-02 Jamaica ave	Queens	NY		*	Old Navy	New York, NY
*	318 East Fairmont Avenue, Space 304	Lakewood	NY		*	Old Navy	Jamestown, NY
*	464 Broadway Mall	Hicksville	NY		*	Old Navy	Nassau et al, NY
*	790 South Road	Poughkeepsie	NY		*	Old Navy	Dutchess County, NY
*	60 Smithfield Blvd., Space B105	Plattsburg	NY		*	Old Navy	NY AREA NOT IN ANY MSA
*	21182 Salmon Run Lp,W Sp A113, A115-A1	Watertown	NY		*	Old Navy	NY AREA NOT IN ANY MSA
*	40 Catherwood	Ithaca	NY		*	Old Navy	NY AREA NOT IN ANY MSA
*	6K Mall Walk	Yonkers	NY		*	Old Navy	New York, NY
*	3065 Rte 50, Space F4	Saratoga Springs	NY		*	Old Navy	#N/A
*	723 White Plains Road Sp #14	Scarsdale	NY		*	Old Navy	New York, NY
*	89 Oakdale Mall	Johnson City	NY		*	Gap	#N/A
*	60 Smithfield Blvd #B 103	Plattsburgh	NY		*	Gap	NY AREA NOT IN ANY MSA
*	3561 Hempstead Turnpike	Levittown	NY		*	Old Navy	Nassau et al, NY
*	161 Washington Ave Extension #203	Albany	NY		*	Old Navy	#N/A
*	253-01 Rockaway Blvd.	Woodmere	NY		*	Old Navy	New York, NY
*	610 6th Avenue	New York	NY		*	Old Navy	New York, NY
*	201 Independence Plaza	Selden	NY		*	Old Navy	Nassau et al, NY

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	41 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	9858 Carousel Center Drive	Syracuse	NY		*	Old Navy	Syracuse, NY
*	3333 West Henrietta	Rochester	NY		*	Old Navy	Rochester, NY
*	625 Atlantic Ave. Sp. #102	Brooklyn	NY		*	Old Navy	New York, NY
*	5041 Jericho Turnpike	Commack	NY		*	Old Navy	Nassau et al, NY
*	3050 Sheridan Drive, Sp. # 3042	Amherst	NY		*	Old Navy	Buffalo et al, NY
*	881 Montauk Highway	West Babylon	NY		*	Old Navy	Nassau et al, NY
*	1504 Old Country Road #B08	Westbury	NY		*	Old Navy	Nassau et al, NY
*	845 White Plains Rd.	Bronx	NY		*	Old Navy	New York, NY
*	5175 Sunrise Hwy	Bohemia	NY		*	Old Navy	Nassau et al, NY
*	340 Bay Chester Ave	Bronx	NY		*	Old Navy	New York, NY
*	386 Greece Ridge Center Drive #12	Rochester	NY		*	Old Navy	Rochester, NY
*	3131 E. Main St. #C-16	Mohegan Lake	NY		*	Old Navy	New York, NY
*	1 Walden Galleria, Sp. L-209	Buffalo	NY		*	Old Navy	Buffalo et al, NY
*	2655 Richmond Ave. #204-205	Staten Island	NY		*	Old Navy	New York, NY
*	9605 Queens Blvd	Rego Park	NY		*	Old Navy	New York, NY
*	34-03 48th Street	Long Island City	NY		*	Old Navy	New York, NY
*	1470 Palisades Center Drive #F105	West Nyack	NY		*	Old Navy	New York, NY
*	1 Crossgates Mall road #D119	Albany	NY		*	Old Navy	#N/A
*	1300 Ulster Avenue #L02	Kingston	NY		*	Old Navy	NY AREA NOT IN ANY MSA
*	1 Galleria Drive #D113	Middletown	NY		*	Old Navy	Newburgh, NY-PA
*	150 W. 34th Street	New York	NY		*	Old Navy	New York, NY
*	503-511 Broadway	New York	NY		*	Old Navy	New York, NY
*	100 Main Street # 422	White Plains	NY		*	Old Navy	New York, NY
*	20th Ave. Petracca Place	College Point	NY		*	Old Navy	New York, NY
*	5100 Kings Plaza - Space F1U	Brooklyn	NY		*	Old Navy	New York, NY
*	830-8 Sunrise Highway	Bayshore	NY		*	Old Navy	Nassau et al, NY
*	578 Aviation Road	Queensbury	NY		*	Old Navy	Glens Falls, NY
*	710 Horatio Street,	Utica	NY		*	Old Navy	Utica et al, NY
*	845 County Route 64, Box 1	Elmira	NY		*	Old Navy	Elmira, NY
*	4155 Route 31	Clay	NY		*	Old Navy	Syracuse, NY
*	3649 Erie Blvd., East, Space 95	Dewitt	NY		*	Old Navy	Syracuse, NY
*	1401 Route 300, Sp ANC - 2, Ste. 123	Newburgh	NY		*	Old Navy	Newburgh, NY-PA
*	7556 Commons Blvd.	Victor	NY		*	Old Navy	Rochester, NY
*	4605 Commercial Drive	New Hartford	NY		*	Old Navy	Utica et al, NY
*	13602 Rossevelt Avenue	Flushing	NY		*	Old Navy	New York, NY
*	422 Evergreen Ct, Rt 32	Central Valley	NY		*	Gap Inc. Outlet	Newburgh, NY-PA
*	1770 West Main Street/ Build 17, SP 17	Riverhead	NY		*	Gap Inc. Outlet	Nassau et al, NY
*	697 Hillside Avenue	New Hyde Park	NY		*	Old Navy	Nassau et al, NY
*	2034 Green Acres	Valley Stream	NY		*	Old Navy	Nassau et al, NY
*	140 Fulton Avenue	Hempstead	NY		*	Old Navy	Nassau et al, NY
*	2317 Vestal Parkway East	Vestal	NY		*	Old Navy	#N/A
*	381 Gateway center drive	Brooklyn	NY		*	Old Navy	New York, NY
*	2655 Richmond Ave Sp# 1100	Staten Island	NY		*	Gap	New York, NY
*	430 Colonie Center	Albany	NY		*	Gap	#N/A
*	1 Crossgates Mall	Albany	NY		*	Gap	#N/A

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	42 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	93 West Campbell Rd.	Schenectady	NY		*	Gap	#N/A
*	3065 Route 50	Saratoga Springs	NY		*	Gap	#N/A
*	333 Broadway	Saratoga Springs	NY		*	Gap	#N/A
*	B208 Galleria Drive	Middletown	NY		*	Gap	Newburgh, NY-PA
*	65 South Moger	Mt Kisco	NY		*	Gap	New York, NY
*	1340 Boston Post Road	Larchmont	NY		*	Gap	New York, NY
*	1300 Ulster Ave	Kingston	NY		*	Gap	NY AREA NOT IN ANY MSA
*	125 Westchester Ave.	White Plains	NY		*	Gap	New York, NY
*	51 Virginia Ave Sp # F206	West Nyack	NY		*	Gap	New York, NY
*	271-85 Fordham Road, Suite 400	Bronx	NY		*	Gap	New York, NY
*	999 Montauk Hwy #10	Shirley	NY		*	Gap	Nassau et al, NY
*	423 86th Street	Brooklyn	NY		*	Gap	New York, NY
*	2044 Montauk Hwy. Sp. 1	Bridgehampton	NY		*	Gap	Nassau et al, NY
*	83 Main Street	Northport	NY		*	Gap	Nassau et al, NY
*	1165 Wantagh Avenue	Wantagh	NY		*	Gap	Nassau et al, NY
*	1970 Merrick Road	Merrick	NY		*	Gap	Nassau et al, NY
*	100 Arden Place	Port Jefferson	NY		*	Gap	Nassau et al, NY
*	2530 Hylan Blvd.	Staten Island	NY		*	Gap	New York, NY
*	160-20 Cross Bay Blvd.	Howard Beach	NY		*	Gap	New York, NY
*	159 - 02 Jamaica Ave.	Queens	NY		*	Gap	New York, NY
*	1504 Old Country Rd	Westbury	NY		*	Gap	Nassau et al, NY
*	170 E.Jericho Turnpike	Commack	NY		*	Gap	Nassau et al, NY
*	1466 Broadway	New York	NY		*	Gap	New York, NY
*	1131-1149 Third Avenue	New York	NY		*	Gap	New York, NY
*	1511 Third Avenue	New York	NY		*	Gap	New York, NY
*	1212 AVENUE OF THE AMERICAS	New York	NY		*	Gap	New York, NY
*	657-59 Third Avneue	New York	NY		*	Gap	New York, NY
*	1988 Broadway	New York	NY		*	Gap	New York, NY
*	211-15 26th Ave.	Bayside	NY		*	Gap	New York, NY
*	One Astor place # 3	New York	NY		*	Gap	New York, NY
*	680 5th Avenue	New York	NY		*	Gap	New York, NY
*	278 8th Avenue	New York	NY		*	Gap	New York, NY
*	225 Liberty Street	New York	NY		*	Gap	New York, NY
*	2640 PALISADES CENTER DRIVE	WEST NYACK	NY	10994		F&T
*	1000 Palisades Center Drive #H305	West Nyack	NY		*	Gap	New York, NY
*	160-10 Cross Bay Blvd.	Howard Beach	NY		*	Gap	New York, NY
*	1215 Niagara Falls Blvd.	Amherst	NY		*	Banana Republic	Buffalo et al, NY
*	55 Main Street	Lake Placid	NY		*	Gap Inc. Outlet	NY AREA NOT IN ANY MSA
*	10 Farber Dr., Ste 49	Bellport	NY		*	Gap Inc. Outlet	Nassau et al, NY
*	1770 West Main Street (#1601 to 601)	Riverhead	NY		*	Gap Inc. Outlet	Nassau et al, NY
*	470 Evergreen Court	Central Valley	NY		*	Gap Inc. Outlet	Newburgh, NY-PA
*	655 Route 318	Waterloo	NY		*	Gap Inc. Outlet	NY AREA NOT IN ANY MSA
*	1970 Military Road	Niagara Falls	NY		*	Gap Inc. Outlet	Buffalo et al, NY
*	31-48 Steinway Street	Long Island City	NY		*	Gap	New York, NY
*	1439 State Route 9, #11, PO Box #8	Lake George	NY		*	Gap Inc. Outlet	Glens Falls, NY

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	43 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	205 Bleeker Street	New York	NY		*	Banana Republic	New York, NY
*	2360 Broadway @ 86th St	New York	NY		*	Banana Republic	New York, NY
*	130 East 59th Street	New York	NY		*	Banana Republic	New York, NY
*	2106-R NORTHERN BLVD.	Manhasset	NY		*	Banana Republic	Nassau et al, NY
*	133-35 Montague Street	Brooklyn Heights	NY		*	Banana Republic	New York, NY
*	1 Crossgates Mall Road	Albany	NY		*	Banana Republic	#N/A
*	1110 3rd Avenue	New York	NY		*	Banana Republic	New York, NY
*	700 - 729 Whiteplains Road	Scarsdale	NY		*	Banana Republic	New York, NY
*	1136 Madison Avenue	New York	NY		*	Banana Republic	New York, NY
*	220-7 Route 110	Huntington Station	NY		*	Banana Republic	Nassau et al, NY
*	215 Columbus Avenue	New York	NY		*	Banana Republic	New York, NY
*	71-18 Austin Street	Forest Hills	NY		*	Banana Republic	New York, NY
*	431 Central Avenue	Cedarhurst	NY		*	Banana Republic	Nassau et al, NY
*	1 Walden Galleria	Buffalo	NY		*	Banana Republic	Buffalo et al, NY
*	1 Carousel Center Drive	Syracuse	NY		*	Banana Republic	Syracuse, NY
*	89 Fifth Avenue	New York	NY		*	Banana Republic	New York, NY
*	Montauk Hwy & Snake Hollow Road	Bridgehampton	NY		*	Banana Republic	Nassau et al, NY
*	Space 2046	Garden City	NY		*	Banana Republic	Nassau et al, NY
*	2655 Richmond Avenue	Staten Island	NY		*	Banana Republic	New York, NY
*	531 Miracle Mile Drive	Rochester	NY		*	Banana Republic	Rochester, NY
*	125 Westchester Ave.	White Plains	NY		*	Banana Republic	New York, NY
*	552-554 Broadway	New York	NY		*	Banana Republic	New York, NY
*	107 E. 42nd St. Sp. #44-45	New York	NY		*	Banana Republic	New York, NY
*	17-19 West 34th Street	New York	NY		*	Banana Republic	New York, NY
*	528 Broadway	New York	NY		*	Banana Republic	New York, NY
*	1781 Palisades Center Dr. Sp. #G105	West Nyack	NY		*	Banana Republic	New York, NY
*	111 8th Avenue (Ground Floor)	New York	NY		*	Banana Republic	New York, NY
*	114 Fifth Avenue	New York	NY		*	Banana Republic	New York, NY
*	626 5th Ave.	New York	NY		*	Banana Republic	New York, NY
*	8285 Jericho Turnpike, SP E1	Woodbury	NY		*	Banana Republic	Nassau et al, NY
*	220 Northern Blvd.	Greenvale	NY		*	Banana Republic	Nassau et al, NY
*	27 S. Moger Ave	Mt. Kisco	NY		*	Banana Republic	New York, NY
*	1529 3rd Ave	New York	NY		*	Banana Republic	New York, NY
*	5271 Kings Plaza	Brooklyn	NY		*	Banana Republic	New York, NY
*	313 Smith Haven Mall	Lake Grove	NY		*	Banana Republic	Nassau et al, NY
*	3 Congress Park Center	Saratoga Springs	NY		*	Banana Republic	#N/A
*	5267 KINGS PLAZA	BROOKLYN	NY	11234		GAP
*	125 Westchester Ave., Sp. 3740	White Plains	NY		*	Gap	New York, NY
*	225 Liberty St	NEW YORK	NY	10281		GAP
*	630 Sunrise Mall	Massapequa	NY		*	Gap	Nassau et al, NY
*	125 Westchester Ave.	White Plains	NY		*	Gap	New York, NY
*	1183 Wantagh Ave.	Wantagh	NY		*	Gap	Nassau et al, NY
*	3701 McKinley Parkwark, #736	Hamburg	NY		*	Gap	Buffalo et al, NY
*	89 SOUTH STREET	NEW YORK	NY	10038		GAP
*	3553 Long Beach Road	Oceanside	NY		*	Gap	Nassau et al, NY

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	44 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	31-02 Steinway Street	Long Island City	NY		*	Gap	New York, NY
*	460 Central Avenue	Cedarhurst	NY		*	Gap	Nassau et al, NY
*	2110-D Northern Blvd.	Manhasset	NY		*	Gap	Nassau et al, NY
*	150 Wheatley Plaza	Greenvale	NY		*	Gap	Nassau et al, NY
*	Route 25 & 347 Sp D14	Lake Grove	NY		*	Gap	Nassau et al, NY
*	2044 Montauk Highway	Bridgehampton	NY		*	Gap	Nassau et al, NY
*	2655 Richmond Avenue	Staten Island	NY		*	Gap	New York, NY
*	2300 Broadway	New York	NY		*	Gap	New York, NY
*	90-15 Queens Blvd #A 102/103	Elmhurst	NY		*	Gap	New York, NY
*	545 MADISON AVE	New York	NY		*	Gap	New York, NY
*	1535 Third Avenue	New York	NY		*	Gap	New York, NY
*	G206 Walden Galleria	Buffalo	NY		*	Gap	Buffalo et al, NY
*	28-30 Purchase Street	Rye	NY		*	Gap	New York, NY
*	1 Crossgates Mall # A-107	Albany	NY	12202		GAP FULL CON
*	650 Lee Blvd	Yorktown Heights	NY		*	Gap	New York, NY
*	102 Franklin Park Mall	Toledo	OH		*	Gap	Toledo, OH
*	2400 Elida Rd. Sp. #420-A	Lima	OH		*	Gap	Lima, OH
*	8265 Factory Shops Blvd	Jeffersonville	OH	43128		BRF
*		St. Clairs	OH	43950		OUT
*	346 Great Northern Blvd #54	North Olmsted	OH		*	Gap	Cleveland et al, OH
*	7850 Mentor Avenue	Mentor	OH		*	Gap	Cleveland et al, OH
*	26300 Cedar Road #176	Beachwood	OH		*	Gap	Cleveland et al, OH
*	230 Huron Road #72.60	Cleveland	OH		*	Gap	Cleveland et al, OH
*	820-828 Southpark Center	Strongsville	OH		*	Gap	Cleveland et al, OH
*	691 Richmond Rd.	Richmond Heights	OH		*	Gap	Cleveland et al, OH
*	2727 Fairfield Commons	Beavercreek	OH		*	Banana Republic	Dayton et al, OH
*	200 Market Street	West Lake	OH	44145		BR
*	1500 Polaris Parkway	Columbus	OH		*	Banana Republic	Columbus, OH
*	7875 Montgomery Road #U-225	Cincinnati	OH		*	Gap	Cincinnati, OH-KY-IN
*	9481 Colerain Ave. Sp# 136	Cincinnati	OH		*	Gap	Cincinnati, OH-KY-IN
*	28 West 4th Street Space	Cincinnati	OH		*	Gap	Cincinnati, OH-KY-IN
*	2659 Edmondson Rd	Norwood	OH		*	Gap	Cincinnati, OH-KY-IN
*	5900 N. Meadows Drive	Grove City	OH		*	OCC Lab	#N/A
*	2700 Miamisburg Centerville #724	Dayton	OH		*	Gap	Dayton et al, OH
*	2727 S. Fairfield Rd. Sp w 259(2727 N.	Beavercreek	OH		*	Gap	Dayton et al, OH
*	Need	Columbus	OH		*	Gap	Columbus, OH
*	85 Worthington Mall	Worthington	OH		*	Gap	Columbus, OH
*	5043 Tuttle crossing Blvd. Sp # 237	Dublin	OH		*	Gap	Columbus, OH
*	4000 Regent Street, Sp. #C12	Columbus	OH		*	Gap	Columbus, OH
*	1635 River Valley Circle South	Lancaster	OH		*	Gap	Columbus, OH
*	1500 Polaris Parkway	Columbus	OH		*	Gap	Columbus, OH
*		Beavercreek	OH	45431		ON
*	641 Richland Mall	Mansfield	OH		*	Gap	Mansfield, OH
*	4230 Beldon Space D-2	Canton	OH		*	Gap	Canton et al, OH
*	3265 W. Market Street Sp. 534	Fairlawn	OH		*	Gap	#N/A

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	45 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	98 North Main St.	Hudson	OH		*	Gap	#N/A
*	2000 Brittain Rd	Akron	OH		*	Gap	#N/A
*	1760 Hilliard Rome Road	Columbus	OH	43228		ON
*	Youngstown-Warren Road # 440	Niles	OH		*	Gap	Youngstown et al, OH
*	7401 Market Street Sp #829	Youngstown	OH		*	Gap	Youngstown et al, OH
*	1345 POLARIS PKWY	Columbus	OH		*	Old Navy	Columbus, OH
*	9883 Waterstone Blvd., Space 30	Cincinnati	OH		*	Old Navy	Cincinnati, OH-KY-IN
*	1475 Upper Valley Pike	Springfield	OH		*	Old Navy	Dayton et al, OH
*	11711 Princeton Pike #251	Springdale	OH		*	Old Navy	Cincinnati, OH-KY-IN
*	1155 North Court Street	Medina	OH		*	Old Navy	Cleveland et al, OH
*	3881 Medina Road	Akron	OH		*	Old Navy	#N/A
*	1533 Golden Gate Plaza 153A	Mayfield Heights	OH		*	Old Navy	Cleveland et al, OH
*	7317 Mentor Avenue	Mentor	OH		*	Old Navy	Cleveland et al, OH
*	1731 Olentangy River Road	Columbus	OH		*	Old Navy	Columbus, OH
*	6687 Strip Ave.	North Canton	OH		*	Old Navy	Canton et al, OH
*	3636 W. Dublin Grandville Road	Columbus	OH		*	Old Navy	Columbus, OH
*	18260 Royalton Road	Strongsville	OH		*	Old Navy	Cleveland et al, OH
*	2736 BRICE ROAD	Reynoldsburg	OH		*	Old Navy	Columbus, OH
*	371A Boardman Poland Road	Youngstown	OH		*	Old Navy	Youngstown et al, OH
*	2000 Brittian Road	Akron	OH		*	Old Navy	#N/A
*	3690 Easton Market	Columbus	OH		*	Old Navy	Columbus, OH
*	2700 Miamisburg-Centersville #560	Dayton	OH		*	Old Navy	Dayton et al, OH
*	6025 Kruse Drive #135	Solon	OH		*	Old Navy	Cleveland et al, OH
*	5555 Youngstown-Warren Road Sp 362	Niles	OH		*	Old Navy	Youngstown et al, OH
*	67800 Mall Rd, Space 200,205,210,215	St. Clairsville	OH		*	Old Navy	Wheeling, WV-OH
*	2695 Edmondson Road	Cinncinati	OH		*	Old Navy	Cincinnati, OH-KY-IN
*	2400 Elida Road, Sp 324	Lima	OH		*	Old Navy	Lima, OH
*	2166 West 4th Street	Mansfield	OH		*	Old Navy	Mansfield, OH
*	1420 Holland - Slyvania Rd.	Holland	OH		*	Old Navy	Toledo, OH
*	7800 Montgomery Road, Space 10	Cincinnati	OH		*	Old Navy	Cincinnati, OH-KY-IN
*	6030 Glenway Ave.	Cincinnati	OH		*	Old Navy	Cincinnati, OH-KY-IN
*	35852 Detroit Rd	Avon	OH		*	Old Navy	Cleveland et al, OH
*	3575 Maple Ave.	Zanesville	OH		*	Old Navy	OH AREA NOT IN ANY MSA
*	206 Market Street	Westlake	OH	44145		Gap
*	5043 Tuttle Crossing Blvd, Sp. 287	Dublin	OH		*	Gap	Columbus, OH
*	3265 West Market Street	Fairlawn	OH		*	Banana Republic	#N/A
*	549 S. Chillicothe Road, Sp. 440	Aurora	OH		*	Gap Inc. Outlet	#N/A
*	8865 Factory Shops Blvd. Sp 865	Jeffersonville	OH		*	Gap Inc. Outlet	OH AREA NOT IN ANY MSA
*	9913 Avon Road #560	Burbank	OH		*	Gap Inc. Outlet	Cleveland et al, OH
*	26300 Cedar Road #399	Beachwood	OH		*	Banana Republic	Cleveland et al, OH
*	7875 Montgomery Road Sp 82	Cincinnati	OH		*	Banana Republic	Cincinnati, OH-KY-IN
*	5043 Tuttle Crossing Blvd.,SP #233	Dublin	OH		*	Banana Republic	Columbus, OH
*	3961 Regent St.	Columbus	OH		*	Banana Republic	Columbus, OH
*	2667 Edmondson Rd., Sp A11	Cincinnati	OH		*	Banana Republic	Cincinnati, OH-KY-IN
*	700 Franklin Park Mall Sp. 1640	Toledo	OH		*	Banana Republic	Toledo, OH

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	46 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	914 Franklin Park Mall	Toledo	OH		*	Gap	Toledo, OH
*	4319 Beldon Village Space A8	Canton	OH		*	Gap	Canton et al, OH
*	26300 Cedar Road #180	Beachwood	OH		*	Gap	Cleveland et al, OH
*	7875 Montgomery Road #U225	Cincinnati	OH	45236		KIDS/BABY
*	2501 West Memorial Road	Oklahoma City	OK		*	Gap	Oklahoma City, OK
*	1901 Northwest Expressway Sp 1094	Oklahoma City	OK		*	Gap	Oklahoma City, OK
*	3401 West Main Street	Norman	OK		*	Gap	Oklahoma City, OK
*	7021 South Memorial	Tulsa	OK		*	Gap	Tulsa, OK
*	4107 South Yale (relo 415,405,403)	Tulsa	OK		*	Gap	Tulsa, OK
*	1934 Utica Square	Tulsa	OK		*	Gap	Tulsa, OK
*	8722 East 71st Street Bldg. B	Tulsa	OK		*	Old Navy	Tulsa, OK
*	5201 East 41st Street	Tulsa	OK		*	Old Navy	Tulsa, OK
*	(2210 West Memorial Rd.)	Oklahoma City	OK		*	Old Navy	Oklahoma City, OK
*	1711 Belle Isle Blvd.	Oklahoma City	OK		*	Old Navy	Oklahoma City, OK
*	605 N. Main Street	Stillwater	OK		*	Old Navy	OK AREA NOT IN ANY MSA
*	3328 West Owen K. Garriott Road	Enid	OK		*	Old Navy	Enid, OK
*	3345 W. Main #1	Norman	OK		*	Old Navy	Oklahoma City, OK
*	100 Central Mall	Lawton	OK		*	Old Navy	Lawton, OK
*	3301 West Main Street	Norman	OK		*	Gap	Oklahoma City, OK
*	1866 21st Utica Square #8	Tulsa	OK		*	Banana Republic	Tulsa, OK
*	1100 Penn Square	Oklahoma City	OK		*	Banana Republic	Oklahoma City, OK
*	7021 South Memorial Dr. #162	Tulsa	OK		*	Banana Republic	Tulsa, OK
*	1899 N.W. Expressway, Sp. 1090	Oklahoma City	OK		*	Gap	Oklahoma City, OK
*	7021 S. Memorial Dr. Sp #152	Tulsa	OK	74133		BABY
*	2501 West Memorial Sp. #156 & 158	Oklahoma City	OK		*	Gap	Oklahoma City, OK
*	2501 W. Memorial Rd., Suite 149	Oklahoma City	OK		*	Gap	Oklahoma City, OK
*	1899 Northwest Expressway Suite 1056	Oklahoma City	OK		*	Gap	Oklahoma City, OK
*	2201 Lloyd Center, Sp# 1222	Portland	OR		*	Gap	Portland et al, OR-WA
*	12000 South East 82nd Ave #1056	Portland	OR		*	Gap	Portland et al, OR-WA
*	9724 SW Washington Square Rd F7	Tigard	OR		*	Gap	Portland et al, OR-WA
*	700 SW 5th Avenue Sp 034-30 (TempSp311	Portland	OR		*	Gap	Portland et al, OR-WA
*	2303 West Burnside St	Portland	OR		*	Gap	Portland et al, OR-WA
*	1600 N. Riverside Ave. Sp1130 &1134	Medford	OR		*	Gap	Medford et al, OR
*	19346 NW Emma Way	Hillsboro	OR	97124		GAP
*	219 Valley River Center	Eugene	OR		*	Gap	Eugene et al, OR
*	480 Center Street Space #114	Salem	OR		*	Gap	Salem, OR
*	545 SW Powerhouse Dr	Bend	OR		*	Gap	OR AREA NOT IN ANY MSA
*	839 North West 12th st. space A-2	Gresham	OR		*	Gap	Portland et al, OR-WA
*	1500 East Devils Lake Rd	Lincoln City	OR		*	Gap Inc. Outlet	OR AREA NOT IN ANY MSA
*	30 Oakway Center	Eugene	OR		*	Old Navy	Eugene et al, OR
*	2201 Lloyd Center	Portland	OR	97232		ON
*	2600 N. E. Hwy. 20 #510	Bend	OR		*	Old Navy	OR AREA NOT IN ANY MSA
*	8656 SE Sunnyside Rd	Clackamas	OR		*	Old Navy	Portland et al, OR-WA
*	1752 N. Jantzen Beach Center	Portland	OR		*	Old Navy	Portland et al, OR-WA
*	18065 NW Evergreen Parkway	Beaverton	OR		*	Old Navy	Portland et al, OR-WA

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	47 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	831 NE Lancaster Drive	Salem	OR		*	Old Navy	Salem, OR
*	1001 Arney Rd. Ste #100	Woodburn	OR		*	Gap Inc. Outlet	Salem, OR
*	747 Northwest 12th St. Bld c	Gresham	OR		*	Old Navy	Portland et al, OR-WA
*	3535 Crater Lake Hwy	Medford	OR		*	Old Navy	Medford et al, OR
*	3115 SW Cedar Hills Blvd.	Beaverton	OR		*	Old Navy	Portland et al, OR-WA
*	1036 Lloyd Center, Sp. C208	Portland	OR		*	Gap	Portland et al, OR-WA
*	700 Southwest 5th Ave.	Portland	OR		*	Gap	Portland et al, OR-WA
*	2 Valley River Drive	Eugene	OR		*	Banana Republic	Eugene et al, OR
*	NW Cornell Rd & NW Stucki Rd	Hillsboro	OR	97214		BR
*	450 NW 257th Avenue, Suite 470	Troutdale	OR		*	Gap Inc. Outlet	Portland et al, OR-WA
*	1500 S.E. East Devils Lake Road	Lincoln City	OR		*	Gap Inc. Outlet	OR AREA NOT IN ANY MSA
*	1500 S.E. East Devils Lake Road	Lincoln City	OR		*	Gap Inc. Outlet	OR AREA NOT IN ANY MSA
*	1001 Arnie Road, Space 104	Woodburn	OR		*	Gap Inc. Outlet	Salem, OR
*		Tualatin	OR	97224		BR
*	9724 SW Washington Square Rd F7	Tigard	OR		*	Banana Republic	Portland et al, OR-WA
*	805 South West Broadway	Portland	OR		*	Banana Republic	Portland et al, OR-WA
*	545 SW Power House	Bend	OR		*	Banana Republic	OR AREA NOT IN ANY MSA
*	9665 Southwest Washington Sq. #C2	Tigard	OR		*	Gap	Portland et al, OR-WA
*	12000 S.E. 82nd Ave.	Portland	OR		*	Gap	Portland et al, OR-WA
*	207 Valley River Ctr., Sp. C8	Eugene	OR		*	Gap	Eugene et al, OR
*	9677 Southwest Washington Square #C2	Tigard	OR		*	Gap	Portland et al, OR-WA
*	100 Exton Square Space 252	Exton	PA		*	Gap	Philadelphia, PA-NJ
*	500 Germantown Pike, #2215	Plymouth Meeting	PA		*	Gap	Philadelphia, PA-NJ
*	1200 Baltimore Pike	Springfield	PA		*	Gap	Philadelphia, PA-NJ
*	2300 East Lincoln Hwy	Langhorne	PA		*	Gap	Philadelphia, PA-NJ
*	160 North Gulph Road JU-3	King of Prussia	PA		*	Gap	Philadelphia, PA-NJ
*	707 Neshaminy Mall Sp 619	Bensalem	PA		*	Gap	Philadelphia, PA-NJ
*	555 Park City Center	Lancaster	PA		*	Gap	Lancaster, PA
*	140 Leigh Valley Mall	Whitehall	PA		*	Gap	#N/A
*	226 Montgomery Mall	North Wales	PA		*	Gap	Philadelphia, PA-NJ
*	9th/Market # L212	Philadelphia	PA		*	Gap	Philadelphia, PA-NJ
*	1067 West Baltimore Pike, Sp. #224	Media	PA		*	Gap	Philadelphia, PA-NJ
*	1665 State Hill Road	Reading	PA		*	Gap	Reading, PA
*	622 Schuylkill Mall	Frackville	PA		*	Gap	PA AREA NOT IN ANY MSA
*	1524-26 Chestnut Street	Philadelphia	PA		*	Gap Inc. Outlet	Philadelphia, PA-NJ
*	312 Goddard Blvd	King of Prussia	PA		*	Gap	Philadelphia, PA-NJ
*	Park Ave & Route 248 #B-18	Easton	PA		*	Gap	#N/A
*	2500 Moreland Rd	Willow Grove	PA		*	Gap	Philadelphia, PA-NJ
*	Route #724-100 Bypass	Pottstown	PA		*	Gap	Philadelphia, PA-NJ
*	100 Coulter Avenue	Ardmore	PA		*	Gap	Philadelphia, PA-NJ
*	( 1510 Walnut)	Philadelphia	PA		*	Gap	Philadelphia, PA-NJ
*	500-502 South Street	Philadelphia	PA		*	Gap	Philadelphia, PA-NJ
*	132-134 East Lancaster Avenue	Wayne	PA		*	Gap	Philadelphia, PA-NJ
*	3423 Walnut Street Box 113	Philadelphia	PA		*	Gap	Philadelphia, PA-NJ
*	17-25 South Main Street #137	Doysletown	PA		*	Gap	Philadelphia, PA-NJ

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	48 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	549-553 Glen Eagle Square	Glen Mills	PA		*	Gap	Philadelphia, PA-NJ
*	RT. 6 Scranton Carbondale Hwy.	Scranton	PA		*	Gap	Scranton et al, PA
*	122 Mall @ Steamtown Sp L-22	Scranton	PA		*	Gap	Scranton et al, PA
*	2201 Cottman Avenue	Philadelphia	PA		*	Gap	Philadelphia, PA-NJ
*	Terminal BC, upper level, sp. M-1	Philadelphia	PA		*	Gap	Philadelphia, PA-NJ
*	2510 Chemical Road	Plymouth Meeting	PA		*	Gap	Philadelphia, PA-NJ
*	60 West Road	Newtown	PA		*	Gap	Philadelphia, PA-NJ
*	35 South Willowdale Dr.	Lancaster	PA		*	Gap Inc. Outlet	Lancaster, PA
*		Tannersville	PA	18372
*	I-79 & Rt 208	Mercer	PA	16127		BRF
*	Route 19 & Fort Couch	Pittsburgh	PA		*	Gap	Pittsburgh, PA
*	237 Monroeville Mall	Monroeville	PA		*	Gap	Pittsburgh, PA
*	5436 WALNUT ST.	Pittsburgh	PA		*	Gap	Pittsburgh, PA
*	1000 Ross Park Mall Drive #E9 (K-11 te	Pittsburgh	PA		*	Gap	Pittsburgh, PA
*	500 Galleria Blvd #214	Johnstown	PA		*	Gap	Johnstown, PA
*	137 West Bridge St.	Homestead	PA		*	Gap	Pittsburgh, PA
*	1500 West Chestnut St.	Washington	PA		*	Gap	Pittsburgh, PA
*	100 Robinson Center Dr.	Robinson	PA		*	Gap	Pittsburgh, PA
*	1863 Gettysburg Dr., Bldg. E-2	Gettysburg	PA		*	Gap Inc. Outlet	PA AREA NOT IN ANY MSA
*	1207 Franklin Mills Circle	Philadelphia	PA		*	Gap Inc. Outlet	Philadelphia, PA-NJ
*	1460 BETHLEHEM PIKE	Montgomeryville	PA		*	Banana Republic	Philadelphia, PA-NJ
*	2 Airport Square	North Wales	PA	19454		ON
*		OAKDALE	PA	15071		ON
*	1055 WOODLAND RD	READING	PA	19610		OLD NAVY
*	690 Shaffer Road	Du Bois	PA		*	Old Navy	PA AREA NOT IN ANY MSA
*	351 Loucks Road	York	PA		*	Old Navy	York, PA
*	105 Millcreek Mall	Erie	PA		*	Gap	Erie, PA
*	3075 Clairiton Rd.	West Mifflin	PA		*	Old Navy	Pittsburgh, PA
*	3506 Capital City Mall Drive #600	Camp Hill	PA		*	Old Navy	Harrisburg et al, PA
*	Route 220 & Goods Ln, Sp. 940	Altoona	PA		*	Old Navy	#N/A
*	100 Viewmont Mall	Scranton	PA		*	Old Navy	Scranton et al, PA
*	Rt. 30 East	Greensburg	PA		*	Old Navy	Pittsburgh, PA
*	60 E. Wynnewood Rd.	Wynnewood	PA		*	Old Navy	Philadelphia, PA-NJ
*	35 Miracle Mile Shopping Center	Monroeville	PA		*	Old Navy	Pittsburgh, PA
*	923 Freeport Rd. Sp# 126	Pittsburgh	PA		*	Old Navy	Pittsburgh, PA
*	2631 McArthur Road	Whitehall	PA		*	Old Navy	#N/A
*	140 Commerce Blvd. #3	Fairless Hills	PA		*	Old Navy	Philadelphia, PA-NJ
*	4640 E. Roosevelt Blvd.	Philadelphia	PA		*	Old Navy	Philadelphia, PA-NJ
*	976 West Street Road	Warminster	PA		*	Old Navy	Philadelphia, PA-NJ
*	2158 Northway Mall	Pittsburgh	PA		*	Old Navy	Pittsburgh, PA
*	160 N. Gulph Road #3229	King of Prussia	PA		*	Old Navy	Philadelphia, PA-NJ
*	1700-F Fruitville Pike	Lancaster	PA		*	Old Navy	Lancaster, PA
*	2440 Chemical Rd., Space S-7	Plymouth Meeting	PA		*	Old Navy	Philadelphia, PA-NJ
*	164 Millcreek Pavillion Sp 150	Erie	PA		*	Old Navy	Erie, PA
*	911 Old York Rd	Jenkintown	PA		*	Old Navy	Philadelphia, PA-NJ

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	49 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	277 Main St	Exton	PA		*	Old Navy	Philadelphia, PA-NJ
*	1100 Stanley K Tanger Blvd.	Lancaster	PA		*	Gap Inc. Outlet	Lancaster, PA
*	1875 Franklin Mills Circle	Philadelphia	PA		*	Gap Inc. Outlet	Philadelphia, PA-NJ
*	560 East Waterfront Dr.	Homestead	PA		*	Old Navy	Pittsburgh, PA
*	1851 So Columbus Blvd	Philadelphia	PA		*	Old Navy	Philadelphia, PA-NJ
*	1500 West Chestnut,	Washington	PA		*	Old Navy	Pittsburgh, PA
*	1001 Market St.	Philadelphia	PA		*	Old Navy	Philadelphia, PA-NJ
*	437 Arena Hub Plaza	Wilkes-Barre	PA		*	Old Navy	Scranton et al, PA
*	400 South State Road, Unit ABC 7	Springfield	PA		*	Old Navy	Philadelphia, PA-NJ
*	380 Beaver Valley Road	Monaca	PA		*	Old Navy	Pittsburgh, PA
*	5125 Jonestown Rd.	Harrisburg	PA		*	Old Navy	Harrisburg et al, PA
*	3518 Capitol Mall	Camp Hill	PA		*	Gap	Harrisburg et al, PA
*	Route 220 & Goods Lane	Altoona	PA		*	Gap	#N/A
*	2801 Whiteford Rd.	York	PA		*	Gap	York, PA
*	Route 22 and Colonial Road	Harrisburg	PA		*	Gap	Harrisburg et al, PA
*	Junction Route 11 & 15 space# F8	Selinsgrove	PA		*	Gap	PA AREA NOT IN ANY MSA
*	1155 Carlisle Street Sp 704, 706 708	Hanover	PA		*	Gap	York, PA
*	3055 Black Gap Rd	Chamberburg	PA		*	Gap	PA AREA NOT IN ANY MSA
*	43 South State Street	Newtown	PA		*	Gap	Philadelphia, PA-NJ
*	2900 East College Avenue Sp 955 (new 32)	State College	PA		*	Gap	State College, PA
*	Junction Route 220 & 180, Sp. 432	Muncy	PA		*	Gap	Williamsport, PA
*	29 Wyoming Valley Mall Sp #542	Wilkes-Barre	PA		*	Gap	Scranton et al, PA
*	225 Columbia Mall Sp# 550	Bloomsburg	PA		*	Gap	Scranton et al, PA
*	81 Wyoming Valley Mall Sp. 224.	Wilkes-Barre	PA		*	Gap	Scranton et al, PA
*	1067 West Baltimore Pike Sp 229	Media	PA		*	Gap	Philadelphia, PA-NJ
*	301 South Hills Village Sp# 2227	Bethel Park	PA		*	Gap	Pittsburgh, PA
*	2900 East College Avenue Sp 512	State College	PA		*	Gap	State College, PA
*	132 West Bridge St.	Homestead	PA		*	Gap	Pittsburgh, PA
*	346 Exton Square Pkwy Space 2165	Exton	PA		*	Banana Republic	Philadelphia, PA-NJ
*	100 Robinson Center Dr.	Pittsburgh	PA		*	Banana Republic	Pittsburgh, PA
*	285 Crossing Outlet Square, Sp. G 208	Tannersville (Pocono)	PA		*	Gap Inc. Outlet	PA AREA NOT IN ANY MSA
*	I-79 Route 208	Grove City	PA		*	Gap Inc. Outlet	Sharon, PA
*	1875 Franklin Mills Circle Sp 163	Philadelphia	PA		*	Gap Inc. Outlet	Philadelphia, PA-NJ
*	1863 Gettysburg Village Dr.	Gettysburg	PA		*	Gap Inc. Outlet	PA AREA NOT IN ANY MSA
*	311 Outlet Drive Space #1002	Lancaster	PA		*	Gap Inc. Outlet	Lancaster, PA
*	2500 Moreland Road Space #2080	Willow Grove	PA		*	Banana Republic	Philadelphia, PA-NJ
*	1401 Walnut Street	Philadelphia	PA		*	Banana Republic	Philadelphia, PA-NJ
*	61 Anderson Avenue	Ardmore	PA		*	Banana Republic	Philadelphia, PA-NJ
*	5542 Walnut Street	Pittsburgh	PA		*	Banana Republic	Pittsburgh, PA
*	315 Goddard Blvd	King of Prussia	PA		*	Banana Republic	Philadelphia, PA-NJ
*	543-547 Wilmington	Glen Mills	PA		*	Banana Republic	Philadelphia, PA-NJ
*	4313-17 Main St.	Manayunk	PA		*	Banana Republic	Philadelphia, PA-NJ
*	1000 Ross Park Mall Sp. #J456	Pittsburgh	PA		*	Banana Republic	Pittsburgh, PA
*	301 South Hills Viliage, Sp1345	Pittsburgh	PA		*	Banana Republic	Pittsburgh, PA
*	2300 East Lincoln Highway, Sp 171	Langhorne	PA		*	Banana Republic	Philadelphia, PA-NJ

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	50 of 77

Exhibit D-17 – Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	160 N. Gulf Road - Sp. 6220	King of Prussia	PA		*	Gap	Philadelphia, PA-NJ
*	1000 Ross Park Mall - Sp. J08	Pittsburgh	PA		*	Gap	Pittsburgh, PA
*	Route 309, Space B-6	North Wales	PA		*	Gap	Philadelphia, PA-NJ
*	230 The Mall @ Steamtown	Scranton	PA		*	Gap	Scranton et al, PA
*	160 N. Golph Road, Sp 6226	King of Prussia	PA		*	Gap	Philadelphia, PA-NJ
*	517 Glen Eagle Square	Glen Mills	PA		*	Gap	Philadelphia, PA-NJ
*	Center Core	Pittsburgh	PA		*	Gap	Pittsburgh, PA
*	5434-5436 Walnut Street	Pittsburgh	PA	15232		KIDS/BABY
*	84 Coulter Avenue	Ardmore	PA		*	Gap	Philadelphia, PA-NJ
*	2500 Moreland Rd.	Willow Grove	PA		*	Gap	Philadelphia, PA-NJ
*	2300 E LINCOLN HWY	Langhorne	PA		*	Gap	Philadelphia, PA-NJ
*	711 Park City Center	Lancaster	PA		*	Gap	Lancaster, PA
*	240 Exton Square Parkway #2435	Exton	PA		*	Gap	Philadelphia, PA-NJ
*	1718 Walnut Street	Philadelphia	PA	19102		KIDS/BABY
*	1 Prime Outlets Blvd	Barceloneta	PR	617		BRF
*	2050 Ponce Bypass, Ste 103	Ponce	PR	731		ONCS
*	525 F. D. Roosevelt Ave.	Hato Rey	PR	918		ONCS
*	Fragoso Ave	Carolina	PR	988		ONCS
*	65th Infanteria KM 6.1, San Anton Ward	Carolina	PR	979		ONCS
*	725 Avenue West Main, Ste 600-1350	Sierra Bayamon	PR	961		ONCS
*	65 infanteria hwy fragaso ave	Carolina	PR	988		GAP
*	525 Franklin D. Roosevelt Ave.	Hato Rey	PR	918		GAP
*	506 Truncado St.	Hatillo	PR	659		GAP
*	Carr #2, Km. 227.9	Ponce	PR	733		GAP/KIDS
*	725 West Main Ave space# 600-520	Sierra Bayamon	PR	961		GAP/KIDS
*	165 Prime Outlet Blvd #	Barceloneta	PR	617		GAP OUTLET
*	KM. 18.4 State Rd.	Canovanas	PR	729		GAP OUTLET
*	456 Las Americas Expressway	Hato Rey	PR	918		BANANA
*	Plaza Del Sol Sp. #1640	Bayamon	PR	961		BANANA
*	525 SB Rosevelt Ave	Hato Rey	PR	918		KIDS
*	81 Hillside Rd.	Cranston	RI		*	Gap	Providence et al, RI
*	33 Americas Cup Avenue	Newport	RI		*	Gap	RI AREA NOT IN ANY MSA
*	400 Bald Hill Road	Warwick	RI		*	Gap	Providence et al, RI
*	52 Providence Place	Providence	RI		*	Gap	Providence et al, RI
*	371 Putnam Pike	Smithfield	RI		*	Gap	Providence et al, RI
*	199 Connell Hwy	Newport	RI	2840		ON
*	371 Putman Pike	Smithfield	RI		*	Old Navy	Providence et al, RI
*	144 Providence Place, Sp. R201	Providence	RI		*	Old Navy	Providence et al, RI
*	400 Baldhill Road	Warwick	RI		*	Old Navy	Providence et al, RI
*	124 Thames Street	Newport	RI		*	Banana Republic	RI AREA NOT IN ANY MSA
*	16 Midway Rd.	Cranston	RI		*	Banana Republic	Providence et al, RI
*	100 Francis Street B102	Providence	RI		*	Banana Republic	Providence et al, RI
*	4-8 Long Wharf Mall South	Newport	RI		*	Gap	RI AREA NOT IN ANY MSA
*	50 Hillside Road	Cranston	RI		*	Gap	Providence et al, RI
*	550 Factory Shops Blvd	Gaffney	SC	29341		BRF

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	51 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	10847 Kings Road	Myrtle Beach	SC	29572		BRF
*	10847 Kings Road	Myrtle Beach	SC	29572		OUT
*	10823 Kings Road Suite 300	Myrtle Beach	SC		*	Gap Inc. Outlet	Myrtle Beach, SC
*	1945 W. Palmetto Street	Florence	SC	29501		ON
*	7620 Rivers Ave., Suite 210	North Charleston	SC		*	Old Navy	Charleston et al, SC
*	1720 Towne Center Way	Mount Pleasant	SC		*	Old Navy	Charleston et al, SC
*	142 Station Dr.	Anderson	SC		*	Old Navy	Greenville et al, SC
*	515 Bypass 72 NW	Greenwood	SC		*	Old Navy	SC AREA NOT IN ANY MSA
*	1117 Woodrff rd. SPN217	Greenville	SC		*	Old Navy	Greenville et al, SC
*	140 Harbison Blvd.	Columbia	SC		*	Old Navy	Columbia, SC
*	7201 DL440 Two Notch Road	Columbia	SC		*	Old Navy	Columbia, SC
*	1460 Fording Island Rd #300	Bluffton	SC		*	Old Navy	SC AREA NOT IN ANY MSA
*	6103 Northwoods Mall	Charleston Heights	SC		*	Gap	Charleston et al, SC
*	269 King St.	Charleston	SC		*	Gap	Charleston et al, SC
*	100 Columbiana Circle Road #1230	Columbia	SC		*	Gap	Columbia, SC
*	2070 Sam Ritenberg	Charleston	SC		*	Gap	Charleston et al, SC
*	700 Haywood Road Space #2003,2004,2005	Greenville	SC		*	Gap	Greenville et al, SC
*	1210 Celebrity Circle #AA201	Myrtle Beach	SC		*	Gap	Myrtle Beach, SC
*	2701 David McLeod Blvd.	Florence	SC		*	Gap	Florence, SC
*	1229 Belk Dr., Suite H1	Mt. Pleasant	SC		*	Gap	Charleston et al, SC
*	2441 Whiskey Rd South	Aiken	SC		*	Gap	#N/A
*	660 Spartan Blvd., Ste. 10	Spartanburg	SC		*	Old Navy	Greenville et al, SC
*	Highway 291 at Furnam Road	Greenville	SC		*	Old Navy	Greenville et al, SC
*	1414 Fording Island Rd.	Bluffton	SC		*	Gap Inc. Outlet	SC AREA NOT IN ANY MSA
*	US Hwy 17 & Hwy 501	Myrtle Beach	SC	29577		GAP
*	US Hwy 17 & Hwy 501	Myrtle Beach	SC	29577		KID
*	240 FActory Shops Blvd #7	Gaffney	SC		*	Gap Inc. Outlet	Greenville et al, SC
*	1414 Fording Island Rd sp A100	Bluffton	SC		*	Gap Inc. Outlet	SC AREA NOT IN ANY MSA
*	249 KING STREET	Charleston	SC		*	Banana Republic	Charleston et al, SC
*	24 Shelter Cove Lane Suite #230	Hilton Head	SC		*	Banana Republic	SC AREA NOT IN ANY MSA
*	249 King St.	Charleston	SC		*	Banana Republic	Charleston et al, SC
*	700 Haywood Mall Sp. #1044	Greenville	SC		*	Banana Republic	Greenville et al, SC
*	100 Columbiana Circle	Columbia	SC		*	Banana Republic	Columbia, SC
*	Unit K1A 1232 Belk Drive	Mt. Pleasant	SC		*	Banana Republic	Charleston et al, SC
*	700 Haywood Road, Space #2043	Greenville	SC		*	Gap	Greenville et al, SC
*	100 Columbiana Circle, Sp #1450	Columbia	SC		*	Gap	Columbia, SC
*	2200 North Maple Ave Space 462	Rapid City	SD		*	Gap	Rapid City, SD
*	5000 Empire Mall	Sioux Falls	SD		*	Banana Republic	Sioux Falls, SD
*	4100 W. 41st Street	Sioux Falls	SD	57106		ON
*	2200 N. Maple Street	Rapid City	SD	57701		ON
*	5000 Empire Mall #141	Sioux Falls	SD		*	Gap	Sioux Falls, SD
*		SEVIERVILLE	TN	37862		OUT
*	1645 Park Way, #860	Sevierville	TN		*	Gap Inc. Outlet	Knoxville, TN
*	1101 Vann Drive	Jackson	TN	38305		ON
*		Cookeville	TN	38501		ON

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	52 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	Hwy 153 & Hixson Pike	Chattanooga	TN		*	Gap	Chattanooga, TN-GA
*	2100 Hamilton Place Blvd.	Chattanooga	TN		*	Gap	Chattanooga, TN-GA
*	2295 Gallatin Pike N	Madison	TN		*	Old Navy	Nashville, TN
*	1954 Old Fort Pkwy	Murfreesboro	TN		*	Old Navy	Nashville, TN
*	3000 A Mall Rd. N.	Knoxville	TN		*	Old Navy	Knoxville, TN
*	1618 Service Merchandise Blvd	Brentwood	TN		*	Old Navy	Nashville, TN
*	5764 Highway 153	Hixson	TN		*	Old Navy	Chattanooga, TN-GA
*	3440 Poplar Avenue	Memphis	TN		*	Old Navy	Memphis, TN-AR-MS
*	3075 Village Shops Drive	Memphis	TN		*	Old Navy	Memphis, TN-AR-MS
*	3619 Riverdale Road	Memphis	TN		*	Old Navy	Memphis, TN-AR-MS
*	218 Morrell Road	Knoxville	TN		*	Old Navy	Knoxville, TN
*	2220 Hamilton Place Blvd	Chattanooga	TN		*	Old Navy	Chattanooga, TN-GA
*	8085 Giacosa Place	Memphis	TN		*	Old Navy	Memphis, TN-AR-MS
*	3211 Peoples Street # J	Johnson City	TN		*	Old Navy	Johnson Cty et al, TN-VA
*	2801 Wilma Rudolph Boulevard Sp 715	Clarksville	TN		*	Old Navy	Clarksville et al,TN-KY
*	7620 U.S. 70 South, Space #139	Nashville	TN		*	Old Navy	Nashville, TN
*	139 Oprymills Drive	Nashville	TN		*	Old Navy	Nashville, TN
*	1645 Parkway Sp. 990	Sevierville	TN		*	Gap Inc. Outlet	Knoxville, TN
*	240 Oprymills Drive, Sp. 648	Nashville	TN		*	Gap Inc. Outlet	Nashville, TN
*	11028 Parkside Dr.	Knoxville	TN		*	Old Navy	Knoxville, TN
*	5252 HICKORY HOLLOW PARKWAY	Antioch	TN		*	Gap	Nashville, TN
*	1000 Two Mile Parkway Unit B-3	Goodletsville	TN		*	Gap	Nashville, TN
*	Southwest Corner of I-65 & Mooresd Lan	Franklin (Nashville)	TN		*	Gap	Nashville, TN
*	7600 Kingston Pike #1100	Knoxville	TN		*	Gap	Knoxville, TN
*	2011 N. Roan #25	Johnson City	TN		*	Gap	Johnson Cty et al, TN-VA
*	2126 Abbott Martin Rd. - Sp. 236	Nashville	TN		*	Gap	Nashville, TN
*	2801 Wilma Rudolph Blvd. Sp. 310/325	Clarksville	TN		*	Gap	Clarksville et al,TN-KY
*	1720 Old Fort Parkway	Murfreesboro	TN		*	Gap	Nashville, TN
*	2126 Abbott Martin Rd. - Sp. 256	Nashville	TN		*	Gap	Nashville, TN
*	100 Outlet Village Blvd	Lebanon	TN		*	Gap Inc. Outlet	Nashville, TN
*	1645 Parkway, Suite 520	Sevierville	TN		*	Gap Inc. Outlet	Knoxville, TN
*	2820 Opry Land	Nashville	TN		*	Gap Inc. Outlet	Nashville, TN
*	7615 West Farmington	Germantown	TN		*	Banana Republic	Memphis, TN-AR-MS
*	7600 Kingston Pike, Suite 1196	Knoxville	TN		*	Banana Republic	Knoxville, TN
*	2126 Abbott Martin Rd.,Suite 233	Nashville	TN		*	Banana Republic	Nashville, TN
*	2760 North Germantown Pkwy.,sp 2440	Bartlett	TN		*	Banana Republic	Memphis, TN-AR-MS
*	2100 Hamilton Pl. Blvd.,Sp.217	Chattanooga	TN		*	Banana Republic	Chattanooga, TN-GA
*	4465 Poplar Ave. Sp. #210	Memphis	TN		*	Banana Republic	Memphis, TN-AR-MS
*	1800 Galleria Blvd Sp 1310	Franklin	TN		*	Banana Republic	Nashville, TN
*	2126 Abbott Martin Rd. Sp. 129	Nashville	TN		*	Gap	Nashville, TN
*	2055 West Street	Germantown	TN		*	Gap	Memphis, TN-AR-MS
*	7600 Kingston Pike #1586	Knoxville	TN		*	Gap	Knoxville, TN
*	4465 Poplar Ave., Sp. 261	Memphis	TN		*	Gap	Memphis, TN-AR-MS
*	2760 North Germantown Pkwy	Memphis	TN		*	Gap	Memphis, TN-AR-MS
*	2100 Hamilton Place Blvd	Chattanooga	TN		*	Gap	Chattanooga, TN-GA

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	53 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	7615 West Farmington	Germantown	TN		*	Gap	Memphis, TN-AR-MS
*	4465 Poplar #261	Memphis	TN		*	Gap	Memphis, TN-AR-MS
*	2760 N. Germantown Parkway	Bartlett	TN		*	Gap	Memphis, TN-AR-MS
*	150 Peabody Place	Memphis	TN		*	Gap	Memphis, TN-AR-MS
*	2055 West Street #8	Germantown	TN		*	Gap	Memphis, TN-AR-MS
*	11400 Burnette	Austin	TX	78758		Lab
*	5015 Westheimer #2360	Houston	TX		*	Gap	Houston, TX
*	208 Memorial City Center	Houston	TX		*	Gap	Houston, TX
*	1252 Willowbrook Mall	Houston	TX		*	Gap	Houston, TX
*	Baybrook Mall Drive,	Friendswood	TX		*	Gap	Galveston et al, TX
*	1000 West Oaks #108	Houston	TX		*	Gap	Houston, TX
*	20131 Hwy 59 #1342	Humble	TX		*	Gap	Houston, TX
*	6225 Kirby #AOG	Houston	TX		*	Gap	Houston, TX
*	4030 Westheimer	Houston	TX		*	Gap	Houston, TX
*	1500 Harvey Road #137	College Station	TX		*	Gap	Bryan et al, TX
*	1201 Lake Woodlands Dr #1042	The Woodlands	TX		*	Gap	Houston, TX
*	1675 S. Voss Road	Houston	TX		*	Gap	Houston, TX
*	16535 Southwest Freeway,	Sugarland	TX		*	Gap	Houston, TX
*	600 W. Sam Houston Pkwy. North - Sp. 7	Houston	TX		*	Gap	Houston, TX
*	1977 West Gray St.	Houston	TX		*	Gap	Houston, TX
*	5462 FM 1960 West	Houston	TX		*	Gap	Houston, TX
*	6155 Eastex Fwy	Beaumont	TX		*	Gap	#N/A
*	I-30 & Richmond Road	Texarkana	TX	75503		ON
*	8687 N Cen.Exprwy	Dallas	TX		*	Gap	Dallas, TX
*	1080 Town East Mall	Mesquite	TX		*	Gap	Dallas, TX
*	1110 Valley View	Dallas	TX		*	Gap	Dallas, TX
*	1976 Green Oaks Road Sp. D10 &11	Fort Worth	TX		*	Gap	Fort Worth et al, TX
*	4800 Hulen Street	Fort Worth	TX		*	Gap	Fort Worth et al, TX
*	6001 West Waco Drive Space 19	Waco	TX		*	Gap	Waco, TX
*	811 North Central Expresswy #2103	Plano	TX		*	Gap	Dallas, TX
*	13250 Dallas Parkway	Dallas	TX		*	Gap	Dallas, TX
*	5350 West Lovers lane	Dallas	TX		*	Gap	Dallas, TX
*	2401 South Stemmons Freeway Space 2632	Lewisville	TX		*	Gap	Dallas, TX
*	1900 Preston Road	Plano	TX		*	Gap	Dallas, TX
*	3811 South Cooper	Arlington	TX		*	Gap	Fort Worth et al, TX
*	4601 South Broadway	Tyler	TX		*	Gap	Tyler, TX
*	6002 Slide Road	Lubbock	TX		*	Gap	Lubbock, TX
*	10720 Preston Road #100	Dallas	TX		*	Gap	Dallas, TX
*	1620 S.University Dr., Suite 201	Fort Worth	TX		*	Gap	Fort Worth et al, TX
*	7701 W. Interstate 40, Sp. 256	Amarillo	TX		*	Gap	#N/A
*	4511 N. Midkiff Dr., Sp. C7-10	Midland	TX		*	Gap	Odessa et al, TX
*	167& 177 Grand Avenue	Southlake	TX		*	Gap	Fort Worth et al, TX
*	49 Central Mall Space 48 & 49	Texarkana	TX		*	Gap	Texarkana,TX-Texrkana,AR
*	2201 - I35 E South	Denton	TX		*	Gap	Dallas, TX
*	7601 N. Mac Arthur Blvd.	Irving	TX		*	Gap	Dallas, TX

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	54 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	2200 South 10th Street Sp. F6C	McAllen	TX		*	Gap	McAllen et al, TX
*	4600 Medford Sp. 1318	Lufkin	TX		*	Gap	TX AREA NOT IN ANY MSA
*	8202 Highway 121	Frisco	TX		*	Gap	Dallas, TX
*	3701 Mckinney Ave	Dallas	TX		*	Gap	Dallas, TX
*	2370 N.Expressway, Sp# 10,20,30,35,40	Brownsville	TX		*	Gap	Brownsville et al, TX
*	1101 Melboume Road Sp. 3042	Hurst	TX		*	Gap	Fort Worth et al, TX
*	1500 North Collins Street	Arlington	TX		*	Gap	Fort Worth et al, TX
*	5331 E.Mockingbird Lane	Dallas	TX		*	Gap	Dallas, TX
*	4015 Interstate 35 South	San Marcos	TX		*	Gap Inc. Outlet	#N/A
*	12634 Fountain Lake Circle	Stafford	TX		*	Gap Inc. Outlet	Houston, TX
*	301 Tanger Dr.	Terrell	TX		*	Gap Inc. Outlet	Dallas, TX
*	2416 W. LOOP 340	Waco	TX		*	Old Navy	Waco, TX
*	1800 S Loop 288	Denton	TX	76205		ON
*	Eldorado Pky & US Hwy	McKinney	TX	75069		ON
*	Hwy 29 & I-35	GEORGETOWN	TX	78627		OLD NAVY
*	4505 S. MEDFORD	LUFKIN	TX	75901		OLD NAVY
*	Hwy 75 & Loy Lake Road	Sherman	TX	75090		ON
*	SWC McAlister Road	Fort Worth	TX	76028		ON
*		ABilene	TX	79606		WHS
*	2901 Capitol of Texas Hwy, Space G4	Austin	TX		*	Old Navy	#N/A
*	4511 NORTH MIDKIFF	Midland	TX		*	Old Navy	Odessa et al, TX
*	422 N. Loop 281 W. Suite 200	Longview	TX		*	Old Navy	Longview et al, TX
*	5601 Brodie Lane #400	Austin	TX		*	Old Navy	#N/A
*	20510 Highway 59 North	Humble	TX		*	Old Navy	Houston, TX
*	5778 Fairmont	Pasadena	TX		*	Old Navy	Houston, TX
*	13250 Dallas Parkway	Dallas	TX		*	Old Navy	Dallas, TX
*	501 Plano Road, Suite 417	Richardson	TX		*	Old Navy	Dallas, TX
*	2875 Market Center Dr	Rockwall	TX		*	Old Navy	Dallas, TX
*	2100 S. WS Young Drive #1020	Killeen	TX		*	Old Navy	Killeen et al, TX
*	1708 Green Oaks Rd, Sp. 6	Ft. Worth	TX		*	Old Navy	Fort Worth et al, TX
*	1182 Sunset Mall Sp 1310	San Angelo	TX		*	Old Navy	San Angelo, TX
*	1002 Willowbrook Mall	Houston	TX		*	Old Navy	Houston, TX
*	3111 Woodridge	Houston	TX		*	Old Navy	Houston, TX
*	1515 Town East Blvd #500	Mesquite	TX		*	Old Navy	Dallas, TX
*	801 15th Street Suite 300	Plano	TX		*	Old Navy	Dallas, TX
*	2325 South Stemmons Freeway	Lewisville	TX		*	Old Navy	Dallas, TX
*	9607 Research Blvd Suite 400	Austin	TX		*	Old Navy	#N/A
*	11081 Westheimer	Houston	TX		*	Old Navy	Houston, TX
*	5000 Westheimer #300	Houston	TX		*	Old Navy	Houston, TX
*	1106 West Arbrook Blvd.	Arlington	TX		*	Old Navy	Fort Worth et al, TX
*	2575 Towne Center Blvd.	Sugar land	TX		*	Old Navy	Houston, TX
*	13839 Brecks St. (Old - 4605 FM 1960 W	Houston	TX		*	Old Navy	Houston, TX
*	5601 Bandera Road #120	San Antonio	TX		*	Old Navy	San Antonio, TX
*	6867 Hwy 6 North	Houston	TX		*	Old Navy	Houston, TX
*	4700 Beechnut Sp 260	Houston	TX		*	Old Navy	Houston, TX

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	55 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	1701, Ste. B Preston Road	Plano	TX		*	Old Navy	Dallas, TX
*	11745 I-H10 West #740	San Antonio	TX		*	Old Navy	San Antonio, TX
*	2700 Soncy Road	Amarillo	TX		*	Old Navy	#N/A
*	5000 Hulen Street #124	Fort Worth	TX		*	Old Navy	Fort Worth et al, TX
*	1815 South 10th Street	McAllen	TX		*	Old Navy	McAllen et al, TX
*	255 E. Basse Road #110	San Antonio	TX		*	Old Navy	San Antonio, TX
*	5425 S. Padre Island Drive	Corpus Christie	TX		*	Old Navy	Corpus Christi, TX
*	11066 Pecan Park Blvd., Suite #115	Austin	TX		*	Old Navy	#N/A
*	3638 Irving Mall, Space C6C	Irving	TX		*	Old Navy	Dallas, TX
*	4601 S. Broadway Sp. H-17A	Tyler	TX		*	Old Navy	Tyler, TX
*	6155 Eastex Freeway, Suite C338	Beaumont	TX		*	Old Navy	#N/A
*	1000 East 41st Street, Suite 810	Austin	TX		*	Old Navy	#N/A
*	2050 E. Texas Avenue South	College Station	TX		*	Old Navy	Bryan et al, TX
*	3000 Grapevine Mill Parkway #245	Grapevine	TX		*	Old Navy	Fort Worth et al, TX
*	18030 US Highway 281 North	San Antonio	TX		*	Old Navy	San Antonio, TX
*	8401 Gateway West, Space G16	El Paso	TX		*	Old Navy	El Paso, TX
*	750 Sunland Park Dr.	El Paso	TX		*	Old Navy	El Paso, TX
*	13788 Northwest (old address555 Northw	Houston	TX		*	Old Navy	Houston, TX
*	7605 San Dario Avenue	Laredo	TX		*	Old Navy	Laredo, TX
*	5000 Katy Mills Circle #619	Katy	TX		*	Old Navy	Houston, TX
*	20701 Parker Rd, Bldg. A Ste. 500	Round Rock	TX		*	Old Navy	#N/A
*	3111 Midwestern Parkway, Sp. 580	Wichita Falls	TX		*	Old Navy	Wichita Falls, TX
*	3333 Preston Rd., Ste. 600	Frisco	TX		*	Old Navy	Dallas, TX
*	2450 Pablo Kisel Blvd. Bldg. F	Brownsville	TX		*	Old Navy	Brownsville et al, TX
*	6249 Slide Road	Lubbock	TX		*	Old Navy	Lubbock, TX
*	386 East FM 1382	Cedar Hill	TX		*	Old Navy	Dallas, TX
*	5000 Katy Mills Circle	Katy	TX		*	Gap Inc. Outlet	Houston, TX
*	4015 1H 35 S. Suite 335	San Marcos	TX		*	Gap Inc. Outlet	#N/A
*	820 West Stacy Road Suite 116	Allen	TX		*	Gap Inc. Outlet	Dallas, TX
*	868 Northeast Mall Blvd., Anchor 4	Hurst	TX		*	Old Navy	Fort Worth et al, TX
*	2232 Valley View Center	Dallas	TX		*	Old Navy	Dallas, TX
*	7800 North Navarro Street, Space 135	Victoria	TX		*	Old Navy	Victoria, TX
*	19075 IN-45 South	Shenandoah	TX		*	Old Navy	Houston, TX
*	1003 West Bay Area Blvd.	Webster	TX		*	Old Navy	Houston, TX
*	2900 East Southlake Blvd.	Southlake	TX		*	Old Navy	Fort Worth et al, TX
*	11659 Bandera Rd.	San Antonio	TX		*	Old Navy	San Antonio, TX
*	2310 SW Military Dr	San Antonio	TX		*	Old Navy	San Antonio, TX
*	8328 Agora Parkway	Selma	TX		*	Old Navy	San Antonio, TX
*	1201 Lake Woodlands Dr., Suite 1044	The Woodlands	TX		*	Gap	Houston, TX
*	2401 S. Stemmons Freeway sp# 1298	Lewisville	TX		*	Gap	Dallas, TX
*	8401 Gateway Blvd Space #E-3	El Paso	TX		*	Gap	El Paso, TX
*	750 Sunland Park Dr., #E11	El Paso	TX		*	Gap	El Paso, TX
*	10000 Research Blvd. - Sp. 105	Austin	TX		*	Gap	#N/A
*	600 W. Sam Houston Pkwy. North Sp #610	Houston	TX		*	Gap	Houston, TX
*	1616 South University Drive	Ft Worth	TX		*	Gap	Fort Worth et al, TX

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	56 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	2200 South 10th Street Sp. F14B	McAllen	TX		*	Gap	McAllen et al, TX
*	2063 Town East Mall Sp #1048	Mesquite	TX		*	Gap	Dallas, TX
*	5450 West Lovers Lane	Dallas	TX		*	Gap	Dallas, TX
*	849 East Commerce St	San Antonio	TX		*	Gap	San Antonio, TX
*	16535 South West Freeway	Sugarland	TX		*	Banana Republic	Houston, TX
*	2200 S. 10th St.	McAllen	TX		*	Banana Republic	McAllen et al, TX
*	1114 Baybrook Mall Dr	Friendswood	TX		*	Banana Republic	Galveston et al, TX
*	3939 I.H. 35 South, #770	San Marcos	TX		*	Gap Inc. Outlet	#N/A
*	104 Northeast I-35 #199	Hillsboro	TX		*	Gap Inc. Outlet	TX AREA NOT IN ANY MSA
*	3000 Grapevine Mills Parkway Sp #224	Grapevine	TX		*	Gap Inc. Outlet	Fort Worth et al, TX
*	5000 Katy Mills Circle Spt # 611	Katy	TX		*	Gap Inc. Outlet	Houston, TX
*	301 Tanger Drive, Suite 215	Terrell	TX		*	Gap Inc. Outlet	Dallas, TX
*	4321 Interstate 35 N. Suite 307	Gainesville	TX		*	Gap Inc. Outlet	Sherman et al, TX
*	13350 Dallas Parkway Suite 2010	Dallas	TX		*	Banana Republic	Dallas, TX
*	6001 Airport Blvd Suite #2242	Austin	TX		*	Banana Republic	#N/A
*	10000 Research Blvd Suite 106	Austin	TX		*	Banana Republic	#N/A
*	7400 San Peddro Ave. Unit 11	San Antonio	TX		*	Banana Republic	San Antonio, TX
*	5137 West Alabama	Houston	TX		*	Banana Republic	Houston, TX
*	1554 Willowbrook Mall	Houston	TX		*	Banana Republic	Houston, TX
*	4800 South Hulen Street Sp#2050	Fort Worth	TX		*	Banana Republic	Fort Worth et al, TX
*	2400 University Blvd #110	Houston	TX		*	Banana Republic	Houston, TX
*	712 Northpark Center	Dallas	TX		*	Banana Republic	Dallas, TX
*	30 Highland Park Village	Dallas	TX		*	Banana Republic	Dallas, TX
*	3922 Westheimer	Houston	TX		*	Banana Republic	Houston, TX
*	1900 Preston Rd., Ste. 185, 191	Plano	TX		*	Banana Republic	Dallas, TX
*	600 West Sam Houston Pkwy. N, Ste. 600	Houston	TX		*	Banana Republic	Houston, TX
*	2901 Capital of Texas Highway, B4	Austin	TX		*	Banana Republic	#N/A
*	40 Highland Park Village	Dallas	TX		*	Banana Republic	Dallas, TX
*	1174 5th-10 West Sp # R-4	San Antonio	TX		*	Banana Republic	San Antonio, TX
*	1604 South University Plaza Suite #504	Fort Worth	TX		*	Banana Republic	Fort Worth et al, TX
*	101 Grand Ave.	Southlake	TX		*	Banana Republic	Fort Worth et al, TX
*	8201 Quaker Ave. Suite #130	Lubbock	TX		*	Banana Republic	Lubbock, TX
*	3699 McKinney Ave	Dallas	TX		*	Banana Republic	Dallas, TX
*	2601 Preston Road Sp. #1190	Frisco	TX		*	Banana Republic	Dallas, TX
*	8401 GATEWAY BLVD W	EL PASO	TX	79925		BR
*	1101 Melbourne Road	Hurst	TX		*	Banana Republic	Fort Worth et al, TX
*	4970	Houston	TX		*	Banana Republic	Houston, TX
*	3811 South Cooper Street, #1054	Arlington	TX		*	Banana Republic	Fort Worth et al, TX
*	7322 Jones-Malts Berger Rd.	San Antonio	TX		*	Banana Republic	San Antonio, TX
*	13250 Dallas Parkway	Dallas	TX	75240		BABY
*	2901 Capital of Texas Highway, Sp. J-5	Austin	TX	78746		BABY
*	2512 University Blvd.	Houston	TX		*	Gap	Houston, TX
*	1900 Preston Rd.	Plano	TX	75075		BABY
*	2200 South 10th Street	McAllen	TX		*	Gap	McAllen et al, TX
*	7400 San Peddro Ave. #148	San Antonio	TX		*	Gap	San Antonio, TX

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	57 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	849 East Commerce Street	San Antonio	TX		*	Gap	San Antonio, TX
*	6301 Northwest Loop 410 #h-7 & h8	San Antonio	TX		*	Gap	San Antonio, TX
*	11745 Interstate 10 West, Sp. 501 & 50	San Antonio	TX		*	Gap	San Antonio, TX
*	6909 North Loop 1604 East, Sp. C10A	San Antonio	TX		*	Gap	San Antonio, TX
*	7800 N. Navarro	Victoria	TX		*	Gap	Victoria, TX
*	7322 Jones-Maltsberger Rd.	San Antonio	TX		*	Gap	San Antonio, TX
*	6002 Slide Road	Lubbock	TX		*	Gap	Lubbock, TX
*	10720 Preston Road, Ste 1200	Dallas	TX		*	Gap	Dallas, TX
*	1230 Highland Mall #306	Austin	TX		*	Gap	#N/A
*	2901 Capital of Texas Hwy,	Austin	TX		*	Gap	#N/A
*	10000 Research Blvd. Sp # 6-8	Austin	TX		*	Gap	#N/A
*	11200 Lake Stop Blvd, Sp F7	Austin	TX		*	Gap	#N/A
*	4001 N. Lamar Blvd.,Ste.250	Austin	TX		*	Gap	#N/A
*	2100 S. West Young Dr. Sp. #1090	Killeen	TX		*	Gap	Killeen et al, TX
*	5488 Padre Staple Mall #1534 & 1538	Corpus Christi	TX		*	Gap	Corpus Christi, TX
*	5300 San Dario Space #314	Laredo	TX		*	Gap	Laredo, TX
*	8401 Gateway Blvd West #A1 & A2	El Paso	TX		*	Gap	El Paso, TX
*	4511 North Midkiff Dr., Sp E1-E3	Midland	TX		*	Gap	Odessa et al, TX
*	4601 S. Broadway, Sp. F18A	Tyler	TX		*	Gap	Tyler, TX
*	1114 Baybrook Mall	Friendswood	TX	77546		KIDS/BABY
*	1000 West Oaks Mall, Sp. #117	Houston	TX		*	Gap	Houston, TX
*	2400 South Stemmons Freeway Space 2632	Lewisville	TX		*	Gap	Dallas, TX
*	13250 Dallas Parkway	Dallas	TX	75240		KIDS
*	428 Northpark Center	Dallas	TX	75225		KIDS/BABY
*	6699 Northlandmark Dr.SP#M-120	Park City	UT		*	Gap Inc. Outlet	Salt Lake City et al, UT
*	15 South Rio Grande St.	Salt Lake City	UT		*	Banana Republic	Salt Lake City et al, UT
*		Ogden	UT	84405		WHS
*	6800 West State Street	American Fork	UT	84083		ON
*	1168 East 2100 South	Salt Lake City	UT		*	Old Navy	Salt Lake City et al, UT
*	245 N. Red Cliff Drive, Suite 3	St. George	UT		*	Old Navy	UT AREA NOT IN ANY MSA
*	7123 South 1300 East Street	Midvale	UT		*	Old Navy	Salt Lake City et al, UT
*	246 West 1300 South	Orem	UT		*	Old Navy	Provo et al, UT
*	634 East 400 South	Salt Lake City	UT		*	Old Navy	Salt Lake City et al, UT
*	10210 South State St. #C	Sandy	UT		*	Old Navy	Salt Lake City et al, UT
*	1782 N. Woodland Park Drive	Layton	UT		*	Old Navy	Salt Lake City et al, UT
*	7127 South Plaza Center Drive	West Jordan	UT		*	Old Navy	Salt Lake City et al, UT
*	6699 North Landmark Dr.	PARK CITY	UT		*	Gap Inc. Outlet	Salt Lake City et al, UT
*	1050 N Main St	Logan	UT		*	Old Navy	UT AREA NOT IN ANY MSA
*	6699 N. Landmark Dr.	Park City	UT		*	Gap Inc. Outlet	Salt Lake City et al, UT
*	389 Trolley Square	Salt Lake City	UT		*	Banana Republic	Salt Lake City et al, UT
*	6191 South State 221	Murray	UT		*	Banana Republic	Salt Lake City et al, UT
*	1200 North Field Road #1058	Layton	UT		*	Gap	Salt Lake City et al, UT
*	6191 South State Street	Murray	UT		*	Gap	Salt Lake City et al, UT
*	1300 South State Street	Orem	UT		*	Gap	Provo et al, UT
*	Suite 211	Salt Lake City	UT		*	Gap	Salt Lake City et al, UT

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	58 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	10450 South State #1018	Sandy	UT		*	Gap	Salt Lake City et al, UT
*	1094 Newgate, Sp. 1094 & 1096	Ogden	UT		*	Gap	Salt Lake City et al, UT
*	1200 Towne Centre Blvd. Sp. 1046	Provo	UT		*	Gap	Provo et al, UT
*	110 South Rio Grande St	Salt Lake City	UT		*	Gap	Salt Lake City et al, UT
*	1300 South State Street, Sp #N242	Orem	UT		*	Banana Republic	Provo et al, UT
*	South 6th & East 7th, Sp. d-109	Salt Lake City	UT		*	Gap	Salt Lake City et al, UT
*	4835 Highland Drive	Salt Lake City	UT		*	Gap	Salt Lake City et al, UT
*	7906 Tysons Corner Center	McLean	VA		*	Gap	Washington, DC-MD-VA-WV
*	6702 Springfield Mall #E10	Springfield	VA		*	Gap	Washington, DC-MD-VA-WV
*	1600 East Rio Road	Charlottesville	VA		*	Gap	Charlottesville, VA
*	1124-L Fair Oaks Shopping Center	Fairfax	VA	22033		GAP
*	622 King Street	Alexandria	VA		*	Gap Inc. Outlet	Washington, DC-MD-VA-WV
*	11924 Market Street	Reston	VA		*	Gap	Washington, DC-MD-VA-WV
*	1100 South Hayes Street #D-5 ground le	Arlington	VA		*	Gap	Washington, DC-MD-VA-WV
*	3405 Candlers Mountain Rd. Sp B65	Lynchburg	VA		*	Gap	Lynchburg, VA
*	21100 Dulles Town Circle	Sterling	VA		*	Gap	Washington, DC-MD-VA-WV
*	1925 E. Market St. Suite #440	Harrisonburg	VA		*	Gap	VA AREA NOT IN ANY MSA
*	11500 Midlothian Turnpike Space #328	Richmond	VA		*	Gap	Richmond et al, VA
*	10101 Brook Road	Glen Allen	VA		*	Gap	Richmond et al, VA
*	4802 Valley View Blvd.NW, Sp #LB75, LB8	Roanoke	VA		*	Gap	Roanoke, VA
*	5715 Richmond Road	Williamsburg	VA	23188		OUT
*	241 Fort Evans Rd. sp1403	Leesburg	VA		*	Gap Inc. Outlet	Washington, DC-MD-VA-WV
*	2700 Potomic Mills S/C Sp 311	Woodbridge	VA		*	Gap Inc. Outlet	Washington, DC-MD-VA-WV
*	9200 STONY POINT PKWY	Stony Point	VA		*	Banana Republic	Richmond et al, VA
*		COLONIAL HEIGHTS	VA	23834		ON
*	4848 Commonwealth Center	Midlothian	VA		*	Old Navy	Richmond et al, VA
*	235 Commonwealth	Wytheville	VA		*	Old Navy	VA AREA NOT IN ANY MSA
*	11500 MIDLOTHIAN TPKE	RICHMOND	VA	23235-4799		OLD NAVY
*	12300 Jefferson Ave.	Newports News	VA		*	Old Navy	Norfolk et al, VA-NC
*	4802 Valley View Blvd N.W.	Roanoke	VA		*	Old Navy	Roanoke, VA
*	21100 Dulles Town Circle, Ste. 203	Dulles	VA		*	Old Navy	Washington, DC-MD-VA-WV
*	5900 E. Virginia Beach Blvd. #50	Norfolk	VA		*	Old Navy	Norfolk et al, VA-NC
*	12209 Fair Lakes Promenade Dr.	Fairfax	VA		*	Old Navy	Washington, DC-MD-VA-WV
*	1322 Greenbrier Parkway	Chesapeake	VA		*	Old Navy	Norfolk et al, VA-NC
*	3621 Jefferson Davis Hwy #5	Alexandria	VA		*	Old Navy	Washington, DC-MD-VA-WV
*	701 Lynnhaven Parkway	Virginia Beach	VA		*	Gap	Norfolk et al, VA-NC
*	12300 Jefferson Ave.	Newport News	VA		*	Gap	Norfolk et al, VA-NC
*	4200 Portsmouth Blvd. Sp 444A	Chesapeake	VA		*	Gap	Norfolk et al, VA-NC
*	6711 Frontier Drive	Springfield	VA		*	Old Navy	Washington, DC-MD-VA-WV
*	1260 Carl D. Silver Parkway	Fredericksberg	VA		*	Old Navy	Washington, DC-MD-VA-WV
*	11096 Bulloch Drive	Manassas	VA		*	Old Navy	Washington, DC-MD-VA-WV
*	10101 Brook Road, Suite 680	Glen Allen	VA		*	Old Navy	Richmond et al, VA
*	701 Lynnhaven Parkway, Ste. 1068	Virginia Beach	VA		*	Old Navy	Norfolk et al, VA-NC
*	1601 Willow Lawn Dr.	Richmond	VA		*	Old Navy	Richmond et al, VA
*	1117 EMMET ST N	Charlottesville	VA		*	Old Navy	Charlottesville, VA

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	59 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	5800 Crossroads Center Way	Falls Church	VA		*	Old Navy	Washington, DC-MD-VA-WV
*	241 Fort Evans Rd. NE Suite #441	Leesburg	VA		*	Gap Inc. Outlet	Washington, DC-MD-VA-WV
*	2700 Potomac Mills St. Sp #961	Woodbridge	VA		*	Gap Inc. Outlet	Washington, DC-MD-VA-WV
*	9200 STONY POINT PKWY	Richmond	VA		*	Gap	Richmond et al, VA
*	9200 STONY POINT PKWY	Richmond	VA		*	Gap	Richmond et al, VA
*	4802 Valley View Blvd NE - LE-185	Roanoke	VA		*	Gap	Roanoke, VA
*	241 Fort Evans Road NE, Suite 601	Leesburg	VA		*	Gap Inc. Outlet	Washington, DC-MD-VA-WV
*	2700 Potomac Mills Circle, Sp. 319	Woodbridge	VA		*	Gap Inc. Outlet	Washington, DC-MD-VA-WV
*	7937 Tysons Corner Center	McLean	VA		*	Banana Republic	Washington, DC-MD-VA-WV
*	628 King Street Old Towne	Alexandria	VA		*	Banana Republic	Washington, DC-MD-VA-WV
*	1100 South Hayes Street #F-9A	Arlington	VA		*	Banana Republic	Washington, DC-MD-VA-WV
*	11901 Democracy Drive	Reston	VA		*	Banana Republic	Washington, DC-MD-VA-WV
*	11922 U Fair Oaks	Fairfax	VA		*	Banana Republic	Washington, DC-MD-VA-WV
*	701 Lynnhaven Parkway, Ste 1068	Virginia Beach,	VA		*	Banana Republic	Norfolk et al, VA-NC
*	1047 Emmet Street, Unit A	Charlottesville	VA		*	Banana Republic	Charlottesville, VA
*	21100 Dulles Town Center Sp. 167	Dulles	VA		*	Banana Republic	Washington, DC-MD-VA-WV
*	1100 S. Hayes St., Box M-100, Sp.J94	Arlington	VA		*	Gap	Washington, DC-MD-VA-WV
*	1961 Chain Bridge Road Space #E9U	McLean	VA		*	Gap	Washington, DC-MD-VA-WV
*	11826U Lee Jackson Highway	Fairfax	VA	22033		KIDS
*	1596 Rio Road Space #E22	Charlottesville	VA	22901		KIDS/BABY
*	11500 Midlothian Turnpike	Richmond	VA		*	Gap	Richmond et al, VA
*	#5 Burlington Square - 2016	Burlington	VT		*	Gap	Burlington, VT
*	155 Dorset Street #G1	South Burlington	VT		*	Gap	Burlington, VT
*	Route 7 46 Diamond Run Place space 610	Rutland	VT		*	Gap	VT AREA NOT IN ANY MSA
*	41 Church Street	Burlington	VT		*	Old Navy	Burlington, VT
*	56 Church Street	Burlington	VT		*	Banana Republic	Burlington, VT
*	5 BURLINGTON SQUARE MALL	Burlington	VT		*	Gap	Burlington, VT
*	4502 S. Steele Ste. 909&415	Tacoma	WA		*	Gap	Tacoma, WA
*	546 Northgate Mall	Seattle	WA		*	Gap	Seattle et al, WA
*	1048 Southcenter Mall	Tukwila	WA		*	Gap	Seattle et al, WA
*	242 Black Lake Blvd	Olympia	WA		*	Gap	Olympia, WA
*	1530 Fifth Ave.	Seattle	WA		*	Gap	Seattle et al, WA
*	3000 184th Street Southwest Room 546	Lynnwood	WA		*	Gap	Seattle et al, WA
*	183 Bellevue Square	Bellevue	WA		*	Gap	Seattle et al, WA
*	10315 S.Silverdale NW Sp.E-8	Silverdale	WA		*	Gap	Bremerton, WA
*	One Bellis Fair Parkway #354	Bellingham	WA		*	Gap	#N/A
*	3500 South Meridian #300	Puyallup	WA		*	Gap	Tacoma, WA
*	2730 NE University Village #D	Seattle	WA		*	Gap	Seattle et al, WA
*	16428 North East 74th Street	Redmond	WA		*	Gap	Seattle et al, WA
*		MARYSVILLE	WA	98270		BRF
*		MARYSVILLE	WA	98270		OUT
*	1101 Supermall Way	AUBURN	WA		*	Gap Inc. Outlet	Seattle et al, WA
*	5810 Lakewood Town Center	Lakewood	WA		*	Old Navy	Tacoma, WA
*	1300 North Miller	Wenatchee	WA		*	Old Navy	WA AREA NOT IN ANY MSA
*	1800 S. Burlington Ave.	Burlington	WA	98233		ON

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	60 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	559 Columbia Center	Kennewick	WA		*	Old Navy	Richland et al, WA
*	4502 South Steele Street, Suite 415	Tacoma	WA		*	Old Navy	Tacoma, WA
*	1718 South 320th Street, Space A2	Federal Way	WA		*	Old Navy	Seattle et al, WA
*	17470 South Center Parkway	Tukwila	WA		*	Old Navy	Seattle et al, WA
*	8700 NE Vancouver Mall Dr.	Vancouver	WA		*	Old Navy	Portland et al, OR-WA
*	1 Bellis Fair Parkway #302	Bellingham	WA		*	Old Navy	#N/A
*	14022 E. Indiana Ave	Spokane	WA		*	Old Navy	Spokane, WA
*	3500 S. Meridian	Puyallup	WA		*	Old Navy	Tacoma, WA
*	1101 SuperMall Way #1070	Auburn	WA		*	Old Navy	Seattle et al, WA
*	15600 Northeast 8th Street #E2	Bellevue	WA		*	Old Navy	Seattle et al, WA
*	19401 Alderwood Mall Parkway #120	Lynnwood	WA		*	Old Navy	Seattle et al, WA
*	601 Pine St	Seattle	WA		*	Old Navy	Seattle et al, WA
*	1200 Cooper Point Road, SW	Olympia	WA		*	Old Navy	Olympia, WA
*	4037 128th Avenue SE	Bellevue	WA		*	Old Navy	Seattle et al, WA
*	1716 East Washington	Union Gap	WA		*	Old Navy	Yakima, WA
*	808 West Main	Spokane	WA	99201		KIDS/BABY
*	808 West Main	Spokane	WA		*	Gap	Spokane, WA
*	4750 North Devison #249	Spokane	WA		*	Gap	Spokane, WA
*	556 Columbia Center #537	Kennewick	WA		*	Gap	Richland et al, WA
*	14700 East Indiana	Spokane	WA		*	Gap	Spokane, WA
*	1512 5th Avenue	Seattle	WA		*	Banana Republic	Seattle et al, WA
*	1101 Supermall Way, Ste. 1373	Auburn	WA		*	Gap Inc. Outlet	Seattle et al, WA
*	416 Fashion Way	Burlington	WA		*	Gap Inc. Outlet	WA AREA NOT IN ANY MSA
*	521 South Fork Avenue, Suite L	North Bend	WA		*	Gap Inc. Outlet	Seattle et al, WA
*	208 Bellevue Square	Bellevue	WA		*	Banana Republic	Seattle et al, WA
*	500 Pike Street	Seattle	WA		*	Banana Republic	Seattle et al, WA
*	3000 184 St. Southwest #262	Lynnwood	WA		*	Banana Republic	Seattle et al, WA
*	4625 University Village Plaza N.E.	Seattle	WA		*	Banana Republic	Seattle et al, WA
*	722 West Main	Spokane	WA		*	Banana Republic	Spokane, WA
*	2048 Bellevue Square	Bellevue	WA		*	Banana Republic	Seattle et al, WA
*	108 Bellevue Square	Bellevue	WA		*	Gap	Seattle et al, WA
*	3000 184th St. S.W., Sp. 256	Lynnwood	WA		*	Gap	Seattle et al, WA
*	112 West Linmar Ln.	Johnsen Creek	WI		*	Gap Inc. Outlet	WI AREA NOT IN ANY MSA
*	95 North Mooreland Road #B-4	Brookfield	WI		*	Gap	Milwaukee et al, WI
*	5300 South 76th Street #D-211	Greendale	WI		*	Gap	Milwaukee et al, WI
*	5732 Durand Avenue Space #0436	Racine	WI		*	Gap	Racine, WI
*	275 West Wisconsin Avenue Space 1035	Milwaukee	WI		*	Gap	Milwaukee et al, WI
*	66 West Town Mall	Madison	WI		*	Gap	Madison, WI
*	5900 North Port Washington Road	Glendale	WI		*	Gap	Milwaukee et al, WI
*	4800 Golf Road #312	Eau Claire	WI		*	Gap	Eau Claire, WI
*	3800 U.S. Hwy 16, #157	Lacrosse	WI		*	Gap	La Crosse, WI-MN
*	111 East Towne Mall	Madison	WI		*	Gap	Madison, WI
*	2500 N. Mayfair Mall Suite	Wauwatosa	WI		*	Gap	Milwaukee et al, WI
*	Wausau Center Sp B-236	Wausau	WI		*	Gap	Wausau, WI
*	521 Bay Park Square, Sp. 431A	Green Bay	WI		*	Gap	Green Bay, WI

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	61 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	341 State Street	Madison	WI		*	Gap	Madison, WI
*	2500 Milton Ave. Sp. #103,140,105A	Janesville	WI		*	Gap	Janesville et al, WI
*	4733 W. Grand Market Dr.	Appleton	WI		*	Old Navy	#N/A
*	3651 Rib Mountain Drive	Wausau	WI	54401		ON
*	2308-2406 S. Green Bay Road	Racine	WI	53406		ON
*	2900 Deerfield Drive, Space 3	Janesville	WI		*	Old Navy	Janesville et al, WI
*	303 Bay Park SQ. Sp 110	Green Bay	WI		*	Old Navy	Green Bay, WI
*	9094 N.Green Bay Rd.	Milwaukee	WI		*	Old Navy	Milwaukee et al, WI
*	5300 South 76th Street	Greendale	WI		*	Old Navy	Milwaukee et al, WI
*	4301 West Wisconsin Avenue Space #518	Appleton	WI		*	Gap	#N/A
*	239 Junction Rd. #D	Madison	WI		*	Old Navy	Madison, WI
*	95 North Moorland #C24	Brookfield	WI		*	Old Navy	Milwaukee et al, WI
*	2348 E. Springs Drive	Madison	WI		*	Old Navy	Madison, WI
*	11211 120th Ave	Pleasant Prairie	WI		*	Gap Inc. Outlet	Kenosha, WI
*	275 W. Wisconsin Ave	Milwaukee	WI	53203		ON
*	4800 Golf Road	Eau Claire	WI		*	Old Navy	Eau Claire, WI
*	2500 N. Mayfair Road	Wauwatosa	WI		*	Gap	Milwaukee et al, WI
*	5900 N. Port Washington Rd.- Sp. B9	Milwaukee	WI		*	Gap	Milwaukee et al, WI
*	5300 South 76th st. sp# 1210	Greendale	WI		*	Gap	Milwaukee et al, WI
*	521-A Bay Park Square	Green Bay	WI		*	Gap	Green Bay, WI
*	4301 West Wisconsin Ave.	Appleton	WI		*	Banana Republic	#N/A
*	171 West Limmar Lane - Suite A107	Johnson Creek	WI		*	Gap Inc. Outlet	WI AREA NOT IN ANY MSA
*	11211- 120th Avenue #66	Kenosha	WI		*	Gap Inc. Outlet	Kenosha, WI
*	2500 North Mayfair Rd. Sp. #20	Wawautosa	WI		*	Banana Republic	Milwaukee et al, WI
*	5900 North Port Washington, Sp. E005	Glendale	WI		*	Banana Republic	Milwaukee et al, WI
*	32 West Town Mall	Madison	WI		*	Banana Republic	Madison, WI
*	4301 West Wisconsin Avenue	Appleton	WI		*	Gap	#N/A
*	66 West Towne Mall Suite D3	Madison	WI		*	Gap	Madison, WI
*	Mall Rd.	Barboursville	WV		*	Old Navy	Huntngtn et al, WV-KY-OH
*	2740 Meadowbrook Road	Bridgeport	WV		*	Old Navy	WV AREA NOT IN ANY MSA
*	2345 Meadowbrook Road Unit 345	Bridgeport	WV		*	Gap	WV AREA NOT IN ANY MSA
*	100 Grand Central Ave Sp # 380	Vienna	WV		*	Gap	Parkersburg et al, WV-OH
*	Mall Rd.	Barboursville	WV		*	Gap	Huntngtn et al, WV-KY-OH
*	2033 Charleston Town Center	Charleston	WV		*	Gap	Charleston, WV
*	9907 Mall Rd	Morgantown	WV		*	Gap	WV AREA NOT IN ANY MSA
*	601 South East Wyoming Blvd., Space 13	Casper	WY		*	Gap Inc. Outlet	Casper, WY
*	12 Center Street	Jackson	WY		*	Gap	WY AREA NOT IN ANY MSA
*	#N/A	#N/A	#N/A		*	Gap	San Francisco, CA
*	#N/A	#N/A	#N/A		*	Gap	San Francisco, CA
*	#N/A	#N/A	#N/A		*	Gap	Oakland, CA
*	#N/A	#N/A	#N/A		*	Gap	Los Angeles et al, CA
*	#N/A	#N/A	#N/A		*	Gap	Los Angeles et al, CA
*	#N/A	#N/A	#N/A		*	Gap	Brazoria, TX
*	#N/A	#N/A	#N/A		*	Gap	#N/A
*	#N/A	#N/A	#N/A		*	Gap	Chicago, IL

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	62 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	#N/A	#N/A	#N/A		*	Gap	Decatur, IL
*	#N/A	#N/A	#N/A		*	Gap	#N/A
*	#N/A	#N/A	#N/A		*	Gap	New York, NY
*	#N/A	#N/A	#N/A		*	Gap	AZ AREA NOT IN ANY MSA
*	#N/A	#N/A	#N/A		*	Gap	MO AREA NOT IN ANY MSA
*	#N/A	#N/A	#N/A		*	Gap	St. Louis, MO-IL
*	#N/A	#N/A	#N/A		*	Gap	Washington, DC-MD-VA-WV
*	#N/A	#N/A	#N/A		*	Gap	Washington, DC-MD-VA-WV
*	#N/A	#N/A	#N/A		*	Gap	Washington, DC-MD-VA-WV
*	100 New River Rd sp #766	#N/A	#N/A		*	Gap	VA AREA NOT IN ANY MSA
*	#N/A	#N/A	#N/A		*	Gap	Oklahoma City, OK
*	2350 SE Washington Blvd. Sp. 212&214	#N/A	#N/A		*	Gap	OK AREA NOT IN ANY MSA
*	#N/A	#N/A	#N/A		*	Gap	#N/A
*	#N/A	#N/A	#N/A		*	Gap	#N/A
*	#N/A	#N/A	#N/A		*	Gap	#N/A
*	#N/A	#N/A	#N/A		*	Gap	#N/A
*	#N/A	#N/A	#N/A		*	Gap	Seattle et al, WA
*	#N/A	#N/A	#N/A		*	Gap	Detroit, MI
*	#N/A	#N/A	#N/A		*	Gap	Toledo, OH
*	#N/A	#N/A	#N/A		*	Gap	Pittsburgh, PA
*	#N/A	#N/A	#N/A		*	Gap	Pittsburgh, PA
*	#N/A	#N/A	#N/A		*	Gap	Boston et al, MA-NH
*	#N/A	#N/A	#N/A		*	Gap	Providence et al, RI
*	#N/A	#N/A	#N/A		*	Gap	Jamestown, NY
*	#N/A	#N/A	#N/A		*	Gap	Denver, CO
*	#N/A	#N/A	#N/A		*	Gap	Boise City, ID
*	#N/A	#N/A	#N/A		*	Gap	Boulder et al, CO
*	#N/A	#N/A	#N/A		*	Gap	Greeley, CO
*	#N/A	#N/A	#N/A		*	Gap	Grand Junction, CO
*	#N/A	#N/A	#N/A		*	Gap	Cleveland et al, OH
*	#N/A	#N/A	#N/A		*	Gap	Cleveland et al, OH
*	#N/A	#N/A	#N/A		*	Gap	Portland et al, OR-WA
*	#N/A	#N/A	#N/A		*	Gap	Portland et al, OR-WA
*	#N/A	#N/A	#N/A		*	Gap Inc. Outlet	Reading, PA
*	#N/A	#N/A	#N/A		*	Gap Inc. Outlet	KS AREA NOT IN ANY MSA
*	#N/A	#N/A	#N/A		*	Gap	Santa Fe, NM
*	5900 North Meadows Drive	#N/A	#N/A		*	OCC Lab	#N/A
*	#N/A	#N/A	#N/A		*	Gap	Cincinnati, OH-KY-IN
*	#N/A	#N/A	#N/A		*	Gap	Dayton et al, OH
*	#N/A	#N/A	#N/A		*	Gap	OH AREA NOT IN ANY MSA
*	#N/A	#N/A	#N/A		*	Gap	Sarasota et al, FL
*	#N/A	#N/A	#N/A		*	Gap	Punta Gorda, FL
*	#N/A	#N/A	#N/A		*	Gap	Orlando, FL
*	#N/A	#N/A	#N/A		*	Gap	Orlando, FL
*	#N/A	#N/A	#N/A		*	Gap	#N/A

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	63 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	#N/A	#N/A	#N/A		*	Gap	#N/A
*	#N/A	#N/A	#N/A		*	Old Navy	Dallas, TX
*	#N/A	#N/A	#N/A		*	Old Navy	Sherman et al, TX
*	#N/A	#N/A	#N/A		*	Gap	Omaha, NE-IA
*	#N/A	#N/A	#N/A		*	OCC Lab	#N/A
*	#N/A	#N/A	#N/A		*	Old Navy	Oakland, CA
*	#N/A	#N/A	#N/A		*	Old Navy	Dallas, TX
*	#N/A	#N/A	#N/A		*	Old Navy	Chicago, IL
*	#N/A	#N/A	#N/A		*	Old Navy	Philadelphia, PA-NJ
*	#N/A	#N/A	#N/A		*	Old Navy	Orlando, FL
*	#N/A	#N/A	#N/A		*	Gap	Norfolk et al, VA-NC
*	#N/A	#N/A	#N/A		*	Gap	Richmond et al, VA
*	#N/A	#N/A	#N/A		*	Old Navy	Houston, TX
*	#N/A	#N/A	#N/A		*	Old Navy	Mansfield, OH
*	#N/A	#N/A	#N/A		*	Old Navy	Oakland, CA
*	#N/A	#N/A	#N/A		*	Old Navy	Springfield, MA
*	#N/A	#N/A	#N/A		*	Old Navy	#N/A
*	#N/A	#N/A	#N/A		*	Gap	Wheeling, WV-OH
*	#N/A	#N/A	#N/A		*	Old Navy	Minneapolis et al, MN-WI
*	#N/A	#N/A	#N/A		*	Gap	York, PA
*	#N/A	#N/A	#N/A		*	Gap	New York, NY
*	#N/A	#N/A	#N/A		*	Gap	New Haven et al, CT
*	#N/A	#N/A	#N/A		*	Gap	Wichita, KS
*	#N/A	#N/A	#N/A		*	Gap	Colorado Springs, CO
*	#N/A	#N/A	#N/A		*	Gap	Lansing et al, MI
*	#N/A	#N/A	#N/A		*	Gap	Lansing et al, MI
*	#N/A	#N/A	#N/A		*	Gap	Salem, OR
*	#N/A	#N/A	#N/A		*	Gap	Lansing et al, MI
*	#N/A	#N/A	#N/A		*	Banana Republic	Miami, FL
*	#N/A	#N/A	#N/A		*	Banana Republic	#N/A
*	#N/A	#N/A	#N/A		*	Banana Republic	Portland et al, OR-WA
*	2800 W. Big Beaver Rd., Sp R250	#N/A	#N/A		*	Banana Republic	Detroit, MI
*	#N/A	#N/A	#N/A		*	Banana Republic	Columbus, OH
*	#N/A	#N/A	#N/A		*	Gap	WV AREA NOT IN ANY MSA
*	#N/A	#N/A	#N/A		*	Banana Republic	Orange County, CA
*	#N/A	#N/A	#N/A		*	Gap	Cleveland et al, OH
*	#N/A	#N/A	#N/A		*	Gap	New York, NY
*	#N/A	#N/A	#N/A		*	Gap	Middlesex et al, NJ
*	#N/A	#N/A	#N/A		*	Gap	Chicago, IL
*	#N/A	#N/A	#N/A		*	Gap	Los Angeles et al, CA
*	#N/A	#N/A	#N/A		*	Gap	Vallejo et al, CA
*	#N/A	#N/A	#N/A		*	Gap	Sacramento, CA
*	#N/A	#N/A	#N/A		*	Gap	Honolulu, HI
*	#N/A	#N/A	#N/A		*	Gap	Boise City, ID
*	#N/A	#N/A	#N/A		*	Gap	Spokane, WA

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	64 of 77

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	#N/A	#N/A	#N/A		*	Gap	#N/A
*	#N/A	#N/A	#N/A		*	Gap	IA AREA NOT IN ANY MSA
*	30 Mall Drive West	#N/A	#N/A		*	Gap	Jersey City, NJ
*	2901 Pines Mall Drive Sp #210/212/214	#N/A	#N/A		*	Gap	Pine Bluff, AR
*	#N/A	#N/A	#N/A		*	Gap	New York, NY
*	#N/A	#N/A	#N/A		*	Gap	San Diego, CA
*	#N/A	#N/A	#N/A		*	Gap	#N/A
*	#N/A	#N/A	#N/A		*	Gap	Cleveland et al, OH
*	#N/A	#N/A	#N/A		*	Gap	Fort Lauderdale, FL
*	#N/A	#N/A	#N/A		*	Gap	Cleveland et al, OH
*	#N/A	#N/A	#N/A		*	Gap	Philadelphia, PA-NJ
*	#N/A	#N/A	#N/A		*	Gap	#N/A

Note: Duplicate addresses may appear above in this Exhibit, but for purposes of baseline counts they constitute a single Store location.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	65 of 77

Exhibit D-17 - Stores Network & POS

Field Offices - Network & EUS Remote / Dispatch Support to Gap Locations

City	State
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	66 of 77

Exhibit D-17 - Field Offices EUS Remote Spt

City	State	City	State	City	State	City	State
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
						*	*
						*	*
						*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	67 of 77

Exhibit D-17 - Canada Stores

Store #	Store Name	Address Line 1	Address Line 2	City	State	Zip Code	Country	Area Code	Phone #	Division	Location Type
*	DEVONSHIRE MALL	3100 HOWARD AVE		WINDSOR	ON	N8X 3Y8	CA	519	250-3366	CA NAVY	Mall
*	NORTH CITY S/C	13300 Blk 137th Avenue	tbd	EDMONTON	AB	T5L 5G6	CA	780	478-4477	CA NAVY	Strip
*	WESTRIDGE OUTLET	200 Windflower	Suite 500 & 501	WOODBRIDGE	ON	L4L 1A6	CA	905	264-7238	CAN GAP	Strip
*	WESTHILLS OUTLET	600 STEWART GREEN WAY SW		CALGARY	AB	T3H 3C8	CA	403	685-4451	CAN GAP	Strip
*	SQUARE ONE - ON	100 City Centre Drive	2-841 & 2-842	MISSISSAUGA	ON	L5B 2C9	CA	905	270-6420	CA BR	Mall
*	MARKET MALL BR	3625 Shaganappi Trail NW	P032	CALGARY	AB	T3A 0E2	CA	403	288-8555	CA BR	Mall
*	BAYSHORE S/C	100 BAYSHORE DR		OTTAWA	ON	K2B 8C1	CA	613	721-1129	CA BR	Mall
*	PRESTON CROSSING	1723 PRESTON AVE N	200	SASKATOON	SK	S7N 4V2	CA	306	653-4420	CA NAVY	Strip
*	HYDE P/C-FIRST PRO	1250 FANSHAWE PARK RD W	B-2	LONDON	ON	N6G 5B1	CA	519	641-7227	CA NAVY	Strip
*	HARWOOD CTR FIRST PR	20 KINGSTON RD WEST	Unit 2	AJAX	ON	L1T 4K8	CA	905	426-1221	CA NAVY	Strip
*	ST JAMES STATION	830 ST JAMES ST		WINNIPEG	MB	R3G 3J7	CA	204	786-3868	CA NAVY	Strip
*	VICTORIA GATE	3120 QUANCE ST E		REGINA	SK	S4V 3B8	CA	306	775-1860	CA NAVY	Strip
*	QUEEN’S SQ-FIRST PRO	177 NORTH QUEEN ST		ETOBICOKE	ON	M9C 1A7	CA	416	622-6021	CA NAVY	Strip
*	TILLICUM MALL	3130-3170 TILLICUM RD	tbd	VICTORIA	BC	V9A 7C5	CA	250	386-8797	CA NAVY	Strip
*	WELLINGTON COMMONS	1270 WELLINGTON RD	tbd	LONDON	ON	N6E 1M3	CA	519	685-9604	CA NAVY	Strip
*	FAIRVIEW PNTE CLAIRE	6815 Transcanada Hwy		POINTE- CLAIRE	QC	H9R 5J2	CA	514	630-7771	CA NAVY	Mall
*	THUNDER CENTRE	389 Main Street	UNIT B1	THUNDER BAY	ON	P7B 5L6	CA	807	622-8800	CA NAVY	Strip
*	PROMENADES ST. BRUNO	1 Boul. Des Promenades		ST BRUNO	QC	J3V 5J5	CA	450	441-6300	CA NAVY	Strip
*	CARREFOUR LAVAL	3035 Boulevard Les Carrefour		LAVAL	QC	H7T 1C8	CA	450	682-9410	CA NAVY	Mall
*	CABOT POWER CTR	22 STRAVENGER DR	tbd	ST JOHN’S	NF	A1A 5E8	CA	709	738-6281	CA NAVY	Strip
*	MAIL CHAMPLAIN	2150 Lapiniere Blvd.	32	BROSSARD	QC	J4W 2T5	CA	450	465-7272	CA NAVY	Mall
*	GALERIES D’ANJOU	7999 BLVD LES GALERIES D’ANJOU	322	VILLE D’ANJOU	QC	H1M 1W9	CA	514	352-7800	CA NAVY	Mall
*	WHEELER PARK POWER C	200 TRINITY DR		MONCTON	NB	E1G 2J7	CA	506	854-6195	CA NAVY	Strip

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IBM/Gap Confidential	Page 68 of 77

Exhibit D-17 - Canada Stores

Store #	Store Name	Address Line 1	Address Line 2	City	State	Zip Code	Country	Area Code	Phone #	Division	Location Type
*	MARKET MALL	3625 Shaganappi Trail NW	Y-5	CALGARY	AB	T3A 0E2	CA	403	288-8002	CA NAVY	Mall
*	GUILDFORD T/C	2272 Guildford Town Centre		SURREY	BC	V3R 7B9	CA	604	930-9801	CA NAVY	Mall
*	COQUITLAM CENTRE	2929 Barnet Highway	2810	COQUITLAM	BC	V3B 5R5	CA	604	468-4278	CA NAVY	Mall
*	CHINOOK CENTRE	6455 Macleod Trail SW	179	CALGARY	AB	T2H 0K9	CA	403	319-0431	CA NAVY	Mall
*	METROPOLIS AT METROT	4700 KINGSWAY	UNIT #E14	BURNABY	BC	V5H 4M1	CA	604	451-9064	CA NAVY	Mall
*	RICHMOND CENTRE	6551 Number 3 Road		RICHMOND	BC	V6Y 2B6	CA	604	303-6700	CA NAVY	Mall
*	WEST EDMONTON MALL	8882 - 170 Street	SP #2591	EDMONTON	AB	T5T 4M2	CA	780	481-6352	CA NAVY	Mall
*	FIRST PRO LANGLEY	210-20202 66TH AVE	210	LANGLEY	BC	V2Y 1P3	CA	604	539-8559	CA NAVY	Strip
*	FIRST WESTMORLAND	90 CONSUMERS DR	E	SAINT JOHN	NB	E2J 4Z3	CA	506	634-7597	CA NAVY	Strip
*	PLACE LAURIER	2700 LAURIER BLVD	2615	SAINTE-FOY	QC	G1V 4J9	CA	418	651-7475	CA NAVY	Mall
*	MONTREAL EATON CTR	705 SAINTE CATHERINE WEST	4-116A	MONTREAL	QC	H3B 4G5	CA	514	288-6877	CA NAVY	Mall
*	GALERIES DE LANAUDIE	360 MONTEE DES PIONNIERS		LACHENAIE	QC	J6V 1S6	CA	450	654-2131	CA NAVY	Strip
*	STONE ROAD MALL	435 STONE RD W		GUELPH	ON	N1G 2X6	CA	519	763-4158	CA NAVY	Mall
*	VILLAGE @ PARK ROYAL	860 MAIN ST		WEST VANCOUVER	BC	V7T 2Z3	CA	604	921-8808	CA NAVY	Strip
*	PACIFIC CENTRE	700 W GEORGIA ST	tbd	VANCOUVER	BC	V7Y 1A1	CA	604	408-3583	CA NAVY	Mall
*	TORONTO EATON CENTRE	220 YONGE ST	2-131	TORONTO	ON	M5B 2H6	CA	416	591-0512	CAN KIDS	Mall
*	FIRST CANADIAN PLACE	100 KING ST W	CM-3	TORONTO	ON	M5X 1B5	CA	416	364-9200	CAN KIDS	Mall
*	YORKDALE S/C	3401 Dufferin Street	61	TORONTO	ON	M6A 2T9	CA	416	256-1176	CAN KIDS	Mall
*	SOUTHCENTRE - AB	100 Anderson Road S.E.	220	CALGARY	AB	T2J 3V1	CA	403	225-1400	CAN KIDS	Mall
*	D’ANJOU (GALLERIES)	7999 Blvd. Les Galeries d’Anjou		MONTREAL	QC	H1M 1W6	CA	514	353-5661	CAN GAP	Mall
*	CASCADE PLAZA	319 Banff Ave	M9-S9	BANFF	AB	T0L 0C0	CA	403	760-8630	CAN GAP	Mall
*	NORTHGATE - ON	1500 Fisher Street	168	NORTH BAY	ON	P1B 2H3	CA	705	498-6589	CAN GAP	Mall
*	MAPLEVIEW MALL	900 Maple Ave		BURLINGTON	ON	L7S 2J8	CA	905	637-7785	CAN GAP	Mall

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IBM/Gap Confidential	Page 69 of 77

Exhibit D-17 - Canada Stores

Store #	Store Name	Address Line 1	Address Line 2	City	State	Zip Code	Country	Area Code	Phone #	Division	Location Type
*	SOUTH EDMONTON COMMO	1978 - 99TH STREET NW		EDMONTON	AB	T6N 1K9	CA	780	462-1514	CA NAVY	Strip
*	PLAZA DEL CARIBE	2050 PONCE BYP STE 225	225	PONCE	PR	00717-1327	US	787	812-2054	US NAVY	Mall
*	MARKVILLE S/C	5000 HWY 7 EAST	E001	MARKHAM	ON	L3R 4M9	CA	905	470-2384	CA NAVY	Mall
*	LIME RIDGE	999 UPPER WENTWORTH ST	0413	HAMILTON	ON	L9A 4X5	CA	905	318-4506	CA NAVY	Mall
*	PROMENADE (THE)	1 PROMENADE CIRCLE	Y005	THORNHILL	ON	L4J 4P8	CA	905	764-5538	CA NAVY	Mall
*	EGLINTON T/C, THE	6 LEBOVIC AVENUE	Unit 1	SCARBOROUGH	ON	M1L 2L8	CA	416	757-1481	CA NAVY	Strip
*	CAMBRIDGE	70 PINEBUSH RD		CAMBRIDGE	ON	N1R 8K5	CA	519	621-4612	CA NAVY	Strip
*	BARRIE	468 BAYFIELD ST N		BARRIE	ON	L4M 5A2	CA	705	725-0738	CA NAVY	Strip
*	OSHAWA CENTRE	419 KING STREET WEST		OSHAWA	ON	L1J 2K5	CA	905	434-5778	CA NAVY	Mall
*	BURLINGTON MALL	777 GUELPH LINE	UNIT A6	BURLINGTON	ON	L7R 3N2	CA	905	681-7188	CA NAVY	Mall
*	UPPER CANADA	17600 YONGE STREET		NEWMARKET	ON	L3Y 4Z1	CA	905	830-1889	CA NAVY	Mall
*	SQUARE ONE	100 CITY CENTRE DR	2-426	MISSISSAUGA	ON	L5B 1M7	CA	905	270-0321	CA NAVY	Mall
*	ERIN MILLS T/C	5100 ERIN MILLS PARKWAY	UNIT B200A	MISSISSAUGA	ON	L5M 4Z5	CA	905	828-0517	CA NAVY	Mall
*	BRAMALEA CITY CENTRE	25 PEEL CENTRE DRIVE	UNIT 173B	BRAMPTON	ON	L6T 3R5	CA	905	790-9284	CA NAVY	Mall
*	TORONTO EATON CENTRE	260 YONGE STREET	2 BELOW	TORONTO	ON	M5B 2L9	CA	416	593-2551	CA NAVY	Mall
*	RIO CAN CENTRE	636 GARDINERS ROAD	13	KINGSTON	ON	K7M 3X9	CA	613	389-9040	CA NAVY	Strip
*	BAYSHORE S/C	100 Bayshore Drive		NEPEAN	ON	K2B 8C1	CA	613	828-8846	CA NAVY	Mall
*	PEN CENTRE	221 GLENDALE AVENUE	CRU 120	ST. CATHARINE’S	ON	L2T 2K9	CA	905	704-0667	CA NAVY	Mall
*	SCARBOROUGH T/C	300 BOROUGH DR	763	SCARBOROUGH	ON	M1P 4P5	CA	416	279-1143	CA NAVY	Mall
*	SILVER CITY	2280 CITY PARK DRIVE	Unit #1A	GLOUCESTER	ON	K1J 1G1	CA	613	749-9825	CA NAVY	Strip
*	COLOSSUS CENTRE	7575 WESTON RD	UNIT #116	WOODBRIDGE	ON	L4L 9K5	CA	905	851-3192	CA NAVY	Strip

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IBM/Gap Confidential	Page 70 of 77

Exhibit D-17 - Canada Stores

Store #	Store Name	Address Line 1	Address Line 2	City	State	Zip Code	Country	Area Code	Phone #	Division	Location Type
*	TORONTO EATON CENTRE	218 YONGE ST	GP01	TORONTO	ON	M5B 2H6	CA	416	595-6336	CA BR	Mall
*	YORKDALE S/C	3401 DUFFERIN ST	SPACE 26 & 27	TORONTO	ON	M6A 3A1	CA	416	782-0814	CA BR	Mall
*	WEST EDMONTON	8770 170th St	2568	EDMONTON	AB	T5T 4M2	CA	780	486-1266	CA BR	Mall
*	BLOOR ST-TORONTO	80 BLOOR STREET WEST	PROMENADE	TORONTO	ON	M5S 2V1	CA	416	515-0018	CA BR	Street
*	SHERWAY GARDENS	25 THE WEST MALL	SPACE E-15	ETOBICOKE	ON	M9C 1B8	CA	416	622-3797	CA BR	Mall
*	PACIFIC CENTRE	701 WEST GEORGIA ST	D-62, D-63, D-64	VANCOUVER	BC	V7Y 1A1	CA	604	688-1630	CA BR	Mall
*	OAKRIDGE CENTRE	650 WEST 41ST AVENUE	109	VANCOUVER	BC	V5Z 2M9	CA	604	267-3741	CA BR	Mall
*	ROBSON CENTREPOINT	1098 Robson St		VANCOUVER	BC	V6E 1A7	CA	604	331-8285	CA BR	Street
*	TORONTO DOM SQ CALGA	317 7TH AVE SW	228	CALGARY	AB	T2P 2Y9	CA	403	264-8886	CA BR	Mall
*	PARK ROYAL S/C	600 PARK ROYAL NORTH		WEST VANCOUVER	BC	V7T 1H9	CA	604	913-2461	CA BR	Strip
*	CHINOOK CENTRE	6455 Macleod Trail South	137	CALGARY	AB	T2H 0K8	CA	403	319-0586	CA BR	Mall
*	TORONTO EATON CENTRE	218 Yonge Street	2102	TORONTO	ON	M5B 2H1	CA	416	260-6016	CA BR	Mall
*	BAYVIEW VILLAGE	2901 Bayview Avenue		WILLOWDALE	ON	M2K 1E6	CA	416	733-0021	CA BR	Mall
*	RICHMOND CENTRE-BC	6551 Number 3 Road		RICHMOND	BC	V6Y 2B6	CA	604	279-0221	CA BR	Mall
*	SOUTHCENTRE-AB	100 Anderson Road		CALGARY	AB	T2J 3V1	CA	403	225-9459	CA BR	Mall
*	PLAZA CAROLINA	1 CAROLINA CT	154	CAROLINA	PR	00982	US	787	752-0000	US GAP	Mall
*	PLAZA DEL NORTE	506 CALLE TRUNCADO	A110	HATILLO	PR	00659-2722	US	787	878-4407	US GAP	Mall
*	PLAZA DEL SOL	725 W MAIN AVE	520 & 600	BAYAMON	PR	00961-4470	US	787	778-2660	US GAP	Mall
*	PLAZA LAS AMERICAS	525 AVE F D ROOSEVELT		SAN JUAN	PR	00918	US	787	296-7100	US BR	Mall
*	PLAZA DEL SOL	725 W MAIN AVE	1649	BAYAMON	PR	00961-4470	US	787	778-3010	US BR	Mall
*	GALERIES CAPITALE	5401 BLVD DE GALERIES		QUEBEC CITY	QC	G2K 1N4	CA	418	624-2862	CAN KIDS	Mall
*	WOODGROVE CENTRE	6631 Island Highway North	110	NANAIMO	BC	V9T 4T7	CA	250	390-6886	CAN KIDS	Mall
*	SEVEN OAKS S/C	32900 South Fraser Way		ABBOTSFORD	BC	V2S 3P9	CA	604	859-7700	CAN KIDS	Mall
*	HILLCREST MALL	9350 Younge street		RICHMOND HILL	ON	L4C 5G2	CA	905	770-5918	CAN KIDS	Mall
*	MAYFAIR S/C	3147 Douglas Street		VICTORIA	BC	V8Z 6E3	CA	250	386-7723	CAN KIDS	Mall
*	TORONTO EATON CENTRE	260 Yonge St		TORONTO	ON	M5B 2L9	CA	416	599-8802	CAN KIDS	Mall
*	MAPLEVIEW MALL	900 Maple Avenue		BURLINGTON	ON	L7S 2J8	CA	905	637-2658	CAN KIDS	Mall
*	NORTHGATE - ON	1500 Fisher Street		NORTH BAY	ON	P1B 2H3	CA	705	498-6589	CAN KIDS	Mall

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IBM/Gap Confidential	Page 71 of 77

Exhibit D-17 - Canada Stores

Store #	Store Name	Address Line 1	Address Line 2	City	State	Zip Code	Country	Area Code	Phone #	Division	Location Type
*	WILLOWBROOK-BC	19705 Fraser Highway	Space #301	LANGLEY	BC	V3A 7E9	CA	604	514-0222	CAN KIDS	Mall
*	CARREFOUR ANGRIGNON	7077 Newman Boulevard	01120	MONTREAL	QC	H8N 1X1	CA	514	367-1114	CAN KIDS	Mall
*	CAVENDISH	5800 CAVENDISH BLVD	B2-4	COTE ST LUC	QC	H4W 2T5	CA	514	482-8210	CAN KIDS	Mall
*	FAIRVIEW PARK	2960 Kingsway Drive	K11	KITCHENER	ON	N2C 1X1	CA	519	895-2434	CAN KIDS	Mall
*	SCARBOROUGH T/C	300 Borough Drive	235	SCARBOROUGH	ON	M1P 4P5	CA	416	296-0544	CAN KIDS	Mall
*	OSHAWA CENTRE	419 KING STREET WEST		OSHAWA	ON	L1J 2K5	CA	905	438-0870	CAN KIDS	Mall
*	BLOOR ST-TORONTO	80 BLOOR STREET WEST		TORONTO	ON	M5S 2V1	CA	416	515-0668	CAN KIDS	Street
*	METROPOLIS METROTOWN	4700 KINGSWAY	2145	BURNABY	BC	V5H 4M1	CA	604	431-6559	CAN KIDS	Mall
*	ROBSON ST-VANCOUVER	1121 ROBSON ST		VANCOUVER	BC	V6E 1B5	CA	604	683-0906	CAN KIDS	Street
*	OAKRIDGE CENTRE	650 WEST 41ST AVENUE	469	VANCOUVER	BC	V5Z 2M9	CA	604	264-1151	CAN KIDS	Mall
*	GEORGIAN	509 BAYFIELD ST	H008	BARRIE	ON	L4M 4Z8	CA	705	728-9686	CAN KIDS	Mall
*	LIMERIDGE	999 UPPER WENTWORTH ST	SPACE # 0274	HAMILTON	ON	L9A 4X5	CA	905	574-3444	CAN KIDS	Mall
*	KINGSWAY GARDEN	243 KINGSWAY GARDEN MALL	243	EDMONTON	AB	T5G 3A6	CA	780	474-1622	CAN KIDS	Mall
*	GOVERMENT ST-VCTORIA	1319 GOVERMENT STREET		VICTORIA	BC	V8W 1Y9	CA	250	920-5585	CAN KIDS	Street
*	ST VITAL S/C	1225 ST. MARY’S RD	3	WINNIPEG	MB	R2M 5E5	CA	204	254-0077	CAN KIDS	Mall
*	PRINCESS ST-KINGSTON	230-234 Princess St		KINGSTON	ON	K7L 1B2	CA	613	545-4046	CAN KIDS	Street
*	PEN CENTRE	221 Glendale Av/Hwy 406	100	ST. CATHERINES	ON	L2T 2K9	CA	905	682-9985	CAN KIDS	Mall
*	RICHMOND CENTRE-BC	6551 Number 3 Rd	1924	RICHMOND	BC	V6Y 2B9	CA	604	270-6412	CAN KIDS	Mall
*	EDMONTON CITY CTR W	10200 102ND AVE	1281	EDMONTON	AB	T5J 4B7	CA	780	426-1111	CAN KIDS	Mall
*	CHAMPLAIN-MONCTON	477 PAUL ST	H1	DIEPPE	NB	E1A 4X5	CA	506	382-6482	CAN KIDS	Mall
*	ORCHARD PARK S/C	UNIT 0877, 2271 HARVEY AVENUE	877	KELOWNA	BC	V1Y 6H2	CA	250	860-0151	CAN KIDS	Mall

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IBM/Gap Confidential	Page 72 of 77

Exhibit D-17 - Canada Stores

Store #	Store Name	Address Line 1	Address Line 2	City	State	Zip Code	Country	Area Code	Phone #	Division	Location Type
*	MONT BLANC	4308 Main Street	5A	WHISTLER	BC	V0N 1B4	CA	604	938-6364	CAN KIDS	Strip
*	BAYSHORE S/C	100 BAYSHORE DRIVE	B6	NEPEAN	ON	K2B 8C1	CA	613	828-0807	CAN KIDS	Mall
*	AVALON	48 KENMOUNT ROAD		ST. JOHN’S	NF	A1B 1W3	CA	709	753-3007	CAN KIDS	Mall
*	W 41ST AVE-VANCOUVER	2134 West 41st Avenue		VANCOUVER	BC	V6M 1Z1	CA	604	269-2550	CAN KIDS	Street
*	WHITE OAKS - ON	1105 Wellington Road South	87	LONDON	ON	N6E 1V4	CA	519	685-2025	CAN KIDS	Mall
*	FAIRVIEW PNTE CLAIRE	6815 TRANS CANADA HWY.	Space B7-A	POINTE CLAIRE	QC	H9R 1C4	CA	514	426-8281	CAN KIDS	Mall
*	GUILDFORD T/C	2232 Guildford Towne Centre		SURREY	BC	V3R 7B9	CA	604	582-2522	CAN KIDS	Mall
*	MARKVILLE S/C	5000 Highway 7	E003	MARKHAM	ON	L3R 4M9	CA	905	513-6477	CAN KIDS	Mall
*	DEVONSHIRE	3100 Howard Avenue	Space #E11-E11A	WINDSOR	ON	N8X 3Y8	CA	519	250-6834	CAN KIDS	Mall
*	INTERCITY S/C	1000 FORT WILLIAM RD	31CDE	THUNDER BAY	ON	P7B 6B9	CA	807	624-0500	CAN KIDS	Mall
*	SOUTHGATE S/C - AB	11100 51st Avenue	12, 13	EDMONTON	AB	T6H 4M6	CA	780	438-8845	CAN KIDS	Mall
*	HALIFAX S/C	7001 Mumford Road, Tower 1 Su. 202	Tower 1 Su. 202	HALIFAX	NS	B3L 4N9	CA	902	453-9625	CAN KIDS	Mall
*	CORNWALL CENTRE	2102 11th Avenue	Space #TT05	REGINA	SK	S4P 3Y6	CA	306	565-1870	CAN KIDS	Mall
*	LOUGHEED	9855 AUSTIN AVE	106	BURNABY	BC	V3J 1N4	CA	604	415-9590	CAN KIDS	Mall
*	UPPER CANADA	17600 Yonge Street	D16, D17, D18, D19, D20	NEWMARKET	ON	L3Y 4Z1	CA	905	836-1738	CAN KIDS	Mall
*	PICKERING T/C	1355 Kingston Road	67A	PICKERING	ON	L1V 1B8	CA	905	420-6335	CAN KIDS	Mall
*	ERIN MILLS T/C	5100 Erin Mills Parkway	B101A	MISSISSAUGA	ON	L5M 4Z5	CA	905	569-6746	CAN KIDS	Mall
*	COQUITLAM CENTRE	2929 Barnet Highway	2830	COQUITLAM	BC	V3B 5R5	CA	604	472-0101	CAN KIDS	Mall
*	BRAMALEA CITY CENTRE	25 Peel Centre Drive	217A	BRAMPTON	ON	L6T 3R5	CA	905	790-2100	CAN KIDS	Mall
*	MASONVILLE PLACE	1680 Richmond St. N	U64A	LONDON	ON	N6G 3Y9	CA	519	673-1399	CAN KIDS	Mall
*	CONESTOGA	550 King Street North	E-8	WATERLOO	ON	N2L 5W6	CA	519	746-8874	CAN KIDS	Mall

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IBM/Gap Confidential	Page 73 of 77

Exhibit D-17 - Canada Stores

Store #	Store Name	Address Line 1	Address Line 2	City	State	Zip Code	Country	Area Code	Phone #	Division	Location Type
*	PLACE ST FOY	2450 Blvd. Laurier	E04	STE. FOY	QC	G1V 2L1	CA	418	653-2100	CAN KIDS	Mall
*	SHERWAY GARDENS	25 THE WEST MALL	166	ETOBICOKE	ON	M9C 1B8	CA	416	621-6395	CAN KIDS	Mall
*	YONGE ST-TORONTO	2574 YONGE STREET		TORONTO	ON	M4P 2J1	CA	416	440-0187	CAN KIDS	Street
*	ST LAURENT S/C	1200 ST LAURENT BOULEVARD		OTTAWA	ON	K1K 3B8	CA	613	746-8787	CAN KIDS	Mall
*	PROMENADE (THE)	1 Promenade Circle	Space #222, #224, #226	THORNHILL	ON	L4J 4P8	CA	905	886-9509	CAN KIDS	Mall
*	SQUARE ONE - ON	100 CITY CENTRE DRIVE	CRU 2/425	MISSISSAUGA	ON	L5B 2C9	CA	905	897-1261	CAN KIDS	Mall
*	BAYVIEW VILLAGE	2901 BAYVIEW AVENUE	126	WILLOWDALE	ON	M2K 1E6	CA	416	250-1958	CAN KIDS	Mall
*	YORKDALE S/C	3401 DUFFERIN ST.	51/52	TORONTO	ON	M6A 2T9	CA	416	783-2995	CAN KIDS	Mall
*	RIDEAU CENTRE	50 RIDEAU CENTRE	213	OTTAWA	ON	K1N 9J7	CA	613	569-4110	CAN KIDS	Mall
*	PARK ROYAL S/C	640 PARK ROYAL SHOPPING CENTRE	640	VANCOUVER	BC	V7T 1H9	CA	604	925-3929	CAN KIDS	Mall
*	MIDTOWN PLAZA	21st Street East	unit 18018	SASKATOON	SK	S7K 1J9	CA	306	653-8488	CAN KIDS	Mall
*	CHINOOK CENTRE	6455 McCloud Trail South	150, 151	CALGARY	AB	T2H 0K8	CA	403	640-1305	CAN KIDS	Mall
*	MARKET	3625 SHAGNAPPI TRAIL	D01	CALGARY	AB	T3A 0E2	CA	403	288-5188	CAN KIDS	Mall
*	SOUTHCENTRE - AB	100 Anderson Road South East	220	CALGARY	AB	T2J 3V1	CA	403	225-1400	CAN KIDS	Mall
*	MIC MAC	21 MIC MAC BLVD	300	DARTMOUTH	NS	B3A 4N3	CA	902	461-1116	CAN KIDS	Mall
*	MONTREAL EATON CNTR	705 St. Catherine Street West	3123	MONTREAL	QC	H3B 4G5	CA	514	281-5033	CAN KIDS	Mall
*	CARREFOUR LAVAL	3003 BLVD LE CARREFOUR		LAVAL	QC	H7T 1C8	CA	450	686-4031	CAN KIDS	Mall
*	PROMENADE ST BRUNO	304 BOUL. DES PROMENADES	B21	MONTARVILLE	QC	J3V 6A7	CA	450	441-7977	CAN KIDS	Mall
*	CENTRE ROCKLAND	2305 ROCKLAND ROAD	2040	MONTREAL	QC	H3B 4G5	CA	514	737-2334	CAN KIDS	Mall
*	WEST EDMONTON	8882 170th Street	1802	EDMONTON	AB	T5T 4J2	CA	780	489-1985	CAN KIDS	Mall
*	POLO PARK	1485 Portage Avenue	L115	WINNIPEG	MB	R3G 0W4	CA	204	775-5216	CAN KIDS	Mall

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IBM/Gap Confidential	Page 74 of 77

Exhibit D-17 - Canada Stores

Store #	Store Name	Address Line 1	Address Line 2	City	State	Zip Code	Country	Area Code	Phone #	Division	Location Type
*	TD SQUARE	317 7th Ave SW		CALGARY	AB	T2P 2Y9	CA	403	206-9960	CAN KIDS	Mall
*	PLAZA LAS AMERICAS	525 AVE F D ROOSEVELT		SAN JUAN	PR	00918	US	787	758-0364	US GAP	Mall
*	PACIFIC CENTRE	PACIFIC CTR BOX 10241	G61	VANCOUVER	BC	V7Y 1E7	CA	604	682-5503	CAN GAP	Mall
*	ROBSON ST-VANCOUVER	1121 ROBSON ST.		VANCOUVER	BC	V6E 1B5	CA	604	683-0906	CAN GAP	Street
*	RICHMOND CENTRE-BC	6551 No. 3 Road	STE 1924	RICHMOND	BC	V6Y 2B9	CA	604	270-6747	CAN GAP	Mall
*	METROPOLIS METROTWN	4700 KINGSWAY	2145	BURNABY	BC	V5H 4M1	CA	604	431-6559	CAN GAP	Mall
*	GOVERMENT ST-VCTORIA	1319 GOVERNMENT STREET		VICTORIA	BC	V8W 1Y9	CA	250	920-9925	CAN GAP	Street
*	PARK ROYAL S/C	640 PARK ROYAL SHOPPING CENTRE	640	VANCOUVER	BC	V7T 1H9	CA	604	925-3639	CAN GAP	Mall
*	GUILDFORD T/C	2232 GUILDFORD TOWN	2232	SURREY	BC	V3R 7B9	CA	604	582-2522	CAN GAP	Mall
*	ORCHARD PARK S/C	2271 HARVEY AVE	877	KELOWNA	BC	V1Y 6H2	CA	250	860-0151	CAN GAP	Mall
*	OAKRIDGE CENTRE	650 WEST 41ST AVENUE	469	VANCOUVER	BC	V5Z 2M9	CA	604	264-7723	CAN GAP	Mall
*	MONT BLANC	4308 Main Street	Unit 5	WHISTLER	BC	V0N 1B4	CA	604	938-6364	CAN GAP	Strip
*	LOUGHEED	9855 Austin Avenue	111	BURNABY	BC	V3J 1N4	CA	604	415-9590	CAN GAP	Mall
*	WILLOWBROOK - BC	19705 Fraser Highway	301	LANGLEY	BC	V3A 7E9	CA	604	514-0222	CAN GAP	Mall
*	COQUITLAM CENTRE	2929 Barnet Highway		COQUITLAM	BC	V3B 5R5	CA	604	472-0101	CAN GAP	Mall
*	SOUTHCENTRE - AB	100 Anderson Road South East	239	CALGARY	AB	T2J 3V1	CA	403	278-7200	CAN GAP	Mall
*	CHINOOK CENTRE	6455 McCloud Trail South	150, 151	CALGARY	AB	T2H 0K8	CA	403	640-1303	CAN GAP	Mall
*	MARKET	3625 SHAGNAPPI TRAIL	D01	CALGARY	AB	T3A 0E2	CA	403	288-5188	CAN GAP	Mall
*	BOWER PLACE	4900 Molly Banister Drive	165	RED DEER	AB	T4R 1N9	CA	403	314-4050	CAN GAP	Mall
*	PARK PL - LETHBRIDGE	501 FIRST AVE S	28	LETHBRIDGE	AB	T1H 4L9	CA	403	317-0444	CAN GAP	Mall
*	CORNWALL CENTRE	2102 11th Avenue	Space #TT05	REGINA	SK	S4P 3Y6	CA	306	565-1870	CAN GAP	Mall
*	MASONVILLE PLACE	1680 Richmond St. N	Space #U64A	LONDON	ON	N6G 3Y9	CA	519	673-1399	CAN GAP	Mall
*	SOUTHGATE S/C - AB	11100 51st Avenue	10	EDMONTON	AB	T6H 4M6	CA	780	438-8845	CAN GAP	Mall
*	KINGSWAY GARDEN	243 KINGSWAY GARDEN MALL	109 STREET AND KINGSWAY AVENUE	EDMONTON	AB	T5G 3A6	CA	780	471-1233	CAN GAP	Mall
*	MIDTOWN PLAZA	201 21ST St E	T018	SASKATOON	SK	S7K 1J9	CA	306	653-8484	CAN GAP	Mall
*	WEST EDMONTON	8882 170th Street	1622	EDMONTON	AB	T5T 4M2	CA	780	444-1616	CAN GAP	Mall
*	EDMONTON CITY CTR W	10200-102ND AVE	D215	EDMONTON	AB	T5J 4B7	CA	780	429-3577	CAN GAP	Mall
*	PRINCESS ST-KINGSTON	230-234 Princess St		KINGSTON	ON	K7L 1B2	CA	613	545-4046	CAN GAP	Street
*	WHITE OAKS - ON	1105 Wellington Road South	70, 71	LONDON	ON	N6E 1V4	CA	519	685-1699	CAN GAP	Mall
*	FAIRVIEW	1800 Sheppard Avenue East	Space #255	TORONTO	ON	M2J 5A7	CA	416	499-5919	CAN GAP	Mall
*	LIMERIDGE	999 UPPER WENTWORTH ST	SPACE # 0274	HAMILTON	ON	L9A 4X5	CA	905	574-3444	CAN GAP	Mall
*	OSHAWA CENTRE	419 KING STREET WEST	2445	OSHAWA	ON	L1J 2K5	CA	905	438-0865	CAN GAP	Mall
*	FAIRVIEW PARK	2960 KINGSWAY DRIVE	SPACE K11-14	KITCHENER	ON	N2C 1X1	CA	519	895-2995	CAN GAP	Mall
*	YORKDALE S/C	3401 DUFFERIN ST	UNIT #12	TORONTO	ON	M6A 2T9	CA	416	783-5684	CAN GAP	Mall
*	BAYVIEW VILLAGE	2901 BAYVIEW AVE	41	WILLOWDALE	ON	M2K 1E6	CA	416	250-1958	CAN GAP	Mall

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IBM/Gap Confidential	Page 75 of 77

Exhibit D-17 - Canada Stores

Store #	Store Name	Address Line 1	Address Line 2	City	State	Zip Code	Country	Area Code	Phone #	Division	Location Type
*	PROMENADE (THE)	1 Promenade Circle	Space #222, #224, #226	THORNHILL	ON	L4J 4P8	CA	905	886-9509	CAN GAP	Mall
*	SHERWAY GARDENS	25 THE WEST MALL	164	ETOBICOKE	ON	M9C 1B8	CA	416	621-0239	CAN GAP	Mall
*	ERIN MILLS T/C	5100 Erin Mills Parkway	B102	MISSISSAUGA	ON	L5M 4Z5	CA	905	569-6746	CAN GAP	Mall
*	TORONTO EATON CENTRE	260 YONGE ST- E1	E-1	TORONTO	ON	M5B 2L9	CA	416	599-8802	CAN GAP	Mall
*	MARKVILLE S/C	5000 HIGHWAY 7	E003	MARKHAM	ON	L3R 4M9	CA	905	513-6477	CAN GAP	Mall
*	YONGE ST-TORONTO	2635-37 YONGE ST		TORONTO	ON	M4P 2J5	CA	416	487-1583	CAN GAP	Street
*	PLACE D’ORLEANS	1101 Place D’Orleans Dr	1344	ORLEANS	ON	K1C 2L9	CA	613	834-8977	CAN GAP	Mall
*	FIRST CANADIAN PLACE	100 KING ST W	CN22	TORONTO	ON	M5X 1C9	CA	416	777-1332	CAN GAP	Mall
*	SCARBOROUGH T/C	300 Borough Drive	235	SCARBOROUGH	ON	M1P 4P5	CA	416	296-0528	CAN GAP	Mall
*	SQUARE ONE - ON	100 CITY CENTRE DRIVE	100 CITY CENTRE DRIVE	MISSISSAUGA	ON	L5B 2C9	CA	905	277-2989	CAN GAP	Mall
*	UPPER CANADA	17600 YONGE ST	SPACE CC5	NEWMARKET	ON	L3Y 4Z1	CA	905	836-1738	CAN GAP	Mall
*	BRAMALEA CITY CENTRE	25 Peel Centre Drive	Space #217A	BRAMPTON	ON	L6T 3R5	CA	905	790-2100	CAN GAP	Mall
*	MONTREAL EATON CNTR	705 St. Catherine Street West	3123	MONTREAL	QC	H3B 4G5	CA	514	281-5033	CAN GAP	Mall
*	CARREFOUR LAVAL	3035 LE CARREFOUR BLVD	L00718	LAVAL	QC	H7T 1C8	CA	450	686-4027	CAN GAP	Mall
*	FAIRVIEW PNTE CLAIRE	6801 TRANS CANADA HWY	B7-A	POINTE CLAIRE	QC	H9R 1C4	CA	514	426-8281	CAN GAP	Mall
*	PROMENADE ST BRUNO	302 BOUL DES PROMENADES	B20	MONTARVILLE	QC	J3V 6A7	CA	450	441-7977	CAN GAP	Mall
*	CENTRE ROCKLAND	2305 ROCKLAND ROAD	2040	MONTREAL	QC	H3P 3E9	CA	514	737-2334	CAN GAP	Mall
*	ST DENIS ST-MONTREAL	4214 ST DENIS STREET		MONTREAL	QC	H3P 3E9	CA	514	848-0058	CAN GAP	Street
*	RIDEAU CENTRE	50 RIDEAU CENTRE	SP #213	OTTAWA	ON	K1N 9J7	CA	613	569-4100	CAN GAP	Mall
*	MIC MAC	21 MIC MAC BOULEVARD	300	DARTMOUTH	NS	B2W 4A3	CA	902	461-1116	CAN GAP	Mall
*	AVALON	48 KENMOUNT RD		ST. JOHN’S	NF	A1B 1W3	CA	709	753-3007	CAN GAP	Mall
*	STE CATHERINE ST W	1255-63 RUE STE-CATHERINE OUEST		MONTREAL	QC	H3G 1P3	CA	514	985-5311	CAN GAP	Street
*	CHAMPLAIN-MONCTON	477 PAUL ST	H1	DIEPPE	NB	E1A 4X5	CA	506	382-6482	CAN GAP	Mall
*	HALIFAX S/C	7001 Mumford Road, Tower 1 Su. 202	Tower 1 Su. 202	HALIFAX	NS	B3L 4N9	CA	902	453-9625	CAN GAP	Mall
*	POLO PARK	1485 PORTAGE AVE	L115	WINNIPEG	MB	R3G 0W4	CA	204	775-5330	CAN GAP	Mall
*	ST VITAL S/C	1225 St. Mary’s Rd	3	WINNIPEG	MB	R2M 5E5	CA	204	254-0001	CAN GAP	Mall
*	PICKERING T/C	1355 KINGSTON RD	SPACE #67A	PICKERING	ON	L1V 1B8	CA	905	420-6335	CAN GAP	Mall
*	CARREFOUR ANGRIGNON	7077 NEWMAN BLVD	SPACE #01120	MONTREAL	QC	H8N 1X1	CA	514	367-1114	CAN GAP	Mall
*	TD SQUARE	317 7TH AVE SW	326	CALGARY	AB	T2P 2Y9	CA	403	206-9960	CAN GAP	Mall
*	GALERIES CAPITALE	5401 BOULEVARD DE GALERIES		QUEBEC CITY	QC	G2K 1N4	CA	418	624-2862	CAN GAP	Mall
*	YONGE ST & DUNDAS ST	302 YONGE ST		TORONTO	ON	M5B 1R5	CA	416	595-1306	CAN GAP	Street
*	PLAZA CAROLINA	1 CAROLINA CT	105	CAROLINA	PR	00982	US	787	701-3900	US NAVY	Mall
*	ST LAURENT S/C	1200 ST LAURENT BLVD		OTTAWA	ON	K1K 3B8	CA	613	746-1070	CAN GAP	Mall
*	BLOOR ST-TORONTO	60 BLOOR ST W		TORONTO	ON	M4W 3B8	CA	416	921-2225	CAN GAP	Street

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IBM/Gap Confidential	Page 76 of 77

Exhibit D-17 - Canada Stores

Store #	Store Name	Address Line 1	Address Line 2	City	State	Zip Code	Country	Area Code	Phone #	Division	Location Type
*	QUEEN STREET W - TOR	375 QUEEN ST W		TORONTO	ON	M5V 2A5	CA	416	591-3517	CAN GAP	Street
*	GEORGIAN	509 BAYFIELD ST	H008	BARRIE	ON	L4M 4Z8	CA	705	728-9686	CAN GAP	Mall
*	PLAZA DEL SOL	725 W MAIN AVE	350	BAYAMON	PR	00961-4470	US	787	778-2550	US NAVY	Mall
*	PEN CENTRE	221 GLENDALE AVE AND HIGHWAY 406	SPACE #100 101	ST CATHERINES	ON	L2T 2K9	CA	905	682-3131	CAN GAP	Mall
*	BAYSHORE S/C	100 BAYSHORE DR		NEPEAN	ON	K2B 8C1	CA	613	828-8131	CAN GAP	Mall
*	DEVONSHIRE	3100 HOWARD AVE	SPACE #E11-E11A	WINDSOR	ON	N8X 3Y8	CA	519	250-6834	CAN GAP	Mall
*	INTERCITY S/C	1000 FORT WILLIAM RD	SPACE #31CDE	THUNDER BAY	ON	P7B 6B9	CA	807	624-0500	CAN GAP	Mall
*	CONESTOGA	550 KING ST N	E8	WATERLOO	ON	N2L 5W6	CA	519	746-8874	CAN GAP	Mall
*	WOODGROVE CENTRE	6631 ISLAND HWY N	110	NANAIMO	BC	V9T 4T7	CA	250	390-6886	CAN GAP	Mall
*	PLAZA LAS AMERICAS	525 AVE F D ROOSEVELT		SAN JUAN	PR	00918	US	787	294-0660	US NAVY	Mall
*	PLACE ST FOY	2450 BOULEVARD LAURIER	E04	STE FOY	QC	G1V 2L1	CA	418	653-2100	CAN GAP	Mall
*	SEVEN OAKS S/C	32900 S FRASER WAY	164	ABBOTSFORD	BC	V2S 5A1	CA	604	859-7700	CAN GAP	Mall
*	HILLCREST MALL	9350 YONGE ST		RICHMOND HILL	ON	L4C 5G2	CA	905	770-5918	CAN GAP	Mall
*	MAYFAIR S/C	3147 DOUGLAS ST		VICTORIA	BC	V8Z 6E3	CA	250	386-7723	CAN GAP	Mall

Note: Duplicate addresses may appear above in this Exhibit, but for purposes of baseline counts they constitute a single Store location.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IBM/Gap Confidential	Page 77 of 77

Exhibit D.18 – Refresh Schedule

to

Master Services Agreement

Dated: January 13, 2006

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit D.18	Gap/IBM Confidential and Proprietary Information	Page 1

1. GENERAL

1.1 Refresh Schedule. This Exhibit D.18 (Refresh Schedule) of the Master Services Agreement dated as of the Reference Date between Gap and Supplier (the “Agreement”) describes the Parties’ responsibilities with respect to Equipment refresh. In general, Supplier shall pay for the Equipment and perform all refresh services for the Equipment for which Supplier is financially responsible in Section 3 (Supplier Refresh Cycle) and Gap shall pay for the Equipment and Supplier shall perform all refresh services for the Equipment for which Gap is financially responsible in Section 4 (Gap Refresh Cycle), unless otherwise expressly set forth in the Agreement.

1.2 Section References. Unless otherwise specified, Section references in this Exhibit D.18 refer to the Sections of this Exhibit D.18.

1.3 Definitions. Capitalized terms used and not otherwise defined in this Exhibit D.18 have the meanings given them in the Agreement.

2. GENERAL REFRESH RESPONSIBILITIES

2.1. Supplier’s responsibilities with respect to Equipment refresh shall be as follows:

(a)	As required to comply with the Agreement, including Section 3.13 (Technology Refresh Services) of the Agreement;

(b)	As set forth in any Functional Service Area Statement of Work; and

(c)	Performing the processes required to support the refresh of the applicable Equipment for which Supplier or Gap is financially responsible, including:

(i)	performing planning and associated change event management, and problem management as necessary; and

(ii)	deinstalling, installing, reinstalling, configuring, and staging Equipment as necessary to complete the refresh.

The foregoing activities will be performed in accordance with Project plan(s) and schedule(s), which are to be developed during Transition, for implementing the refresh cycles, as set forth in Section 3 (Supplier Refresh Cycle) and Section 4 (Gap Refresh Cycle) (collectively the “Refresh Matrix”). *.

(d)	Refreshing Equipment in accordance with the Refresh Matrix;

(e)	Specifying annually the Equipment Supplier will refresh, with implementation timeframes and dates that are in accordance with the Refresh Matrix;

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.18	Gap/IBM Confidential and Proprietary Information	Page 2

(f)	Providing accurate and reliable inventory records for Equipment installed during the refresh process;

(g)	Without limiting the generality of Supplier’s obligations to refresh in accordance with the Refresh Matrix, Supplier shall refresh obsolete Equipment to facilitate the ongoing delivery of the Services, including compliance with Service Levels, in accordance with the Agreement.

(h)	Minimizing end user downtime during the refresh process by implementing a set of standard processes and effective tools;

(i)	Coordinating the production, documentation and distribution of the technology refresh plan;

(j)	Identify opportunities to effectively deploy new technology for Gap to enhance Gap savings and Supplier’s value delivery and bring proposals to Gap for review; and

(k)	Deploying new Equipment technology and services to meet Gap’s business requirements as mutually agreed.

2.2. Refresh Terms

(a)	Supplier’s obligation for refresh in accordance with this Exhibit D.18 shall apply *, except as the Parties otherwise may agree in writing.

(b)	Equipment that is replaced with new Equipment as a part of Supplier performing consolidation and/or problem remediation will be considered refreshed equipment.

(c)	Supplier will refresh Equipment as set forth in this Exhibit D.18 with new Supplier or third party owned or leased Equipment.

(d)	Gap will be responsible for the costs of disposal and shipping of all Gap owned and leased Equipment.

(e)	Supplier will be responsible for the costs of disposal and shipping of all Supplier owned and leased Equipment.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.18	Gap/IBM Confidential and Proprietary Information	Page 3

3. SUPPLIER REFRESH CYCLE

The Refresh Cycle below describes the frequency of Supplier’s refresh obligations by device type. Baselines quantities will be established and reconciled upon the completion of the physical inventory counts conducted by Supplier.

Device Type	Refresh Cycle
Mainframe	*

Midrange * (includes all internal server system components)	*

Midrange * (includes all internal server system components)	*

Storage *	*

Stores Data Network *	*

Non-Store Data Networks *	*

3.1. The Supplier Refresh Cycle represents Supplier’s commitment in refreshing Equipment. The refresh frequency, or Refresh Cycle, as to servers and storage is initially set in the Storage refresh plan and Server Consolidation Plan to be completed during Transition, and thereafter based upon the Refresh Matrix, e.g., after Supplier’s initial install of new storage, it will be refreshed within *. In the event Gap wishes to modify the scheduling of the single refresh of non-store data network equipment, as set forth in the Refresh Matrix, Supplier will, upon Gap request, perform an analysis of the potential implications of such modification and evaluate the results of that analysis with Gap to assist in determining the preferred refresh schedule.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.18	Gap/IBM Confidential and Proprietary Information	Page 4

3.2. The Server Refresh Cycle is a guideline for the refresh of the server environment and is consistent with the consolidation plan reflected in the baselines. To the extent that there is inconsistency between the server baselines and the server refresh numbers, the server baselines will prevail.

3.3. Store based *, which are considered Store Data Network devices, will be provided in the first * of the Term with Depot Service provided for the remainder of the Term.

3.4. The data network will utilize Supplier’s standard practices and procedures for * patches and updates. Those deemed critical for security or other reasons will be reviewed with Gap and then applied as *, or such other responsible Equipment Vendor, makes them available. Those deemed non-critical are scheduled for routine application through the Change Management process, identified in Section 5 (Change Management) of Exhibit A.2 (Cross-Functional Services) of the Agreement, with the goal of having all router platforms at a consistent * level as appropriate per platform for the Term.

4. GAP REFRESH CYCLE

The Refresh Cycle below describes the frequency of Gap’s refresh obligations by device type.

Warehouse Devices	*

Workstations	*

POS Devices	*

PDAs	*

4.1. The Gap Refresh Cycle represents Gap’s financial responsibility for the cost of the refreshed equipment, which includes the purchase of a * on-site warranty and is preloaded with the Golden Image.

4.2. Supplier will provide (i) installation support for the Gap refreshed equipment, excluding handsets, as detailed in Exhibit A.4 (End User Support Services) of the Agreement; and (ii) ongoing IT Support for all Gap refreshed equipment.

4.3. Gap Workstations will normally follow a * refresh cycle. However, Gap retains the flexibility to not refresh workstations. Workstations falling off warranty support will move to the “Off-warranty” baseline where * hardware maintenance charges are taken into account. If Gap deems necessary, workstations may also fall off both warranty and hardware maintenance and Supplier will handle hardware break/fix under Time & Materials. Workstation support will be provided as described in Exhibit A.4 (End User Support Services) of the Agreement.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.18	Gap/IBM Confidential and Proprietary Information	Page 5

Exhibit D.19 – Systems Operation Schedule

to

Master Services Agreement

This document contains confidential and proprietary information of The Gap, Inc. and Supplier. Except with the express prior written permission of The Gap, Inc. and Supplier, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit D.19	Gap/IBM Confidential and Proprietary Information

This Exhibit D.19 (Systems Operation Schedule) is an exhibit to the Master Services Agreement dated as of the Reference Date between Gap and Supplier (the “Agreement”). Capitalized terms used herein but not otherwise defined herein have the meanings given in the Agreement. Supplier shall provide each of the Services set forth below during the Service Hours specified in the following chart. All times are Local Time (unless otherwise specified per Implementation Agreements pursuant to the Change Control Procedures). This Exhibit D.19 will be updated by the Parties in detail during the Transition.

Service	Scheduled Hours	Scheduled Maintenance Windows	Notes
Data Center

- Data Center	*	*	*

Mainframe

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.19	Gap/IBM Confidential and Proprietary Information	Page 2

Service	Scheduled Hours	Scheduled Maintenance Windows	Notes
- Mainframe	*	*	*

Servers

- Servers	*	*	*

Network (Data Services)

- WANs	*	*	*

- LANs	*	*	*

Network (Voice Services)

- PBXs, Key Systems	*	*	*

- Voice IMACs	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.19	Gap/IBM Confidential and Proprietary Information	Page 3

Service	Scheduled Hours	Scheduled Maintenance Windows	Notes

- On-site Support Services	*	*	*

Corporate Help Desk

- Corporate Help Desk	*	*	*

EUC Corporate On-site Services

- IMACs	*	*	*

- On-site Support Services	*	*	*

Distribution Center Services

- On-site Support	*	*	*

- On-site Maintenance Services	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.19	Gap/IBM Confidential and Proprietary Information	Page 4

Service	Scheduled Hours	Scheduled Maintenance Windows	Notes
Store Services

- On-site Maintenance Services	*	*	*

- IBM Level 2 Stores Help Desk	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.19	Gap/IBM Confidential and Proprietary Information	Page 5

Exhibit D.19	Gap/IBM Confidential and Proprietary Information	Page 6

Exhibit D.20 – Supplier Locations

to

Master Services Agreement

This document contains confidential and proprietary information of The Gap, Inc. and Supplier. Except with the express prior written permission of The Gap, Inc. and Supplier, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit D.20	Gap/IBM Confidential and Proprietary Information

SUPPLIER LOCATIONS

1.	HELP DESK LOCATIONS

*

2.	SERVICE DELIVERY

*

3.	DISASTER RECOVERY

*

Note: Resources from other IBM locations may also be leveraged as needed for activities related to Supplier’s delivery of Services.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.20	Gap/IBM Confidential and Proprietary Information	Page 1 of 1

Exhibit D.21 – Approved Benchmarkers

to

Master Services Agreement

This document contains confidential and proprietary information of The Gap, Inc. and Supplier. Except with the express prior written permission of The Gap, Inc. and Supplier, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit D.21	Gap/IBM Confidential and Proprietary Information

This Exhibit D.21 (Approved Benchmarkers) of the Master Services Agreement dated as of the Reference Date between Gap and Supplier (the “Agreement”) sets forth the following Benchmarkers which are approved by the Parties for use by Gap in conducting benchmarking activities as set forth in and in accordance with the Agreement.

1.	Gartner Group

Exhibit D.21	Gap/IBM Confidential and Proprietary Information	Page 2

Exhibit D.22 – Gap Data Centers

to

Master Services Agreement

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit D.22	Gap/IBM Confidential and Proprietary Information

This Exhibit D.22 (Gap Data Centers) sets forth below the Gap Data Centers.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.22	Gap/IBM Confidential and Proprietary Information	Page 2

Exhibit D.23 – Subcontractors

to

Master Services Agreement

This document contains confidential and proprietary information of The Gap, Inc. and Supplier. Except with the express prior written permission of The Gap, Inc. and Supplier, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit D.23	Gap/IBM Confidential and Proprietary Information

This Exhibit D.23 (Subcontractors) of the Master Services Agreement dated as of the Reference Date between Gap and Supplier (the “Agreement”) sets forth the current approved Subcontractors which may be utilized by Supplier to provide the Services, unless expressly provided otherwise in the Agreement.

1.0 Subcontractors for Existing Services

For purposes of this Exhibit D.23 and the Services contemplated under the Agreement, any and all subcontractors providing the in-scope Services to Gap as of the Reference Date shall continue to be considered approved Subcontractors following the Reference Date, unless otherwise mutually agreed by Gap and Supplier.

2.0 Specific Subcontractors Identified by Supplier Based on Scope of Services

2.1	Sprint

2.2	Symbol

2.3	Iron Mountain

2.4	OAO

3.0 Standard Subcontractors Typically Employed by Supplier for Similar Services

For purposes of this Exhibit D.23 and the Services contemplated under the Agreement, the following list of standard Subcontractors typically utilized by Supplier to perform outsourcing activities similar to those included in the scope of the Services shall be considered approved Subcontractors, unless otherwise mutually agreed by Gap and Supplier.

Ajilon, Analysts International Corp, Apollo Consulting Services Corp., Alternative Resources Corp., Artech Information Systems, LLC., CDI Corp, Computer Generated Solutions, Global Consultants, Inc., Infinite Computer Solutions, Inc., Manpower Inc., SAI People Solutions, Inc., Spherion Atlantic, Synova Corp.

Exhibit D.23	Gap/IBM Confidential and Proprietary Information	Page 2

Exhibit D.24 – Base Case

to

Master Services Agreement

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit D.24	Gap/IBM Confidential and Proprietary Information

Exhibit D.24 – Base Case

Attached to this Exhibit D.24 (Base Case) are the following:

1.	Base Case Overview – See attached * [14 pages]

2.	Base Case – See attached * [17 pages]

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.24	Gap/IBM Confidential and Proprietary Information	Page 2

Exhibit D.25 – Gap Work Procedures

to

Master Services Agreement

This document contains confidential and proprietary information of The Gap, Inc. and Supplier. Except with the express prior written permission of The Gap, Inc. and Supplier, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit D.25	Gap/IBM Confidential and Proprietary Information

1.	GENERAL

1.1	This Exhibit D.25 (Gap Work Procedures) of the Master Services Agreement dated as of the Reference Date between Gap and Supplier (the “Agreement”) sets forth the Gap work procedures in use at Gap as of the Reference Date, with respect to the Services, unless expressly provided otherwise in the Agreement or the Statements of Work. This Exhibit D.25 may be updated during the Term using the Change Management process as described in Exhibit A.2 (Cross Functional Services) of the Agreement.

1.2	Section References. Unless otherwise specified, Section references in this Exhibit D.25 refer to the Sections of this Exhibit D.25

1.3	Definitions. Capitalized terms used and not otherwise defined in this Exhibit D.25 have the meanings given them in the Agreement.

2.	GAP WORK PROCEDURES

The current Gap work procedures in use as of the Reference Date are reflected in the following referenced document, as they may be updated from time to time by Gap.

Gap Inc. IT Contractor Work Rules 2005

* [3 pages]

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.25	Gap/IBM Confidential and Proprietary Information	Page 1

Exhibit E – Innovation Center

To

Master Services Agreement

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Gap/IBM Confidential and Proprietary Information

I.	INTRODUCTION

(a)	The Gap Innovation Center (the “IC”) is a jointly-staffed organization that focuses on delivering competitive advantage to Gap – driving innovation and transformation, while supporting the alignment of business and technology strategies. It will provide Gap with access to leading technologies, best practices, and expertise from the worldwide experience of Supplier and our business partners.

(b)	Capitalized words not defined herein shall have the meanings set forth in the Master Services Agreement, between Gap and Supplier dated as of the Reference Date (the “Agreement”), and all Exhibits attached thereto.

II.	MISSION

(a)	The mission of the IC is to enable Gap to gain the greatest possible business value from the innovative use of technology by:

(1)	Support of evolving and emerging Gap business initiatives by bringing together leading ideas and technologies, and precipitating their smooth migration from concept, to proof-of-concept.

(2)	Providing insight into new internal and external business technology-driven opportunities.

(b)	The IC value proposition includes its ability to:

(1)	Leverage talent from Supplier for strategic Gap initiatives.

(2)	Provide access to Supplier’s understanding of trends and directions for technology and business.

(3)	Synthesize across business and technology organizations.

III.	RISK/REWARD MODEL

(a)	This IC structure will consist of staff contributed by Supplier and by Gap, to source appropriate initiatives and provide overall program management as depicted below. Co-leaders from Gap and Supplier should be identified and committed by the Parties to supporting the effort. The staff will be supported by a virtual team of subject matter experts drawn upon from both Supplier and Gap. To be most effective, active participation is required from Gap’s technology infrastructure organization, its lines of business and its technology governance organizations.

Exhibit E	Gap/IBM Confidential and Proprietary Information	Page 1

	Gap Inc.	IBM	Commitment
Steering Committee	• CIO	• Innovation Exec	• Quarterly Meetings
	• Brand Reps • IT Executives	• Research Exec • Retail Exec	• Time Commitment of 8 hours/quarter
	• Innovation Center Leader	• Innovation Center Lead	• Provide resources, focus, sponsorship, etc…

Innovation Team	• Innovation Team Lead	• Innovation Team Lead	• Daily/weekly Meetings
	• Architecture • Strategy	• Research • Retail	• Time Commitment to be determined
• Project Management

(b)	IC initiatives may be drawn from any of the lines of business or functions within Gap, with specific topics agreed to by Gap and Supplier. The ability to apply IC results to multiple lines of business and the ultimate impact on infrastructure are important factors in rating the desirability of an initiative. Each IC initiative should have both a business and a technology sponsor to provide overall guidance for the effort and to assure its relevance to the organization.

(c)	The IC process is designed to evaluate and test feasibility. Once the IC establishes that a viable approach exists to address a particular strategic opportunity, which Gap chooses to pursue, then the initiative would only continue if Approved by Gap as a NRI or, as applicable, proposal for New Services. Use of the IC does not guarantee the identification or actual implementation of any of the reviewed initiatives.

IV.	SUPPLIER RESPONSIBILITIES

(a)	Supplier shall staff the IC with the equivalent of two (2) full-time equivalent personnel resources. Additional dedicated IC personnel resources requested and Approved by Gap shall be subject to additional charges in accordance with the mutually agreed upon Statement of Work. For the avoidance of doubt, the use of multiple Supplier subject matter experts in connection with IC initiatives shall not result in additional Charges to Gap if the cumulative staffing remains within the two (2) full-time equivalent personnel metric referenced above.

(b)	The IC is intended to provide access to a large, virtual pool of specialists. Supplier shall work with retained Gap staff to identify IT strategic directions that relate to Gap.

V.	GAP RESPONSIBILITIES

Gap’s responsibilities with respect to the implementation of the IC shall be as follows:

(a)	Provide space at Gap office for Supplier and Gap IC staff;

Exhibit E	Gap/IBM Confidential and Proprietary Information	Page 2

(b)	Provide active participation in selected IC initiatives from Gap’s technology organization and its lines of business leadership;

(c)	Provide appropriate sponsorship for the IC to provide overall guidance for the effort and to assure its relevance to Gap; and

(d)	Should Gap determine to pursue a strategic opportunity identified by the IC, Gap will submit a non-confidential description of the IC Services that it proposes be provided. The Parties will then meet and confer to jointly develop a mutually agreeable Statement of Work describing the IC Services to be performed. Such Statement of Work shall not modify the terms of the Agreement as to confidentiality, intellectual property ownership, or limitation of liability unless such modification is approved by Gap’s General Counsel or his/her designee.

VI.	IC IMPLEMENTATION

Within one hundred and twenty (120) calendar days following the Initiation Date, the Parties will:

(a)	Document and agree on detailed governance, roles, resources, milestones, and measurements;

(b)	Identify specific Supplier and Gap individuals to lead and staff the IC; and

(c)	Commence operation of the IC, including the first scheduled meeting and identifying the first set of themes and directions for consideration.

VII.	IC INITIATIVE INITIATION

Pending modification to this IC initiative initiation process resulting from the detailed IC governance process described in Section 6 (IC Implementation), IC initiative Statements of Work must be approved by the Gap Chief Information Officer and as provided in Section V(d) above. Until such time as Supplier provides written notification (not electronic) to the Gap Infrastructure Partnership Executive, with copy to the Gap Chief Information Officer, identifying a specific Innovation Center meeting and purpose with a listing of Supplier representatives that are expected to participate in such meeting, efforts of the Parties in connection with the Statement of Work development shall not be deemed “developed pursuant to the Innovation Center Protocol” as provided in Section 22.3A (Joint Patent And Patent License Rights) of the Agreement. Upon receipt of such notice, all efforts associated with the meeting and subsequent agreed upon projects resulting from the meeting shall be deemed “developed pursuant to the Innovation Center Protocol” as provided in Section 22.3A (Joint Patent And Patent License Rights) of the Agreement.

Exhibit E	Gap/IBM Confidential and Proprietary Information	Page 3

Exhibit F – Form of Implementation Agreement

To

Master Services Agreement

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

FORM OF IMPLEMENTATION AGREEMENT

This Implementation Agreement (“Implementation Agreement”) is entered into between The Gap, Inc., a Delaware corporation, (“Gap In-Country Affiliate”) and International Business Machines, a New York Corporation (“Supplier In-Country Affiliate”) (collectively, the “Parties”) and is effective as of                             ,              (the “Initiation Date”) as to all Services provided under the Master Agreement.

In consideration of the mutual covenants and agreements contained herein, the Parties hereto agree as follows:

1.	Implementation Agreement.

Except for those country specific terms and conditions set forth herein, this Implementation Agreement expressly incorporates by reference all the terms and conditions of the Master Services Agreement dated for reference as of                             ,              between The Gap, Inc. and International Business Machines Corporation (the “Master Agreement”).

1.1 General. This Implementation Agreement governs the provision of the Services by Supplier In-Country Affiliate to the Gap In-Country Affiliate in the United States (the “Country”). The Supplier In-Country Affiliate and the Gap In-Country Affiliate will not have any rights or obligations, including the providing or receiving of Services, unless and until each sign this Implementation Agreement.

1.2 English Language. This Implementation Agreement and the Master Agreement are: (i) written and were negotiated in English; (ii) the complete and exclusive agreement between the Parties regarding the subject matter of this Implementation Agreement; and (iii) replace any prior oral or written communications between the Parties with respect to the subject matter of this Implementation Agreement. Any inconsistency with regard to the translation of this Implementation Agreement or the Master Agreement shall be resolved by utilizing the English language.

1.3 Certain References. All references in the Master Agreement to its Schedules and Exhibits shall mean the Schedules and Exhibits attached to the Master Agreement as modified by the Schedules and Exhibits attached hereto. All references in the Exhibits or Schedules attached hereto to “IBM”, “Supplier” or “Outsourcer” shall mean International Business Machines and all references in the Schedules to Gap shall mean The Gap, Inc. All capitalized terms not defined in this Implementation Agreement shall have the meaning as set forth in the Master Agreement.

2.	Term.

This Agreement is coterminous with the Master Agreement.

3.	Country Specific Terms and Conditions.

The following modifications to the Master Agreement are specifically mandated by the laws, rules, regulations, directives, company human resource policies, and/or statutes of the Country:

3.1 Human Resources. [None/See Schedule 3.1.]

3.2 Data Protection. [None/See Schedule 3.2.]

3.3 Taxes. [None/See Schedule 3.3.]

3.4 Other Mandated Requirements. [None/See Schedule 3.4.]

4.	Other Country Specific Terms and Conditions.

The following subsections amend the terms of the Master Agreement:

4.1 Invoices. [None/See Schedule 4.1.]

4.2 Assignment and Assumption of Technology Assets. [None/See Schedule 4.2.]

4.3 Provision Required to Establish Jurisdiction and Venue as Set Forth in Section 46.3 (Venue and Jurisdiction) of the Master Agreement. [None/See Schedule 4.3.]

4.4 Gap General Counsel Approved Modifications. [None/See Schedule 4.4.]

4.5 Additional Notices. [None/See Schedule 4.5.]

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Implementation Agreement to become effective as set forth in the preamble.

THE GAP, INC.	INTERNATIONAL BUSINESS MACHINES CORPORATION

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

Address:	Address:

SCHEDULE 3.1

(HUMAN RESOURCES)

None.

SCHEDULE 3.2

(DATA PROTECTION)

None.

SCHEDULE 3.3

(TAXES)

None.

SCHEDULE 3.4

(OTHER MANDATED REQUIREMENTS)

None.

SCHEDULE 4.1

(INVOICES)

None.

SCHEDULE 4.2

(ASSIGNMENT AND ASSUMPTION OF TECHNOLOGY ASSETS)

None.

SCHEDULE 4.3

(PROVISIONS REQUIRED TO ESTABLISH JURISDICTION AND

VENUE AS SET FORTH IN SECTION 46.3 (VENUE AND JURISDICTION)

OF THE MASTER AGREEMENT)

None.

SCHEDULE 4.4

(GAP GENERAL COUNSEL APPROVED MODIFICATIONS)

None.

SCHEDULE 4.5

(ADDITIONAL NOTICES)

None.

Exhibit G – Service Recipients

to

Master Services Agreement

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit G	Gap/IBM Confidential and Proprietary Information

Exhibit G

Service Recipients

[RESERVED]

Exhibit G	Gap/IBM Confidential and Proprietary Information	Page 2

Exhibit H – Human Resources

to

Master Services Agreement

Dated: January 13, 2006

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit H	Gap/IBM Confidential and Proprietary Information

Exhibit H	Gap/IBM Confidential and Proprietary Information	Page i

I.	GENERAL TERMS

1.1	This Exhibit H (Human Resources) to the Agreement (this “Exhibit H”) contains agreed to provisions affecting Supplier’s offers of employment to Affected Employees, terms and conditions of Supplier’s employment of Transitioned Employees on and after their respective Supplier Employment Dates, and Supplier employee benefits to be provided to the Transitioned Employees under the Agreement. Nothing in this Exhibit H is intended to create any right or cause of action in or on behalf of any person or entity other than Gap and Supplier.

1.2	Notwithstanding any of the provisions set forth herein, it is the intent of the Parties that Gap will have all rights, responsibilities and obligations as the employer of the Affected Employees until, but not beyond, the Supplier Employment Date, and that Supplier shall have all rights, responsibilities and obligations as the employer of the Transitioned Employees commencing with the Supplier Employment Date.

1.3	Unless otherwise specified, all provisions set forth in this Exhibit H will apply to all Affected Employees and Transitioned Employees, regardless of their location in the United States or Canada.

1.4	Attachments. The following additional attachments are hereby incorporated into this Exhibit H by reference:

Attachment H.1 Affected Employees

Attachment H.2 Critical Support Personnel

II.	SUPPLIER INDEMNITY

2.1	At Supplier’s expense and as described herein, Supplier agrees to defend and indemnify (as set forth in this Section II (Supplier Indemnity)) Gap, its Affiliates and its Subcontractors (and their respective directors, officers, agents, and employees) from and against any third party claims, actions, or proceedings (and liability, damages, costs, or expenses arising under such third party claims, actions, or proceedings):

(a)	Arising or resulting from the employment of Supplier Personnel by Supplier, Supplier Affiliates or Subcontractors during the period of their employment by Supplier, Supplier Affiliates or Subcontractors including third party claims based on Supplier’s obligations, if any, as set forth in Sections VII (Terms of Employment) and VIII (Employee Benefits) of this Exhibit H, with respect to Affected or Transitioned Employees including (1) liability for any social security or other employment taxes, workers’ compensation claims and premium payments, and contributions applicable to the wages and salaries of such Supplier Personnel; (2) payment or failure to pay any salary, wages or other cash compensation due and owing to any Supplier Personnel; (3) Supplier’s failure to pay employee

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pension or other benefits of any Supplier Personnel; or (4) other acts or omissions of Supplier, Supplier Affiliates or Subcontractors in their capacity as an employer of Supplier Personnel or the termination of such relationship, including claims for wrongful discharge, and claims for breach of an express or implied employment contract, tortious breach of contract or other tortious claims arising out of the employment, failure to employ or the termination of any Supplier Personnel; and/or

(b)	Liability arising or resulting from representations, whether oral or written, to Affected or Transitioned Employees by Supplier, Supplier Affiliates or Subcontractors, or their respective officers, directors, employees, representatives or agents, occurring after the Joint Announcement Date.

(For purposes of this Section II (Supplier Indemnity), subsections 2.1(a) and (b) above are hereafter collectively referred to as “Supplier Third Party Claim(s).”)

(c)	For avoidance of doubt, a claim brought by an Affected or Transitioned Employee against Gap that otherwise qualifies as a Supplier Third Party Claim shall continue to be deemed a Supplier Third Party Claim as to Gap irrespective of the fact it was brought by an Affected or Transitioned Employee.

2.2	Supplier shall pay all amounts that a court finally awards to a third party or that Supplier agrees to in settlement with a third party of any such Supplier Third Party Claim(s), as well as any and all reasonable attorneys’ fees and costs of investigation arising from such Supplier Third Party Claim(s) incurred by Gap or any other party indemnified under this Section II (Supplier Indemnity) associated with such Supplier Third Party Claim and incurred prior to Supplier’s assumption of the defense against any Supplier Third Party Claim. After Supplier assumes the defense against any Supplier Third Party Claim in accordance with this Section II (Supplier Indemnity), Supplier shall not be responsible for the payment of expenses or charges incurred by Gap in connection with such Supplier Third Party Claim, except:

(a)	To the extent Supplier pre-approves any such charge or expense after Supplier assumes control of the defense of such Supplier Third Party Claim; provided, however, such approval by Supplier is not to be unreasonably withheld; or

(b)	Charges or expenses incurred by Gap in connection with the cooperation by any Gap employee with Supplier’s defense to the extent such cooperation materially disrupts or interferes with the performance of such employee’s job, in which case Supplier shall reimburse Gap for the employee’s actual expenses and time at a rate to be agreed to by the Parties in advance.

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2.3	Supplier’s obligation to defend and indemnify Gap, as applicable, pursuant to this Exhibit H shall be subject to Gap having given Supplier (a) prompt written notice of the claim, of the commencement of the claim or of the commencement of the related action, as the case may be; (b) information and reasonable assistance, at Supplier’s expense, for the defense or settlement thereof; and (c) sole control of the defense and settlement of such claim or related action; provided, however, that Supplier shall not settle such claim or related action in a manner which imposes any obligation on Gap without the prior written consent of Gap; provided, however, such consent is not to be unreasonably withheld. Gap shall be entitled to engage counsel at its sole expense to consult with Supplier with respect to the defense of the claim and related action.

2.4	If Supplier has indemnified Gap pursuant to this Section II (Supplier Indemnity), and it is Finally Determined that such indemnified claim arose or was caused, in whole or in part, from or by Gap’s wrongful act or omission, Gap shall reimburse Supplier for the damages and costs of defense of that indemnified claim, including reasonable attorneys’ fees, in accordance with the adjudicated allocation of causal responsibility for such indemnified claim. Solely for purposes of this Section 2.4 of Exhibit H, such reimbursement shall be deemed an indemnity obligation under Section 28.3(B) (Limitations of Liability and Damages; Exclusions) of the Agreement.

III.	GAP INDEMNITY

3.1	At Gap’s expense and as described herein, Gap agrees to defend and indemnify (as set forth in this Section III (Gap Indemnity)) Supplier, its Affiliates and its Subcontractors (and their respective directors, officers, agents, and employees) from and against any third party claims, actions, or proceedings (and liability, damages, costs, or expenses arising under such third party claims, actions, or proceedings):

(a)	Arising or resulting from the employment of Gap Personnel by Gap, Gap Affiliates or contractors during the period of their employment by Gap, Gap Affiliates or contractors including (1) liability for any social security or other employment taxes, workers’ compensation claims and premium payments, and contributions applicable to the wages and salaries of such employees; (2) payment or failure to pay any salary, wages or other cash compensation due and owing to any such employees; (3) Gap’s failure to pay employee pension or other benefits; or (4) other acts or omissions of Gap, Gap Affiliates or contractors in their capacity as an employer or the termination of such relationship, including claims for wrongful discharge, and claims for breach of an express or implied employment contract, tortious breach of contract or other tortious claims arising out of the employment, failure to employ or termination of any employee; and/or

(b)	Liability arising or resulting from representations, whether oral or written, to Affected or Transitioned Employees by Gap, Gap Affiliates or

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contractors, or their respective officers, directors, employees, representatives or agents occurring prior to the Joint Announcement Date, provided that if such representations are made after the Joint Announcement Date and it is Finally Determined that liability to Supplier was caused, in whole or in part, by such Gap representations, Gap shall reimburse Supplier for all damages and costs of defense, including reasonable attorneys’ fees, in accordance with the adjudicated allocation of liability.

(For purposes of this Section III (Gap Indemnity), subsections 3.1(a) and (b) above are hereafter collectively referred to as “Gap Third Party Claim(s).”)

(c)	For avoidance of doubt, a Gap Third Party Claim brought by an Affected or Transitioned Employee against Supplier that otherwise qualifies as a Gap Third Party Claim, shall continue to be deemed a third party claim as to Supplier irrespective of the fact it was brought by an Affected or Transitioned Employee.

3.2	Gap shall pay all amounts that a court finally awards to a third party or that Gap agrees to in settlement with a third party of any such Gap Third Party Claim(s), as well as any and all reasonable attorneys’ fees and costs of investigation arising from such Gap Third Party Claim(s) incurred by Supplier or any other party indemnified under this Section III (Gap Indemnity) associated with such Gap Third Party Claim and incurred prior to Gap’s assumption of the defense against any Gap Third Party Claim. After Gap assumes the defense against any Gap Third Party Claim in accordance with this Section III (Gap Indemnity), Gap shall not be responsible for the payment of expenses or charges incurred by Supplier in connection with such Gap Third Party Claim, except:

(a)	To the extent Gap pre-approves any such charge or expense after Gap assumes control of the defense of such Gap Third Party Claim; provided, however, such approval by Gap is not to be unreasonably withheld; or

(b)	Charges or expenses incurred by Supplier in connection with the cooperation by any Supplier employee with Gap’s defense to the extent such cooperation materially disrupts or interferes with the performance of such employee’s job, in which case Gap shall reimburse Supplier for the employee’s actual expenses and time at a rate to be agreed to by the Parties in advance.

3.3	Gap’s obligation to defend and indemnify Supplier, as applicable, pursuant to this Exhibit H shall be subject to Supplier having given Gap (a) prompt written notice of the claim, of the commencement of the claim or of the commencement of the related action, as the case may be; (b) information and reasonable assistance, at Gap’s expense, for the defense or settlement thereof; and (c) sole control of the defense and settlement of such claim or related action; provided, however, that

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Gap shall not settle such claim or related action in a manner which imposes any obligation on Supplier without the prior written consent of Supplier; provided, however, such consent is not to be unreasonably withheld. Supplier shall be entitled to engage counsel at its sole expense to consult with Gap with respect to the defense of the claim and related action.

3.4	If Gap has indemnified Supplier pursuant to this Section III (Gap Indemnity) of Exhibit H, and it is Finally Determined that such indemnified claim arose or was caused, in whole or in part, from or by Supplier’s wrongful act or omission, Supplier shall reimburse Gap for the damages and costs of defense of that indemnified claim, including reasonable attorneys’ fees, in accordance with the adjudicated allocation of causal responsibility for such indemnified claim. Solely for purposes of this Section 3.4 of this Exhibit H, such reimbursement shall be deemed an indemnity obligation under Section 28.3(B) (Limitations of Liability and Damages; Exclusions) of the Agreement.

IV.	DEFINITIONS

Capitalized terms used but not defined in this Exhibit H shall have the meanings specified in the Agreement. The following defined terms used in this Exhibit H shall have the meanings specified below:

4.1	“Affected Employee(s)” shall mean the in-scope employees identified by Gap by generic number, country location and title in Attachment H.1 (Affected Employees) as being employed by Gap up to March 14, 2006, and who had provided services, functions and responsibilities that will constitute Services. Gap reserves the right to remove employees from Attachment H.1 (Affected Employees) prior to the date Supplier makes job offers to the Affected Employees. Such Attachment H.1 (Affected Employees) shall be subject to such corrections as are mutually acceptable to Gap and Supplier on the Supplier Employment Date.

4.2	“Agreement” shall mean the Master Services Agreement dated as of the Reference Date between Gap and Supplier.

4.3	“Critical Support Personnel” shall mean the Affected Employees specified by generic number, country location and title in Attachment H.2 (Critical Support Personnel) who have been designated by Gap as being essential to providing Services, including the transition thereof to Supplier; provided, however, that Gap shall consult with Supplier with respect to the designation of Affected Employees as Critical Support Personnel and provided further that increase in the number of Critical Support Personnel beyond those identified requires the mutual agreement of the Parties. In any event, unless otherwise agreed, at no point shall the number of Critical Support Personnel exceed * of the Affected Employees.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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4.4	“For Cause” shall mean involuntary termination by Supplier of the employee for serious misconduct (including but not limited to fraud, violence, sexual or other harassment or theft), violation of Supplier’s Business Conduct Guidelines or failure of performance sufficient to warrant placing the employee on a performance improvement plan or rating the employee’s performance “unsatisfactory.”

4.5	“Gap Leave of Absence” shall mean a Gap approved leave of absence, not to exceed fifty-two (52) weeks (with the exception that authorized military leaves of absence commenced prior to the Supplier Employment Date may exceed fifty-two (52) weeks), as determined under any of the Gap leave of absence policies.

4.6	“Gap Net Credited Service” shall mean an Affected Employee’s total years of Gap service as recognized under Gap’s employment policies in effect as of the Supplier Employment Date.

4.7	“Gap Personnel” shall mean individuals employed by Gap, Gap Affiliates or contractors and includes Affected Employees and Transitioned Employees.

4.8	“Gap Third Party Claim(s)” shall have the meaning set forth in Section 3.1(b).

4.9	“Joint Announcement Date” shall mean the date on which announcement of the outsourcing of the Services to Supplier is made to Gap employees.

4.10	“PTO” shall have the meaning set forth in Section 8.4(a).

4.11	“PTO Balance” shall have the meaning set forth in Section 8.4(a).

4.12	“Reasonable Commuting Distance” shall mean a distance that (a) is fewer than * straight-line miles from the Transitioned Employee’s principal residence and does not increase his or her commute by at least * straight-line miles; or (b) is the same as the current commute from the Transitioned Employee’s principal residence.

4.13	“Supplier Benefit Plans” shall have the meaning set forth in Section VIII (Employee Benefits).

4.14	“Supplier Employment Date” shall mean the date on which each Transitioned Employee begins his or her employment with Supplier, which date shall be March 15, 2006; provided, however, that subject to Section 6.5, any Affected Employee who is on a Gap Leave of Absence shall begin his or her employment with Supplier on the first Business Day following his or her return to active service with Gap at the end of such Gap Leave of Absence.

4.15	“Supplier Personnel” shall mean individuals employed by Supplier, Supplier Affiliates or Subcontractors and includes Transitioned Employees following the effective date of their employment by Supplier.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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4.16	“Supplier Third Party Claim(s)” shall have the meaning set forth in Section 2.1(b).

4.17	“Transitioned Employee(s)” shall mean the Affected Employees that are subsequently hired by Supplier and identified by name pursuant to Section 6.7.

4.18	“USCIS” shall mean the U. S. Citizenship and Immigration Services.

V.	HIRING REQUIREMENTS

5.1	Supplier shall extend offers of employment to all Affected Employees, regardless of whether any such Affected Employee is on a Gap Leave of Absence, subject to the following and the other terms and conditions set forth in this Exhibit H.

5.2	Affected Employees who receive and do not accept Supplier offer of employment will have in effect resigned from Gap, and will not be eligible for any Gap severance. Subject to employees’ voluntary resignation prior to a release date, Gap will arrange for a release date of these employees that is at least * days after the Joint Announcement Date.

5.3	Supplier employment offers will be contingent on each employee completing Supplier’s standard pre-employment process. The Affected Employees will be required to complete and sign the country-specific documents associated with Supplier’s employment process which includes the IBM Application for Employment and the Security Data Sheet. *.

5.4	Supplier will provide employment offers as follows:

(a)	Employment offers with no stated end dates will be extended to employees whose work and skills are required for over * from the Supplier Employment Date based on Supplier technical solution for delivery of Services to Gap.

(1)	For Transitioned Employees working in the United States, severance will be paid based on Supplier plan and programs and Supplier service only if released, other than For Cause or voluntary resignation, after * from the Supplier Employment Date.

(2)	For Transitioned Employees working in the United States, severance will be paid based on Supplier plan and programs with combined service with Gap and Supplier, if released other than For Cause or voluntary resignation, before * from the Supplier Employment Date.

(3)	For Transitioned Employees working in Canada, severance will be paid based on Supplier plan and programs with combined service with Gap and Supplier, if released other than For Cause or voluntary resignation, at any time.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(b)	Employment offers with stated end dates will be extended to employees whose work and skills are required for * or less from the Supplier Employment Date based on Supplier technical solution for delivery of Services to Gap.

(1)	Severance will be paid based on Supplier plan and programs with combined service with Gap and Supplier if released, other than For Cause or voluntary resignation, during the * period from the Supplier Employment Date.

(2)	Should Supplier wish to extend the employment of an employee with a stated end date, Supplier will notify the employee of such extension. If the employee declines such extension, Supplier will maintain the previously stated end date and termination commitments.

VI.	EMPLOYEE TRANSITION PROCESS

The process by which any or all of the Affected Employees shall become Transitioned Employees is as follows:

6.1	Gap shall provide Supplier with access to the Affected Employees for group informational meetings at such dates and times and with such frequency as reasonably necessary after the Joint Announcement Date. Prior to any such meetings, the Parties shall work together to agree upon guidelines for the meetings, based on United States and Canada processes. In addition, Gap executives may attend the meetings. During the meetings, Supplier shall provide the Affected Employees with:

(a)	A general introduction package that includes information regarding non-individualized terms and conditions of Supplier’s offer of employment, including general benefits enrollment information, and information regarding Supplier, its general management values, policies and practices and its performance standards and business conduct requirements; and

(b)	Access to a Supplier Human Resources Transition manager, as described in Section 9.1, to receive answers to their questions in person, by telephone or e-mail.

6.2	No later than five (5) Business Days after the Joint Announcement Date, provided that the Joint Announcement Date shall occur at least sixty (60) days prior to the Supplier Employment Date, Gap shall have provided Supplier with a complete electronic listing of all Affected Employees, which listing shall have included *

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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*. Immediately prior to the Supplier Employment Date, Gap shall provide Supplier with an updated listing of the foregoing to the extent necessary to reflect any changes. Supplier agrees not to use any information provided by Gap to contact Affected Employees prior to the Joint Announcement Date. Canada Affected Employees are required to provide written consent, based on privacy legislation, in order for Gap to be able to release this information to Supplier. Affected Employees in Canada shall be provided five (5) days to return such consent letter.

(a)	*

(b)	*

6.3	Supplier shall *. Affected Employees who do not accept Supplier’s offer within such *

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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* shall be deemed to have rejected such offer subject to reasonable accommodation and extension of such period with respect to those United States Affected Employees on a Gap Leave of Absence or United States work permit or application, unless the Parties mutually agree otherwise.

6.4	Subject to the other provisions of this Section VI (Employee Transition Process), each Affected Employee who timely accepts Supplier’s offer of employment shall become a Transitioned Employee and shall commence employment with Supplier on the Supplier Employment Date, which shall be his or her Supplier Employment Date.

6.5	Notwithstanding the foregoing Section 6.4, in the United States, any Affected Employee who is on a Gap Leave of Absence shall commence employment with Supplier immediately following his or her return to work; provided, however, Supplier shall not be required to employ any such Affected Employee who does not return to work on or before *, unless in the case of authorized military leaves of absence, or otherwise mutually agreed upon by Gap and Supplier.

(a)	An Affected Employee returning from an authorized military leave in compliance with the terms of that leave, shall commence employment with Supplier immediately following his or her return to work; provided, however, Supplier shall not be required to employ any such Affected Employee who does not return to work on or before *, and provided further that if an Affected Employee returns from an authorized military leave in compliance with the terms of that leave and in compliance with state and federal law after *, but before *, Supplier shall use every effort to employ such Affected Employee in a position, within a Reasonable Commuting Distance, for which such Affected Employee is qualified to perform the duties, or would be qualified to perform the duties after reasonable efforts by Supplier. Nothing in this paragraph is intended to limit the rights of Affected Employees returning from authorized military leave under applicable state and federal laws.

(b)	In Canada, Supplier will extend a written offer of employment to any Affected Employee who is on a Gap Leave of Absence as of the Initiation Date at such time as the Affected Employee commences active employment with Gap in their pre-Gap Leave of Absence position; provided, however, that Supplier will not be required to extend a written offer of employment to an Affected Employee who is unable to commence active employment with Supplier in their pre-Gap Leave of Absence position on or before *, or following the end of a statutory pregnancy or parental leave of absence, whichever is later.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(c)	Gap and Supplier may mutually agree to postpone the Supplier Employment Date of any Affected Employee in appropriate circumstances.

6.6	Each Affected Employee who accepts Supplier’s offer of employment will be required to sign documents which include an agreement regarding confidential information and intellectual property and country-specific tax forms and beneficiary forms on such date(s) as Supplier may reasonably determine.

6.7	Supplier shall provide Gap with periodic lists of all Affected Employees who have accepted Supplier’s offer of employment, and no later than five (5) Business Days after the Supplier Employment Date, Supplier shall provide Gap with a complete list of such Transitioned Employees.

VII.	TERMS OF EMPLOYMENT

The following shall apply to the Transitioned Employees:

7.1	Retention Requirements.

(a)	Supplier shall not terminate the employment of any Transitioned Employees during the first * of his or her employment with Supplier except for cause; provided, however, in the event of a reduction of Services constituting an Extraordinary Event as referenced in Section 40.1 (Extraordinary Events; Defined) of the Agreement, and as a result of such Extraordinary Event, Supplier is unable to utilize certain Transitioned Employees, Supplier shall be entitled to terminate such Transitioned Employee(s) and Supplier shall be obligated to pay the balance of * of such employee’s salary in addition to any applicable severance payment. For the avoidance of doubt, such * salary payment will not be required in the event of termination for cause.

(b)	Unless agreed upon by Supplier and Gap, Supplier agrees to make reasonable attempts to avoid the termination, transition or movement of employees working on Gap matters during Gap’s Peak Period, as defined in Attachment A (Definitions) of Exhibit B (Service Level Agreement) to the Agreement.

(c)	Notwithstanding anything to the contrary contained in this Section 7.1 (Retention Requirements):

(1)	Supplier may terminate the employment of any Transitioned Employee, including any Critical Support Personnel, For Cause; and

(2)	All termination decisions regarding Transitioned Employees shall be the sole responsibility of Supplier.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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Positions. For a period of no less than * following each Transitioned Employee’s Supplier Employment Date, such Transitioned Employee shall be assigned to perform job responsibilities substantially similar to the job responsibilities performed by such Transitioned Employee at Gap as of the Supplier Employment Date, unless mutually agreed to by Gap and Supplier; provided, however, that Transitioned Employees may be assigned titles or job classifications that are different from the titles or job classifications assigned to them at Gap. Supplier shall assign Critical Support Personnel to perform job responsibilities substantially similar to the job responsibilities performed by such Transitioned Employee while at Gap for a period of * following each Critical Support Personnel’s Supplier Employment Date, unless mutually agreed to by Gap and Supplier. Nothing in this Section VII (Terms of Employment) is intended to conflict with the terms set forth in the Agreement regarding continuity of operations.

7.2	Location. Supplier shall assign each Transitioned Employee to a position at the same facility at which he or she was employed by Gap prior to the Supplier Employment Date or at another commercial facility within a Reasonable Commuting Distance for a period of * following his or her Supplier Employment Date, with the exception that for Critical Support Personnel, this period shall be * from his/her Supplier Employment Date. Any Transitioned Employee who, at the request of Supplier, voluntarily agrees to relocate beyond a Reasonable Commuting Distance will receive relocation benefits from Supplier, if applicable, under the terms of Supplier’s relocation plan.

7.3	Status, Training and Long-Term Career Opportunities. Transitioned Employees shall have the same status, training and career opportunities as similarly experienced Supplier employees. Supplier shall make training available to all Transitioned Employees based on the needs of the business and each such employee, in accordance with Supplier technical and professional development programs.

7.4	Annual Compensation. Supplier shall pay Transitioned Employees annual compensation in accordance with the following:

(a)	Base Salary. Each Transitioned Employee shall be paid a base annual salary that is * the base salary he or she was receiving from Gap as of his or her last date of employment with Gap.

(b)	Incentive Pay. Transitioned Employees who are eligible for Gap incentive pay at the time of the Supplier Employment Date shall be eligible to participate in Supplier’s applicable incentive plan (annual incentive bonus), currently Performance Bonus, in accordance with Supplier’s standard practices and/or policies. The applicable plan bonus payment (currently the Performance Bonus payments) for the performance year coinciding with the Supplier Employment Date will be pro-rated based on such Supplier Employment Date.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(1)	Transitioned Employees who are not eligible for Gap incentive pay at the time of the Supplier Employment Date shall not be eligible to participate in Supplier’s applicable incentive plan for 2006, but will be eligible to participate in plan years after 2006, subject to all the conditions in Supplier’s applicable annual incentive plan on any relevant date.

(c)	Retention Bonus. At its sole discretion, Gap may designate Critical Support Personnel as eligible for a retention bonus prior to the Supplier Employment Date. Such designated Critical Support Personnel shall be eligible for a retention bonus, in an amount and at a time determined in agreement with Gap and Supplier.

(d)	Annual Increases in Base Salary. All Transitioned Employees will be eligible for annual increases in their base salaries to the same extent as similarly situated Supplier employees on Supplier payroll date, in accordance with Supplier policy applicable to similarly situated non-transitioned employees. As such, Transitioned Employees will not be eligible to participate in Supplier’s 2006 program which is the same calendar year of the Supplier Employment Date.

VIII.	EMPLOYEE BENEFITS

8.1	General Provisions. As of each Transitioned Employee’s Supplier Employment Date, such Transitioned Employee shall be eligible to participate in all employee benefit programs, plans or policies maintained for employees of Supplier (“Supplier Benefit Plans”) under the same terms and conditions that apply to similarly situated employees of Supplier, unless otherwise provided in this Section VIII (Employee Benefits).

8.2	In the United States, Supplier shall recognize each Transitioned Employee’s Gap Net Credited Service as service with Supplier specifically for Supplier Vacation Plan, Short Term Disability, Long Term Disability, and access to Retiree Medical Group rates, as provided in this Section VIII (Employee Benefits). In Canada, Supplier shall recognize each Transitioned Employee’s Gap Net Credited Service as service with Supplier for all purposes under Supplier benefit plan including Supplier Vacation Plan, Short Term Disability, and Long Term Disability. Transitioned Employees will not be eligible for Post Retirement Benefits.

8.3	Welfare Benefits. Each Transitioned Employee shall be eligible as of his or her Supplier Employment Date for participation in all Supplier Benefit Plans that are welfare benefits, including medical, dental, life insurance, short-term and long-term disability. Supplier shall make available to each Transitioned Employee health care coverage so that on his or her Supplier Employment Date, the

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Transitioned Employee and his or her dependents, as defined by Supplier Benefit Plans, are eligible to be covered by such Supplier health care plans, and no exclusionary provisions, waiting periods or pre-existing condition limitations in respect of conditions and services covered by Supplier health care plan shall be applicable with respect to any Transitioned Employee or covered dependent. In the United States, all deductible expenses incurred and paid by each Transitioned Employee in the 2006 plan year under Gap health care plans up to his or her Supplier Employment Date shall be credited as 2006 deductible expenses under similar Supplier Benefit Plans as of his or her Supplier Employment Date. Supplier’s Canadian benefit plans do not have deductibles. Transitioned Employees will start on Supplier’s Canadian benefit plans as new employees with full entitlements.

8.4	Paid Time Off.

(a)	In the United States, upon termination of Gap employment, Gap will pay out to each Transitioned Employee all but * of Paid Time Off (“PTO”) to the Transitioned Employee. If at the time of termination, a Transitioned Employee has less than * of Gap PTO accrued, no such payment will be made. The remaining PTO balance, up to * (the “PTO balance”), will be transferred to Supplier, and the Transitioned Employees will begin their employment with Supplier with the equivalent of * of vacation (or the amount transferred from Gap) accrued in the vacation bank of Supplier’s vacation policy. Transitioned Employees will be required to use the PTO balance, up to *, in the calendar year of the Supplier Employment Date, as there will be no carry over of PTO balance to the following calendar year. Supplier agrees to apply the PTO balance toward Transitioned Employee’s vacation prior to applying Supplier vacation days, and further agrees to pay out in a lump sum by January of the following calendar year to Transitioned Employees any amounts of the PTO balance not used.

(b)	Gap will pay out all remaining PTO balances to Affected Employees in Canada upon termination of Gap employment.

(c)	On the Supplier Employment Date, Transitioned Employees shall accrue vacation with Supplier, and shall be eligible for other time off, in accordance with Supplier’s policies, which shall take into account each Transitioned Employee’s combined Gap Net Credited Service and Supplier service.

8.5	United States Savings Plans. Each United States Transitioned Employee shall be eligible, as of his or her Supplier Employment Date, to participate in Supplier 401(k) Pension Program and can contribute before-tax and after-tax eligible earnings in accordance with the terms of the plan.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(a)	Each Transitioned Employee who does not enroll within thirty (30) days of joining Supplier will be automatically enrolled at a minimum of * savings rate, and can elect to withdraw contributions at any time.

(b)	The Transitioned Employee’s Gap Net Credited Service shall be credited under Supplier 401(k) Pension Program for eligibility towards the one year of service requirement for Supplier match. Service credit under the 401(k) Pension Program for such individuals will equal their combined service with Supplier and Gap for eligibility for Supplier current match of one hundred percent (100%) of the first * contributed on a before-tax basis. After the Transitioned Employee has become eligible, Transitioned Employees are immediately vested in Supplier match. Participants are always one hundred percent (100%) vested in their own contributions.

8.6	Canadian Defined Contribution Match Pension Plan.

(a)	As of each Canada Transitioned Employee’s Hire Date, the Canadian Transitioned Employee will cease to accrue benefits under the Gap, Inc. Canada Pension Plan. Canada Transitioned Employees will immediately commence participation from and after the Transitioned Employee’s Hire Date in the IBM Canada Defined Contribution Match Pension Plan.

(b)	The pension and other benefit entitlements of the Canada Transitioned Employees under the IBM Pension Plan will be the responsibility of Supplier. Gap will maintain responsibility as plan sponsor and administrator for all pension and other benefit entitlements of Canada Transitioned Employees under the Gap, Inc. Canada Pension Plan, and will be free to settle these benefits, subject to Gap, Inc. Canada Regulatory Requirements, in the manner which Gap, Inc. Canada deems most appropriate in its sole discretion.

8.7	Stock Purchase Plan. Each Transitioned Employee shall be eligible to participate in Supplier Employees Stock Purchase Plan pursuant to the terms of the plan.

8.8	United States Flexible Spending Accounts. Each Transitioned Employee shall be eligible as of his or her Supplier Employment Date to participate in all flexible spending accounts maintained by Supplier under the terms and conditions thereof that apply to Supplier employees, including such terms as may apply to employees who begin participation in such flexible spending accounts during a coverage period.

8.9	Tuition Aid. Each Transitioned Employee shall be eligible to participate in Supplier’s Tuition Assistance Refund Program as of his or her Supplier Employment Date. Tuition in respect of any course in which a Transitioned Employee is enrolled as of his or her Supplier Employment Date and for which

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit H	Gap/IBM Confidential and Proprietary Information	Page 15

Gap has previously approved reimbursement shall be paid by Gap upon the Transitioned Employee’s presentation of evidence of satisfactory completion to Gap. Tuition for courses in which the Transitioned Employee enrolls after the Supplier Employment Date shall be reimbursed by Supplier subject to Supplier’s reasonable review and approval of such course work in accordance with Supplier’s Tuition Assistance Refund Program then in effect. Course work that has been previously approved for reimbursement by Gap, but which has not yet begun, shall be reimbursed by Supplier, based on Supplier’s Tuition Assistance Refund Program. Consistent with Section 6.2 above, Gap will provide Supplier with information regarding the status of any employees receiving tuition assistance under Gap policies.

8.10	Immigration Matters.

(a)	It is the intent of the Parties that Supplier and Gap shall work together cooperatively to effect the smooth transfer of Affected Employees to Transitioned Employees and to facilitate the employment of those Transitioned Employees by Supplier, who are United States visa holders, without a gap in work authorization. Within five (5) days after the Joint Announcement Date, provided that the Joint Announcement Date shall occur at least sixty (60) days prior to the Supplier Employment Date, Gap shall provide to Supplier all relevant immigration documents in Gap’s possession or subject to Gap’s control regarding the visa holders.

(b)	Gap and Supplier shall cooperate with each other to apply to transfer to Supplier any H-1B, or other nonimmigrant, work authorization obtained on behalf of any Affected Employee by Gap from the USCIS in order to permit such Affected Employee to become a Transitioned Employee.

IX.	HUMAN RESOURCES REPRESENTATIVE

9.1	Supplier shall appoint a Human Resources representative. Such Human Resources representative shall be responsible for the transition of Gap employees from Gap to Supplier. The costs associated with the services of this representative are included in Supplier’s transition costs.

Exhibit H	Gap/IBM Confidential and Proprietary Information	Page 16

Attachment H.1 – Affected Employees

to

Exhibit H (Human Resources)

of

Master Services Agreement

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Attachment H.1	Gap/IBM Confidential and Proprietary Information

Attachment H.1

Affected Employees

* [7 pages]

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Attachment H.1	Gap/IBM Confidential and Proprietary Information	Page 2

Attachment H.2 – Critical Support Personnel

to

Exhibit H (Human Resources)

of

Master Services Agreement

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Attachment H.2	Gap/IBM Confidential and Proprietary Information

Attachment H.2

Critical Support Personnel

Gap Critical Support Personnel

*

*

*

*

*

*

*

*

*

*

*

*

*

*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Attachment H.2	Gap/IBM Confidential and Proprietary Information	Page 2

Exhibit I – Form of Project Statement of Work

To

Master Services Agreement

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit I

Form of Project Statement of Work

This Statement of Work (SOW) is an attachment and addition to the Master Services Agreement dated January 13, 2006 (hereinafter “Agreement”) entered into by and between The Gap, Inc. (“Gap”) and International Business Corporation (hereinafter “Supplier”) and is incorporated into the Agreement by reference hereof. Nothing in this Statement of Work shall modify or amend any provisions of the Agreement (including all components such as SOWs, SLAs, Pricing, Exhibits, etc.) unless such modifications or amendments and the provisions of the Agreement which they modify or amend are specifically identified in this Statement of Work and are Approved by Gap. This SOW includes the spreadsheet attached hereto.

Executive Summary

All dollar values represented in thousands

Project Information

Project Name

Project Costing #	Funding Request	Expense	Capital	Total
PMO Ref. #	Stage	$0	$0	$0
Project Category	Funded to Date	$0	$0	$0
Funding Date	Actual Spend to Date	$0	$0	$0
Executive Sponsor	Est. Total Project Cost	$0	$0	$0
	Total Project Benefit			$0
Executive Sponsor Area	IRR Presented:		Worst Case:
Bus. Dept. Fin. Officer	Project Risk Score
IT Leadership Team	Deployment Date	Jan-00
IT Project Manager	Assessed for Architectural Fit

Statement of Opportunity or Problem

Project Summary

Project Update (since last funding event)

IT-Business-Proposal v7.4 Executive Summary	Gap Inc. Internal	Page 1 of 16

Executive Summary

All dollar values represented in thousands

Benefits Summary

Benefit Type	Current Year	Total Project
Increased Sales contribution-to-margin	$0	$0
Reduced Op. Costs	$0	$0
Avoided Op. Cost Inc.	$0	$0
Other	$0	$0
Total Project Benefits:	$0	$0

Benefit Assumptions and Sources:

Intangible Benefits:

Project Alternatives

Alternatives that were explored to reach the same end result:

Cost	Benefit

IT-Business-Proposal v7.4 Executive Summary	Gap Inc. Internal	Page 2 of 16

Executive Summary

All dollar values represented in thousands

Cost Summary

	TOTAL PROJECT CASH SPEND			CURRENT YEAR (IT COSTS ONLY)
	Current Estimate	Prior Estimate	Variance Fav/(Unfav)	Current Estimate	Budget	Variance Fav/(Unfav)
Capital	$0	$0	$0	$0	$0	$0
Expense	$0	$0	$0	$0	$0	$0
Total Project Cost:	$0	$0	$0	$0	$0	$0

	TOTAL COST BREAKDOWN
	Current Estimate	Prior Estimate	Variance Fav/(Unfav)
Labor	$0	$0	$0
Hardware	$0	$0	$0
Software	$0	$0	$0
Consulting Fees	$0	$0	$0
Other	$0	$0	$0
Contingency	$0	$0	$0
Converted (pre-NGF)	$0	$0	$0
Total Project Cost:	$0	$0	$0

IT/Non-IT COST BREAKDOWN

Non IT Costs		$0
IT Costs		$0
Total Project Cost		$0

	Presented Case	Worst Case
NPV	$0	$0

IRR

Cost Assumptions/Sources:

Sunset Activities

Software/Hardware Description	Affected User Community	Write-off or Acc. Depr.	Book Value	Yrly Cost of Support/ Maint

IT-Business-Proposal v7.4 Executive Summary	Gap Inc. Internal	Page 3 of 16

Executive Summary

All dollar values represented in thousands

Risk Assessment

Potential Risk	Mitigation Strategy

Contingency Plan	Likelihood of Needing	Contingency Amount
Impact of contingency on total project cost:	Sub-total Contingency	$0
	Base Project Cost	$0

	Project Cost w/Contingency	$0

	Contingency as a % of Total Project Cost

Project Interdependencies

Projects that impact this project	Projects impacted by this project

IT-Business-Proposal v7.4 Executive Summary	Gap Inc. Internal	Page 4 of 16

Executive Summary

All dollar values represented in thousands

Project Risk Score Summary

Filter	Score
1. Change Impact
2. Development Risk
3. Business Case
4. Resource Capacity
5. Legacy Application
6. Project Dependencies
7. Project Focus
Total Project Score

IT-Business-Proposal v7.4 Executive Summary	Gap Inc. Internal	Page 5 of 16

Sunset Activities

Project Name	0
PC #	0

Software/ Hardware being Sunset as a Result of this Project

PMO Ref. #/ Peoplesoft RCN	Software /Hardware Description	Affected User Community	Software/Hardware Owner	Committed Sunset Date	Write-off or Accelerate Depreciation?	Book Value	Annual Cost of Support/Maintenance

US Dollars in Thousands
	Prior Years	Current Year to Date	Current Year	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Total
Accelerated Depreciation Schedule
Asset 1	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Asset 2	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Asset 3	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Asset 4	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Asset 5	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Total Accelerated Depreciation	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Asset Write-off Schedule
Asset 1	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Asset 2	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Asset 3	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Asset 4	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Asset 5	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Total Write-offs	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

List the Write-off/Accelerated Depreciation Cost Assumptions

0

IT-Business-Proposal v7.4 Sunset	Gap Inc. - Internal	Page 6 of 16

Business Request

All dollar values represented in thousands

Project Information
Project Name	Project Costing Number	0
Executive Sponsor	Bus. Dept. Fin. Officer
Exec. Sponsor Dept.	Request Initiator

Statement of Opportunity or Problem

Business Objectives Supported

Tangible Benefit Assumptions & Sources	Measurement			Benefit Owner (Function/Brand)
	Measure	Baseline	Target

Intangible Benefits

IT-Business-Proposal v7.4 Business Request	Gap Inc. - Internal	Page 7 of 16

Project Request

All dollar values represented in thousands

Project Information

Project Name	0				Funding Event Date
Project Costing Number					Functional Area
PMO Ref. Number					Business Area
IT Project Manager					Funding Type
IT Leadership Member					Project Type
Stage Funding Request	Exp:	$0	Cap:	$0	Stage Request
Total Stage Funding Request		$0			Will this project impact International?

Project Summary

Project Alternatives					Cost	Benefit

Project Schedule	Release No.:	1	Release No.:	2	Release No.:	3
Project Lifecycle Phase	Start	End	Start	End	Start	End
Initiation
Requirements
Design
Construction
Testing
Deployment
Evaluation

Project Interdependencies

Projects that impact this project		Date Required	Projects that are impacted by this project			Date Required

Resource Impacts

What specialized skills are required from IT?

What specialized skills are required from the business?

Project Update (Stage 2 & 3 only)
Explain major project changes in scope, schedule, and cost from previous funding requests:

IT-Business-Proposal v7.4 Project Proposal	Gap Inc. - Internal	Page 8 of 16

Benefit Analysis

Project Name	0							Benefiting Brand:		Choose From:
PPC #	0
Nominal US Dollars in Thousands
All $ values in 000’s	Prior Years Benefits Attained	Current Year Benefits Attained	Current Year Going Forward	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Total
Incremental Sales Contribution to Margin
Reduction in Cost of Goods	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Markdown Optimization	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Freight	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Other:	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Incr. Sales Contribution to Margin	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Reduced Operating Costs
Personnel Related*	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Maintenance	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Facilities	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Inventory	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Other:	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Reduced Operating Costs	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Avoided Operating Cost Increases
Personnel Related*	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Maintenance	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Facilities	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Inventory	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Shrink (theft prevention)	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Other:	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Avoided Operating Cost Increases	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Other
Other 1	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Other 2	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Other 3	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Other 4	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Other	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Total Benefits	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

___________ * All Personnel Related reductions should correspond to a reduction in headcount unless non-exempt employees or contractors.

	Prior Years	Current Year	Current Year Going Forward	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Total
Head Count Reduction
Gap US	—	—	—	—	—	—	—	—	—	—	—
Banana Republic	—	—	—	—	—	—	—	—	—	—	—
Old Navy	—	—	—	—	—	—	—	—	—	—	—
International (EAC)	—	—	—	—	—	—	—	—	—	—	—
Outlet	—	—	—	—	—	—	—	—	—	—	—
Direct	—	—	—	—	—	—	—	—	—	—	—
Corporate IT	—	—	—	—	—	—	—	—	—	—	—
Other Corporate:	—	—	—	—	—	—	—	—	—	—	—

Total Headcount Reduction	—	—	—	—	—	—	—	—	—	—	—

Personnel Related Benefits	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Avg Benefits per Headcount

Benefit Assumptions & Sources	Measurement			Benefit Owner (Function/Brand)
	Measure	Baseline	Target

Sensitivity to Unrealized Benefits

All $ values in 000’s	Prior Years Benefits Attained	Current Year Benefits Attained	Future Benefits
Benefits
Incremental Sales contribution-to-margin	$—	$—	$—
Reduced Operating Costs	$—	$—	$—
Avoided Operating Cost Increases	$—	$—	$—
Other	$—	$—	$—

Total Benefits	$—	$—	$—

Sensitivity Analysis Comments

% of Total Future Benefits Realized

Analysis 1		Analysis 2
50%	$—	75%	$—
50%	$—	75%	$—
50%	$—	75%	$—
50%	$—	75%	$—

0%	$—	0%	$—

	Current	0%	0%
NPV	$—	$—	$—
IRR

IT-Business-Proposal v7.4 Benefit Analysis	Gap Inc. Internal	Page 9 of 16

Cost Analysis

Project Name	0
PC #	0

All $ values in 000’s (excludes labor rates)	Nominal US Dollars in Thousands
	Prior Years Spending	Current Year to Date Spending	Current Year Going Forward	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Total
Operating Expenses (Recurring)
Operating Expenses (Recurring) IT + Non IT
IT Labor (Employee + Contractors)	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
IT Employee Labor Hours [hr]			—	—	—	—	—	—	—	—	—
IT Employee Labor Rate [$/hr]			$59.50	$61.50	$63.50	$65.50	$67.50	$69.50	$71.50	$73.50
IT Contractor Hours [hr]			—	—	—	—	—	—	—	—	—
IT Contractor Rate [$/hr]			$0	$0	$0	$0	$0	$0	$0	$0
IT Maintenance Fees (1)	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
IT Leased Equipment	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
IT Other Expenses:	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Subtotal Operating IT Expenses	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Non IT Operating Expenses	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Total Operating Expenses IT + Non IT	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

(1)	IT Maint. Expenses in the 1st year of the project are considered Non-Recurring Project Expenses. Subsequent maintenance cost would be considered Recurring Operating Expenses.

Project Costs (including contingency)

Task	Subtask - Description
00	Conversion- Capital	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
00	Conversion- Expense	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

01	Hardware	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

	01 - Hardware 1	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

	Hardware Type	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Internal Labor	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Hours			—	—	—	—	—	—	—	—	—
	Labor Rate			$59.50	$61.50	$63.50	$65.50	$67.50	$69.50	$71.50	$73.50
	Contractors	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Consultants	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Contingency	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

	02- Hardware 2	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

	Hardware Type	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Internal Labor	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Hours			—	—	—	—	—	—	—	—	—
	Labor Rate			$59.50	$61.50	$63.50	$65.50	$67.50	$69.50	$71.50	$73.50
	Contractors	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Consultants	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Contingency	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

	03- Hardware 3	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

	Hardware Type	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Internal Labor	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Hours			—	—	—	—	—	—	—	—	—
	Labor Rate			$59.50	$61.50	$63.50	$65.50	$67.50	$69.50	$71.50	$73.50
	Contractors	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Consultants	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Contingency	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

	04- Hardware 4	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

	Hardware Type	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Internal Labor	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Hours			—	—	—	—	—	—	—	—	—
	Labor Rate			$59.50	$61.50	$63.50	$65.50	$67.50	$69.50	$71.50	$73.50
	Contractors	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Consultants	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Contingency	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

	05- Hardware 5	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

	Hardware Type	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Internal Labor	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Hours			—	—	—	—	—	—	—	—	—
	Labor Rate			$59.50	$61.50	$63.50	$65.50	$67.50	$69.50	$71.50	$73.50
	Contractors	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Consultants	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Contingency	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

	Hardware Allocation (non-funded)	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

	Hardware Type	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

02	System Software	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

	01 - System Software 1	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

	System Software	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

	Internal Labor	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Hours			—	—	—	—	—	—	—	—	—
	Labor Rate			$59.50	$61.50	$63.50	$65.50	$67.50	$69.50	$71.50	$73.50
	Contractors	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Consultants	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Contingency	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

	02- System Software 2	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

	System Software	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Internal Labor	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Hours			—	—	—	—	—	—	—	—	—
	Labor Rate			$59.50	$61.50	$63.50	$65.50	$67.50	$69.50	$71.50	$73.50
	Contractors	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Consultants	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Contingency	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

IT-Business-Proposal v7.4 Cost Analysis	Gap Inc. - Internal	Page 10 of 16

Cost Analysis

Project Name	0
PC #	0

Nominal US Dollars in Thousands
All $ values in 000’s (excludes labor rates)		Prior Years Spending	Current Year to Date Spending	Current Year Going Forward	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Total
	03- System Software 3	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	System Software	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Internal Labor	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Hours			—	—	—	—	—	—	—	—	—
	Labor Rate			$59.50	$61.50	$63.50	$65.50	$67.50	$69.50	$71.50	$73.50
	Contractors	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Consultants	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Contingency	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

03	Application Software	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

	01 - Application Software 1	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

	Application Software	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Internal Labor	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Hours			—	—	—	—	—	—	—	—	—
	Labor Rate			$59.50	$61.50	$63.50	$65.50	$67.50	$69.50	$71.50	$73.50
	Contractors	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Consultants	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Contingency	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

	02- Application Software 2	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

	Application Software	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Internal Labor	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Hours			—	—	—	—	—	—	—	—	—
	Labor Rate			$59.50	$61.50	$63.50	$65.50	$67.50	$69.50	$71.50	$73.50
	Contractors	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Consultants	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Contingency	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

	03- Application Software 3	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

	Application Software	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Internal Labor	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Hours			—	—	—	—	—	—	—	—	—
	Labor Rate			$59.50	$61.50	$63.50	$65.50	$67.50	$69.50	$71.50	$73.50
	Contractors	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Consultants	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Contingency	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

04	Requirements	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

	Internal Labor	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Hours			—	—	—	—	—	—	—	—	—
	Labor Rate			$59.50	$61.50	$63.50	$65.50	$67.50	$69.50	$71.50	$73.50
	Contractors	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Consultants	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Misc. Travel	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Contingency	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

05	Application Software Design	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

	Internal Labor	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Hours			—	—	—	—	—	—	—	—	—
	Labor Rate			$59.50	$61.50	$63.50	$65.50	$67.50	$69.50	$71.50	$73.50
	Contractors	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Consultants	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Travel Expenses (Contractor only)	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Misc. Other	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Contingency	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

06	Application Software Construction	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

	Internal Labor	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Hours			—	—	—	—	—	—	—	—	—
	Labor Rate			$59.50	$61.50	$63.50	$65.50	$67.50	$69.50	$71.50	$73.50
	Contractors	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Consultants	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Travel Expenses (Contractor only)	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Misc. Other	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Contingency	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

07	Testing (Application SW)	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

	Internal Labor	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Hours			—	—	—	—	—	—	—	—	—
	Labor Rate			$59.50	$61.50	$63.50	$65.50	$67.50	$69.50	$71.50	$73.50
	Contractors	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Consultants	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Travel Expenses (Contractor only)	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Misc. Other	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Contingency	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

08	Change Mgmt & Process Reengineering	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

	Internal Labor	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Hours			—	—	—	—	—	—	—	—	—
	Labor Rate			$59.50	$61.50	$63.50	$65.50	$67.50	$69.50	$71.50	$73.50
	Contractors	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Consultants	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Misc. Other	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Contingency	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

09	Data Conversion	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

	Internal Labor	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Hours			—	—	—	—	—	—	—	—	—
	Labor Rate			$59.50	$61.50	$63.50	$65.50	$67.50	$69.50	$71.50	$73.50
	Contractors	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Consultants	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Misc. Other	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Contingency	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

IT-Business-Proposal v7.4 Cost Analysis	Gap Inc. - Internal	Page 11 of 16

Cost Analysis

Project Name	0
PC #	0

Nominal US Dollars in Thousands
All $ values in 000’s (excludes labor rates)		Prior Years Spending	Current Year to Date Spending	Current Year Going Forward	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Total
10	Training	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

	Internal Labor	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Hours			—	—	—	—	—	—	—	—	—
	Labor Rate			$59.50	$61.50	$63.50	$65.50	$67.50	$69.50	$71.50	$73.50
	Contractors	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Consultants	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Training- External	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Training- Internal	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Misc. Other	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Contingency	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

11	Deployment	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

	Internal Labor	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Hours			—	—	—	—	—	—	—	—	—
	Labor Rate			$59.50	$61.50	$63.50	$65.50	$67.50	$69.50	$71.50	$73.50
	Contractors	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Consultants	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Misc. Other	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Contingency	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

12	Post Implementation	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

	Internal Labor	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Hours			—	—	—	—	—	—	—	—	—
	Labor Rate			$59.50	$61.50	$63.50	$65.50	$67.50	$69.50	$71.50	$73.50
	Contractors	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Consultants	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Misc. Other	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Contingency	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

13	Maintenance	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

	Hardware Maintenance	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Software Maintenance	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Internal Labor	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Hours			—	—	—	—	—	—	—	—	—
	Labor Rate			$59.50	$61.50	$63.50	$65.50	$67.50	$69.50	$71.50	$73.50
	Contractors	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Consultants	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Contingency	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

14	Travel & Entertainment	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

	Travel Expenses	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Contingency	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

15	Leased Equipment	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

	Leased Hardware	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Leased Software	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Contingency	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

16	Other Expenses	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

	Internal Labor	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Hours			—	—	—	—	—	—	—	—	—
	Labor Rate			$59.50	$61.50	$63.50	$65.50	$67.50	$69.50	$71.50	$73.50
	Contractors	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Consultants	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Administrative	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Legal Fees	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Telecom	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Telephone	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Misc. Travel	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Contingency	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Subtotal IT Project Costs		$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Non IT Project Expenses		$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Non IT Project Capital		$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Total Project Cost (IT + Non IT)		$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

IT-Business-Proposal v7.4 Cost Analysis	Gap Inc. - Internal	Page 12 of 16

Cost Analysis

Project Name	0
PC #	0

		Nominal US Dollars in Thousands
All $ values in 000’s (excludes labor rates)		Prior Years Spending	Current Year to Date Spending	Current Year Going Forward	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Total

Asset Lifetime

Task	Assets	Years	Comments
01	Hardware	5
02	System Software	3
03,05,06,07	Application Software	3

Note: Benefits duration should not exceed the useful life of the asset.

Asset List

Asset Description	Quantity	Tasks/ Subtasks Included in Asset	Estimated In Service Date	Location of Asset

List the Cost Assumptions and Sources for both IT and NON-IT costs:

PROJECT SUMMARY

Benefits
Incremental Sales contribution-to-margin			$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Reduced Operating Costs			$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Avoided Operating Cost Increases			$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Other			$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Total Benefits			$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Operating Expenses (Recurring ) IT + Non IT
IT Labor (Employee + Contractors)			$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
IT Employee Labor Hours [hr]					—	—	—	—	—	—	—	—	—
IT Employee Labor Rate [$/hr]					$59.50	$61.50	$63.50	$65.50	$67.50	$69.50	$71.50	$73.50
IT Contractor Hours [hr]					—	—	—	—	—	—	—	—	—
IT Contractor Rate [$/hr]
IT Maintenance Fees (1)			$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
IT Leased Equipment			$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
IT Other Expenses:			$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Subtotal Operating IT Expenses			$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Non IT Operating Expenses			$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Total Operating Expenses IT + Non IT			$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Project (Non-Recurring ) IT + Non IT

Task	Type	Description
00	Cap	Conversion- Capital	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
00	Exp	Conversion- Expense	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
01	Cap	Hardware	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Cap	Hardware Allocation (non-funded)	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
02	Cap	System Software	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
03	Cap	Application Software	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
04	Exp	Requirements	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
05	Cap	Application Software Design	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
06	Cap	Application Software Construction	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
07	Cap	Testing	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
08	Exp	Change Mgmt & Process Reengineering	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
09	Exp	Data Conversion	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
10	Exp	Training	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
11	Exp	Deployment	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
12	Exp	Post Implementation	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
13	Exp	Maintenance	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
14	Exp	Travel & Entertainment	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
15	Exp	Leased Equipment	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
16	Exp	Other Expenses	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

	Subtotal IT Expenses		$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Subtotal IT Capital		$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

IT-Business-Proposal v7.4 Cost Analysis	Gap Inc. - Internal	Page 13 of 16

Cost Analysis

Project Name	0
PC #	0

Nominal US Dollars in Thousands
All $ values in 000’s (excludes labor rates)		Prior Years Spending	Current Year to Date Spending	Current Year Going Forward	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Total
Subtotal IT Project Costs		$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Exp	Non IT Project Expenses	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Cap	Non IT Project Capital	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Total Project Cost (IT + Non IT)		$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Nominal US Dollars in Thousands
DCF Analysis		Prior Years Spending	Current Year to Date Spending	Current Year Going Forward	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Total
Benefits		$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
less: Operating Expenses (Recurring)		$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Project Expenses (Non-Recurring)		$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Depreciation				$—	$—	$—	$—	$—	$—	$—	$—	$—
Accelerated Depreciation (Sunset SW/ HW)		$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Asset Write-offs (Sunset SW/ HW)		$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Net Benefit Before Taxes		$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

less: Income Tax		$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Net Benefit After Taxes		$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

plus: Depreciation				$—	$—	$—	$—	$—	$—	$—	$—	$—
Accelerated Depreciation (Sunset SW/ HW)		$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Asset Write-offs (Sunset SW/ HW)		$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
less: Capital		$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

After Tax Cash Flow		$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

NPV IRR	$—

Discount Rate	16%
Tax Rate	40%

Total Cost

Project Expenses	$—
Capital	$—
HW Allocation (Cap) (non-funded)	$—
Operating Expenses	$—

Post Implementation

(Run Rate)

Benefits	$—
Operating Expenses	$—
Head Count Reduction	0.0

IT-Business-Proposal v7.4 Cost Analysis	Gap Inc. - Internal	Page 14 of 16

Risk Management and Contingency Planning

Project Name:	0
PC #:	0

Potential Risk	Mitigation Strategy	Contingency Plan	Likelihood	Contingency Amt. (thousands $)	Cost Type	Date or Phase that Risk is Obsolete

		Sub-total Contingency		$0
		Base Project Cost		$0
		Project Cost w/Contingency		$0
		Contingency % of Total Project Cost

IT-Business-Proposal v7.4 Risk Management	Gap Inc. Internal	Page 15 of 16

Project Filters

There are seven project filters that enable IT to assess project impacts to the overall portfolio as well as the risk associated with the project.

Rating	Description	Definition
Change Impact Insert Rating:
0	Narrow/Shallow	A small number of people are impacted (<50) and the change to their processes and/or roles is minimal.
1	Moderate	A moderate number of people are impacted (50-500) and the business is able to absorb the change introduced. (Also use for narrow/deep or shallow/broad)
2	Broad/Deep	A large number of people are impacted (>500) and the change to their jobs is significant requiring business skill transition.

Development Risk Insert Rating: Based on minutes from ARB meeting.
0	Vanilla Package or ASP	No application development is required to use the solution. Vendor is credible and financially viable. Integration with existing systems is straightforward.
1	Package w /Customization	The package requires customization to meet business needs, and some complex integration with existing systems is required OR the package is unproven.
2	Custom Developed Solution	A significant amount of custom development is required in order to meet business requirements OR the vendor is not credible and financially viable.

Business Case Insert Rating:
0	Strong Economic Justification	The business case has a high IRR (>40%) with budgetable benefits OR the project is a regulatory mandate needed to stay in Legal Compliance.
1	Quantifiable Benefits	The business case has an IRR (>15%) OR is necessary to enable critical process controls OR enables scalability critical to support business.
2	Conceptually the Right Thing to Do	The business case identifies a compelling need to change, but does not have budgetable benefits at this time. OR system will be unsupported and that represents significant risk to critical processes.

Resource Capacity Insert Rating:
0	Readily Available	The business AND IT resources required to accomplish the project are readily available and have the skills necessary to complete the project.
1	Exist, but Scarce	The project requires a specialized skill from the business or IT that exists, but is not readily available or will be challenging to acquire.
2	Do Not Exist	The project requires an expertise that does not exist, is challenging to acquire and the skill may need to be developed rather than acquired

Legacy Application Insert Rating:

If the project proposes leveraging an existing legacy application select from these three choices:
0	Moving off Legacy is Not Critical	There is little risk associated with staying on the legacy system and this project proposes leveraging that legacy application.
1	Moderate Risk incurred with Legacy Solution	There is a moderate business or technical risk associated with staying on the legacy system.
2	Current Legacy Solution is High Risk	There is a high business or technical risk associated with staying on the legacy system and this project proposes leveraging the legacy application

If the project proposes a new solution select from these three choices:
0	New Solution is Critical	The current legacy solution is high risk and this project proposes moving functionality off of the legacy system.
1	Moderate Risk incurred with New Solution	There is a moderate business or technical risk associated with moving off of the legacy system.
2	New Solution is Nice to Have	There is low risk associated with staying on the legacy system and this project proposes a new solution.
N/A	No Legacy Impact	There is no impact to legacy applications and this risk is not applicable.

Project Dependencies Insert Rating:
0	Standalone Solution	Projects that do not impact and are not impacted by other projects are considered standalone with no dependencies.
1	Interface Solution	Projects that provide input to another project or provide output to another solution are considered interface solutions with some dependencies.
2	Dependent/Integrated Solution	Projects that must be integrated with other ongoing initiatives such that requirements and/or design information must be shared are dependent.

Project Focus Insert Rating:
0	Facilitates	Projects that facilitate the strategic projects (a.k.a Big 3) by providing new or better capability.
1	No Impact	Projects that use resources independent of the strategic projects and have no functional or technical impact on the strategic projects.
2	Adds Complexity	Projects that take resources or focus away from the strategic projects and/or add complexity to their work.

Architectural Fit Analysis

Architectural Fit is determined by the Architectural Review Board (ARB) using the architectural principles.

Only projects with ARB approval will be funded.

IT-Business-Proposal v7.4 Project Filters	Gap Inc. - Internal	Page 16 of 16

Exhibit J – Gap Competitors

to

Master Services Agreement

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit J	Gap/IBM Confidential and Proprietary Information

This Exhibit J (Gap Competitors) to the Agreement sets forth the following Gap Competitors which are subject to the restrictions set forth in the Agreement. For purposes of this Exhibit and the Agreement, the Gap Competitors listed below shall include any affiliates of such Gap Competitors.

*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit J	Gap/IBM Confidential and Proprietary Information	Page 2

Exhibit L – Monthly Performance Review – Standing Agenda

to

Master Services Agreement

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Gap/IBM Confidential and Proprietary Information

Exhibit L

Monthly Performance Review – Standing Agenda

This Exhibit L (Monthly Performance Review – Standing Agenda) of the Master Services Agreement dated as of the Reference Date between Gap and Supplier (the “Agreement”) sets forth the standing agenda for the Monthly Performance Review meetings. The purpose of the Monthly Performance Review meeting shall be to: (i) review Supplier’s overall monthly performance against the Agreement; (ii) resolve escalated issues; (iii) review the status of key Projects; and (iv) provide a forum for strategic planning discussions and recommendations for action.

For each agenda category below, Supplier will provide, in advance of the meeting, an executive summary of Supplier’s performance in the prior month with relevant Supplier data to illustrate or support Supplier’s summary.

The Monthly Performance Review meeting shall have the following agenda:

1.	Overall Performance

A.	Are the Services meeting Gap’s strategic information technology needs

•	Innovation Center Status

•	Innovation Proposals

•	Best Practice Introduction Recommendations

•	Cost/Efficiency Assessment Updates (Section 7.4 of the Agreement)

B.	Are the Services meeting Gap’s operational information technology needs

•	Service Level Review

•	Current Attainment/Misses

•	Applicable Root Cause Analysis Reviews

•	Financial Review

•	Invoice Compliance

•	Resource Use Variance

•	Non-Recurring Initiative Costs

C.	Transition/Transformation Status

•	Status against Project Plan

•	Critical Deliverable Status

D.	Project Performance

E.	Refresh Status

F.	Major Subcontractor Performance

2.	Review/Resolve Escalated Issues

A.	Issue Overview

•	Current Status

•	Business Impact

3.	Key Project Status

A.	Resource Use Variance

B.	Non Recurring Initiative Costs

C.	New Projects

4.	Open Discussion

A.	Strategic Planning

B.	Recommendations and follow-on actions

Gap/IBM Confidential and Proprietary Information

Exhibit M – Key Personnel

to

Master Services Agreement

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit M	Gap/IBM Confidential and Proprietary Information

Key IBM Personnel
*
*
*
*

Key Gap Personnel
*
*
*
*
*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit M	Gap/IBM Confidential and Proprietary Information	Page 2

Exhibit N – Guarantees

to

Master Services Agreement

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit N	Gap/IBM Confidential and Proprietary Information

Exhibit N - Guarantees

Attached to this Exhibit N (Guarantees) are the following Exhibits:

Exhibit N.1 (Supplier Guarantee)

Exhibit N.2 (Gap Guarantee)

Exhibit N	Gap/IBM Confidential and Proprietary Information	Page 2

EXHIBIT N.1

SUPPLIER GUARANTEE

This SUPPLIER GUARANTEE (“Guarantee”) is executed as of the      day of                     , 2006, by INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation (“Supplier”), for the benefit of THE GAP, INC., a Delaware corporation (“Gap”).

RECITALS

A. Supplier and Gap have entered into that certain Master Services Agreement dated as of January 13, 2006 (the “Agreement”). Capitalized terms not defined in this Guarantee shall have the meanings as set forth in the Agreement.

B. Supplier has agreed to guarantee, to the extent provided herein, the full and faithful payment of any Liability that any Supplier In-Country Affiliate may incur pursuant to the applicable Implementation Agreement.

C. For purposes of this Guarantee, the term “Liability or Liabilities” includes any and all debts, payment obligations, and/or liabilities finally determined by a court of competent jurisdiction to be due and owing from any Supplier In-Country Affiliate to Gap or a Gap In-Country Affiliate whether the Supplier In-Country Affiliate is liable individually or jointly with others, whether for principal, interest or other debts or liabilities.

AGREEMENT

In consideration of the foregoing Recitals (which are incorporated herein) and the mutual covenants and agreements contained herein and the Agreement, the Parties hereto agree as follows:

1. Supplier unconditionally guarantees, without deduction by reason of set-off, defense or counterclaim, to Gap the full, faithful, and prompt payment by any Supplier In-Country Affiliate of any Liability incurred under the applicable Implementation Agreement. If the Supplier In-Country Affiliate shall at any time during the Guarantee Period default in the payment of any Liabilities due Gap or the applicable Gap In-Country Affiliate under the applicable Implementation Agreement, Supplier shall immediately pay to Gap all such Liabilities due to Gap or the applicable Gap In-Country Affiliate.

2. Except as otherwise provided herein, the liability of Supplier hereunder shall in no way be affected by (a) any bankruptcy or insolvency filing or proceeding with respect to the Supplier In-Country Affiliate or any action taken thereunder or with respect thereto, (b) the assignment or transfer of the applicable Implementation Agreement by the Supplier In-Country Affiliate without the written consent of Gap; (c) any defense of the Supplier In-Country Affiliate; (d) the exercise by Gap or the Gap In-County Affiliate of any of its rights or remedies reserved under the Agreement, the Implementation Agreement, or by law; or (e) any termination of the applicable Implementation Agreement.

3. In no event shall the cumulative Liability of Supplier under this Guarantee exceed the total amount of Liabilities for which the Supplier In-Country Affiliate would be liable under the applicable Implementation Agreement. In no event shall Supplier be liable for Liabilities under this Guarantee for which the Supplier In-Country Affiliate would not be liable under the applicable Implementation Agreement.

4. This Guarantee shall continue in effect until the earlier of (1) the date on which Supplier and/or the Supplier In-Country Affiliate have fulfilled the Supplier In-Country Affiliate’s Liabilities pursuant to the terms and conditions of the applicable Implementation Agreement or (2) the date on which Supplier no longer has Control (defined as the legal, beneficial or equitable ownership, directly or indirectly, of more than fifty percent of the aggregate of all voting equity shares in an entity) of a Supplier In-Country Affiliate; provided, however, Supplier shall retain responsibility for any acts and/or omissions of the Supplier In-Country Affiliate as to which the primary cause of any debt, payment obligation, and/or other liability incurred under the applicable Implementation Agreement occurred prior to the date of change of Control ((1) and (2) above are collectively referred to as the “Guarantee Period”).

5. The terms and conditions of Sections 43 (Waiver), 46.2 (Choice of Law), 46.3 (Venue and Jurisdiction), 46.4 (Agreement Drafted By All Parties), 46.8 (Appointment of Agent for Service of Process), 47 (Notices), 48 (Entire Agreement), 49 (Severability), and 51 (Force Majeure) of the Agreement are incorporated by reference, except that all references to the Agreement shall be to this Guarantee.

International Business Machines Corporation

By:
Name:
Title:
Date:

EXHIBIT N.2

GAP GUARANTEE

This GUARANTEE (“Guarantee”) is executed as of the      day of                     , 2006, by THE GAP, INC., a Delaware corporation (“Gap”), for the benefit of INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation (“Supplier”).

RECITALS

A. Gap and Supplier have entered into that certain Master Services Agreement dated as of January 13, 2006 (the “Agreement”). Capitalized terms not defined in this Guarantee shall have the meanings as set forth in the Agreement.

B. Gap has agreed to guarantee, to the extent provided herein, the full and faithful payment of any Liability that any Gap In-Country Affiliate may incur pursuant to the applicable Implementation Agreement.

C. For purposes of this Guarantee, the term “Liability or Liabilities” includes any and all debts, payment obligations, and/or liabilities finally determined by a court of competent jurisdiction to be due and owing from any Gap In-Country Affiliate to Supplier or a Supplier In-Country Affiliate whether the Gap In-Country Affiliate is liable individually or jointly with others, whether for principal, interest or other debts or liabilities.

AGREEMENT

In consideration of the foregoing Recitals (which are incorporated herein) and the mutual covenants and agreements contained herein and the Agreement, the Parties hereto agree as follows:

1. Gap unconditionally guarantees, without deduction by reason of set-off, defense or counterclaim, to Supplier the full, faithful, and prompt payment by any Gap In-Country Affiliate of any Liability incurred under the applicable Implementation Agreement. If the Gap In-Country Affiliate shall at any time during the Guarantee Period default in the payment of any Liabilities due Supplier or the applicable Supplier In-Country Affiliate under the applicable Implementation Agreement, Gap shall immediately pay to Supplier all such Liabilities due to Supplier or the applicable Supplier In-Country Affiliate.

2. Except as otherwise provided herein, the liability of Gap hereunder shall in no way be affected by (a) any bankruptcy or insolvency filing or proceeding with respect to the Gap In-Country Affiliate or any action taken thereunder or with respect thereto, (b) the assignment or transfer of the applicable Implementation Agreement by the Gap In-Country Affiliate without the written consent of Supplier; (c) any defense of the Gap In-Country Affiliate; (d) the exercise by Supplier or the Supplier In-County Affiliate of any of its rights or remedies reserved under the Agreement, the Implementation Agreement, or by law; or (e) any termination of the applicable Implementation Agreement.

3. In no event shall the cumulative Liability of Gap under this Guarantee exceed the total amount of Liabilities for which the Gap In-Country Affiliate would be liable under the applicable Implementation Agreement. In no event shall Gap be liable for Liabilities under this Guarantee for which the Gap In-Country Affiliate would not be liable under the applicable Implementation Agreement.

4. This Guarantee shall continue in effect until the earlier of (1) the date on which Gap and/or the Gap In-Country Affiliate have fulfilled the Gap In-Country Affiliate’s Liabilities pursuant to the terms and conditions of the applicable Implementation Agreement or (2) the date on which Gap no longer has Control (defined as the legal, beneficial or equitable ownership, directly or indirectly, of more than fifty percent of the aggregate of all voting equity shares in an entity) of a Gap In-Country Affiliate; provided, however, Gap shall retain responsibility for any acts and/or omissions of the Gap In-Country Affiliate as to which the primary cause of any debt, payment obligation, and/or other liability incurred under the applicable Implementation Agreement occurred prior to the date of change of Control ((1) and (2) above are collectively referred to as the “Guarantee Period”).

5. The terms and conditions of Sections 43 (Waiver), 46.2 (Choice of Law), 46.3 (Venue and Jurisdiction), 46.4 (Agreement Drafted By All Parties), 46.8 (Appointment of Agent for Service of Process), 47 (Notices), 48 (Entire Agreement), 49 (Severability), and 51 (Force Majeure) of the Agreement are incorporated by reference, except that all references to the Agreement shall be to this Guarantee.

The Gap, Inc.

By:
Name:
Title:
Date:

Exhibit O – Gap Sarbanes-Oxley Reporting Controls and Processes

to

Master Services Agreement

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit O	Gap/IBM Confidential and Proprietary Information	Page 1

1	Gap Sarbanes-Oxley Reporting Controls and Processes

1.1	This Exhibit O (Gap Sarbanes-Oxley Reporting Controls and Processes) of the Master Services Agreement dated as of the Reference Date between Gap and Supplier (the “Agreement”) sets forth the reporting, controls and processes developed by Gap and to be implemented by Supplier at Gap’s direction as set forth in the Agreement and Attachment A hereto (“General Computer Controls Infrastructure”). This Exhibit O may be updated during the Term using the Change Management process as described in Exhibit A.2 (Cross Functional Services) of the Agreement.

1.2	Section References. Unless otherwise specified, Section references in this Exhibit O refer to the Sections of this Exhibit O.

1.3	Definitions. Capitalized terms used and not otherwise defined in this Exhibit O have the meanings given them in the Agreement.

2	Gap Processes and Procedures

The Excel document below, which represents the ISO Program Information Infrastructure in use by Gap as of the Reference Date as part of Gap’s overall quality management system and is integral to Gap’s ability to meet its collective compliance objectives, is provided as an example of the types of processes and procedures currently being utilized by Gap.*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit O	Gap/IBM Confidential and Proprietary Information	Page 2

Attachment A - General Computer Controls Infrastructure

Business Unit/Location	Process	Control	Frequency	Actual Test Date	Next Test Date	Effective ?	Control Owner	IBM/ GAP

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit O	Gap/IBM Confidential and Proprietary Information	Page 3

Business Unit/Location	Process	Control	Frequency	Actual Test Date	Next Test Date	Effective ?	Control Owner	IBM/ GAP

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit O	Gap/IBM Confidential and Proprietary Information	Page 4

Business Unit/Location	Process	Control	Frequency	Actual Test Date	Next Test Date	Effective ?	Control Owner	IBM/ GAP

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit O	Gap/IBM Confidential and Proprietary Information	Page 5

Business Unit/Location	Process	Control	Frequency	Actual Test Date	Next Test Date	Effective ?	Control Owner	IBM/ GAP

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit O	Gap/IBM Confidential and Proprietary Information	Page 6

Business Unit/Location	Process	Control	Frequency	Actual Test Date	Next Test Date	Effective ?	Control Owner	IBM/ GAP

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*			*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit O	Gap/IBM Confidential and Proprietary Information	Page 7

Business Unit/Location	Process	Control	Frequency	Actual Test Date	Next Test Date	Effective ?	Control Owner	IBM/ GAP

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*			*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*			*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit O	Gap/IBM Confidential and Proprietary Information	Page 8

Business Unit/Location	Process	Control	Frequency	Actual Test Date	Next Test Date	Effective ?	Control Owner	IBM/ GAP

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

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*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit O	Gap/IBM Confidential and Proprietary Information	Page 9

Business Unit/Location	Process	Control	Frequency	Actual Test Date	Next Test Date	Effective ?	Control Owner	IBM/ GAP

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

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*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit O	Gap/IBM Confidential and Proprietary Information	Page 10

Business Unit/Location	Process	Control	Frequency	Actual Test Date	Next Test Date	Effective ?	Control Owner	IBM/ GAP

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit O	Gap/IBM Confidential and Proprietary Information	Page 11

Business Unit/Location	Process	Control	Frequency	Actual Test Date	Next Test Date	Effective ?	Control Owner	IBM/ GAP

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit O	Gap/IBM Confidential and Proprietary Information	Page 12

Business Unit/Location	Process	Control	Frequency	Actual Test Date	Next Test Date	Effective ?	Control Owner	IBM/ GAP

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit O	Gap/IBM Confidential and Proprietary Information	Page 13

Business Unit/Location	Process	Control	Frequency	Actual Test Date	Next Test Date	Effective ?	Control Owner	IBM/ GAP

*	*	*	*			*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit O	Gap/IBM Confidential and Proprietary Information	Page 14

Business Unit/Location	Process	Control	Frequency	Actual Test Date	Next Test Date	Effective ?	Control Owner	IBM/ GAP

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit O	Gap/IBM Confidential and Proprietary Information	Page 15

Business Unit/Location	Process	Control	Frequency	Actual Test Date	Next Test Date	Effective ?	Control Owner	IBM/ GAP

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit O	Gap/IBM Confidential and Proprietary Information	Page 16

Business Unit/Location	Process	Control	Frequency	Actual Test Date	Next Test Date	Effective ?	Control Owner	IBM/ GAP

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	*	*	*	*	*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit O	Gap/IBM Confidential and Proprietary Information	Page 17